EXECUTION COPY









                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1997



                       Mortgage Pass-Through Certificates

                                 Series 1997-S20

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I DEFINITIONS
         Section 1.01. Definitions.............................................3
                  Accretion Termination Date...................................3
                  Accrual Distribution Amount..................................3
                  Accrued Certificate Interest.................................3
                  Adjusted Mortgage Rate.......................................4
                  Advance......................................................4
                  Affiliate....................................................4
                  Agreement....................................................4
                  Amount Held for Future Distribution..........................4
                  Appraised Value..............................................4
                  Assignment...................................................4
                  Assignment Agreement.........................................5
                  Assignment of Proprietary Lease..............................5
                  Available Distribution Amount................................5
                  Bankruptcy Amount............................................5
                  Bankruptcy Code..............................................5
                  Bankruptcy Loss..............................................5
                  Book-Entry Certificate.......................................6
                  Business Day.................................................6
                  Buydown Funds................................................6
                  Buydown Mortgage Loan........................................6
                  Cash Liquidation.............................................6
                  Certificate..................................................6
                  Certificate Account..........................................6
                  Certificate Account Deposit Date.............................6
                  Certificateholder or Holder..................................6
                  Certificate Owner............................................7
                  Certificate Principal Balance................................7
                  Certificate Register and Certificate Registrar...............8
                  Class........................................................8
                  Class A Certificate..........................................8
                  Class A-11 Collection Shortfall..............................8
                  Class A-11 Principal Distribution Amount.....................8
                  Class B Certificate..........................................8
                  Class B Percentage...........................................8
                  Class B-1 Percentage.........................................8
                  Class B-1 Prepayment Distribution Trigger....................9
                  Class B-2 Percentage.........................................9
                  Class B-2 Prepayment Distribution Trigger....................9
                  Class B-3 Percentage.........................................9

                                                                            Page

                  Class B-3 Prepayment Distribution Trigger....................9
                  Class M Certificate..........................................9
                  Class M Percentage...........................................9
                  Class M-1 Percentage.........................................9
                  Class M-2 Percentage........................................10
                  Class M-2 Prepayment Distribution Trigger...................10
                  Class M-3 Percentage........................................10
                  Class M-3 Prepayment Distribution Trigger...................10
                  Class R Certificate.........................................10
                  Closing Date................................................10
                  Code .......................................................10
                  Compensating Interest.......................................10
                  Cooperative.................................................11
                  Cooperative Apartment.......................................11
                  Cooperative Lease...........................................11
                  Cooperative Loans...........................................11
                  Cooperative Stock...........................................11
                  Cooperative Stock Certificate...............................11
                  Corporate Trust Office......................................11
                  Credit Support Depletion Date...............................11
                  Curtailment.................................................11
                  Custodial Account...........................................11
                  Custodial Agreement.........................................12
                  Custodian...................................................12
                  Cut-off Date................................................12
                  Cut-off Date Principal Balance..............................12
                  Debt Service Reduction......................................12
                  Defaulted Mortgage Loss.....................................12
                  Deficient Valuation.........................................12
                  Definitive Certificate......................................12
                  Deleted Mortgage Loan.......................................12
                  Depository..................................................12
                  Depository Participant......................................12
                  Destroyed Mortgage Note.....................................13
                  Determination Date..........................................13
                  Discount Fraction...........................................13
                  Discount Mortgage Loan......................................13
                  Disqualified Organization...................................13
                  Distribution Date...........................................13
                  Due Date....................................................13
                  Due Period..................................................14
                  Eligible Account............................................14

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                                                                            Page

                  Eligible Funds..............................................14
                  Event of Default............................................14
                  Excess Bankruptcy Loss......................................14
                  Excess Fraud Loss...........................................14
                  Excess Special Hazard Loss..................................14
                  Excess Subordinate Principal Amount.........................15
                  Extraordinary Events........................................15
                  Extraordinary Losses........................................15
                  FDIC .......................................................16
                  FHLMC.......................................................16
                  Final Distribution Date.....................................16
                  Fitch.......................................................16
                  FNMA .......................................................16
                  Foreclosure Profits.........................................16
                  Fraud Loss Amount...........................................16
                  Fraud Losses................................................17
                  Independent.................................................17
                  Initial Certificate Principal Balance.......................17
                  Initial Notional Amount.....................................17
                  Initial Monthly Payment Fund................................17
                  Insurance Proceeds..........................................17
                  Insurer.....................................................17
                  Interest Accrual Period.....................................17
                  Late Collections............................................18
                  Liquidation Proceeds........................................18
                  Loan-to-Value Ratio.........................................18
                  Lockout Distribution Percentage.............................18
                  Maturity Date...............................................18
                  Modified Mortgage Loan......................................18
                  Modified Net Mortgage Rate..................................18
                  Monthly Payment.............................................18
                  Moody's.....................................................19
                  Mortgage....................................................19
                  Mortgage File...............................................19
                  Mortgage Loan Schedule......................................19
                  Mortgage Loans..............................................20
                  Mortgage Note...............................................20
                  Mortgage Rate...............................................20
                  Mortgaged Property..........................................20
                  Mortgagor...................................................20
                  Net Mortgage Rate...........................................20
                  Non-Discount Mortgage Loan..................................20

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                                                                            Page

                  Non-Primary Residence Loans.................................20
                  Non-United States Person....................................20
                  Nonrecoverable Advance......................................20
                  Nonsubserviced Mortgage Loan................................20
                  Notional Amount.............................................21
                  Opinion of Counsel..........................................21
                  Original Senior Percentage..................................21
                  Outstanding Mortgage Loan...................................21
                  Ownership Interest..........................................21
                  Pass-Through Rate...........................................21
                  Paying Agent................................................22
                  Percentage Interest.........................................22
                  Permitted Investments.......................................22
                  Permitted Transferee........................................23
                  Person......................................................23
                  Pool Stated Principal Balance...............................23
                  Pool Strip Rate.............................................24
                  Prepayment Assumption.......................................24
                  Prepayment Distribution Percentage..........................24
                  Prepayment Distribution Trigger.............................25
                  Prepayment Interest Shortfall...............................25
                  Prepayment Period...........................................25
                  Primary Insurance Policy....................................25
                  Principal Prepayment........................................25
                  Principal Prepayment in Full................................26
                  Program Guide...............................................26
                  Purchase Price..............................................26
                  Qualified Substitute Mortgage Loan..........................26
                  Rating Agency...............................................27
                  Realized Loss...............................................27
                  Record Date.................................................27
                  Regular Certificate.........................................27
                  REMIC.......................................................28
                  REMIC Administrator.........................................28
                  REMIC Provisions............................................28
                  REO Acquisition.............................................28
                  REO Disposition.............................................28
                  REO Imputed Interest........................................28
                  REO Proceeds................................................28
                  REO Property................................................28
                  Request for Release.........................................28
                  Required Insurance Policy...................................28

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                                                                            Page

                  Residential Funding.........................................29
                  Responsible Officer.........................................29
                  Schedule of Discount Fractions..............................29
                  Security Agreement..........................................29
                  Seller......................................................29
                  Seller's Agreement..........................................29
                  Senior Accelerated Distribution Percentage..................29
                  Senior Certificates.........................................30
                  Senior Interest Distribution Amount.........................30
                  Senior Percentage...........................................30
                  Senior Principal Distribution Amount........................30
                  Servicing Accounts..........................................31
                  Servicing Advances..........................................31
                  Servicing Fee...............................................31
                  Servicing Officer...........................................31
                  Servicing Modification......................................31
                  Special Hazard Amount.......................................31
                  Special Hazard Loss.........................................32
                  Standard & Poor's...........................................32
                  Stated Principal Balance....................................32
                  Subclass....................................................32
                  Subclass Notional Amount....................................33
                  Subordinate Percentage......................................33
                  Subordinate Principal Distribution Amount...................33
                  Subserviced Mortgage Loan...................................33
                  Subservicer.................................................33
                  Subservicer Advance.........................................33
                  Subservicing Account........................................34
                  Subservicing Agreement......................................34
                  Subservicing Fee............................................34
                  Tax Returns.................................................34
                  Transfer....................................................34
                  Transferee..................................................34
                  Transferor..................................................34
                  Uncertificated Accrued Interest.............................35
                  Uncertificated Notional Amount..............................35
                  Uncertificated Pass-Through Rate............................35
                  Uncertificated REMIC Regular Interest Pool Strip Rate.......35
                  Uncertificated REMIC Regular Interests......................35
                  Uncertificated REMIC Regular Interest Distribution Amount...35
                  Uniform Single Attestation Program for Mortgage Bankers.....35
                  Uninsured Cause.............................................35

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                                                                            Page

                  United States Person........................................35
                  Voting Rights...............................................36

ARTICLE II CONVEYANCE OF MORTGAGE LOANS;ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01. Conveyance of Mortgage Loans...........................37
         Section 2.02. Acceptance by Trustee..................................41
         Section 2.03. Representations, Warranties and Covenants of the
                       MasterServicer and the Company.........................43
         Section 2.04. Representations and Warranties of Sellers..............47
         Section 2.05. Execution and Authentication of Certificates...........49

ARTICLE III ADMINISTRATION AND SERVICINGOF MORTGAGE LOANS
         Section 3.01. Master Servicer to Act as Servicer.....................50
         Section 3.02. Subservicing Agreements Between Master Servicer and
                       Subservicers; Enforcement of Subservicers' and Sellers'
                       Obligations............................................51
         Section 3.03. Successor Subservicers.................................52
         Section 3.04. Liability of the Master Servicer......................52
         Section 3.05. No Contractual Relationship Between Subservicer and
                       Trustee or Certificateholders..........................53
         Section 3.06. Assumption or Termination of Subservicing Agreements by
                       Trustee................................................53
         Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits
                       to Custodial Account...................................53
         Section 3.08. Subservicing Accounts; Servicing Accounts..............56
         Section 3.09. Access to Certain Documentation and Information Regarding
                       the Mortgage Loans.....................................57
         Section 3.10. Permitted Withdrawals from the Custodial Account.......57
         Section 3.11. Maintenance of the Primary Insurance Policies;
                       Collections Thereunder.................................59
         Section 3.12. Maintenance of Fire Insurance and Omissions and
                       Fidelity Coverage......................................60
         Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and
                       Modification Agreements; Certain Assignments...........62
         Section 3.14. Realization Upon Defaulted Mortgage Loans..............64
         Section 3.15. Trustee to Cooperate; Release of Mortgage Files........66
         Section 3.16. Servicing and Other Compensation; Compensating
                       Interest...............................................67
         Section 3.17. Reports to the Trustee and the Company.................68
         Section 3.18. Annual Statement as to Compliance......................68
         Section 3.19. Annual Independent Public Accountants' Servicing
                       Report.................................................69
         Section 3.20. Rights of the Company in Respect of the Master
                       Servicer...............................................69
         Section 3.21. Administration of Buydown Funds........................70

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

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                                                                            Page

         Section 4.01. Certificate Account....................................71
         Section 4.02. Distributions..........................................71
         Section 4.03. Statements to Certificateholders.......................81
         Section 4.04. Distribution of Reports to the Trustee and the Company;
                       Advances by the Master Servicer........................83
         Section 4.05. Allocation of Realized Losses..........................84
         Section 4.06. Reports of Foreclosures and Abandonment of
                       Mortgaged Property.....................................86
         Section 4.07. Optional Purchase of Defaulted Mortgage Loans.........86
         Section 4.08. Distributions on the Uncertificated REMIC Regular
                       Interests..............................................87

ARTICLE V THE CERTIFICATES
         Section 5.01. The Certificates.......................................88
         Section 5.02. Registration of Transfer and Exchange of Certificates..90
         Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates......95
         Section 5.04. Persons Deemed Owners..................................95
         Section 5.05. Appointment of Paying Agent............................96
         Section 5.06. Optional Purchase of Certificates......................96

ARTICLE VI THE COMPANY AND THE MASTER SERVICER
         Section 6.01. Respective Liabilities of the Company and the
                       Master Servicer........................................98
         Section 6.02. Merger or Consolidation of the Company or the Master
                       Servicer; Assignment of Rights and Delegation of Duties
                       by Master Servicer.....................................98
         Section 6.03. Limitation on Liability of the Company, the Master
                       Servicer and Others....................................99
         Section 6.04. Company and Master Servicer Not to Resign.............100

ARTICLE VII DEFAULT
         Section 7.01. Events of Default.....................................101
         Section 7.02. Trustee or Company to Act; Appointment of Successor...103
         Section 7.03. Notification to Certificateholders....................104
         Section 7.04. Waiver of Events of Default...........................104

ARTICLE VIII CONCERNING THE TRUSTEE
         Section 8.01. Duties of Trustee.....................................105
         Section 8.02. Certain Matters Affecting the Trustee.................107
         Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.108
         Section 8.04. Trustee May Own Certificates..........................108
         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses;
                            Indemnification..................................109
         Section 8.06. Eligibility Requirements for Trustee..................110
         Section 8.07. Resignation and Removal of the Trustee................110

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                                                                            Page

         Section 8.08. Successor Trustee.....................................111
         Section 8.09. Merger or Consolidation of Trustee....................111
         Section 8.11. Appointment of Custodians.............................113
         Section 8.12. Appointment of Office or Agency.......................113

ARTICLE IX TERMINATION
         Section 9.01. Termination Upon Purchase by the Master Servicer or the
                       Company or Liquidation of All Mortgage Loans..........114
         Section 9.02. Additional Termination Requirements...................116

ARTICLE X REMIC PROVISIONS
         Section 10.01.REMIC Administration..................................118
         Section 10.02.Master Servicer, REMIC Administrator and Trustee
                       Indemnification.......................................121

ARTICLE XI [RESERVED]

ARTICLE XII MISCELLANEOUS PROVISIONS
         Section 12.01.Amendment.............................................124
         Section 12.02.Recordation of Agreement; Counterparts................126
         Section 12.03.Limitation on Rights of Certificateholders............127
         Section 12.04.Governing Law.........................................127
         Section 12.05.Notices...............................................128
         Section 12.06.Notices to Rating Agency..............................128
         Section 12.07.Severability of Provisions............................129
         Section 12.08.Supplemental Provisions for Resecuritization..........129

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                                    EXHIBITS

Exhibit A:        Form of Class A Certificate
Exhibit B:        Form of Class M Certificate
Exhibit C:        Form of Class B Certificate
Exhibit D:        Form of Class R Certificate
Exhibit E:        Form of Custodial Agreement
Exhibit F:        Mortgage Loan Schedule
Exhibit G:        Form of Seller/Servicer Contract
Exhibit H:        Forms of Request for Release
Exhibit I-1:      Form of Transfer Affidavit and Agreement
Exhibit I-2:      Form of Transferor Certificate
Exhibit J-1:      Form of Investor Representation Letter
Exhibit J-2:      Form of ERISA Representation Letter
Exhibit K:        Form of Transferor Representation Letter
Exhibit L:        Form of Rule 144A Investment Representation Letter
Exhibit M:        Text of Amendment to Pooling and Servicing Agreement Pursuant
                  to Section 12.01(e) for a Limited Guaranty
Exhibit N:        Form of Limited Guaranty
Exhibit O:        Form of Lender Certification for Assignment of Mortgage Loan
Exhibit P:        Schedule of Discount Fractions
Exhibit Q:        Form of Request for Exchange

         This is a Pooling and Servicing Agreement, dated as of December 1, 1997, among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (together with its permitted successors and assigns, the "Trustee"),

                             PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund (as defined herein), and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests will be "regular interests" in the Trust Fund, and the Class R Certificates will be the sole class of "residual interests" in the Trust Fund in each case for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-12 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests.

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates issued on the Closing Date comprising the interests in the Trust Fund created hereunder.




                                Aggregate Initial
                                  Certificate
                 Pass-Through       Principal                                            Maturity
  Designation        Rate           Balance                   Features                     Date               S&P         Fitch
  -----------       ------         ---------                  --------                    ------             -----        -----

Class A-1           7.00%         $  357,046,000.00                Senior               December 25, 2027        AAA          AAA
Class A-2           7.00%         $  150,500,000.00                Senior               December 25, 2027        AAA          AAA
Class A-3           7.00%         $   17,855,800.00                Senior               December 25, 2027        AAA          AAA
Class A-4           7.00%         $   67,390,110.00      Prepayment Lockout/Senior      December 25, 2027        AAA          AAA
Class A-5           7.00%         $    7,016,000.00      Accretion Directed/Senior      December 25, 2027        AAA          AAA
Class A-6           7.00%         $    4,398,000.00      Accretion Directed/Senior      December 25, 2027        AAA          AAA
Class A-7           7.00%         $   14,443,090.00      Accretion Directed/Senior      December 25, 2027        AAA          AAA
Class A-8           7.00%         $   12,340,000.00        Retail/Accrual/Senior        December 25, 2027        AAA          AAA
Class A-9           7.00%         $   24,767,000.00                Senior               December 25, 2027        AAA          AAA
Class A-10          7.00%         $   18,145,000.00                Senior               December 25, 2027        AAA          AAA
Class A-11          0.00%         $      663,801.43        Principal Only/Senior        December 25, 2027        AAAr         AAA
Class A-12         Variable       $            0.00       Variable Strip/Interest       December 25, 2027        AAAr         AAA
                                                                Only/Senior
Class R             7.00%         $          100.00           Residual/Senior           December 25, 2027        AAA          AAA
Class M-1           7.00%         $   12,329,000.00              Mezzanine              December 25, 2027        N/A          AA
Class M-2           7.00%         $    7,045,000.00              Mezzanine              December 25, 2027        N/A          A
Class M-3           7.00%         $    4,227,000.00              Mezzanine              December 25, 2027        N/A          BBB
Class B-1           7.00%         $    2,465,800.00             Subordinate             December 25, 2027        N/A          BB
Class B-2           7.00%         $    1,761,300.00             Subordinate             December 25, 2027        N/A          B
Class B-3           7.00%         $    2,113,517.20             Subordinate             December 25, 2027        N/A          N/A


         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $704,506,518.63. The Mortgage Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 30 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.      Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accretion Termination Date: With respect to the Class A-8 Certificates, the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balances of the Class A-5, Class A-6 and Class A-7 Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

     Accrual Distribution Amount: As defined in Section 4.02(a)(ii)(Y)(D).

     Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-11 and Class A-12 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to Class A-12 Certificates (other than any Subclass of the Class A-12 Certificates), interest during the related Interest Accrual Period at the related Pass-Through Rate on the related Notional Amount thereof. With respect to each Distribution Date, as to any Subclass of the Class A-12 Certificates issued pursuant to
Section 5.01(c), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjuste d to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed follo wing the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquenci es that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-12 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amo unts of Accrued Certificates Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "control led" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to
Section  2.02,  2.03 or 2.04 and Mortgage  Loan  substitutions  made pursuant to
Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

     Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of the Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreement: The Assignment and Assumption Agreement, dated December 30, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

     Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Custodial Account pursuant to Section 3.12(a) and (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

     Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $115,211 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cutoff Date, an amount equal to the excess, if any, of

(1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

          (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and

          (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Acc ount or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

     Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loa n. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

     Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

     Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

     Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Funding Mortgage Securiti es I, Inc., Mortgage Pass-Through Certificates, Series 1997-S20" and which must be an Eligible Account.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Class A Certificate (other than the Class A-12 Certificates) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus (ii) in the case of each Class A-8 Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof on each Distribution Date on or prior to the Accretion Termination Date pursuant to Section 4.02(d), minus (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to
Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of
(A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-12 Certificates (or any Subclass thereof) will have no Certificate Principal Balance.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-12 Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 or Class A-12 Certificates, each such Certificate (other than the Class A-12 Certificates) evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions and, in each case executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A each such Certificate (other than the Class A-12 Certificates) evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions. The Class A-12 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-12 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the Initial Holder of the Class A-12 Certificates.

     Class A-11 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

     Class A-11 Principal Distribution Amount: As defined in Section 4.02(b)(i).

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

     Class B Percentage: The Class B-1 Percentage, Class B-2 Percentage and Class B-3 Percentage.

     Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of whi ch is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.90%.

     Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of whi ch is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.55%.

     Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.30%.

     Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

     Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage and Class M-3 Percentage.

     Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of whi ch is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of whi ch is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the frac tion (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.50%.

     Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of whi ch is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equ al to 1.50%.

     Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Regi strar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the Trust Fund for purposes of the REMIC Provisions.

     Closing Date: December 30, 1997.

     Code: The Internal Revenue Code of 1986.

     Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

     Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or othe r ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1997-S20.

     Credit Support Depletion Date: The first Distribution Date on which the Senior Percentage equals 100%.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

     Custodian: A custodian appointed pursuant to a Custodial Agreement.

     Cut-off Date: December 1, 1997.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Defaulted Mortgage Loss: With respect to any Mortgage Loan, any loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, except that such loss shall not include any Special Hazard Loss, Fraud Loss, Bankruptcy Loss, Extraordinary Loss or other loss resulting from damage to the related Mortgaged Property.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgag ed Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificate: Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

     Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     Depository   Participant:   A  broker,  dealer,  bank  or  other  financial
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

     Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.00% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.00%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

     Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.00% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

     Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Cod e, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its acti vities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issu ance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

     Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

     Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chic ago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

     Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after redu ction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(E) hereof), (iii) the Class A-11 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

     Event of Default: As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

     Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in Section 4.02(b)(i)(E) hereof.

     Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

                         1. by any government or sovereign  power, de jure or de
                    facto, or by any authority maintaining or using military, naval or air forces; or

                         2. by military, naval or air forces; or

                         3. by an agent of any such government, power, authority
                    or forces;

                    (d)  any  weapon  of  war   employing   atomic   fission  or
         radioactive force whether in time of peace or war; or

                    (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

     Fitch: Fitch IBCA, Inc. or its successor in interest.

     FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (Y) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loa ns as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

     The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

     Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Indirect Depository Participant: An institution that is not a Depository Participant but clears through or maintains a custodial relationship with Participants and has access to the Depository's clearing system.

     Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

     Initial Notional Amount: With respect to any Class A-12 Certificates, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-12 Certificates.

     Initial Monthly Payment Fund: As defined in Section 2.01(f).

     Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

     Interest Accrual Period: With respect to any Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Notwithstanding the foregoing, the distributions of interest on any Distribution Date and the calculation of Accrued Certificate Interest for all Classes of Certificates will reflect interest accrued, and receipts with respect thereto, on the Mortgage Loans for the preceding calendar month, as may be reduced in accordance with the definition of Accrued Certificate Interest.

     Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

     Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

     Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Lockout Distribution Percentage: The Lockout Distribution Percentage for any Distribution Date occurring prior to the Distribution Date in January 2003 will be 0%. The Lockout Distribution Percentage for any Distribution Date occurring after the first five years following the Delivery Date will be as follows: for any Distribution Date during the sixth year after the Delivery Date, 30%; for any Distribution Date during the seventh year after the Delivery Date, 40%; for any Distribution Date during the eighth year after the Delivery Date, 60%; for any Distribution Date during the ninth year after the Delivery Date, 80%; and for any Distribution Date thereafter, 100%.

     Maturity Date: The latest  possible  maturity date,  solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which (i) the Certificate Principal Balance of each Class of Certificates (other than the Class A-12 Certificates which have no Certificate Principal Balance) or (ii) an Uncertificated REMIC Regular Interest, representing a regular interest in the Trust Fund would be reduced to zero, which is December 25, 2027, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

     Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgag e Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

     Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization sche dule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any addition al documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number ("RFC LOAN #");

          (ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

          (iii) the maturity of the Mortgage Note ("MATURITY DATE");

          (iv) the Mortgage Rate ("ORIG RATE");

          (v) the Subservicer pass-through rate ("CURR NET");

          (vi) the Net Mortgage Rate ("NET MTG RT");

          (vii) the Pool Strip Rate ("SPREAD");

          (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

          (ix) the Cut-off Date Principal Balance ("PRINCIPAL BAL");

          (x) the Loan-to-Value Ratio at origination ("LTV");

          (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

          (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

          (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initi al Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, with out limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

     Mortgage  Note:   The  originally   executed  note  or  other  evidence  of
indebtedness evidencing the indebtedness of a Mortgag or under a Mortgage Loan, together with any modification thereto.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification ther eto other than a Servicing Modification.

     Mortgaged Property: The underlying real property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by nonowner occupied residences, on the Mortgage Loan Schedule.

     Non-United States Person: Any Person other than a United States Person.

     Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

     Notional Amount: As of any Distribution Date, with respect to the Class A-12 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests Pool Strip Rates represented by such Class A-12 Certificate immediately prior to such date.

     Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transfer ee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

     Original Senior Percentage: The fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Senior Certificates (other than the Class A-11 Certificates) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans), which is approximately 95.75% as of the Closing Date.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subj ect of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03 or 2.04.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-11 Certificates and Class A-12 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-12 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates. With respect to the Class A-12 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.5140% per annum. With respect to any Subclass of the Class A-12 Certificate and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holder of such Certificate (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-11 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

     Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

     Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount thereof (in the case of any Class A-12 Certificates) divided by the aggregate Initial Certificate Principal Balance or Initial Notional Amount, as applicable, of all of the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

     Permitted Investments: One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month fro m the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligati ons are at the time rated by each Rating Agency in its highest short-term rating available;

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization, any "electing large partnership" as defined in
Section 775(a) of the Code, or a Non-United States Person.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

     Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess, if any, of (a) the Net Mortgage Rate of such Mortgage Loan on the Cut-off Date over (b) 7.00% per annum (but not less than 0.00% per annum).

     Prepayment Assumption: A prepayment assumption of 250% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.20% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.20% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

     Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

               (i) For any Distribution Date prior to the Distribution Date in January 2003 (unless the Certificate Principal Bala nces of the Class A Certificates, other than the Class A-11 Certificates, have been reduced to zero), 0%.

               (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discusse d in clause (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificat es then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Cl ass B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

               (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section
          4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance the reof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
          Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursua nt to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

     Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.

     Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanie d by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

     Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

     Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal bala nce, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sect ions 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate for the Class A-12 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section
4.02 hereof.

     Rating Agency: Fitch and Standard & Poor's with respect to the Class A and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existenc e, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

     Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Dispositi on has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification: (i) to the extent constituting a reduction of the principal balance of such Mortgage Loan, the amount of such reduction; and (ii) to the extent constituting a reduction of the interest rate borne by the Mortgage Note, and with respect to each respective Monthly Payment (determined by taking into account such Servicing Modification) the interest portion of which was reduced by such Servicing Modification, including any Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received, the amount of such reduction of the interest portion thereof. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

     Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

     REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of com petent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrat or obligations under this Agreement.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

     REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

     REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

     REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upo n the related REO Disposition.

     REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

     Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

     Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

     Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Con tract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

     Senior   Accelerated   Distribution   Percentage:   With   respect  to  any
Distribution Date, the percentage indicated below:

                                                    Senior Accelerated
                   Distribution Date              Distribution Percentage

January 1998 through
December 2002...........................................   100%

January 2003 through
December 2003...........................................   Senior Percentage,
                                          plus 70% of the Subordinate Percentage

January 2004 through
December 2004...........................................   Senior Percentage,
                                          plus 60% of the Subordinate Percentage

January 2005 through
December 2005...........................................   Senior Percentage,
                                          plus 40% of the Subordinate Percentage

January 2006 through
December 2006...........................................   Senior Percentage,
                                          plus 20% of the Subordinate Percentage


January 2007 and
thereafter..............................................   Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occ ur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring duri ng the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for any Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-11 Certificates) to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

     Senior Certificates: Any one of the Class A Certificates or Class R Certificates.

     Senior Interest Distribution Amount: As defined in Section 4.02(a)(i).

     Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Certificate Principal Balance of the Class A-11 Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans or related REO Properties (other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date.

     Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribut ion Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligati ons under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

     Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

     Servicing Modification: Any reduction of the interest rate or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

     Special Hazard Amount: As of any Distribution Date, an amount equal to $7,045,065 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 44.6% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

     The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with resp ect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as reco veries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

     Subclass: With respect to the Class A-12 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-12 Certificates pursuant to Section 5.01(c).

     Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of the Class A-12 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REM IC Regular Interest Pool Strip Rates represented by such Subclass immediately prior to such date.

     Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal
Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

     Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

     Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

     Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

     Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investm ent Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Inter est in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

                    (i)     the Mortgage Loans and the related Mortgage Files,

                    (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

                    (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, and

                    (iv) the hazard insurance policies and Primary Insurance Policies, if any, and certain proceeds thereof.

     Uncertificated Accrued Interest: With respect to each Distribution Date, as to each Uncertificated REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest was equal to the related Uncertificated Pass- Through Rate and the notional amount of such uncertificated interest was equal to the related Uncertificated Notional Amount; provided, that any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-12 Certificateholders pursuant to Sections 4.02(a) and 4.05 hereof shall be allocated to the Uncertificated REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated Notional Amount and such Distribution Date.

     Uncertificated Notional Amount: With respect to each Uncertificated REMIC Regular Interest, the aggregate Stated Principal Balance of the related Non-Discount Mortgage Loan.

     Uncertificated Pass-Through Rate: With respect to each Uncertificated REMIC Regular Interest, the related Uncertificate d REMIC Regular Interest Pool Strip Rate.

     Uncertificated REMIC Regular Interest Pool Strip Rate: With respect to each Uncertificated REMIC Regular Interest, the Pool Strip Rate for the related Mortgage Loan.

     Uncertificated REMIC Regular Interests: The 2,618 uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a particular Mortgage Loan, each having no principal balance, and each bearing interest at the respective Uncertificated Pass-Through Rate on the Uncertificated Notional Amount.

     Uncertificated REMIC Regular Interest Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interest for such Distribution Date pursuant to
Section 4.08(a).

     Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

     Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

     United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States Income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30(E) of the Code.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-12 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and 1% of all Voting Rights shall be allocated among the Holders of the Class A-12 Certificates (and any Subclass thereof); and 1% of all Voting Rights shall be allocated among Holders of the Class R Certificates allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.      Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                         (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                        (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                       (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                        (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                         (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

and (II) with respect to each Cooperative Loan so assigned:

                         (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                        (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                       (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in bla nk;

                        (iv)  The   original   recognition   agreement   by  the
         Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                         (v)      The Security Agreement;

                        (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                       (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                      (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignme nt of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                        (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                         (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section 2.01(b)(I)(iv) and (v) and Section 2.01(b)(II)(ii), (iv), (vii), (ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of
(i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(I)(iv) and (v) and Section 2.01(b)(II)(ii), (iv),
(vii), (ix) and (x) (or copies thereof as permitt ed by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording offic e) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caus ed by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreeme nt as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

         Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and 2.01(b)(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section
2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction  to  perfect  the  Trustee's  security  interest  in or lien on the
Mortgage Loans as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

         (f) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $958,352 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in January 1998, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in January 1998. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Sell er and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of
Section 1.860G-2(h) of the Treasury Regulations.

         Section 2.02.      Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solel y upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(I)(i) through (iii) above (except that for purposes of such acknowledgment only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                         (i)  The  Master   Servicer  is  a   corporation   duly
         organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                        (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                       (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance wit h the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                        (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                         (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                        (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                       (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                      (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and eac h designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                         (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                        (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                       (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Pay ments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

                        (iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Pro perty with a Loan-to-Value Ratio at origination in excess of 80.00%, except with respect to two
         Mortgage Loans representing 0.08% of the Mortgage Pool which had Loan-to-Value Ratios of 81%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 30% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (b) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (c) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                         (v) The issuers of the Primary  Insurance  Policies are
         insurance  companies  whose   claims-paying   abilities  are  currently
         acceptable to each Rating Agency;

                        (vi) No more than 0.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties loc ated in any one zip code area outside California. Three Mortgage Loans, representing approximately 0.1% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, are Cooperative Loans;

                       (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood haz ard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                      (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                        (ix) Eight of the Mortgage Loans were underwritten under a reduced loan documentation program requiring no income verification and no asset verification;

                         (x) Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

                        (xi) Approximately 0.04% of the Mortgage Loans wer Buydown Mortgage Loans;

                       (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Co de and Treasury Regulations
         Section 1.860G-2(a)(1);

                      (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                       (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                        (xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan progra m (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either
         (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortg age Loan generally meets the Company's underwriting guidelines;

                       (xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twe lve 30-day months; and

                      (xvii) None of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04.      Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the part y discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that, in the case of a breach under the Assignment Agreement, Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified
Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgag e Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.      Execution and Authentication of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.



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



                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01.      Master Servicer to Act as Servicer.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as prov ided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgag e Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts rece ived by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers'and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto


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



or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.      Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the term s and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04.      Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loa ns involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

         Section 3.06.     Assumption or Termination of Subservicing Agreements
                            by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.



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



         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                         (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connec tion with an REO Property for which an REO Disposition has occurred;

                        (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds receiv ed in connection with an REO Property for which an REO Disposition has occurred;

                       (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                        (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                         (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21; and

                        (vi)  All  amounts   transferred  from  the  Certificate
         Account to the Custodial Account in accordance with Section 4.02(a).



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



The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.      Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subserv icing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the

Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is inte nded is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.


         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.      Permitted Withdrawals from the Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                        (i) to make deposits into the Certificate Account in for the amounts and in the manner provided in Section 4.01;

                        (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                       (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                        (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                         (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                        (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                       (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to
         Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to
         Section 4.02(a)(iii);

                      (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                        (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                         (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to
         Section 3.07.

         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to the Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and the Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

         Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

               (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

               (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (a) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (b) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the

Startup Day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.      Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within three full


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



years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         Section 3.15.      Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial


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



Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

         (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate


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



or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.  Servicing and Other Compensation; Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17.      Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18.      Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.  Annual Independent Public Accountants' Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public


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



Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.20.  Rights of the Company in Respect of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.      Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.      Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.      Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than


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



any Subclass of the Class A-12 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-12 Certificates, shall be equal to the amount (if any) distributed pursuant to
Section 4.02(a)(i) below to the initial Holder of the Class A-12 Certificate or to each Holder of a Subclass thereof, as applicable) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

          (i) to the Class A Certificateholders (other than the Class A-11 Certificateholders) and Class R Certificateholders on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-12 Certificates), as applicable, for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a) (the "Senior Interest Distribution Amount");

          (ii) (X) to the Class A-11 Certificateholders, the Class A-11 Principal Distribution Amount; and

          (Y) to the Class A Certificateholders (other than Class A-11 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through (v) and Sections4.02(c) and (d), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

          (A) the Senior Percentage for such Distribution Date times the sum of the following:

                         (1) the principal  portion of each Monthly  Payment due
                    during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                         (2) the Stated  Principal  Balance of any Mortgage Loan
                    repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount

                    Fraction of such Stated Principal Balance or short- fall with respect to a Discount Mortgage Loan); and

                         (3) the  principal  portion  of all  other  unscheduled
                    collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
                    3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to a Discount Mortgage Loan);

          (B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of
               (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior
               Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
               Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section 4.02(b)(i)(C));

          (C)  the  Senior   Accelerated   Distribution   Percentage   for  such
               Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

          (D) if such Distribution Date is on or prior to the Accretion Termination Date, the Accrued Certificate Interest on the Class A-8 Certificates, to the extent added to the Certificate Principal Balance of such Certificate on such Distribution Date in accordance with Section 4.02(d) (the "Accrual Distribution Amount");

          (E) any Excess Subordinate Principal Amount for such Distribution Date; and

          (F)  any amounts described in subsection (ii)(Y),  clauses (A) through
               (D) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (F) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

          (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

          (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (v) to the Holders of the Class M-1  Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

          (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (vii) to the Holders of the Class M-2 Certificates, an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and
     (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

          (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate

     Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (ix) to the Holders of the Class M-3 Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

          (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xi) to the Holders of the Class B-1 Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

          (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

          (xiv) to the Holders of the Class B-3 Certificates, an amount equal to
     (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates to the extent the amounts available pursuant to clause (x) of Section 4.02(a)(xv) are insufficient therefor;

          (xv) to the Holders of the Class B-3 Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-11 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

          (xvi) to the Class A Certificateholders and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

          (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates (other than the Class A-12 Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

          (i) first, to the Class A-11 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-11 Principal Distribution Amount") equal to the aggregate of:

               (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

               (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

               (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and
          (2) the aggregate amount of the collections on such Discount Mortgage Loan to the extent applied as recoveries of principal;

               (D)  any  amounts   allocable  to  principal   for  any  previous
          Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

               (E) the amount of any Class A-11 Collection Shortfalls for such Distribution Date and the amount of any Class A-11 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

          (ii) from the Senior Principal Distribution Amount, an amount equal to the Accrual Distribution Amount shall be distributed as follows: first, to the Class A-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class A-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero and third, to the Class A-7 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

          (iii) the balance of the Senior Principal Distribution Amount, if any, remaining after the distributions described in clause 4.02(b)(ii) above shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (iv) from the balance of the Senior Principal Distribution Amount, if any, remaining after the distribution, if any, described in clauses 4.02(b)(ii) and (iii) above, shall be distributed to the Class A-4 Certificates in reduction of the Certificate Principal Balance thereof, up to an amount equal to the sum of the following:

                            (X) the  Class  A-4  Certificates'  pro  rata  share
                    (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-11 Certificates) of the aggregate of the collections described in clauses 4.02(a)(ii)(Y)(A), (B) and (F) (other than any amounts relating to clauses (C), (D) and (E) included in clause (F)) without application of the Senior Percentage or the Senior Accelerated Distribution Percentage; and

                            (Y) the Lockout Distribution Percentage of the Class
                    A-4 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-11 Certificates)) of the collections described in clause 4.02(a)(ii)(Y)(C) without application of the Senior
                    Accelerated Distribution Percentage;

     provided  that  if the  aggregate  of the  amounts  set  forth  in  clauses
     4.02(a)(ii)(Y)(A), (B), (C) and (F) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-4 Certificates pursuant to this clause (iv) shall be reduced by an amount equal to the Class A-4 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates (other than the Class A-11 Certificates)) of such difference;

          (v) the balance, if any, of the Senior Principal Distribution Amount remaining after the distributions described in clauses 4.02(b)(ii) through
     (iv) above shall be distributed as follows:

                    (A) first,  concurrently,  (i) 65.68817993225% of the amount distributable under this clause (v)(A) to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and (ii) 34.31182006775% of the amount distributable under this clause (v)(A) first, to the Class A-2 Certificates, second, to the Class A-3 Certificates and third, to the Class A-10 Certificates, in each case until such Certificate Principal Balance thereof has been reduced to zero;

                    (B) second,  concurrently,  (i)  39.33511943%  of the amount distributable under this clause (v)(B) to the Class A-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and (ii) 60.66488057% of the amount distributable under this clause (v)(B) first, to the Class A-5
               Certificates, second, to the Class A-6 Certificates, third, to the Class

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



               A-7 Certificates and fourth, to the Class A-8 Certificates, in each case until such Certificate Principal Balance thereof has been reduced to zero; and

                    (C)  third,  to  the  Class  A-4  Certificates,   until  the
               Certificate Principal Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class A-11 Certificates) will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-11 Certificates and the Senior Principal Distribution Amount will be distributed to all Classes of Senior Certificates (other than the Class A-11 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

         (d) On each Distribution Date prior to the Accretion Termination Date, an amount equal to the Accrued Certificate Interest that would otherwise be distributed on the Class A-8 Certificates shall be added to the Certificate Principal Balance of such Certificates; provided that if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Class A-8 Certificates for such Distribution Date will be paid to the Holders of the Class A-8 Certificates. On and after the Accretion Termination Date, the entire amount of Accrued Certificate Interest on the Class A-8 Certificates for such Distribution Date shall be payable to the Holders of the Class A-8 Certificates to the extent not required to fully retire the Class A-5, Class A-6 and Class A-7 Certificates on the Accretion Termination Date. Any such Accrued Certificate Interest on the Class A-8 Certificates that is required to be paid to the Holders of the Class A-5, Class A-6 and Class A-7 Certificates on the Accretion Termination Date will be added to the Certificate Principal Balance of the Class A-8 Certificates in the manner described in the first sentence of this Section 4.02(d).

         (e) After reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-11 Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-11 Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-11, Class M and Class B Certificates.

         (f) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related  Seller  pursuant  to the  applicable  Seller's  Agreement),  the Master
Servicer shall distribute such amounts to the Class or Classes to which such Realized Loss was allocated, if applicable (with the amounts to be distributed  allocated  among  such  Classes  in the  same  proportions  as such
Realized   Loss  was   allocated),   and   within   each   such   Class  to  the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 12.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-12 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-12 Certificates, to the Class A-12 Certificates or any Subclass thereof to which the related Realized Loss (or portion thereof) was previously allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.      Statements to Certificateholders.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

               (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

               (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

               (iv) the amount of any Advance by the Master Servicer pursuant to
          Section 4.04;

               (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

               (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

               (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

               (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

               (ix) the number, aggregate principal balance and book value of any REO Properties;

               (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

               (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

               (xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate on the Class A-12 Certificates and each Subclass, if any, thereof;

               (xiii) the occurrence of the Credit Support Depletion Date and the Accretion Termination Date;

               (xiv) the Senior Accelerated Distribution Percentage applicable to such distribution;

               (xv) the Senior Percentage and Lockout Distribution Percentage for such Distribution Date;

               (xvi)  the   aggregate   amount  of  Realized   Losses  for  such
          Distribution Date;

               (xvii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

               (xviii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

               (xix) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

               (xx) each Notional Amount; and

               (xxi) the Accrual Distribution Amount.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be

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forwarded,  to each  Person  who at any time  during the  calendar  year was the
Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section 4.04. Distribution of Reports to the Trustee and the Company; Advancesby the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the


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related Due Date,  which  Monthly  Payments  were  delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.


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



         Section 4.05.      Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation, REO Disposition or Servicing Modification (to the extent constituting a reduction of the principal balance of the Mortgage Loan) that occurred during the related Prepayment Period or in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-11 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-11 Certificates), Class R Certificates and, in respect of the interest portion of such Realized Losses, on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-11 Certificates), Class M, Class B and Class R Certificates, and, in respect of the interest portion of such Realized Losses, on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-11 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-11 Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class

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



B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued
Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests (other than the Class A-12 Certificates) evidenced thereby. All Realized Losses and all other losses allocated to the Class A-12 Certificates hereunder will be allocated to the Class A-12 Certificates and, if any Subclasses thereof have been issued pursuant to Section 5.01(c), such Realized Losses and other losses shall be allocated among the Subclasses of such Class in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

         Section 4.07.      Optional Purchase of Defaulted Mortgage Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, the Trustee or the Trust Fund whereupon the Master Servicer shall succeed to all of the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms


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



hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section 4.08. Distributions on the Uncertificated REMIC Regular Interests.

     (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests, Uncertificated Accrued Interest on the Uncertificated REMIC Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

     (b) In determining from time to time the Uncertificated REMIC Regular Interest Distribution Amounts, Realized Losses allocated to the Class A-12 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

     (c) On each Distribution Date, the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Sections 4.02(a), to the Class A-12 Certificates, the amounts distributable thereon from the Uncertificated REMIC Regular Interest Distribution Amounts deemed to have been received by the Trustee from the Trust Fund under this Section 4.08. The amount deemed distributable hereunder with respect to the Class A-12 Certificates shall equal 100% of the amounts payable with respect to the Uncertificated REMIC Regular Interests.

     (d) Notwithstanding the deemed distributions on the Uncertificated REMIC Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.


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



                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01.      The Certificates.

         (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company and in the case of any Certificates issued on the Closing Date, upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7, Class A-9, Class A-10, Class A-11 and Class M-1 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 (in the case of the Class A-11 and Class M-1 Certificates, $1,000) in excess thereof. The Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1,000 in excess thereof), except that one Certificate of the Class A-11, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                           Class A-11                $      25,801.43
                           Class B-1                 $     250,800.00
                           Class B-2                 $     250,300.00
                           Class B-3                 $     250,517.20

         The Class A-8 Certificates shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class A-12 Certificates and Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest (except as provided in Section 5.01(c) with respect to the Class A-12 Certificates); provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of the Class A-12 Certificates shall be issuable in minimum denominations of not less than a 100% Percentage Interest, except as provided in Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive


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



evidence,   and  the  only  evidence,   that  such  Certificate  has  been  duly
authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates, other than the Class A-11 and Class A-12 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-11 Certificates and Class A-12 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall

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



be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time, Residential Funding, as the initial Holder of the Class A-12 Certificates may exchange such Holder's Class A-12 Certificates for Subclasses of Class A-12 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-12 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-12-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with
Section 5.01(a). Every Certificate presented or surrendered for transfer or exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-12 Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

         Section 5.02.    Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class A-11, Class A-12, Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which


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



the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except as provided in Section 5.02(e), in the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and


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



the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J (with respect to any Class M Certificate or any Class B Certificate) or with a certification to the effect set forth in paragraph fourteen of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the


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



          Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                       (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

                      (iii) (A) If any Disqualified  Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R
         Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulation Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.


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




               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                       (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

                        (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                         (A) written notification from each Rating Agency to the
                    effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                         (B) subject to Section  10.01(f),  a certificate of the
                    Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such


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



                    modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.     Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).



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



         Section 5.05.     Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

         Section 5.06.     Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the sum of the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

               (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such
          Certificates   at  the  office  or  agency  of  the  Trustee   therein
          designated,

               (ii) the purchase price therefor, if known, and

               (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate
Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

         Section 6.01. Respective Liabilities of the Company and the Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.


         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an


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



assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.


         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and


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costs shall be allocated in  reduction  of the Accrued  Certificate  Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.     Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01.     Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                       (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                      (iii)  a  decree   or  order  of  a  court  or  agency  or
         supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                       (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or



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                        (v) the  Master  Servicer  shall  admit in  writing  its
         inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                       (vi)  the  Master   Servicer  shall  notify  the  Trustee
         pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which


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arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.     Trustee or Company to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.



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         Section 7.03.     Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.     Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 12.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.     Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                        (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,


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



         upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                       (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                      (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                       (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                        (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.



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         Section 8.02.     Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                        (i) The  Trustee  may rely and  shall  be  protected  in
         acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                       (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                      (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                       (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                        (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;


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




                       (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                      (vii)  To the  extent  authorized  under  the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

         Section 8.03.    Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.     Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.



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         Section 8.05.     Master Servicer to Pay Trustee's Fees and Expenses;
                           Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

               (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

               (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.



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         Section 8.06.     Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section 8.07.     Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating


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Agency written  confirmation  that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.     Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09.     Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall


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be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10      Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


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         (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11      Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 12.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12      Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 12.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                   ARTICLE IX

                                   TERMINATION

         Section 9.01.    Termination Upon Purchase by the Master Servicer or
                           the Company or Liquidation of All Mortgage Loans.


         (a) Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                        (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                       (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan), as reduced by any Servicing Modification that constituted an interest rate reduction to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
         P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the


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



purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                         (i) the anticipated Final  Distribution Date upon which
                    final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                         (ii) the  amount of any such final  payment,  if known,
                    and

                         (iii) that the Record Date otherwise applicable to such
                    Distribution Date is not applicable, and in the case of the Class A Certificates, Class M Certificates, Class B Certificates and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class M, Class B and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each
Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the


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repurchase  price  specified in clause (ii) of  subsection  (a) of this Section)
over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Section 9.02.     Additional Termination Requirements.

         (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund, as the case may be, to comply with the requirements of this
Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                        (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section
         1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under Section 860F of the Code and regulations thereunder;

                       (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final


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



          payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                      (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01.    REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A Certificates (other than the Class A-12 Certificates), Class M Certificates, Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Trust Fund other than the regular interests and the interests represented by the Class R Certificates, respectively.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as "the tax matters person" with respect to the Trust Fund in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as a REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year, by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

                  (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the Trust Fund hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or


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liability  arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information, within their respective control, as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the Trust Fund created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as


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applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the Trust Fund unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.



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                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the Trust Fund is December 25, 2027, which is the Distribution Date one month immediately following the latest scheduled maturity of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the Trust Fund after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02.    Master Servicer, REMIC Administrator and Trustee
                                                     Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's


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execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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                                   ARTICLE XI

                                   [RESERVED]


                                       101

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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01.    Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

               (i) to cure any ambiguity,

               (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

               (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

               (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

               (v) to  modify,  eliminate  or add to the  provisions  of Section
          5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the Trust Fund, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or


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




               (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this agreement or otherwise; provided however, such consent shall not be unreasonably withheld.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the

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Trustee for the benefit of the Class B Certificateholders,  but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulation Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A
Certificateholders,    the   Class   R    Certificateholders,    the   Class   M
Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 12.02.    Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as hereinprovided and for other purposes, this Agreement may be executed simultaneously in any

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number  of  counterparts,  each of which  counterparts  shall be deemed to be an
original,   and  such  counterparts  shall  constitute  but  one  and  the  same instrument.

         Section 12.03.    Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.04.    Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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         Section 12.05.    Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention: President or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1997-S20 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004 or such other address as may hereafter be furnished to the Company, Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 12.06.    Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

               (a) a material change or amendment to this Agreement,

               (b) the occurrence of an Event of Default,

               (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

               (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

               (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

               (f) the statements  required to be delivered pursuant to Sections
          3.18 and 3.19,

               (g) a change in the location of the Custodial Account or the Certificate Account,

               (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

               (i) the occurrence of the Final Distribution Date, and

               (j) the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 12.07.    Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.08.    Supplemental Provisions for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                           RESIDENTIAL FUNDING MORTGAGE
                                           SECURITIES I, INC.

[Seal]
                                           By:
                                           Name: Randy Van Zee
                                           Title:   Vice President

Attest:
Name:
Title: Director


                                           RESIDENTIAL FUNDING CORPORATION

[Seal]
                                           By:
                                           Name: Timothy A. Kruse
                                           Title:   Associate

Attest:
Name:
Title: Vice President


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee

[Seal]
                                           By:
                                           Name:
                                           Title:


Attest:
             Name:
             Title:

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           Notary Public

[Notarial Seal]




STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared Timothy A. Kruse, known to me to be an Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           Notary Public

[Notarial Seal]

STATE OF                              )
                                      ) ss.:
COUNTY OF                           )


                  On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared _________________, known to me to be an Vice President of The First National Bank of Chicago, a national banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           Notary Public

[Notarial Seal]

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1997.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 250% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. __                         [_____%] [Adjustable][Variable]
                                           Pass-Through Rate
Class A-__ Senior

Date of Pooling and Servicing              Percentage Interest: ____%
Agreement and Cut-off Date:
December 1, 1997

First Distribution Date:                   Aggregate Initial [Certificate
January 26, 1998                           Principal Balance] [Notional Amount]
                                           of the Class A-__ Certificates:
                                            $------------

Master Servicer:                           Initial [Certificate Principal
Residential Funding Corporation            Balance] [Notional Amount] of this
                                           Certificate:
  $------------

Assumed Final                              CUSIP _________
Distribution Date:
December 25, 2027


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1997-S20

evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance] [Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance] [Notional Amount] of all Class A-___ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of [interest and] [principal], if any, required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New
York. The Initial [Certificate Principal Balance] [Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance] [Notional Amount] hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master

Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: December 30, 1997            THE FIRST NATIONAL BANK OF CHICAGO, as
                                     Trustee


                                                                    By:
                                                     Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  A-__   Certificates   referred   to  in  the
within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Certificate Registrar


                                           By:
                                           Authorized Signatory

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





                                           Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________ for the account of_______________________________________ account number_______________________, or, if mailed by check, to______________________________. Applicable statements should be mailed to__________________________________________.

     This information is provided by _____________________________, the assignee named above, or _______________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES[,] [AND] [CLASS R CERTIFICATES] [,] [AND CLASS M-1 CERTIFICATES] [,] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 250% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______________OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $______________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT

A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. ___                  ____% Pass-Through Rate

Class M-    Mezzanine               Aggregate Certificate
                                    Principal Balance
                                     of the Class M Certificates:
Date of Pooling and Servicing       $_______________
Agreement and Cut-off Date:
December 1, 1997                    Initial Certificate Principal
                                    Balance of this Certificate:
First Distribution Date:            $_______________
January 26, 1998
                                    CUSIP: ____________
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
December 25, 2027


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 Series 1997-S20

evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 1997                   THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee


                                           By:
                                           Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  M-__   Certificates   referred   to  in  the
within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Certificate Registrar


                                           By:
                                           Authorized Signatory

                                   ASSIGNMENT


              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________ for the account of_______________________________________ account number_______________________, or, if mailed by check, to______________________________. Applicable statements should be mailed to__________________________________________.

     This information is provided by _____________________________, the assignee named above, or _______________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, CLASS R CERTIFICATES [,] [AND] [CLASS M CERTIFICATES] [,] [AND] [CLASS B-1 CERTIFICATES] [AND] [CLASS B-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 250% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. __                          ____ % Pass-Through Rate

Class B-__ Subordinate                     Aggregate Certificate
                                           Principal Balance
                                           of the Class B-__
                                           Certificates as of
Date of Pooling and Servicing              the Cut-off Date:
Agreement and Cut-off Date:                $_______________
December 1, 1997
                                           Initial Certificate Principal
                                           Balance of this Certificate:
First Distribution Date:                   $_______________
January 26, 1998

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
December 25, 2027

                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 Series 1997-S20

evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Funding Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the

Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue

Code (the  "Code")  and  stating,  among  other  things,  that the  transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited
Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 1997                   THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee


                                           By:
                                           Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  B-__   Certificates   referred   to  in  the
within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Certificate Registrar


                                           By:
                                           Authorized Signatory

                                   ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________ for the account of_______________________________________ account number_______________________, or, if mailed by check, to______________________________. Applicable statements should be mailed to__________________________________________.

     This information is provided by _____________________________, the assignee named above, or _______________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

     SOLELY  FOR  U.S.  FEDERAL  INCOME  TAX  PURPOSES,  THIS  CERTIFICATE  IS A
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO

LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. ___                        ____% Pass-Through Rate

Class R Senior                           Aggregate Initial Certificate Principal
                                         Balance of the Class R Certificates:
                                           $100.00

Date of Pooling and Servicing              Percentage Interest: ______%
Agreement and Cut-off Date:
December 1, 1997

First Distribution Date:                   Initial Certificate Principal
January 26, 1998                           Balance of this Certificate:
                                                     $---------------

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:           CUSIP ____________
December 25, 2027


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-S20

evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to a Trust Fund, consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and

Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 1997                   THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee


                                           By:
                                           Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Certificate Registrar


                                           By:
                                           Authorized Signatory

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________ for the account of_______________________________________ account number_______________________, or, if mailed by check, to______________________________. Applicable statements should be mailed to__________________________________________.

     This information is provided by _____________________________, the assignee named above, or _______________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of December 1, 1997, by and among THE FIRST NATIONAL BANK OF CHICAGO, as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of December 1, 1997, relating to the issuance of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1997-S20 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage
                               Files.

     The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments.

     If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the

Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

     Section 2.4.  Notification of Breaches of  Representations  and Warranties.

     Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section  2.5.  Custodian  to  Cooperate;  Release of  Mortgage
                                 Files.

     Upon the  repurchase  or  substitution  of any  Mortgage  Loan  pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section  2.6.  Assumption  Agreements.

     In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee.

     With  respect  to  each  Mortgage  Note,   Mortgage  and  other   documents
constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2.  Indemnification.

     The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section  3.3.  Custodian  May  Own  Certificates.

     The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section  3.5.   Custodian  May  Resign;   Trustee  May  Remove
                                  Custodian.

     The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6. Merger or Consolidation of Custodian.

     Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7.  Representations of the Custodian.

     The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section  4.1.  Notices.

     All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2.  Amendments.

     No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  SECTION 4.3.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.4. Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   THE FIRST NATIONAL BANK OF
                                           CHICAGO, as Trustee

One North State Street
Chicago, Illinois 60602

Attention: Residential Funding
Corporation, Series 1997-S20
                                           By:
                                           Name:
                                           Title:  Vice President


Address:                                   RESIDENTIAL FUNDING MORTGAGE
                                           SECURITIES I, INC., as Company
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
                                           By:
                                           Name:
                                           Title:  Vice President


Address:                                   RESIDENTIAL FUNDING
                                           CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437
                                           By:
                                           Name:
                                           Title:  Director


Address:                                   NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION, as Custodian
401 Second Avenue South
Minneapolis, Minnesota  55479

                                           By:
                                           Name:
                                           Title:  Trust Officer

STATE OF ILLINOIS          )
                                            ) ss.:
COUNTY OF ______________   )


                  On the _____ day of December, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a Vice President of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                           Notary Public


[SEAL]

STATE OF MINNESOTA         )
                                    ) ss.:
COUNTY OF HENNEPIN         )


                  On the _____ day of December, 1997, before me, a notary public in and for said State, personally appeared __________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                           Notary Public


[SEAL]

STATE OF MINNESOTA         )
                                    ) ss.:
COUNTY OF HENNEPIN         )


                  On the _____ day of December, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           Notary Public

[Notarial Seal]




STATE OF MINNESOTA                  )
                                            ) ss:
COUNTY OF HENNEPIN         )


                  On the _____ day of December, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                              December 30, 1997


The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding
Corporation, Series 1997-S20

          Re: Custodial Agreement, dated as of December 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S20

Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                           NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION



                                           By:
                                           Name:
                                           Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                                    ________________ ____, 1997



The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding
Corporation, Series 1997-S20

          Re: Custodial Agreement dated as of December 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S20


Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                           NORWEST BANK MINNESOTA,
                                           NATIONAL  ASSOCIATION



                                           By:
                                           Name:
                                           Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                         _____________ ___, 1997




The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding
Corporation, Series 1997-S20

          Re: Custodial Agreement dated as of December 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S20

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                   (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                 (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                   (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                   (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                 (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                   (v)     The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                 (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                   (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                           NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION


                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE
1

  RUN ON     : 12/19/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 13.36.45          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S20                               CUTOFF : 12/01/97
  POOL       : 0004276
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1501669          966/G01             F          185,200.00         ZZ
                                         360        182,945.31          1
    5840 WILLIAMSTOWN ROAD             8.250          1,391.35         80
                                       8.000          1,391.35      231,500.00
    DALLAS           TX   75230          1            05/30/96         00
    0459946984                           05           07/01/96          0
    UNKNOWN                              O            06/01/26
    0


    1513975          637/G01             F          144,900.00         ZZ
                                         360        143,736.24          2
    28-32 41ST STREET                  9.000          1,165.90         70
                                       8.750          1,165.90      207,000.00
    ASTORIA          NY   11103          1            09/25/96         00
    0430434050                           07           11/01/96          0
    9227224                              O            10/01/26
    0


    1520397          B23/G01             F          220,000.00         ZZ
                                         360        217,845.53          1
    6 BOLERO                           8.375          1,672.16         88
                                       8.125          1,672.16      250,000.00
    MISSION VIEJO    CA   92692          2            08/12/96         12
    0430012112                           03           10/01/96         25
    88001397                             O            09/01/26
    0


    1561009          920/G01             F          472,000.00         ZZ
                                         353        471,649.74          1
    3361 CORTESE DRIVE                 7.750          3,398.59         80
                                       7.500          3,398.59      590,000.00
    LOS ALAMITOS AR  CA   90720          4            10/30/97         00
    0430490615                           05           12/01/97          0
1


    974892                               O            04/01/27
    0


    1571879          E54/G01             F          160,000.00         ZZ
                                         360        159,892.65          1
    3721 WOODCREST DRIVE               8.000          1,174.02         67
                                       7.750          1,174.02      241,000.00
    COLLEYVILLE      TX   76034          1            10/21/97         00
    0430491480                           05           12/01/97          0
    221922                               O            11/01/27
    0


    1584005          891/G01             F           76,000.00         ZZ
                                         359         75,807.58          1
    ROUTE 1 BOX 5601                   8.375            578.02         80
                                       8.125            578.02       95,000.00
    SOLWAY           MN   56678          4            07/26/97         00
    0430389338                           05           09/01/97          0
    970422101                            O            07/01/27
    0


    1585720          003/G01             F          124,000.00         ZZ
                                         360        123,529.42          1
    3732 HAVENMIST COVE                8.375            942.49         80
                                       8.125            942.49      155,534.00
    SUWANEE          GA   30174          1            05/23/97         00
    0430431114                           05           07/01/97          0
    3779543                              O            06/01/27
    0


    1590745          920/G01             F          250,000.00         ZZ
                                         355        250,000.00          1
    18743 KAMSTRA AVENUE               7.875          1,819.02         80
                                       7.625          1,819.02      312,500.00
    CERRITOS         CA   90703          2            11/03/97         00
    0430491233                           05           01/01/98          0
    T974911                              O            07/01/27
    0


    1591801          B75/G01             F          106,000.00         ZZ
                                         360        105,674.33          4
    1116-1122 WEST 43RD STREET         8.500            815.05         46
                                       8.250            815.05      235,000.00
    LOS ANGELES      CA   90037          2            06/20/97         00
    0430303677                           05           08/01/97          0
    2955003                              O            07/01/27
    0


1


    1595057          144/144             F           90,000.00         ZZ
                                         360         90,000.00          1
    HUCKLEBERRY HILL                   8.000            660.39         55
    AKA HUCKLEBERRY LANE               7.750            660.39      165,000.00
    AQUEBOGUE        NY   11931          4            11/03/97         00
    160606053                            05           01/01/98          0
    160606053                            O            12/01/27
    0


    1597655          074/G01             F          430,000.00         T
                                         360        428,239.76          1
    10 SABRE CAY                       8.000          3,155.19         50
                                       7.750          3,155.19      865,000.00
    NAPLES           FL   34102          1            05/21/97         00
    0430315903                           03           07/01/97          0
    1114015930                           O            06/01/27
    0


    1599946          180/G01             F          650,000.00         ZZ
                                         360        648,715.74          1
    3206 WINTERGREEN TERRACE           8.125          4,826.24         67
                                       7.875          4,826.24      974,500.00
    GRAPEVINE        TX   76051          1            08/27/97         00
    0430484782                           05           10/01/97          0
    4690434                              O            09/01/27
    0


    1600652          E54/G01             F          219,000.00         ZZ
                                         360        219,000.00          1
    512 BRIDLEWOOD NORTH               8.000          1,606.94         73
                                       7.750          1,606.94      302,900.00
    COLLEYVILLE      TX   76034          4            11/19/97         00
    0430502211                           05           01/01/98          0
    1600652                              O            12/01/27
    0


    1603553          F27/G01             F          221,600.00         ZZ
                                         360        220,968.31          1
    7802 GILES STREET                  7.750          1,587.57         80
                                       7.500          1,587.57      277,000.00
    SPRINGFIELD      VA   22153          1            07/30/97         00
    0430523183                           05           09/01/97          0
    116279343                            O            08/01/27
    0


    1608630          E75/G01             F          220,000.00         ZZ
                                         360        219,852.38          1
    20 MALLARD DRIVE                   8.000          1,614.29         88
                                       7.750          1,614.29      250,000.00
1


    CENTER MORICHES  NY   11934          1            10/17/97         11
    0430489054                           05           12/01/97         25
    231192                               O            11/01/27
    0


    1608702          356/G01             F          440,000.00         ZZ
                                         360        439,697.19          1
    6010 ALISAL STREET                 7.875          3,190.31         80
                                       7.625          3,190.31      550,000.00
    PLEASANTON       CA   94566          2            10/23/97         00
    0430488205                           05           12/01/97          0
    2421261                              O            11/01/27
    0


    1610470          074/G01             F          293,600.00         ZZ
                                         360        292,804.06          4
    4129 EAST MENDEZ STREET            8.000          2,154.34         80
                                       7.750          2,154.34      367,000.00
    LONG BEACH       CA   90815          1            07/15/97         00
    0430364125                           05           09/01/97          0
    1595046096                           O            08/01/27
    0


    1610517          074/G01             F          248,000.00         ZZ
                                         360        246,751.09          1
    143 EAST JACKSON                   7.750          1,776.70         80
                                       7.500          1,776.70      310,000.00
    ELMHURST         IL   60126          1            07/14/97         00
    0430364596                           05           09/01/97          0
    1613025165                           O            08/01/27
    0


    1612224          147/G01             F          649,000.00         ZZ
                                         360        647,684.85          1
    340 PUEBLITO ROAD                  8.000          4,762.14         37
                                       7.750          4,762.14    1,785,000.00
    CORRALES         NM   87048          5            08/12/97         00
    0430381772                           05           10/01/97          0
    10018700                             O            09/01/27
    0


    1614950          624/G01             F          224,900.00         ZZ
                                         360        224,320.41          1
    917 GRETNA GREEN WAY               8.250          1,689.60         78
                                       8.000          1,689.60      290,000.00
    ESCONDIDO        CA   92025          2            07/21/97         00
    0430503268                           05           09/01/97          0
    3409087800                           O            08/01/27
    0
1




    1617624          A26/G01             F          342,000.00         ZZ
                                         360        341,776.27          1
    126 BEACH 126TH STREET             8.125          2,539.35         60
                                       7.875          2,539.35      575,000.00
    BELLE HARBOR     NY   11694          1            10/27/97         00
    0430495564                           05           12/01/97          0
    9411                                 O            11/01/27
    0


    1618352          B75/G01             F          114,000.00         ZZ
                                         360        113,791.35          1
    NORTHEAST 71 VIEW COURT            8.500            876.56         95
                                       8.250            876.56      120,000.00
    BELFAIR          WA   98528          2            07/29/97         04
    0430489781                           05           10/01/97         35
    2975076                              O            09/01/27
    0


    1620532          637/G01             F          320,000.00         ZZ
                                         360        319,558.09          1
    600 WILLOW ROAD  #23               7.875          2,320.23         80
                                       7.625          2,320.23      400,000.00
    MENLO PARK       CA   94025          2            09/19/97         00
    0430491084                           03           11/01/97          0
    8115867                              O            10/01/27
    0


    1621049          637/G01             F          187,120.00         ZZ
                                         360        186,874.37          1
    2496 ASHLEY ROSE TERRACE           8.125          1,389.36         80
                                       7.875          1,389.36      233,900.00
    HENDERSON        NV   89012          1            09/02/97         00
    0430488684                           03           11/01/97          0
    8096414                              O            10/01/27
    0


    1622145          F02/G01             F          292,500.00         ZZ
                                         360        291,551.34          1
    5453 EAST MIRAMONTE DRIVE          8.250          2,197.45         90
                                       8.000          2,197.45      325,000.00
    CAVE CREEK       AZ   85331          1            06/30/97         14
    0430414417                           05           08/01/97         25
    601145839                            O            07/01/27
    0


    1622432          588/G01             F          142,100.00         ZZ
                                         360        141,908.67          1
1


    2914 HATBORO PLACE                 8.000          1,042.68         70
                                       7.750          1,042.68      203,000.00
    UPPER MARLBORO   MD   20774          1            09/30/97         00
    0430437400                           05           11/01/97          0
    970708073                            O            10/01/27
    0


    1623150          B57/G01             F          221,250.00         ZZ
                                         360        220,801.62          1
    3309 FOLSOM STREET                 8.000          1,623.46         74
                                       7.750          1,623.46      300,000.00
    SAN FRANCISCO    CA   94110          1            08/20/97         00
    0430519629                           07           10/01/97          0
    9760174                              O            09/01/27
    0


    1623181          637/G01             F          294,400.00         ZZ
                                         360        293,581.54          1
    2043 MCELROY MOUNTAIN DR           7.875          2,134.61         66
                                       7.625          2,134.61      448,000.00
    BIG CANOE        GA   30143          2            08/04/97         00
    0430495499                           05           09/01/97          0
    8001356                              O            08/01/27
    0


    1623272          E26/G01             F           92,000.00         ZZ
                                         360         91,750.57          1
    1616 SUNNYBROOK COURT              8.000            675.07         79
                                       7.750            675.07      117,000.00
    COLUMBIA         SC   29212          1            08/04/97         04
    0430382499                           05           09/01/97         12
    51700182                             O            08/01/27
    0


    1624003          144/144             F          272,000.00         ZZ
                                         360        271,605.01          1
    18 SPRINGHURST PARK DR             7.625          1,925.20         79
                                       7.375          1,925.20      345,000.00
    GREENBURGH       NY   10522          1            09/25/97         00
    160604793                            09           11/01/97          0
    160604793                            O            10/01/27
    0


    1624191          H22/G01             F          100,000.00         ZZ
                                         360        100,000.00          1
    408 GIFFORDS LANE                  7.875            725.07         64
                                       7.625            725.07      158,000.00
    STATEN ISLAND    NY   10308          1            12/01/97         00
    0430507509                           05           01/01/98          0
1


    9708007                              O            12/01/27
    0


    1624943          A38/G01             F          225,100.00         ZZ
                                         360        224,632.21          1
    7644 SPANISH BAY DRIVE             7.875          1,632.13         95
                                       7.625          1,632.13      236,999.00
    LAS VEGAS        NV   89113          1            08/05/97         01
    0430489013                           03           10/01/97         30
    2310032                              O            09/01/27
    0


    1625317          074/G01             F          261,000.00         ZZ
                                         360        260,274.42          1
    220 GUNHILL STREET                 7.875          1,892.43         95
                                       7.625          1,892.43      275,000.00
    MILTON           MA   02186          1            08/22/97         04
    0430407874                           05           09/01/97         30
    1500356146                           O            08/01/27
    0


    1626093          776/G01             F          322,000.00         ZZ
                                         360        321,555.36          1
    2919 HERMOSITA DRIVE               7.875          2,334.72         80
                                       7.625          2,334.72      402,500.00
    GLENDALE         CA   91208          1            09/10/97         00
    0430500108                           05           11/01/97          0
    2147950                              O            10/01/27
    0


    1626753          686/686             F          232,000.00         ZZ
                                         360        231,495.55          1
    3247    PASEO AVENUE               7.650          1,646.08         80
                                       7.400          1,646.08      290,000.00
    LIVE OAK         CA   95953          5            08/21/97         00
    818404592                            05           10/01/97          0
    818404592                            O            09/01/27
    0


    1626897          074/G01             F          351,000.00         ZZ
                                         360        350,118.18          2
    43-45 IRVING STREET                8.375          2,667.85         90
                                       8.125          2,667.85      390,000.00
    NEWTON           MA   02159          1            07/31/97         11
    0430401505                           05           09/01/97         30
    1500357874                           O            08/01/27
    0


1


    1627512          074/G01             F          247,472.00         ZZ
                                         360        246,384.25          1
    8386 MARYLAND ROAD                 7.500          1,730.36         80
                                       7.250          1,730.36      309,341.00
    PASADENA         MD   21122          1            08/27/97         00
    0430416057                           03           10/01/97          0
    1751100959                           O            09/01/27
    0


    1628106          637/G01             F          124,000.00         ZZ
                                         360        123,828.76          1
    22757 ATHERTON STREET              7.875            899.09         70
                                       7.625            899.09      177,500.00
    HAYWARD          CA   94541          1            09/19/97         00
    0430488643                           09           11/01/97          0
    8154197                              O            10/01/27
    0


    1629567          369/G01             F          313,892.73         ZZ
                                         335        312,845.26          1
    9828 OAKCREST COURT                7.875          2,319.15         77
                                       7.625          2,319.15      410,000.00
    FISHERS          IN   46038          1            07/21/97         00
    0430398420                           05           09/01/97          0
    48416366                             O            07/01/25
    0


    1630056          F86/G01             F        1,000,000.00         ZZ
                                         360      1,000,000.00          1
    74 GALLOUPE'S POINT ROAD           8.250          7,512.67         69
                                       8.000          7,512.67    1,450,000.00
    SWAMPSCOTT       MA   01907          1            11/20/97         00
    0430504373                           05           01/01/98          0
    1303493                              O            12/01/27
    0


    1630078          180/G01             F          105,000.00         ZZ
                                         360        104,865.63          1
    4917 MOUNTCLAIRE ROAD              8.250            788.83         58
                                       8.000            788.83      183,000.00
    STONE MOUNTAIN   GA   30087          5            09/24/97         00
    0430503995                           05           11/01/97          0
    12092482                             O            10/01/27
    0


    1630169          A26/G01             F          650,000.00         ZZ
                                         360        650,000.00          1
    60 MINEBROOK ROAD                  8.750          5,113.56         75
                                       8.500          5,113.56      875,000.00
1


    COLTS NECK       NJ   07722          5            11/11/97         00
    0430523076                           05           01/01/98          0
    9256                                 O            12/01/27
    0


    1630534          003/G01             F          121,600.00         ZZ
                                         360        121,359.73          1
    8696 WAKEFIELD DR.                 8.125            902.88         80
                                       7.875            902.88      152,000.00
    PALM BEACH       FL   33410          1            08/21/97         00
    0430438580                           03           10/01/97          0
    0003879681                           O            09/01/27
    0


    1630543          180/G01             F          881,250.00         ZZ
                                         360        879,464.25          1
    16090 MATILIJA DRIVE               8.000          6,466.30         75
                                       7.750          6,466.30    1,185,000.00
    LOS GATOS        CA   95030          2            08/07/97         00
    0430484741                           05           10/01/97          0
    4780011                              O            09/01/27
    0


    1631147          H12/G01             F          300,000.00         ZZ
                                         360        299,596.08          1
    3322 SOUTH 101ST STREET            8.000          2,201.29         63
                                       7.750          2,201.29      480,000.00
    OMAHA            NE   68124          5            09/23/97         00
    0430484998                           05           11/01/97          0
    7380601                              O            10/01/27
    0


    1631464          731/G01             F          153,900.00         ZZ
                                         360        153,603.56          1
    5935 WINTERHAM WAY                 8.250          1,156.20         95
                                       8.000          1,156.20      162,000.00
    SACRAMENTO       CA   95823          2            08/22/97         19
    0430488551                           05           10/01/97         30
    3000944                              O            09/01/27
    0


    1631488          A83/G01             F           84,000.00         ZZ
                                         360         83,889.73          1
    4701-F EDWARDS HILL ROAD           8.125            623.70         75
                                       7.875            623.70      112,000.00
    RALEIGH          NC   27612          1            09/30/97         00
    0430492637                           01           11/01/97          0
    1003280                              O            10/01/27
    0
1




    1631588          480/G01             F          296,000.00         ZZ
                                         360        295,336.56          1
    5013 LINCOLN DR                    7.500          2,069.67         80
                                       7.250          2,069.67      370,500.00
    FAIRFAX          VA   22030          1            08/28/97         00
    0430504944                           03           10/01/97          0
    2088854                              O            09/01/27
    0


    1631701          F02/G01             F          250,000.00         ZZ
                                         360        249,480.48          1
    1836 A SAN MIGUEL DRIVE            7.875          1,812.67         72
                                       7.625          1,812.67      348,000.00
    WALNUT CREEK     CA   94595          1            08/20/97         00
    0430431098                           05           10/01/97          0
    601351987                            O            09/01/27
    0


    1631791          G26/G01             F           82,000.00         ZZ
                                         360         81,949.03          1
    112 STEWART STREET                 8.375            623.26         68
                                       8.125            623.26      122,000.00
    ELMONT           NY   11003          1            10/28/97         00
    0430498030                           05           12/01/97          0
    7145C                                O            11/01/27
    0


    1632123          J95/J95             F          287,850.00         ZZ
                                         360        287,205.10          1
    646 GOLDENWOOD COURT               7.500          2,012.69         95
                                       7.250          2,012.69      303,000.00
    POWDER SPRINGS   GA   30127          1            08/22/97         12
    3865680                              03           10/01/97         30
    3865680                              O            09/01/27
    0


    1632376          731/G01             F          222,300.00         ZZ
                                         360        222,300.00          1
    11461 WEST 66TH PLACE              8.625          1,729.03         95
                                       8.375          1,729.03      234,000.00
    ARVADA           CO   80004          1            11/21/97         10
    0430507905                           05           01/01/98         30
    592910247                            O            12/01/27
    0


    1632724          E66/E66             F          650,000.00         ZZ
                                         360        650,000.00          1
1


    7 SOUNDS POINT                     8.000          4,769.47         67
                                       7.750          4,769.47      975,000.00
    WILMINGTON       NC   28405          1            11/06/97         00
    600354033                            03           01/01/98          0
    600354033                            O            12/01/27
    0


    1633067          637/G01             F          142,000.00         ZZ
                                         360        141,909.45          1
    28 FORESTER STREET                 8.250          1,066.80         75
                                       8.000          1,066.80      190,000.00
    LONG BEACH       NY   11561          1            10/30/97         00
    0430495697                           05           12/01/97          0
    8291452                              O            11/01/27
    0


    1633520          637/G01             F          400,000.00         ZZ
                                         360        399,717.68          1
    9592 JUANITA STREET                7.750          2,865.65         89
                                       7.500          2,865.65      450,000.00
    CYPRESS          CA   90630          1            10/01/97         01
    0430494609                           05           12/01/97         25
    4302824                              O            11/01/27
    0


    1633749          721/G01             F          271,644.96         ZZ
                                         326        270,739.24          1
    11050 FLANDERS COURT NE            8.250          2,091.67         76
                                       8.000          2,091.67      358,958.00
    BLAINE           MN   55449          1            07/03/97         00
    0430397497                           05           09/01/97          0
    10624767                             O            10/01/24
    0


    1633888          B24/G01             F           74,100.00         ZZ
                                         360         74,055.11          1
    1633 WASHINGTON BLVD               8.500            569.76         95
    UNIT 1B                            8.250            569.76       78,000.00
    STAMFORD         CT   06901          1            10/30/97         11
    0430443465                           09           12/01/97         30
    231171                               O            11/01/27
    0


    1634320          F18/G01             F           73,625.00         ZZ
                                         360         73,575.59          1
    4232 NORTH FORESTIERE AVENUE       8.000            540.24         95
                                       7.750            540.24       77,500.00
    FRESNO           CA   93722          1            10/07/97         12
    0430445445                           05           12/01/97         30
1


    1634320                              O            11/01/27
    0


    1634700          E57/G01             F          235,000.00         ZZ
                                         360        234,850.15          1
    27098 PACIFIC TERRACE DRIVE        8.250          1,765.48         72
                                       8.000          1,765.48      328,000.00
    MISSION VIEJO    CA   92692          2            10/10/97         00
    0430485037                           03           12/01/97          0
    133512005130                         O            11/01/27
    0


    1634713          B75/G01             F           80,000.00         ZZ
                                         360         79,902.73          1
    964 CYPRESS LANE                   8.500            615.13         51
                                       8.250            615.13      159,000.00
    DAVIS            CA   95616          1            09/11/97         00
    0430484790                           05           11/01/97          0
    2996379                              O            10/01/27
    0


    1634714          536/536             F          290,000.00         ZZ
                                         360        289,805.41          1
    919 JUSTICE GRADE                  8.000          2,127.92         76
                                       7.750          2,127.92      383,500.00
    HAGERMAN         ID   83332          2            10/17/97         00
    1163450                              05           12/01/97          0
    1163450                              O            11/01/27
    0


    1634721          744/G01             F          340,000.00         ZZ
                                         360        340,000.00          1
    11 CREST COURT                     7.625          2,406.50         76
                                       7.375          2,406.50      447,500.00
    WALNUT CREEK     CA   94595          2            11/18/97         00
    0430507624                           05           01/01/98          0
    81499                                O            12/01/27
    0


    1634732          461/G01             F          649,900.00         ZZ
                                         360        649,417.68          1
    7206 WEST OCEAN FRONT              7.500          4,544.20         50
                                       7.250          4,544.20    1,325,000.00
    NEWPORT BEACH    CA   92660          1            10/10/97         00
    0430492603                           05           12/01/97          0
    9021191226                           O            11/01/27
    0


1


    1634766          664/G01             F          122,250.00         ZZ
                                         360        122,085.39          1
    7640 HOLLISTER AVENUE #270         8.000            897.03         75
                                       7.750            897.03      163,000.00
    GOLETA AREA      CA   93117          1            09/11/97         00
    0430488486                           01           11/01/97          0
    2386571                              O            10/01/27
    0


    1635009          H22/G01             F          269,910.00         ZZ
                                         360        269,910.00          1
    2024 CROMPOND ROAD                 7.750          1,933.67         90
                                       7.500          1,933.67      299,900.00
    CORTLANDT MANOR  NY   10566          1            11/20/97         10
    0430502575                           05           01/01/98         25
    9709005                              O            12/01/27
    0


    1635012          H60/H60             F          174,600.00         ZZ
                                         360        174,272.13          1
    2159 SEAMAN CT                     8.375          1,327.09         90
                                       8.125          1,327.09      194,000.00
    HERNDON          VA   22070          1            08/25/97         12
    14117                                05           10/01/97         25
    14117                                O            09/01/27
    0


    1635076          E33/G01             F          285,000.00         ZZ
                                         360        285,000.00          1
    7139 BRAE COURT                    7.625          2,017.22         59
                                       7.375          2,017.22      486,600.00
    GURNEE           IL   60031          4            11/03/97         00
    0430485946                           03           01/01/98          0
    325488976                            O            12/01/27
    0


    1635182          G22/G01             F          476,000.00         ZZ
                                         360        476,000.00          1
    3195 CORTE CABRILLO                7.375          3,287.61         80
                                       7.125          3,287.61      595,000.00
    APTOS            CA   95003          1            11/14/97         00
    0430521898                           05           01/01/98          0
    241116                               O            12/01/27
    0


    1635183          637/G01             F          296,000.00         ZZ
                                         360        295,780.32          1
    708 FATHOM DRIVE                   7.500          2,069.68         80
                                       7.250          2,069.68      370,000.00
1


    SAN MATEO        CA   94404          1            10/15/97         00
    0430506659                           09           12/01/97          0
    8172140                              O            11/01/27
    0


    1635309          638/G01             F          257,000.00         ZZ
                                         360        256,836.12          1
    77 RIVERWOOD DR                    8.250          1,930.76         66
                                       8.000          1,930.76      390,000.00
    WOODBRIDGE       CA   95258          5            10/15/97         00
    0430502963                           05           12/01/97          0
    08664867                             O            11/01/27
    0


    1635407          696/G01             F          453,600.00         ZZ
                                         360        452,680.85          1
    6223 COTTONWOOD STREET             8.000          3,328.35         76
                                       7.750          3,328.35      600,000.00
    MCLEAN           VA   22101          2            09/08/97         00
    0430392845                           05           10/01/97          0
    1000293                              O            09/01/27
    0


    1635414          180/G01             F          280,450.00         ZZ
                                         360        280,052.84          1
    10 FESTIVO                         7.750          2,009.18         80
                                       7.500          2,009.18      350,617.00
    IRVINE           CA   92606          1            09/08/97         00
    0430504050                           03           11/01/97          0
    12023263                             O            10/01/27
    0


    1635493          637/G01             F          733,000.00         ZZ
                                         360        732,532.59          1
    4925 OAKWOOD AVENUE                8.250          5,506.79         64
                                       8.000          5,506.79    1,160,000.00
    LA CANADA FLINT  CA   91011          2            10/10/97         00
    0430487090                           05           12/01/97          0
    8172454                              O            11/01/27
    0


    1635498          637/G01             F          165,000.00         ZZ
                                         360        165,000.00          1
    18 SCRANTON ROAD                   7.500          1,153.71         75
                                       7.250          1,153.71      220,000.00
    PORT JEFFERSON   NY   11776          2            11/05/97         00
    0430507129                           05           01/01/98          0
    8019960                              O            12/01/27
    0
1




    1635611          664/G01             F          231,000.00         ZZ
                                         360        230,680.99          1
    409 WE GO TRAIL                    7.875          1,674.92         83
                                       7.625          1,674.92      280,000.00
    MT PROSPECT      IL   60056          1            09/23/97         01
    0430485342                           05           11/01/97         22
    2358505                              O            10/01/27
    0


    1635742          147/G01             F          108,000.00         ZZ
                                         360        107,917.82          1
    3506 CROWNCREST DRIVE              7.375            745.93         63
                                       7.125            745.93      173,000.00
    AUSTIN           TX   78759          1            10/09/97         00
    0430490904                           05           12/01/97          0
    10015739                             O            11/01/27
    0


    1635778          664/G01             F          185,500.00         ZZ
                                         360        185,243.83          1
    4674 BELLA VISTA DRIVE             7.875          1,345.01         70
                                       7.625          1,345.01      265,000.00
    MOORPARK         CA   93021          1            09/15/97         00
    0430489336                           05           11/01/97          0
    2300390                              O            10/01/27
    0


    1635855          B75/G01             F          251,750.00         ZZ
                                         360        251,572.32          1
    1004 MINDEN LANE                   7.750          1,803.57         95
                                       7.500          1,803.57      265,000.00
    DESOTO           TX   75115          1            10/10/97         14
    0430491589                           05           12/01/97         30
    2990174                              O            11/01/27
    0


    1635859          455/G01             F          266,000.00         ZZ
                                         360        265,838.86          1
    630 GOLDPOINT TRACE                8.500          2,045.31         75
                                       8.250          2,045.31      358,000.00
    WOODSTOCK        GA   30189          1            10/14/97         00
    0430484634                           03           12/01/97          0
    56975                                O            11/01/27
    0


    1635894          180/G01             F          603,500.00         ZZ
                                         360        603,074.05          1
1


    22 SHERIDAN ROAD                   7.750          4,323.55         74
                                       7.500          4,323.55      820,000.00
    OAKLAND          CA   94618          1            10/08/97         00
    0430484303                           05           12/01/97          0
    0004882023                           O            11/01/27
    0


    1635895          B24/G01             F          148,000.00         ZZ
                                         360        147,900.70          1
    54 LENOX AVE                       8.000          1,085.97         80
                                       7.750          1,085.97      185,000.00
    STAMFORD         CT   06905          1            10/30/97         00
    0430443549                           05           12/01/97          0
    232132                               O            11/01/27
    0


    1636084          A13/G01             F          256,500.00         ZZ
                                         360        255,965.63          1
    19310 BERKELEY                     8.125          1,904.51         90
                                       7.875          1,904.51      285,000.00
    DETROIT          MI   48221          1            08/08/97         01
    0430488387                           05           10/01/97         25
    970033340                            O            09/01/27
    0


    1636114          225/225             F        1,000,000.00         ZZ
                                         360        999,311.80          1
    25465 O'KEEFE LANE                 7.875          7,250.70         55
                                       7.625          7,250.70    1,822,888.00
    LOS ALTOS HILLS  CA   94022          1            10/21/97         00
    8067634                              05           12/01/97          0
    8067634                              O            11/01/27
    0


    1636128          637/G01             F          243,750.00         ZZ
                                         360        243,413.39          1
    1206 W 62ND STREET                 7.875          1,767.36         75
                                       7.625          1,767.36      325,000.00
    KANSAS CITY      MO   64113          2            09/19/97         00
    0430499152                           05           11/01/97          0
    4042247                              O            10/01/27
    0


    1636153          147/G01             F          544,000.00         ZZ
                                         360        543,653.10          1
    1279 HIDDENS WOODS DRIVE           8.250          4,086.90         80
                                       8.000          4,086.90      680,000.00
    ZEPHYR COVE      NV   89448          1            10/09/97         00
    0430491779                           03           12/01/97          0
1


    10021818                             O            11/01/27
    0


    1636188          180/G01             F          290,000.00         ZZ
                                         360        289,795.32          1
    2350 COUNTY ROAD 156               7.750          2,077.60         80
                                       7.500          2,077.60      362,500.00
    GEORGETOWN       TX   78626          2            10/23/97         00
    0430521575                           03           12/01/97          0
    0004532933                           O            11/01/27
    0


    1636636          721/G01             F          253,693.76         ZZ
                                         316        253,010.89          1
    19400 PARK AVE                     8.250          1,970.21         62
                                       8.000          1,970.21      415,000.00
    DEEPHAVEN        MN   55391          1            08/14/97         00
    0430439372                           05           10/01/97          0
    10579607                             O            01/01/24
    0


    1636694          637/G01             F          260,000.00         ZZ
                                         360        259,816.49          1
    5795 TANNERWOOD DRIVE              7.750          1,862.68         70
                                       7.500          1,862.68      375,000.00
    RENO             NV   89511          5            10/08/97         00
    0430497800                           05           12/01/97          0
    8202129                              O            11/01/27
    0


    1637105          664/G01             F          204,000.00         ZZ
                                         360        203,722.19          1
    2133 BROOKHILL DRIVE               8.000          1,496.88         80
                                       7.750          1,496.88      255,000.00
    CAMARILLO        CA   93010          1            09/24/97         00
    0430423749                           05           11/01/97          0
    2386233                              O            10/01/27
    0


    1637123          B75/G01             F           84,000.00         ZZ
                                         360         83,946.44          1
    6513 BEAMER WAY                    8.250            631.06         80
                                       8.000            631.06      105,000.00
    RIO LINDA        CA   95673          2            10/21/97         00
    0430496786                           05           12/01/97          0
    7069743                              O            11/01/27
    0


1


    1637283          074/G01             F          251,750.00         ZZ
                                         360        251,277.29          1
    15 REDWOOD ROAD                    8.375          1,913.48         95
    (TOBYHANNA TWP.)                   8.125          1,913.48      265,000.00
    BLAKESLEE        PA   18610          1            08/15/97         10
    0430451302                           03           10/01/97         30
    1500366365                           O            09/01/27
    0


    1637788          074/G01             F          231,000.00         ZZ
                                         360        230,519.94          1
    24010 SOUTHEAST 39TH COURT         7.875          1,674.91         75
                                       7.625          1,674.91      311,000.00
    ISSAQUAH         WA   98029          1            08/20/97         00
    0430456285                           05           10/01/97          0
    1563167873                           O            09/01/27
    0


    1638042          074/G01             F          131,000.00         ZZ
                                         360        130,706.48          1
    3 MARK GLEN COURT                  7.500            915.98         74
                                       7.250            915.98      178,000.00
    SOUTH KINGSTOWN  RI   02881          2            08/26/97         00
    0430458760                           05           10/01/97          0
    1580060253                           O            09/01/27
    0


    1638127          F02/G01             F          290,000.00         ZZ
                                         360        289,557.31          1
    7 VEGHTE PLACE                     7.375          2,002.96         71
                                       7.125          2,002.96      408,903.00
    FRANKLIN PARK    NJ   08823          1            09/18/97         00
    0430484568                           05           11/01/97          0
    600878812                            O            10/01/27
    0


    1638134          F02/G01             F          320,000.00         ZZ
                                         360        319,318.06          1
    2740 MOUNTAIN VIEW DRIVE           7.750          2,292.52         69
                                       7.500          2,292.52      470,000.00
    ESCONDIDO        CA   92027          2            08/27/97         00
    0430484444                           05           10/01/97          0
    601138896                            O            09/01/27
    0


    1638154          F02/G01             F          337,500.00         ZZ
                                         360        337,068.08          1
    22411 60TH ST                      8.250          2,535.53         90
                                       8.000          2,535.53      375,000.00
1


    BRISTOL          WI   53104          1            09/02/97         14
    0430475541                           05           11/01/97         25
    601319429                            O            10/01/27
    0


    1638155          F02/G01             F          430,000.00         ZZ
                                         360        429,150.43          1
    104 CAMELOT LANE                   8.125          3,192.74         80
                                       7.875          3,192.74      540,000.00
    LIBERTYVILLE     IL   60048          1            08/29/97         00
    0430448746                           05           10/01/97          0
    601323619                            O            09/01/27
    0


    1638178          F02/G01             F          480,000.00         ZZ
                                         360        478,924.61          1
    19491 WOODLANDS DRIVE              7.500          3,356.23         72
                                       7.250          3,356.23      675,000.00
    HUNTINGTON BEAC  CA   92648          2            08/06/97         00
    0430477935                           03           10/01/97          0
    601357006                            O            09/01/27
    0


    1638191          F02/G01             F          280,000.00         ZZ
                                         360        279,403.31          1
    763 IMOGENE DR                     7.750          2,005.95         75
                                       7.500          2,005.95      375,000.00
    GILBERTSVILLE    KY   42044          5            08/21/97         00
    0430484667                           05           10/01/97          0
    601366472                            O            09/01/27
    0


    1638196          F02/G01             F          290,250.00         ZZ
                                         360        288,277.07          1
    1520 N PAULINA STREET              7.750          2,079.39         76
                                       7.500          2,079.39      385,663.00
    CHICAGO          IL   60622          2            08/25/97         00
    0430484600                           05           10/01/97          0
    601368327                            O            09/01/27
    0


    1638212          F02/G01             F          235,400.00         ZZ
                                         360        234,934.90          1
    4 SCOTT COURT                      8.125          1,747.84         90
                                       7.875          1,747.84      263,000.00
    SCOTTS VALLEY    CA   95066          2            08/15/97         14
    0430478081                           05           10/01/97         25
    601376112                            O            09/01/27
    0
1




    1638228          F02/G01             F          237,550.00         ZZ
                                         360        237,030.92          1
    1405 WEST ROCKROSE WAY             7.625          1,681.36         90
                                       7.375          1,681.36      263,993.00
    CHANDLER         AZ   85248          1            08/01/97         12
    0430478099                           03           10/01/97         25
    601379104                            O            09/01/27
    0


    1638238          F02/G01             F          573,333.00         ZZ
                                         360        572,080.17          1
    740 EDGEWOOD AVE                   7.625          4,058.02         66
                                       7.375          4,058.02      873,333.00
    MILL VALLEY      CA   94941          1            08/21/97         00
    0430462572                           05           10/01/97          0
    601381200                            O            09/01/27
    0


    1638251          F02/G01             F          260,000.00         ZZ
                                         360        259,640.97          1
    4710 WOODBINE CIRCLE               7.875          1,885.18         75
                                       7.625          1,885.18      350,000.00
    WEST BLOOMFIELD  MI   48323          2            08/18/97         00
    0430477166                           05           10/01/97          0
    601389549                            O            09/01/27
    0


    1638290          F02/G01             F          315,350.00         ZZ
                                         360        314,625.71          1
    7900 BRESSINGHAM DR                7.375          2,178.04         80
                                       7.125          2,178.04      394,240.00
    FAIRFAX STATION  VA   22039          1            08/27/97         00
    0430484550                           03           10/01/97          0
    601419340                            O            09/01/27
    0


    1638311          F02/G01             F          239,200.00         ZZ
                                         360        238,664.10          1
    3055 CRYSTAL CREEK DR              7.500          1,672.52         80
                                       7.250          1,672.52      299,000.00
    SAN JOSE         CA   95133          1            08/25/97         00
    0430477745                           05           10/01/97          0
    601429057                            O            09/01/27
    0


    1638342          F02/G01             F          352,000.00         ZZ
                                         360        351,268.50          1
1


    24424 BIG BASIN HIGHWAY            7.875          2,552.24         80
                                       7.625          2,552.24      440,000.00
    LOS GATOS        CA   95030          1            08/25/97         00
    0430475533                           05           10/01/97          0
    601435556                            O            09/01/27
    0


    1638346          F02/G01             F          250,000.00         ZZ
                                         360        249,480.48          1
    2337 CAROL AVENUE                  7.875          1,812.67         43
                                       7.625          1,812.67      590,000.00
    MOUNTAIN VIEW    CA   94040          1            08/22/97         00
    0430448803                           05           10/01/97          0
    601436294                            O            09/01/27
    0


    1638411          F02/G01             F          260,550.00         ZZ
                                         360        259,980.65          1
    3345 VINTAGE DRIVE                 7.625          1,844.16         90
                                       7.375          1,844.16      289,500.00
    ROUND ROCK       TX   78664          1            08/01/97         14
    0430478255                           03           10/01/97         25
    601514108                            O            09/01/27
    0


    1638728          074/G01             F          488,000.00         ZZ
                                         360        487,450.81          1
    1720 TUNA CANYON ROAD              8.875          3,882.75         80
                                       8.625          3,882.75      610,000.00
    TOPANGA          CA   90290          5            09/09/97         00
    0430461509                           05           11/01/97          0
    1596043210                           O            10/01/27
    0


    1638869          696/G01             F          145,600.00         ZZ
                                         360        145,388.57          1
    2015 DAYTON STREET                 7.625          1,030.55         80
                                       7.375          1,030.55      182,000.00
    SILVER SPRINGS   MD   20902          1            09/30/97         00
    0430428235                           05           11/01/97          0
    3225598                              O            10/01/27
    0


    1639438          G55/G01             F          550,000.00         ZZ
                                         360        550,000.00          1
    1245 GREYSTONE CREST               7.500          3,845.68         65
                                       7.250          3,845.68      850,000.00
    BIRMINGHAM       AL   35242          2            11/13/97         00
    0430499350                           05           01/01/98          0
1


    97098                                O            12/01/27
    0


    1639544          637/G01             F          261,000.00         ZZ
                                         360        260,648.57          1
    3164 BIMBER COURT                  8.000          1,915.13         90
                                       7.750          1,915.13      290,000.00
    SAN JOSE         CA   95148          1            09/16/97         11
    0430492330                           05           11/01/97         25
    8169740                              O            10/01/27
    0


    1640521          686/686             F          304,400.00         ZZ
                                         360        303,973.24          1
    20      CHARTHOUSE LANE            7.800          2,191.29         70
                                       7.550          2,191.29      434,950.00
    FOSTER CITY      CA   94404          1            09/05/97         00
    818340887                            09           11/01/97          0
    818340887                            O            10/01/27
    0


    1640622          B24/G01             F           67,500.00         ZZ
                                         360         67,454.71          1
    04 BUGLE WAY                       8.000            495.29         80
                                       7.750            495.29       84,500.00
    TINTON FALLS     NJ   07753          1            10/30/97         00
    0430445965                           01           12/01/97          0
    1640622                              O            11/01/27
    0


    1641001          A13/G01             F          262,100.00         ZZ
                                         360        260,802.58          1
    604 WEST FIFTH STREET              7.750          1,877.72         85
                                       7.500          1,877.72      308,422.00
    STANTON          TX   79782          1            07/30/97         01
    0430436626                           05           09/01/97         12
    970003383                            O            08/01/27
    0


    1641008          180/G01             F          544,000.00         ZZ
                                         360        543,267.54          1
    1601 CURTNER ROAD                  8.000          3,991.68         80
                                       7.750          3,991.68      680,000.00
    FREMONT          CA   94538          1            09/16/97         00
    0430507087                           05           11/01/97          0
    4835757                              O            10/01/27
    0


1


    1641042          299/G01             F          285,000.00         ZZ
                                         360        284,407.72          1
    622 N HARBOR DRIVE                 7.875          2,066.45         80
                                       7.625          2,066.45      360,000.00
    BRANDON          MS   39042          2            08/29/97         00
    0430438697                           03           10/01/97          0
    716020                               O            09/01/27
    0


    1641173          147/G01             F          200,000.00         ZZ
                                         360        199,869.17          1
    23500 LADRILLO STREET              8.125          1,485.00         48
                                       7.875          1,485.00      420,000.00
    LOS ANGELES      CA   91364          1            10/16/97         00
    0430491670                           05           12/01/97          0
    10068516                             O            11/01/27
    0


    1641175          147/G01             F          123,750.00         ZZ
                                         360        123,664.83          1
    3109 LA COSTA LANE                 7.875            897.28         72
                                       7.625            897.28      173,500.00
    MODESTO          CA   95355          1            10/15/97         00
    0430491613                           05           12/01/97          0
    10040713                             O            11/01/27
    0


    1641188          A13/G01             F          233,000.00         ZZ
                                         360        232,701.81          1
    232 FORESIDE ROAD                  8.250          1,750.46         80
                                       8.000          1,750.46      292,000.00
    CUMBERLAND       ME   04110          1            09/23/97         00
    0430500819                           05           11/01/97          0
    970901367                            O            10/01/27
    0


    1641628          624/G01             F          342,646.00         ZZ
                                         360        342,646.00          1
    17330 RINGEL DRIVE                 7.875          2,484.42         73
                                       7.625          2,484.42      473,000.00
    MORGAN HILL      CA   95037          2            11/12/97         00
    0430505339                           05           01/01/98          0
    31000178523                          O            12/01/27
    0


    1641629          E19/G01             F          330,000.00         ZZ
                                         360        329,772.90          1
    800 ALEPPO STREET                  7.875          2,392.73         80
                                       7.625          2,392.73      415,000.00
1


    NEWPORT BEACH    CA   92660          2            10/27/97         00
    0430494203                           05           12/01/97          0
    35954                                O            11/01/27
    0


    1641635          637/G01             F          280,800.00         ZZ
                                         360        280,606.75          1
    4288 KERWOOD COURT                 7.875          2,036.00         90
                                       7.625          2,036.00      312,000.00
    SAN DIEGO        CA   92130          1            10/23/97         10
    0430498733                           03           12/01/97         25
    8214827                              O            11/01/27
    0


    1641740          575/G01             F          265,000.00         ZZ
                                         360        264,595.48          1
    1025 GLENDEVON DRIVE               7.375          1,830.29         80
                                       7.125          1,830.29      331,347.00
    AMBLER           PA   19002          1            09/17/97         00
    0430431643                           03           11/01/97          0
    972329373                            O            10/01/27
    0


    1641749          638/G01             F           86,000.00         ZZ
                                         360         85,946.55          1
    12366 CEDAR AVENUE                 8.375            653.66         59
                                       8.125            653.66      146,000.00
    CHINO            CA   91710          2            10/28/97         00
    0430498972                           05           12/01/97          0
    8664394                              O            11/01/27
    0


    1641781          497/497             F          322,500.00         ZZ
                                         360        322,283.60          1
    10 STONEHEDGE ROAD                 8.000          2,366.40         35
                                       7.750          2,366.40      925,000.00
    HILLSBOROUGH     CA   94010          2            10/20/97         00
    9900218711                           05           12/01/97          0
    9900218711                           O            11/01/27
    0


    1641783          A06/G01             F          285,000.00         ZZ
                                         360        284,803.86          1
    7249 OAK FOREST                    7.875          2,066.45         76
                                       7.625          2,066.45      375,000.00
    CLARKSTON        MI   48346          2            10/23/97         00
    0430489039                           05           12/01/97          0
    9711159                              O            11/01/27
    0
1




    1641830          776/G01             F           91,200.00         ZZ
                                         360         91,067.56          1
    1499 W. TOURMALINE STREET          7.625            645.51         80
                                       7.375            645.51      115,000.00
    MERIDIAN         ID   83642          2            09/25/97         00
    0430488197                           05           11/01/97          0
    000000                               O            10/01/27
    0


    1641876          638/G01             F          533,350.00         ZZ
                                         360        533,350.00          1
    620 FAWN RIDGE COURT               7.375          3,683.72         80
                                       7.125          3,683.72      666,737.00
    SAN RAMON        CA   94583          1            10/30/97         00
    0430518027                           05           01/01/98          0
    08674523                             O            12/01/27
    0


    1641942          098/G01             F          370,000.00         ZZ
                                         360        370,000.00          1
    43 HUNT DRIVE                      8.250          2,779.69         74
                                       8.000          2,779.69      500,000.00
    JERICHO          NY   11753          1            11/21/97         00
    0430520866                           09           01/01/98          0
    971050409                            O            12/01/27
    0


    1641958          830/830             F          364,401.77         ZZ
                                         333        363,670.93          1
    1697 LIMA STREET                   9.125          3,012.74         74
                                       8.000          3,012.74      495,000.00
    HONOLULU         HI   96819          2            07/09/97         00
    377595                               05           10/01/97          0
    377595                               O            06/01/25
    0


    1641960          F03/G01             F          299,500.00         ZZ
                                         360        299,304.08          1
    13155 W. 52ND AVENUE               8.125          2,223.78         74
                                       7.875          2,223.78      410,000.00
    ARVADA           CO   80002          2            10/29/97         00
    0430487918                           05           12/01/97          0
    DEN11558                             O            11/01/27
    0


    1642000          J95/J95             F          380,000.00         ZZ
                                         360        379,190.18          1
1


    267 LOUCKS AVENUE                  7.750          2,722.37         70
                                       7.500          2,722.37      545,000.00
    LOS ALTOS        CA   94022          2            08/14/97         00
    4830964                              05           10/01/97          0
    4830964                              O            09/01/27
    0


    1642007          J95/J95             F          296,250.00         ZZ
                                         360        295,617.75          1
    1651 PASEO DEL CAJON               7.750          2,122.37         75
                                       7.500          2,122.37      395,000.00
    PLEASANTON       CA   94566          5            08/18/97         00
    4873741                              05           10/01/97          0
    4873741                              O            09/01/27
    0


    1642023          J95/J95             F          123,000.00         ZZ
                                         360        122,834.39          1
    501 JOHNSON STREET                 8.000            902.53         80
                                       7.750            902.53      155,000.00
    TERRELL          TX   75160          1            09/11/97         00
    120347511                            05           11/01/97          0
    120347511                            O            10/01/27
    0


    1642063          J95/J95             F          182,000.00         ZZ
                                         360        181,742.27          1
    16506 164TH AVENUE NE              7.750          1,303.87         80
                                       7.500          1,303.87      227,500.00
    WOODINVILLE      WA   98072          1            09/12/97         00
    12007522                             05           11/01/97          0
    12007522                             O            10/01/27
    0


    1642075          J95/J95             F          238,300.00         ZZ
                                         360        237,804.77          1
    1515 EAGLES NEST LANE              7.875          1,727.84         80
                                       7.625          1,727.84      297,903.00
    GILROY           CA   95020          1            08/27/97         00
    4837951                              05           10/01/97          0
    4837951                              O            09/01/27
    0


    1642109          J95/J95             F          243,700.00         ZZ
                                         360        243,167.49          1
    5278 WEST MOHAWK LANE              7.625          1,724.89         80
                                       7.375          1,724.89      304,708.00
    GLENDALE         AZ   85308          1            08/14/97         00
    4937033                              03           10/01/97          0
1


    4937033                              O            09/01/27
    0


    1642128          J95/J95             F          256,500.00         ZZ
                                         360        255,953.37          1
    8734 TOYON COURT                   7.750          1,837.60         95
                                       7.500          1,837.60      270,000.00
    GILROY           CA   95020          1            08/26/97         10
    12018487                             05           10/01/97         30
    12018487                             O            09/01/27
    0


    1642161          003/G01             F          186,400.00         ZZ
                                         360        186,268.43          1
    212 ENCLAVE LANE                   7.750          1,335.40         80
                                       7.500          1,335.40      233,000.00
    NEWNAN           GA   30263          1            10/07/97         00
    0430443408                           05           12/01/97          0
    003868767                            O            11/01/27
    0


    1642199          E85/G01             F          624,000.00         ZZ
                                         360        623,559.59          1
    2288 VINEYARD ROAD                 7.750          4,470.41         80
                                       7.500          4,470.41      780,000.00
    NOVATO           CA   94947          5            10/21/97         00
    0430494393                           05           12/01/97          0
    9601678                              O            11/01/27
    0


    1642240          147/G01             F          241,800.00         ZZ
                                         360        241,310.00          1
    7135 PINTAIL DRIVE                 8.000          1,774.25         80
                                       7.750          1,774.25      302,269.00
    CARLSBAD         CA   92009          1            08/27/97         00
    0430437962                           01           10/01/97          0
    10021354                             O            09/01/27
    0


    1642289          367/367             F          318,702.33         ZZ
                                         308        318,042.90          1
    6411 KENHOWE DRIVE                 7.750          2,386.94         73
                                       7.500          2,386.94      440,000.00
    BETHESDA         MD   20817          2            10/06/97         00
    7530342                              05           11/01/97          0
    7530342                              O            06/01/23
    0


1


    1642336          E73/G01             F          292,500.00         ZZ
                                         360        292,313.48          1
    18 EMERSON DRIVE                   8.250          2,197.46         92
                                       8.000          2,197.46      319,978.00
    CINNAMINSON      NJ   08077          1            10/02/97         10
    0430486027                           05           12/01/97         30
    8000030286                           O            11/01/27
    0


    1642389          B57/G01             F           65,200.00         T
                                         360         65,155.13          1
    2200 WOODLAND DRIVE                7.875            472.75         80
                                       7.625            472.75       81,500.00
    PINE MOUNTAIN C  CA   93222          1            10/03/97         00
    0430518498                           03           12/01/97          0
    9712105                              O            11/01/27
    0


    1642491          B79/G01             F          361,000.00         ZZ
                                         360        360,769.81          2
    220 - 222 EUREKA STREET            8.250          2,712.07         74
                                       8.000          2,712.07      490,000.00
    SAN FRANCISCO    CA   94114          2            10/21/97         00
    0430485177                           05           12/01/97          0
    019443                               O            11/01/27
    0


    1642563          575/G01             F          175,300.00         ZZ
                                         360        175,051.76          1
    15506 OVERCHASE LANE               7.750          1,255.87         80
                                       7.500          1,255.87      219,130.00
    BOWIE            MD   20715          1            09/30/97         00
    0430435925                           03           11/01/97          0
    972348639                            O            10/01/27
    0


    1642657          637/G01             F          259,000.00         ZZ
                                         360        258,642.35          1
    4627 N. INVERGORDON RD             7.875          1,877.93         70
                                       7.625          1,877.93      370,000.00
    SCOTTSDALE       AZ   85251          5            09/25/97         00
    0430488627                           05           11/01/97          0
    9803644                              O            10/01/27
    0


    1642662          637/G01             F          263,960.00         ZZ
                                         360        263,604.58          1
    4535 CABELLO STREET                8.000          1,936.85         80
                                       7.750          1,936.85      329,950.00
1


    UNION CITY       CA   94587          1            09/23/97         00
    0430488395                           05           11/01/97          0
    8155533                              O            10/01/27
    0


    1642670          637/G01             F          600,000.00         ZZ
                                         360        599,128.70          1
    8005 RIVER PLACE                   7.625          4,246.77         77
                                       7.375          4,246.77      780,000.00
    CARMEL           CA   93923          1            09/18/97         00
    0430488650                           05           11/01/97          0
    8120479                              O            10/01/27
    0


    1642681          637/G01             F          605,000.00         ZZ
                                         360        605,000.00          1
    1070 GRAY FOX CIRCLE               8.125          4,492.11         76
                                       7.875          4,492.11      800,000.00
    PLEASANTON       CA   94566          2            11/05/97         00
    0430507970                           05           01/01/98          0
    8173346                              O            12/01/27
    0


    1642694          992/G01             F          400,000.00         ZZ
                                         360        399,687.96          1
    19 SHERWOOD GATE                   7.250          2,728.71         57
                                       7.000          2,728.71      705,000.00
    OYSTER BAY       NY   11771          1            10/31/97         00
    0430484642                           05           12/01/97          0
    342303                               O            11/01/27
    0


    1642747          759/G01             F          423,750.00         ZZ
                                         360        423,465.67          2
    206 AND 208 FAIRMOUNT STREET       8.000          3,109.33         75
                                       7.750          3,109.33      565,000.00
    SAN FRANCISCO    CA   94131          2            10/22/97         00
    0430486084                           05           12/01/97          0
    5350114953                           O            11/01/27
    0


    1642788          K08/G01             F          115,200.00         ZZ
                                         360        115,040.92          1
    1820 FLATWOOD DRIVE                7.875            835.28         69
                                       7.625            835.28      167,000.00
    FLOWERMOUND      TX   75028          1            09/29/97         00
    0410556369                           03           11/01/97          0
    410556369                            O            10/01/27
    0
1




    1642938          A52/G01             F          385,000.00         ZZ
                                         360        385,000.00          1
    5110 LILBURN STONE MOUNTAIN RD     7.875          2,791.52         70
                                       7.625          2,791.52      551,000.00
    LILBURN          GA   30047          2            11/13/97         00
    0430487272                           05           01/01/98          0
    237378                               O            12/01/27
    0


    1643007          666/G01             F          195,400.00         ZZ
                                         360        195,400.00          1
    5815 COMPASS DRIVE                 7.750          1,399.87         79
                                       7.500          1,399.87      250,000.00
    LOS ANGELES      CA   90045          2            11/06/97         00
    0430498840                           05           01/01/98          0
    591466                               O            12/01/27
    0


    1643080          E85/G01             F          875,000.00         ZZ
                                         360        874,397.83          1
    2736 BRODERICK STREET              7.875          6,344.36         70
                                       7.625          6,344.36    1,250,000.00
    SAN FRANCISCO    CA   94123          1            10/24/97         00
    0430485383                           05           12/01/97          0
    9601641                              O            11/01/27
    0


    1643104          025/025             F          496,000.00         ZZ
                                         360        493,205.74          1
    7321 SW 47 COURT                   7.875          3,596.34         80
                                       7.625          3,596.34      620,000.00
    MIAMI            FL   33143          1            03/28/97         00
    885493                               05           05/01/97          0
    885493                               O            04/01/27
    0


    1643105          025/025             F          240,000.00         ZZ
                                         360        239,651.50          1
    562 OLD CANTON ROAD                7.625          1,698.70         79
                                       7.375          1,698.70      307,100.00
    MARIETTA         GA   30068          1            09/19/97         00
    529039                               05           11/01/97          0
    529039                               O            10/01/27
    0


    1643107          025/025             F          226,860.00         ZZ
                                         360        225,958.14          1
1


    208 CROSS ANCHOR PLACE             7.625          1,605.70         71
                                       7.375          1,605.70      320,000.00
    PINEY FLATS      TN   37686          2            07/31/97         00
    36279                                05           09/01/97          0
    36279                                O            08/01/27
    0


    1643168          A13/G01             F          292,100.00         ZZ
                                         360        291,021.38          1
    2293 BALLARD WAY                   8.250          2,194.45         81
                                       8.000          2,194.45      364,515.00
    ELLICOTT CITY    MD   21042          1            09/19/97         95
    0430492454                           05           11/01/97          0
    970044723                            O            10/01/27
    0


    1643194          637/G01             F          266,000.00         ZZ
                                         360        265,816.94          1
    507 N FORMOSA AVENUE               7.875          1,928.69         80
                                       7.625          1,928.69      333,000.00
    LOS ANGELES      CA   90036          1            10/24/97         00
    0430497743                           05           12/01/97          0
    8212896                              O            11/01/27
    0


    1643306          J99/G01             F          316,000.00         ZZ
                                         360        315,773.75          1
    744 FARRINGDON LANE                7.875          2,291.22         80
                                       7.625          2,291.22      395,000.00
    BURLINGAME       CA   94010          1            10/08/97         00
    0430435321                           05           12/01/97          0
    61                                   O            11/01/27
    0


    1643317          225/225             F          343,000.00         ZZ
                                         360        342,287.19          1
    10284 SPRINGSTONE ROAD             7.875          2,486.99         70
                                       7.625          2,486.99      490,000.00
    MCCORDSVILLE     IN   46055          2            08/25/97         00
    8059747                              05           10/01/97          0
    8059747                              O            09/01/27
    0


    1643388          B24/G01             F          103,550.00         ZZ
                                         360        103,550.00          1
    609 CARSON AVE                     8.500            796.21         95
                                       8.250            796.21      109,000.00
    PERTH AMBOY      NJ   08861          2            11/06/97         14
    0430477729                           05           01/01/98         30
1


    235711                               O            12/01/27
    0


    1643514          H05/H05             F          254,500.00         ZZ
                                         360        254,500.00          1
    14 COLLEEN DRIVE                   7.750          1,823.27         80
                                       7.500          1,823.27      318,500.00
    WYNANTSKILL      NY   12198          2            11/10/97         00
    7090325                              05           01/01/98          0
    7090325                              O            12/01/27
    0


    1643656          369/G01             F          303,242.29         ZZ
                                         325        302,713.15          1
    12122 PEBBLE POINTE PASS           8.000          2,285.31         78
                                       7.750          2,285.31      392,547.00
    CARMEL           IN   46033          4            09/12/97         00
    0430518662                           05           11/01/97          0
    48190441                             O            11/01/24
    0


    1643701          889/G01             F          168,000.00         ZZ
                                         360        167,768.00          1
    4439 EAST BARKER WAY               7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    LONG BEACH       CA   90814          1            09/23/97         00
    0430494955                           05           11/01/97          0
    51002194                             O            10/01/27
    0


    1643744          764/G01             F          570,000.00         ZZ
                                         360        569,627.14          1
    3595 GRAND AVENUE                  8.125          4,232.23         69
                                       7.875          4,232.23      830,000.00
    CLAREMONT        CA   91711          2            10/28/97         00
    0430498063                           05           12/01/97          0
    890788                               O            11/01/27
    0


    1643765          069/G01             F          400,000.00         ZZ
                                         360        399,724.72          1
    315 SOUTH CANON DRIVE              7.875          2,900.28         64
                                       7.625          2,900.28      625,000.00
    BEVERLY HILLS    CA   90212          2            10/29/97         00
    0430498592                           02           12/01/97          0
    2215564                              O            11/01/27
    0


1


    1643770          806/G01             F          191,500.00         ZZ
                                         360        191,500.00          1
    10881 MCPEAK LANE                  7.625          1,355.43         80
                                       7.375          1,355.43      239,398.00
    DUBLIN           CA   94568          1            11/05/97         00
    0430501825                           01           01/01/98          0
    1070004697                           O            12/01/27
    0


    1643773          806/G01             F          256,850.00         ZZ
                                         360        256,668.71          1
    4496 SPARROW COURT                 7.750          1,840.11         80
                                       7.500          1,840.11      321,087.00
    DUBLIN           CA   94568          1            10/24/97         00
    0430488676                           05           12/01/97          0
    1070004340                           O            11/01/27
    0


    1643820          025/025             F          242,000.00         ZZ
                                         360        241,657.29          1
    5096 CHARLSIE DRIVE                7.750          1,733.72         80
                                       7.500          1,733.72      303,000.00
    MARIETTA         GA   30068          5            09/19/97         00
    140299                               05           11/01/97          0
    140299                               O            10/01/27
    0


    1643911          K08/G01             F           71,250.00         ZZ
                                         360         71,200.97          1
    6220 BENTWOOD TRAIL UNIT #1908     7.875            516.61         95
                                       7.625            516.61       75,000.00
    DALLAS           TX   75252          1            10/03/97         10
    0410571061                           01           12/01/97         30
    410571061                            O            11/01/27
    0


    1643930          E66/E66             F          266,550.00         ZZ
                                         360        265,597.11          1
    27 STONECREEK COURT                7.750          1,909.60         80
                                       7.500          1,909.60      333,200.00
    GREENSBORO       NC   27455          1            06/30/97         00
    600328876                            05           08/01/97          0
    600328876                            O            07/01/27
    0


    1644008          765/G01             F          595,000.00         ZZ
                                         360        595,000.00          1
    11228 CASHMERE STREET              8.250          4,470.04         70
                                       8.000          4,470.04      850,000.00
1


    LOS ANGELES      CA   90049          1            11/13/97         00
    0430499988                           05           01/01/98          0
    327668                               O            12/01/27
    0


    1644079          907/G01             F          210,900.00         ZZ
                                         360        210,758.49          1
    2000 STRATFORD DRIVE               8.000          1,547.51         85
                                       7.750          1,547.51      250,000.00
    WESTBURY         NY   11590          1            10/29/97         04
    0430499616                           05           12/01/97         30
    10001760                             O            11/01/27
    0


    1644190          764/G01             F          264,000.00         ZZ
                                         360        264,000.00          1
    1713 LAS PALMITAS STREET           7.875          1,914.19         80
                                       7.625          1,914.19      330,000.00
    SOUTH PASADENA   CA   91030          2            10/31/97         00
    0430498774                           05           01/01/98          0
    890791                               O            12/01/27
    0


    1644209          F19/G01             F          278,000.00         ZZ
                                         360        277,803.79          1
    17 PASATIEMPO DRIVE                7.750          1,991.63         45
                                       7.500          1,991.63      630,000.00
    SANTA CRUZ       CA   95060          5            10/21/97         00
    0430494906                           03           12/01/97          0
    232021                               O            11/01/27
    0


    1644533          956/G01             F          285,000.00         ZZ
                                         360        285,000.00          1
    3380 MAURICIA AVENUE               7.750          2,041.77         75
                                       7.500          2,041.77      380,000.00
    SANTA CLARA      CA   95051          5            11/12/97         00
    0430504969                           05           01/01/98          0
    2709432                              O            12/01/27
    0


    1644567          B24/G01             F           96,300.00         ZZ
                                         360         96,228.54          1
    30 PLAYERS CIRCLE                  7.500            673.34         90
                                       7.250            673.34      108,000.00
    TINTON FALLS     NJ   07724          1            10/31/97         01
    0430445973                           05           12/01/97         25
    234010                               O            11/01/27
    0
1




    1644570          B24/G01             F           63,900.00         ZZ
                                         360         63,900.00          1
    24 ENGLISH CLUB DR                 8.125            474.46         90
                                       7.875            474.46       71,000.00
    ENGLISHTOWN      NJ   07726          2            11/07/97         01
    0430479642                           03           01/01/98         25
    232147                               O            12/01/27
    0


    1644592          637/G01             F          459,850.00         ZZ
                                         360        459,533.53          1
    21955 CAYUGA LANE                  7.875          3,334.24         80
                                       7.625          3,334.24      574,850.00
    LAKE FOREST      CA   92630          1            10/27/97         00
    0430498212                           03           12/01/97          0
    8401101                              O            11/01/27
    0


    1644594          637/G01             F          252,800.00         ZZ
                                         360        252,626.02          1
    24891 ALTAMIRA DRIVE               7.875          1,832.98         80
                                       7.625          1,832.98      316,000.00
    LAGUNA HILLS     CA   92653          2            10/28/97         00
    0430500363                           05           12/01/97          0
    8393472                              O            11/01/27
    0


    1644728          A46/G01             F          314,000.00         ZZ
                                         360        313,778.39          1
    3214 OAK LINKS AVENUE              7.750          2,249.53         58
                                       7.500          2,249.53      550,000.00
    HOUSTON          TX   77057          5            10/27/97         00
    0430498154                           05           12/01/97          0
    232568                               O            11/01/27
    0


    1644783          E22/G01             F          123,500.00         ZZ
                                         360        123,333.71          1
    4455 E. CREOSOTE                   8.000            906.20         95
                                       7.750            906.20      130,512.00
    CAVE CREEK       AZ   85331          1            09/26/97         04
    0410466460                           03           11/01/97         30
    410466460                            O            10/01/27
    0


    1644800          F03/G01             F          102,650.00         ZZ
                                         360        102,650.00          1
1


    307 BEACON HILL DRIVE              8.250            771.18         70
                                       8.000            771.18      147,000.00
    LAFAYETTE        CO   80026          2            11/10/97         00
    0430501692                           05           01/01/98          0
    DEN11563                             O            12/01/27
    0


    1644884          825/G01             F          336,600.00         T
                                         360        336,374.15          1
    1598 ESTATES DRIVE                 8.000          2,469.85         44
                                       7.750          2,469.85      765,000.00
    BRECKENRIDGE     CO   80424          2            10/10/97         00
    0430447375                           05           12/01/97          0
    16929                                O            11/01/27
    0


    1645063          461/G01             F          280,000.00         ZZ
                                         360        279,613.34          1
    2376 WESTPARK DRIVE                7.875          2,030.20         55
                                       7.625          2,030.20      515,000.00
    SAN JOSE         CA   95124          2            09/22/97         00
    0430437871                           05           11/01/97          0
    9021509336                           O            10/01/27
    0


    1645188          637/G01             F          232,750.00         ZZ
                                         360        232,589.82          1
    1422 VINCI PARK DRIVE              7.875          1,687.60         95
                                       7.625          1,687.60      245,000.00
    SAN JOSE         CA   95131          1            10/24/97         04
    0430506121                           05           12/01/97         30
    8172868                              O            11/01/27
    0


    1645201          455/G01             F          119,900.00         T
                                         360        119,823.54          1
    105 DRUID OAKS LANE                8.250            900.77         75
                                       8.000            900.77      159,900.00
    ST. SIMONS ISLA  GA   31522          1            10/15/97         00
    0430502641                           05           12/01/97          0
    56981                                O            11/01/27
    0


    1645234          776/G01             F          114,900.00         ZZ
                                         360        114,756.68          1
    70 AVENTURA DRIVE                  8.375            873.32         80
                                       8.125            873.32      143,648.00
    FESTUS           MO   63028          1            09/29/97         00
    0430500777                           03           11/01/97          0
1


    2301455                              O            10/01/27
    0


    1645255          267/267             F          650,000.00         ZZ
                                         360        649,505.40          1
    268 WIGMORE DR                     7.375          4,489.39         79
                                       7.125          4,489.39      825,000.00
    PASADENA         CA   91105          1            10/08/97         00
    4320826                              05           12/01/97          0
    4320826                              O            11/01/27
    0


    1645289          E53/G01             F          250,000.00         ZZ
                                         360        249,819.06          1
    7245 SW 109TH TERRACE              7.625          1,769.48         82
                                       7.375          1,769.48      307,000.00
    MIAMI            FL   33156          2            11/03/97         12
    0430487108                           05           12/01/97         12
    0011108643                           O            11/01/27
    0


    1645311          638/G01             F          290,400.00         ZZ
                                         360        290,400.00          1
    17651 LIMETREE WAY                 7.500          2,030.52         80
                                       7.250          2,030.52      363,000.00
    TUSTIN           CA   92780          2            11/07/97         00
    0430524595                           05           01/01/98          0
    08672380                             O            12/01/27
    0


    1645353          480/G01             F          650,000.00         ZZ
                                         360        649,616.25          1
    72 MARTINIQUE AVENUE               8.625          5,055.63         80
                                       8.375          5,055.63      815,000.00
    TAMPA            FL   33606          1            10/10/97         00
    0430471300                           05           12/01/97          0
    1751395                              O            11/01/27
    0


    1646527          G94/G01             F          104,400.00         ZZ
                                         360        104,400.00          1
    16455 S.W. 98 TERRACE              8.125            775.17         95
                                       7.875            775.17      109,900.00
    MIAMI            FL   33196          1            11/05/97         10
    0430487025                           03           01/01/98         30
    971528                               O            12/01/27
    0


1


    1646537          964/G01             F          625,750.00         ZZ
                                         360        625,750.00          1
    19572 MAYFIELD CIRCLE              7.625          4,429.02         80
                                       7.375          4,429.02      783,000.00
    HUNTINGTON BEAC  CA   92648          1            11/14/97         00
    0430501536                           03           01/01/98          0
    28771                                O            12/01/27
    0


    1646555          637/G01             F          375,000.00         ZZ
                                         360        374,700.11          1
    9 RUSSELL LANE                     7.125          2,526.45         77
                                       6.875          2,526.45      490,000.00
    LAGUNA NIGUEL    CA   92677          1            10/28/97         00
    0430498675                           03           12/01/97          0
    8391112                              O            11/01/27
    0


    1646613          B24/G01             F          142,500.00         ZZ
                                         360        142,500.00          1
    169 MAPLE STREET                   8.000          1,045.61         94
                                       7.750          1,045.61      152,000.00
    BRIDGEWATER      NJ   08907          2            11/04/97         01
    0430475137                           05           01/01/98         30
    232400                               O            12/01/27
    0


    1646651          F84/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    45 ALBEMARLE RD                    8.500          1,783.88         90
                                       8.250          1,783.88      260,000.00
    WESTBURY         NY   11590          2            11/20/97         10
    0430506683                           05           01/01/98         25
    0000                                 O            12/01/27
    0


    1646702          E57/G01             F          349,000.00         ZZ
                                         360        348,753.68          1
    1643 WEST CERRITOS AVENUE          7.750          2,500.28         74
                                       7.500          2,500.28      475,000.00
    ANAHEIM          CA   92802          2            10/29/97         00
    0430496125                           05           12/01/97          0
    132552005129                         O            11/01/27
    0


    1646725          H05/H05             F          246,000.00         ZZ
                                         360        246,000.00          1
    28 UNDERWOOD ROAD                  8.000          1,805.06         65
                                       7.750          1,805.06      380,000.00
1


    MONTVILLE        NJ   07045          5            11/07/97         00
    7090244                              05           01/01/98          0
    7090244                              O            12/01/27
    0


    1646749          575/G01             F          274,150.00         ZZ
                                         360        274,150.00          1
    5605 NW 33RD STREET                7.500          1,916.90         80
                                       7.250          1,916.90      342,700.00
    WASHINGTON       DC   20015          1            11/03/97         00
    0430497727                           05           01/01/98          0
    972424935                            O            12/01/27
    0


    1646800          E22/G01             F          140,000.00         ZZ
                                         360        139,910.73          1
    10758 WEST BRAEMAR DRIVE           8.250          1,051.77         50
                                       8.000          1,051.77      281,000.00
    HOLLY            MI   48442          5            10/01/97         00
    0410558852                           05           12/01/97          0
    410558852                            O            11/01/27
    0


    1646810          K08/G01             F          122,500.00         ZZ
                                         360        122,415.70          1
    171 WATERWHEEL ROAD                7.875            888.21         70
                                       7.625            888.21      175,000.00
    PORT DEPOSIT     MD   21904          2            10/09/97         00
    0410563985                           05           12/01/97          0
    410563985                            O            11/01/27
    0


    1647083          E85/G01             F          647,500.00         ZZ
                                         360        647,043.00          1
    35 HACIENDA DRIVE                  7.750          4,638.77         70
                                       7.500          4,638.77      925,000.00
    TIBURON          CA   94920          1            10/27/97         00
    0430488569                           05           12/01/97          0
    9601719                              O            11/01/27
    0


    1647085          637/G01             F          300,000.00         ZZ
                                         360        299,788.26          1
    43925 ROSEMERE DRIVE               7.750          2,149.24         57
                                       7.500          2,149.24      532,000.00
    FREMONT          CA   94539          1            10/31/97         00
    0430507418                           03           12/01/97          0
    8172645                              O            11/01/27
    0
1




    1647150          B30/G01             F           98,800.00         ZZ
                                         360         98,800.00          1
    1320 CATTAIL STREET                8.125            733.59         95
                                       7.875            733.59      104,000.00
    NAMPA            ID   83686          2            11/20/97         10
    0430508002                           03           01/01/98         30
    550L2224WR                           O            12/01/27
    0


    1647194          811/G01             F          255,200.00         ZZ
                                         360        255,028.76          1
    1593 CAMDEN OAKS COURT             8.000          1,872.57         80
                                       7.750          1,872.57      319,000.00
    SAN JOSE         CA   95124          1            10/09/97         00
    0430490367                           05           12/01/97          0
    FM02200881                           O            11/01/27
    0


    1647561          144/144             F          317,700.00         ZZ
                                         360        317,700.00          1
    365 SALEM ROAD                     7.875          2,303.55         85
                                       7.625          2,303.55      375,000.00
    POUND RIDGE      NY   10576          1            11/12/97         04
    160606400                            05           01/01/98         25
    160606400                            O            12/01/27
    0


    1647628          076/076             F          468,750.00         T
                                         360        467,379.96          1
    13537 MADISON AVENUE               7.625          3,317.78         75
                                       7.375          3,317.78      625,000.00
    OCEAN CITY       MD   21842          5            08/01/97         00
    8592132                              03           09/01/97          0
    8592132                              O            08/01/27
    0


    1647700          956/G01             F          301,200.00         ZZ
                                         360        300,987.42          1
    9438 BIANCA AVENUE                 7.750          2,157.83         80
                                       7.500          2,157.83      380,000.00
    NORTHRIDGE       CA   91325          1            10/30/97         00
    0430493767                           05           12/01/97          0
    7710230                              O            11/01/27
    0


    1647701          568/G01             F           93,400.00         ZZ
                                         360         93,400.00          1
1


    4308 CORAN LANE                    8.375            709.91         76
                                       8.125            709.91      123,000.00
    LAS VEGAS        NV   89108          2            11/03/97         00
    0430504803                           05           01/01/98          0
    620704                               O            12/01/27
    0


    1647703          624/G01             F          163,000.00         ZZ
                                         360        163,000.00          1
    268 BOLINAS ROAD                   7.500          1,139.72         65
                                       7.250          1,139.72      252,500.00
    FAIRFAX          CA   94930          2            11/03/97         00
    0430487066                           05           01/01/98          0
    86500170673F                         O            12/01/27
    0


    1647708          637/G01             F          392,000.00         ZZ
                                         360        391,709.08          1
    11 EASTHILL                        7.500          2,740.92         80
                                       7.250          2,740.92      490,000.00
    COTO DE CAZA     CA   92679          1            10/27/97         00
    0430497172                           03           12/01/97          0
    8216459                              O            11/01/27
    0


    1647729          E60/G01             F          628,000.00         ZZ
                                         360        627,556.76          1
    2689 SPYGLASS DRIVE                7.750          4,499.07         80
                                       7.500          4,499.07      786,000.00
    PISMO BEACH      CA   93449          1            10/13/97         00
    0430449082                           05           12/01/97          0
    510445                               O            11/01/27
    0


    1647732          A06/G01             F          300,000.00         ZZ
                                         360        299,808.70          1
    536 HENRIETTA                      8.250          2,253.80         80
                                       8.000          2,253.80      375,000.00
    BIRMINGHAM       MI   48009          2            10/17/97         00
    0430489690                           05           12/01/97          0
    9710513                              O            11/01/27
    0


    1647735          637/G01             F          243,724.00         ZZ
                                         360        243,378.85          1
    10379 NORTH PIERPONT CIR           7.750          1,746.07         90
                                       7.500          1,746.07      270,805.00
    FRESNO           CA   93720          1            09/11/97         04
    0430524884                           05           11/01/97         25
1


    9806431                              O            10/01/27
    0


    1647743          E33/G01             F          250,000.00         ZZ
                                         360        250,000.00          1
    120 EAST NILES AVENUE              7.625          1,769.49         80
                                       7.375          1,769.49      312,500.00
    LAKE FOREST      IL   60045          1            11/03/97         00
    0430485052                           05           01/01/98          0
    323768600                            O            12/01/27
    0


    1647893          575/G01             F           75,600.00         ZZ
                                         360         75,546.64          1
    13042 VIBURNUM DRIVE SOUTH         7.750            541.61         70
                                       7.500            541.61      108,000.00
    JACKSONVILLE     FL   32246          1            10/17/97         00
    0430462911                           03           12/01/97          0
    972412294                            O            11/01/27
    0


    1647896          907/G01             F          245,000.00         ZZ
                                         360        245,000.00          1
    1 ANDOVER LANE                     7.375          1,692.15         59
                                       7.125          1,692.15      420,000.00
    WOODMERE         NY   11598          2            10/31/97         00
    0430504589                           05           01/01/98          0
    063567725                            O            12/01/27
    0


    1647977          F21/G01             F          295,000.00         ZZ
                                         360        295,000.00          1
    529 VISTA DEL MAR DRIVE            7.500          2,062.69         73
                                       7.250          2,062.69      409,000.00
    APTOS            CA   95003          5            11/03/97         00
    0430504951                           05           01/01/98          0
    060113729                            O            12/01/27
    0


    1647984          666/G01             F          420,000.00         ZZ
                                         360        420,000.00          1
    10115 ROSSBURY PLACE               7.625          2,972.73         80
                                       7.375          2,972.73      525,000.00
    LOS ANGELES      CA   90064          1            11/10/97         00
    0430505230                           05           01/01/98          0
    591540                               O            12/01/27
    0


1


    1647998          B49/G01             F          165,800.00         ZZ
                                         360        165,800.00          1
    14100 CAVANAUGH MILE ROAD          7.750          1,187.81         76
                                       7.500          1,187.81      220,000.00
    HUDSON           CO   80642          2            11/10/97         00
    0430498055                           05           01/01/98          0
    11336243                             O            12/01/27
    0


    1648014          F03/G01             F          121,100.00         ZZ
                                         360        121,100.00          1
    12454 ANTELOPE TRAIL               7.875            878.06         45
                                       7.625            878.06      275,000.00
    PARKER           CO   80134          1            11/11/97         00
    0430499897                           05           01/01/98          0
    DEN11598                             O            12/01/27
    0


    1648191          633/G01             F          139,500.00         ZZ
                                         360        139,500.00          1
    7290 COMISO WAY                    7.375            963.49         95
                                       7.125            963.49      147,000.00
    RANCHO CUCAMONG  CA   91701          2            11/03/97         01
    0430517276                           05           01/01/98         30
    692115                               O            12/01/27
    0


    1648233          B24/G01             F           62,400.00         ZZ
                                         360         62,400.00          1
    29 PRESSPRICH STREET               8.625            485.34         80
                                       8.375            485.34       78,000.00
    STAMFORD         CT   06902          1            11/12/97         00
    0430480434                           05           01/01/98          0
    233510                               O            12/01/27
    0


    1648243          B24/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
    2 STAGE COACH DR                   7.875            870.08         64
                                       7.625            870.08      189,000.00
    HOLMDEL          NJ   07733          1            11/24/97         00
    0430500660                           05           01/01/98          0
    1648243                              O            12/01/27
    0


    1648318          025/025             F          244,900.00         ZZ
                                         360        244,544.37          1
    15010 STORY COURT                  7.625          1,733.39         90
                                       7.375          1,733.39      272,150.00
1


    WESTFIELD        IN   46074          1            09/26/97         12
    5678341                              03           11/01/97         25
    5678341                              O            10/01/27
    0


    1648371          180/G01             F           83,250.00         ZZ
                                         360         83,195.54          1
    577 NORTH OCOTILLO LANE            8.125            618.13         75
                                       7.875            618.13      111,000.00
    GILBERT          AZ   85233          1            10/30/97         00
    0430499699                           05           12/01/97          0
    0012165767                           O            11/01/27
    0


    1648388          F03/G01             F          256,000.00         ZZ
                                         360        256,000.00          1
    21892 MIDCREST DRIVE               7.750          1,834.02         80
                                       7.500          1,834.02      320,000.00
    LAKE FOREST      CA   92630          1            11/04/97         00
    0430499392                           05           01/01/98          0
    10591                                O            12/01/27
    0


    1648398          731/G01             F          144,000.00         ZZ
                                         360        144,000.00          1
    25 PELICAN LANE                    7.875          1,044.10         69
                                       7.625          1,044.10      210,000.00
    REDWOOD CITY     CA   94065          5            11/03/97         00
    0430488213                           01           01/01/98          0
    114255075                            O            12/01/27
    0


    1648403          731/G01             F          483,750.00         ZZ
                                         360        483,433.56          1
    22263 BUCKINGHAM COURT             8.125          3,591.83         75
                                       7.875          3,591.83      645,000.00
    HENDERSON        NV   89014          2            10/31/97         00
    0430490649                           03           12/01/97          0
    613511193                            O            11/01/27
    0


    1648441          H05/H05             F          237,800.00         ZZ
                                         360        237,800.00          1
    5 SARATOGA DRIVE                   8.000          1,744.89         80
                                       7.750          1,744.89      298,470.00
    RINGOES          NJ   08220          2            11/10/97         00
    7100130                              03           01/01/98          0
    7100130                              O            12/01/27
    0
1




    1648485          B23/G01             F          252,000.00         ZZ
                                         360        251,830.91          1
    33 HENLEY DRIVE                    8.000          1,849.09         90
                                       7.750          1,849.09      280,000.00
    LAGUNA NIGUEL    CA   92677          1            10/30/97         11
    0430484220                           03           12/01/97         25
    88002142                             O            11/01/27
    0


    1648711          E22/G01             F          328,000.00         ZZ
                                         360        327,576.21          1
    2677 SWEET MAPLE COVE              8.375          2,493.04         80
                                       8.125          2,493.04      410,000.00
    GERMANTOWN       TN   38139          1            09/26/97         00
    0410563068                           05           11/01/97          0
    410563068                            O            10/01/27
    0


    1648774          640/G01             F          254,000.00         ZZ
                                         360        253,806.73          1
    143 WILLOW GREEN DRIVE             7.375          1,754.31         80
                                       7.125          1,754.31      317,500.00
    JACKSON          TN   38305          2            10/10/97         00
    0430497248                           05           12/01/97          0
    5932496                              O            11/01/27
    0


    1648821          562/G01             F          268,000.00         ZZ
                                         360        267,815.56          1
    1 WOODBINE ROAD                    7.875          1,943.19         59
                                       7.625          1,943.19      460,000.00
    IRVINGTON        NY   10533          1            10/20/97         00
    0430498709                           05           12/01/97          0
    546275                               O            11/01/27
    0


    1648893          B24/G01             F          133,200.00         ZZ
                                         360        133,200.00          1
    100 MAPLE TREE AVENUE              7.875            965.79         90
    UNIT #1A                           7.625            965.79      148,000.00
    STAMFORD         CT   06906          1            11/07/97         14
    0430475061                           09           01/01/98         25
    233289                               O            12/01/27
    0


    1648963          638/G01             F          585,000.00         ZZ
                                         360        585,000.00          1
1


    2240 JEFFERSON STREET              7.750          4,191.01         74
                                       7.500          4,191.01      800,000.00
    RIVERSIDE        CA   92504          4            11/07/97         00
    0430524645                           05           01/01/98          0
    8672471                              O            12/01/27
    0


    1649032          700/G01             F          107,100.00         ZZ
                                         360        107,100.00          1
    2001 ELEPHANT WALK DRIVE           8.000            785.86         85
                                       7.750            785.86      126,000.00
    IMPERIAL         MO   63052          2            11/25/97         04
    0430522193                           05           01/01/98         20
    124526                               O            12/01/27
    0


    1649033          731/G01             F          266,000.00         ZZ
                                         360        266,000.00          1
    3739 APPIAN STREET                 7.750          1,905.66         80
                                       7.500          1,905.66      332,795.00
    PLEASANTON       CA   94588          1            11/07/97         00
    0430498105                           03           01/01/98          0
    115254929                            O            12/01/27
    0


    1649051          246/G01             F          237,500.00         ZZ
                                         240        236,639.49          1
    41411 PHILIP LN                    7.500          1,913.29         62
                                       7.250          1,913.29      387,500.00
    LEONARDTOWN      MD   20650          1            09/30/97         00
    0430484295                           05           11/01/97          0
    025559                               O            10/01/17
    0


    1649056          E68/G01             F          231,750.00         ZZ
                                         360        231,750.00          1
    301 SOUTH HENRY STREET             7.875          1,680.35         80
                                       7.625          1,680.35      289,725.00
    ALEXANDRIA       VA   22314          1            11/07/97         00
    0430492223                           07           01/01/98          0
    131960                               O            12/01/27
    0


    1649135          705/G01             F          177,300.00         ZZ
                                         360        177,300.00          1
    68 CLEVELAND ROAD                  7.875          1,285.55         90
                                       7.625          1,285.55      197,000.00
    NEW HAVEN        CT   06515          1            11/05/97         11
    0430493585                           05           01/01/98         25
1


    97030332                             O            12/01/27
    0


    1649177          K08/G01             F           89,000.00         ZZ
                                         360         88,938.75          1
    618 JEFFRESS ROAD                  7.875            645.31         85
                                       7.625            645.31      105,000.00
    FLETCHER         NC   28732          2            10/16/97         04
    0410571541                           05           12/01/97         12
    410571541                            O            11/01/27
    0


    1649187          562/G01             F          650,000.00         ZZ
                                         360        649,563.86          1
    10 BRITTANY COURT                  8.000          4,769.47         76
                                       7.750          4,769.47      860,000.00
    CHAPPAQUA        NY   10514          1            10/09/97         00
    0430504068                           05           12/01/97          0
    545277                               O            11/01/27
    0


    1649271          A17/G01             F           73,350.00         ZZ
                                         360         73,350.00          1
    9 HALLMARK GARDENS                 8.250            551.05         90
    UNIT 3                             8.000            551.05       81,500.00
    BURLINGTON       MA   01803          1            11/10/97         11
    0430491431                           01           01/01/98         25
    1649271                              O            12/01/27
    0


    1649301          637/G01             F          290,250.00         ZZ
                                         360        290,250.00          1
    833 TERESITA BOULEVARD             7.625          2,054.38         90
                                       7.375          2,054.38      322,500.00
    SAN FRANCISCO    CA   94127          1            11/05/97         10
    0430521757                           05           01/01/98         25
    8217267                              O            12/01/27
    0


    1649305          637/G01             F           90,900.00         ZZ
                                         360         90,900.00          3
    1845 NORTH CENTER STREET           8.000            667.00         90
                                       7.750            667.00      101,500.00
    MESA             AZ   85201          1            11/04/97         01
    0430505800                           05           01/01/98         25
    9936840                              O            12/01/27
    0


1


    1649310          964/G01             F          244,000.00         ZZ
                                         360        244,000.00          1
    5842 LAKEHAVEN WAY                 7.750          1,748.05         80
                                       7.500          1,748.05      305,000.00
    YORBA LINDA      CA   92886          1            11/07/97         00
    0430497834                           05           01/01/98          0
    29135                                O            12/01/27
    0


    1649312          G22/G01             F          281,000.00         ZZ
                                         360        281,000.00          1
    318 PARK DRIVE                     8.000          2,061.88         75
                                       7.750          2,061.88      375,000.00
    APTOS            CA   95003          4            11/06/97         00
    0430497263                           05           01/01/98          0
    241127                               O            12/01/27
    0


    1649330          927/G01             F          230,000.00         ZZ
                                         360        229,837.67          1
    5535 MICHELLI CREST WAY            7.750          1,647.75         73
                                       7.500          1,647.75      315,500.00
    LAS VEGAS        NV   89129          5            10/09/97         00
    0430490813                           05           12/01/97          0
    342006                               O            11/01/27
    0


    1649342          808/G01             F          253,000.00         ZZ
                                         360        252,816.88          1
    3610 CANONITA DRIVE                7.625          1,790.72         75
                                       7.375          1,790.72      340,000.00
    FALLBROOK        CA   92028          2            10/07/97         00
    0430506642                           05           12/01/97          0
    9303214                              O            11/01/27
    0


    1649390          638/G01             F          300,000.00         ZZ
                                         360        300,000.00          1
    625 BEACH COMBER DRIVE             7.875          2,175.21         80
                                       7.625          2,175.21      375,000.00
    SEAL BEACH       CA   90740          2            11/07/97         00
    0430507657                           05           01/01/98          0
    08676423                             O            12/01/27
    0


    1649401          A39/G01             F          329,600.00         ZZ
                                         360        329,600.00          1
    1341 SINALOA DRIVE                 8.000          2,418.49         80
                                       7.750          2,418.49      412,000.00
1


    GLENDALE         CA   91207          1            11/07/97         00
    0430505040                           05           01/01/98          0
    9701209                              O            12/01/27
    0


    1649418          F59/G01             F          422,000.00         ZZ
                                         360        422,000.00          1
    280 CLARK ROAD                     7.750          3,023.26         80
                                       7.500          3,023.26      527,500.00
    BROOKLINE        MA   02146          1            11/14/97         00
    0430501122                           05           01/01/98          0
    0231255                              O            12/01/27
    0


    1649426          455/G01             F          207,400.00         ZZ
                                         360        207,257.26          1
    4313 CROFTON OVERLOOK              7.875          1,503.80         80
                                       7.625          1,503.80      259,326.00
    SUWANEE          GA   30024          1            10/24/97         00
    0430485284                           03           12/01/97          0
    57069                                O            11/01/27
    0


    1649483          375/G01             F          135,000.00         ZZ
                                         360        134,697.54          1
    5927 DREXEL ROAD                   7.500            943.94         65
                                       7.250            943.94      210,000.00
    PHILADELPHIA     PA   19131          1            08/05/97         00
    0430484618                           05           10/01/97          0
    663613                               O            09/01/27
    0


    1649487          375/G01             F          173,100.00         ZZ
                                         360        172,642.46          1
    606 PERIMETER DRIVE                8.125          1,285.26         76
                                       7.875          1,285.26      229,500.00
    DOWNINGTOWN      PA   19335          1            07/15/97         00
    0430502021                           03           09/01/97          0
    9703016                              O            08/01/27
    0


    1649496          661/661             F          100,000.00         ZZ
                                         360         99,714.95          1
    ROUTE 10 BOX 9643                  7.750            716.41         75
                                       7.500            716.41      133,493.00
    LUFKIN           TX   75904          1            07/31/97         00
    2923563                              05           09/01/97          0
    2923563                              O            08/01/27
    0
1




    1649498          661/661             F          150,000.00         ZZ
                                         360        149,703.65          1
    32 OTOPIAN AVENUE                  8.125          1,113.74         72
                                       7.875          1,113.74      210,000.00
    SUFFERN          NY   10901          1            08/22/97         00
    2942415                              05           10/01/97          0
    2942415                              O            09/01/27
    0


    1649499          661/661             F           50,000.00         ZZ
                                         360         49,886.00          1
    ROUTE 1 BOX 538 WOLF CREEK RD      8.375            380.04         46
                                       8.125            380.04      110,500.00
    FAYATTEVILLE     WV   25840          5            07/31/97         00
    2959526                              05           10/01/97          0
    2959526                              O            09/01/27
    0


    1649501          661/661             F           35,000.00         ZZ
                                         360         34,927.25          1
    421 CUTLER PLACE                   7.875            253.78         43
                                       7.625            253.78       81,500.00
    HORIZON          TX   79927          2            07/31/97         00
    2992618                              05           10/01/97          0
    2992618                              O            09/01/27
    0


    1649503          661/661             F           46,000.00         ZZ
                                         360         45,939.61          1
    12505 PAINTED BUNTING DRIVE        8.125            341.55         36
                                       7.875            341.55      130,000.00
    AUSTIN           TX   78726          2            08/28/97         00
    2997971                              05           11/01/97          0
    2997971                              O            10/01/27
    0


    1649504          661/661             F          254,000.00         ZZ
                                         360        253,485.30          1
    2351 MESA DRIVE                    8.000          1,863.76         74
                                       7.750          1,863.76      345,000.00
    NEWPORT BEACH    CA   92660          2            08/08/97         00
    3000197                              05           10/01/97          0
    3000197                              O            09/01/27
    0


    1649505          661/661             F           69,616.00         ZZ
                                         360         69,488.59          1
1


    400 BRIDGER VIEW DRIVE             8.500            535.28         59
                                       8.250            535.28      119,000.00
    BELGRADE         MT   59714          2            08/08/97         00
    3000866                              05           10/01/97          0
    3000866                              O            09/01/27
    0


    1649506          661/661             F           72,000.00         ZZ
                                         360         71,799.84          1
    515 NORTH COLLEGE AVENUE           7.875            522.05         80
                                       7.625            522.05       90,000.00
    JUSTIN           TX   76247          1            07/30/97         00
    3005410                              05           09/01/97          0
    3005410                              O            08/01/27
    0


    1649508          661/661             F           88,800.00         ZZ
                                         360         88,565.27          1
    1906 LYNN BROOK                    8.125            659.34         80
                                       7.875            659.34      111,000.00
    FLINT            MI   48507          1            07/30/97         00
    3008737                              05           09/01/97          0
    3008737                              O            08/01/27
    0


    1649510          661/661             F          893,250.00         ZZ
                                         360        891,062.36          1
    2680 SUGARLOAF CLUB DRIVE          8.500          6,868.32         79
                                       8.250          6,868.32    1,139,520.00
    DULUTH           GA   30097          1            07/10/97         00
    3013158                              03           09/01/97          0
    3013158                              O            08/01/27
    0


    1649511          661/661             F          236,250.00         ZZ
                                         360        235,576.55          1
    2966 NESTLE CREEK DRIVE            7.750          1,692.52         90
                                       7.500          1,692.52      262,500.00
    MARIETTA         GA   30062          1            07/11/97         14
    3020278                              03           09/01/97         25
    3020278                              O            08/01/27
    0


    1649512          661/661             F          610,500.00         ZZ
                                         360        609,534.05          1
    368 BLACKHAWK LANE                 7.625          4,321.08         80
                                       7.375          4,321.08      765,000.00
    LAFAYETTE        CO   80026          5            09/04/97         00
    3020922                              03           11/01/97          0
1


    3020922                              O            10/01/27
    0


    1649513          661/661             F          223,500.00         T
                                         360        223,080.33          1
    4422 PORT AUSTIN ROAD              8.375          1,698.76         75
                                       8.125          1,698.76      298,000.00
    CASEVILLE        MI   48725          1            08/22/97         00
    3043288                              05           10/01/97          0
    3043288                              O            09/01/27
    0


    1649514          661/661             F           30,000.00         ZZ
                                         360         29,943.64          1
    221 MAGNOLIA ROAD UNIT 221         8.375            228.03         19
                                       8.125            228.03      158,000.00
    RAMSEY           NJ   07446          5            08/21/97         00
    3045887                              01           10/01/97          0
    3045887                              O            09/01/27
    0


    1649530          A52/G01             F          238,410.00         ZZ
                                         360        238,237.45          1
    1717 KINSMON COVE                  7.625          1,687.45         90
                                       7.375          1,687.45      264,900.00
    MARIETTA         GA   30062          1            10/30/97         04
    0430447334                           05           12/01/97         25
    232459                               O            11/01/27
    0


    1649575          964/G01             F          276,000.00         ZZ
                                         360        276,000.00          1
    24782 PASEO VENDAVAL               7.875          2,001.19         80
                                       7.625          2,001.19      345,000.00
    LAKE FOREST      CA   92630          1            11/07/97         00
    0430490565                           05           01/01/98          0
    29269                                O            12/01/27
    0


    1649581          731/G01             F          234,850.00         ZZ
                                         360        234,684.25          1
    469 SOUTH TWENTY FIRST STREET      7.750          1,682.49         80
                                       7.500          1,682.49      293,599.00
    SAN JOSE         CA   95116          1            10/22/97         00
    0430491449                           05           12/01/97          0
    114255035                            O            11/01/27
    0


1


    1649582          757/757             F           93,000.00         ZZ
                                         360         92,935.99          1
    3975 MCCONNELL ROAD                7.875            674.32         40
                                       7.625            674.32      235,000.00
    CUMMING          GA   30040          2            10/22/97         00
    3215720                              05           12/01/97          0
    3215720                              O            11/01/27
    0


    1649587          714/714             F          224,900.00         ZZ
                                         360        224,752.88          1
    N31 W7231 LINCOLN BLVD             8.125          1,669.88         79
                                       7.875          1,669.88      284,900.00
    CEDARBURG        WI   53012          1            10/24/97         00
    10003436                             05           12/01/97          0
    10003436                             O            11/01/27
    0


    1649588          714/G01             F          241,973.82         ZZ
                                         356        241,633.24          1
    LOT 3 HIDDEN OAKS                  7.875          1,759.37         89
                                       7.625          1,759.37      272,000.00
    SUSSEX           WI   53089          2            10/03/97         10
    0430489831                           05           11/01/97         25
    221914                               O            06/01/27
    0


    1649640          E87/G01             F          600,000.00         ZZ
                                         360        600,000.00          1
    1200 ESTRELLA DRIVE                7.625          4,246.76         55
                                       7.375          4,246.76    1,100,000.00
    SANTA BARBARA    CA   93110          1            11/07/97         00
    0430495820                           03           01/01/98          0
    70000766                             O            12/01/27
    0


    1649741          E22/G01             F          156,100.00         ZZ
                                         360        156,002.98          1
    5 DANVILLE OAK PLACE               8.375          1,186.47         70
                                       8.125          1,186.47      223,000.00
    DANVILLE         CA   94526          1            10/15/97         00
    0410570444                           01           12/01/97          0
    410570444                            O            11/01/27
    0


    1649765          K08/G01             F          101,500.00         ZZ
                                         360        101,435.27          2
    3944 W. DAKIN AVENUE               8.250            762.54         78
                                       8.000            762.54      131,500.00
1


    CHICAGO          IL   60618          1            10/17/97         00
    0410563332                           05           12/01/97          0
    410563332                            O            11/01/27
    0


    1649831          H04/G01             F          253,350.00         ZZ
                                         360        253,350.00          1
    756 COTTONWOOD COURT               7.750          1,815.03         69
                                       7.500          1,815.03      367,841.00
    LIVERMORE        CA   94550          1            11/06/97         00
    0430503177                           05           01/01/98          0
    313006                               O            12/01/27
    0


    1649885          562/G01             F          192,700.00         ZZ
                                         360        192,567.38          1
    31 PROSPECT DRIVE                  7.875          1,397.21         75
                                       7.625          1,397.21      257,000.00
    YONKERS          NY   10705          1            10/16/97         00
    0430480863                           05           12/01/97          0
    548073                               O            11/01/27
    0


    1649893          830/830             F          233,750.00         ZZ
                                         360        233,600.94          1
    246 EAST CHESTNUT COURT            8.250          1,756.09         95
                                       8.000          1,756.09      247,000.00
    VISALIA          CA   93277          2            10/20/97         01
    532779                               05           12/01/97         30
    532779                               O            11/01/27
    0


    1649896          685/G01             F          285,450.00         ZZ
                                         360        285,450.00          1
    2507 HUNTINGTON LANE NO. B         7.875          2,069.71         95
                                       7.625          2,069.71      300,500.00
    REDONDO BEACH    CA   90278          1            11/10/97         10
    0430501650                           01           01/01/98         30
    109615                               O            12/01/27
    0


    1649937          936/G01             F          124,800.00         ZZ
                                         360        124,800.00          1
    13886 88TH PLACE NORTH             7.500            872.62         80
                                       7.250            872.62      156,000.00
    WEST PALM BEACH  FL   33412          1            11/14/97         00
    0430519207                           05           01/01/98          0
    6203244                              O            12/01/27
    0
1




    1649980          F59/G01             F          400,000.00         ZZ
                                         360        400,000.00          1
    60 GRALYNN ROAD                    7.750          2,865.65         60
                                       7.500          2,865.65      670,000.00
    NEWTON           MA   02159          2            11/10/97         00
    0430501114                           05           01/01/98          0
    0228708                              O            12/01/27
    0


    1649987          F84/G01             F          110,350.00         ZZ
                                         360        110,350.00          1
    2 WATERFORD DRIVE                  8.500            848.50         75
                                       8.250            848.50      147,150.00
    WHEATLEY HEIGHT  NY   11798          1            11/12/97         00
    0430498659                           05           01/01/98          0
    0000                                 O            12/01/27
    0


    1650020          317/G01             F          188,100.00         ZZ
                                         360        187,963.86          1
    408 OLD COUNTRY WAY                7.625          1,331.36         95
                                       7.375          1,331.36      198,500.00
    WAUCONDA         IL   60084          2            10/16/97         01
    0430517516                           05           12/01/97         30
    241993                               O            11/01/27
    0


    1650074          K08/G01             F          108,550.00         ZZ
                                         360        108,482.53          1
    3802 HI-CREST DRIVE                8.375            825.06         65
                                       8.125            825.06      167,000.00
    ORION            MI   48360          5            10/17/97         00
    0410561807                           05           12/01/97          0
    410561807                            O            11/01/27
    0


    1650160          560/560             F          126,800.00         ZZ
                                         360        126,543.04          1
    221  CLEARLAKE DRIVE               8.000            930.42         95
                                       7.750            930.42      133,500.00
    LAVERGNE         TN   37086          2            09/17/97         21
    450848379                            05           10/01/97         30
    450848379                            O            09/01/27
    0


    1650185          893/G01             F          241,200.00         ZZ
                                         360        241,034.01          1
1


    28 MARINERO CIRCLE #30             7.875          1,748.87         80
                                       7.625          1,748.87      301,500.00
    TIBURON          CA   94920          1            10/02/97         00
    0430492033                           01           12/01/97          0
    0233696                              O            11/01/27
    0


    1650252          H19/G01             F          274,000.00         ZZ
                                         360        274,000.00          1
    1097 SOUTH CRANBERRY WAY           7.750          1,962.97         90
                                       7.500          1,962.97      305,000.00
    SPRINGVILLE      UT   84663          2            11/10/97         12
    0430516658                           05           01/01/98         25
    2033959                              O            12/01/27
    0


    1650262          893/G01             F          240,000.00         ZZ
                                         360        239,821.89          1
    425 SILVERWOOD DRIVE               7.500          1,678.11         56
                                       7.250          1,678.11      433,452.00
    SCOTTS VALLEY    CA   95066          1            10/23/97         00
    0430481630                           05           12/01/97          0
    9706210203                           O            11/01/27
    0


    1650308          514/G01             F          136,000.00         ZZ
                                         360        135,906.41          1
    2441 SHETLAND DRIVE                7.875            986.09         80
                                       7.625            986.09      170,000.00
    HIGHLAND VILLAG  TX   75067          1            10/10/97         00
    0430522334                           05           12/01/97          0
    362989                               O            11/01/27
    0


    1650360          F02/G01             F          290,700.00         ZZ
                                         360        290,288.33          1
    4332 BETTY                         7.750          2,082.61         95
                                       7.500          2,082.61      306,000.00
    BELLAIRE         TX   77401          1            09/26/97         14
    0430465815                           05           11/01/97         30
    0601627364                           O            10/01/27
    0


    1650366          696/G01             F          207,850.00         ZZ
                                         360        207,717.46          1
    1603 DANTON LANE                   8.250          1,561.51         90
                                       8.000          1,561.51      230,990.00
    MITCHELLVILLE    MD   20721          1            10/28/97         12
    0430487223                           05           12/01/97         25
1


    6090978                              O            11/01/27
    0


    1650375          696/G01             F          144,200.00         ZZ
                                         360        144,110.38          1
    208 FOUNTAIN GREEN LANE            8.375          1,096.02         70
                                       8.125          1,096.02      206,000.00
    GAITHERSBURG     MD   20878          1            10/29/97         00
    0430486266                           09           12/01/97          0
    3195794                              O            11/01/27
    0


    1650448          638/G01             F          262,300.00         ZZ
                                         360        262,114.87          1
    9848 ROYAL LAMB DRIVE              7.750          1,879.15         80
                                       7.500          1,879.15      327,884.00
    LAS VEGAS        NV   89128          1            10/17/97         00
    0430495424                           03           12/01/97          0
    08624031                             O            11/01/27
    0


    1650450          637/G01             F          296,000.00         ZZ
                                         360        294,987.23          1
    1140 PINEWOOD DRIVE                8.125          2,197.80         81
                                       7.875          2,197.80      369,350.00
    CAMBRIA          CA   93428          1            09/25/97         96
    0430498295                           05           11/01/97          0
    9776428                              O            10/01/27
    0


    1650454          637/G01             F          224,000.00         ZZ
                                         360        223,849.69          1
    326 GRISSOM STREET                 8.000          1,643.64         80
                                       7.750          1,643.64      280,000.00
    HERCULES         CA   94547          2            10/01/97         00
    0430492306                           03           12/01/97          0
    8155335                              O            11/01/27
    0


    1650482          637/G01             F          300,000.00         ZZ
                                         360        299,798.70          1
    850 UNION HEIGHTS DRIVE            8.000          2,201.30         75
                                       7.750          2,201.30      400,000.00
    HOLLISTER        CA   95023          2            10/07/97         00
    0430490508                           05           12/01/97          0
    8389413                              O            11/01/27
    0


1


    1650500          637/G01             F          449,000.00         ZZ
                                         360        448,666.77          1
    920 PAMELA PLACE                   7.500          3,139.48         80
                                       7.250          3,139.48      561,326.00
    PLEASANTON       CA   94566          1            10/07/97         00
    0430486761                           05           12/01/97          0
    8158156                              O            11/01/27
    0


    1650513          E22/G01             F           75,750.00         ZZ
                                         360         75,702.92          1
    4832 S.TOWER WAY                   8.375            575.75         75
                                       8.125            575.75      101,000.00
    AURORA           CO   80015          1            10/15/97         00
    0410562854                           05           12/01/97          0
    410562854                            O            11/01/27
    0


    1650627          180/G01             F          126,000.00         ZZ
                                         360        125,834.59          1
    3408 ROSEMARY COURT                8.125            935.55         80
                                       7.875            935.55      157,500.00
    BEDFORD          TX   76021          1            09/12/97         00
    0430500892                           05           11/01/97          0
    0004255824                           O            10/01/27
    0


    1650827          F89/G01             F          252,800.00         ZZ
                                         360        252,800.00          1
    32235 FALL RIVER ROAD              7.750          1,811.10         80
                                       7.500          1,811.10      316,000.00
    TRABUCO CANYON   CA   92679          1            11/07/97         00
    0430499491                           03           01/01/98          0
    105655                               O            12/01/27
    0


    1650830          806/G01             F          237,100.00         ZZ
                                         360        237,100.00          1
    4503 PEACOCK COURT                 7.625          1,678.18         80
                                       7.375          1,678.18      296,482.00
    DUBLIN           CA   94568          1            11/10/97         00
    0430524108                           05           01/01/98          0
    1070004455                           O            12/01/27
    0


    1650843          666/G01             F          243,600.00         ZZ
                                         360        243,600.00          1
    6931 CAPSTONE DRIVE                7.500          1,703.29         80
                                       7.250          1,703.29      304,500.00
1


    HUNTINGTON BEAC  CA   92647          1            11/07/97         00
    0430492264                           05           01/01/98          0
    591434                               O            12/01/27
    0


    1650845          A06/G01             F          193,000.00         ZZ
                                         240        193,000.00          1
    54183 FLAMINGO DRIVE               7.875          1,599.35         60
                                       7.625          1,599.35      327,000.00
    SHELBY TOWNSHIP  MI   48315          2            11/14/97         00
    0430505016                           05           01/01/98          0
    9710775                              O            12/01/17
    0


    1650875          B57/G01             F          208,000.00         ZZ
                                         360        207,856.85          1
    26902 DEER TRAIL COURT             7.875          1,508.15         80
                                       7.625          1,508.15      260,000.00
    CALABASAS        CA   91301          1            10/21/97         00
    0430497354                           05           12/01/97          0
    9740283                              O            11/01/27
    0


    1650887          025/025             F          242,500.00         ZZ
                                         360        241,791.23          1
    12536 COMBLAIN ROAD                7.625          1,716.40         87
                                       7.375          1,716.40      279,500.00
    KNOXVILLE        TN   37922          1            08/04/97         10
    788993                               03           09/01/97         25
    788993                               O            08/01/27
    0


    1650959          A83/G01             F          223,250.00         ZZ
                                         360        222,749.38          1
    136 WEST DRIVE                     8.250          1,677.20         95
                                       8.000          1,677.20      235,000.00
    FELTON           CA   95018          1            08/19/97         11
    0430472852                           05           10/01/97         30
    3000539                              O            09/01/27
    0


    1650972          367/367             F          414,000.00         ZZ
                                         360        413,700.36          1
    5700 LENOX ROAD                    7.625          2,930.27         90
                                       7.375          2,930.27      460,000.00
    BETHESDA         MD   20817          1            10/03/97         10
    18733                                05           12/01/97         25
    18733                                O            11/01/27
    0
1




    1650974          A83/G01             F          238,400.00         ZZ
                                         360        237,874.66          1
    120 MATTISON LANE                  7.750          1,707.93         80
                                       7.500          1,707.93      298,000.00
    APTOS            CA   95003          1            08/01/97         00
    0430472910                           05           10/01/97          0
    3000224                              O            09/01/27
    0


    1650976          696/G01             F          236,500.00         ZZ
                                         360        236,345.29          1
    4213 THORNCROFT TERRACE            8.125          1,756.01         88
                                       7.875          1,756.01      271,000.00
    OLNEY            MD   20832          2            10/21/97         12
    0430486795                           05           12/01/97         25
    3115667                              O            11/01/27
    0


    1650978          E85/G01             F          297,500.00         ZZ
                                         360        297,500.00          1
    60 OLIVE AVENUE                    7.375          2,054.76         70
                                       7.125          2,054.76      425,000.00
    NORATO           CA   94960          5            11/07/97         00
    0430522011                           05           01/01/98          0
    9601771                              O            12/01/27
    0


    1650987          A83/G01             F          268,000.00         ZZ
                                         360        267,428.88          1
    5837 ALDERBROOK COURT              7.750          1,919.98         80
                                       7.500          1,919.98      335,000.00
    CASTRO VALLEY    CA   94552          1            08/08/97         00
    0430472936                           03           10/01/97          0
    3000351                              O            09/01/27
    0


    1650999          K08/G01             F          115,200.00         ZZ
                                         360        115,118.69          1
    502 JONES PLACE                    7.750            825.31         80
                                       7.500            825.31      144,000.00
    WALNUT CREEK     CA   94596          1            10/24/97         00
    0410587216                           09           12/01/97          0
    410587216                            O            11/01/27
    0


    1651012          K08/G01             F          230,000.00         ZZ
                                         360        229,833.53          1
1


    1684 MERRILL DRIVE                 7.625          1,627.93         80
                                       7.375          1,627.93      287,500.00
    SAN JOSE         CA   95124          1            10/21/97         00
    0410581870                           05           12/01/97          0
    410581870                            O            11/01/27
    0


    1651016          K08/G01             F          230,300.00         ZZ
                                         360        230,300.00          1
    688 AZURE HILLS DRIVE              7.875          1,669.83         70
                                       7.625          1,669.83      329,000.00
    SIMI VALLEY      CA   93065          1            10/29/97         00
    0410602007                           05           01/01/98          0
    410602007                            O            12/01/27
    0


    1651017          K08/G01             F          324,000.00         ZZ
                                         360        323,788.06          1
    20141 ALLENTOWN DRIVE              8.125          2,405.69         80
                                       7.875          2,405.69      405,000.00
    WOODLAND HILLS   CA   91364          2            10/20/97         00
    0410565444                           05           12/01/97          0
    410565444                            O            11/01/27
    0


    1651030          A83/G01             F          270,000.00         ZZ
                                         360        269,465.77          1
    415 SOUTH 175TH STREET             8.125          2,004.74         74
                                       7.875          2,004.74      368,460.00
    OMAHA            NE   68118          1            08/14/97         00
    0430473058                           05           10/01/97          0
    153175                               O            09/01/27
    0


    1651041          A83/G01             F          320,000.00         ZZ
                                         360        319,383.63          1
    5319 SILVER POINT WAY              8.250          2,404.05         79
                                       8.000          2,404.05      408,000.00
    SAN JOSE         CA   95138          2            08/21/97         00
    0430473124                           01           10/01/97          0
    3000435                              O            09/01/27
    0


    1651057          E19/G01             F          325,000.00         ZZ
                                         360        324,792.76          1
    4241 DAN WOOD DRIVE #11            8.250          2,441.62         80
                                       8.000          2,441.62      410,000.00
    THOUSAND OAKS    CA   91362          2            10/20/97         00
    0430503326                           01           12/01/97          0
1


    100036821                            O            11/01/27
    0


    1651072          638/G01             F          288,750.00         ZZ
                                         360        288,541.02          1
    8417 NORTH VIA DE LAGO             7.625          2,043.75         75
                                       7.375          2,043.75      385,000.00
    SCOTTSDALE       AZ   85258          5            10/21/97         00
    0430484683                           05           12/01/97          0
    08677970                             O            11/01/27
    0


    1651078          253/253             F          202,500.00         ZZ
                                         360        202,500.00          1
    4368 DEL MAR AVE                   7.875          1,468.27         75
                                       7.625          1,468.27      270,000.00
    SAN DIEGO        CA   92107          1            11/07/97         00
    903052                               05           01/01/98          0
    903052                               O            12/01/27
    0


    1651083          936/G01             F          300,000.00         ZZ
                                         360        299,771.72          1
    39088 TIFFANY CIRCLE               7.375          2,072.03         79
                                       7.125          2,072.03      380,149.00
    PALM DESERT      CA   92211          1            10/29/97         00
    0430485870                           03           12/01/97          0
    6203434                              O            11/01/27
    0


    1651098          E73/G01             F          290,000.00         ZZ
                                         360        289,795.32          1
    931 HUNT DRIVE                     7.750          2,077.60         74
                                       7.500          2,077.60      395,000.00
    YARDLEY          PA   19067          5            10/22/97         00
    0430487827                           05           12/01/97          0
    2100013235                           O            11/01/27
    0


    1651099          696/G01             F          206,500.00         ZZ
                                         360        206,357.89          1
    1009 DIDMARTON DRIVE               7.875          1,497.27         80
                                       7.625          1,497.27      258,150.00
    BOWIE            MD   20721          1            10/28/97         00
    0430479071                           05           12/01/97          0
    3015708                              O            11/01/27
    0


1


    1651105          F96/G01             F          242,000.00         ZZ
                                         360        241,849.59          1
    97 NICHOLS DRIVE                   8.375          1,839.37         62
                                       8.125          1,839.37      396,000.00
    BOROUGH OF PARA  NJ   07652          2            10/24/97         00
    0430493429                           05           12/01/97          0
    1783                                 O            11/01/27
    0


    1651109          F96/G01             F          267,500.00         ZZ
                                         360        267,320.51          1
    41-15 RYS TERRACE                  8.000          1,962.82         73
                                       7.750          1,962.82      367,500.00
    FAIR LANE        NJ   07410          1            10/28/97         00
    0430493486                           05           12/01/97          0
    1635                                 O            11/01/27
    0


    1651124          E58/E58             F          212,700.00         ZZ
                                         360        212,542.15          1
     47525 SAULTY DRIVE                7.500          1,487.23         80
                                       7.250          1,487.23      265,930.00
    STERLING         VA   20165          1            10/14/97         00
    0009114653                           03           12/01/97          0
    0009114653                           O            11/01/27
    0


    1651126          180/G01             F          127,900.00         ZZ
                                         360        127,809.73          1
    708 HIGHLAND STREET                7.750            916.29         80
                                       7.500            916.29      159,900.00
    HOUSTON          TX   77009          1            10/06/97         00
    0430479444                           05           12/01/97          0
    12040572                             O            11/01/27
    0


    1651150          225/225             F          311,500.00         ZZ
                                         360        311,311.29          1
    539 S. BAYVIEW AVENUE              8.500          2,395.17         70
                                       8.250          2,395.17      450,000.00
    SUNNYVALE        CA   94086          2            10/02/97         00
    8066397                              05           12/01/97          0
    8066397                              O            11/01/27
    0


    1651151          K08/G01             F          192,400.00         ZZ
                                         360        192,257.21          1
    6106 UNION VILLAGE COURT           7.500          1,345.29         70
                                       7.250          1,345.29      274,900.00
1


    CLIFTON          VA   20124          1            10/27/97         00
    0410587067                           03           12/01/97          0
    410587067                            O            11/01/27
    0


    1651168          K08/G01             F          107,050.00         ZZ
                                         360        106,972.52          1
    2613 WINTERBERRY DRIVE             7.625            757.69         80
                                       7.375            757.69      133,850.00
    ROWLETT          TX   75088          1            10/22/97         00
    0410577225                           05           12/01/97          0
    410577225                            O            11/01/27
    0


    1651173          K08/G01             F          139,350.00         ZZ
                                         360        139,258.85          1
    5 HILLWAY                          8.125          1,034.67         69
                                       7.875          1,034.67      202,000.00
    ROUND ROCK       TX   78664          1            10/22/97         00
    0410577761                           03           12/01/97          0
    410577761                            O            11/01/27
    0


    1651181          967/G01             F          149,600.00         ZZ
                                         360        149,499.62          1
    780 WILSON CREEK ROAD              8.000          1,097.71         95
                                       7.750          1,097.71      157,500.00
    ELLENSBURG       WA   98926          1            10/23/97         04
    0430484055                           05           12/01/97         30
    4299806                              O            11/01/27
    0


    1651198          K08/G01             F          128,450.00         ZZ
                                         360        128,365.97          1
    420 S. EMERSON ST.                 8.125            953.74         70
                                       7.875            953.74      183,500.00
    DENVER           CO   80209          1            10/15/97         00
    0410569669                           05           12/01/97          0
    410569669                            O            11/01/27
    0


    1651212          E22/G01             F          182,000.00         ZZ
                                         360        181,880.95          1
    7172 TIMBERVIEW TRAIL              8.125          1,351.34         63
                                       7.875          1,351.34      289,000.00
    WEST BLOOMFIELD  MI   48322          5            10/23/97         00
    0410585293                           05           12/01/97          0
    410585293                            O            11/01/27
    0
1




    1651237          731/G01             F          256,000.00         ZZ
                                         360        255,819.31          1
    572 MINDENVALE COURT               7.750          1,834.02         80
                                       7.500          1,834.02      320,000.00
    SIMI VALLEY      CA   93065          2            10/24/97         00
    0430476283                           03           12/01/97          0
    8000653                              O            11/01/27
    0


    1651249          A83/G01             F          130,150.00         ZZ
                                         360        129,707.83          1
    1844 BROOKS COURT                  7.750            932.41         80
                                       7.500            932.41      162,728.00
    LOS BANOS        CA   93635          1            08/20/97         00
    0430473652                           05           10/01/97          0
    3000579                              O            09/01/27
    0


    1651261          F03/G01             F          100,000.00         ZZ
                                         360        100,000.00          1
    143 ROWENA PLACE                   8.250            751.27         74
                                       8.000            751.27      136,320.00
    LAFAYETTE        CO   80026          1            11/13/97         00
    0430519280                           09           01/01/98          0
    DEN11596                             O            12/01/27
    0


    1651596          926/926             F          151,875.00         ZZ
                                         360        151,680.63          1
    3 ROMA COURT                       8.250          1,140.99         75
                                       8.000          1,140.99      203,000.00
    HILTON HEAD ISL  SC   29928          2            09/19/97         00
    163009800                            03           11/01/97          0
    163009800                            O            10/01/27
    0


    1651602          B76/G01             F          410,000.00         ZZ
                                         360        409,447.97          1
    19025 OAKLEAF LANE                 8.000          3,008.43         57
                                       7.750          3,008.43      730,000.00
    NORTHVILLE       MI   48167          2            09/03/97         00
    0430482265                           03           11/01/97          0
    189603                               O            10/01/27
    0


    1651603          B76/G01             F          233,600.00         ZZ
                                         360        233,126.65          1
1


    3431 AMBLESIDE                     8.000          1,714.07         80
                                       7.750          1,714.07      292,000.00
    FLUSHING         MI   48433          4            08/04/97         00
    0430485722                           05           10/01/97          0
    196265                               O            09/01/27
    0


    1651604          B76/G01             F          249,250.00         ZZ
                                         360        248,402.56          1
    45548 ADDINGTON LANE               8.000          1,828.91         80
                                       7.750          1,828.91      311,600.00
    NOVI             MI   48374          1            07/02/97         00
    0430485714                           05           08/01/97          0
    196455                               O            07/01/27
    0


    1651605          B76/G01             F          450,000.00         ZZ
                                         360        449,394.11          1
    11257 KATRINE DRIVE                8.000          3,301.94         67
                                       7.750          3,301.94      676,000.00
    FENTON           MI   48430          2            09/29/97         00
    0430485706                           05           11/01/97          0
    196885                               O            10/01/27
    0


    1651606          B76/G01             F          217,600.00         ZZ
                                         360        217,147.80          1
    3804 THORNBERRY COURT              7.875          1,577.75         80
                                       7.625          1,577.75      272,000.00
    ROCHESTER HILLS  MI   48309          1            08/29/97         00
    0430482182                           05           10/01/97          0
    197456                               O            09/01/27
    0


    1651607          B76/G01             F          259,500.00         ZZ
                                         360        259,000.14          1
    6376 BRECKENRIDGE                  8.250          1,949.54         79
                                       8.000          1,949.54      331,000.00
    KALAMAZOO        MI   49009          5            12/06/96         10
    0430486530                           05           10/01/97         25
    197563                               O            09/01/27
    0


    1651608          B76/G01             F          229,500.00         ZZ
                                         360        228,862.00          1
    1472 THAYER RD                     7.875          1,664.03         90
                                       7.625          1,664.03      255,000.00
    ORTONVILLE       MI   48462          2            07/16/97         10
    0430482133                           05           09/01/97         30
1


    198511                               O            08/01/27
    0


    1651609          B76/G01             F          228,000.00         ZZ
                                         360        227,350.05          1
    2060 HEMINGWAY LANE                7.750          1,633.42         80
                                       7.500          1,633.42      285,000.00
    DAVISON          MI   48423          2            07/31/97         00
    0430485698                           05           09/01/97          0
    199622                               O            08/01/27
    0


    1651610          B76/G01             F          240,000.00         ZZ
                                         360        239,834.83          1
    23633 PADDOCK DRIVE                7.875          1,740.17         95
                                       7.625          1,740.17      255,160.00
    FARMINGTON HILL  MI   48336          1            10/10/97         10
    0430485623                           05           12/01/97         30
    199643                               O            11/01/27
    0


    1651611          B76/G01             F          333,900.00         ZZ
                                         360        333,017.40          1
    784 VINEWOOD                       8.125          2,479.20         90
                                       7.875          2,479.20      371,000.00
    BIRMINGHAM       MI   48009          1            07/24/97         14
    0430485888                           05           09/01/97         25
    200537                               O            08/01/27
    0


    1651612          B76/G01             F          227,000.00         ZZ
                                         360        226,839.78          1
    828 LOGGERS CIRCLE                 7.750          1,626.26         65
                                       7.500          1,626.26      353,005.00
    ROCHESTER        MI   48307          1            10/07/97         00
    0430485615                           05           12/01/97          0
    201518                               O            11/01/27
    0


    1651613          B76/G01             F          330,000.00         ZZ
                                         360        329,314.20          1
    7376 DRIFTWOOD                     7.875          2,392.73         68
                                       7.625          2,392.73      489,000.00
    FENTON           MI   48430          1            08/15/97         00
    0430485581                           05           10/01/97          0
    201711                               O            09/01/27
    0


1


    1651615          B76/G01             F          278,800.00         ZZ
                                         360        277,797.42          1
    942 HOLLOW CORNERS COURT           8.250          2,094.53         80
                                       8.000          2,094.53      348,515.00
    ROCHESTER        MI   48307          1            06/30/97         00
    0430482034                           05           08/01/97          0
    201846                               O            07/01/27
    0


    1651616          B76/G01             F          400,000.00         ZZ
                                         360        398,879.24          1
    1677 RUSTIC LANE                   7.875          2,900.28         73
                                       7.625          2,900.28      549,485.00
    KEEGO HARBOR     MI   48320          1            08/01/97         00
    0430485573                           05           09/01/97          0
    202502                               O            08/01/27
    0


    1651618          B76/G01             F          268,250.00         ZZ
                                         360        267,888.82          1
    1816 BRIAR RIDGE DR                8.000          1,968.32         75
                                       7.750          1,968.32      358,000.00
    ANN ARBOR        MI   48108          2            09/19/97         00
    0430485540                           03           11/01/97          0
    203275                               O            10/01/27
    0


    1651619          B76/G01             F          252,450.00         ZZ
                                         360        251,900.07          1
    2632 AUBREY DRIVE                  7.875          1,830.44         95
                                       7.625          1,830.44      265,755.00
    LAKE ORION       MI   48360          1            09/09/97         10
    0430485524                           05           11/01/97         30
    203332                               O            10/01/27
    0


    1651620          B76/G01             F          307,150.00         ZZ
                                         360        306,444.53          1
    782 DORNOCH DR                     7.375          2,121.41         80
                                       7.125          2,121.41      383,985.00
    ANN ARBOR        MI   48103          1            08/15/97         00
    0430481903                           05           10/01/97          0
    204216                               O            09/01/27
    0


    1651621          B76/G01             F          306,000.00         ZZ
                                         360        304,933.16          1
    5840 LOHR LAKE DR                  7.875          2,218.71         90
                                       7.625          2,218.71      340,000.00
1


    ANN ARBOR        MI   48103          1            06/27/97         10
    0430485060                           05           08/01/97         25
    204334                               O            07/01/27
    0


    1651622          B76/G01             F          255,000.00         ZZ
                                         360        254,399.61          1
    4456 COREY CIRCLE                  7.250          1,739.55         76
                                       7.000          1,739.55      336,500.00
    ANN ARBOR        MI   48103          1            08/20/97         00
    0430481952                           05           10/01/97          0
    204336                               O            09/01/27
    0


    1651623          B76/G01             F          224,950.00         ZZ
                                         360        224,222.88          1
    33752 RAMBLE HILLS                 8.250          1,689.97         61
                                       8.000          1,689.97      370,000.00
    FARMINGTON HILL  MI   48331          1            06/30/97         00
    0430484915                           05           08/01/97          0
    204673                               O            07/01/27
    0


    1651624          B76/G01             F          250,000.00         T
                                         360        249,191.86          1
    05130 VAN HOESEN ROAD              8.250          1,878.17         59
                                       8.000          1,878.17      427,500.00
    CHARLEVOIX       MI   49720          5            06/20/97         00
    0430482463                           05           08/01/97          0
    205501                               O            07/01/27
    0


    1651625          B76/G01             F          240,000.00         ZZ
                                         360        239,151.18          1
    2740 WATERS RD                     8.375          1,824.17         57
                                       8.125          1,824.17      426,000.00
    ANN ARBOR        MI   48103          5            06/26/97         00
    0430485151                           05           08/01/97          0
    205730                               O            07/01/27
    0


    1651626          B76/G01             F          247,500.00         ZZ
                                         360        246,972.56          1
    580 RIVERVIEW                      7.750          1,773.12         90
                                       7.500          1,773.12      275,000.00
    ANN ARBOR        MI   48104          1            08/04/97         10
    0430485680                           05           10/01/97         25
    205875                               O            09/01/27
    0
1




    1651627          B76/G01             F          287,350.00         ZZ
                                         360        286,963.11          1
    7359 OAKSTONE DRIVE                8.000          2,108.47         90
                                       7.750          2,108.47      320,000.00
    CLARKSTON        MI   48348          1            09/17/97         10
    0430483131                           05           11/01/97         25
    206026                               O            10/01/27
    0


    1651628          B76/G01             F          480,000.00         ZZ
                                         360        479,337.17          1
    3394 CIRCLE DRIVE                  7.875          3,480.33         80
                                       7.625          3,480.33      600,000.00
    COMMERCE         MI   48382          2            09/09/97         00
    0430485672                           01           11/01/97          0
    206322                               O            10/01/27
    0


    1651629          B76/G01             F          270,000.00         ZZ
                                         360        269,114.10          1
    1012 ABSEQUAMI TRAIL               7.625          1,911.04         77
                                       7.375          1,911.04      351,500.00
    LAKE ORION       MI   48362          1            07/09/97         00
    0430482091                           05           09/01/97          0
    206369                               O            08/01/27
    0


    1651630          B76/G01             F          221,600.00         ZZ
                                         360        220,814.70          1
    137 HOLIDAY                        8.250          1,664.81         85
                                       8.000          1,664.81      260,750.00
    BROOKLYN         MI   49230          1            07/28/97         10
    0430485664                           05           09/01/97         12
    206472                               O            08/01/27
    0


    1651631          B76/G01             F          270,000.00         ZZ
                                         360        269,286.33          1
    5970 ORCHARD WOODS DR              8.125          2,004.74         79
                                       7.875          2,004.74      343,490.00
    WEST BLOOMFIELD  MI   48324          1            08/01/97         00
    0430482240                           05           09/01/97          0
    206549                               O            08/01/27
    0


    1651632          B76/G01             F          326,000.00         ZZ
                                         360        324,919.22          1
1


    1007 LOCHMOOR                      8.125          2,420.54         75
                                       7.875          2,420.54      440,000.00
    GROSS POINTE WO  MI   48236          5            06/30/97         00
    0430485656                           05           08/01/97          0
    206807                               O            07/01/27
    0


    1651633          B76/G01             F          254,500.00         ZZ
                                         360        253,678.66          1
    23451 SPY GLASS HILL NORTH         7.125          1,714.61         77
                                       6.875          1,714.61      334,523.00
    SOUTH LYON       MI   48178          1            07/30/97         00
    0430485649                           05           09/01/97          0
    207043                               O            08/01/27
    0


    1651635          B76/G01             F          235,100.00         ZZ
                                         360        234,635.50          1
    3366 AMBLESIDE                     8.125          1,745.61         86
                                       7.875          1,745.61      275,000.00
    FLUSHING         MI   48433          2            08/20/97         10
    0430482067                           05           10/01/97         25
    207144                               O            09/01/27
    0


    1651636          B76/G01             F          400,000.00         ZZ
                                         360        397,149.00          1
    7259 PARKWOOD DR                   7.875          2,900.28         72
                                       7.625          2,900.28      560,000.00
    FENTON           MI   48430          2            08/13/97         00
    0430486787                           05           10/01/97          0
    207713                               O            09/01/27
    0


    1651637          B76/G01             F          230,000.00         ZZ
                                         360        229,522.03          1
    9207 CAMBRIDGE DR                  7.875          1,667.66         71
                                       7.625          1,667.66      325,000.00
    SALINE           MI   48176          2            08/08/97         00
    0430485631                           05           10/01/97          0
    207798                               O            09/01/27
    0


    1651638          B76/G01             F          234,800.00         ZZ
                                         360        234,299.62          1
    1648 CHICORY RIDGE RD              7.750          1,682.14         80
                                       7.500          1,682.14      293,500.00
    ANN ARBOR        MI   48103          1            08/11/97         00
    0430485607                           05           10/01/97          0
1


    208178                               O            09/01/27
    0


    1651639          B76/G01             F          224,100.00         ZZ
                                         360        223,507.63          1
    7648 BEEBALM CT                    8.125          1,663.94         70
                                       7.875          1,663.94      324,000.00
    DEXTER           MI   48130          2            07/25/97         00
    0430481929                           05           09/01/97          0
    208220                               O            08/01/27
    0


    1651640          B76/G01             F          360,000.00         ZZ
                                         360        359,270.51          1
    2634 PIN OAK                       8.000          2,641.55         80
                                       7.750          2,641.55      452,000.00
    ANN ARBOR        MI   48103          2            08/19/97         00
    0430482208                           05           10/01/97          0
    208305                               O            09/01/27
    0


    1651641          B76/G01             F          291,100.00         ZZ
                                         360        290,708.05          1
    1555 TREE SIDE CT                  8.000          2,135.99         80
                                       7.750          2,135.99      363,900.00
    ANN ARBOR        MI   48103          1            09/22/97         00
    0430482125                           05           11/01/97          0
    208567                               O            10/01/27
    0


    1651642          B76/G01             F          220,000.00         ZZ
                                         360        219,529.12          1
    12848 STONEYBROOKE COURT           7.750          1,576.11         75
                                       7.500          1,576.11      295,000.00
    SOUTH LYON       MI   48178          5            08/15/97         00
    0430485243                           05           10/01/97          0
    208607                               O            09/01/27
    0


    1651643          B76/G01             F          270,000.00         T
                                         360        269,424.62          1
    52 VILLAGE COURT                   7.750          1,934.31         80
                                       7.500          1,934.31      339,900.00
    WILTON           CT   06897          1            08/15/97         00
    0430485235                           03           10/01/97          0
    208646                               O            09/01/27
    0


1


    1651644          B76/G01             F          301,150.00         ZZ
                                         360        300,524.16          1
    851 LOGGERS CIRCLE                 7.875          2,183.55         90
                                       7.625          2,183.55      334,625.00
    ROCHESTER        MI   48307          1            08/21/97         10
    0430485227                           05           10/01/97         25
    208791                               O            09/01/27
    0


    1651645          B76/G01             F          260,000.00         ZZ
                                         360        259,572.51          1
    47778 ARBOR TRAIL                  7.000          1,729.79         80
                                       6.750          1,729.79      325,000.00
    NORTHVILLE       MI   48167          1            09/03/97         00
    0430482281                           01           11/01/97          0
    208895                               O            10/01/27
    0


    1651647          B76/G01             F          254,250.00         ZZ
                                         360        253,907.66          1
    4736 WINDBERRY LANE                8.000          1,865.60         78
                                       7.750          1,865.60      326,500.00
    MILFORD          MI   48380          2            09/16/97         00
    0430482216                           05           11/01/97          0
    209303                               O            10/01/27
    0


    1651648          B76/G01             F          226,700.00         ZZ
                                         360        226,378.95          1
    3141 LINDA MARIE WAY               7.750          1,624.11         90
                                       7.500          1,624.11      251,900.00
    COMMERCE         MI   48390          1            09/26/97         10
    0430485193                           05           11/01/97         25
    209389                               O            10/01/27
    0


    1651649          B76/G01             F          373,500.00         ZZ
                                         360        373,009.70          1
    5555 KARAKUL LN                    8.125          2,773.23         71
                                       7.875          2,773.23      528,000.00
    ANN ARBOR        MI   48105          2            08/29/97         00
    0430485185                           05           11/01/97          0
    209470                               O            10/01/27
    0


    1651650          B76/G01             F          320,000.00         ZZ
                                         360        319,569.13          1
    3167 WAGNER RD                     8.000          2,348.05         80
                                       7.750          2,348.05      400,000.00
1


    ANN ARBOR        MI   48103          1            09/22/97         00
    0430485169                           05           11/01/97          0
    209597                               O            10/01/27
    0


    1651651          B76/G01             F          278,350.00         ZZ
                                         360        277,975.23          1
    311 MONTGOMERY                     8.000          2,042.43         95
                                       7.750          2,042.43      293,000.00
    ANN ARBOR        MI   48103          1            09/19/97         10
    0430485144                           05           11/01/97         30
    209599                               O            10/01/27
    0


    1651652          B76/G01             F          264,800.00         ZZ
                                         360        264,425.01          1
    134 BUTTLES AVENUE                 7.750          1,897.06         80
                                       7.500          1,897.06      331,000.00
    COLUMBUS         OH   43215          1            09/19/97         00
    0430485102                           05           11/01/97          0
    209741                               O            10/01/27
    0


    1651653          B76/G01             F          215,900.00         ZZ
                                         360        215,609.30          1
    5777 MERRITT                       8.000          1,584.20         90
                                       7.750          1,584.20      239,900.00
    YPSILANTI        MI   48197          1            09/12/97         10
    0430485748                           05           11/01/97         25
    209766                               O            10/01/27
    0


    1651654          B76/G01             F          250,000.00         ZZ
                                         360        249,819.06          1
    6 CALISTA TERRCE                   7.625          1,769.48         69
                                       7.375          1,769.48      365,000.00
    WESTFORD         MA   01886          2            10/02/97         00
    0430486811                           03           12/01/97          0
    209774                               O            11/01/27
    0


    1651655          B76/G01             F          346,000.00         ZZ
                                         360        345,522.21          1
    11323 OVERDALE COURT               7.875          2,508.74         77
                                       7.625          2,508.74      450,000.00
    PLYMOUTH         MI   48170          2            09/15/97         00
    0430482224                           05           11/01/97          0
    209938                               O            10/01/27
    0
1




    1651656          B76/G01             F          280,000.00         ZZ
                                         360        279,632.44          1
    8626 GLEN HAVEN DR                 8.125          2,078.99         79
                                       7.875          2,078.99      356,000.00
    HOWELL           MI   48843          2            09/30/97         00
    0430485755                           05           11/01/97          0
    210008                               O            10/01/27
    0


    1651657          B76/G01             F          260,000.00         ZZ
                                         360        259,829.93          1
    4971 SAWGRASS DR                   8.125          1,930.49         80
                                       7.875          1,930.49      325,000.00
    ANN ARBOR        MI   48108          2            10/03/97         00
    0430485763                           05           12/01/97          0
    210178                               O            11/01/27
    0


    1651658          B76/G01             F          216,000.00         ZZ
                                         360        215,723.57          1
    561 CASTLEBURY                     8.250          1,622.74         77
                                       8.000          1,622.74      282,000.00
    SALINE           MI   48176          2            09/26/97         00
    0430485771                           05           11/01/97          0
    210180                               O            10/01/27
    0


    1651659          B76/G01             F          273,750.00         ZZ
                                         360        273,289.49          1
    5996 CAMPUS DR                     8.000          2,008.68         75
                                       7.750          2,008.68      365,000.00
    DEARBOUN HEIGHT  MI   48127          5            09/19/97         00
    0430482257                           05           11/01/97          0
    210219                               O            10/01/27
    0


    1651660          B76/G01             F          307,250.00         ZZ
                                         360        306,836.31          1
    8118 CUTLER ROAD                   8.000          2,254.49         75
                                       7.750          2,254.49      410,000.00
    BATH             MI   48808          2            10/02/97         00
    0430485789                           05           11/01/97          0
    210230                               O            10/01/27
    0


    1651661          B76/G01             F          230,000.00         ZZ
                                         360        229,674.29          1
1


    5269 RIDGE TRAIL                   7.750          1,647.75         72
                                       7.500          1,647.75      320,000.00
    CLARKSON         MI   48348          1            09/16/97         00
    0430484584                           05           11/01/97          0
    210434                               O            10/01/27
    0


    1651663          B76/G01             F          285,000.00         ZZ
                                         360        284,808.77          1
    9434 SILVERSIDE DRIVE              8.000          2,091.23         75
                                       7.750          2,091.23      380,000.00
    SOUTH LYON       MI   48178          2            10/16/97         00
    0430486290                           05           12/01/97          0
    210639                               O            11/01/27
    0


    1651664          B76/G01             F          225,000.00         ZZ
                                         360        224,681.36          1
    14120 SCRIBNER RD                  7.750          1,611.93         75
                                       7.500          1,611.93      300,000.00
    PERRY            MI   48872          5            09/30/97         00
    0430485268                           05           11/01/97          0
    210965                               O            10/01/27
    0


    1651665          B76/G01             F          319,900.00         ZZ
                                         360        319,399.39          1
    2625 PIN OAK                       7.250          2,182.28         80
                                       7.000          2,182.28      399,900.00
    ANN ARBOR        MI   48103          1            10/03/97         00
    0430485250                           05           11/01/97          0
    210987                               O            10/01/27
    0


    1651666          B76/G01             F          234,600.00         ZZ
                                         360        234,434.42          1
    373 INNSBROOK DRIVE                7.750          1,680.70         75
                                       7.500          1,680.70      315,000.00
    CANTON           MI   48187          2            10/16/97         00
    0430484170                           05           12/01/97          0
    211046                               O            11/01/27
    0


    1651667          B76/G01             F          248,400.00         ZZ
                                         360        248,065.55          1
    19218 WARWICK                      8.000          1,822.67         79
                                       7.750          1,822.67      315,000.00
    BEVERLY HILLS    MI   48025          2            09/30/97         00
    0430485292                           05           11/01/97          0
1


    211109                               O            10/01/27
    0


    1651668          B76/G01             F          228,000.00         ZZ
                                         360        227,843.09          1
    6325 WOODMERE                      7.875          1,653.16         80
                                       7.625          1,653.16      285,000.00
    FLINT            MI   48532          2            10/02/97         00
    0430485532                           05           12/01/97          0
    211117                               O            11/01/27
    0


    1651669          B76/G01             F          240,000.00         ZZ
                                         360        239,830.61          1
    1635 WHITEFIELD                    7.750          1,719.39         80
                                       7.500          1,719.39      300,000.00
    DEARBORN HEIGHT  MI   48127          2            10/17/97         00
    0430485565                           05           12/01/97          0
    211732                               O            11/01/27
    0


    1651670          B76/G01             F          302,650.00         ZZ
                                         360        302,425.39          1
    24098 BINGHAM POINTE DRIVE         7.500          2,116.17         80
                                       7.250          2,116.17      380,000.00
    BINGHAM FARMS    MI   48025          2            10/17/97         00
    0430485730                           01           12/01/97          0
    212271                               O            11/01/27
    0


    1651722          K08/G01             F          207,200.00         ZZ
                                         360        207,053.76          1
    308 SURBER DRIVE                   7.750          1,484.41         80
                                       7.500          1,484.41      259,000.00
    SAN JOSE         CA   95123          1            10/09/97         00
    0410521850                           05           12/01/97          0
    410521850                            O            11/01/27
    0


    1651723          K08/G01             F          160,000.00         T
                                         360        159,903.07          1
    239/240 COMMANCHE LANE             8.500          1,230.26         80
                                       8.250          1,230.26      200,000.00
    DUCK CREEK VILL  UT   84762          1            10/28/97         00
    0410582282                           05           12/01/97          0
    410582282                            O            11/01/27
    0


1


    1651726          K08/G01             F          135,200.00         ZZ
                                         360        135,115.96          1
    1349 SOUTH SHERRILL STREET         8.375          1,027.62         80
                                       8.125          1,027.62      169,000.00
    ANAHEIM          CA   92804          1            10/23/97         00
    0410535397                           05           12/01/97          0
    410535397                            O            11/01/27
    0


    1651727          K08/G01             F          148,000.00         ZZ
                                         360        147,912.62          1
    13085 SE BOBBIE BRUCE LANE         8.625          1,151.13         80
                                       8.375          1,151.13      185,000.00
    BORING           OR   97009          2            10/21/97         00
    0410586176                           05           12/01/97          0
    410586176                            O            11/01/27
    0


    1651737          696/G01             F          180,000.00         ZZ
                                         360        179,872.96          1
    7802 SETH HAMPTON DRIVE            7.750          1,289.54         90
                                       7.500          1,289.54      200,000.00
    ALEVANDRIA       VA   22315          1            10/31/97         12
    0430483719                           09           12/01/97         25
    3015838                              O            11/01/27
    0


    1651741          696/G01             F          143,200.00         ZZ
                                         360        143,085.49          1
    905 GLYNDON STREET                 7.125            964.76         80
                                       6.875            964.76      179,000.00
    SE VIENNA        VA   22180          1            10/30/97         00
    0430479220                           05           12/01/97          0
    2370794                              O            11/01/27
    0


    1651744          696/G01             F          195,200.00         ZZ
                                         360        195,043.90          1
    5310 26TH ROAD NORTH               7.125          1,315.10         80
                                       6.875          1,315.10      244,000.00
    ARLINGTON        VA   22207          1            10/30/97         00
    0430486431                           05           12/01/97          0
    22310580                             O            11/01/27
    0


    1651750          195/G01             F          265,000.00         ZZ
                                         360        264,771.84          1
    1003 ELMHURST ROAD                 6.750          1,718.79         67
                                       6.500          1,718.79      400,000.00
1


    PITTSBURGH       PA   15215          1            10/31/97         00
    0430483727                           05           12/01/97          0
    54808                                O            11/01/27
    0


    1651755          696/G01             F          164,000.00         ZZ
                                         360        163,878.29          1
    5810 KINGSWOOD ROAD                7.500          1,146.71         80
                                       7.250          1,146.71      205,000.00
    BETHESDA         MD   20814          1            10/31/97         00
    0430486191                           05           12/01/97          0
    3115701                              O            11/01/27
    0


    1651761          685/G01             F          424,600.00         ZZ
                                         360        424,292.69          1
    28362 VIA POSITO                   7.625          3,005.29         80
                                       7.375          3,005.29      530,790.00
    SAN JUAN CAPIST  CA   92675          1            10/10/97         00
    0430476267                           03           12/01/97          0
    109142                               O            11/01/27
    0


    1651767          E85/G01             F          376,000.00         ZZ
                                         360        375,727.87          1
    266 SAN CARLOS AVENUE              7.625          2,661.30         80
                                       7.375          2,661.30      470,000.00
    SAUSALITO        CA   94965          1            10/24/97         00
    0430516559                           05           12/01/97          0
    9601241                              O            11/01/27
    0


    1651782          B24/G01             F          176,800.00         ZZ
                                         360        176,800.00          1
    73 SILVERMINE AVENUE               8.125          1,312.74         80
                                       7.875          1,312.74      221,000.00
    NORWALK          CT   06850          1            11/25/97         00
    0430525329                           05           01/01/98          0
    238148                               O            12/01/27
    0


    1651785          356/G01             F          275,000.00         ZZ
                                         360        274,815.47          1
    400 POSADA WAY                     8.000          2,017.86         69
                                       7.750          2,017.86      400,000.00
    FREMONT          CA   94536          5            10/10/97         00
    0430481192                           05           12/01/97          0
    2438646                              O            11/01/27
    0
1




    1651804          685/G01             F          184,000.00         ZZ
                                         360        183,870.13          1
    1623 SOUTH DODSON AVENUE           7.750          1,318.20         80
                                       7.500          1,318.20      230,000.00
    LOS ANGELES      CA   90732          1            10/22/97         00
    0430476317                           01           12/01/97          0
    109337                               O            11/01/27
    0


    1651810          025/025             F          316,000.00         ZZ
                                         360        315,563.63          1
    9732 CAMBERLY CIRCLE               7.875          2,291.22         64
                                       7.625          2,291.22      500,000.00
    ORLANDO          FL   32836          2            09/22/97         00
    830046                               03           11/01/97          0
    830046                               O            10/01/27
    0


    1651811          685/G01             F          139,250.00         ZZ
                                         360        139,154.17          1
    1043 MEADOWGATE WAY                7.875          1,009.66         80
                                       7.625          1,009.66      174,080.00
    BRENTWOOD        CA   94513          1            10/16/97         00
    0430476341                           05           12/01/97          0
    109077                               O            11/01/27
    0


    1651813          964/G01             F          155,200.00         ZZ
                                         360        155,087.67          1
    5520 CANEHILL AVENUE               7.625          1,098.50         80
                                       7.375          1,098.50      194,000.00
    LAKEWOOD         CA   90713          2            10/23/97         00
    0430477083                           05           12/01/97          0
    28714                                O            11/01/27
    0


    1651820          731/G01             F          388,000.00         ZZ
                                         360        388,000.00          1
    4740 ZELZAH AVENUE                 7.500          2,712.95         80
    ENCINO AREA                        7.250          2,712.95      485,000.00
    LOS ANGELAS      CA   91316          1            11/11/97         00
    0430516948                           05           01/01/98          0
    411715106                            O            12/01/27
    0


    1651827          686/686             F           94,500.00         ZZ
                                         360         94,441.26          1
1


    200 INTRACOASTAL PLACE 205         8.375            718.27         75
                                       8.125            718.27      126,000.00
    TEQUESTA         FL   33469          1            10/17/97         00
    818426587                            01           12/01/97          0
    818426587                            O            11/01/27
    0


    1651828          686/686             F          330,000.00         ZZ
                                         360        329,742.56          1
    332   S ALMONT DRIVE               7.250          2,251.19         55
                                       7.000          2,251.19      600,000.00
    BEVERLY HILLS    CA   90212          1            10/14/97         00
    818588501                            05           12/01/97          0
    818588501                            O            11/01/27
    0


    1651831          686/686             F          210,000.00         ZZ
                                         360        209,866.50          1
    97 CHURCH LANE                     8.265          1,579.88         70
                                       8.015          1,579.88      300,000.00
    CLOVERDALE       CA   95425          5            10/14/97         00
    818534976                            05           12/01/97          0
    818534976                            O            11/01/27
    0


    1651833          686/686             F          192,000.00         ZZ
                                         360        191,880.66          1
    956     PHILLIPS RD                8.375          1,459.34         73
                                       8.125          1,459.34      263,000.00
    ARNOLD           MD   21012          2            10/15/97         00
    818417859                            05           12/01/97          0
    818417859                            O            11/01/27
    0


    1651835          686/686             F          214,600.00         ZZ
                                         360        204,195.94          1
    1 INWOOD MANOR                     6.875          1,409.77         71
                                       6.625          1,409.77      302,900.00
    SAN ANTONIO      TX   78248          1            10/17/97         00
    818487209                            03           12/01/97          0
    818487209                            O            11/01/27
    0


    1651837          686/686             F          116,900.00         ZZ
                                         360        116,811.31          1
    4070    BLUE BALL ROAD             7.390            808.60         70
                                       7.140            808.60      167,000.00
    ELKTON           MD   21921          1            10/24/97         00
    818102717                            05           12/01/97          0
1


    818102717                            O            11/01/27
    0


    1651838          686/686             F          100,000.00         ZZ
                                         360         99,923.90          1
    1002 BOXWOOD CT                    7.375            690.68         72
                                       7.125            690.68      139,000.00
    MAHWAH           NJ   07430          1            10/24/97         00
    818519316                            01           12/01/97          0
    818519316                            O            11/01/27
    0


    1651841          F02/G01             F          493,000.00         ZZ
                                         360        492,615.41          1
    1098 ST JOSEPH AVENUE              7.250          3,363.13         76
                                       7.000          3,363.13      650,000.00
    LOS ALTOS        CA   94024          2            10/01/97         00
    0430475970                           05           12/01/97          0
    601606622                            O            11/01/27
    0


    1651847          757/757             F          275,000.00         ZZ
                                         360        274,800.96          1
    228 STEWART CAMP ROAD              7.625          1,946.44         64
                                       7.375          1,946.44      430,000.00
    BLUE RIDGE       GA   30513          2            10/23/97         00
    3214673                              05           12/01/97          0
    3214673                              O            11/01/27
    0


    1651850          E22/G01             F          145,450.00         ZZ
                                         360        145,349.91          1
    18903 WINDSOR WOOD                 7.875          1,054.61         80
                                       7.625          1,054.61      181,825.00
    SAN ANTONIO      TX   78258          1            10/24/97         00
    0410541106                           03           12/01/97          0
    410541106                            O            11/01/27
    0


    1651855          686/686             F           67,000.00         ZZ
                                         360         66,905.11          1
    822 NE HARRISON STREET             7.750            480.00         61
                                       7.500            480.00      110,000.00
    POULSBO          WA   98370          1            09/29/97         00
    818303422                            05           11/01/97          0
    818303422                            O            10/01/27
    0


1


    1651856          686/686             F          550,000.00         ZZ
                                         360        549,640.22          1
    1070 ELDORADO AVENUE               8.125          4,083.74         70
                                       7.875          4,083.74      790,000.00
    CLEARWATER       FL   34630          5            10/21/97         00
    818519043                            05           12/01/97          0
    818519043                            O            11/01/27
    0


    1651858          686/686             F          367,500.00         ZZ
                                         360        367,259.60          1
    2634 SAKLAN INDIAN DR #1           8.125          2,728.68         75
                                       7.875          2,728.68      490,000.00
    WALNUT CREEK     CA   94595          1            10/22/97         00
    818556037                            01           12/01/97          0
    818556037                            O            11/01/27
    0


    1651860          686/686             F          168,000.00         ZZ
                                         360        167,890.10          1
    8611  N SAGUARO RIDGE ROAD         8.125          1,247.40         60
                                       7.875          1,247.40      281,000.00
    PARKER           CO   80134          5            10/23/97         00
    818554883                            05           12/01/97          0
    818554883                            O            11/01/27
    0


    1651861          686/686             F           80,000.00         ZZ
                                         360         79,948.98          1
    2230    DAVIS PLACE                8.250            601.02         54
                                       8.000            601.02      150,000.00
    MOUNT SHASTA     CA   96067          1            10/23/97         00
    818556821                            05           12/01/97          0
    818556821                            O            11/01/27
    0


    1651863          686/686             F           26,343.00         ZZ
                                         360         26,324.78          1
    3920  NE SUGARHILL AVE             7.850            190.55         11
                                       7.450            190.55      250,000.00
    JENSEN BEACH     FL   34957          5            10/22/97         00
    818352601                            03           12/01/97          0
    818352601                            O            11/01/27
    0


    1651893          K08/G01             F           58,350.00         ZZ
                                         360         58,311.83          1
    1013 GOTWALT DRIVE                 8.125            433.25         70
                                       7.875            433.25       83,500.00
1


    OVIEDO           FL   32765          1            10/24/97         00
    0410590699                           03           12/01/97          0
    410590699                            O            11/01/27
    0


    1651899          K08/G01             F          240,000.00         ZZ
                                         360        239,834.83          1
    17 HARBOR DRIVE                    7.875          1,740.17         69
                                       7.625          1,740.17      350,000.00
    LAKE WORTH       FL   33460          2            10/17/97         00
    0410583280                           05           12/01/97          0
    410583280                            O            11/01/27
    0


    1651903          E22/G01             F          283,500.00         ZZ
                                         360        283,299.91          1
    3134 E ROCKY SLOPE DRIVE           7.750          2,031.03         90
                                       7.500          2,031.03      315,000.00
    PHOENIX          AZ   85048          2            10/22/97         04
    0410560304                           03           12/01/97         25
    410560304                            O            11/01/27
    0


    1651905          E22/G01             F          166,050.00         T
                                         360        165,842.86          1
    158 JONES CREEK DRIVE              8.375          1,262.10         70
                                       8.125          1,262.10      237,250.00
    JUPITER          FL   33458          1            09/26/97         00
    0410402093                           03           11/01/97          0
    410402093                            O            10/01/27
    0


    1651910          K08/G01             F          159,000.00         ZZ
                                         360        158,887.77          1
    1206 MONROE DRIVE                  7.750          1,139.10         75
                                       7.500          1,139.10      212,000.00
    ATLANTA          GA   30306          1            10/24/97         00
    0410565337                           05           12/01/97          0
    410565337                            O            11/01/27
    0


    1651913          F02/G01             F          288,000.00         ZZ
                                         360        287,621.94          1
    5131 KEANE DR                      8.125          2,138.39         80
                                       7.875          2,138.39      360,000.00
    CARMICHAEL       CA   95608          1            09/23/97         00
    0430476093                           05           11/01/97          0
    601314183                            O            10/01/27
    0
1




    1651914          K08/G01             F          298,000.00         ZZ
                                         360        297,789.67          1
    6816 RIVERBEND ROAD                7.750          2,134.91         80
                                       7.500          2,134.91      372,500.00
    FORT WORTH       TX   76132          1            10/27/97         00
    0410587471                           05           12/01/97          0
    410587471                            O            11/01/27
    0


    1651916          E22/G01             F          140,000.00         ZZ
                                         360        139,829.78          1
    \1713 MARIGOT DRIVE                8.500          1,076.48         39
                                       8.250          1,076.48      366,048.00
    BOCA RATON       FL   33428          1            09/17/97         00
    0410384358                           03           11/01/97          0
    410384358                            O            10/01/27
    0


    1651918          K08/G01             F          268,000.00         ZZ
                                         360        267,815.56          1
    5916 ST. AGNES DRIVE               7.875          1,943.19         80
                                       7.625          1,943.19      335,000.00
    PLANO            TX   75093          1            10/10/97         00
    0410564215                           03           12/01/97          0
    410564215                            O            11/01/27
    0


    1651978          F02/G01             F          285,000.00         ZZ
                                         360        284,596.41          1
    3 WHISPERING COURT                 7.750          2,041.77         75
                                       7.500          2,041.77      385,000.00
    DIX HILLS        NY   11746          1            09/30/97         00
    0430476036                           05           11/01/97          0
    601414209                            O            10/01/27
    0


    1651983          F02/G01             F          273,600.00         ZZ
                                         360        273,222.18          1
    13 HEIDI LN                        7.875          1,983.79         80
                                       7.625          1,983.79      342,000.00
    CHESTER SPRINGS  PA   19425          1            09/30/97         00
    0430476010                           03           11/01/97          0
    601608098                            O            10/01/27
    0


    1651985          731/G01             F          340,000.00         ZZ
                                         360        339,766.01          1
1


    27 PROMONTORY                      7.875          2,465.24         80
                                       7.625          2,465.24      425,000.00
    DOVE CANYON      CA   92679          2            10/21/97         00
    0430480111                           03           12/01/97          0
    411511354                            O            11/01/27
    0


    1651991          F02/G01             F          257,500.00         ZZ
                                         360        257,135.35          1
    400 EAGLE ROAD                     7.750          1,844.76         62
                                       7.500          1,844.76      420,000.00
    SCOTTS VALLEY    CA   95066          2            09/18/97         00
    0430476077                           05           11/01/97          0
    601559647                            O            10/01/27
    0


    1652000          F02/G01             F          345,000.00         ZZ
                                         360        344,511.43          1
    758 CURTISWOOD DRIVE               7.750          2,471.62         72
                                       7.500          2,471.62      485,000.00
    KEY BISCAYNE     FL   33149          5            09/25/97         00
    0430476119                           05           11/01/97          0
    601600524                            O            10/01/27
    0


    1652002          F02/G01             F          280,950.00         ZZ
                                         360        280,463.57          1
    956 MARKLEY WOODS WAY              7.750          2,012.76         80
                                       7.500          2,012.76      351,192.00
    CINCINNATI       OH   45230          1            09/25/97         00
    0430476127                           05           11/01/97          0
    601255899                            O            10/01/27
    0


    1652011          696/G01             F          136,800.00         ZZ
                                         360        136,698.47          1
    3502 SANDY COURT                   7.500            956.53         80
                                       7.250            956.53      171,000.00
    KENSINGTON       MD   20895          1            10/31/97         00
    0430486415                           05           12/01/97          0
    3225696                              O            11/01/27
    0


    1652014          B79/G01             F          379,600.00         ZZ
                                         360        379,351.69          1
    852 CROOSBROOK COURT               8.125          2,818.52         72
                                       7.875          2,818.52      530,000.00
    MORAGA           CA   94556          2            10/29/97         00
    0430486225                           05           12/01/97          0
1


    019458                               O            11/01/27
    0


    1652017          696/G01             F          486,300.00         ZZ
                                         360        486,012.89          1
    9716 CLAGETT FARM DRIVE            8.625          3,782.39         80
                                       8.375          3,782.39      607,925.00
    POTOMAC          MD   20854          1            10/30/97         00
    0430486381                           03           12/01/97          0
    6091009                              O            11/01/27
    0


    1652018          267/267             F          620,000.00         ZZ
                                         360        619,528.23          1
    1381 WESTHAVEN ROAD                7.375          4,282.19         80
                                       7.125          4,282.19      775,000.00
    SAN MARINO       CA   91108          2            10/17/97         00
    7317580                              05           12/01/97          0
    7317580                              O            11/01/27
    0


    1652055          957/G01             F          147,300.00         ZZ
                                         360        147,198.63          1
    416 RIDGE MEAD CIRCLE              7.875          1,068.03         80
                                       7.625          1,068.03      184,135.00
    LEWISVILLE       TX   75067          1            10/24/97         00
    0430485086                           03           12/01/97          0
    0229425                              O            11/01/27
    0


    1652057          267/267             F          240,000.00         ZZ
                                         360        239,808.07          1
    1062 W KNICKERBOCKER DRIVE         7.125          1,616.93         73
                                       6.875          1,616.93      330,000.00
    SUNNYVALE        CA   94087          2            10/15/97         00
    4317132                              05           12/01/97          0
    4317132                              O            11/01/27
    0


    1652059          267/267             F          280,000.00         ZZ
                                         360        279,786.93          1
    37 CHAPEL DRIVE                    7.375          1,933.90         72
                                       7.125          1,933.90      390,000.00
    LAFAYETTE        CA   94549          5            10/21/97         00
    4327098                              05           12/01/97          0
    4327098                              O            11/01/27
    0


1


    1652061          267/267             F          320,000.00         ZZ
                                         360        319,756.50          1
    190 CENTRE STREET                  7.375          2,210.17         59
                                       7.125          2,210.17      545,000.00
    MOUNTAIN VIEW    CA   94041          2            10/18/97         00
    4318544                              05           12/01/97          0
    4318544                              O            11/01/27
    0


    1652062          A83/G01             F          343,800.00         ZZ
                                         360        343,103.33          1
    1718 COTTLE AVENUE                 8.000          2,522.68         80
                                       7.750          2,522.68      429,800.00
    SAN JOSE         CA   95125          1            08/22/97         00
    0430475723                           05           10/01/97          0
    3000352                              O            09/01/27
    0


    1652063          A83/G01             F          264,000.00         ZZ
                                         360        263,491.50          1
    7023 ALMOND HILL COURT             8.250          1,983.34         80
                                       8.000          1,983.34      330,000.00
    ORANGEVALE       CA   95662          1            08/06/97         00
    0430475731                           05           10/01/97          0
    3000090                              O            09/01/27
    0


    1652065          A83/G01             F          159,900.00         ZZ
                                         360        159,559.26          1
    1344 IDAHO STREET                  7.750          1,145.54         80
                                       7.500          1,145.54      199,999.00
    SAN JOSE         CA   95126          1            08/14/97         00
    0430475756                           05           10/01/97          0
    3000323                              O            09/01/27
    0


    1652066          A83/G01             F          232,000.00         ZZ
                                         360        231,529.89          1
    125 CHRISTEL OAKS DRIVE            8.000          1,702.33         80
                                       7.750          1,702.33      290,000.00
    SCOTTS VALLEY    CA   95066          1            08/26/97         00
    0430475764                           05           10/01/97          0
    3000597                              O            09/01/27
    0


    1652069          A83/G01             F          201,600.00         ZZ
                                         360        201,181.04          1
    225 IVYWOOD DRIVE                  7.875          1,461.74         80
                                       7.625          1,461.74      252,000.00
1


    WALNUT CREEK     CA   94596          1            08/20/97         00
    0430475814                           05           10/01/97          0
    3000353                              O            09/01/27
    0


    1652070          A83/G01             F          337,500.00         ZZ
                                         360        336,798.62          1
    215 AVENUE BALBOA                  7.875          2,447.11         71
                                       7.625          2,447.11      480,000.00
    EL GRANADA       CA   94018          5            08/25/97         00
    0430475822                           05           10/01/97          0
    3000324                              O            09/01/27
    0


    1652071          A83/G01             F          297,000.00         ZZ
                                         360        296,249.74          1
    12800 HUNTMASTER LANE              7.625          2,102.15         90
                                       7.375          2,102.15      330,000.00
    RICHMOND         VA   23233          1            08/15/97         01
    0430475830                           03           10/01/97         25
    172674                               O            09/01/27
    0


    1652072          A83/G01             F          237,000.00         ZZ
                                         360        236,455.62          1
    29 JONATHAN CT                     7.375          1,636.91         74
                                       7.125          1,636.91      324,540.00
    MIDDLETOWN       NJ   07748          1            08/25/97         00
    0430475848                           05           10/01/97          0
    155690                               O            09/01/27
    0


    1652074          A83/G01             F          289,000.00         ZZ
                                         360        288,457.34          1
    3393 GRANTHAM ROAD                 8.375          2,196.61         80
                                       8.125          2,196.61      364,000.00
    JESUP            GA   31546          2            08/27/97         00
    0430475863                           05           10/01/97          0
    173590                               O            09/01/27
    0


    1652078          A83/G01             F          292,800.00         ZZ
                                         360        292,176.01          1
    1805 NORTHWOOD COURT               7.750          2,097.66         80
                                       7.500          2,097.66      366,000.00
    OAKLAND          CA   94611          1            08/22/97         00
    0430475897                           05           10/01/97          0
    3000249                              O            09/01/27
    0
1




    1652079          A83/G01             F          348,750.00         ZZ
                                         360        347,392.51          1
    6953 TERLESA DR                    8.250          2,620.05         75
                                       8.000          2,620.05      465,000.00
    COLORADO CITY    CO   81019          5            05/30/97         00
    0430475905                           05           07/01/97          0
    170630                               O            06/01/27
    0


    1652080          A83/G01             F          307,300.00         ZZ
                                         360        306,677.29          1
    1291 GLENWOOD AVENUE               8.000          2,254.86         80
                                       7.750          2,254.86      384,160.00
    SAN JOSE         CA   95125          1            08/04/97         00
    0430475913                           05           10/01/97          0
    3000056                              O            09/01/27
    0


    1652082          A83/G01             F          444,000.00         ZZ
                                         360        443,057.64          1
    20327 CLAY STREET                  8.000          3,257.91         80
                                       7.750          3,257.91      555,000.00
    CUPERTINO        CA   95014          1            08/18/97         00
    0430475939                           05           10/01/97          0
    3000393                              O            09/01/27
    0


    1652083          A83/G01             F          284,100.00         ZZ
                                         360        283,566.53          1
    225 MAGNOLIA BLOSSOM TERRACE       8.375          2,159.37         90
                                       8.125          2,159.37      315,680.00
    ALPHARETTA       GA   30005          1            08/19/97         01
    0430475947                           05           10/01/97         25
    173815                               O            09/01/27
    0


    1652084          A83/G01             F          115,200.00         ZZ
                                         360        114,978.10          1
    657 HILLCREST DRIVE                8.250            865.46         80
                                       8.000            865.46      144,000.00
    FELTON           CA   95018          1            08/26/97         00
    0430475954                           05           10/01/97          0
    3000466                              O            09/01/27
    0


    1652087          696/G01             F          615,000.00         ZZ
                                         360        614,587.35          1
1


    11401 PALATINE DRIVE               8.000          4,512.65         70
                                       7.750          4,512.65      880,000.00
    POTOMAC          MD   20854          2            10/30/97         00
    0430486241                           05           12/01/97          0
    2130604                              O            11/01/27
    0


    1652088          696/G01             F          156,800.00         ZZ
                                         360        156,677.68          1
    18701 AUTUMN MIST DRIVE            7.250          1,069.65         80
                                       7.000          1,069.65      196,000.00
    GERMANTOWN       MD   20874          1            10/30/97         00
    0430486829                           09           12/01/97          0
    2280606                              O            11/01/27
    0


    1652094          896/G01             F           98,000.00         ZZ
                                         360         98,000.00          1
    231 NORTH CROSSLANE ROAD           8.000            719.09         70
                                       7.750            719.09      140,000.00
    MONROE           GA   30656          1            11/17/97         00
    0430501932                           05           01/01/98          0
    13844                                O            12/01/27
    0


    1652096          J53/J53             F          480,000.00         ZZ
                                         360        479,669.67          1
    1716 QUAIL RUN                     7.875          3,480.33         80
                                       7.625          3,480.33      600,000.00
    HARKER HEIGHTS   TX   76548          1            10/09/97         00
    UNKNOWN                              05           12/01/97          0
    UNKNOWN                              O            11/01/27
    0


    1652100          J53/J53             F          315,000.00         ZZ
                                         360        314,793.94          1
    5609 EAST COUNTY ROAD 120          8.125          2,338.87         90
                                       7.875          2,338.87      350,000.00
    MIDLAND          TX   79706          1            10/30/97         01
    230072784                            05           12/01/97         25
    230072784                            O            11/01/27
    0


    1652126          B75/G01             F          246,950.00         ZZ
                                         360        246,775.71          1
    972 QUARRY STREET                  7.750          1,769.18         80
                                       7.500          1,769.18      308,701.00
    PETALUMA         CA   94952          1            10/08/97         00
    0430480988                           05           12/01/97          0
1


    2980043                              O            11/01/27
    0


    1652131          B75/G01             F          343,800.00         ZZ
                                         360        343,557.34          1
    3495 SAVILLE COURT                 7.750          2,463.03         90
                                       7.500          2,463.03      382,000.00
    ACWORTH          GA   30101          1            10/15/97         01
    0430480871                           03           12/01/97         25
    7058324                              O            11/01/27
    0


    1652133          F02/F02             F          240,000.00         ZZ
                                         360        239,660.13          1
    725 VONNA COURT                    7.750          1,719.39         75
                                       7.500          1,719.39      320,000.00
    SAN JOSE         CA   95123          1            09/01/97         00
    600697094                            05           11/01/97          0
    600697094                            O            10/01/27
    0


    1652134          F02/F02             F          230,000.00         ZZ
                                         360        229,713.08          1
    973 NORCROSS                       8.375          1,748.17         87
                                       8.125          1,748.17      266,300.00
    ROCHESTER HILLS  MI   48307          1            09/25/97         14
    600888108                            05           11/01/97         25
    600888108                            O            10/01/27
    0


    1652135          F02/F02             F          224,800.00         ZZ
                                         360        224,313.31          1
    4751 STILLMEADOW DRIVE             8.125          1,669.13         90
                                       7.875          1,669.13      249,800.00
    GENOA TWP        MI   48843          1            08/28/97         14
    601110020                            05           10/01/97         25
    601110020                            O            09/01/27
    0


    1652136          F02/F02             F          242,700.00         ZZ
                                         360        242,519.88          1
    7400 WILLOW LANE                   7.500          1,697.00         84
                                       7.250          1,697.00      290,000.00
    BROOKLYN PARK    MN   55444          2            10/15/97         14
    601114104                            05           12/01/97         12
    601114104                            O            11/01/27
    0


1


    1652137          F02/F02             F          234,900.00         ZZ
                                         360        234,575.62          1
    371 SUMMERDALE LANE                7.875          1,703.19         90
                                       7.625          1,703.19      261,002.00
    ALGONQUIN        IL   60102          1            09/01/97         12
    601198069                            03           11/01/97         25
    601198069                            O            10/01/27
    0


    1652138          F02/F02             F          260,000.00         ZZ
                                         360        259,277.20          1
    893 WAVERLY COURT                  7.875          1,885.18         80
                                       7.625          1,885.18      325,000.00
    AURORA           IL   60016          1            07/25/97         00
    601198731                            05           09/01/97          0
    601198731                            O            08/01/27
    0


    1652139          F02/F02             F          270,000.00         ZZ
                                         360        269,607.93          1
    3452 ASHBOURNE PLACE               7.625          1,911.04         80
                                       7.375          1,911.04      337,500.00
    ROWLAND HEIGHTS  CA   91748          1            09/12/97         00
    601206617                            03           11/01/97          0
    601206617                            O            10/01/27
    0


    1652140          F02/F02             F          249,600.00         ZZ
                                         360        249,246.54          1
    412 POTTERS MILL AVENUE            7.750          1,788.16         80
                                       7.500          1,788.16      312,000.00
    DAPHNE           AL   36526          4            09/25/97         00
    601219747                            05           11/01/97          0
    601219747                            O            10/01/27
    0


    1652141          F02/F02             F          227,050.00         ZZ
                                         360        226,720.28          1
    3500 W 49TH STREET                 7.625          1,607.05         95
                                       7.375          1,607.05      239,000.00
    GREELEY          CO   80634          1            10/03/97         14
    601276510                            05           11/01/97         30
    601276510                            O            10/01/27
    0


    1652142          F02/F02             F          280,000.00         ZZ
                                         360        279,446.76          1
    32 OLYMPIA LANE                    8.125          2,079.00         80
                                       7.875          2,079.00      350,000.00
1


    MONSEY           NY   10952          1            08/01/97         00
    601291564                            05           10/01/97          0
    601291564                            O            09/01/27
    0


    1652143          F02/F02             F          262,400.00         ZZ
                                         360        261,298.58          1
    2108 CAMERON CIRCLE                7.875          1,902.58         80
                                       7.625          1,902.58      328,000.00
    BIRMINGHAM       AL   35242          1            08/26/97         14
    601335463                            03           10/01/97         25
    601335463                            O            09/01/27
    0


    1652144          F02/F02             F          271,800.00         ZZ
                                         360        269,898.74          1
    3181 C DE FOREST ROAD              7.875          1,970.74         90
                                       7.625          1,970.74      302,000.00
    MARINA           CA   93933          1            08/05/97         14
    601350828                            05           10/01/97         25
    601350828                            O            09/01/27
    0


    1652145          F02/F02             F          240,000.00         ZZ
                                         360        239,692.87          1
    25602 WILDE AVENUE                 8.250          1,803.04         72
                                       8.000          1,803.04      335,000.00
    STEVENSON RANCH  CA   91381          2            09/08/97         00
    601352557                            03           11/01/97          0
    601352557                            O            10/01/27
    0


    1652146          F02/F02             F          300,000.00         ZZ
                                         360        299,585.73          1
    5815 NW 25 TERRACE                 7.875          2,175.21         60
                                       7.625          2,175.21      501,000.00
    BOCA RATON       FL   33434          1            09/30/97         00
    601354025                            03           11/01/97          0
    601354025                            O            10/01/27
    0


    1652147          F02/F02             F          350,000.00         ZZ
                                         360        349,759.14          1
    9 SOMERSET DRIVE                   7.875          2,537.74         75
                                       7.625          2,537.74      469,015.00
    ANDOVER          MA   01810          1            10/15/97         00
    601355468                            05           12/01/97          0
    601355468                            O            11/01/27
    0
1




    1652148          F02/F02             F          339,000.00         ZZ
                                         360        338,240.51          1
    28491 VIA PASITO                   7.500          2,370.34         77
                                       7.250          2,370.34      442,269.00
    SAN JUAN CAPIST  CA   92675          1            08/25/97         00
    601361854                            03           10/01/97          0
    601361854                            O            09/01/27
    0


    1652149          F02/F02             F          227,000.00         ZZ
                                         360        226,847.68          1
    11585 ADDISON ST                   8.000          1,665.65         64
                                       7.750          1,665.65      355,000.00
    NORTH HOLLYWOOD  CA   91601          2            10/22/97         00
    601377647                            05           12/01/97          0
    601377647                            O            11/01/27
    0


    1652150          F02/F02             F          225,000.00         ZZ
                                         360        224,841.19          1
    6615 BRIGHT WATER TRAIL            7.750          1,611.93         70
                                       7.500          1,611.93      323,182.00
    LITTLETON        CO   80125          1            10/17/97         00
    601379273                            03           12/01/97          0
    601379273                            O            11/01/27
    0


    1652151          F02/F02             F          334,000.00         ZZ
                                         360        332,693.55          1
    694 VANDERBILT DRIVE               7.875          2,421.73         63
                                       7.625          2,421.73      535,000.00
    SUNNYVALE        CA   94087          2            08/11/97         00
    601385408                            05           10/01/97          0
    601385408                            O            09/01/27
    0


    1652152          F02/F02             F          224,000.00         ZZ
                                         360        223,522.66          1
    908 GAMBLE DRIVE                   7.750          1,604.76         80
                                       7.500          1,604.76      281,000.00
    LISLE            IL   60532          2            08/22/97         00
    601397435                            05           10/01/97          0
    601397435                            O            09/01/27
    0


    1652153          F02/F02             F          350,000.00         ZZ
                                         360        349,272.65          1
1


    3348 VERNON TERRACE                7.875          2,537.74         64
                                       7.625          2,537.74      555,000.00
    PALO ALTO        CA   94303          2            08/19/97         00
    601399609                            05           10/01/97          0
    601399609                            O            09/01/27
    0


    1652154          F02/F02             F          261,000.00         ZZ
                                         360        260,639.58          1
    98 PERKINS ST                      7.875          1,892.43         90
                                       7.625          1,892.43      290,000.00
    JAMAICA PLAIN    MA   02130          1            09/22/97         14
    601400361                            05           11/01/97         25
    601400361                            O            10/01/27
    0


    1652155          F02/F02             F          239,500.00         ZZ
                                         360        239,134.40          1
    1716 BAYWOOD COURT                 7.375          1,654.17         62
                                       7.125          1,654.17      389,000.00
    PLEASANTON       CA   94566          5            09/11/97         00
    601425417                            05           11/01/97          0
    601425417                            O            10/01/27
    0


    1652157          F02/F02             F          400,000.00         ZZ
                                         360        399,147.56          1
    12 SCOTT ROAD                      7.750          2,865.65         73
                                       7.500          2,865.65      550,000.00
    LEXINGTON        MA   02173          5            08/23/97         00
    601428205                            05           10/01/97          0
    601428205                            O            09/01/27
    0


    1652159          F02/F02             F          277,500.00         ZZ
                                         360        276,908.64          1
    15312 162ND AVENUE NE              7.750          1,988.04         75
                                       7.500          1,988.04      370,000.00
    WOODINVILLE      WA   98072          5            08/28/97         00
    601432416                            05           10/01/97          0
    601432416                            O            09/01/27
    0


    1652160          F02/F02             F          290,000.00         ZZ
                                         360        289,366.28          1
    2203 POTOMAC DRIVE                 7.625          2,052.61         80
                                       7.375          2,052.61      366,800.00
    HOUSTON          TX   77056          1            08/01/97         00
    601434316                            05           10/01/97          0
1


    601434316                            O            09/01/27
    0


    1652161          F02/F02             F          272,250.00         ZZ
                                         360        272,062.64          1
    2780 THOMAS GRADE                  7.875          1,974.00         75
                                       7.625          1,974.00      363,000.00
    MORGAN HILL      CA   95037          5            10/02/97         00
    601435987                            05           12/01/97          0
    601435987                            O            11/01/27
    0


    1652162          F02/F02             F          294,400.00         ZZ
                                         360        293,656.07          1
    4813 FERN                          7.625          2,083.74         80
                                       7.375          2,083.74      368,000.00
    BELLAIRE         TX   77401          1            08/29/97         00
    601442748                            03           10/01/97          0
    601442748                            O            09/01/27
    0


    1652164          F02/F02             F          258,000.00         ZZ
                                         360        257,657.23          1
    25618 PACIFIC CIRCLE               8.125          1,915.64         78
                                       7.875          1,915.64      332,000.00
    MISSION VIEJO    CA   92692          2            09/17/97         00
    601457290                            03           11/01/97          0
    601457290                            O            10/01/27
    0


    1652165          F02/F02             F          269,800.00         ZZ
                                         360        269,195.55          1
    8604 WHITE OAK AVENUE              7.500          1,886.48         95
                                       7.250          1,886.48      284,000.00
    NORTHRIDGE AREA  CA   91325          1            08/20/97         14
    601462981                            05           10/01/97         30
    601462981                            O            09/01/27
    0


    1652166          F02/F02             F          334,800.00         ZZ
                                         360        334,301.51          1
    170 INDIAN COVE LANE               7.500          2,340.97         80
                                       7.250          2,340.97      418,500.00
    PONTE VEDRA BEA  FL   32082          1            09/30/97         00
    601466053                            03           11/01/97          0
    601466053                            O            10/01/27
    0


1


    1652167          F02/F02             F          224,700.00         ZZ
                                         360        224,244.66          1
    3510 BRADFORD DRIVE                8.000          1,648.77         80
                                       7.750          1,648.77      280,900.00
    RICHARDSON       TX   75082          1            08/29/97         00
    601468987                            05           10/01/97          0
    601468987                            O            09/01/27
    0


    1652168          F02/F02             F          219,450.00         ZZ
                                         360        219,306.45          1
    10 DEER POND DRIVE                 8.125          1,629.41         95
                                       7.875          1,629.41      231,000.00
    WARWICK          NY   10990          1            10/24/97         14
    601473666                            05           12/01/97         30
    601473666                            O            11/01/27
    0


    1652169          F02/F02             F          243,900.00         ZZ
                                         360        243,740.46          1
    6108 SOUTH JERICHO WAY             8.125          1,810.95         95
                                       7.875          1,810.95      256,781.00
    AURORA           CO   80016          1            10/08/97         14
    601476282                            03           12/01/97         30
    601476282                            O            11/01/27
    0


    1652170          F02/F02             F          274,400.00         ZZ
                                         360        274,220.51          1
    4527 WOLFCREEK PKY                 8.125          2,037.41         80
                                       7.875          2,037.41      343,000.00
    LOUISVILLE       KY   40241          1            10/10/97         00
    601484022                            05           12/01/97          0
    601484022                            O            11/01/27
    0


    1652171          F02/F02             F          299,250.00         ZZ
                                         360        299,049.21          1
    4302 LAKE APACHE DRIVE             8.000          2,195.79         10
                                       7.750          2,195.79    3,150,000.00
    CORPUS CHRISTI   TX   78413          1            10/06/97         11
    601484362                            03           12/01/97         30
    601484362                            O            11/01/27
    0


    1652172          F02/F02             F          255,050.00         ZZ
                                         360        254,538.65          1
    1272 CANTERBURY LANE               8.125          1,893.74         95
                                       7.875          1,893.74      268,500.00
1


    FULLERTON        CA   92631          1            09/10/97         14
    601485524                            01           11/01/97         30
    601485524                            O            10/01/27
    0


    1652173          F02/F02             F          321,300.00         ZZ
                                         360        320,867.38          1
    8881 DORSETT DRIVE                 8.000          2,357.59         90
                                       7.750          2,357.59      357,000.00
    HUNTINGTON BEAC  CA   92646          2            09/16/97         14
    601485660                            05           11/01/97         25
    601485660                            O            10/01/27
    0


    1652174          F02/F02             F          344,000.00         ZZ
                                         360        343,757.21          1
    1011 WEST 149TH AVENUE             7.750          2,464.46         80
                                       7.500          2,464.46      430,000.00
    BROOMFIELD       CO   80020          2            10/06/97         00
    601490473                            05           12/01/97          0
    601490473                            O            11/01/27
    0


    1652175          F02/F02             F          227,900.00         ZZ
                                         360        227,615.71          1
    4929 PATRICK                       8.375          1,732.20         95
                                       8.125          1,732.20      239,900.00
    WEST BLOOMFIELD  MI   48323          1            09/30/97         14
    601490849                            05           11/01/97         30
    601490849                            O            10/01/27
    0


    1652176          F02/F02             F          229,900.00         ZZ
                                         360        229,582.54          1
    508 NORTHEAST 84TH STREET          7.875          1,666.93         95
                                       7.625          1,666.93      242,000.00
    SEATTLE          WA   98115          1            09/22/97         11
    601495640                            05           11/01/97         30
    601495640                            O            10/01/27
    0


    1652177          F02/F02             F          374,500.00         ZZ
                                         360        373,701.93          1
    8116 SE 73RD STREET                7.750          2,682.96         56
                                       7.500          2,682.96      670,000.00
    MERCER ISLAND    WA   98040          2            08/25/97         00
    601497573                            03           10/01/97          0
    601497573                            O            09/01/27
    0
1




    1652178          F02/F02             F          284,000.00         ZZ
                                         360        283,799.56          1
    2555 EAST BRUNNER ROAD             7.750          2,034.61         71
                                       7.500          2,034.61      400,000.00
    ATHOL            ID   83814          5            10/03/97         00
    601498632                            05           12/01/97          0
    601498632                            O            11/01/27
    0


    1652179          F02/F02             F          247,500.00         ZZ
                                         360        247,329.67          1
    6011 NW 61ST MANOR                 7.875          1,794.55         90
                                       7.625          1,794.55      275,000.00
    PARKLAND         FL   33067          1            10/15/97         14
    601501169                            05           12/01/97         25
    601501169                            O            11/01/27
    0


    1652180          F02/F02             F          246,000.00         ZZ
                                         360        245,532.26          1
    3763 CENTURY DRIVE                 8.250          1,848.12         77
                                       8.000          1,848.12      320,000.00
    CAMPBELL         CA   95008          2            09/15/97         00
    601501955                            05           11/01/97          0
    601501955                            O            10/01/27
    0


    1652182          F02/F02             F          277,500.00         ZZ
                                         360        277,107.03          1
    31727 KENTFIELD COURT              7.750          1,988.04         75
                                       7.500          1,988.04      370,000.00
    WESTLAKE VILLAG  CA   91361          5            09/18/97         00
    601502206                            05           11/01/97          0
    601502206                            O            10/01/27
    0


    1652183          F02/F02             F          310,000.00         ZZ
                                         360        309,514.88          1
    7741 LAUREL LEAF DRIVE             7.250          2,114.75         56
                                       7.000          2,114.75      560,000.00
    POTOMAC          MD   20854          1            09/29/97         00
    601504743                            03           11/01/97          0
    601504743                            O            10/01/27
    0


    1652184          F02/F02             F          265,000.00         ZZ
                                         360        264,039.90          1
1


    12917 SHEFFIELD BOULEVARD          8.125          1,967.62         75
                                       7.875          1,967.62      355,000.00
    CARMEL           IN   46032          5            09/11/97         00
    601506507                            05           11/01/97          0
    601506507                            O            10/01/27
    0


    1652185          F02/F02             F          334,000.00         ZZ
                                         360        333,561.56          1
    130 LASSEN DRIVE                   8.125          2,479.94         79
                                       7.875          2,479.94      425,000.00
    SAN BRUNO        CA   94066          2            09/09/97         00
    601506869                            05           11/01/97          0
    601506869                            O            10/01/27
    0


    1652186          F02/F02             F          265,000.00         ZZ
                                         360        264,615.19          1
    730 PALMER RD                      7.625          1,875.65         66
                                       7.375          1,875.65      402,000.00
    WALNUT CREEK     CA   94596          5            09/15/97         00
    601508257                            05           11/01/97          0
    601508257                            O            10/01/27
    0


    1652187          F02/F02             F          272,800.00         ZZ
                                         360        272,423.29          1
    140 SANTA CRUZ ROAD                7.875          1,977.99         80
                                       7.625          1,977.99      341,000.00
    ARCADIA          CA   91007          1            09/05/97         00
    601509269                            05           11/01/97          0
    601509269                            O            10/01/27
    0


    1652190          F02/F02             F          237,500.00         ZZ
                                         360        237,119.00          1
    304 CROSS CREEK DRIVE              7.125          1,600.09         95
                                       6.875          1,600.09      250,000.00
    CHERRYVILLE      NC   28021          1            09/30/97         14
    601515449                            05           11/01/97         30
    601515449                            O            10/01/27
    0


    1652191          F02/F02             F          268,000.00         ZZ
                                         360        267,629.91          1
    12171 LONDON GROVE COURT           7.875          1,943.19         77
                                       7.625          1,943.19      350,000.00
    MOORPARK         CA   93021          2            09/20/97         00
    601516304                            03           11/01/97          0
1


    601516304                            O            10/01/27
    0


    1652192          F02/F02             F          288,750.00         ZZ
                                         360        288,351.26          1
    43467 SCENIC LN                    7.875          2,093.64         75
                                       7.625          2,093.64      385,000.00
    NORTHVILLE       MI   48167          5            09/23/97         00
    601517646                            05           11/01/97          0
    601517646                            O            10/01/27
    0


    1652193          F02/F02             F          245,500.00         ZZ
                                         360        245,160.97          1
    13101 HERITAGE WAY                 7.875          1,780.05         72
                                       7.625          1,780.05      343,000.00
    APPLE VALLEY     MN   55124          5            09/01/97         00
    601519487                            05           11/01/97          0
    601519487                            O            10/01/27
    0


    1652194          F02/F02             F          264,350.00         ZZ
                                         360        263,878.09          1
    1730 BRANT CIRCLE                  7.875          1,916.72         76
                                       7.625          1,916.72      349,525.00
    EAGAN            MN   55122          1            09/22/97         00
    601519498                            05           11/01/97          0
    601519498                            O            10/01/27
    0


    1652195          F02/F02             F          237,600.00         ZZ
                                         360        237,432.30          1
    4208 PATRICIA STREET               7.750          1,702.20         80
                                       7.500          1,702.20      297,000.00
    FREMONT          CA   94536          1            10/16/97         00
    601521620                            05           12/01/97          0
    601521620                            O            11/01/27
    0


    1652196          F02/F02             F          621,750.00         ZZ
                                         360        620,891.42          1
    5 LANDING HILL RD                  7.875          4,508.12         75
                                       7.625          4,508.12      829,000.00
    EAST HADDAM      CT   06423          5            09/09/97         00
    601523110                            05           11/01/97          0
    601523110                            O            10/01/27
    0


1


    1652197          F02/F02             F          264,000.00         ZZ
                                         360        263,822.86          1
    721 HILLCREST PLACE                8.000          1,937.14         80
                                       7.750          1,937.14      330,000.00
    NORTH WOODMERE   NY   11581          1            10/10/97         00
    601523381                            05           12/01/97          0
    601523381                            O            11/01/27
    0


    1652198          F02/F02             F          252,000.00         ZZ
                                         360        251,605.65          1
    14271 YORBA STREET                 7.250          1,719.08         80
                                       7.000          1,719.08      315,000.00
    TUSTIN           CA   92780          1            09/26/97         00
    601524838                            05           11/01/97          0
    601524838                            O            10/01/27
    0


    1652199          F02/F02             F          250,000.00         ZZ
                                         360        249,336.00          1
    4110 N VANSTONE                    7.625          1,769.49         79
                                       7.375          1,769.49      320,000.00
    COMMERCE TOWNSH  MI   48382          1            09/30/97         00
    601525555                            05           11/01/97          0
    601525555                            O            10/01/27
    0


    1652200          F02/F02             F          218,500.00         ZZ
                                         360        218,357.07          1
    1262 79TH STREET                   8.125          1,622.36         95
                                       7.875          1,622.36      230,000.00
    BROOKLYN         NY   11228          1            10/08/97         14
    601526442                            05           12/01/97         30
    601526442                            O            11/01/27
    0


    1652201          F02/F02             F          265,500.00         ZZ
                                         360        265,321.86          1
    2940 N LAKEWOOD AVE                8.000          1,948.14         90
                                       7.750          1,948.14      295,000.00
    CHICAGO          IL   60657          1            10/10/97         14
    601529036                            09           12/01/97         25
    601529036                            O            11/01/27
    0


    1652202          F02/F02             F          266,800.00         ZZ
                                         360        266,422.17          1
    3 MARSEILLE                        7.750          1,911.39         80
                                       7.500          1,911.39      333,500.00
1


    LAGUNA NIGUEL    CA   92677          1            09/23/97         00
    601529149                            01           11/01/97          0
    601529149                            O            10/01/27
    0


    1652203          F02/F02             F          270,000.00         ZZ
                                         360        269,617.65          1
    2316 NORTH 64TH STREET             7.750          1,934.31         90
                                       7.500          1,934.31      300,000.00
    SEATTLE          WA   98013          1            09/02/97         12
    601531882                            05           11/01/97         25
    601531882                            O            10/01/27
    0


    1652204          F02/F02             F          268,800.00         ZZ
                                         360        268,345.95          1
    211 21ST STREET                    7.375          1,856.53         80
                                       7.125          1,856.53      336,000.00
    HUNTINGTON BEAC  CA   92648          1            09/15/97         00
    601532359                            05           11/01/97          0
    601532359                            O            10/01/27
    0


    1652205          F02/F02             F          303,750.00         ZZ
                                         360        303,535.62          1
    1 S SADDLEWOOD LANE                7.750          2,176.10         75
                                       7.500          2,176.10      405,000.00
    SANDY            UT   84092          5            10/13/97         00
    601532417                            03           12/01/97          0
    601532417                            O            11/01/27
    0


    1652206          F02/F02             F          359,200.00         ZZ
                                         360        358,952.80          1
    42751 DEERBORN RD                  7.875          2,604.45         80
                                       7.625          2,604.45      449,000.00
    SPRINGFIELD      OR   97477          1            10/07/97         00
    601534998                            05           12/01/97          0
    601534998                            O            11/01/27
    0


    1652207          F02/F02             F          265,500.00         T
                                         360        264,977.47          1
    25588 PERDIDO BEACH BLVD  #38B     7.875          1,925.06         90
                                       7.625          1,925.06      295,000.00
    ORANGE BEACH     AL   36561          1            09/30/97         14
    601536956                            01           11/01/97         25
    601536956                            O            10/01/27
    0
1




    1652208          F02/F02             F          223,600.00         ZZ
                                         360        223,291.23          1
    360 CHESTERFIELD                   7.875          1,621.26         80
                                       7.625          1,621.26      279,500.00
    VERNON HILLS     IL   60061          1            09/23/97         00
    601540439                            05           11/01/97          0
    601540439                            O            10/01/27
    0


    1652209          F02/F02             F          256,000.00         ZZ
                                         360        255,646.48          1
    22485 HIGHWAY 145                  7.875          1,856.18         60
                                       7.625          1,856.18      430,000.00
    PLACERVILLE      CO   81430          2            09/01/97         00
    601541474                            05           11/01/97          0
    601541474                            O            10/01/27
    0


    1652210          F02/F02             F          375,000.00         ZZ
                                         360        374,468.94          1
    14720 ROYAL WAY                    7.750          2,686.55         70
                                       7.500          2,686.55      540,000.00
    TRUCKEE          CA   96161          2            09/26/97         00
    601541646                            05           11/01/97          0
    601541646                            O            10/01/27
    0


    1652211          F02/F02             F          275,000.00         ZZ
                                         360        274,805.91          1
    1942 ABINANTE LANE                 7.750          1,970.13         76
                                       7.500          1,970.13      365,000.00
    SAN JOSE         CA   95124          2            10/09/97         00
    601541895                            05           12/01/97          0
    601541895                            O            11/01/27
    0


    1652212          F02/F02             F          221,200.00         ZZ
                                         360        220,035.19          1
    6792 COPPER RIDGE                  7.500          1,546.66         95
                                       7.250          1,546.66      232,933.00
    EL PASO          TX   79912          1            09/30/97         14
    601542681                            05           11/01/97         30
    601542681                            O            10/01/27
    0


    1652213          F02/F02             F          300,000.00         T
                                         360        298,869.22          1
1


    2821 CLEAR LAKE ROAD               7.750          2,149.24         89
                                       7.500          2,149.24      337,500.00
    WEATHERFORD      TX   76087          1            10/02/97         14
    601542750                            05           11/01/97         25
    601542750                            O            10/01/27
    0


    1652214          F02/F02             F          236,000.00         ZZ
                                         360        235,674.11          1
    5561 HARVARD DRIVE                 7.875          1,711.16         80
                                       7.625          1,711.16      295,000.00
    SAN JOSE         CA   95118          1            09/17/97         00
    601544503                            05           11/01/97          0
    601544503                            O            10/01/27
    0


    1652215          F02/F02             F          360,000.00         ZZ
                                         360        359,752.25          1
    1210 FALCON RIDGE RD               7.875          2,610.25         75
                                       7.625          2,610.25      480,000.00
    BLACKSBURG       VA   24060          5            10/08/97         00
    601544581                            05           12/01/97          0
    601544581                            O            11/01/27
    0


    1652216          F02/F02             F          390,000.00         ZZ
                                         360        389,731.61          1
    2105 LYNNGROVE DRIVE               7.875          2,827.77         62
                                       7.625          2,827.77      630,000.00
    MANHATTAN BEACH  CA   90266          5            10/06/97         00
    601544638                            05           12/01/97          0
    601544638                            O            11/01/27
    0


    1652217          F02/F02             F          273,000.00         ZZ
                                         360        272,792.27          1
    6505 WARRIORS RUN                  7.375          1,885.54         51
                                       7.125          1,885.54      540,000.00
    LITTLETON        CO   80125          2            10/10/97         00
    601545207                            05           12/01/97          0
    601545207                            O            11/01/27
    0


    1652218          F02/F02             F          221,800.00         ZZ
                                         360        221,485.91          1
    3711 VISTA WAY                     7.750          1,589.00         90
                                       7.500          1,589.00      246,459.00
    FORT LAUDERDALE  FL   33331          1            09/25/97         14
    601545332                            03           11/01/97         25
1


    601545332                            O            10/01/27
    0


    1652219          F02/F02             F          750,000.00         ZZ
                                         360        748,964.33          1
    7 YEAGER WAY                       7.875          5,438.02         66
                                       7.625          5,438.02    1,140,000.00
    WAYLAND          MA   01778          2            09/24/97         00
    601546297                            05           11/01/97          0
    601546297                            O            10/01/27
    0


    1652220          F02/F02             F          540,000.00         ZZ
                                         360        538,712.66          1
    406 JANNEYS LANE                   7.625          3,822.09         66
                                       7.375          3,822.09      820,000.00
    ALEXANDRIA       VA   22302          2            09/11/97         00
    601548870                            05           11/01/97          0
    601548870                            O            10/01/27
    0


    1652222          F02/F02             F          227,050.00         ZZ
                                         360        226,893.75          1
    1015 NORTH SPARKS STREET           7.875          1,646.27         95
                                       7.625          1,646.27      239,000.00
    BURBANK          CA   91506          1            10/08/97         14
    601554573                            05           12/01/97         30
    601554573                            O            11/01/27
    0


    1652223          F02/F02             F          263,600.00         T
                                         360        263,253.95          1
    931 REGATTA BAY CONDOMINIUMS       8.125          1,957.23         90
                                       7.875          1,957.23      292,900.00
    LAKE OZARK       MO   65049          1            09/19/97         14
    601555062                            01           11/01/97         25
    601555062                            O            10/01/27
    0


    1652224          F02/F02             F          218,500.00         ZZ
                                         360        218,198.27          1
    56 6TH ST                          7.875          1,584.28         95
                                       7.625          1,584.28      230,000.00
    EDGARTOWN        MA   02539          1            09/26/97         14
    601556779                            05           11/01/97         30
    601556779                            O            10/01/27
    0


1


    1652225          F02/F02             F          275,000.00         T
                                         360        274,569.66          1
    2318 WESLEY AVENUE                 7.250          1,875.98         54
                                       7.000          1,875.98      510,000.00
    OCEAN CITY       NJ   08226          1            09/30/97         00
    601561992                            01           11/01/97          0
    601561992                            O            10/01/27
    0


    1652226          F02/F02             F          255,000.00         ZZ
                                         360        254,824.51          1
    1085 GRAYWOLF COURT                7.875          1,848.93         80
                                       7.625          1,848.93      320,000.00
    FAIRVIEW HEIGHT  IL   62208          1            10/10/97         00
    601562642                            05           12/01/97          0
    601562642                            O            11/01/27
    0


    1652227          F02/F02             F          630,000.00         ZZ
                                         360        629,555.35          1
    1212 21ST AVENUE EAST              7.750          4,513.40         75
                                       7.500          4,513.40      850,000.00
    SEATTLE          WA   98112          5            10/06/97         00
    601563244                            05           12/01/97          0
    601563244                            O            11/01/27
    0


    1652228          F02/F02             F          255,000.00         ZZ
                                         360        254,810.75          1
    5008 CARTER CT                     7.500          1,783.00         75
                                       7.250          1,783.00      340,000.00
    BOULDER          CO   80301          5            10/06/97         00
    601563313                            05           12/01/97          0
    601563313                            O            11/01/27
    0


    1652229          F02/F02             F          360,000.00         ZZ
                                         360        359,502.87          1
    2221 GREENSIDE DRIVE               7.875          2,610.25         80
                                       7.625          2,610.25      450,000.00
    SPRINGFIELD      IL   62704          1            09/29/97         00
    601563734                            05           11/01/97          0
    601563734                            O            10/01/27
    0


    1652230          F02/F02             F          332,000.00         ZZ
                                         360        331,493.20          1
    22511 PARKFIELD                    7.375          2,293.04         71
                                       7.125          2,293.04      469,990.00
1


    MISSION VIEJO    CA   92692          1            09/18/97         00
    601564416                            03           11/01/97          0
    601564416                            O            10/01/27
    0


    1652231          F02/F02             F          252,000.00         ZZ
                                         360        251,638.37          1
    6548 NORTH DESERT BREEZE COURT     8.250          1,893.19         80
                                       8.000          1,893.19      315,000.00
    TUCSON           AZ   85750          1            09/25/97         00
    601565337                            03           11/01/97          0
    601565337                            O            10/01/27
    0


    1652233          F02/F02             F          233,100.00         ZZ
                                         360        232,794.01          1
    14928 FREEMAN AVENUE               8.125          1,730.76         90
                                       7.875          1,730.76      259,000.00
    SAN JOSE         CA   95127          1            09/22/97         14
    601572611                            05           11/01/97         25
    601572611                            O            10/01/27
    0


    1652234          F02/F02             F          260,000.00         ZZ
                                         360        259,811.82          1
    33030 SOQUEL STREET                7.625          1,840.26         80
                                       7.375          1,840.26      325,000.00
    UNION CITY       CA   94587          1            10/01/97         14
    601572779                            05           12/01/97         12
    601572779                            O            11/01/27
    0


    1652235          F02/F02             F          230,000.00         ZZ
                                         360        229,845.67          1
    3906 SHERWOOD BLVD                 8.000          1,687.66         92
                                       7.750          1,687.66      250,000.00
    DELRAY BEACH     FL   33445          1            10/14/97         14
    601578673                            03           12/01/97         30
    601578673                            O            11/01/27
    0


    1652236          F02/F02             F          247,000.00         ZZ
                                         360        246,842.50          1
    2029 AVENIDA APRENDA               8.250          1,855.63         76
                                       8.000          1,855.63      325,000.00
    RANCHO PALOS VE  CA   90275          2            10/06/97         00
    601578844                            05           12/01/97          0
    601578844                            O            11/01/27
    0
1




    1652237          F02/F02             F          288,500.00         ZZ
                                         360        288,291.20          1
    771 BOULEVARD OF THE CHAMPIONS     7.625          2,041.98         75
                                       7.375          2,041.98      385,000.00
    SHALIMAR         FL   32579          2            09/30/97         00
    601581565                            05           12/01/97          0
    601581565                            O            11/01/27
    0


    1652238          F02/F02             F          505,700.00         ZZ
                                         360        504,983.77          1
    2459 DARLINGTON ROW                7.750          3,622.90         80
                                       7.500          3,622.90      632,239.00
    LA JOLLA         CA   92037          1            09/25/97         00
    601584363                            05           11/01/97          0
    601584363                            O            10/01/27
    0


    1652239          F02/F02             F          575,000.00         ZZ
                                         360        574,205.98          1
    22252 ALIZONDO DRIVE               7.875          4,169.15         79
                                       7.625          4,169.15      735,000.00
    WOODLAND HILLS   CA   91364          2            09/26/97         00
    601585239                            05           11/01/97          0
    601585239                            O            10/01/27
    0


    1652240          F02/F02             F          215,100.00         ZZ
                                         360        214,824.73          1
    4219 HARBOURVIEW COURT             8.250          1,615.97         90
                                       8.000          1,615.97      239,046.00
    MISSOURI CITY    TX   77459          1            09/29/97         12
    601585843                            03           11/01/97         25
    601585843                            O            10/01/27
    0


    1652241          F02/F02             F          290,000.00         ZZ
                                         360        289,578.88          1
    16890 JUDICIAL ROAD WEST           7.625          2,052.60         75
                                       7.375          2,052.60      390,000.00
    LAKEVILLE        MN   55044          5            09/25/97         00
    601587026                            05           11/01/97          0
    601587026                            O            10/01/27
    0


    1652242          F02/F02             F          290,000.00         ZZ
                                         360        289,619.32          1
1


    14015 HARDING AVENUE               8.125          2,153.24         75
                                       7.875          2,153.24      390,000.00
    SAN MARTIN       CA   95046          5            09/18/97         00
    601588813                            05           11/01/97          0
    601588813                            O            10/01/27
    0


    1652244          F02/F02             F          231,200.00         ZZ
                                         360        231,040.89          1
    4 DELAWARE                         7.875          1,676.36         80
                                       7.625          1,676.36      289,000.00
    IRVINE           CA   92720          1            09/29/97         00
    601589108                            03           12/01/97          0
    601589108                            O            11/01/27
    0


    1652245          F02/F02             F          240,000.00         ZZ
                                         360        239,651.50          1
    745 AMSTER GREEN DRIVE             7.625          1,698.70         78
                                       7.375          1,698.70      310,000.00
    DUNWOODY         GA   30350          2            09/29/97         00
    601589541                            05           11/01/97          0
    601589541                            O            10/01/27
    0


    1652246          F02/F02             F          245,000.00         ZZ
                                         360        244,653.04          1
    92 PARK VIEW DRIVE                 7.750          1,755.21         73
                                       7.500          1,755.21      340,000.00
    AVON             CT   06001          5            09/29/97         00
    601589803                            05           11/01/97          0
    601589803                            O            10/01/27
    0


    1652247          F02/F02             F          324,000.00         ZZ
                                         360        323,517.58          1
    955 THE DALLES                     7.500          2,265.46          8
                                       7.250          2,265.46    4,050,000.00
    SUNNYVALE        CA   94087          1            09/15/97         00
    601592283                            05           11/01/97          0
    601592283                            O            10/01/27
    0


    1652248          F02/F02             F          223,350.00         ZZ
                                         360        222,980.39          1
    321 KIMLOCH DR                     7.500          1,561.70         95
                                       7.250          1,561.70      235,140.00
    GARNER           NC   27529          1            09/26/97         12
    601593262                            03           11/01/97         30
1


    601593262                            O            10/01/27
    0


    1652249          F02/F02             F          480,000.00         ZZ
                                         360        479,320.25          1
    1405 RANCHITA DRIVE                7.750          3,438.78         60
                                       7.500          3,438.78      800,000.00
    LOS ALTOS        CA   94024          5            09/19/97         00
    601594695                            05           11/01/97          0
    601594695                            O            10/01/27
    0


    1652250          F02/F02             F          234,000.00         ZZ
                                         360        233,648.35          1
    322 BURNING TREE DRIVE             7.875          1,696.66         80
                                       7.625          1,696.66      294,000.00
    SAN JOSE         CA   95119          2            09/23/97         00
    601594979                            05           11/01/97          0
    601594979                            O            10/01/27
    0


    1652251          F02/F02             F          400,000.00         T
                                         360        399,710.50          1
    167 REGATTA DRIVE                  7.625          2,831.17         73
                                       7.375          2,831.17      550,000.00
    JUPITER          FL   33477          1            10/17/97         00
    601596210                            03           12/01/97          0
    601596210                            O            11/01/27
    0


    1652252          F02/F02             F          221,400.00         ZZ
                                         360        220,957.18          1
    1294 ERSKINE AVENUE                7.875          1,605.30         95
                                       7.625          1,605.30      233,085.00
    LAS VEGAS        NV   89123          1            09/22/97         12
    601596620                            03           11/01/97         30
    601596620                            O            10/01/27
    0


    1652253          F02/F02             F          230,000.00         ZZ
                                         360        229,841.72          1
    10321 S NORTH LAKE AVENUE          7.875          1,667.66         74
                                       7.625          1,667.66      315,000.00
    OLATHE           KS   66061          1            10/13/97         00
    601596788                            05           12/01/97          0
    601596788                            O            11/01/27
    0


1


    1652254          F02/F02             F          255,200.00         ZZ
                                         360        255,010.60          1
    19 JUHASZ ROAD                     7.500          1,784.40         80
                                       7.250          1,784.40      319,000.00
    NORWALK          CT   06854          1            10/15/97         00
    601597017                            05           12/01/97          0
    601597017                            O            11/01/27
    0


    1652255          F02/F02             F          300,000.00         ZZ
                                         360        299,803.76          1
    28579 SW CASCADE LOOP              8.125          2,227.49         75
                                       7.875          2,227.49      400,000.00
    WILSONVILLE      OR   97070          5            10/15/97         00
    601597596                            05           12/01/97          0
    601597596                            O            11/01/27
    0


    1652256          F02/F02             F          240,000.00         ZZ
                                         360        239,834.83          1
    7610 NE BRUCE LANE                 7.875          1,740.17         67
                                       7.625          1,740.17      362,095.00
    HANSVILLE        WA   98340          1            10/01/97         00
    601598600                            05           12/01/97          0
    601598600                            O            11/01/27
    0


    1652257          F02/F02             F          310,100.00         ZZ
                                         360        309,875.56          1
    9289 GUNBARREL RIDGE ROAD          7.625          2,194.87         80
                                       7.375          2,194.87      390,100.00
    BOULDER          CO   80301          1            10/09/97         00
    601599042                            03           12/01/97          0
    601599042                            O            11/01/27
    0


    1652258          F02/F02             F          348,000.00         ZZ
                                         360        347,543.18          1
    1239 TOWNSEND TERRACE              8.125          2,583.89         75
                                       7.875          2,583.89      465,000.00
    SUNNYVALE        CA   94087          5            09/01/97         00
    601599428                            05           11/01/97          0
    601599428                            O            10/01/27
    0


    1652259          F02/F02             F          363,300.00         ZZ
                                         360        362,772.92          1
    4844 BROOKBURN DRIVE               8.000          2,665.77         79
                                       7.750          2,665.77      460,000.00
1


    SAN DIEGO        CA   92130          2            09/23/97         00
    601599678                            05           11/01/97          0
    601599678                            O            10/01/27
    0


    1652260          F02/F02             F          404,000.00         ZZ
                                         360        403,427.56          1
    110 ALLEN COURT                    7.750          2,894.31         80
                                       7.500          2,894.31      505,000.00
    MORAGA           CA   94556          1            09/01/97         00
    601599861                            05           11/01/97          0
    601599861                            O            10/01/27
    0


    1652261          F02/F02             F          345,000.00         ZZ
                                         360        344,756.50          1
    5243 QUAIL HOLLOW COURT            7.750          2,471.62         78
                                       7.500          2,471.62      445,000.00
    BOULDER          CO   80301          1            10/17/97         00
    601600580                            05           12/01/97          0
    601600580                            O            11/01/27
    0


    1652262          F02/F02             F          272,500.00         ZZ
                                         360        272,307.68          1
    26 LAWRENCE LANE                   7.750          1,952.22         54
                                       7.500          1,952.22      505,000.00
    BELMONT          MA   02178          2            10/02/97         00
    601601159                            05           12/01/97          0
    601601159                            O            11/01/27
    0


    1652263          F02/F02             F          304,000.00         ZZ
                                         360        303,558.56          1
    32843 DEEP FOREST ROAD             7.625          2,151.69         80
                                       7.375          2,151.69      380,000.00
    EVERGREEN        CO   80439          1            09/24/97         00
    601601694                            05           11/01/97          0
    601601694                            O            10/01/27
    0


    1652264          F02/F02             F          240,000.00         ZZ
                                         360        239,419.39          1
    4474 MADOC WAY                     7.500          1,678.11         80
                                       7.250          1,678.11      301,000.00
    SAN JOSE         CA   95130          2            09/26/97         00
    601604802                            05           11/01/97          0
    601604802                            O            10/01/27
    0
1




    1652265          F02/F02             F          262,900.00         ZZ
                                         360        262,719.07          1
    1170 KEYSTONE TRAIL DR             7.875          1,906.21         90
                                       7.625          1,906.21      295,000.00
    CHESTERFIELD     MO   63005          1            10/08/97         14
    601604904                            05           12/01/97         25
    601604904                            O            11/01/27
    0


    1652266          F02/F02             F          448,000.00         ZZ
                                         360        447,381.36          1
    102 EAST OCEAN FRONT               7.875          3,248.31         67
                                       7.625          3,248.31      675,000.00
    NEWPORT BEACH    CA   92661          2            09/24/97         00
    601605313                            05           11/01/97          0
    601605313                            O            10/01/27
    0


    1652267          F02/F02             F          270,000.00         ZZ
                                         360        269,587.84          1
    10225 NEWTON COURT                 7.375          1,864.82         80
                                       7.125          1,864.82      340,000.00
    WESTMINSTER      CO   80030          1            09/30/97         00
    601605391                            03           11/01/97          0
    601605391                            O            10/01/27
    0


    1652268          F02/F02             F          269,250.00         ZZ
                                         360        269,059.97          1
    1195 NILDA AVE                     7.750          1,928.94         64
                                       7.500          1,928.94      425,000.00
    MOUNTAIN VIEW    CA   94040          2            10/10/97         00
    601605507                            05           12/01/97          0
    601605507                            O            11/01/27
    0


    1652269          F02/F02             F          390,000.00         ZZ
                                         360        389,724.74          1
    10796 LINDA VISTA DRIVE            7.750          2,794.01         65
                                       7.500          2,794.01      600,000.00
    CUPERTINO        CA   95014          5            10/08/97         00
    601605530                            05           12/01/97          0
    601605530                            O            11/01/27
    0


    1652270          F02/F02             F          288,500.00         ZZ
                                         360        288,101.60          1
1


    10 CHRISTOPHER COURT               7.875          2,091.83         68
                                       7.625          2,091.83      427,500.00
    NOVATO           CA   94947          2            09/24/97         00
    601605632                            05           11/01/97          0
    601605632                            O            10/01/27
    0


    1652271          F02/F02             F          261,000.00         ZZ
                                         360        260,639.58          1
    4631 PIPER DRIVE                   7.875          1,892.43         68
                                       7.625          1,892.43      385,000.00
    SAN JOSE         CA   95129          2            09/24/97         00
    601605961                            05           11/01/97          0
    601605961                            O            10/01/27
    0


    1652272          F02/F02             F          352,000.00         ZZ
                                         360        351,501.52          1
    9955 RUE CHANTEMAR                 7.750          2,521.77         80
                                       7.500          2,521.77      440,000.00
    SAN DIEGO        CA   92131          1            09/22/97         00
    601606768                            03           11/01/97          0
    601606768                            O            10/01/27
    0


    1652273          F02/F02             F          297,000.00         ZZ
                                         360        296,600.09          1
    6650 EAST CIRCULO INVIERNO         8.000          2,179.29         90
                                       7.750          2,179.29      330,000.00
    TUCSON           AZ   85750          1            09/18/97         10
    601606848                            03           11/01/97         25
    601606848                            O            10/01/27
    0


    1652274          F02/F02             F          252,000.00         ZZ
                                         360        251,812.98          1
    403-17 CAMILLE CIRCLE              7.500          1,762.02         70
                                       7.250          1,762.02      365,000.00
    SAN JOSE         CA   95134          2            10/10/97         00
    601606928                            09           12/01/97          0
    601606928                            O            11/01/27
    0


    1652275          F02/F02             F          255,100.00         ZZ
                                         360        254,919.95          1
    1755 EDNA COURT                    7.750          1,827.57         90
                                       7.500          1,827.57      283,500.00
    TRACY            CA   95376          1            10/01/97         14
    601607144                            05           12/01/97         25
1


    601607144                            O            11/01/27
    0


    1652276          F02/F02             F          283,000.00         ZZ
                                         360        282,805.24          1
    2175 VIZCAYA CIR                   7.875          2,051.95         53
                                       7.625          2,051.95      542,000.00
    SAN JOSE         CA   95124          2            10/14/97         00
    601607417                            03           12/01/97          0
    601607417                            O            11/01/27
    0


    1652277          F02/F02             F          523,000.00         ZZ
                                         360        522,640.08          1
    1638 CASTILLEJA AVE                7.875          3,792.11         80
                                       7.625          3,792.11      660,000.00
    PALO ALTO        CA   94306          2            10/06/97         00
    601608190                            05           12/01/97          0
    601608190                            O            11/01/27
    0


    1652278          F02/F02             F          270,000.00         ZZ
                                         360        269,654.48          1
    604 SANTANDER DRIVE                8.250          2,028.42         75
                                       8.000          2,028.42      360,000.00
    SAN RAMON        CA   94583          5            09/30/97         00
    601608441                            05           11/01/97          0
    601608441                            O            10/01/27
    0


    1652279          F02/F02             F          404,000.00         ZZ
                                         360        403,197.84          1
    2313 POPPY DRIVE                   7.500          2,824.83         80
                                       7.250          2,824.83      505,000.00
    BURLINGAME       CA   94010          1            09/29/97         00
    601608533                            05           11/01/97          0
    601608533                            O            10/01/27
    0


    1652280          F02/F02             F          326,500.00         ZZ
                                         360        325,702.21          1
    747 ARBOLADO DRIVE                 8.250          2,452.89         80
                                       8.000          2,452.89      411,000.00
    FULLERTON        CA   92635          2            09/27/97         00
    601608577                            05           11/01/97          0
    601608577                            O            10/01/27
    0


1


    1652281          F02/F02             F          226,100.00         ZZ
                                         360        225,944.40          1
    8404 ASMARA DRIVE                  7.875          1,639.38         80
                                       7.625          1,639.38      282,700.00
    AUSTIN           TX   78750          1            10/03/97         00
    601608953                            05           12/01/97          0
    601608953                            O            11/01/27
    0


    1652282          F02/F02             F          226,000.00         ZZ
                                         360        225,681.23          1
    512 ALEXANDER WAY                  8.125          1,678.04         78
                                       7.875          1,678.04      290,000.00
    MILPITAS         CA   95035          2            09/29/97         00
    601609000                            03           11/01/97          0
    601609000                            O            10/01/27
    0


    1652283          F02/F02             F          360,000.00         ZZ
                                         360        359,745.92          1
    4831 CAPISTRANO AVENUE             7.750          2,579.08         80
                                       7.500          2,579.08      450,000.00
    SAN JOSE         CA   95129          2            10/08/97         00
    601610058                            05           12/01/97          0
    601610058                            O            11/01/27
    0


    1652284          F02/F02             F          235,800.00         ZZ
                                         360        235,431.00          1
    LOT 3 CHERRY MANOR                 7.250          1,608.57         95
                                       7.000          1,608.57      248,222.00
    LAUREL           MD   20723          1            09/26/97         01
    601610229                            05           11/01/97         30
    601610229                            O            10/01/27
    0


    1652285          F02/F02             F          292,000.00         ZZ
                                         360        291,559.39          1
    2616 COMISTAS DRIVE                8.125          2,168.09         75
                                       7.875          2,168.09      390,000.00
    WALNUT CREEK     CA   94598          2            09/26/97         00
    601610332                            05           11/01/97          0
    601610332                            O            10/01/27
    0


    1652286          F02/F02             F          243,000.00         ZZ
                                         360        242,832.77          1
    12438 ALBERS STREET                7.875          1,761.92         84
                                       7.625          1,761.92      290,000.00
1


    VALLEY VILLAGE   CA   91607          2            10/09/97         14
    601610797                            05           12/01/97         12
    601610797                            O            11/01/27
    0


    1652287          F02/F02             F          520,100.00         ZZ
                                         360        519,325.62          1
    6223 LOMO ALTO DRIVE               7.500          3,636.61         75
                                       7.250          3,636.61      700,000.00
    UNIVERSITY PARK  TX   75205          2            09/24/97         00
    601611015                            05           11/01/97          0
    601611015                            O            10/01/27
    0


    1652288          F02/F02             F          300,500.00         ZZ
                                         360        275,120.74          1
    13397 LOMA RICA DR                 7.500          2,101.14         53
                                       7.250          2,101.14      575,000.00
    GRASS VALLEY     CA   95945          2            10/14/97         00
    601611139                            05           12/01/97          0
    601611139                            O            11/01/27
    0


    1652289          F02/F02             F          396,500.00         ZZ
                                         360        396,220.16          1
    3639 ROSS ROAD                     7.750          2,840.57         68
                                       7.500          2,840.57      590,000.00
    PALO ALTO        CA   94303          2            10/09/97         00
    601611355                            05           12/01/97          0
    601611355                            O            11/01/27
    0


    1652290          F02/F02             F          230,000.00         ZZ
                                         360        229,841.72          1
    212 LINCOLN STREET                 7.875          1,667.66         86
                                       7.625          1,667.66      270,000.00
    FRANKLIN LAKES   NJ   07417          2            10/17/97         14
    601611641                            05           12/01/97         25
    601611641                            O            11/01/27
    0


    1652291          F02/F02             F          400,000.00         ZZ
                                         360        399,717.68          1
    1570 SCHAEFFER ROAD                7.750          2,865.65         56
                                       7.500          2,865.65      715,000.00
    LONG GROVE       IL   60047          1            10/09/97         00
    601611798                            05           12/01/97          0
    601611798                            O            11/01/27
    0
1




    1652292          F02/F02             F          220,000.00         ZZ
                                         360        219,177.35          1
    50 BETHMOUR ROAD                   7.625          1,557.15         52
                                       7.375          1,557.15      428,000.00
    BETHANY          CT   06524          2            09/26/97         00
    601611834                            05           11/01/97          0
    601611834                            O            10/01/27
    0


    1652293          F02/F02             F          248,000.00         ZZ
                                         360        247,811.30          1
    1120 NORTH GULLEY                  7.375          1,712.87         80
                                       7.125          1,712.87      310,000.00
    DEARBORN         MI   48128          1            10/08/97         00
    601613778                            05           12/01/97          0
    601613778                            O            11/01/27
    0


    1652294          F02/F02             F          318,250.00         ZZ
                                         360        317,810.54          1
    6710 N ALTOS SEGUNDO               7.875          2,307.53         95
                                       7.625          2,307.53      335,000.00
    TUCSON           AZ   85718          1            09/23/97         10
    601614109                            05           11/01/97         30
    601614109                            O            10/01/27
    0


    1652295          F02/F02             F          746,450.00         ZZ
                                         360        745,936.30          1
    31731 MADRE SELVA LANE             7.875          5,412.28         32
                                       7.625          5,412.28    2,400,000.00
    TRABUCO CANYON   CA   92679          2            10/13/97         00
    601614405                            05           12/01/97          0
    601614405                            O            11/01/27
    0


    1652296          F02/F02             F          250,800.00         ZZ
                                         360        250,622.99          1
    2048 TRINITY STREET                7.750          1,796.76         80
                                       7.500          1,796.76      313,500.00
    SAN MATEO        CA   94403          2            10/09/97         00
    601614633                            03           12/01/97          0
    601614633                            O            11/01/27
    0


    1652297          F02/F02             F          239,000.00         ZZ
                                         360        238,835.52          1
1


    23316 27TH AVE NORTHEAST           7.875          1,732.92         80
                                       7.625          1,732.92      299,000.00
    ARLINGTON        WA   98223          2            10/06/97         00
    601614699                            05           12/01/97          0
    601614699                            O            11/01/27
    0


    1652298          F02/F02             F          225,600.00         ZZ
                                         360        225,448.62          1
    6207 DARTMOOR COURT                8.000          1,655.38         69
                                       7.750          1,655.38      330,000.00
    ORLANDO          FL   32819          2            10/10/97         00
    601614735                            03           12/01/97          0
    601614735                            O            11/01/27
    0


    1652299          F02/F02             F          610,000.00         ZZ
                                         360        609,580.21          1
    600 SE ARROW CREEK LANE            7.875          4,422.92         69
                                       7.625          4,422.92      892,600.00
    GRESHAM          OR   97080          2            10/16/97         00
    601617351                            03           12/01/97          0
    601617351                            O            11/01/27
    0


    1652300          F02/F02             F          345,350.00         ZZ
                                         360        344,848.49          1
    5320 HICKORY HOLLOW RD             7.625          2,444.37         72
                                       7.375          2,444.37      482,000.00
    KNOXVILLE        TN   37919          5            09/25/97         00
    601617556                            05           11/01/97          0
    601617556                            O            10/01/27
    0


    1652301          F02/F02             F          240,000.00         ZZ
                                         360        239,825.00          1
    8027 YORKTOWN                      7.625          1,698.70         75
                                       7.375          1,698.70      320,000.00
    LOS ANGELES      CA   90045          1            10/08/97         00
    601618034                            05           12/01/97          0
    601618034                            O            11/01/27
    0


    1652302          F02/F02             F          270,400.00         ZZ
                                         360        270,209.15          1
    17621 ORANGE TREE LANE             7.750          1,937.18         80
                                       7.500          1,937.18      338,000.00
    TUSTIN           CA   92780          2            10/09/97         00
    601618352                            05           12/01/97          0
1


    601618352                            O            11/01/27
    0


    1652304          F02/F02             F          275,000.00         ZZ
                                         360        274,810.75          1
    3461 LAURELVALE DRIVE              7.875          1,993.94         69
                                       7.625          1,993.94      403,000.00
    LOS ANGELES      CA   91604          2            10/04/97         00
    601619898                            05           12/01/97          0
    601619898                            O            11/01/27
    0


    1652305          F02/F02             F          290,000.00         ZZ
                                         360        289,795.32          1
    918 FARRAGUT DRIVE                 7.750          2,077.60         70
                                       7.500          2,077.60      420,000.00
    FREMONT          CA   94539          2            10/17/97         00
    601620174                            05           12/01/97          0
    601620174                            O            11/01/27
    0


    1652306          F02/F02             F          444,100.00         ZZ
                                         360        443,438.78          1
    40 MOUNTAIN LAUREL                 7.500          3,105.21         80
                                       7.250          3,105.21      555,135.00
    DOVE CANYON ARE  CA   92679          1            09/22/97         00
    601620447                            03           11/01/97          0
    601620447                            O            10/01/27
    0


    1652307          F02/F02             F          416,200.00         ZZ
                                         360        415,906.25          1
    24041 SPALDING AVENUE              7.750          2,981.71         71
                                       7.500          2,981.71      590,000.00
    LOS ALTOS        CA   94024          5            10/09/97         00
    601621233                            05           12/01/97          0
    601621233                            O            11/01/27
    0


    1652308          F02/F02             F          245,000.00         ZZ
                                         360        244,661.68          1
    986 SURREY OAKS DRIVE              7.875          1,776.42         79
                                       7.625          1,776.42      312,000.00
    COLLIERVILLE     TN   38017          1            09/26/97         00
    601621335                            05           11/01/97          0
    601621335                            O            10/01/27
    0


1


    1652309          F02/F02             F          237,150.00         ZZ
                                         360        236,814.16          1
    5273 SOUTH XENOPHON COURT          7.750          1,698.97         90
                                       7.500          1,698.97      263,500.00
    LITTLETON        CO   80127          1            09/24/97         14
    601621643                            03           11/01/97         25
    601621643                            O            10/01/27
    0


    1652310          F02/F02             F          238,000.00         ZZ
                                         360        237,844.31          1
    2213 COPPERFIELD DRIVE             8.125          1,767.15         75
                                       7.875          1,767.15      320,000.00
    MENDOTA HEIGHTS  MN   55120          2            10/13/97         00
    601622121                            05           12/01/97          0
    601622121                            O            11/01/27
    0


    1652311          F02/F02             F          265,450.00         ZZ
                                         360        265,262.64          1
    4579 WESLEY CIRCLE                 7.750          1,901.72         80
                                       7.500          1,901.72      331,826.00
    MASON            OH   45040          1            10/23/97         12
    601622187                            05           12/01/97         12
    601622187                            O            11/01/27
    0


    1652312          F02/F02             F          235,800.00         ZZ
                                         360        235,482.37          1
    52 BIRDIE COURT                    8.000          1,730.22         90
                                       7.750          1,730.22      262,000.00
    EDWARDSVILLE     IL   62025          1            09/25/97         14
    601622633                            05           11/01/97         25
    601622633                            O            10/01/27
    0


    1652313          F02/F02             F          330,000.00         ZZ
                                         360        329,755.09          1
    2107 LOOSCAN                       7.500          2,307.41         80
                                       7.250          2,307.41      412,500.00
    HOUSTON          TX   77019          1            10/22/97         00
    601627570                            03           12/01/97          0
    601627570                            O            11/01/27
    0


    1652314          F02/F02             F          261,500.00         ZZ
                                         360        261,305.93          1
    5785 SEVEN OAKS PKWY               7.500          1,828.45         78
                                       7.250          1,828.45      335,989.00
1


    ALPHARETTA       GA   30202          1            10/15/97         00
    601627945                            05           12/01/97          0
    601627945                            O            11/01/27
    0


    1652315          F02/F02             F          246,000.00         ZZ
                                         360        245,636.59          1
    3333 MAPLE TREE LN                 7.625          1,741.17         90
                                       7.375          1,741.17      276,000.00
    WADSWORTH        IL   60083          1            09/01/97         14
    601628070                            05           11/01/97         25
    601628070                            O            10/01/27
    0


    1652316          F02/F02             F          267,300.00         ZZ
                                         360        267,106.53          1
    489 EAST LAKE SHORE DRIVE          7.625          1,891.94         90
                                       7.375          1,891.94      297,000.00
    BARRINGTON       IL   60010          1            10/01/97         14
    601628548                            03           12/01/97         25
    601628548                            O            11/01/27
    0


    1652317          F02/F02             F          340,000.00         ZZ
                                         360        339,760.03          1
    10751 SANTA LUCIA ROAD             7.750          2,435.80         80
                                       7.500          2,435.80      425,000.00
    CUPERTINO        CA   95014          1            10/07/97         00
    601628606                            05           12/01/97          0
    601628606                            O            11/01/27
    0


    1652318          F02/F02             F          237,000.00         ZZ
                                         360        236,824.11          1
    1490 GEYSER DRIVE                  7.500          1,657.14         79
                                       7.250          1,657.14      300,000.00
    SAN JOSE         CA   95131          2            10/09/97         00
    601628811                            05           12/01/97          0
    601628811                            O            11/01/27
    0


    1652319          F02/F02             F          500,000.00         ZZ
                                         360        499,291.94          1
    705 JASMINE AVENUE                 7.750          3,582.06         79
                                       7.500          3,582.06      635,500.00
    NEWPORT BEACH    CA   92625          1            09/01/97         00
    601629823                            05           11/01/97          0
    601629823                            O            10/01/27
    0
1




    1652320          F02/F02             F          336,000.00         ZZ
                                         360        335,774.55          1
    15 BEAUMONT AVENUE                 8.000          2,465.45         78
                                       7.750          2,465.45      432,000.00
    NEWTON           MA   02160          2            10/09/97         00
    601629958                            05           12/01/97          0
    601629958                            O            11/01/27
    0


    1652321          F02/F02             F          352,000.00         ZZ
                                         360        351,757.75          1
    1257 LAKE SHORE BOULEVARD          7.875          2,552.25         79
                                       7.625          2,552.25      450,000.00
    LAKE ORION       MI   48362          2            10/10/97         00
    601630154                            05           12/01/97          0
    601630154                            O            11/01/27
    0


    1652322          F02/F02             F          388,000.00         ZZ
                                         360        387,712.05          1
    405 BLUFF CREEK WAY                7.500          2,712.95         78
                                       7.250          2,712.95      500,000.00
    WOODSTOCK        GA   30188          5            10/15/97         00
    601630165                            05           12/01/97          0
    601630165                            O            11/01/27
    0


    1652323          F02/F02             F          455,200.00         ZZ
                                         360        454,878.72          1
    704 BODEGA CT                      7.750          3,261.11         80
                                       7.500          3,261.11      569,000.00
    FREMONT          CA   94539          1            10/07/97         00
    601630791                            05           12/01/97          0
    601630791                            O            11/01/27
    0


    1652324          F02/F02             F          270,000.00         ZZ
                                         360        269,799.62          1
    2904 28TH AVE W                    7.500          1,887.88         68
                                       7.250          1,887.88      399,000.00
    SEATTLE          WA   98199          5            10/01/97         00
    601634227                            05           12/01/97          0
    601634227                            O            11/01/27
    0


    1652325          F02/F02             F          233,950.00         ZZ
                                         360        233,771.99          1
1


    16 HAWK HILL                       7.375          1,615.83         80
                                       7.125          1,615.83      292,553.00
    MISSION VIEJO    CA   92692          1            10/07/97         00
    601635206                            03           12/01/97          0
    601635206                            O            11/01/27
    0


    1652326          F02/F02             F          410,000.00         ZZ
                                         360        409,703.26          1
    9 CASTAWAYS  NORTH                 7.625          2,901.95         57
                                       7.375          2,901.95      720,352.00
    NEWPORT BEACH    CA   92660          1            10/17/97         00
    601635273                            03           12/01/97          0
    601635273                            O            11/01/27
    0


    1652327          F02/F02             F          387,000.00         ZZ
                                         360        386,705.53          1
    5625 CAMINO DE BRYANT              7.375          2,672.91         73
                                       7.125          2,672.91      535,000.00
    YORBA LINDA      CA   92887          2            10/10/97         00
    601635876                            05           12/01/97          0
    601635876                            O            11/01/27
    0


    1652328          F02/F02             F          550,000.00         ZZ
                                         360        549,601.92          1
    7 CASTAWAYS NORTH                  7.625          3,892.87         74
                                       7.375          3,892.87      753,046.00
    NEWPORT BEACH    CA   92660          1            10/14/97         00
    601635898                            05           12/01/97          0
    601635898                            O            11/01/27
    0


    1652329          F02/F02             F          248,000.00         ZZ
                                         360        247,833.59          1
    1601 VALENCIA WAY                  8.000          1,819.74         78
                                       7.750          1,819.74      318,000.00
    MUNDELEIN        IL   60060          2            10/10/97         00
    601635912                            05           12/01/97          0
    601635912                            O            11/01/27
    0


    1652330          F02/F02             F          475,000.00         ZZ
                                         360        474,344.07          2
    855 WEST WEBSTER                   7.875          3,444.08         62
                                       7.625          3,444.08      775,000.00
    CHICAGO          IL   60614          1            10/01/97         00
    601636229                            05           11/01/97          0
1


    601636229                            O            10/01/27
    0


    1652331          F02/F02             F          279,500.00         ZZ
                                         360        279,297.71          1
    840 VIDAL RD SW                    7.625          1,978.28         79
                                       7.375          1,978.28      355,000.00
    ALBUQUERQUE      NM   87105          1            10/17/97         00
    601636252                            05           12/01/97          0
    601636252                            O            11/01/27
    0


    1652332          F02/F02             F          325,000.00         ZZ
                                         360        324,758.80          1
    800 WEDGEWOOD COURT                7.500          2,272.45         49
                                       7.250          2,272.45      675,000.00
    BUFFALO GROVE    IL   60089          2            10/10/97         00
    601637516                            05           12/01/97          0
    601637516                            O            11/01/27
    0


    1652333          F02/F02             F          268,000.00         ZZ
                                         360        267,610.82          1
    15002 APPLE SPRINGS HOLLOW         7.625          1,896.89         82
                                       7.375          1,896.89      330,000.00
    LEANDER          TX   78641          1            09/30/97         11
    601639039                            05           11/01/97         12
    601639039                            O            10/01/27
    0


    1652334          F02/F02             F          635,000.00         ZZ
                                         360        634,551.82          1
    6616 N CHARLES STREET              7.750          4,549.22         74
                                       7.500          4,549.22      868,000.00
    BALTIMORE        MD   21212          5            10/17/97         00
    601639892                            05           12/01/97          0
    601639892                            O            11/01/27
    0


    1652335          F02/F02             F          283,600.00         ZZ
                                         360        283,208.37          1
    24035 DORY DRIVE                   7.875          2,056.30         80
                                       7.625          2,056.30      354,500.00
    LAGUNA NIGUEL    CA   92677          1            10/02/97         00
    601640407                            03           11/01/97          0
    601640407                            O            10/01/27
    0


1


    1652336          F02/F02             F          375,000.00         ZZ
                                         360        374,735.32          1
    5122 MISTY MORN RD                 7.750          2,686.55         68
                                       7.500          2,686.55      558,000.00
    PALM BEACH GARD  FL   33418          2            10/03/97         00
    601640474                            03           12/01/97          0
    601640474                            O            11/01/27
    0


    1652337          F02/F02             F          284,000.00         ZZ
                                         360        283,794.45          2
    8312-14 PERSHING DR                7.625          2,010.13         80
                                       7.375          2,010.13      355,000.00
    PLAYA DEL REY    CA   90293          1            10/09/97         00
    601640657                            05           12/01/97          0
    601640657                            O            11/01/27
    0


    1652338          F02/F02             F          312,000.00         ZZ
                                         360        311,795.91          1
    19327 AUGUSTA DRIVE                8.125          2,316.59         80
                                       7.875          2,316.59      390,000.00
    LIVONIA          MI   48152          1            10/24/97         00
    601641625                            05           12/01/97          0
    601641625                            O            11/01/27
    0


    1652339          F02/F02             F          294,000.00         ZZ
                                         360        293,797.68          1
    439 HALLIDAY STREET                7.875          2,131.70         80
                                       7.625          2,131.70      370,000.00
    SEATTLE          WA   98109          2            10/03/97         00
    601642671                            05           12/01/97          0
    601642671                            O            11/01/27
    0


    1652340          F02/F02             F          270,000.00         ZZ
                                         360        269,809.44          1
    989 VILLAGE OAK COVE               7.750          1,934.31         66
                                       7.500          1,934.31      415,000.00
    MEMPHIS          TN   38120          5            10/07/97         00
    601643159                            03           12/01/97          0
    601643159                            O            11/01/27
    0


    1652341          F02/F02             F          240,000.00         ZZ
                                         360        239,808.08          1
    208 SOUTH RIDGE ROAD               7.125          1,616.92         59
                                       6.875          1,616.92      410,000.00
1


    BOILING SPRINGS  PA   17007          5            10/17/97         00
    601643182                            05           12/01/97          0
    601643182                            O            11/01/27
    0


    1652342          F02/F02             F          300,000.00         ZZ
                                         360        299,777.36          1
    411 LAKE AVE                       7.500          2,097.64         79
                                       7.250          2,097.64      382,000.00
    PARK RIDGE       IL   60068          1            10/10/97         00
    601643638                            05           12/01/97          0
    601643638                            O            11/01/27
    0


    1652343          F02/F02             F          222,400.00         ZZ
                                         360        222,230.77          1
    27 W SHORE LANE                    7.375          1,536.06         78
                                       7.125          1,536.06      287,500.00
    MONTGOMERY       TX   77356          1            10/07/97         00
    601644412                            03           12/01/97          0
    601644412                            O            11/01/27
    0


    1652344          F02/F02             F          260,000.00         ZZ
                                         360        259,821.07          1
    2483 VIA LA ORILLA                 7.875          1,885.18         80
                                       7.625          1,885.18      325,000.00
    FALLBROOK        CA   92028          2            10/10/97         00
    601646209                            05           12/01/97          0
    601646209                            O            11/01/27
    0


    1652345          F02/F02             F          416,500.00         ZZ
                                         360        416,213.37          1
    16342 SPARTAN CIRCLE               7.875          3,019.91         60
                                       7.625          3,019.91      700,000.00
    HUNTINGTON BEAC  CA   92648          2            10/14/97         00
    601647530                            03           12/01/97          0
    601647530                            O            11/01/27
    0


    1652346          F02/F02             F          238,700.00         ZZ
                                         360        238,535.73          1
    10611 MILLET SEED HILL             7.875          1,730.74         74
                                       7.625          1,730.74      326,000.00
    COLUMBIA         MD   21044          2            10/06/97         00
    601648882                            05           12/01/97          0
    601648882                            O            11/01/27
    0
1




    1652347          F02/F02             F          246,200.00         ZZ
                                         360        246,012.66          1
    9495 WEST HAMMER LANE              7.375          1,700.44         80
                                       7.125          1,700.44      307,770.00
    LAS VEGAS        NV   89129          1            10/15/97         00
    601649462                            05           12/01/97          0
    601649462                            O            11/01/27
    0


    1652348          F02/F02             F          290,000.00         ZZ
                                         360        289,784.77          1
    1974 CHALMERS                      7.500          2,027.73         80
                                       7.250          2,027.73      362,500.00
    ROCHESTER HILLS  MI   48309          1            10/20/97         00
    601649495                            05           12/01/97          0
    601649495                            O            11/01/27
    0


    1652349          F02/F02             F          315,000.00         ZZ
                                         360        314,783.22          1
    31961 EAST NINE DRIVE              7.875          2,283.97         90
                                       7.625          2,283.97      350,000.00
    LAGUNA NIGUEL    CA   92677          2            10/08/97         14
    601649805                            05           12/01/97         25
    601649805                            O            11/01/27
    0


    1652350          F02/F02             F          258,500.00         ZZ
                                         360        258,322.10          1
    4745 WALNUT CREEK DRIVE            7.875          1,874.31         77
                                       7.625          1,874.31      340,000.00
    WEST BLOOMFIELD  MI   48322          2            10/16/97         00
    601651980                            05           12/01/97          0
    601651980                            O            11/01/27
    0


    1652351          F02/F02             F          262,500.00         ZZ
                                         360        261,508.37          1
    31718 DUNRAVEN COURT               7.500          1,835.44         73
                                       7.250          1,835.44      362,000.00
    WESTLAKE VILLAG  CA   91361          5            09/29/97         00
    601652344                            03           11/01/97          0
    601652344                            O            10/01/27
    0


    1652352          F02/F02             F          450,000.00         ZZ
                                         360        449,648.96          1
1


    3 CORDWOOD CT                      7.250          3,069.79         72
                                       7.000          3,069.79      626,205.00
    EAST NORTHPORT   NY   11731          1            10/15/97         00
    601652457                            05           12/01/97          0
    601652457                            O            11/01/27
    0


    1652353          F02/F02             F          218,500.00         ZZ
                                         360        218,357.07          1
    400 TEBAY PL                       8.125          1,622.36         79
                                       7.875          1,622.36      280,000.00
    SCHAUMBURG       IL   60194          2            10/08/97         00
    601652516                            05           12/01/97          0
    601652516                            O            11/01/27
    0


    1652354          F02/F02             F          218,400.00         ZZ
                                         360        218,105.94          1
    31305 SOUTHWEST KENSINGTON DR.     8.000          1,602.54         95
                                       7.750          1,602.54      229,900.00
    WILSONVILLE      OR   97070          1            09/19/97         11
    601653209                            03           11/01/97         30
    601653209                            O            10/01/27
    0


    1652355          F02/F02             F          360,000.00         ZZ
                                         360        359,739.44          1
    693 SHAWNEE DRIVE                  7.625          2,548.06         65
                                       7.375          2,548.06      560,000.00
    FRANKLIN LAKES   NJ   07417          5            10/09/97         00
    601654095                            05           12/01/97          0
    601654095                            O            11/01/27
    0


    1652356          F02/F02             F          307,500.00         ZZ
                                         360        307,293.67          1
    911 RIDGEWOOD PLACE                8.000          2,256.33         75
                                       7.750          2,256.33      410,000.00
    HIGHLAND PARK    IL   60035          2            10/10/97         00
    601654346                            05           12/01/97          0
    601654346                            O            11/01/27
    0


    1652357          F02/F02             F          222,500.00         ZZ
                                         360        222,346.88          1
    419 W GROVEVIEW LANE               7.875          1,613.28         89
                                       7.625          1,613.28      251,000.00
    BOISE            ID   83702          2            10/10/97         14
    601655575                            03           12/01/97         25
1


    601655575                            O            11/01/27
    0


    1652358          F02/F02             F          500,000.00         ZZ
                                         360        499,647.11          1
    14182 SOBEY MEADOWS COURT          7.750          3,582.06         53
                                       7.500          3,582.06      950,000.00
    SARATOGA         CA   95070          2            10/02/97         00
    601656554                            05           12/01/97          0
    601656554                            O            11/01/27
    0


    1652359          F02/F02             F          287,600.00         ZZ
                                         360        287,316.61          1
    8809 MOORCROFT AVENUE              8.250          2,160.64         80
                                       8.000          2,160.64      359,500.00
    LOS ANGELES      CA   91304          1            10/09/97         00
    601656656                            05           12/01/97          0
    601656656                            O            11/01/27
    0


    1652360          F02/F02             F          840,000.00         ZZ
                                         360        839,392.03          1
    592 SHADOW WAY CT                  7.625          5,945.47         60
                                       7.375          5,945.47    1,400,000.00
    HOUSTON          TX   77024          2            10/16/97         00
    601657533                            05           12/01/97          0
    601657533                            O            11/01/27
    0


    1652361          F02/F02             F          228,000.00         ZZ
                                         360        227,652.77          1
    6242 HIDDEN VALLEY DR              7.750          1,633.42         71
                                       7.500          1,633.42      325,000.00
    ROANOKE          VA   24018          2            10/20/97         00
    601658636                            05           12/01/97          0
    601658636                            O            11/01/27
    0


    1652362          F02/F02             F          270,000.00         ZZ
                                         360        269,814.19          1
    5034 BEACHTREE CIRCLE              7.875          1,957.69         88
                                       7.625          1,957.69      310,000.00
    CARMEL           IN   46033          2            10/22/97         14
    601663917                            03           12/01/97         25
    601663917                            O            11/01/27
    0


1


    1652363          F02/F02             F          323,000.00         ZZ
                                         360        322,772.03          1
    10344 MARSHALL ROAD                7.750          2,314.01         50
                                       7.500          2,314.01      650,000.00
    SOUTH LYON       MI   48178          2            10/10/97         00
    601664770                            05           12/01/97          0
    601664770                            O            11/01/27
    0


    1652364          F02/F02             F          417,200.00         ZZ
                                         360        416,905.54          1
    46925 SUNNY BROOK LANE             7.750          2,988.88         80
                                       7.500          2,988.88      521,605.00
    NOVI             MI   48375          1            10/15/97         00
    601669719                            05           12/01/97          0
    601669719                            O            11/01/27
    0


    1652365          F02/F02             F          228,500.00         ZZ
                                         360        228,350.53          1
    500 N WESTVIEW DRIVE               8.125          1,696.61         78
                                       7.875          1,696.61      295,500.00
    COLUMBUS         IN   47201          2            10/13/97         00
    601670357                            05           12/01/97          0
    601670357                            O            11/01/27
    0


    1652366          F02/F02             F          251,750.00         ZZ
                                         360        251,567.79          1
    1019 NORTH DOREEN                  7.625          1,781.87         95
                                       7.375          1,781.87      265,000.00
    WICHITA          KS   67206          1            10/15/97         14
    601673270                            03           12/01/97         30
    601673270                            O            11/01/27
    0


    1652367          F02/F02             F          566,000.00         ZZ
                                         360        565,610.49          1
    3281 DEVON CIRCLE                  7.875          4,103.89         79
                                       7.625          4,103.89      725,000.00
    HUNTINGTON BEAC  CA   92649          2            10/10/97         00
    601674705                            05           12/01/97          0
    601674705                            O            11/01/27
    0


    1652368          F02/F02             F          238,500.00         ZZ
                                         360        238,343.98          1
    2751 HONE AVE                      8.125          1,770.86         90
                                       7.875          1,770.86      265,000.00
1


    BRONX            NY   10469          2            10/16/97         04
    601677515                            05           12/01/97         25
    601677515                            O            11/01/27
    0


    1652369          F02/F02             F          285,000.00         ZZ
                                         360        284,741.10          1
    3731 E MOUNTAIN OAKS COVE          7.750          2,041.77         80
                                       7.500          2,041.77      360,500.00
    SALT LAKE CITY   UT   84121          2            10/17/97         00
    601680587                            05           12/01/97          0
    601680587                            O            11/01/27
    0


    1652370          F02/F02             F          378,650.00         ZZ
                                         360        378,368.98          1
    909 TURNBERRY                      7.500          2,647.58         80
                                       7.250          2,647.58      473,327.00
    SOUTHLAKE        TX   76092          1            10/23/97         00
    601680941                            05           12/01/97          0
    601680941                            O            11/01/27
    0


    1652371          F02/F02             F          221,100.00         ZZ
                                         360        220,943.95          1
    967 PAXTON LAKE DRIVE              7.750          1,583.99         80
                                       7.500          1,583.99      276,396.00
    LOVELAND         OH   45140          1            10/24/97         00
    601681372                            03           12/01/97          0
    601681372                            O            11/01/27
    0


    1652372          F02/F02             F          331,200.00         ZZ
                                         360        330,966.24          1
    5674 NORHTWEST LAC LEMAN DRIVE     7.750          2,372.76         80
                                       7.500          2,372.76      414,257.00
    ISSAQUAH         WA   98027          1            10/08/97         00
    601682146                            05           12/01/97          0
    601682146                            O            11/01/27
    0


    1652373          F02/F02             F          247,000.00         ZZ
                                         360        246,825.67          1
    22 W 127 FIRST STREET              7.750          1,769.54         87
                                       7.500          1,769.54      286,000.00
    GLEN ELLYN       IL   60137          1            10/24/97         14
    601684115                            05           12/01/97         25
    601684115                            O            11/01/27
    0
1




    1652374          F02/F02             F          350,000.00         ZZ
                                         360        349,746.68          1
    16441 MOZART WAY                   7.625          2,477.28         59
                                       7.375          2,477.28      600,000.00
    LOS GATOS        CA   95030          5            10/20/97         00
    601685935                            05           12/01/97          0
    601685935                            O            11/01/27
    0


    1652375          F02/F02             F          220,500.00         ZZ
                                         360        220,355.76          1
    143 FALCATO DRIVE                  8.125          1,637.21         80
                                       7.875          1,637.21      279,000.00
    MILPITAS         CA   95035          2            10/13/97         00
    601686151                            05           12/01/97          0
    601686151                            O            11/01/27
    0


    1652376          F02/F02             F          275,000.00         ZZ
                                         360        274,810.75          1
    5800 CHESEBRO ROAD                 7.875          1,993.94         58
                                       7.625          1,993.94      475,000.00
    AGOURA HILLS     CA   91301          2            10/15/97         00
    601689553                            05           12/01/97          0
    601689553                            O            11/01/27
    0


    1652377          F02/F02             F          270,000.00         ZZ
                                         360        269,809.44          1
    268 CORRAL DE TIERRA RD            7.750          1,934.31         59
                                       7.500          1,934.31      460,000.00
    SALINAS          CA   93908          1            10/21/97         00
    601690738                            05           12/01/97          0
    601690738                            O            11/01/27
    0


    1652378          F02/F02             F          223,050.00         ZZ
                                         360        222,880.28          1
    8645 BAYWALK SQUARE                7.375          1,540.55         95
                                       7.125          1,540.55      234,800.00
    CHESAPEAKE BEAC  MD   20732          1            10/24/97         14
    601691693                            09           12/01/97         30
    601691693                            O            11/01/27
    0


    1652379          F02/F02             F          291,200.00         ZZ
                                         360        290,999.60          1
1


    123 WOODVIEW CIR                   7.875          2,111.40         77
                                       7.625          2,111.40      379,000.00
    SAN RAMON        CA   94583          2            10/23/97         00
    601693899                            05           12/01/97          0
    601693899                            O            11/01/27
    0


    1652381          F02/F02             F          325,000.00         ZZ
                                         360        324,758.80          1
    40 OAK GROVE AVENUE                7.500          2,272.45         55
                                       7.250          2,272.45      600,000.00
    LOS GATOS        CA   95032          5            10/20/97         00
    601694253                            05           12/01/97          0
    601694253                            O            11/01/27
    0


    1652382          F02/F02             F          386,750.00         ZZ
                                         360        386,462.98          1
    520 CHEROKEE ROAD                  7.500          2,704.21         75
                                       7.250          2,704.21      520,000.00
    LAKE FOREST      IL   60045          5            10/17/97         00
    601696302                            05           12/01/97          0
    601696302                            O            11/01/27
    0


    1652383          F02/F02             F          272,000.00         ZZ
                                         360        271,817.49          1
    16820 CC HIGHWAY                   8.000          1,995.84         74
                                       7.750          1,995.84      370,000.00
    HOLT             MO   64048          1            10/17/97         00
    601697882                            05           12/01/97          0
    601697882                            O            11/01/27
    0


    1652384          F02/F02             F          269,100.00         ZZ
                                         360        268,914.81          1
    5811 WEST ABRAHAM LANE             7.875          1,951.16         90
                                       7.625          1,951.16      299,000.00
    GLENDALE         AZ   85308          1            10/13/97         10
    601698963                            03           12/01/97         25
    601698963                            O            11/01/27
    0


    1652385          F02/F02             F          450,000.00         ZZ
                                         240        449,187.33          1
    1765 CHARITY DRIVE                 7.500          3,625.17         70
                                       7.250          3,625.17      650,000.00
    BRENTWOOD        TN   37027          1            10/10/97         00
    601700091                            05           12/01/97          0
1


    601700091                            O            11/01/17
    0


    1652386          F02/F02             F          277,400.00         ZZ
                                         360        277,199.23          1
    6755 STEPHAN CT                    7.625          1,963.42         95
                                       7.375          1,963.42      292,000.00
    GILROY           CA   95020          1            10/21/97         14
    601705860                            05           12/01/97         30
    601705860                            O            11/01/27
    0


    1652387          F02/F02             F          296,000.00         ZZ
                                         360        295,780.33          1
    7514 MASONBORO SOUND ROAD          7.500          2,069.67         85
                                       7.250          2,069.67      348,500.00
    WILMINGTON       NC   28409          1            10/24/97         14
    601706440                            03           12/01/97         12
    601706440                            O            11/01/27
    0


    1652388          F02/F02             F          254,000.00         ZZ
                                         360        253,820.73          1
    564 LINDEN                         7.750          1,819.69         80
                                       7.500          1,819.69      317,500.00
    ELMHURST         IL   60126          1            10/24/97         00
    601711083                            05           12/01/97          0
    601711083                            O            11/01/27
    0


    1652389          F02/F02             F          229,050.00         ZZ
                                         360        228,880.01          1
    2935 WILDERNESS                    7.500          1,601.55         80
                                       7.250          1,601.55      286,360.00
    WICHITA          KS   67226          1            10/27/97         00
    601713871                            05           12/01/97          0
    601713871                            O            11/01/27
    0


    1652390          F02/F02             F          297,000.00         ZZ
                                         360        296,790.38          1
    1465 KINGS WOOD RD                 7.750          2,127.74         75
                                       7.500          2,127.74      400,000.00
    EAGAN            MN   55122          2            10/17/97         00
    601716486                            05           12/01/97          0
    601716486                            O            11/01/27
    0


1


    1652391          F02/F02             F          245,000.00         ZZ
                                         360        244,808.88          1
    9350 TIMBER CREEK BLVD             7.250          1,671.33         75
                                       7.000          1,671.33      328,000.00
    DAPHNE           AL   36527          5            10/17/97         00
    601718638                            05           12/01/97          0
    601718638                            O            11/01/27
    0


    1652392          F02/F02             F          290,700.00         ZZ
                                         360        290,484.26          1
    5836 N 45TH PLACE                  7.500          2,032.62         95
                                       7.250          2,032.62      306,000.00
    PHOENIX          AZ   85018          1            10/14/97         01
    601722667                            05           12/01/97         30
    601722667                            O            11/01/27
    0


    1652428          747/G01             F          351,731.26         T
                                         342        351,455.34          1
    1053 SPANISH MOSS TRAIL            7.875          2,584.16         54
                                       7.625          2,584.16      660,000.00
    NAPLES           FL   33963          1            11/01/97         00
    0430486076                           03           12/01/97          0
    173483                               O            05/01/26
    0


    1652441          685/G01             F          284,900.00         ZZ
                                         360        284,703.94          1
    6174 MULHOLLAND HIGHWAY            7.875          2,065.72         95
                                       7.625          2,065.72      299,999.00
    LOS ANGELES      CA   90068          1            10/06/97         10
    0430480483                           05           12/01/97         30
    109160                               O            11/01/27
    0


    1652449          K08/G01             F          109,600.00         ZZ
                                         360        109,530.11          1
    256 FIFTH AVENUE                   8.250            823.39         80
                                       8.000            823.39      137,000.00
    REDWOOD CITY     CA   94063          2            10/23/97         00
    0410559876                           01           12/01/97          0
    410559876                            O            11/01/27
    0


    1652451          K08/G01             F          182,864.00         ZZ
                                         360        182,738.16          1
    1332 MOKELUMNE DRIVE               7.875          1,325.89         70
                                       7.625          1,325.89      261,235.00
1


    ANTIOCH          CA   94509          1            10/24/97         00
    0410461529                           05           12/01/97          0
    410461529                            O            11/01/27
    0


    1652454          K08/G01             F          276,000.00         ZZ
                                         360        275,805.20          1
    2805 SAN ARDO WAY                  7.750          1,977.30         62
                                       7.500          1,977.30      450,000.00
    BELMONT          CA   94002          2            10/21/97         00
    0410575682                           05           12/01/97          0
    410575682                            O            11/01/27
    0


    1652458          K08/G01             F          192,000.00         ZZ
                                         360        191,867.87          1
    4703 AVENIDA DE LAS FLORES         7.875          1,392.13         80
                                       7.625          1,392.13      240,000.00
    YORBA LINDA      CA   92686          2            10/21/97         00
    0410576847                           05           12/01/97          0
    410576847                            O            11/01/27
    0


    1652475          K08/G01             F          270,000.00         ZZ
                                         360        269,836.43          1
    27320 GLENWOOD DRIVE               8.500          2,076.07         78
                                       8.250          2,076.07      350,000.00
    MISSION VIEJO    CA   92692          2            10/24/97         00
    0410591754                           03           12/01/97          0
    410591754                            O            11/01/27
    0


    1652484          D12/D12             F          336,000.00         ZZ
                                         360        334,107.03          1
    16002 159TH PLACE SE               7.875          2,436.24         80
                                       7.625          2,436.24      420,000.00
    RENTON           WA   98058          1            03/24/97         00
    2396                                 03           05/01/97          0
    2396                                 O            04/01/27
    0


    1652492          765/G01             F          268,000.00         ZZ
                                         360        268,000.00          1
    1602 DEWITT ESTATES ROAD           8.125          1,989.90         80
                                       7.875          1,989.90      335,000.00
    ALPINE           CA   91901          1            11/14/97         00
    0430507053                           05           01/01/98          0
    141497                               O            12/01/27
    0
1




    1652495          D12/D12             F          234,350.00         ZZ
                                         360        234,180.38          1
    18718 SOUTHEAST 144TH STREET       7.625          1,658.72         80
                                       7.375          1,658.72      292,950.00
    RENTON           WA   98059          1            10/09/97         00
    3490                                 03           12/01/97          0
    3490                                 O            11/01/27
    0


    1652498          D12/D12             F          218,500.00         ZZ
                                         360        218,198.27          1
    4005 167TH PL SW                   7.875          1,584.28         95
                                       7.625          1,584.28      230,000.00
    LYNNMOOD         WA   98037          1            09/19/97         10
    2806                                 03           11/01/97         30
    2806                                 O            10/01/27
    0


    1652764          D12/D12             F          257,000.00         T
                                         360        255,222.87          1
    3133 S STATE ROUTE 525             8.000          1,885.78         71
                                       7.750          1,885.78      365,000.00
    GREENBANK        WA   98253          2            01/16/97         00
    1974                                 05           03/01/97          0
    1974                                 O            02/01/27
    0


    1652774          731/G01             F          105,000.00         ZZ
                                         360        104,934.73          1
    22412 110TH AVENUE SOUTHEAST       8.375            798.08         77
                                       8.125            798.08      137,000.00
    KENT             WA   98031          2            10/02/97         00
    0430485409                           05           12/01/97          0
    230233979                            O            11/01/27
    0


    1652792          956/G01             F          289,400.00         ZZ
                                         360        289,185.22          1
    4644 CHEENEY STREET                7.500          2,023.53         80
                                       7.250          2,023.53      361,865.00
    SANTA CLARA      CA   95054          1            10/23/97         00
    0430497404                           03           12/01/97          0
    1705035                              O            11/01/27
    0


    1652795          956/G01             F          205,000.00         ZZ
                                         360        204,858.92          1
1


    16391 WISHINGWELL LANE             7.875          1,486.39         68
                                       7.625          1,486.39      305,000.00
    HUNTINGTON BEAC  CA   92647          1            10/17/97         00
    0430484774                           05           12/01/97          0
    5709149                              O            11/01/27
    0


    1652799          808/G01             F          220,500.00         ZZ
                                         360        220,500.00          1
    29175 LOCUST AVENUE                7.750          1,579.69         90
                                       7.500          1,579.69      245,000.00
    MORENO VALLEY    CA   92555          2            11/19/97         10
    0430523670                           05           01/01/98         25
    9303455                              O            12/01/27
    0


    1652801          967/G01             F          115,000.00         ZZ
                                         360        114,922.84          1
    7321 42ND AVENUE, NE               8.000            843.83         53
                                       7.750            843.83      220,000.00
    SEATTLE          WA   98115          5            10/27/97         00
    0430486597                           05           12/01/97          0
    4298667                              O            11/01/27
    0


    1652808          D12/D12             F          240,000.00         ZZ
                                         360        238,027.31          1
    22431 91ST AVE W                   7.625          1,698.71         75
                                       7.375          1,698.71      320,000.00
    EDMONDS          WA   98026          5            12/01/96         00
    1899                                 05           02/01/97          0
    1899                                 O            01/01/27
    0


    1652811          D12/D12             F          349,500.00         ZZ
                                         360        346,697.14          1
    26239 NE 24TH ST                   7.750          2,503.87         75
                                       7.500          2,503.87      466,000.00
    REDMOND          WA   98053          5            11/26/96         00
    859                                  03           02/01/97          0
    859                                  O            01/01/27
    0


    1652814          696/G01             F          300,000.00         ZZ
                                         360        299,793.54          1
    3718 NORTH RANDOLPH STREET         7.875          2,175.21         63
                                       7.625          2,175.21      479,000.00
    ARLINGTON        VA   22207          1            10/29/97         00
    0430521542                           05           12/01/97          0
1


    2440334                              O            11/01/27
    0


    1652815          D12/D12             F          261,000.00         ZZ
                                         360        259,492.53          1
    3312 104TH PLACE SE                7.750          1,869.84         90
                                       7.500          1,869.84      290,000.00
    EVERETT          WA   98208          1            03/13/97         04
    2357                                 03           05/01/97         25
    2357                                 O            04/01/27
    0


    1652817          765/G01             F          112,500.00         ZZ
                                         360        112,431.84          1
    4472 JOCELYN STREET                8.500            865.03         75
                                       8.250            865.03      150,000.00
    SAN DIEGO        CA   92105          2            10/21/97         00
    0430493155                           05           12/01/97          0
    120586                               O            11/01/27
    0


    1652818          757/757             F          104,000.00         ZZ
                                         360        103,930.21          1
    OFF CULLOWNEE MOUNTAIN ROAD        8.000            763.12         75
                                       7.750            763.12      139,000.00
    CASHIERS         NC   28717          1            10/31/97         00
    3208386                              05           12/01/97          0
    3208386                              O            11/01/27
    0


    1652820          696/G01             F          274,000.00         ZZ
                                         360        273,806.61          1
    2327 SOUTH INGE STREET             7.750          1,962.97         80
                                       7.500          1,962.97      343,000.00
    ARLINGTON        VA   22202          2            10/27/97         00
    0430494179                           05           12/01/97          0
    2260583                              O            11/01/27
    0


    1652823          559/G01             F          312,000.00         ZZ
                                         360        311,785.28          1
    5015 CRYSTAL RIDGE COURT           7.875          2,262.22         80
                                       7.625          2,262.22      390,000.00
    OAKLAND          CA   94605          1            10/23/97         00
    0430483867                           05           12/01/97          0
    5446976                              O            11/01/27
    0


1


    1652825          696/G01             F          214,600.00         ZZ
                                         360        214,428.39          1
    602 SIDELING COURT NE              7.125          1,445.80         79
                                       6.875          1,445.80      272,000.00
    VIENNA           VA   22180          1            10/31/97         00
    0430487348                           05           12/01/97          0
    1010277                              O            11/01/27
    0


    1652827          665/G01             F          266,400.00         ZZ
                                         360        266,207.19          1
    2437 HASTINGS DRIVE                7.625          1,885.56         53
                                       7.375          1,885.56      505,000.00
    BELMONT          CA   94002          5            10/24/97         00
    0430483909                           05           12/01/97          0
    9701216539                           O            11/01/27
    0


    1652828          D12/D12             F          320,000.00         ZZ
                                         360        316,634.84          1
    28525 SE 43RD ST                   7.625          2,264.94         80
                                       7.375          2,264.94      400,000.00
    FALL CITY        WA   98024          1            03/12/97         00
    2313                                 05           05/01/97          0
    2313                                 O            04/01/27
    0


    1652835          765/G01             F          220,000.00         ZZ
                                         360        219,844.72          1
    5314 CALLE MAYOR                   7.750          1,576.11         73
                                       7.500          1,576.11      301,500.00
    TORRANCE         CA   90505          2            10/21/97         00
    0430482638                           05           12/01/97          0
    327151                               O            11/01/27
    0


    1652839          D12/D12             F          240,000.00         ZZ
                                         360        235,343.75          1
    25877 SE 22ND PLACE                7.750          1,719.39         55
                                       7.500          1,719.39      440,000.00
    ISSAQUAH         WA   98029          1            02/24/97         00
    0866                                 03           04/01/97          0
    0866                                 O            03/01/27
    0


    1652844          D12/D12             F          400,000.00         ZZ
                                         360        397,933.36          1
    2912 E LAKE SAMMAMISH PKWY NE      7.875          2,900.28         64
                                       7.625          2,900.28      630,000.00
1


    REDMOND          WA   98053          2            04/01/97         00
    2293                                 05           06/01/97          0
    2293                                 O            05/01/27
    0


    1652847          D12/D12             F          327,800.00         ZZ
                                         360        327,323.99          1
    12316 181ST CT NE                  7.625          2,320.15         80
                                       7.375          2,320.15      409,800.00
    REDMOND          WA   98052          1            09/17/97         00
    3195                                 03           11/01/97          0
    3195                                 O            10/01/27
    0


    1652850          D12/D12             F          235,000.00         ZZ
                                         360        233,468.09          1
    26422 161ST PL SE                  7.750          1,683.57         95
                                       7.500          1,683.57      249,950.00
    KENT             WA   98042          1            02/19/97         14
    2140                                 03           04/01/97         30
    2140                                 O            03/01/27
    0


    1652851          D12/D12             F          218,500.00         ZZ
                                         360        218,198.27          1
    32965 NE 43RD PLACE                7.875          1,584.28         95
                                       7.625          1,584.28      230,000.00
    CARNATION        WA   98014          1            08/28/97         10
    2934                                 03           11/01/97         30
    2934                                 O            10/01/27
    0


    1652854          D12/D12             F          299,250.00         ZZ
                                         360        298,596.07          1
    15710 EAST SHORE DRIVE             7.625          2,118.08         95
                                       7.375          2,118.08      315,000.00
    LYNNWOOD         WA   98037          1            08/22/97         10
    3133                                 05           10/01/97         30
    3133                                 O            09/01/27
    0


    1652856          D12/D12             F          316,800.00         ZZ
                                         360        313,596.21          1
    5930 146TH PLACE SE                8.000          2,324.57         90
                                       7.750          2,324.57      352,000.00
    BELLEVUE         WA   98006          1            12/19/96         04
    1983                                 05           03/01/97         25
    1983                                 O            02/01/27
    0
1




    1652857          D12/D12             F          269,850.00         ZZ
                                         360        268,090.92          1
    9616 22ND COURT NW                 7.750          1,933.24         85
                                       7.500          1,933.24      317,500.00
    SEATTLE          WA   98117          1            03/14/97         14
    2364                                 05           05/01/97         12
    2364                                 O            04/01/27
    0


    1652860          225/225             F          131,500.00         ZZ
                                         360        131,309.04          1
    18130 WYLIE HILL LANE              7.625            930.75         59
                                       7.375            930.75      225,000.00
    SALINAS          CA   93907          5            09/19/97         00
    8056531                              05           11/01/97          0
    8056531                              O            10/01/27
    0


    1652861          D12/D12             F          265,500.00         ZZ
                                         360        264,004.24          1
    25019 135TH AVENUE SE              7.875          1,925.06         90
                                       7.625          1,925.06      295,000.00
    KENT             WA   98042          1            03/03/97         10
    2234                                 03           05/01/97         25
    2234                                 O            04/01/27
    0


    1652863          D12/D12             F          310,400.00         ZZ
                                         360        309,738.50          1
    16462 SE 44TH PL                   7.750          2,223.75         80
                                       7.500          2,223.75      388,000.00
    ISSAQUAH         WA   98027          1            08/11/97         00
    2387                                 05           10/01/97          0
    2387                                 O            09/01/27
    0


    1652876          D12/D12             F          288,000.00         ZZ
                                         360        287,416.37          1
    25311 233RD AVENEU SE              8.000          2,113.25         90
                                       7.750          2,113.25      320,000.00
    MAPLE VALLEY     WA   98038          2            07/24/97         14
    2995                                 03           10/01/97         25
    2995                                 O            09/01/27
    0


    1652881          K08/G01             F          118,950.00         ZZ
                                         360        118,866.05          1
1


    2215 ANNECY DR                     7.750            852.17         70
                                       7.500            852.17      170,000.00
    MATTHEWS         NC   28105          5            10/21/97         00
    0410576946                           05           12/01/97          0
    410576946                            O            11/01/27
    0


    1652891          K08/G01             F          528,000.00         ZZ
                                         360        527,671.82          1
    7860 NORTH 235TH STREET            8.375          4,013.18         80
                                       8.125          4,013.18      660,000.00
    FOREST LAKE      MN   55025          1            10/27/97         00
    0410596480                           05           12/01/97          0
    410596480                            O            11/01/27
    0


    1652895          E26/G01             F          237,600.00         ZZ
                                         360        237,428.03          1
    6600 80TH PLACE                    7.625          1,681.72         80
                                       7.375          1,681.72      297,000.00
    CABIN JOHN       MD   20818          1            10/30/97         00
    0430486142                           05           12/01/97          0
    45700666                             O            11/01/27
    0


    1652897          D12/D12             F          239,900.00         ZZ
                                         360        239,216.10          1
    5707 RIDGE DRIVE NORTHEAST         7.750          1,718.68         80
                                       7.500          1,718.68      299,950.00
    TACOMA           WA   98422          1            06/30/97         00
    2636                                 03           09/01/97          0
    2636                                 O            08/01/27
    0


    1652899          K08/G01             F           52,000.00         ZZ
                                         360         51,967.68          1
    25991 QUAIL RIDGE DRIVE            8.375            395.24         52
                                       8.125            395.24      100,000.00
    ELKHART          IN   46514          5            10/23/97         00
    0410574537                           05           12/01/97          0
    410574537                            O            11/01/27
    0


    1652906          E22/G01             F           85,000.00         ZZ
                                         360         84,948.50          1
    54240 ALGONQUIN DR                 8.500            653.58         25
                                       8.250            653.58      342,500.00
    SHELBY TWP       MI   48315          2            10/22/97         00
    0410547491                           05           12/01/97          0
1


    410547491                            O            11/01/27
    0


    1652910          956/G01             F          182,400.00         ZZ
                                         360        182,271.26          1
    4287 N GRANADILLA DRIVE            7.750          1,306.74         80
                                       7.500          1,306.74      228,000.00
    MOORPARK         CA   93021          1            10/22/97         00
    0430484154                           03           12/01/97          0
    5707328                              O            11/01/27
    0


    1652958          K08/G01             F          169,300.00         ZZ
                                         360        169,174.36          1
    5675 S. LAMAR ST.                  7.500          1,183.77         70
                                       7.250          1,183.77      241,995.00
    LITTLETON        CO   80123          1            10/28/97         00
    0410523427                           03           12/01/97          0
    410523427                            O            11/01/27
    0


    1652967          369/G01             F          451,400.00         ZZ
                                         360        451,073.28          1
    16214 N 111TH WAY                  7.625          3,194.99         80
                                       7.375          3,194.99      564,300.00
    SCOTTSDALE       AZ   85259          1            10/10/97         00
    0430490318                           03           12/01/97          0
    0060115284                           O            11/01/27
    0


    1652969          369/G01             F          220,000.00         ZZ
                                         360        219,844.72          1
    1830 EAST FALCON WAY               7.750          1,576.11         88
                                       7.500          1,576.11      251,500.00
    SANDY            UT   84093          2            10/14/97         11
    0430519710                           05           12/01/97         25
    0060909173                           O            11/01/27
    0


    1652989          765/G01             F          549,600.00         ZZ
                                         360        549,202.21          1
    5918 CAREYBROOK DRIVE              7.625          3,890.04         80
                                       7.375          3,890.04      687,000.00
    AGOURA HILLS     CA   91301          1            10/24/97         00
    0430496679                           03           12/01/97          0
    327085                               O            11/01/27
    0


1


    1652999          B24/G01             F          145,000.00         ZZ
                                         360        145,000.00          1
    95 INTERVALE ROAD                  7.250            989.16         43
    #42                                7.000            989.16      345,000.00
    STAMFORD         CT   06905          2            11/07/97         00
    0430482620                           05           01/01/98          0
    236338                               O            12/01/27
    0


    1653001          B24/G01             F          504,000.00         ZZ
                                         360        504,000.00          1
    5 HARDING LANE                     7.875          3,654.35         80
                                       7.625          3,654.35      630,000.00
    WESTPORT         CT   06880          1            11/17/97         00
    0430484378                           05           01/01/98          0
    236007                               O            12/01/27
    0


    1653024          B23/G01             F          256,000.00         ZZ
                                         360        256,000.00          1
    20412 CRAIMER LANE                 7.875          1,856.18         80
                                       7.625          1,856.18      320,000.00
    HUNTINGTON BEAC  CA   92646          1            11/12/97         00
    0430499764                           05           01/01/98          0
    88002161                             O            12/01/27
    0


    1653053          956/G01             F          384,300.00         ZZ
                                         360        384,035.53          1
    1516 GLENDON AVENUE                7.875          2,786.44         70
                                       7.625          2,786.44      549,000.00
    LOS ANGELES      CA   90024          1            10/16/97         00
    0430482984                           05           12/01/97          0
    5710100                              O            11/01/27
    0


    1653056          926/926             F          101,000.00         T
                                         360         99,769.39          1
    11 B HAMILTON AT SHIPYARD          8.500            776.61         66
                                       8.250            776.61      155,000.00
    HILTON HEAD ISL  SC   29928          2            09/25/97         00
    163009941                            03           11/01/97          0
    163009941                            O            10/01/27
    0


    1653060          H60/G01             F          384,000.00         ZZ
                                         360        383,742.34          1
    12208 FALLS ROAD                   8.000          2,817.66         80
    2                                  7.750          2,817.66      480,000.00
1


    POTOMAC          MD   20854          2            10/22/97         00
    0430499475                           05           12/01/97          0
    14253                                O            11/01/27
    0


    1653065          573/G01             F          261,600.00         ZZ
                                         360        261,415.36          1
    2940 S TIOGA WAY                   7.750          1,874.14         80
                                       7.500          1,874.14      327,000.00
    LAS VEGAS        NV   89117          2            10/27/97         00
    0430489328                           05           12/01/97          0
    122416                               O            11/01/27
    0


    1653074          661/661             F           88,800.00         ZZ
                                         360         88,689.23          1
    5362 INWOOD DRIVE                  8.375            674.94         80
                                       8.125            674.94      111,000.00
    DELRAY BEACH     FL   33484          1            09/05/97         00
    3046992                              03           11/01/97          0
    3046992                              O            10/01/27
    0


    1653076          661/661             F          109,200.00         ZZ
                                         360        108,964.80          1
    5418 CAMPAU DR                     7.875            791.77         80
                                       7.625            791.77      136,500.00
    MIDLAND          MI   48640          1            08/21/97         00
    3036209                              05           10/01/97          0
    3036209                              O            09/01/27
    0


    1653077          661/661             F          100,000.00         ZZ
                                         360         99,781.47          1
    264 SUNRISE PLACE                  7.625            707.80         56
    BEDFORD POST OFFICE                7.375            707.80      180,000.00
    MIDDLETOWN       NJ   07718          1            08/29/97         00
    3032257                              05           10/01/97          0
    3032257                              O            09/01/27
    0


    1653081          661/661             F          144,000.00         ZZ
                                         360        143,698.43          1
    185 GREENBELT PARKWAY              8.625          1,120.02         80
                                       8.375          1,120.02      180,000.00
    HOLBROOK         NY   11741          1            09/02/97         00
    3026291                              05           11/01/97          0
    3026291                              O            10/01/27
    0
1




    1653082          661/661             F           72,500.00         ZZ
                                         360         72,349.34          1
    025319 153RD STREET COURT EAST     7.875            525.67         58
                                       7.625            525.67      125,000.00
    SOUTH PRAIRIE    WA   98385          1            08/20/97         00
    3017910                              03           10/01/97          0
    3017910                              O            09/01/27
    0


    1653083          661/661             F          348,000.00         ZZ
                                         360        347,519.45          1
    2725 ALISON LANE                   7.875          2,523.24         80
                                       7.625          2,523.24      435,000.00
    WILMETTE         IL   60091          1            09/04/97         00
    3017357                              05           11/01/97          0
    3017357                              O            10/01/27
    0


    1653084          661/661             F          110,000.00         ZZ
                                         360        109,686.41          1
    11519 GREEN HOLLY COVE             7.750            788.06         78
                                       7.500            788.06      141,520.00
    FORT WAYNE       IN   46845          1            07/31/97         00
    3009198                              03           09/01/97          0
    3009198                              O            08/01/27
    0


    1653086          661/661             F          155,000.00         ZZ
                                         360        154,617.49          1
    2931 NORTH PINE GROVE AVENUE       7.875          1,123.86         69
    UNIT 1                             7.625          1,123.86      225,900.00
    CHICAGO          IL   60657          1            08/22/97         00
    2988731                              01           10/01/97          0
    2988731                              O            09/01/27
    0


    1653087          661/661             F           68,000.00         ZZ
                                         360         67,862.18          1
    45 EAST POST ROAD                  8.000            498.96         74
                                       7.750            498.96       92,000.00
    MORRISVILLE      PA   19067          1            08/20/97         00
    2985307                              05           10/01/97          0
    2985307                              O            09/01/27
    0


    1653089          661/661             F          142,400.00         ZZ
                                         360        142,203.36          1
1


    3208 WILDERNESS ROAD               7.875          1,032.50         78
                                       7.625          1,032.50      183,715.00
    DURHAM           NC   27712          1            09/04/97         00
    2988251                              03           11/01/97          0
    2988251                              O            10/01/27
    0


    1653091          661/661             F          145,000.00         ZZ
                                         360        144,698.67          1
    3645 FREEDOM WAY                   7.875          1,051.35         80
                                       7.625          1,051.35      182,000.00
    ANTIOCH          CA   94509          2            07/30/97         00
    2981819                              05           10/01/97          0
    2981819                              O            09/01/27
    0


    1653098          661/661             F          146,000.00         T
                                         360        145,567.76          1
    60576 ELKAI WOODS DRIVE            8.250          1,096.85         75
                                       8.000          1,096.85      195,000.00
    BEND             OR   97702          1            07/31/97         00
    2949907                              09           09/01/97          0
    2949907                              O            08/01/27
    0


    1653106          661/661             F          181,900.00         ZZ
                                         360        181,442.34          1
    20 GREENWICH LANE UNIT 20          7.875          1,318.90         70
                                       7.625          1,318.90      259,900.00
    AVON             CT   06001          1            08/22/97         00
    2893303                              01           10/01/97          0
    2893303                              O            09/01/27
    0


    1653117          514/G01             F          133,600.00         ZZ
                                         360        133,508.06          1
    6212 KEN AVENUE                    7.875            968.69         80
                                       7.625            968.69      167,000.00
    ARLINGTON        TX   76001          1            10/24/97         00
    0430487967                           05           12/01/97          0
    362929                               O            11/01/27
    0


    1653122          686/686             F           47,600.00         ZZ
                                         360         47,567.73          1
    12125 NW 10TH AVE                  7.950            347.62         70
                                       7.700            347.62       68,000.00
    MIAMI            FL   33168          5            10/02/97         00
    817974850                            05           12/01/97          0
1


    817974850                            O            11/01/27
    0


    1653123          686/686             F           90,000.00         ZZ
                                         360         89,935.83          1
    60      J RUSSELL SMITH ROAD       7.700            641.67         73
                                       7.450            641.67      124,825.00
    LAWRENCE VILLE   NJ   08368          1            10/06/97         00
    818302176                            03           12/01/97          0
    818302176                            O            11/01/27
    0


    1653125          686/686             F           80,000.00         ZZ
                                         360         79,946.31          1
    48-30   213TH STREET               8.000            587.02         40
                                       7.750            587.02      205,000.00
    BAYSIDE          NY   11364          5            10/01/97         00
    818316523                            05           12/01/97          0
    818316523                            O            11/01/27
    0


    1653126          686/686             F          425,000.00         ZZ
                                         360        424,696.99          1
    55      GREYWOOD CHASE             7.700          3,030.09         54
                                       7.450          3,030.09      795,000.00
    WATSONVILLE      CA   95076          5            10/02/97         00
    818334625                            05           12/01/97          0
    818334625                            O            11/01/27
    0


    1653127          686/686             F          289,100.00         ZZ
                                         360        288,706.78          1
    740     COTTONWOOD COURT           7.950          2,111.25         80
                                       7.700          2,111.25      361,415.00
    LIVERMORE        CA   94550          1            09/25/97         00
    818337560                            05           11/01/97          0
    818337560                            O            10/01/27
    0


    1653128          686/686             F           65,000.00         ZZ
                                         360         64,957.46          1
    1231    OLYMPIC CIRCLE             8.125            482.63         53
                                       7.875            482.63      123,775.00
    WEST PALM BEACH  FL   33413          1            10/02/97         00
    818345357                            03           12/01/97          0
    818345357                            O            11/01/27
    0


1


    1653129          686/686             F          120,000.00         ZZ
                                         360        119,917.83          1
    43679   WOODY WAY                  7.900            872.17         69
                                       7.650            872.17      175,000.00
    COARSEGOLD       CA   93614          5            09/26/97         00
    818355323                            05           12/01/97          0
    818355323                            O            11/01/27
    0


    1653131          686/686             F          107,000.00         ZZ
                                         360        106,927.47          1
    575     UNION STREET               7.950            781.41         63
                                       7.700            781.41      170,000.00
    BRAINTREE        MA   02184          2            10/02/97         00
    818385635                            05           12/01/97          0
    818385635                            O            11/01/27
    0


    1653132          686/686             F           60,000.00         ZZ
                                         360         59,957.22          1
    6111    GALLEON WAY                7.700            427.78         39
                                       7.450            427.78      156,500.00
    TAMPA            FL   33615          1            10/03/97         00
    818448300                            03           12/01/97          0
    818448300                            O            11/01/27
    0


    1653133          686/686             F          273,750.00         ZZ
                                         360        273,561.60          1
    5004    DEERWOOD PARK DRIVE        7.875          1,984.88         75
                                       7.625          1,984.88      365,000.00
    ARLINGTON        TX   76017          2            10/03/97         00
    818486714                            05           12/01/97          0
    818486714                            O            11/01/27
    0


    1653135          686/686             F           70,000.00         ZZ
                                         360         69,807.43          1
    2885  SW 6TH STREET                8.125            519.75         70
                                       7.875            519.75      101,000.00
    BOYNTON BEACH    FL   33435          1            10/03/97         00
    818516429                            05           11/01/97          0
    818516429                            O            10/01/27
    0


    1653136          686/686             F           53,500.00         ZZ
                                         360         53,374.22          1
    8201    HARRISBURG DRIVE           8.125            397.24         59
                                       7.875            397.24       92,000.00
1


    FT MYERS         FL   33912          2            09/29/97         00
    818516700                            05           11/01/97          0
    818516700                            O            10/01/27
    0


    1653137          686/686             F           54,650.00         ZZ
                                         360         54,612.38          1
    1455    PINE STREET                7.875            396.26         75
                                       7.625            396.26       72,900.00
    CLEARWATER       FL   33756          1            10/10/97         00
    818517328                            05           12/01/97          0
    818517328                            O            11/01/27
    0


    1653138          686/686             F          138,000.00         T
                                         360        137,812.30          1
    28140   STARLIGHT DRIVE            7.950          1,007.79         75
                                       7.700          1,007.79      184,000.00
    PIONEER          CA   95666          1            09/26/97         00
    818534778                            05           11/01/97          0
    818534778                            O            10/01/27
    0


    1653139          686/686             F          180,000.00         ZZ
                                         360        179,757.62          1
    2229  E NEWBERRY BOULEVARD         8.000          1,320.78         69
                                       7.750          1,320.78      262,000.00
    MILWAUKEE        WI   53211          1            10/03/97         00
    818547929                            05           11/01/97          0
    818547929                            O            10/01/27
    0


    1653140          686/686             F          160,000.00         ZZ
                                         360        159,744.46          1
    715   W BERKLEY DR                 8.250          1,202.03         62
                                       8.000          1,202.03      260,000.00
    ARLINGTON HEIGH  IL   60004          5            09/30/97         00
    818549024                            05           11/01/97          0
    818549024                            O            10/01/27
    0


    1653141          686/686             F          200,000.00         ZZ
                                         360        199,857.40          1
    1728  N SANTA ANITA AVE            7.700          1,425.93         55
                                       7.450          1,425.93      370,000.00
    ARCADIA          CA   91006          5            10/02/97         00
    818355687                            05           12/01/97          0
    818355687                            O            11/01/27
    0
1




    1653143          686/686             F          270,117.00         ZZ
                                         360        269,924.42          1
    143 JEANNE COURT                   7.700          1,925.83         80
                                       7.450          1,925.83      340,000.00
    STAMFORD         CT   06903          2            10/02/97         00
    818464844                            05           12/01/97          0
    818464844                            O            11/01/27
    0


    1653144          686/686             F          370,000.00         ZZ
                                         360        369,501.74          1
    45 BATTLE RIDGE PLACE              8.000          2,714.93         67
                                       7.750          2,714.93      560,000.00
    ATLANTA          GA   30342          2            10/01/97         00
    818515637                            05           12/01/97          0
    818515637                            O            11/01/27
    0


    1653145          686/686             F           43,500.00         ZZ
                                         360         43,468.99          1
    84165   CORREGIDOR AVENUE          7.700            310.14         75
                                       7.450            310.14       58,000.00
    INDIO            CA   92201          1            10/07/97         00
    818522591                            05           12/01/97          0
    818522591                            O            11/01/27
    0


    1653146          686/686             F          247,500.00         ZZ
                                         360        247,320.87          1
    129     16TH AVENUE                7.625          1,751.79         75
                                       7.375          1,751.79      330,000.00
    SAN MATEO        CA   94402          1            10/03/97         00
    818554032                            05           12/01/97          0
    818554032                            O            11/01/27
    0


    1653147          686/686             F          197,000.00         ZZ
                                         360        196,866.47          1
    123     WOODCREST DRIVE            7.950          1,438.66         60
                                       7.700          1,438.66      330,284.00
    SAN RAMON        CA   94583          1            09/30/97         00
    818338261                            05           12/01/97          0
    818338261                            O            11/01/27
    0


    1653148          686/686             F          197,250.00         ZZ
                                         360        197,116.29          1
1


    2595 ROLLINGWOOD DRIVE             7.950          1,440.49         75
                                       7.700          1,440.49      263,000.00
    SAN BRUNO        CA   94066          1            09/30/97         00
    818340721                            05           12/01/97          0
    818340721                            O            11/01/27
    0


    1653150          686/686             F          166,000.00         ZZ
                                         360        165,885.76          1
    603 SHADOWLAWN DRIVE               7.875          1,203.62         68
                                       7.625          1,203.62      246,000.00
    WESTFIELD        NJ   07090          1            10/10/97         00
    818416117                            05           12/01/97          0
    818416117                            O            11/01/27
    0


    1653151          686/686             F          437,500.00         ZZ
                                         360        435,412.48          1
    12 CARKHUFF ROAD                   8.125          3,248.43         63
                                       7.875          3,248.43      700,000.00
    FLEMINGTON       NJ   08889          5            10/03/97         00
    818416224                            05           12/01/97          0
    818416224                            O            11/01/27
    0


    1653152          686/686             F          200,000.00         ZZ
                                         360        199,851.57          1
    9133 ROGUES ROAD                   7.500          1,398.43         65
                                       7.250          1,398.43      312,000.00
    WARRENTON        VA   20187          5            10/03/97         00
    818466534                            05           12/01/97          0
    818466534                            O            11/01/27
    0


    1653153          686/686             F          300,000.00         ZZ
                                         360        299,782.86          1
    2799 SYCAMORE CANYON ROAD          7.625          2,123.39         42
                                       7.375          2,123.39      725,000.00
    SANTA BARBARA    CA   93108          2            10/01/97         00
    818496937                            05           12/01/97          0
    818496937                            O            11/01/27
    0


    1653154          686/686             F          500,000.00         ZZ
                                         360        499,664.50          1
    979 CASIANO ROAD                   8.000          3,668.83         63
                                       7.750          3,668.83      800,000.00
    LOS ANGELES      CA   90049          5            10/01/97         00
    818497414                            05           12/01/97          0
1


    818497414                            O            11/01/27
    0


    1653156          686/686             F           94,250.00         ZZ
                                         360         94,181.78          1
    18580 NW 23RD STREET               7.625            667.10         65
                                       7.375            667.10      145,000.00
    PEMBROKE PINES   FL   33029          1            10/07/97         00
    818516635                            03           12/01/97          0
    818516635                            O            11/01/27
    0


    1653157          686/686             F           87,700.00         ZZ
                                         360         87,642.62          1
    436 MAPLE AVENUE                   8.125            651.18         75
                                       7.875            651.18      117,000.00
    JUPITER          FL   33469          1            10/08/97         00
    818516916                            05           12/01/97          0
    818516916                            O            11/01/27
    0


    1653158          686/686             F          222,400.00         ZZ
                                         360        222,254.51          1
    1118  NORTH DUNTON AVENUE          8.125          1,651.32         80
                                       7.875          1,651.32      278,000.00
    ARLINGTON HEIGH  IL   60004          2            10/02/97         00
    818549735                            05           12/01/97          0
    818549735                            O            11/01/27
    0


    1653159          686/686             F          164,000.00         ZZ
                                         360        163,790.12          1
    8415  N OTTAWA                     8.250          1,232.08         69
                                       8.000          1,232.08      240,000.00
    NILES            IL   60714          2            09/30/97         00
    818549958                            05           11/01/97          0
    818549958                            O            10/01/27
    0


    1653160          686/686             F          218,437.00         ZZ
                                         360        218,294.11          2
    912-  912A YORK STREET             8.125          1,621.89         70
                                       7.875          1,621.89      312,500.00
    SAN FRANCISCO    CA   94110          1            10/01/97         00
    818553406                            05           12/01/97          0
    818553406                            O            11/01/27
    0


1


    1653161          686/686             F          246,000.00         ZZ
                                         360        245,817.43          1
    15545   CALDAS DE REYES            7.500          1,720.07         95
                                       7.250          1,720.07      259,000.00
    SAN DIEGO        CA   92128          1            10/03/97         10
    818565137                            03           12/01/97         30
    818565137                            O            11/01/27
    0


    1653162          686/686             F          240,000.00         ZZ
                                         360        239,830.61          1
    3908 CORNWELL ROAD                 7.750          1,719.39         64
                                       7.500          1,719.39      380,000.00
    SOQUEL           CA   95073          5            10/02/97         00
    818432155                            05           12/01/97          0
    818432155                            O            11/01/27
    0


    1653163          686/686             F          116,250.00         ZZ
                                         360        116,173.57          1
    MILLBROOK ROAD                     8.100            861.12         75
                                       7.850            861.12      155,000.00
    HARDING TOWNSHI  NJ   07976          1            10/09/97         00
    818474108                            05           12/01/97          0
    818474108                            O            11/01/27
    0


    1653164          686/686             F          111,300.00         ZZ
                                         360        110,971.44          1
    4229    LOS PADRES DRIVE           7.750            797.37         70
                                       7.500            797.37      159,000.00
    FALLBROOK        CA   92028          1            10/06/97         00
    818498669                            03           12/01/97          0
    818498669                            O            11/01/27
    0


    1653165          686/686             F          126,000.00         ZZ
                                         360        125,917.57          1
    3753    COUNTRYSIDE ROAD           8.125            935.55         60
                                       7.875            935.55      210,000.00
    SARASOTA         FL   34233          1            10/10/97         00
    818515876                            03           12/01/97          0
    818515876                            O            11/01/27
    0


    1653166          686/686             F          448,000.00         ZZ
                                         360        447,680.60          1
    12777   VIA FELINO                 7.700          3,194.07         80
                                       7.450          3,194.07      560,000.00
1


    DEL MAR          CA   92014          1            10/02/97         00
    818522153                            05           12/01/97          0
    818522153                            O            11/01/27
    0


    1653167          686/686             F          137,500.00         ZZ
                                         360        137,412.31          1
    3045  WEST ARDMORE AVENUE          8.250          1,033.00         52
                                       8.000          1,033.00      266,000.00
    CHICAGO          IL   60659          2            10/07/97         00
    818550253                            05           12/01/97          0
    818550253                            O            11/01/27
    0


    1653168          686/686             F           73,200.00         ZZ
                                         360         73,150.88          1
    2701  WEST MEADOW DRIVE            8.000            537.12         51
                                       7.750            537.12      145,000.00
    WHITE LAKE       MI   48383          1            10/10/97         00
    818550550                            05           12/01/97          0
    818550550                            O            11/01/27
    0


    1653169          686/686             F          110,500.00         ZZ
                                         360        110,423.95          1
    2823  SE TAYLOR STREET             7.875            801.21         64
                                       7.625            801.21      175,000.00
    PORTLAND         OR   97214          5            10/02/97         00
    818570277                            05           12/01/97          0
    818570277                            O            11/01/27
    0


    1653170          686/686             F          364,000.00         ZZ
                                         360        363,745.16          1
    160     EUSTON ROAD                7.790          2,617.81         80
                                       7.540          2,617.81      455,000.00
    GARDEN CITY      NY   11530          1            10/14/97         00
    818262743                            05           12/01/97          0
    818262743                            O            11/01/27
    0


    1653171          686/686             F          400,000.00         ZZ
                                         360        399,714.82          1
    27      ST ANDREWS COURT           7.700          2,851.85         67
                                       7.450          2,851.85      600,000.00
    OLD WESTBURY     NY   11568          1            10/14/97         00
    818263493                            05           12/01/97          0
    818263493                            O            11/01/27
    0
1




    1653172          686/686             F          195,000.00         ZZ
                                         360        194,860.97          1
    11744   EXPOSITION BLVD            7.700          1,390.28         75
                                       7.450          1,390.28      260,000.00
    LOS ANGELES      CA   90064          1            10/03/97         00
    818357139                            05           12/01/97          0
    818357139                            O            11/01/27
    0


    1653173          686/686             F          133,000.00         ZZ
                                         360        132,903.73          1
    388     HIGH MOUNTAIN ROAD         7.625            941.37         70
                                       7.375            941.37      190,000.00
    NORTH HALEDON    NJ   07508          2            10/07/97         00
    818415267                            05           12/01/97          0
    818415267                            O            11/01/27
    0


    1653174          686/686             F          333,000.00         ZZ
                                         360        332,776.56          1
    10      COUNTRY CLUB DRIVE         8.000          2,443.44         45
                                       7.750          2,443.44      745,000.00
    MILL VALLEY      CA   94941          2            10/01/97         00
    818461329                            05           12/01/97          0
    818461329                            O            11/01/27
    0


    1653175          686/686             F           60,000.00         ZZ
                                         360         59,959.74          1
    12272   AMSTATER CIRCLE            8.000            440.26         75
                                       7.750            440.26       80,000.00
    EL PASO          TX   79936          1            10/07/97         00
    818487035                            05           12/01/97          0
    818487035                            O            11/01/27
    0


    1653176          686/686             F          335,000.00         ZZ
                                         360        334,751.38          1
    2988    CORTE HERMOSA              7.500          2,342.37         69
                                       7.250          2,342.37      490,000.00
    NEWPORT BEACH    CA   92660          1            10/07/97         00
    818495301                            03           12/01/97          0
    818495301                            O            11/01/27
    0


    1653177          686/686             F          444,000.00         ZZ
                                         360        443,678.64          1
1


    2879 NORMANDY DRIVE                7.625          3,142.61         80
                                       7.375          3,142.61      555,000.00
    ATLANTA          GA   30305          5            10/06/97         00
    818517583                            05           12/01/97          0
    818517583                            O            11/01/27
    0


    1653178          686/686             F          236,000.00         ZZ
                                         360        235,832.59          1
    3039    CALLE MESQUITE             7.725          1,686.66         72
                                       7.475          1,686.66      330,000.00
    JAMUL            CA   91935          2            10/08/97         00
    818521940                            05           12/01/97          0
    818521940                            O            11/01/27
    0


    1653179          686/686             F          340,000.00         ZZ
                                         360        339,766.01          1
    110     VIRGINIA ST                7.875          2,465.24         67
                                       7.625          2,465.24      510,000.00
    ST PAUL          MN   55102          5            10/03/97         00
    818550402                            05           12/01/97          0
    818550402                            O            11/01/27
    0


    1653203          686/686             F           75,000.00         ZZ
                                         360         74,947.05          1
    8919  SW 112TH STREET              7.750            537.31         40
                                       7.500            537.31      190,000.00
    MIAMI            FL   33176          5            10/10/97         00
    817975584                            05           12/01/97          0
    817975584                            O            11/01/27
    0


    1653204          686/686             F          117,250.00         ZZ
                                         360        117,166.40          2
    9291 SW 39TH STREET                7.700            835.95         70
                                       7.450            835.95      167,500.00
    MIAMI            FL   33165          1            10/16/97         00
    817975733                            05           12/01/97          0
    817975733                            O            11/01/27
    0


    1653205          686/686             F           53,775.00         ZZ
                                         360         53,735.48          1
    37      YACHT CLB DRIVE #211       7.550            377.85         75
                                       7.300            377.85       71,700.00
    NORTH PALM BEAC  FL   33408          1            10/17/97         00
    818382475                            01           12/01/97          0
1


    818382475                            O            11/01/27
    0


    1653206          686/686             F          310,000.00         ZZ
                                         360        309,781.20          1
    2800    PARK DRIVE                 7.750          2,220.88         58
                                       7.500          2,220.88      535,000.00
    DALWORTHINGTON   TX   76016          2            10/10/97         00
    818484073                            05           12/01/97          0
    818484073                            O            11/01/27
    0


    1653207          686/686             F          250,000.00         ZZ
                                         360        249,827.95          1
    2311    ROSCOMARE ROAD #10         7.875          1,812.68         55
                                       7.625          1,812.68      455,000.00
    LOS ANGELES      CA   90077          1            10/10/97         00
    818498149                            01           12/01/97          0
    818498149                            O            11/01/27
    0


    1653208          686/686             F          420,000.00         ZZ
                                         360        419,696.01          1
    12606   MONTEREY CYPRESS WAY       7.625          2,972.74         80
                                       7.375          2,972.74      525,000.00
    SAN DIEGO        CA   92130          5            10/03/97         00
    818498404                            05           12/01/97          0
    818498404                            O            11/01/27
    0


    1653209          686/686             F          593,000.00         ZZ
                                         360        592,602.10          1
    16843  VIA DE SANTA FE             8.000          4,351.23         54
                                       7.750          4,351.23    1,100,000.00
    RANCHO SANTA FE  CA   92067          2            10/03/97         00
    818498545                            05           12/01/97          0
    818498545                            O            11/01/27
    0


    1653210          686/686             F          336,000.00         ZZ
                                         360        335,773.40          2
    714     POINSETTIA AVENUE          7.975          2,459.60         70
                                       7.725          2,459.60      480,000.00
    NEWPORT BEACH    CA   92625          1            10/10/97         00
    818523334                            05           12/01/97          0
    818523334                            O            11/01/27
    0


1


    1653211          686/686             F          160,000.00         ZZ
                                         360        159,881.25          1
    114     STONE OAKS DRIVE #139      7.500          1,118.75         45
                                       7.250          1,118.75      360,000.00
    HARTSDALE        NY   10530          1            10/14/97         00
    818530024                            01           12/01/97          0
    818530024                            O            11/01/27
    0


    1653212          686/686             F           65,000.00         ZZ
                                         360         64,953.65          1
    14 CAMELOT COURT                   7.700            463.43         29
                                       7.450            463.43      225,000.00
    DALY CITY        CA   94015          5            10/03/97         00
    818533671                            05           12/01/97          0
    818533671                            O            11/01/27
    0


    1653213          686/686             F          196,000.00         ZZ
                                         360        195,860.26          1
    531     LOMBARD AVENUE             7.700          1,397.41         70
                                       7.450          1,397.41      280,000.00
    SANTA ROSA       CA   95409          5            10/03/97         00
    818534737                            05           12/01/97          0
    818534737                            O            11/01/27
    0


    1653214          686/686             F          196,500.00         ZZ
                                         360        196,368.15          1
    4100 BEACH ROAD                    8.000          1,441.85         69
                                       7.750          1,441.85      285,000.00
    TROY             MI   48084          1            10/13/97         00
    818551731                            05           12/01/97          0
    818551731                            O            11/01/27
    0


    1653215          686/686             F          300,000.00         ZZ
                                         360        299,793.54          1
    1120 SNYDER LANE                   7.875          2,175.21         45
                                       7.625          2,175.21      669,375.00
    WALNUT CREEK     CA   94598          1            09/29/97         00
    818553455                            05           12/01/97          0
    818553455                            O            11/01/27
    0


    1653221          686/686             F          221,200.00         ZZ
                                         360        221,042.30          1
    400 STURDIVANT COURT               7.700          1,577.07         71
                                       7.450          1,577.07      313,000.00
1


    PEACHTREE CITY   GA   30269          1            10/15/97         00
    818012452                            05           12/01/97          0
    818012452                            O            11/01/27
    0


    1653222          686/686             F          400,000.00         ZZ
                                         360        399,733.24          1
    8631    KELLER AVE                 8.030          2,943.43         79
                                       7.780          2,943.43      510,000.00
    STEVENSON        MD   21153          5            10/09/97         00
    818101339                            05           12/01/97          0
    818101339                            O            11/01/27
    0


    1653223          686/686             F          175,000.00         ZZ
                                         360        174,873.34          1
    1025 AMHERST PLACE                 7.625          1,238.64         75
                                       7.375          1,238.64      235,000.00
    CHESHIRE         CT   06410          2            10/09/97         00
    818258873                            05           12/01/97          0
    818258873                            O            11/01/27
    0


    1653224          686/686             F          230,000.00         ZZ
                                         360        229,837.67          1
    14 AUTUMN LEAVES ROAD              7.750          1,647.75         66
                                       7.500          1,647.75      352,500.00
    WALLINGFORD      CT   06492          1            10/16/97         00
    818417313                            05           12/01/97          0
    818417313                            O            11/01/27
    0


    1653225          686/686             F          168,750.00         ZZ
                                         360        168,639.61          1
    200     BEACH ROAD #702            8.125          1,252.97         75
                                       7.875          1,252.97      225,000.00
    TEQUESTA         FL   33469          1            10/10/97         00
    818515140                            06           12/01/97          0
    818515140                            O            11/01/27
    0


    1653226          686/686             F          234,750.00         ZZ
                                         360        234,592.96          1
    355 3RD AVENUE                     8.015          1,724.97         75
                                       7.765          1,724.97      313,000.00
    DALY CITY        CA   94014          1            10/06/97         00
    818536856                            05           12/01/97          0
    818536856                            O            11/01/27
    0
1




    1653227          686/686             F          135,000.00         ZZ
                                         360        134,911.68          1
    43350   LAKE AVENUE                8.125          1,002.38         53
                                       7.875          1,002.38      255,000.00
    ANTIOCH          IL   60002          5            10/08/97         00
    818549453                            05           12/01/97          0
    818549453                            O            11/01/27
    0


    1653228          686/686             F          125,250.00         ZZ
                                         360        125,154.69          1
    1099    HUNTER STREET              7.375            865.08         75
                                       7.125            865.08      167,000.00
    LOMBARD          IL   60148          2            10/07/97         00
    818549933                            03           12/01/97          0
    818549933                            O            11/01/27
    0


    1653229          686/686             F          100,000.00         ZZ
                                         360         99,934.58          1
    324 LOY STREET                     8.125            742.50         70
                                       7.875            742.50      143,000.00
    LOMBARD          IL   60148          5            10/08/97         00
    818550667                            05           12/01/97          0
    818550667                            O            11/01/27
    0


    1653230          686/686             F          600,000.00         ZZ
                                         360        599,587.08          1
    839     HUNTER LANE                7.875          4,350.42         50
                                       7.625          4,350.42    1,200,000.00
    FREMONT          CA   94539          1            10/08/97         00
    818554107                            05           12/01/97          0
    818554107                            O            11/01/27
    0


    1653231          686/686             F          162,500.00         ZZ
                                         360        162,393.70          1
    435     DEER RUN ROAD              8.125          1,206.56         69
                                       7.875          1,206.56      237,500.00
    FELTON           CA   95018          1            09/26/97         00
    818460016                            05           12/01/97          0
    818460016                            O            11/01/27
    0


    1653232          686/686             F          224,000.00         ZZ
                                         360        223,853.47          1
1


    185     PALMYRA STREET             8.125          1,663.20         80
                                       7.875          1,663.20      280,000.00
    AUBURN           CA   95603          1            10/09/97         00
    818461519                            05           12/01/97          0
    818461519                            O            11/01/27
    0


    1653233          686/686             F          125,000.00         ZZ
                                         360        124,916.12          1
    2832    CLARK ROAD                 8.000            917.21         67
                                       7.750            917.21      187,000.00
    SPRING HILL      TN   37174          2            10/17/97         00
    818486979                            05           12/01/97          0
    818486979                            O            11/01/27
    0


    1653234          686/686             F          288,000.00         ZZ
                                         360        287,786.26          1
    527     CONCORD STREET             7.500          2,013.74         80
                                       7.250          2,013.74      360,000.00
    EL SEGUNDO       CA   90245          2            10/06/97         00
    818498131                            05           12/01/97          0
    818498131                            O            11/01/27
    0


    1653247          696/G01             F          143,850.00         ZZ
                                         360        143,753.48          1
    104 FOXTRAP DRIVE                  8.000          1,055.52         80
                                       7.750          1,055.52      179,840.00
    GLEN BURNIE      MD   21061          1            10/30/97         00
    0430494302                           03           12/01/97          0
    6091037                              O            11/01/27
    0


    1653280          180/G01             F          217,600.00         ZZ
                                         360        217,307.02          1
    944 LIPPERT AVENUE                 8.000          1,596.67         80
                                       7.750          1,596.67      272,000.00
    FREMONT          CA   94539          1            09/25/97         00
    0430487082                           05           11/01/97          0
    0004881751                           O            10/01/27
    0


    1653299          369/G01             F          372,000.00         T
                                         360        371,750.39          1
    6872 N. DESERT WIND COURT          8.000          2,729.61         80
                                       7.750          2,729.61      465,000.00
    TUCSON           AZ   85750          1            10/17/97         00
    0430490060                           03           12/01/97          0
1


    0048356471                           O            11/01/27
    0


    1653301          A83/G01             F          247,950.00         ZZ
                                         360        247,616.15          1
    2439 CRESTLINE ROAD                8.000          1,819.37         80
                                       7.750          1,819.37      309,950.00
    PLEASANTON       CA   94566          1            08/29/97         00
    0430483776                           05           11/01/97          0
    3000653                              O            10/01/27
    0


    1653302          A83/G01             F          200,000.00         ZZ
                                         360        199,750.52          1
    1243 HENDERSON AVENUE #E           8.375          1,520.14         80
                                       8.125          1,520.14      250,000.00
    SUNNYVALE        CA   94086          1            08/28/97         00
    0430491910                           09           11/01/97          0
    3000035                              O            10/01/27
    0


    1653303          A83/G01             F          296,000.00         ZZ
                                         360        295,601.46          1
    138 OAK KNOLL DRIVE                8.000          2,171.94         80
                                       7.750          2,171.94      370,000.00
    SANTA CRUZ       CA   95060          1            09/09/97         00
    0430484022                           05           11/01/97          0
    3000589                              O            10/01/27
    0


    1653307          A83/G01             F          243,700.00         ZZ
                                         360        243,287.95          1
    765                                8.625          1,895.48         90
    GLENLEIGH LANE                     8.375          1,895.48      270,810.00
    DULUTH           GA   30155          1            09/12/97         01
    0430485466                           03           11/01/97         25
    174111                               O            10/01/27
    0


    1653309          A83/G01             F          248,000.00         ZZ
                                         360        247,657.54          1
    1 PATRICK WAY                      7.875          1,798.17         80
                                       7.625          1,798.17      310,000.00
    HALF MOON BAY    CA   94019          2            09/11/97         00
    0430491951                           09           11/01/97          0
    3000645                              O            10/01/27
    0


1


    1653310          A83/G01             F          281,600.00         ZZ
                                         360        281,230.35          1
    128 CLARK STREET                   8.125          2,090.87         80
                                       7.875          2,090.87      352,000.00
    SANTA CRUZ       CA   95060          1            09/15/97         00
    0430491928                           05           11/01/97          0
    0227678                              O            10/01/27
    0


    1653313          A83/G01             F          315,827.00         ZZ
                                         360        315,245.12          1
    2022 LENOX COVE CIRCLE             7.750          2,262.63         95
                                       7.500          2,262.63      332,450.00
    ATLANTA          GA   30319          1            09/23/97         14
    0430491944                           03           11/01/97         30
    174083                               O            10/01/27
    0


    1653316          A83/G01             F          254,600.00         ZZ
                                         360        254,282.39          1
    8407 STRATFORD DRIVE               8.375          1,935.15         95
                                       8.125          1,935.15      268,000.00
    MORRIS           AL   35116          1            09/12/97         01
    0430485433                           05           11/01/97         30
    154385                               O            10/01/27
    0


    1653319          A83/G01             F          275,000.00         ZZ
                                         360        274,483.63          1
    970 WALLACE DRIVE                  8.375          2,090.20         69
                                       8.125          2,090.20      400,000.00
    SAN JOSE         CA   95120          5            08/25/97         00
    0430492587                           05           10/01/97          0
    3000125                              O            09/01/27
    0


    1653326          A83/G01             F          230,000.00         ZZ
                                         360        229,458.46          1
    8 JAROMBEK DRIVE                   7.250          1,569.01         59
                                       7.000          1,569.01      391,000.00
    TOWACO           NJ   07082          5            08/21/97         00
    0430494286                           05           10/01/97          0
    173678                               O            09/01/27
    0


    1653328          A83/G01             F          231,200.00         ZZ
                                         360        230,872.58          1
    1917 DELAWARE AVENUE               7.750          1,656.35         80
                                       7.500          1,656.35      289,000.00
1


    SANTA CRUZ       CA   92060          1            09/04/97         00
    0430484030                           05           11/01/97          0
    3000609                              O            10/01/27
    0


    1653329          A83/G01             F          270,000.00         ZZ
                                         360        269,479.93          1
    1385 33RD AVENUE SOUTH             8.250          2,028.42         75
                                       8.000          2,028.42      360,000.00
    SEATTLE          WA   98144          5            08/22/97         00
    0430491936                           05           10/01/97          0
    173599                               O            09/01/27
    0


    1653350          K08/G01             F          272,000.00         ZZ
                                         360        271,812.81          1
    86 SOUTH 12TH STREET               7.875          1,972.19         80
                                       7.625          1,972.19      340,000.00
    SAN JOSE         CA   95112          1            10/24/97         00
    0410575997                           05           12/01/97          0
    410575997                            O            11/01/27
    0


    1653351          K08/G01             F          218,400.00         ZZ
                                         360        218,253.46          1
    2701 WEST NEWELL AVENUE            8.000          1,602.54         80
                                       7.750          1,602.54      273,000.00
    WALNUT CREEK     CA   94595          1            10/17/97         00
    0410563530                           05           12/01/97          0
    410563530                            O            11/01/27
    0


    1653352          K08/G01             F          237,000.00         ZZ
                                         360        236,848.88          1
    6845 LENWOOD WAY                   8.250          1,780.50         57
                                       8.000          1,780.50      420,000.00
    SAN JOSE         CA   95120          2            10/27/97         00
    0410580864                           05           12/01/97          0
    410580864                            O            11/01/27
    0


    1653363          K08/G01             F          247,200.00         ZZ
                                         360        247,029.88          1
    1818 WHALESHIP ROAD                7.875          1,792.37         80
                                       7.625          1,792.37      309,000.00
    BODEGA BAY       CA   94923          1            10/23/97         00
    0410583033                           05           12/01/97          0
    410583033                            O            11/01/27
    0
1




    1653365          K08/G01             F          256,000.00         ZZ
                                         360        255,836.76          1
    4072 PINE HOLLOW PLACE             8.250          1,923.24         80
                                       8.000          1,923.24      320,000.00
    MOORPARK         CA   93021          2            10/20/97         00
    0410292973                           03           12/01/97          0
    410292973                            O            11/01/27
    0


    1653423          814/G01             F          388,000.00         ZZ
                                         360        388,000.00          1
    30 WOODSIDE WAY                    7.875          2,813.27         80
                                       7.625          2,813.27      485,000.00
    SAN RAFAEL       CA   94901          2            11/18/97         00
    0430503755                           05           01/01/98          0
    101711001                            O            12/01/27
    0


    1653451          B24/G01             F          251,250.00         ZZ
                                         360        251,250.00          1
    21 ARDEN LANE                      8.375          1,909.68         75
                                       8.125          1,909.68      335,000.00
    STAMFORD         CT   06905          2            11/10/97         00
    0430484337                           05           01/01/98          0
    236665                               O            12/01/27
    0


    1653459          136/G01             F          507,000.00         ZZ
                                         360        506,299.87          1
    1211 MOORES HILL ROAD              7.875          3,676.11         78
                                       7.625          3,676.11      650,000.00
    LAUREL HOLLOW    NY   11749          2            09/26/97         00
    0430489450                           05           11/01/97          0
    1360490                              O            10/01/27
    0


    1653474          136/G01             F          262,500.00         ZZ
                                         360        262,137.51          1
    988 KING STREET                    7.875          1,903.31         70
                                       7.625          1,903.31      375,000.00
    RYE BROOK        NY   10573          1            09/08/97         00
    0430484592                           05           11/01/97          0
    4505550                              O            10/01/27
    0


    1653505          696/G01             F          188,000.00         ZZ
                                         360        187,860.48          1
1


    3 FOXMORE COURT                    7.500          1,314.52         80
                                       7.250          1,314.52      235,000.00
    STERLING         VA   20165          1            10/31/97         00
    0430485805                           03           12/01/97          0
    2350607                              O            11/01/27
    0


    1653509          696/G01             F          343,200.00         ZZ
                                         360        342,951.60          1
    913 SAINT STEPHENS ROAD            7.625          2,429.15         80
                                       7.375          2,429.15      429,000.00
    ALEXANDRIA       VA   22304          1            10/30/97         00
    0430485839                           05           12/01/97          0
    2270337                              O            11/01/27
    0


    1653513          696/G01             F          620,000.00         ZZ
                                         360        619,562.41          1
    10700 REGENCY FOREST DRIVE         7.750          4,441.76         78
                                       7.500          4,441.76      800,000.00
    VIENNA           VA   22181          2            10/30/97         00
    0430485847                           05           12/01/97          0
    2150602                              O            11/01/27
    0


    1653532          696/G01             F          225,850.00         ZZ
                                         360        225,850.00          1
    4111 TREVOR LANE                   8.250          1,696.74         70
                                       8.000          1,696.74      322,713.00
    WOODBRIDGE       VA   22192          1            11/04/97         00
    0430485367                           05           01/01/98          0
    2430022                              O            12/01/27
    0


    1653545          025/025             F          249,000.00         ZZ
                                         360        248,664.73          1
    11502  HERBER COURT                8.000          1,827.08         90
                                       7.750          1,827.08      279,038.00
    WALTON           KY   41094          1            09/22/97         12
    567581                               03           11/01/97         25
    567581                               O            10/01/27
    0


    1653551          757/757             F          200,000.00         ZZ
                                         360        199,858.84          1
    3326 FLAT SHOALS ROAD              7.750          1,432.83         80
                                       7.500          1,432.83      250,000.00
    CONYERS          GA   30207          1            10/31/97         00
    3214913                              05           12/01/97          0
1


    3214913                              O            11/01/27
    0


    1653569          K08/G01             F           59,450.00         ZZ
                                         360         59,408.04          1
    5246 TENNIS LANE                   7.750            425.91         70
                                       7.500            425.91       85,000.00
    DELRAY BEACH     FL   33484          2            10/27/97         00
    0410588230                           09           12/01/97          0
    410588230                            O            11/01/27
    0


    1653574          K08/G01             F          277,500.00         ZZ
                                         360        277,309.02          1
    2907 N JOHN MARSHALL DRIVE         7.875          2,012.07         74
                                       7.625          2,012.07      375,000.00
    ARLINGTON        VA   22207          2            10/21/97         00
    0410559462                           05           12/01/97          0
    410559462                            O            11/01/27
    0


    1653580          K08/G01             F          160,300.00         T
                                         360        160,200.36          1
    4122 PONTE VEDRA BLVD.             8.375          1,218.40         70
                                       8.125          1,218.40      229,000.00
    JACKSONVILLE BE  FL   32250          1            10/31/97         00
    0410590293                           05           12/01/97          0
    410590293                            O            11/01/27
    0


    1653581          K08/G01             F          116,500.00         ZZ
                                         360        116,421.83          1
    4037 TIMBERCREEK DRIVE             8.000            854.84         87
                                       7.750            854.84      135,000.00
    CINCINNATI       OH   45245          2            10/24/97         04
    0410593776                           05           12/01/97         25
    410593776                            O            11/01/27
    0


    1653591          K08/G01             F           70,250.00         ZZ
                                         360         70,205.21          1
    3305 HUNTLEY SQUARE                8.250            527.76         94
    UNIT # B-1                         8.000            527.76       75,000.00
    TEMPLE HILLS     MD   20748          2            10/23/97         01
    0410576979                           01           12/01/97         30
    410576979                            O            11/01/27
    0


1


    1653609          E22/G01             F          285,000.00         ZZ
                                         360        284,803.86          1
    9104 CONCORD ROAD                  7.875          2,066.45         69
                                       7.625          2,066.45      415,000.00
    BRENTWOOD        TN   37027          2            10/23/97         00
    0410537930                           05           12/01/97          0
    410537930                            O            11/01/27
    0


    1653631          181/181             F          614,000.00         ZZ
                                         360        613,173.30          1
    LINDENWALD LANE                    8.000          4,505.31         65
                                       7.750          4,505.31      950,000.00
    DOWNERS GROVE    IL   60515          5            09/23/97         00
    5572053                              05           11/01/97          0
    5572053                              O            10/01/27
    0


    1653645          225/225             F          197,000.00         ZZ
                                         360        196,853.79          1
    1307 SELO DRIVE                    7.500          1,377.46         60
                                       7.250          1,377.46      329,000.00
    SUNNYVALE        CA   94087          2            10/01/97         00
    8066881                              05           12/01/97          0
    8066881                              O            11/01/27
    0


    1653670          731/G01             F          212,900.00         ZZ
                                         360        212,757.15          1
    127 BROOKHAVEN DRIVE               8.000          1,562.18         80
                                       7.750          1,562.18      266,182.00
    ROSEVILLE        CA   95678          1            10/30/97         00
    0430490656                           05           12/01/97          0
    811441831                            O            11/01/27
    0


    1653780          181/181             F          290,000.00         ZZ
                                         360        289,247.25          1
    1252 LAKEVIEW DR                   7.875          2,102.70         55
                                       7.625          2,102.70      530,000.00
    PALATINE         IL   60067          4            09/15/97         00
    5030064                              05           11/01/97          0
    5030064                              O            10/01/27
    0


    1653783          181/181             F          388,000.00         ZZ
                                         360        387,464.21          1
    2627 KNOB HILL ROAD                7.875          2,813.27         80
                                       7.625          2,813.27      485,000.00
1


    JOHNSBURG        IL   60050          2            09/22/97         00
    5127882                              05           11/01/97          0
    5127882                              O            10/01/27
    0


    1653802          721/G01             F          230,926.46         ZZ
                                         348        230,578.55          1
    16851 HELIUM STREET NW             7.875          1,688.84         75
                                       7.625          1,688.84      311,500.00
    RAMSEY           MN   55303          2            09/22/97         00
    0430484873                           05           11/01/97          0
    7810001084                           O            10/01/26
    0


    1653806          721/G01             F          109,985.87         ZZ
                                         345        109,824.46          1
    LOT #1 CSM                         8.125            825.13         55
    3710 GARFIELD RD                   7.875            825.13      200,000.00
    HUSTIFORD        WI   53059          1            09/03/97         00
    0430500934                           05           11/01/97          0
    7810001701                           O            07/01/26
    0


    1653863          K08/G01             F          119,000.00         ZZ
                                         360        118,918.11          1
    600 ARROYO VISTA DRIVE             7.875            862.83         70
                                       7.625            862.83      170,000.00
    MANCHACA         TX   78652          2            10/15/97         00
    0410577019                           05           12/01/97          0
    410577019                            O            11/01/27
    0


    1653906          267/267             F          246,000.00         ZZ
                                         360        245,808.09          1
    31 SANDBRIDGE                      7.250          1,678.16         88
                                       7.000          1,678.16      280,000.00
    ALISO VIEJO      CA   92656          2            10/16/97         10
    4320208                              03           12/01/97         25
    4320208                              O            11/01/27
    0


    1653911          267/267             F          303,000.00         ZZ
                                         360        302,757.69          1
    4520 ALVEO ROAD                    7.125          2,041.37         78
                                       6.875          2,041.37      390,000.00
    LA CANADA AFLIN  CA   91011          2            10/24/97         00
    4317904                              05           12/01/97          0
    4317904                              O            11/01/27
    0
1




    1653912          267/267             F          300,000.00         ZZ
                                         360        299,760.09          1
    9369 GAINFORD STREET               7.125          2,021.16         90
                                       6.875          2,021.16      335,000.00
    DOWNEY           CA   90240          2            10/24/97         11
    4314980                              05           12/01/97         25
    4314980                              O            11/01/27
    0


    1653914          721/G01             F          257,287.01         ZZ
                                         326        256,841.43          1
    2637 RIDGE COURT                   8.000          1,937.30         77
                                       7.750          1,937.30      335,000.00
    WHITE BEAR TOWN  MN   55110          2            09/22/97         00
    0430484881                           05           11/01/97          0
    0010617365                           O            12/01/24
    0


    1653929          814/G01             F          268,400.00         ZZ
                                         360        268,400.00          1
    6260 MALORY DRIVE                  7.875          1,946.09         80
                                       7.625          1,946.09      335,500.00
    SAN JOSE         CA   95123          1            11/24/97         00
    0430518795                           05           01/01/98          0
    101711022                            O            12/01/27
    0


    1653932          956/G01             F          514,000.00         ZZ
                                         360        514,000.00          1
    8550 PARLEY'S LANE                 8.000          3,771.55         47
                                       7.750          3,771.55    1,100,000.00
    PARK CITY        UT   84060          5            11/19/97         00
    0430518746                           05           01/01/98          0
    4711039                              O            12/01/27
    0


    1653937          077/077             F          446,000.00         ZZ
                                         360        445,685.22          1
    456 W WHIPP RD                     7.750          3,195.20         80
                                       7.500          3,195.20      560,000.00
    DAYTON           OH   45459          2            10/24/97         00
    383254                               05           12/01/97          0
    383254                               O            11/01/27
    0


    1653939          754/754             F          275,000.00         ZZ
                                         360        234,823.58          1
1


    LOT 9 HERON COVE ROAD              8.125          2,041.87         57
                                       7.875          2,041.87      486,000.00
    YARMOUTH         ME   04096          1            10/16/97         00
    45577                                05           12/01/97          0
    45577                                O            11/01/27
    0


    1653971          K08/G01             F          281,600.00         ZZ
                                         360        281,406.20          1
    548 LASSEN STREET                  7.875          2,041.80         80
                                       7.625          2,041.80      352,000.00
    SOUTH SAN FRANC  CA   94080          2            10/22/97         00
    0410582084                           05           12/01/97          0
    410582084                            O            11/01/27
    0


    1653981          267/267             F          323,000.00         ZZ
                                         360        322,754.21          1
    1656 MCBAIN AVE                    7.375          2,230.89         64
                                       7.125          2,230.89      510,000.00
    SAN JOSE         CA   95125          2            10/21/97         00
    4316623                              05           12/01/97          0
    4316623                              O            11/01/27
    0


    1653984          K08/G01             F          328,200.00         ZZ
                                         360        327,974.13          1
    1430 NORTH LAUREL AVENUE           7.875          2,379.68         80
                                       7.625          2,379.68      410,300.00
    UPLAND           CA   91786          1            10/28/97         00
    0410461198                           05           12/01/97          0
    410461198                            O            11/01/27
    0


    1653992          267/267             F          280,000.00         ZZ
                                         360        279,786.93          1
    373 WALLIS ST                      7.375          1,933.90         80
                                       7.125          1,933.90      350,000.00
    PASADENA         CA   91106          1            10/20/97         00
    4317530                              05           12/01/97          0
    4317530                              O            11/01/27
    0


    1653995          K08/G01             F           57,500.00         ZZ
                                         360         57,460.43          1
    312 HELENA DRIVE                   7.875            416.91         80
                                       7.625            416.91       71,900.00
    POWDERLY         TX   75473          1            11/04/97         00
    0410601306                           05           12/01/97          0
1


    410601306                            O            11/01/27
    0


    1654000          K08/G01             F          189,200.00         ZZ
                                         360        189,076.24          1
    4107 DEEPWOODS DRIVE               8.125          1,404.80         80
                                       7.875          1,404.80      236,500.00
    AUSTIN           TX   78731          1            10/29/97         00
    0410585418                           05           12/01/97          0
    410585418                            O            11/01/27
    0


    1654013          K08/G01             F          267,700.00         ZZ
                                         360        267,511.06          1
    11080 WOODHILL LANE                7.750          1,917.84         80
                                       7.500          1,917.84      334,625.00
    BLAINE           MN   55449          1            10/28/97         00
    0410593271                           05           12/01/97          0
    410593271                            O            11/01/27
    0


    1654016          K08/G01             F          432,000.00         ZZ
                                         360        431,687.33          1
    13 SAINT JAMES STREET NORTH        7.625          3,057.67         80
                                       7.375          3,057.67      540,000.00
    GARDEN CITY      NY   11530          1            10/30/97         00
    0410560072                           05           12/01/97          0
    410560072                            O            11/01/27
    0


    1654026          K08/G01             F           81,000.00         ZZ
                                         360         80,942.83          1
    37 LAKE SHORE DR.                  7.750            580.29         58
                                       7.500            580.29      141,000.00
    WENDELL          NC   27597          1            10/30/97         00
    0410589089                           05           12/01/97          0
    410589089                            O            11/01/27
    0


    1654031          K08/G01             F          211,400.00         ZZ
                                         360        211,258.15          1
    11323 WATER OAK LANE               8.000          1,551.18         87
                                       7.750          1,551.18      245,000.00
    CYPRESS          TX   77429          2            10/24/97         04
    0410597322                           03           12/01/97         25
    410597322                            O            11/01/27
    0


1


    1654037          K08/G01             F          116,000.00         ZZ
                                         360        115,920.17          1
    1304 CRESTWOOD ROAD                7.875            841.08         80
                                       7.625            841.08      145,000.00
    AUSTIN           TX   78722          1            10/30/97         00
    0410586622                           05           12/01/97          0
    410586622                            O            11/01/27
    0


    1654040          K08/G01             F          101,250.00         ZZ
                                         360        101,180.32          1
    4401 RINGGOLD LANE                 7.875            734.13         80
                                       7.625            734.13      126,600.00
    PLANO            TX   75093          1            10/30/97         00
    0410589980                           05           12/01/97          0
    410589980                            O            11/01/27
    0


    1654045          K08/G01             F          221,600.00         ZZ
                                         360        221,431.38          1
    4 TIFTON COURT                     7.375          1,530.54         80
                                       7.125          1,530.54      277,000.00
    POTOMAC          MD   20854          1            10/30/97         00
    0410581151                           05           12/01/97          0
    410581151                            O            11/01/27
    0


    1654065          267/267             F          283,100.00         ZZ
                                         360        282,884.58          1
    2021 AVENIDA APRENDA               7.375          1,955.31         95
                                       7.125          1,955.31      298,000.00
    RANCHO PALOS VE  CA   90275          1            10/22/97         10
    4316819                              03           12/01/97         30
    4316819                              O            11/01/27
    0


    1654066          808/G01             F          350,000.00         ZZ
                                         360        349,759.13          1
    9615 CLOS DU LAC CIRCLE            7.875          2,537.75         64
                                       7.625          2,537.75      550,000.00
    LOOMIS           CA   95650          1            10/22/97         00
    0430484147                           03           12/01/97          0
    9200935                              O            11/01/27
    0


    1654068          267/267             F          502,200.00         ZZ
                                         360        501,798.39          1
    13268 VIA RANCHERO COURT           7.125          3,383.42         70
                                       6.875          3,383.42      725,000.00
1


    SARATOGA         CA   95070          2            10/24/97         00
    4327470                              05           12/01/97          0
    4327470                              O            11/01/27
    0


    1654069          562/G01             F          650,000.00         ZZ
                                         360        649,563.86          1
    981 FAIRFIELD BEACH ROAD           8.000          4,769.47         80
                                       7.750          4,769.47      815,000.00
    FAIRFIELD        CT   06430          1            10/31/97         00
    0430521096                           05           12/01/97          0
    545467                               O            11/01/27
    0


    1654072          267/267             F          328,000.00         ZZ
                                         360        327,737.70          1
    67 FEATHER RIVER COURT             7.125          2,209.80         72
                                       6.875          2,209.80      460,000.00
    DANVILLE         CA   94506          2            10/23/97         00
    4317857                              03           12/01/97          0
    4317857                              O            11/01/27
    0


    1654083          B79/G01             F          616,000.00         ZZ
                                         360        616,000.00          1
    2404 EASTON DRIVE                  7.375          4,254.56         80
                                       7.125          4,254.56      770,000.00
    BURLINGAME       CA   94010          1            11/12/97         00
    0430504423                           05           01/01/98          0
    019447                               O            12/01/27
    0


    1654087          776/G01             F           93,000.00         ZZ
                                         360         92,942.19          1
    503 JOSH DRIVE                     8.375            706.87         75
                                       8.125            706.87      124,900.00
    BRIGHTON         IL   62012          1            10/29/97         00
    0430491456                           05           12/01/97          0
    2323087                              O            11/01/27
    0


    1654091          267/267             F          387,200.00         ZZ
                                         360        386,897.94          1
    4916 INDIANOLA WAY                 7.250          2,641.39         80
                                       7.000          2,641.39      484,000.00
    LA CANADA FLINT  CA   91011          1            10/22/97         00
    4317077                              05           12/01/97          0
    4317077                              O            11/01/27
    0
1




    1654094          776/G01             F           75,400.00         ZZ
                                         360         75,351.92          1
    RT 1 BOX 376                       8.250            566.46         80
                                       8.000            566.46       94,250.00
    BUNKER HILL      IL   62014          1            10/15/97         00
    0430491464                           05           12/01/97          0
    2310183                              O            11/01/27
    0


    1654097          267/267             F          430,000.00         ZZ
                                         360        429,672.80          1
    5170 LAFITTE DR                    7.375          2,969.91         69
                                       7.125          2,969.91      625,000.00
    AGOURA           CA   91301          2            10/22/97         00
    4327412                              03           12/01/97          0
    4327412                              O            11/01/27
    0


    1654105          480/G01             F          204,100.00         ZZ
                                         360        203,952.28          1
    14808 DEBENHAM WAY                 7.625          1,444.61         80
                                       7.375          1,444.61      255,125.00
    BOWIE            MD   20721          1            10/28/97         00
    0430490227                           05           12/01/97          0
    2088698                              O            11/01/27
    0


    1654112          696/G01             F          145,000.00         ZZ
                                         360        144,884.05          1
    11465 ROTHBURY SQUARE              7.125            976.89         70
                                       6.875            976.89      207,161.00
    FAIRFAX          VA   22030          1            10/31/97         00
    0430484535                           09           12/01/97          0
    2430286                              O            11/01/27
    0


    1654115          696/G01             F          148,000.00         ZZ
                                         360        147,898.15          1
    6033 RIDDLE WALK                   7.875          1,073.10         80
                                       7.625          1,073.10      185,000.00
    ALEXANDRIA       VA   22312          1            10/31/97         00
    0430483883                           09           12/01/97          0
    2430434                              O            11/01/27
    0


    1654120          E26/G01             F          127,200.00         ZZ
                                         360        127,105.59          1
1


    7907 GAMBRILL COURT                7.500            889.41         80
                                       7.250            889.41      159,000.00
    SPRINGFIELD      VA   22153          1            10/29/97         00
    0430489955                           05           12/01/97          0
    44700385                             O            11/01/27
    0


    1654237          776/G01             F          316,000.00         ZZ
                                         360        315,771.29          1
    1365 LA GRANADA DRIVE              7.625          2,236.63         80
                                       7.375          2,236.63      397,000.00
    THOUSAND OAKS    CA   91362          1            10/17/97         00
    0430483420                           05           12/01/97          0
    3505047                              O            11/01/27
    0


    1654239          B24/G01             F          151,500.00         ZZ
                                         360        151,500.00          1
    44 LAKE AVENUE                     7.500          1,059.31         89
                                       7.250          1,059.31      171,500.00
    FAIRHAVEN        NJ   07704          1            11/24/97         01
    0430501841                           05           01/01/98         25
    135748691                            O            12/01/27
    0


    1654250          975/G01             F          298,000.00         ZZ
                                         360        297,784.31          1
    7532 EAST ENDEMONT COURT           7.625          2,109.23         67
                                       7.375          2,109.23      450,000.00
    ANAHEIM          CA   92808          2            10/27/97         00
    0430490300                           03           12/01/97          0
    972224                               O            11/01/27
    0


    1654266          920/G01             F          483,000.00         ZZ
                                         360        483,000.00          1
    11772 SILVER FOX ROAD              8.000          3,544.08         75
                                       7.750          3,544.08      645,000.00
    LOS ALAMITOS AR  CA   90720          2            11/14/97         00
    0430516674                           05           01/01/98          0
    974998                               O            12/01/27
    0


    1654281          181/181             F          198,950.00         ZZ
                                         360        198,682.11          1
    1811 AVALON DR                     8.000          1,459.83         75
                                       7.750          1,459.83      265,315.00
    WHEELING         IL   60090          1            09/26/97         00
    4400739                              05           11/01/97          0
1


    4400739                              O            10/01/27
    0


    1654282          181/181             F          352,000.00         ZZ
                                         360        351,537.92          1
    6 KNOLLWOOD DRIVE                  8.125          2,613.59         80
                                       7.875          2,613.59      440,000.00
    FLOSSMOOR        IL   60422          1            09/22/97         00
    4574371                              05           11/01/97          0
    4574371                              O            10/01/27
    0


    1654283          181/181             F          251,466.00         ZZ
                                         360        251,109.90          1
    2399 LONGACRES DRIVE               7.750          1,801.53         76
                                       7.500          1,801.53      332,000.00
    CHANHASSEN       MN   55317          1            09/30/97         00
    5627079                              05           11/01/97          0
    5627079                              O            10/01/27
    0


    1654285          181/181             F          405,000.00         ZZ
                                         360        404,454.69          1
    458 STAGECOACH RUN                 8.000          2,971.75         78
                                       7.750          2,971.75      520,000.00
    GLEN ELLYN       IL   60137          2            09/09/97         00
    4610997                              05           11/01/97          0
    4610997                              O            10/01/27
    0


    1654286          181/181             F          220,000.00         ZZ
                                         360        219,307.29          1
    709 BARBERRY TRAIL                 8.000          1,614.28         80
                                       7.750          1,614.28      275,844.00
    FOX RIVER GROVE  IL   60021          1            09/30/97         00
    5126321                              03           11/01/97          0
    5126321                              O            10/01/27
    0


    1654287          A13/G01             F          227,500.00         ZZ
                                         360        227,354.92          1
    9445 FIRWOOD DRIVE                 8.250          1,709.14         75
                                       8.000          1,709.14      303,400.00
    SOUTH LYON       MI   48178          5            10/23/97         00
    0430487736                           05           12/01/97          0
    970517109                            O            11/01/27
    0


1


    1654297          181/181             F          351,500.00         ZZ
                                         360        351,002.22          1
    9291 SOUTH ROCKPORT LANE           7.750          2,518.19         89
                                       7.500          2,518.19      395,000.00
    HIGHLANDS RANCH  CO   80126          1            09/30/97         10
    5724074                              03           11/01/97         25
    5724074                              O            10/01/27
    0


    1654300          181/181             F          249,400.00         ZZ
                                         360        249,232.66          1
    675 ASTER DRIVE                    8.000          1,830.01         80
                                       7.750          1,830.01      311,750.00
    GURNEE           IL   60031          1            10/08/97         00
    4609875                              03           12/01/97          0
    4609875                              O            11/01/27
    0


    1654309          B75/G01             F          292,500.00         ZZ
                                         360        292,298.70          1
    5553 W PINNACLE HILL DR            7.875          2,120.83         79
                                       7.625          2,120.83      373,000.00
    GLENDALE         AZ   85310          2            10/23/97         00
    0430521104                           05           12/01/97          0
    7052228                              O            11/01/27
    0


    1654315          575/G01             F          300,000.00         ZZ
                                         355        299,796.35          1
    3108 SPRING HOUSE COURT            8.125          2,234.90         90
                                       7.875          2,234.90      335,000.00
    WOODBINE         MD   21797          2            10/17/97         11
    0430489286                           05           12/01/97         25
    972286490                            O            06/01/27
    0


    1654317          696/G01             F          290,250.00         ZZ
                                         360        290,045.14          1
    2230 CALIFORNIA STREET NW #2BE     7.750          2,079.39         75
                                       7.500          2,079.39      387,000.00
    WASHINGTON       DC   20008          1            10/30/97         00
    0430489823                           08           12/01/97          0
    5011064                              O            11/01/27
    0


    1654318          575/G01             F          231,650.00         ZZ
                                         360        231,287.49          1
    7001 INNSFIELD COURT               7.250          1,580.26         95
                                       7.000          1,580.26      243,851.00
1


    LANHAM           MD   20706          1            09/30/97         12
    0430488833                           03           11/01/97         30
    972310993                            O            10/01/27
    0


    1654320          575/G01             F          294,300.00         ZZ
                                         360        294,086.99          1
    4325 WINTHROP DRIVE                7.625          2,083.04         90
                                       7.375          2,083.04      327,000.00
    HARRISBURG       PA   17112          1            10/16/97         12
    0430487041                           05           12/01/97         25
    972362028                            O            11/01/27
    0


    1654321          575/G01             F          235,000.00         ZZ
                                         360        234,667.21          1
    3408 ROYAL CREST DRIVE             7.750          1,683.57         75
                                       7.500          1,683.57      315,000.00
    CHARLOTTE        NC   28210          1            09/29/97         00
    0430488841                           03           11/01/97          0
    972362887                            O            10/01/27
    0


    1654325          575/G01             F          260,800.00         ZZ
                                         360        260,391.87          1
    7 CRANDOL COURT                    7.250          1,779.12         80
                                       7.000          1,779.12      326,000.00
    POQUOSON         VA   23662          2            09/24/97         00
    0430488866                           05           11/01/97          0
    972389732                            O            10/01/27
    0


    1654328          575/G01             F          288,000.00         ZZ
                                         360        287,612.23          1
    240 HEREFORD COURT                 8.000          2,113.24         80
                                       7.750          2,113.24      360,000.00
    MILLERSVILLE     MD   21108          1            09/29/97         00
    0430488940                           03           11/01/97          0
    972394971                            O            10/01/27
    0


    1654329          575/G01             F          260,000.00         ZZ
                                         360        259,811.82          1
    712 ARLINGTON ROAD                 7.625          1,840.26         80
                                       7.375          1,840.26      325,000.00
    CAMP HILL        PA   17011          1            10/16/97         00
    0430488981                           05           12/01/97          0
    972398220                            O            11/01/27
    0
1




    1654331          575/G01             F          348,000.00         T
                                         360        347,741.73          1
    2845 BROWNS GAP TURNPKE            7.500          2,433.27         80
                                       7.250          2,433.27      435,000.00
    CROZET           VA   22932          1            10/06/97         00
    0430487744                           05           12/01/97          0
    972402428                            O            11/01/27
    0


    1654333          575/G01             F          226,550.00         ZZ
                                         360        226,390.11          1
    821 NORMANDY DRIVE                 7.750          1,623.03         95
                                       7.500          1,623.03      238,500.00
    SUFFOLK          VA   23434          1            10/06/97         11
    0430487645                           05           12/01/97         30
    972413516                            O            11/01/27
    0


    1654334          575/G01             F          260,000.00         ZZ
                                         360        259,431.87          1
    751 MILLER AVENUE                  7.625          1,840.26         73
                                       7.375          1,840.26      360,000.00
    GREAT FALLS      VA   22066          2            09/23/97         00
    0430488858                           05           11/01/97          0
    972416444                            O            10/01/27
    0


    1654337          575/G01             F          412,500.00         ZZ
                                         360        412,236.97          1
    650 S ATLANTIC AVENUE              8.250          3,098.97         75
                                       8.000          3,098.97      550,000.00
    VIRGINIA BEACH   VA   23451          5            10/15/97         00
    0430487751                           05           12/01/97          0
    972426609                            O            11/01/27
    0


    1654338          575/G01             F          290,000.00         ZZ
                                         360        289,790.11          1
    13576 HIGHLAND ROAD                7.625          2,052.60         76
                                       7.375          2,052.60      382,000.00
    CLARKSVILLE      MD   21029          2            10/22/97         00
    0430488874                           05           12/01/97          0
    972427813                            O            11/01/27
    0


    1654340          069/G01             F          263,650.00         ZZ
                                         360        263,463.91          1
1


    23216 WEST SORREL COURT            7.750          1,888.83         80
                                       7.500          1,888.83      329,599.00
    VALENCIA         CA   91354          1            10/14/97         00
    0430502526                           03           12/01/97          0
    2192748                              O            11/01/27
    0


    1654343          776/G01             F          139,800.00         ZZ
                                         360        139,701.33          1
    29338 POPPY MEADOW STREET          7.750          1,001.54         70
    (CANYON COUNTRY AREA)              7.500          1,001.54      199,750.00
    SANTA CLARITA    CA   91351          1            10/17/97         00
    0430488692                           05           12/01/97          0
    7738905                              O            11/01/27
    0


    1654345          575/G01             F          330,240.00         ZZ
                                         360        329,982.38          1
    45 BRIAR HOLLOW LANE 8             7.250          2,252.82         80
                                       7.000          2,252.82      412,800.00
    HOUSTON          TX   77027          1            10/27/97         00
    0430487124                           09           12/01/97          0
    972428191                            O            11/01/27
    0


    1654346          575/G01             F          285,000.00         ZZ
                                         360        284,788.49          1
    13885 KENNARD DRIVE                7.500          1,992.76         68
                                       7.250          1,992.76      420,000.00
    GLENELG          MD   21737          5            10/20/97         00
    0430487702                           05           12/01/97          0
    972431096                            O            11/01/27
    0


    1654347          575/G01             F          240,000.00         ZZ
                                         360        239,660.13          1
    506 WELLINGTON PLACE               7.750          1,719.39         80
                                       7.500          1,719.39      300,000.00
    CHARLOTTESVILLE  VA   22903          1            10/01/97         00
    0430488965                           03           11/01/97          0
    972420537                            O            10/01/27
    0


    1654349          815/G01             F          298,350.00         ZZ
                                         360        298,144.67          1
    10 WINDWOOD DRIVE                  7.875          2,163.25         90
                                       7.625          2,163.25      331,500.00
    NESCONSET        NY   11767          1            10/30/97         14
    0430490169                           05           12/01/97         25
1


    37595                                O            11/01/27
    0


    1654352          731/G01             F          226,650.00         ZZ
                                         360        226,501.74          1
    3134 WEST CANYON AVENUE            8.125          1,682.87         95
                                       7.875          1,682.87      238,586.00
    SAN DIEGO        CA   92123          1            10/28/97         12
    0430483834                           01           12/01/97         30
    613511106                            O            11/01/27
    0


    1654372          889/G01             F          236,400.00         ZZ
                                         360        236,241.38          1
    3822 FENLEY DRIVE                  8.000          1,734.62         80
                                       7.750          1,734.62      295,500.00
    LOS ALAMITOS     CA   90720          1            10/30/97         00
    0430486209                           05           12/01/97          0
    51002437                             O            11/01/27
    0


    1654373          696/G01             F          260,000.00         ZZ
                                         360        259,821.07          1
    6634 HAMPTON VIEW PLACE            7.875          1,885.18         58
                                       7.625          1,885.18      450,000.00
    MCLEAN           VA   22101          2            10/31/97         00
    0430485862                           09           12/01/97          0
    2150721                              O            11/01/27
    0


    1654390          626/G01             F          225,000.00         ZZ
                                         360        224,845.15          1
    24812 SEA MIST WAY                 7.875          1,631.41         73
                                       7.625          1,631.41      309,000.00
    DANA POINT       CA   92629          2            10/20/97         00
    0430489682                           03           12/01/97          0
    0006776884                           O            11/01/27
    0


    1654401          E22/G01             F          223,200.00         ZZ
                                         360        223,200.00          1
    2328 CHERRYSTONE DRIVE             7.875          1,618.35         80
                                       7.625          1,618.35      279,000.00
    SAN JOSE         CA   95120          1            10/29/97         00
    0410361570                           05           01/01/98          0
    410361570                            O            12/01/27
    0


1


    1654405          K08/G01             F          334,200.00         ZZ
                                         360        333,975.76          1
    1 TERRAZA DRIVE                    8.000          2,452.24         80
                                       7.750          2,452.24      417,800.00
    NEWPORT COAST    CA   92657          1            10/28/97         00
    0410577274                           01           12/01/97          0
    410577274                            O            11/01/27
    0


    1654406          K08/G01             F          270,000.00         ZZ
                                         360        270,000.00          1
    2817 HARRISBURG AVENUE             8.500          2,076.07         68
                                       8.250          2,076.07      400,000.00
    FREMONT          CA   94536          5            10/30/97         00
    0410597538                           05           01/01/98          0
    410597538                            O            12/01/27
    0


    1654409          B57/G01             F          256,000.00         ZZ
                                         360        255,819.31          1
    407 CHERRY DRIVE                   7.750          1,834.02         80
                                       7.500          1,834.02      320,000.00
    PASADENA         CA   91105          1            10/24/97         00
    0430484279                           05           12/01/97          0
    9730577                              O            11/01/27
    0


    1654446          K08/G01             F          276,000.00         ZZ
                                         360        275,810.06          1
    292 GLEN ELLEN DRIVE               7.875          2,001.19         80
                                       7.625          2,001.19      345,000.00
    VENTURA          CA   93003          1            10/22/97         00
    0410588420                           05           12/01/97          0
    410588420                            O            11/01/27
    0


    1654451          K08/G01             F           94,300.00         ZZ
                                         360         94,238.32          1
    10444 CANOGA AVENUE UNIT #60       8.125            700.17         70
                                       7.875            700.17      134,750.00
    CHATSWORTH       CA   91311          1            10/22/97         00
    0410579007                           01           12/01/97          0
    410579007                            O            11/01/27
    0


    1654465          K08/G01             F          119,350.00         ZZ
                                         360        119,267.86          1
    5522 VENTNOR LANE                  7.875            865.37         59
                                       7.625            865.37      203,000.00
1


    SPRINGFIELD      VA   22151          2            10/27/97         00
    0410591606                           05           12/01/97          0
    410591606                            O            11/01/27
    0


    1654474          K08/G01             F           68,950.00         ZZ
                                         360         68,906.03          1
    2601 S. ONG STREET                 8.250            518.00         70
                                       8.000            518.00       98,500.00
    AMARILLO         TX   79109          1            11/03/97         00
    0410603518                           05           12/01/97          0
    410603518                            O            11/01/27
    0


    1654479          K08/G01             F           73,600.00         ZZ
                                         360         73,549.35          1
    4315 SOMERVILLE AVENUE             7.875            533.65         80
                                       7.625            533.65       92,000.00
    DALLAS           TX   75206          1            10/31/97         00
    0410602973                           05           12/01/97          0
    410602973                            O            11/01/27
    0


    1654589          744/G01             F          536,250.00         ZZ
                                         360        535,871.52          1
    3301 CLUB DRIVE                    7.750          3,841.76         75
                                       7.500          3,841.76      715,000.00
    LOS ANGELES      CA   90064          2            10/24/97         00
    0430483313                           05           12/01/97          0
    81709                                O            11/01/27
    0


    1654591          K08/G01             F           88,500.00         ZZ
                                         360         88,446.38          1
    1452 E. BROOKSHIRE COURT           8.500            680.49         75
                                       8.250            680.49      118,500.00
    WINTER PARK      FL   32792          1            10/30/97         00
    0410566384                           03           12/01/97          0
    410566384                            O            11/01/27
    0


    1654592          K08/G01             F          264,400.00         ZZ
                                         360        264,235.66          1
    9 TAYLOR COURT                     8.375          2,009.63         75
                                       8.125          2,009.63      352,560.00
    RARITAN          NJ   08551          1            10/30/97         00
    0410589048                           03           12/01/97          0
    410589048                            O            11/01/27
    0
1




    1654604          E26/G01             F          478,100.00         ZZ
                                         360        478,100.00          1
    1719 HOBAN ROAD, N.W.              8.000          3,508.13         70
                                       7.750          3,508.13      683,035.00
    WASHINGTON       DC   20007          1            11/04/97         00
    0430489393                           05           01/01/98          0
    45700702                             O            12/01/27
    0


    1654606          638/G01             F          210,000.00         ZZ
                                         360        209,866.09          1
    1117 CHAPMAN STREET                8.250          1,577.66         66
                                       8.000          1,577.66      320,000.00
    SAN JOSE         CA   95126          2            10/15/97         00
    0430482414                           05           12/01/97          0
    08666699                             O            11/01/27
    0


    1654618          K08/G01             F           58,100.00         ZZ
                                         360         58,062.00          1
    2108 ACORN COURT                   8.125            431.39         70
                                       7.875            431.39       83,000.00
    LEBANON          PA   17042          1            10/31/97         00
    0410579916                           09           12/01/97          0
    410579916                            O            11/01/27
    0


    1654626          638/G01             F          112,000.00         ZZ
                                         360        111,928.58          1
    1506 CANYON CREEK DRIVE            8.250            841.42         77
                                       8.000            841.42      147,000.00
    NEWMAN           CA   95360          5            10/13/97         00
    0430483743                           05           12/01/97          0
    08659415                             O            11/01/27
    0


    1654632          025/025             F          240,000.00         ZZ
                                         360        239,488.54          1
    1 ST IVES WAY                      7.750          1,719.39         75
                                       7.500          1,719.39      320,000.00
    SIGNAL MOUNTAIN  TN   37377          1            08/04/97         00
    793891                               05           10/01/97          0
    793891                               O            09/01/27
    0


    1654656          A68/G01             F          104,000.00         ZZ
                                         360        104,000.00          1
1


    303 TOUCHDOWN DRIVE                7.625            736.11         80
                                       7.375            736.11      130,000.00
    IRVING           TX   75063          1            11/24/97         00
    0430507715                           03           01/01/98          0
    237504                               O            12/01/27
    0


    1654673          731/G01             F          252,000.00         ZZ
                                         360        252,000.00          1
    4142 DULCEY DRIVE                  7.750          1,805.36         80
                                       7.500          1,805.36      315,000.00
    SAN JOSE         CA   95136          2            11/18/97         00
    0430523308                           05           01/01/98          0
    114255059                            O            12/01/27
    0


    1654687          B57/G01             F          546,000.00         ZZ
                                         360        545,614.63          1
    102 NORTH NORTON AVENUE            7.750          3,911.62         80
                                       7.500          3,911.62      682,500.00
    LOS ANGELES      CA   90004          1            10/28/97         00
    0430485359                           05           12/01/97          0
    9712383                              O            11/01/27
    0


    1654688          069/G01             F          183,200.00         ZZ
                                         360        183,073.92          1
    7232 CARLTON AVENUE                7.875          1,328.33         80
                                       7.625          1,328.33      229,000.00
    WESTMINSTER      CA   92683          1            10/28/97         00
    0430487926                           05           12/01/97          0
    2362215671                           O            11/01/27
    0


    1655434          B24/G01             F          451,000.00         ZZ
                                         360        451,000.00          1
    490 SPRING WATER LANE              7.875          3,270.06         63
                                       7.625          3,270.06      725,000.00
    NEW CANAAN       CT   06840          2            11/10/97         00
    0430484311                           05           01/01/98          0
    064427877                            O            12/01/27
    0


    1655533          G32/G32             F          265,600.00         ZZ
                                         360        265,417.21          1
    1300 INFANTA COURT                 7.875          1,925.79         80
                                       7.625          1,925.79      332,000.00
    WOODSTOCK        IL   60098          4            10/24/97         00
    1001309                              05           12/01/97          0
1


    1001309                              O            11/01/27
    0


    1655541          317/G01             F          241,900.00         ZZ
                                         360        241,557.42          1
    316 MAJESTIC GROVE                 7.750          1,733.01         80
                                       7.500          1,733.01      302,398.00
    SAN ANTONIO      TX   78258          1            09/22/97         00
    0430489716                           03           11/01/97          0
    262269                               O            10/01/27
    0


    1655543          B76/G01             F          349,350.00         ZZ
                                         360        349,115.59          1
    3704 KNOLLWOOD CIRCLE              8.000          2,563.41         80
                                       7.750          2,563.41      440,000.00
    ANN ARBOR        MI   48108          2            10/22/97         00
    0430483651                           01           12/01/97          0
    000211481                            O            11/01/27
    0


    1655545          B76/G01             F          430,000.00         ZZ
                                         360        428,855.56          1
    3196 COTTONTAIL CT                 6.625          2,753.34         71
                                       6.375          2,753.34      610,000.00
    ANN ARBOR        MI   48103          2            09/05/97         00
    0430485300                           01           10/01/97          0
    000210162                            O            09/01/27
    0


    1655546          B76/G01             F          229,600.00         ZZ
                                         360        229,445.95          1
    48714 PINE HILL DRIVE              8.000          1,684.72         76
                                       7.750          1,684.72      305,000.00
    PLYMOUTH         MI   48170          2            10/31/97         00
    0430483453                           05           12/01/97          0
    000213176                            O            11/01/27
    0


    1655657          K08/G01             F          396,000.00         ZZ
                                         360        396,000.00          1
    18202 EAST JAMES ROAD              7.875          2,871.27         80
                                       7.625          2,871.27      495,000.00
    VILLA PARK       CA   92861          1            10/29/97         00
    0410574131                           05           01/01/98          0
    410574131                            O            12/01/27
    0


1


    1655661          964/G01             F          900,000.00         ZZ
                                         360        900,000.00          1
    1025 EAST BALBOA BLVD              7.750          6,447.71         61
                                       7.500          6,447.71    1,495,000.00
    NEWPORT BECAH    CA   92661          1            11/20/97         00
    0430505271                           05           01/01/98          0
    29008                                O            12/01/27
    0


    1655670          731/G01             F          210,000.00         ZZ
                                         360        210,000.00          1
    2511 NORTH MOUNTAIN AVENUE         7.875          1,522.65         70
                                       7.625          1,522.65      300,000.00
    CLAREMONT        CA   91711          1            11/20/97         00
    0430517599                           03           01/01/98          0
    712611860                            O            12/01/27
    0


    1655686          K08/G01             F          224,950.00         ZZ
                                         360        224,950.00          1
    201 CEDAR TREE LANE                8.000          1,650.60         90
                                       7.750          1,650.60      249,981.00
    HEATH            TX   75087          1            11/05/97         04
    0410603120                           05           01/01/98         25
    410603120                            O            12/01/27
    0


    1655688          637/G01             F          249,000.00         ZZ
                                         360        248,815.20          1
    507 N. JUANITA #A                  7.500          1,741.05         72
                                       7.250          1,741.05      349,000.00
    REDONDO BEACH    CA   90277          1            10/09/97         00
    0430487991                           01           12/01/97          0
    4141552                              O            11/01/27
    0


    1655693          K08/G01             F           79,700.00         ZZ
                                         360         79,646.52          1
    3009 GLENSTONE DRIVE               8.000            584.81         70
                                       7.750            584.81      113,900.00
    COLUMBIA         TN   38401          1            10/31/97         00
    0410584015                           05           12/01/97          0
    410584015                            O            11/01/27
    0


    1655698          637/G01             F          256,000.00         ZZ
                                         360        255,814.71          1
    1431 REVERE AVENUE                 7.625          1,811.96         80
                                       7.375          1,811.96      320,000.00
1


    SAN JOSE         CA   95118          1            10/08/97         00
    0430490334                           05           12/01/97          0
    8172652                              O            11/01/27
    0


    1655706          K08/G01             F          342,500.00         ZZ
                                         360        342,245.82          1
    10272 ANTLERS RIDGE                7.500          2,394.81         70
                                       7.250          2,394.81      490,000.00
    EDEN PRAIRIE     MN   55347          2            10/27/97         00
    0410579361                           05           12/01/97          0
    410579361                            O            11/01/27
    0


    1655708          637/G01             F          111,000.00         ZZ
                                         360        110,923.61          1
    116 BONITA CIRCLE                  7.875            804.83         80
                                       7.625            804.83      139,000.00
    MODESTO          CA   95354          1            10/15/97         00
    0430495325                           05           12/01/97          0
    8397788                              O            11/01/27
    0


    1655720          K08/G01             F          246,400.00         ZZ
                                         360        246,242.88          1
    2409 NE GINGER TERRACE             8.250          1,851.12         80
                                       8.000          1,851.12      308,000.00
    JENSEN BEACH     FL   34957          2            10/27/97         00
    0410562037                           03           12/01/97          0
    410562037                            O            11/01/27
    0


    1655722          637/G01             F          283,000.00         ZZ
                                         360        282,800.26          1
    37 LATIMER PLACE                   7.750          2,027.45         80
                                       7.500          2,027.45      354,000.00
    WALNUT CREEK     CA   94596          1            10/18/97         00
    0430495333                           05           12/01/97          0
    8392870                              O            11/01/27
    0


    1655727          K08/G01             F           62,700.00         ZZ
                                         360         62,653.47          1
    341 IVY WAY                        7.500            438.41         95
                                       7.250            438.41       66,000.00
    GARLAND          TX   75043          1            10/31/97         10
    0410597595                           05           12/01/97         30
    410597595                            O            11/01/27
    0
1




    1655730          B57/G01             F          432,000.00         ZZ
                                         360        432,000.00          1
    1422 WAYNE AVENUE                  7.750          3,094.91         80
                                       7.500          3,094.91      540,000.00
    SOUTH PASADENA   CA   91030          1            11/03/97         00
    0430487280                           05           01/01/98          0
    9730644                              O            12/01/27
    0


    1655759          696/G01             F          506,450.00         ZZ
                                         360        506,054.92          1
    9479 CORAL CREST LANE              7.250          3,454.88         80
                                       7.000          3,454.88      633,072.00
    VIENNA           VA   22182          1            11/06/97         00
    0430487553                           03           12/01/97          0
    23710292                             O            11/01/27
    0


    1655769          696/G01             F          119,600.00         ZZ
                                         360        119,600.00          1
    4279 MOUNT EPHRAIM ROAD            7.250            815.88         80
                                       7.000            815.88      149,500.00
    SUMERDUCK        VA   22742          1            11/06/97         00
    0430487629                           05           01/01/98          0
    2170629                              O            12/01/27
    0


    1655772          685/G01             F          351,200.00         ZZ
                                         360        351,200.00          1
    22111 GLENOAKS                     8.250          2,638.45         80
                                       8.000          2,638.45      439,000.00
    MISSION VIEJO    CA   92692          1            11/05/97         00
    0430488577                           03           01/01/98          0
    109583                               O            12/01/27
    0


    1655775          696/G01             F          320,000.00         ZZ
                                         360        319,774.15          1
    19677 COLCHESTER ROAD              7.750          2,292.52         80
                                       7.500          2,292.52      400,000.00
    PURCELLVILLE     VA   20132          1            10/27/97         00
    0430493650                           05           12/01/97          0
    5011085                              O            11/01/27
    0


    1655776          253/253             F          300,000.00         ZZ
                                         360        300,000.00          1
1


    2908 FAIRWAY VIEW CT               7.625          2,123.39         53
                                       7.375          2,123.39      573,697.00
    CASTLE ROCK      CO   80104          1            11/03/97         00
    902580                               03           01/01/98          0
    902580                               O            12/01/27
    0


    1655792          964/G01             F          336,000.00         ZZ
                                         360        336,000.00          1
    317 CALLE FELICIDAD                7.875          2,436.23         80
                                       7.625          2,436.23      420,000.00
    SAN CLEMENTE     CA   92672          1            11/03/97         00
    0430484113                           05           01/01/98          0
    28765                                O            12/01/27
    0


    1655806          480/G01             F          260,000.00         ZZ
                                         360        259,802.16          1
    5409 KENNINGTON PLACE              7.375          1,795.76         80
                                       7.125          1,795.76      325,000.00
    FAIRFAX          VA   22032          1            10/24/97         00
    0430493403                           03           12/01/97          0
    2089472                              O            11/01/27
    0


    1655852          480/G01             F          297,500.00         ZZ
                                         360        296,897.14          1
    4212 SW 107TH WAY                  8.000          2,182.95         85
                                       7.750          2,182.95      350,000.00
    DAVIE            FL   33328          1            08/15/97         04
    0430499905                           03           10/01/97         12
    2074342                              O            09/01/27
    0


    1655855          696/G01             F          147,100.00         ZZ
                                         360        146,996.18          1
    30 MAIN STREET                     7.750          1,053.84         80
                                       7.500          1,053.84      183,878.00
    ROUND HILL       VA   20141          1            10/31/97         00
    0430490235                           05           12/01/97          0
    24110112                             O            11/01/27
    0


    1655870          267/267             F          420,000.00         ZZ
                                         360        419,672.35          1
    1960 SPANISH BAY COURT             7.250          2,865.15         60
                                       7.000          2,865.15      700,000.00
    SAN JOSE         CA   95138          2            10/21/97         00
    4314817                              05           12/01/97          0
1


    4314817                              O            11/01/27
    0


    1655876          267/267             F          335,000.00         ZZ
                                         360        334,745.08          1
    136 NEWTON DRIVE                   7.375          2,313.77         47
                                       7.125          2,313.77      720,000.00
    BURLINGAME       CA   94010          2            10/27/97         00
    4326791                              05           12/01/97          0
    4326791                              O            11/01/27
    0


    1655881          025/025             F          244,000.00         ZZ
                                         360        243,286.83          1
    2809 LEALTO COURT                  7.625          1,727.02         80
                                       7.375          1,727.02      305,000.00
    NASHVILLE        TN   37214          1            07/30/97         00
    978769                               05           09/01/97          0
    975769                               O            08/01/27
    0


    1655883          025/025             F          251,000.00         ZZ
                                         360        250,662.04          1
    139 SAND DOLLAR LANE               8.000          1,841.75         80
                                       7.750          1,841.75      314,000.00
    SARASOTA         FL   34242          1            09/26/97         00
    804236                               05           11/01/97          0
    804236                               O            10/01/27
    0


    1655885          253/253             F          168,000.00         T
                                         360        167,884.38          1
    2003 LAKEVIEW DR                   7.875          1,218.12         63
                                       7.625          1,218.12      268,000.00
    PARK CITY        UT   84060          1            10/31/97         00
    903392                               09           12/01/97          0
    903392                               O            11/01/27
    0


    1655889          181/181             F          292,000.00         ZZ
                                         360        291,393.18          1
    212 SOUTH ADAMS STREET             7.875          2,117.20         80
                                       7.625          2,117.20      365,000.00
    HINSDALE         IL   60521          1            08/18/97         00
    5571791                              05           10/01/97          0
    5571791                              O            09/01/27
    0


1


    1655892          025/025             F          246,550.00         ZZ
                                         360        245,914.61          1
    400 WOODCREEK LANE                 8.250          1,852.25         80
                                       8.000          1,852.25      312,000.00
    FAYETTEVILLE     GA   30215          1            07/31/97         00
    1395965                              03           09/01/97          0
    1395965                              O            08/01/27
    0


    1655896          992/G01             F          850,000.00         ZZ
                                         360        848,796.27          1
    1 CRICKETT LANE                    7.750          6,089.51         63
                                       7.500          6,089.51    1,350,000.00
    DOBBS FERRY      NY   10522          1            09/29/97         00
    0430489278                           05           11/01/97          0
    342412                               O            10/01/27
    0


    1655899          267/267             F          600,000.00         ZZ
                                         360        599,520.18          1
    1401 PARK WAY                      7.125          4,042.32         53
                                       6.875          4,042.32    1,152,000.00
    BEVERLY HILLS    CA   90210          1            10/24/97         00
    4317831                              05           12/01/97          0
    4317831                              O            11/01/27
    0


    1655904          267/267             F          460,000.00         ZZ
                                         360        459,649.97          1
    123 LESLIE DRIVE                   7.375          3,177.11         70
                                       7.125          3,177.11      665,000.00
    SAN CARLOS       CA   94070          2            10/22/97         00
    4326767                              05           12/01/97          0
    4326767                              O            11/01/27
    0


    1655916          992/G01             F          368,550.00         ZZ
                                         360        368,066.19          1
    25 OLD POND ROAD                   8.125          2,736.48         70
                                       7.875          2,736.48      526,500.00
    GREAT NECK       NY   11023          2            09/25/97         00
    0430507517                           05           11/01/97          0
    344026                               O            10/01/27
    0


    1655923          E45/G01             F          112,000.00         T
                                         360        111,924.85          1
    101 JOY LANE                       8.000            821.82         70
                                       7.750            821.82      160,000.00
1


    HARTWELL         GA   30643          2            10/27/97         00
    0430520718                           05           12/01/97          0
    34758                                O            11/01/27
    0


    1655933          944/G01             F          294,050.00         ZZ
                                         360        293,831.77          1
    3287 CANTAMAR COURT                7.500          2,056.04         80
                                       7.250          2,056.04      367,585.00
    SAN JOSE         CA   95135          1            10/28/97         00
    0430487256                           05           12/01/97          0
    230310                               O            11/01/27
    0


    1655955          893/G01             F          164,000.00         ZZ
                                         360        163,884.25          1
    11 TERRACE DRIVE                   7.750          1,174.92         80
                                       7.500          1,174.92      205,000.00
    CALISTOGA        CA   94515          1            10/24/97         00
    0430504860                           05           12/01/97          0
    1970713                              O            11/01/27
    0


    1655964          356/G01             F          272,000.00         ZZ
                                         360        271,812.81          1
    32933 OAKDALE ST                   7.875          1,972.19         80
                                       7.625          1,972.19      340,000.00
    UNION CITY       CA   94587          2            10/20/97         00
    0430494781                           05           12/01/97          0
    2441384                              O            11/01/27
    0


    1655965          356/G01             F          312,000.00         ZZ
                                         360        311,785.28          1
    2121 JONATHAN AVENUE               7.875          2,262.22         77
                                       7.625          2,262.22      410,000.00
    SAN JOSE         CA   95125          2            10/20/97         00
    0430494773                           05           12/01/97          0
    2437846                              O            11/01/27
    0


    1655967          356/G01             F          192,000.00         ZZ
                                         360        191,864.48          1
    768 TRAMWAY DRIVE                  7.750          1,375.52         79
                                       7.500          1,375.52      244,000.00
    MILPITAS         CA   95035          2            10/17/97         00
    0430488460                           05           12/01/97          0
    2440824                              O            11/01/27
    0
1




    1655969          638/G01             F          279,000.00         ZZ
                                         360        278,798.07          1
    4625 GALENDO STREET                7.625          1,974.74         90
                                       7.375          1,974.74      310,000.00
    WOODLAND HILLS   CA   91364          1            10/27/97         04
    0430484626                           05           12/01/97         25
    08676599                             O            11/01/27
    0


    1655977          H05/H05             F          168,150.00         ZZ
                                         360        168,031.32          1
    9342 CANTERBURY LANE               7.750          1,204.65         95
                                       7.500          1,204.65      177,000.00
    GARDEN GROVE     CA   92841          2            10/28/97         04
    1500281                              09           12/01/97         30
    1500281                              O            11/01/27
    0


    1656001          638/G01             F          273,000.00         ZZ
                                         360        272,802.41          1
    23019 NORTH 52ND STREET            7.625          1,932.28         70
                                       7.375          1,932.28      390,588.00
    PHOENIX          AZ   85024          1            10/29/97         00
    0430485938                           03           12/01/97          0
    08675086                             O            11/01/27
    0


    1656229          F02/G01             F          279,900.00         T
                                         360        279,332.81          1
    75 CAPTIVA CIRCLE                  8.000          2,053.81         80
                                       7.750          2,053.81      349,900.00
    DESTIN           FL   32541          1            08/20/97         00
    0430484329                           05           10/01/97          0
    601353832                            O            09/01/27
    0


    1656232          225/225             F           43,550.00         ZZ
                                         360         43,259.32          1
    70735 CARRIZO ROAD                 8.750            342.61         65
                                       8.500            342.61       67,000.00
    PINYON PINES     CA   92561          1            05/28/97         00
    8049992                              05           07/01/97          0
    8049992                              O            06/01/27
    0


    1656235          317/G01             F          284,000.00         ZZ
                                         360        283,617.59          1
1


    709 BANDAK COURT                   8.000          2,083.90         95
                                       7.750          2,083.90      298,983.00
    SAN MARCOS       CA   92069          1            09/23/97         04
    0430496711                           03           11/01/97         30
    266073                               O            10/01/27
    0


    1656255          077/077             F          284,200.00         ZZ
                                         360        283,999.42          1
    2557 SOUTH SMITH ROAD              7.750          2,036.04         75
                                       7.500          2,036.04      380,000.00
    BLOOMINGTON      IN   47401          2            10/27/97         00
    383302                               05           12/01/97          0
    383302                               O            11/01/27
    0


    1656257          077/077             F          268,000.00         ZZ
                                         360        267,796.07          1
    1668 GRANDVIEW DRIVE               7.375          1,851.01         75
                                       7.125          1,851.01      360,000.00
    HEBRON           KY   41048          5            10/27/97         00
    385138                               05           12/01/97          0
    385138                               O            11/01/27
    0


    1656260          964/G01             F          547,500.00         ZZ
                                         360        547,103.74          1
    271 BUENA VISTA AVENUE             7.625          3,875.17         58
                                       7.375          3,875.17      950,000.00
    MILL VALLEY      CA   94941          2            10/21/97         00
    0430493676                           05           12/01/97          0
    28624                                O            11/01/27
    0


    1656264          964/G01             F          348,000.00         ZZ
                                         360        347,760.51          1
    369 CLIPPER STREET                 7.875          2,523.24         80
                                       7.625          2,523.24      435,000.00
    SAN FRANCISCO    CA   94114          1            10/24/97         00
    0430487488                           05           12/01/97          0
    27825                                O            11/01/27
    0


    1656286          356/G01             F          300,000.00         ZZ
                                         360        299,793.54          1
    5747 CHAMBERTIN DR                 7.875          2,175.21         58
                                       7.625          2,175.21      525,000.00
    SAN JOSE         CA   95118          2            10/21/97         00
    0430489724                           05           12/01/97          0
1


    241228                               O            11/01/27
    0


    1656293          399/399             F          660,000.00         ZZ
                                         360        660,000.00          1
    2637 VIA OLIVERA                   7.850          4,774.02         70
                                       7.600          4,774.02      950,000.00
    PALOS VERDES ES  CA   90274          2            11/13/97         00
    6776629                              05           01/01/98          0
    6776629                              O            12/01/27
    0


    1656294          356/G01             F          500,000.00         ZZ
                                         360        499,655.90          1
    3896 DUNCAN PLACE                  7.875          3,625.35         60
                                       7.625          3,625.35      835,000.00
    PALO ALTO        CA   94306          4            10/17/97         00
    0430491035                           05           12/01/97          0
    2440105                              O            11/01/27
    0


    1656296          356/G01             F          280,000.00         ZZ
                                         360        279,807.30          1
    6790 PASEO CATALINA                7.875          2,030.20         64
                                       7.625          2,030.20      440,000.00
    PLEASANTON       CA   94566          5            10/20/97         00
    0430492090                           05           12/01/97          0
    2441467                              O            11/01/27
    0


    1656300          731/G01             F          428,000.00         ZZ
                                         360        428,000.00          1
    57 HIGHLAND ROAD                   7.750          3,066.24         80
                                       7.500          3,066.24      535,000.00
    SIMI VALLEY      CA   93065          1            11/20/97         00
    0430506584                           05           01/01/98          0
    8000689                              O            12/01/27
    0


    1656305          956/G01             F          283,750.00         ZZ
                                         360        283,750.00          1
    23006 ERWIN STREET                 8.250          2,131.72         64
                                       8.000          2,131.72      445,000.00
    WOODLAND HILLS   CA   91367          1            10/29/97         00
    0430493866                           05           01/01/98          0
    5710198                              O            12/01/27
    0


1


    1656317          K08/G01             F          335,200.00         ZZ
                                         360        335,200.00          1
    7101 CAMBRIA CIRCLE                8.000          2,459.58         80
                                       7.750          2,459.58      419,000.00
    ORANGE           CA   92669          1            10/30/97         00
    0410560791                           03           01/01/98          0
    410560791                            O            12/01/27
    0


    1656320          956/G01             F          249,600.00         ZZ
                                         360        249,600.00          1
    811 POMONA AVE                     7.875          1,809.77         80
                                       7.625          1,809.77      312,000.00
    ALBANY           CA   94706          1            11/01/97         00
    0430493817                           05           01/01/98          0
    2710178                              O            12/01/27
    0


    1656331          J99/G01             F          301,000.00         ZZ
                                         360        300,776.61          1
    1470 FRANKS LANE                   7.500          2,104.64         71
                                       7.250          2,104.64      425,000.00
    MENLO PARK       CA   94025          2            10/27/97         00
    0430495382                           05           12/01/97          0
    94134                                O            11/01/27
    0


    1656333          E85/G01             F          138,825.00         ZZ
                                         360        138,628.41          1
    2024 BLACKSMITH WAY                7.750            994.56         80
                                       7.500            994.56      173,538.00
    SANTA ROSA       CA   95407          1            09/22/97         00
    0430492850                           05           11/01/97          0
    9600957                              O            10/01/27
    0


    1656336          664/G01             F          280,650.00         ZZ
                                         360        280,471.04          1
    44 FAIRLAWN DRIVE                  8.250          2,108.43         79
                                       8.000          2,108.43      359,000.00
    BERKELEY         CA   94708          2            10/07/97         00
    0430494435                           05           12/01/97          0
    2390185                              O            11/01/27
    0


    1656341          731/G01             F          263,900.00         ZZ
                                         360        263,699.20          1
    13018 NW 27TH COURT                7.375          1,822.69         80
                                       7.125          1,822.69      329,900.00
1


    VANCOUVER        WA   98685          1            10/27/97         00
    0430488114                           05           12/01/97          0
    411511436                            O            11/01/27
    0


    1656342          K08/G01             F          242,950.00         ZZ
                                         360        242,950.00          1
    1737 NEW HAMPSHIRE AVENUE NW       7.625          1,719.58         80
    UNIT # 2                           7.375          1,719.58      303,700.00
    WASHINGTON       DC   20009          1            11/03/97         00
    0410598387                           01           01/01/98          0
    410598387                            O            12/01/27
    0


    1656355          E87/G01             F          129,000.00         ZZ
                                         360        128,917.75          1
    5332 BAHIA BLANCA                  8.250            969.13         69
                                       8.000            969.13      189,000.00
    LAGUNA HILLS     CA   92653          1            10/22/97         00
    0430487330                           01           12/01/97          0
    70000732                             O            11/01/27
    0


    1656362          E87/G01             F           84,000.00         ZZ
                                         360         83,943.64          1
    2007 NORTH ARRIBA WAY              8.000            616.36         80
                                       7.750            616.36      105,000.00
    SANTA MARIA      CA   93454          1            10/30/97         00
    0430486274                           03           12/01/97          0
    70000751                             O            11/01/27
    0


    1656367          664/G01             F          187,150.00         ZZ
                                         360        187,024.42          1
    3490 DUNBAR ROAD                   8.000          1,373.25         95
                                       7.750          1,373.25      197,000.00
    RESCUE           CA   95672          2            10/28/97         19
    0430491654                           05           12/01/97         30
    2272730                              O            11/01/27
    0


    1656368          E22/G01             F          207,950.00         ZZ
                                         360        207,791.77          1
    3749 HERON RIDGE LANE              7.375          1,436.26         75
                                       7.125          1,436.26      277,290.00
    WESTON           FL   33331          1            11/04/97         00
    0410377956                           03           12/01/97          0
    410377956                            O            11/01/27
    0
1




    1656370          K08/G01             F           88,000.00         ZZ
                                         360         87,942.43          1
    3585 SAVANNAHS TRAIL               8.125            653.40         64
                                       7.875            653.40      138,000.00
    MERRITT ISLAND   FL   32953          1            10/30/97         00
    0410570725                           03           12/01/97          0
    410570725                            O            11/01/27
    0


    1656371          K08/G01             F          140,000.00         ZZ
                                         360        139,901.19          1
    13702 CHITTIM WOODS                7.750          1,002.98         80
                                       7.500          1,002.98      175,000.00
    SAN ANTONIO      TX   78232          1            10/30/97         00
    0410589568                           05           12/01/97          0
    410589568                            O            11/01/27
    0


    1656379          676/676             F          430,000.00         ZZ
                                         360        429,672.80          1
    5365 POOLA STREET                  7.375          2,969.91         77
                                       7.125          2,969.91      565,000.00
    HONOLULU         HI   96821          1            10/15/97         00
    7801293274                           05           12/01/97          0
    7801293274                           O            11/01/27
    0


    1656383          K08/G01             F           45,500.00         ZZ
                                         360         45,470.98          1
    2352 CECILIA LANE                  8.250            341.83         70
                                       8.000            341.83       65,000.00
    CLEARWATER       FL   33763          2            10/27/97         00
    0410585376                           05           12/01/97          0
    410585376                            O            11/01/27
    0


    1656385          K08/G01             F          242,150.00         ZZ
                                         360        241,983.35          1
    112 EAGLES GLEN DRIVE              7.875          1,755.76         95
                                       7.625          1,755.76      254,900.00
    FRANKLIN         TN   37067          1            10/31/97         04
    0410603260                           03           12/01/97         30
    410603260                            O            11/01/27
    0


    1656388          267/267             F          273,600.00         ZZ
                                         360        273,600.00          1
1


    5527 BLUEBELL AVE                  7.375          1,889.69         80
                                       7.125          1,889.69      342,000.00
    NORTH HOLLYWOOD  CA   91607          2            10/28/97         00
    4317988                              05           01/01/98          0
    4317988                              O            12/01/27
    0


    1656391          992/G01             F          376,000.00         ZZ
                                         360        375,754.04          1
    229 WYNDCLIFF ROAD                 8.125          2,791.79         80
                                       7.875          2,791.79      470,000.00
    SCARSDALE        NY   10563          1            10/14/97         00
    0430486258                           05           12/01/97          0
    334000                               O            11/01/27
    0


    1656392          961/G01             F          227,035.00         ZZ
                                         360        226,870.68          1
    1670 DIAMOND VALLEY LANE           7.625          1,606.94         80
                                       7.375          1,606.94      283,794.00
    CHINO HILLS      CA   91709          1            10/24/97         00
    0430485904                           03           12/01/97          0
    09110557                             O            11/01/27
    0


    1656397          367/367             F          404,000.00         ZZ
                                         360        403,707.59          1
    5130 39TH STREET NW                7.625          2,859.49         80
                                       7.375          2,859.49      505,000.00
    WASHINGTON       DC   20016          1            10/31/97         00
    18639                                05           12/01/97          0
    18639                                O            11/01/27
    0


    1656398          964/G01             F          330,000.00         ZZ
                                         360        329,755.09          1
    47 PENINSULA ROAD                  7.500          2,307.41         35
                                       7.250          2,307.41      960,000.00
    BELVEDERE        CA   94920          5            10/29/97         00
    0430490706                           05           12/01/97          0
    28627                                O            11/01/27
    0


    1656405          F34/G01             F          256,000.00         ZZ
                                         360        255,840.88          1
    9201 OVERLEA DRIVE                 8.375          1,945.79         80
                                       8.125          1,945.79      320,000.00
    ROCKVILLE        MD   20850          1            10/31/97         00
    0430495200                           05           12/01/97          0
1


    105177                               O            11/01/27
    0


    1656444          638/G01             F          348,600.00         ZZ
                                         360        348,341.29          1
    2705 HAMPTON COVE WAY              7.500          2,437.46         75
                                       7.250          2,437.46      464,800.00
    OWENS CROSS ROA  AL   35763          1            10/31/97         00
    0430488270                           03           12/01/97          0
    08675660                             O            11/01/27
    0


    1656455          638/G01             F           99,375.00         ZZ
                                         360         99,303.08          1
    4454 EAST SHOMI STREET             7.625            703.37         75
                                       7.375            703.37      132,500.00
    PHOENIX          AZ   85044          1            10/29/97         00
    0430488288                           03           12/01/97          0
    08675640                             O            11/01/27
    0


    1656461          369/G01             F          243,000.00         ZZ
                                         360        242,841.04          1
    1371 BUR OAK COURT                 8.125          1,804.27         75
                                       7.875          1,804.27      328,000.00
    DANVILLE         IN   46122          1            10/31/97         00
    0430495226                           05           12/01/97          0
    60586500                             O            11/01/27
    0


    1656464          638/G01             F          254,600.00         ZZ
                                         360        254,441.76          1
    18500 WATTERS DRIVE                8.375          1,935.14         95
                                       8.125          1,935.14      268,000.00
    CASTRO VALLEY    CA   94546          1            10/22/97         10
    0430488536                           05           12/01/97         30
    08673880                             O            11/01/27
    0


    1656466          369/G01             F          235,000.00         ZZ
                                         360        234,834.14          1
    916 MANOR AVE                      7.750          1,683.57         85
                                       7.500          1,683.57      276,595.00
    MEADOWBROOK      PA   19046          1            10/23/97         04
    0430495036                           05           12/01/97         25
    60404225                             O            11/01/27
    0


1


    1656467          E26/E26             F          210,000.00         ZZ
                                         360        209,859.09          1
    325 HEMSLEY DRIVE                  8.000          1,540.91         71
                                       7.750          1,540.91      299,900.00
    QUEENSTOWN       MD   21658          1            10/31/97         00
    40700615                             05           12/01/97          0
    40700615                             O            11/01/27
    0


    1656469          369/G01             F          256,400.00         ZZ
                                         360        256,214.42          1
    3607 ROBINSON ROAD                 7.625          1,814.79         90
                                       7.375          1,814.79      285,000.00
    MISSOURI CITY    TX   77459          1            10/29/97         21
    0430494930                           05           12/01/97         25
    60973633                             O            11/01/27
    0


    1656471          369/G01             F          248,200.00         T
                                         360        248,033.46          1
    501 N WHITTAKER UNIT #10           8.000          1,821.21         85
                                       7.750          1,821.21      292,000.00
    NEW BUFFALO      MI   49117          1            10/29/97         12
    0430502591                           01           12/01/97         12
    60470135                             O            11/01/27
    0


    1656477          369/G01             F          345,000.00         ZZ
                                         360        344,768.51          1
    5565 LAKE ISLAND DRIVE NW          8.000          2,531.49         75
                                       7.750          2,531.49      460,000.00
    ATLANTA          GA   30327          1            10/22/97         00
    0430494344                           05           12/01/97          0
    61079919                             O            11/01/27
    0


    1656488          369/G01             F          268,950.00         ZZ
                                         360        268,764.90          1
    203 EAST LAKESHORE DRIVE           7.875          1,950.08         90
                                       7.625          1,950.08      298,855.00
    DRIPPING SPRING  TX   78620          1            10/03/97         01
    0430495291                           05           12/01/97         25
    49912322                             O            11/01/27
    0


    1656494          369/G01             F          235,000.00         ZZ
                                         360        234,834.14          1
    12857 WELD COUNTY ROAD 18          7.750          1,683.57         73
                                       7.500          1,683.57      325,000.00
1


    FORT LUPTON      CO   80621          2            10/23/97         00
    0430497552                           05           12/01/97          0
    0060913951                           O            11/01/27
    0


    1656508          369/G01             F          500,000.00         ZZ
                                         360        499,647.11          1
    2134 SUNSET DRIVE                  7.750          3,582.06         90
                                       7.500          3,582.06      560,000.00
    VENTURA          CA   93001          2            10/09/97         14
    0430502609                           05           12/01/97         25
    49155831                             O            11/01/27
    0


    1656514          696/G01             F          160,000.00         ZZ
                                         360        160,000.00          1
    308 KINLOCH COURT                  7.500          1,118.74         80
                                       7.250          1,118.74      200,400.00
    PURCELLVILLE     VA   20132          1            11/06/97         00
    0430495838                           03           01/01/98          0
    24010342                             O            12/01/27
    0


    1656518          025/025             F          269,750.00         ZZ
                                         360        269,386.80          1
    961 STARLING DRIVE                 8.000          1,979.33         80
                                       7.750          1,979.33      337,246.00
    CELEBRATION      FL   34747          1            09/29/97         00
    110162                               03           11/01/97          0
    110162                               O            10/01/27
    0


    1656521          225/225             F          310,000.00         ZZ
                                         360        309,781.20          1
    689 LADERA WAY                     7.750          2,220.88         70
                                       7.500          2,220.88      448,000.00
    PACIFICA         CA   94044          5            10/15/97         00
    8070370                              05           12/01/97          0
    8070370                              O            11/01/27
    0


    1656523          225/225             F          226,000.00         ZZ
                                         360        225,859.52          1
    957 HILLCREST DRIVE                8.375          1,717.77         56
                                       8.125          1,717.77      410,000.00
    REWOOD CITY      CA   94062          5            10/23/97         00
    8071082                              05           12/01/97          0
    8071082                              O            11/01/27
    0
1




    1656546          B90/G01             F          295,000.00         ZZ
                                         360        295,000.00          1
    2255 CAIRNWELL DRIVE               7.750          2,113.42         78
                                       7.500          2,113.42      379,000.00
    BELVIDERE        IL   61008          2            11/05/97         00
    0430504936                           05           01/01/98          0
    9006727403                           O            12/01/27
    0


    1656548          893/G01             F          275,000.00         ZZ
                                         360        275,000.00          1
    16930 MARBELLA COURT               7.750          1,970.13         74
                                       7.500          1,970.13      375,000.00
    MORGAN HILL      CA   95037          1            11/01/97         00
    0430490466                           03           01/01/98          0
    1970587                              O            12/01/27
    0


    1656605          J95/J95             F          296,800.00         ZZ
                                         360        296,579.73          1
    8684 SOUTHWIND DRIVE               7.500          2,075.27         80
                                       7.250          2,075.27      371,000.00
    MEMPHIS          TN   38125          1            10/17/97         00
    5949557                              03           12/01/97          0
    5949557                              O            11/01/27
    0


    1656607          J95/J95             F          260,000.00         ZZ
                                         360        259,631.81          1
    1548 SLEEPING INDIAN ROAD          7.750          1,862.67         80
                                       7.500          1,862.67      325,000.00
    FALLBROOK AREA   CA   92028          1            09/30/97         00
    12129334                             05           11/01/97          0
    12129334                             O            10/01/27
    0


    1656609          575/G01             F          285,000.00         ZZ
                                         360        284,822.85          1
    36403 NORTH WILDFLOWER ROAD        8.375          2,166.21         95
                                       8.125          2,166.21      300,000.00
    CAREFREE         AZ   85377          1            10/30/97         11
    0430490243                           03           12/01/97         30
    972437028                            O            11/01/27
    0


    1656611          J95/J95             F          263,100.00         ZZ
                                         360        262,749.80          1
1


    21523 TITHABLES CIRCLE             7.375          1,817.17         80
                                       7.125          1,817.17      328,901.00
    ASHBURN          VA   20148          1            10/24/97         00
    9005646                              03           12/01/97          0
    9005646                              O            11/01/27
    0


    1656613          J95/J95             F          104,000.00         ZZ
                                         360        103,930.21          1
    13625 REGENTVIEW AVENUE            8.000            763.12         80
                                       7.750            763.12      130,000.00
    BELLFLOWER       CA   90706          2            10/06/97         00
    12129631                             05           12/01/97          0
    12129631                             O            11/01/27
    0


    1656616          575/G01             F          222,700.00         ZZ
                                         360        222,538.81          1
    14544 EXTON LANE                   7.625          1,576.26         79
                                       7.375          1,576.26      283,500.00
    CHESTERFIELD     MO   63017          2            10/27/97         00
    0430489518                           03           12/01/97          0
    972429686                            O            11/01/27
    0


    1656623          J95/J95             F          248,800.00         ZZ
                                         360        248,619.93          1
    1450 CADDINGTON DRIVE              7.625          1,760.99         80
                                       7.375          1,760.99      311,000.00
    RANCHO PALOS VE  CA   90275          1            10/13/97         00
    12129045                             05           12/01/97          0
    12129045                             O            11/01/27
    0


    1656626          575/G01             F          224,400.00         ZZ
                                         360        224,229.24          1
    2794 SOUTH MERIDIAN ROAD           7.375          1,549.88         85
                                       7.125          1,549.88      264,000.00
    GREENFIELD       IN   46140          1            10/31/97         10
    0430490219                           05           12/01/97         20
    972420834                            O            11/01/27
    0


    1656628          575/G01             F          391,400.00         ZZ
                                         360        391,116.72          1
    1320 AMHERST TERRACE WAY           7.625          2,770.30         72
                                       7.375          2,770.30      547,000.00
    CHESTERFIELD     MO   63017          2            10/27/97         00
    0430490193                           03           12/01/97          0
1


    972419406                            O            11/01/27
    0


    1656630          575/G01             F          243,750.00         ZZ
                                         360        243,582.25          1
    1838 HIGH HILL DRIVE               7.875          1,767.36         75
                                       7.625          1,767.36      325,000.00
    POWHATAN         VA   23139          2            10/27/97         00
    0430490110                           05           12/01/97          0
    972410033                            O            11/01/27
    0


    1656633          575/G01             F          234,250.00         ZZ
                                         360        234,084.66          1
    2584 LOWER GREENS PLACE            7.750          1,678.20         95
                                       7.500          1,678.20      246,625.00
    VIRGINIA BEACH   VA   23456          1            10/31/97         12
    0430495796                           03           12/01/97         30
    972346955                            O            11/01/27
    0


    1656634          575/G01             F          224,000.00         ZZ
                                         360        223,833.76          1
    212 COCHET COURT                   7.500          1,566.24         80
                                       7.250          1,566.24      280,529.00
    CARY             NC   27511          1            10/24/97         00
    0430496414                           03           12/01/97          0
    972396091                            O            11/01/27
    0


    1656636          575/G01             F          230,000.00         ZZ
                                         360        229,833.53          1
    5318 MACARTHUR BLVD                7.625          1,627.93         71
                                       7.375          1,627.93      325,000.00
    WASHINGTON       DC   20016          2            10/24/97         00
    0430490037                           07           12/01/97          0
    972407500                            O            11/01/27
    0


    1656640          J95/J95             F          322,000.00         ZZ
                                         360        321,766.94          1
    14245 212TH DRIVE N E              7.625          2,279.10         74
                                       7.375          2,279.10      438,000.00
    WOODINVILLE      WA   98072          5            10/06/97         00
    12067021                             03           12/01/97          0
    12067021                             O            11/01/27
    0


1


    1656641          J95/J95             F          372,000.00         ZZ
                                         360        371,743.99          1
    50 RICHMOND HILL                   7.875          2,697.26         80
                                       7.625          2,697.26      465,000.00
    LAGUNA NIGUEL    CA   92677          1            10/07/97         00
    12089090                             03           12/01/97          0
    12089090                             O            11/01/27
    0


    1656642          J95/J95             F          275,800.00         ZZ
                                         360        275,632.92          1
    1519 GREAT HERON DRIVE             8.500          2,120.66         80
                                       8.250          2,120.66      344,803.00
    SANTA ROSA       CA   95409          1            10/02/97         00
    4803581                              05           12/01/97          0
    4803581                              O            11/01/27
    0


    1656643          575/G01             F          218,700.00         ZZ
                                         360        218,541.72          1
    13618 CLARY SAGE DRIVE             7.625          1,547.94         90
                                       7.375          1,547.94      243,000.00
    CHANTILLY        VA   22021          1            10/29/97         12
    0430490151                           03           12/01/97         25
    972424034                            O            11/01/27
    0


    1656644          J95/J95             F          134,400.00         ZZ
                                         360        134,305.14          1
    11206 BAKERS FALLS COURT           7.750            962.86         80
                                       7.500            962.86      168,000.00
    LOUISVILLE       KY   40299          1            10/15/97         00
    4860599                              05           12/01/97          0
    4860599                              O            11/01/27
    0


    1656645          575/G01             F          218,550.00         ZZ
                                         360        218,391.82          1
    221 HALPINE WALK COURT             7.625          1,546.88         80
                                       7.375          1,546.88      274,060.00
    ROCKVILLE        MD   20851          1            10/30/97         00
    0430489963                           03           12/01/97          0
    972392215                            O            11/01/27
    0


    1656647          J95/J95             F          230,000.00         ZZ
                                         360        229,845.67          1
    6848 NORTH TRAILWAY CIRCLE         8.000          1,687.66         80
                                       7.750          1,687.66      287,500.00
1


    PARKER           CO   80134          1            10/15/97         00
    4657235                              05           12/01/97          0
    4657235                              O            11/01/27
    0


    1656648          J95/J95             F          300,000.00         ZZ
                                         360        299,803.76          1
    1972 MONTANE DRIVE EAST            8.125          2,227.49         55
                                       7.875          2,227.49      555,000.00
    GOLDEN           CO   80401          5            10/16/97         00
    12126728                             03           12/01/97          0
    12126728                             O            11/01/27
    0


    1656649          J95/J95             F          285,500.00         ZZ
                                         360        285,317.94          1
    411 TERESITA BLVD                  8.250          2,144.87         79
                                       8.000          2,144.87      365,000.00
    SAN FRANCISCO    CA   94127          2            10/09/97         00
    7622384                              05           12/01/97          0
    7622384                              O            11/01/27
    0


    1656650          J95/J95             F          176,400.00         ZZ
                                         360        176,033.43          1
    3015 SALISBURY DRIVE               7.875          1,279.02         80
                                       7.625          1,279.02      220,500.00
    ALPHARETTA       GA   30201          1            08/29/97         00
    0004765970                           03           10/01/97          0
    0004765970                           O            09/01/27
    0


    1656651          575/G01             F          240,000.00         ZZ
                                         360        239,817.38          1
    6201 INWOOD DRIVE                  7.375          1,657.62         80
                                       7.125          1,657.62      300,000.00
    HOUSTON          TX   77057          1            10/31/97         00
    0430489583                           03           12/01/97          0
    972432797                            O            11/01/27
    0


    1656654          J95/J95             F          212,000.00         ZZ
                                         360        211,846.56          1
    7232 SEASHARK CIRCLE               7.625          1,500.52         80
                                       7.375          1,500.52      265,000.00
    HUNTINGTON BEAC  CA   92648          1            10/08/97         00
    12089710                             03           12/01/97          0
    12089710                             O            11/01/27
    0
1




    1656655          J95/J95             F          248,000.00         ZZ
                                         360        247,630.73          1
    4656 NORTH 24TH STREET             7.500          1,734.06         80
                                       7.250          1,734.06      310,000.00
    ARLINGTON        VA   22207          1            10/03/97         00
    0007613706                           05           11/01/97          0
    0007613706                           O            10/01/27
    0


    1656656          J95/J95             F          225,000.00         ZZ
                                         360        224,681.36          1
    210 VALENCIA AVENUE                7.750          1,611.93         80
                                       7.500          1,611.93      282,000.00
    APTOS            CA   95003          2            09/22/97         00
    4872875                              05           11/01/97          0
    4872875                              O            10/01/27
    0


    1656657          J95/J95             F          276,000.00         ZZ
                                         360        275,618.87          1
    4608 SHAUNA COURT                  7.875          2,001.19         80
                                       7.625          2,001.19      345,000.00
    SOQUEL           CA   95073          1            09/12/97         00
    4875076                              05           11/01/97          0
    4875076                              O            10/01/27
    0


    1656658          J95/J95             F          250,000.00         ZZ
                                         360        249,814.46          1
    2132 SAWMILL GULCH ROAD            7.500          1,748.04         52
                                       7.250          1,748.04      490,000.00
    GOLDEN           CO   80401          5            10/15/97         00
    0007646995                           05           12/01/97          0
    0007646995                           O            11/01/27
    0


    1656659          575/G01             F          288,000.00         ZZ
                                         360        287,834.30          1
    66 RUTHERFORD CIRCLE               8.750          2,265.70         93
                                       8.500          2,265.70      310,000.00
    STERLING         VA   20165          5            10/24/97         11
    0430489617                           03           12/01/97         30
    972434181                            O            11/01/27
    0


    1656660          J95/J95             F          336,000.00         ZZ
                                         360        335,750.64          1
1


    5510 VIA VIGO                      7.500          2,349.36         80
                                       7.250          2,349.36      420,000.00
    YORBA LINDA      CA   92887          1            10/14/97         00
    4967873                              03           12/01/97          0
    4967873                              O            11/01/27
    0


    1656662          J95/J95             F          290,000.00         ZZ
                                         360        289,790.10          1
    1084 PARMA WAY                     7.625          2,052.61         53
                                       7.375          2,052.61      550,000.00
    LOS ALTOS        CA   94024          1            10/13/97         00
    0007625650                           05           12/01/97          0
    0007625650                           O            11/01/27
    0


    1656663          J95/J95             F          369,900.00         ZZ
                                         360        369,362.86          1
    2545 TAPESTRY DRIVE                7.625          2,618.13         80
                                       7.375          2,618.13      462,392.00
    LIVERMORE        CA   94550          1            09/01/97         00
    4873600                              05           11/01/97          0
    4873600                              O            10/01/27
    0


    1656666          J95/J95             F          335,400.00         ZZ
                                         360        335,151.08          1
    24004 NORTH 116TH WAY              7.500          2,345.17         90
                                       7.250          2,345.17      374,393.00
    SCOTTSDALE       AZ   85255          1            10/07/97         10
    0007570567                           03           12/01/97         25
    0007570567                           O            11/01/27
    0


    1656668          J95/J95             F          396,000.00         ZZ
                                         360        395,706.11          1
    2334 WINGED FOOT ROAD              7.500          2,768.89         80
                                       7.250          2,768.89      495,000.00
    HALF MOON BAY    CA   94019          1            10/01/97         00
    12084034                             03           12/01/97          0
    12084034                             O            11/01/27
    0


    1656669          J95/J95             F          348,000.00         ZZ
                                         360        347,760.50          1
    4011 AMERICAN RIVER DRIVE          7.875          2,523.25         80
                                       7.625          2,523.25      440,000.00
    SACRAMENTO       CA   95864          2            10/07/97         00
    7628316                              05           12/01/97          0
1


    7628316                              O            11/01/27
    0


    1656671          J95/J95             F          495,200.00         ZZ
                                         360        494,867.72          1
    3488 LA MESA DRIVE                 8.000          3,633.61         80
                                       7.750          3,633.61      622,000.00
    SAN CARLOS       CA   94402          2            10/03/97         00
    0007625692                           05           12/01/97          0
    0007625692                           O            11/01/27
    0


    1656673          J95/J95             F          168,000.00         ZZ
                                         360        167,661.29          1
    825 DWIGHT AVENUE                  8.375          1,276.93         80
                                       8.125          1,276.93      210,000.00
    SUNNYVALE        CA   94086          1            08/28/97         00
    7586829                              05           10/01/97          0
    7586829                              O            09/01/27
    0


    1656718          575/G01             F          235,500.00         ZZ
                                         360        235,325.23          1
    9807 VISTA RIDGE COURT             7.500          1,646.65         76
                                       7.250          1,646.65      313,000.00
    IJAMSVILLE       MD   21754          2            10/27/97         00
    0430489534                           03           12/01/97          0
    972436749                            O            11/01/27
    0


    1656720          J95/J95             F          516,000.00         ZZ
                                         360        515,635.81          1
    12218 MILLER AVENUE                7.750          3,696.69         79
                                       7.500          3,696.69      655,000.00
    SARATOGA         CA   95070          2            10/09/97         00
    7646805                              05           12/01/97          0
    7646805                              O            11/01/27
    0


    1656722          J95/J95             F          491,300.00         ZZ
                                         360        490,944.40          1
    7715 HARBOUR WALK                  7.625          3,477.40         72
                                       7.375          3,477.40      690,000.00
    CUMMING          GA   30041          2            10/10/97         00
    0003896255                           03           12/01/97          0
    0003896255                           O            11/01/27
    0


1


    1656723          J95/J95             F          228,000.00         ZZ
                                         360        227,834.98          1
    1021 COURTFIELD COVE               7.625          1,613.77         95
                                       7.375          1,613.77      240,000.00
    COLLIERVILLE     TN   38017          1            10/23/97         01
    5930698                              05           12/01/97         30
    5930698                              O            11/01/27
    0


    1656724          J95/J95             F          244,000.00         ZZ
                                         360        243,827.78          1
    500 5TH AVENUE WEST                7.750          1,748.05         80
                                       7.500          1,748.05      305,000.00
    SPRINGFIELD      TN   37172          4            10/20/97         00
    5901269                              05           12/01/97          0
    5901269                              O            11/01/27
    0


    1656728          J95/J95             F          239,400.00         ZZ
                                         360        239,226.73          1
    1006 GLASGOW DR                    7.625          1,694.46         90
                                       7.375          1,694.46      266,000.00
    MURFREESBORO     TN   37130          1            10/15/97         10
    0005907779                           05           12/01/97         25
    0005907779                           O            11/01/27
    0


    1656729          575/G01             F          270,500.00         ZZ
                                         360        270,299.25          1
    10751 JUDY LANE                    7.500          1,891.38         80
                                       7.250          1,891.38      340,000.00
    COLUMBIA         MD   21044          2            10/24/97         00
    0430489948                           05           12/01/97          0
    972430932                            O            11/01/27
    0


    1656730          J95/J95             F          318,600.00         ZZ
                                         240        318,024.63          1
    13908 SW HILLSHIRE DRIVE           7.500          2,566.62         90
                                       7.250          2,566.62      354,000.00
    TIGARD           OR   97223          2            10/07/97         10
    7646565                              05           12/01/97         25
    7646565                              O            11/01/17
    0


    1656732          E82/G01             F           44,000.00         ZZ
                                         360         43,940.75          1
    3128 WEST CALHOUN PARKWAY          8.000            322.86         78
    #416                               7.750            322.86       57,000.00
1


    MINNEAPOLIS      MN   55416          1            09/23/97         00
    0400037206                           01           11/01/97          0
    0400037206                           O            10/01/27
    0


    1656735          J95/J95             F          262,200.00         ZZ
                                         360        262,032.81          1
    9275 EAST DESERT TRAIL             8.250          1,969.82         95
                                       8.000          1,969.82      276,000.00
    SCOTTSDALE       AZ   85260          1            10/08/97         10
    0012113411                           03           12/01/97         30
    0012113411                           O            11/01/27
    0


    1656737          J95/J95             F          275,000.00         ZZ
                                         360        274,795.91          1
    9694 FOX HILL CIRCLE NORTH         7.500          1,922.84         46
                                       7.250          1,922.84      610,000.00
    GERMANTOWN       TN   38139          4            10/16/97         00
    5949664                              05           12/01/97          0
    5949664                              O            11/01/27
    0


    1656750          J95/J95             F          645,000.00         ZZ
                                         360        644,544.76          1
    27750 ALAMOUNT CIRCLE              7.750          4,620.86         50
                                       7.500          4,620.86    1,300,000.00
    LOS ALTOS HILLS  CA   94022          2            10/02/97         00
    7624448                              03           12/01/97          0
    7624448                              O            11/01/27
    0


    1656753          439/G01             F          135,000.00         ZZ
                                         360        133,664.33          1
    14 CLUB HOUSE COURT                7.300            925.53         53
                                       7.050            925.53      258,000.00
    SETAUKET         NY   11733          1            09/19/97         00
    0430506857                           05           11/01/97          0
    1896568                              O            10/01/27
    0


    1656754          439/G01             F          552,000.00         ZZ
                                         360        551,178.10          1
    71 PINECREST DRIVE                 7.500          3,859.67         80
                                       7.250          3,859.67      690,000.00
    HASTINGS-ON-HUD  NY   10706          1            09/19/97         00
    0430506816                           05           11/01/97          0
    1906955                              O            10/01/27
    0
1




    1656755          439/G01             F           75,000.00         ZZ
                                         360         74,900.03          1
    2851 S OCEAN BLVD UNIT 4V          8.050            552.94         65
                                       7.800            552.94      117,000.00
    BOCA RATON       FL   33432          1            09/30/97         00
    0430506782                           01           11/01/97          0
    1907175                              O            10/01/27
    0


    1656756          439/G01             F          244,000.00         ZZ
                                         360        243,027.23          1
    1 COLONIAL GATE                    7.400          1,689.41         80
                                       7.150          1,689.41      305,000.00
    PLAINVIEW        NY   11803          1            09/12/97         00
    0430506733                           05           11/01/97          0
    1908084                              O            10/01/27
    0


    1656757          439/G01             F          240,000.00         ZZ
                                         360        239,656.68          1
    2 FUERTH COURT                     7.700          1,711.11         71
                                       7.450          1,711.11      339,500.00
    NEW CITY         NY   10956          1            09/30/97         00
    0430506717                           05           11/01/97          0
    1909659                              O            10/01/27
    0


    1656758          439/G01             F          252,000.00         ZZ
                                         360        251,635.88          1
    28391 VIA ANZAR                    7.650          1,787.98         80
                                       7.400          1,787.98      315,000.00
    SAN JUAN CAPIST  CA   92675          1            09/12/97         00
    0430506634                           05           11/01/97          0
    1910761                              O            10/01/27
    0


    1656759          439/G01             F          115,000.00         T
                                         360        114,854.31          1
    7272 NORTH SERENOA                 8.300            868.01         43
                                       8.050            868.01      269,000.00
    SARASOTA         FL   34241          1            09/30/97         00
    0430506618                           03           11/01/97          0
    1910852                              O            10/01/27
    0


    1656760          439/G01             F          240,000.00         ZZ
                                         360        239,673.56          1
1


    610 SOUTH REESE PLACE              7.950          1,752.68         74
                                       7.700          1,752.68      325,000.00
    BURBANK          CA   91506          5            09/11/97         00
    0430506600                           05           11/01/97          0
    1910976                              O            10/01/27
    0


    1656761          439/G01             F          260,000.00         ZZ
                                         360        259,605.07          1
    131 OCEAN AVENUE                   7.400          1,800.19         80
                                       7.150          1,800.19      325,000.00
    MASSAPEQUA       NY   11758          1            09/19/97         00
    0430506576                           05           11/01/97          0
    1911164                              O            10/01/27
    0


    1656762          439/G01             F          361,800.00         ZZ
                                         360        361,261.30          1
    625 N DOHENY DRIVE                 7.500          2,529.76         70
                                       7.250          2,529.76      517,000.00
    BEVERLY HILLS    CA   90210          1            09/10/97         00
    0430506568                           05           11/01/97          0
    1911632                              O            10/01/27
    0


    1656763          439/G01             F          487,500.00         ZZ
                                         360        486,836.93          1
    509 PALM TRAIL                     7.950          3,560.13         75
                                       7.700          3,560.13      650,000.00
    DELRAY BEACH     FL   33483          1            09/16/97         00
    0430506535                           05           11/01/97          0
    1912039                              O            10/01/27
    0


    1656764          439/G01             F           97,000.00         ZZ
                                         360         96,862.64          1
    149 NORTH GRANT LANE               7.750            694.92         59
                                       7.500            694.92      165,000.00
    FOLSOM           CA   95630          2            09/09/97         00
    0430506519                           09           11/01/97          0
    1912608                              O            10/01/27
    0


    1656765          439/G01             F          340,000.00         ZZ
                                         360        339,518.49          1
    917 E CAMINO REAL AVENUE           7.750          2,435.81         80
                                       7.500          2,435.81      425,000.00
    ARCADIA          CA   91006          1            09/10/97         00
    0430520601                           05           11/01/97          0
1


    1912795                              O            10/01/27
    0


    1656766          439/G01             F          295,800.00         ZZ
                                         360        295,381.10          1
    1643 NATALIE COURT                 7.750          2,119.15         80
                                       7.500          2,119.15      369,800.00
    SAN JOSE         CA   95118          1            09/15/97         00
    0430506477                           05           11/01/97          0
    1913018                              O            10/01/27
    0


    1656767          439/G01             F          274,000.00         ZZ
                                         360        273,604.10          1
    3221 SAN JUAN HOLLISTER ROAD       7.650          1,944.07         77
                                       7.400          1,944.07      359,000.00
    HOLLISTER        CA   95023          1            09/10/97         00
    0430506436                           05           11/01/97          0
    1913169                              O            10/01/27
    0


    1656769          439/G01             F          416,000.00         ZZ
                                         360        415,422.62          1
    125 BOWSPRIT DR                    7.850          3,009.08         80
                                       7.600          3,009.08      520,000.00
    N PALM BEACH     FL   33408          1            09/15/97         00
    0430506410                           05           11/01/97          0
    1913386                              O            10/01/27
    0


    1656770          439/G01             F          271,900.00         ZZ
                                         360        271,526.41          1
    4082 LAKEMONT COURT                7.900          1,976.19         80
                                       7.650          1,976.19      339,990.00
    SAN JOSE         CA   95148          1            09/18/97         00
    0430506378                           05           11/01/97          0
    1913404                              O            10/01/27
    0


    1656771          439/G01             F          230,400.00         ZZ
                                         360        230,050.02          1
    510 RINDGE LANE                    7.400          1,595.25         90
                                       7.150          1,595.25      256,000.00
    REDONDO BEACH    CA   90278          1            09/25/97         10
    0430507723                           05           11/01/97         25
    1913436                              O            10/01/27
    0


1


    1656772          439/G01             F           75,000.00         ZZ
                                         360         74,893.78          1
    837 STANLEY ST                     7.750            537.31         35
                                       7.500            537.31      215,000.00
    WEST ISLIP       NY   11795          1            09/22/97         00
    0430506741                           05           11/01/97          0
    1913465                              O            10/01/27
    0


    1656773          439/G01             F          105,900.00         ZZ
                                         360        105,754.49          1
    11240 VILLAGE 11                   7.900            769.69         75
                                       7.650            769.69      141,500.00
    CAMARILLO        CA   93012          1            09/05/97         00
    0430506824                           09           11/01/97          0
    1913674                              O            10/01/27
    0


    1656774          439/G01             F          644,000.00         ZZ
                                         360        643,060.11          1
    28876 KING ARTHUR COURT            7.600          4,547.13         78
                                       7.350          4,547.13      830,000.00
    RANCHO PALOS VE  CA   90275          1            09/23/97         00
    0430507103                           05           11/01/97          0
    1914331                              O            10/01/27
    0


    1656775          439/G01             F          130,100.00         ZZ
                                         360        129,923.04          1
    611 NORTHEAST 55 STREET            7.950            950.10         75
                                       7.700            950.10      173,500.00
    MIAMI            FL   33137          1            09/22/97         00
    0430507301                           05           11/01/97          0
    1914381                              O            10/01/27
    0


    1656776          439/G01             F          635,000.00         ZZ
                                         360        633,963.33          1
    10 BLANCHARD                       7.450          4,418.30         53
                                       7.200          4,418.30    1,220,000.00
    IRVINE           CA   92612          1            09/12/97         00
    0430507160                           05           11/01/97          0
    1914427                              O            10/01/27
    0


    1656777          439/G01             F          540,000.00         ZZ
                                         360        538,926.54          1
    16 TIEL WAY                        7.700          3,849.99         80
                                       7.450          3,849.99      675,000.00
1


    HOUSTON          TX   77019          1            09/26/97         00
    0430507152                           03           11/01/97          0
    1914539                              O            10/01/27
    0


    1656778          439/G01             F          278,000.00         ZZ
                                         360        277,602.33          1
    2800 HARBOR ROAD                   7.700          1,982.03         80
                                       7.450          1,982.03      347,500.00
    MERRICK          NY   11566          1            09/25/97         00
    0430507095                           05           11/01/97          0
    1914565                              O            10/01/27
    0


    1656779          439/G01             F          250,100.00         ZZ
                                         360        249,742.23          1
    41935 CALLE CABRILLO               7.700          1,783.12         79
                                       7.450          1,783.12      316,582.00
    TEMECULA         CA   92592          2            09/19/97         00
    0430507319                           05           11/01/97          0
    1914721                              O            10/01/27
    0


    1656780          439/G01             F          263,000.00         ZZ
                                         360        262,627.54          1
    3740 SAN ANTONIO RD                7.750          1,884.17         62
                                       7.500          1,884.17      427,700.00
    YORBA LINDA      CA   92886          1            09/02/97         00
    0430507269                           05           11/01/97          0
    1914827                              O            10/01/27
    0


    1656781          439/G01             F          240,000.00         ZZ
                                         360        239,646.21          1
    1138 EL PRADO CT                   7.550          1,686.34         75
                                       7.300          1,686.34      320,000.00
    SAN JOSE         CA   95120          1            09/12/97         00
    0430507194                           05           11/01/97          0
    1914904                              O            10/01/27
    0


    1656782          439/G01             F          260,000.00         ZZ
                                         360        258,982.64          1
    7398 MELODIA TERRACE               7.350          1,791.33         65
                                       7.100          1,791.33      405,153.00
    CARLSBAD         CA   92009          1            09/15/97         00
    0430507202                           03           11/01/97          0
    1914934                              O            10/01/27
    0
1




    1656783          439/G01             F          322,200.00         ZZ
                                         360        321,761.77          1
    6167 LAKEVIEW CIRCLE               7.950          2,352.97         90
                                       7.700          2,352.97      358,000.00
    SAN RAMON        CA   94583          2            09/03/97         10
    0430520411                           03           11/01/97         25
    1915037                              O            10/01/27
    0


    1656784          439/G01             F          171,700.00         ZZ
                                         360        171,045.76          1
    3904 WEST 177TH STREET             7.800          1,236.02         75
                                       7.550          1,236.02      229,000.00
    TORRANCE         CA   90503          1            09/12/97         00
    0430507210                           05           11/01/97          0
    1915456                              O            10/01/27
    0


    1656786          439/G01             F          282,400.00         ZZ
                                         360        282,015.89          2
    484-486 LAUREL AVENUE              7.950          2,062.32         80
                                       7.700          2,062.32      353,000.00
    HALF MOON BAY    CA   94019          1            09/12/97         00
    0430507343                           05           11/01/97          0
    1915700                              O            10/01/27
    0


    1656787          439/G01             F          247,200.00         ZZ
                                         360        246,842.83          1
    5468 MAEMURRAY DRIVE               7.650          1,753.92         80
                                       7.400          1,753.92      309,000.00
    LOS ANGELES      CA   90041          1            09/17/97         00
    0430507368                           05           11/01/97          0
    1915914                              O            10/01/27
    0


    1656788          439/G01             F          636,000.00         ZZ
                                         360        635,024.28          1
    1640 CATALUNA PLACE                7.350          4,381.87         80
                                       7.100          4,381.87      800,000.00
    PALOS VERDES ES  CA   90274          1            09/03/97         00
    0430507384                           05           11/01/97          0
    1915922                              O            10/01/27
    0


    1656789          439/G01             F          295,000.00         ZZ
                                         360        293,979.31          1
1


    64 HOLMES LANE                     7.650          2,093.07         77
                                       7.400          2,093.07      385,000.00
    BEDFORD          NY   10506          1            09/19/97         00
    0430507392                           05           11/01/97          0
    1915926                              O            10/01/27
    0


    1656790          439/G01             F          322,500.00         ZZ
                                         360        322,070.14          1
    3715 SLOPEVIEW DR                  8.050          2,377.65         75
                                       7.800          2,377.65      430,000.00
    SAN JOSE         CA   95148          1            09/10/97         00
    0430507434                           05           11/01/97          0
    1915934                              O            10/01/27
    0


    1656791          439/G01             F           84,300.00         ZZ
                                         360         84,159.00          1
    1136 GREENLEAF #103                7.900            612.70         75
                                       7.650            612.70      112,500.00
    WILMETTE         IL   60091          1            09/26/97         00
    0430507459                           01           11/01/97          0
    1915981                              O            10/01/27
    0


    1656793          439/G01             F          528,000.00         ZZ
                                         360        527,213.83          1
    1375 JAMES COURT                   7.500          3,691.86         80
                                       7.250          3,691.86      660,000.00
    MORGAN HILL      CA   95037          1            09/11/97         00
    0430507749                           05           11/01/97          0
    1916033                              O            10/01/27
    0


    1656794          439/G01             F          100,000.00         ZZ
                                         360         99,863.97          1
    696 JASPER AVENUE                  7.950            730.29         47
                                       7.700            730.29      215,000.00
    VENTURA          CA   93004          5            09/15/97         00
    0430507889                           05           11/01/97          0
    1916118                              O            10/01/27
    0


    1656795          439/G01             F           39,000.00         ZZ
                                         360         38,946.40          1
    3425 VIA POINCIANA UNIT #204       7.900            283.46         75
                                       7.650            283.46       52,000.00
    LAKE WORTH       FL   33467          1            09/24/97         00
    0430507780                           01           11/01/97          0
1


    1916225                              O            10/01/27
    0


    1656796          439/G01             F           77,200.00         ZZ
                                         360         77,094.99          1
    44539 FERN AVENUE                  7.950            563.78         75
                                       7.700            563.78      103,000.00
    LANCASTER        CA   93534          1            09/11/97         00
    0430507814                           05           11/01/97          0
    1916275                              O            10/01/27
    0


    1656797          439/G01             F           97,000.00         ZZ
                                         360         96,257.05          1
    875 GRAPEVINE WAY                  7.800            698.28         38
                                       7.550            698.28      257,000.00
    TEMPLETON        CA   93465          1            09/08/97         00
    0430507822                           05           11/01/97          0
    1916303                              O            10/01/27
    0


    1656798          439/G01             F          330,500.00         ZZ
                                         360        330,002.97          1
    6462 BRADDOCK CIRCLE               7.450          2,299.60         80
                                       7.200          2,299.60      413,245.00
    HUNTINGTON BEAC  CA   92648          1            09/26/97         00
    0430507848                           05           11/01/97          0
    1916360                              O            10/01/27
    0


    1656800          439/G01             F          266,500.00         ZZ
                                         360        266,141.16          1
    38325 CHERRYWOOD DRIVE             8.000          1,955.49         80
                                       7.750          1,955.49      333,200.00
    MURRIETA         CA   92562          1            09/19/97         00
    0430507921                           01           11/01/97          0
    1916535                              O            10/01/27
    0


    1656801          439/G01             F           71,500.00         ZZ
                                         360         71,404.70          1
    907 DOVER FALLS DRIVE              8.050            527.14         55
                                       7.800            527.14      131,500.00
    MANCHESTER       MO   63021          1            09/26/97         00
    0430507962                           03           11/01/97          0
    1916618                              O            10/01/27
    0


1


    1656802          439/G01             F          236,000.00         ZZ
                                         360        235,665.78          1
    4628 GLENCOE AVENUE #1             7.750          1,690.74         80
                                       7.500          1,690.74      295,000.00
    LOS ANGELES      CA   90292          1            09/10/97         00
    0430508028                           01           11/01/97          0
    1916898                              O            10/01/27
    0


    1656803          439/G01             F          220,000.00         ZZ
                                         360        219,688.44          1
    27 DERBY ROAD                      7.750          1,576.11         80
                                       7.500          1,576.11      275,000.00
    PORT WASHINGTON  NY   11050          1            09/25/97         00
    0430508051                           05           11/01/97          0
    1916961                              O            10/01/27
    0


    1656805          439/G01             F          220,000.00         ZZ
                                         360        219,682.11          1
    7 LAUREL ROAD                      7.650          1,560.94         80
                                       7.400          1,560.94      275,000.00
    SOUTH SALEM      NY   10590          1            09/30/97         00
    0430508093                           05           11/01/97          0
    1917105                              O            10/01/27
    0


    1656807          439/G01             F          271,050.00         ZZ
                                         360        270,646.41          1
    6538 CERTA DRIVE                   7.500          1,895.23         65
                                       7.250          1,895.23      417,000.00
    RANCHO PALOS VE  CA   90275          1            09/10/97         00
    0430510271                           05           11/01/97          0
    1917119                              O            10/01/27
    0


    1656808          439/G01             F          220,000.00         ZZ
                                         360        219,675.68          1
    1730 KINGS ROAD                    7.550          1,545.82         59
                                       7.300          1,545.82      378,000.00
    VISTA            CA   92084          2            09/18/97         00
    0430516914                           03           11/01/97          0
    1917246                              O            10/01/27
    0


    1656809          439/G01             F          220,000.00         ZZ
                                         360        219,682.11          1
    1491 LEXINGTON STREET              7.650          1,560.94         71
                                       7.400          1,560.94      312,000.00
1


    SANTA CLARA      CA   95050          2            09/08/97         00
    0430516930                           05           11/01/97          0
    1917287                              O            10/01/27
    0


    1656810          439/G01             F          255,000.00         ZZ
                                         360        254,646.08          1
    535 ENCINO DRIVE                   7.850          1,844.51         75
                                       7.600          1,844.51      340,000.00
    MORGAN HILL      CA   95037          5            09/10/97         00
    0430516955                           05           11/01/97          0
    1917293                              O            10/01/27
    0


    1656811          439/G01             F          308,000.00         ZZ
                                         360        307,559.41          1
    2050 SHARPLESS DRIVE               7.700          2,195.92         75
                                       7.450          2,195.92      415,000.00
    LA HABRA         CA   90631          2            09/05/97         00
    0430516963                           05           11/01/97          0
    1917411                              O            10/01/27
    0


    1656812          439/G01             F          271,000.00         ZZ
                                         360        270,600.51          1
    3175 BERMUDA DRIVE                 7.550          1,904.16         85
                                       7.300          1,904.16      320,000.00
    COSTA MESA       CA   92626          2            09/19/97         10
    0430517011                           05           11/01/97         12
    1917555                              O            10/01/27
    0


    1656813          439/G01             F          266,500.00         ZZ
                                         360        266,126.37          1
    45 TROPICAL ISLAND LANE            7.800          1,918.46         68
                                       7.550          1,918.46      391,911.00
    MERRITT ISLAND   FL   32952          2            09/12/97         00
    0430517078                           03           11/01/97          0
    1917591                              O            10/01/27
    0


    1656814          439/G01             F           70,000.00         ZZ
                                         360         69,361.52          1
    30188 CLEAR WATER DRIVE            8.100            518.53         32
                                       7.850            518.53      225,000.00
    CANYON LAKE      CA   92587          1            09/16/97         00
    0430517094                           03           11/01/97          0
    1917632                              O            10/01/27
    0
1




    1656815          439/G01             F          112,500.00         ZZ
                                         360        112,350.06          1
    102 BIRDFISH LANE                  8.050            829.41         75
                                       7.800            829.41      150,000.00
    JUPITER          FL   33477          1            09/30/97         00
    0430517128                           03           11/01/97          0
    1917666                              O            10/01/27
    0


    1656816          439/G01             F          502,000.00         ZZ
                                         360        501,542.10          1
    50 TRISH COURT                     7.700          3,579.07         80
                                       7.450          3,579.07      627,500.00
    DANVILLE         CA   94506          1            09/24/97         00
    0430517219                           05           12/01/97          0
    1917673                              O            11/01/27
    0


    1656817          439/G01             F          390,000.00         ZZ
                                         360        389,354.64          1
    859 HARRISON AVENUE                8.050          2,875.29         80
                                       7.800          2,875.29      490,000.00
    CAMPBELL         CA   95008          1            09/11/97         00
    0430517243                           05           11/01/97          0
    1917733                              O            10/01/27
    0


    1656818          439/G01             F          155,000.00         ZZ
                                         360        154,791.29          1
    5900 PINEBROOK DRIVE               8.000          1,137.34         61
                                       7.750          1,137.34      255,000.00
    BOCA RATON       FL   33433          1            09/17/97         00
    0430517250                           03           11/01/97          0
    1917739                              O            10/01/27
    0


    1656819          439/G01             F          138,700.00         ZZ
                                         360        138,517.00          1
    6490 GOLDEN GATE PARKWAY           8.100          1,027.42         73
                                       7.850          1,027.42      191,000.00
    NAPLES           FL   34105          1            09/26/97         00
    0430517300                           05           11/01/97          0
    1917828                              O            10/01/27
    0


    1656820          439/G01             F          396,000.00         ZZ
                                         360        395,709.03          1
1


    1009 TRAFALGER DRIVE               7.550          2,782.47         80
                                       7.300          2,782.47      495,000.00
    GLENDALE         CA   91207          1            09/24/97         00
    0430517342                           03           12/01/97          0
    1918021                              O            11/01/27
    0


    1656821          439/G01             F           78,000.00         ZZ
                                         360         77,888.42          1
    2907 POPLAR CREEK LANE             7.700            556.11         75
                                       7.450            556.11      104,000.00
    PEARLAND         TX   77584          1            09/17/97         00
    0430517409                           03           11/01/97          0
    1918059                              O            10/01/27
    0


    1656822          439/G01             F          248,000.00         ZZ
                                         360        247,645.23          1
    214 POPLAR AVENUE                  7.700          1,768.15         80
                                       7.450          1,768.15      310,000.00
    SAN BRUNO        CA   94066          2            09/09/97         00
    0430517425                           05           11/01/97          0
    1918147                              O            10/01/27
    0


    1656823          439/G01             F          100,000.00         ZZ
                                         360         99,865.35          1
    124 NORTH CLAREMONT AVENUE         8.000            733.77         55
                                       7.750            733.77      182,000.00
    SAN JOSE         CA   95127          5            09/12/97         00
    0430517441                           05           11/01/97          0
    1918161                              O            10/01/27
    0


    1656824          439/G01             F           84,300.00         ZZ
                                         360         84,175.73          1
    5827 SOUTH ASOTIN STREET           7.550            592.33         70
                                       7.300            592.33      120,500.00
    TACOMA           WA   98408          1            09/02/97         00
    0430517466                           05           11/01/97          0
    1918163                              O            10/01/27
    0


    1656825          439/G01             F          280,000.00         ZZ
                                         360        279,810.21          1
    2 NORTHVIEW LANE                   7.950          2,044.79         80
                                       7.700          2,044.79      350,000.00
    SAN RAFAEL       CA   94903          1            09/26/97         00
    0430517490                           05           12/01/97          0
1


    1918165                              O            11/01/27
    0


    1656826          439/G01             F          213,000.00         ZZ
                                         360        212,713.21          1
    698 NW 9 COURT                     8.000          1,562.92         67
                                       7.750          1,562.92      320,000.00
    BOCA RATON       FL   33486          2            09/10/97         00
    0430517540                           05           11/01/97          0
    1918176                              O            10/01/27
    0


    1656827          439/G01             F          304,000.00         ZZ
                                         360        303,582.31          1
    1422 GIBBONS DRIVE                 7.900          2,209.49         80
                                       7.650          2,209.49      380,000.00
    ALAMEDA          CA   94501          1            09/10/97         00
    0430517565                           05           11/01/97          0
    1918248                              O            10/01/27
    0


    1656828          439/G01             F           36,500.00         ZZ
                                         360         36,250.85          1
    10821 MILITARY TRAIL UNIT 18D      8.050            269.10         75
                                       7.800            269.10       48,700.00
    PALM BEACH GARD  FL   33410          1            09/26/97         00
    0430521179                           01           11/01/97          0
    1918289                              O            10/01/27
    0


    1656829          439/G01             F          129,000.00         ZZ
                                         360        128,822.76          1
    1274 FOLSOM AVENUE                 7.900            937.58         75
                                       7.650            937.58      172,000.00
    HAYWARD          CA   94544          1            09/03/97         00
    0430520627                           05           11/01/97          0
    1918290                              O            10/01/27
    0


    1656830          439/G01             F          491,000.00         ZZ
                                         360        489,651.28          1
    124 GRAND CANAL                    7.400          3,399.59         62
                                       7.150          3,399.59      800,000.00
    NEWPORT BEACH    CA   92662          2            09/22/97         00
    0430517631                           05           11/01/97          0
    1918291                              O            10/01/27
    0


1


    1656831          439/G01             F          239,200.00         ZZ
                                         360        238,854.38          1
    12865 MEADOWDALE LANE              7.650          1,697.16         80
                                       7.400          1,697.16      299,000.00
    SAN DIEGO        CA   92131          1            09/12/97         00
    0430517664                           03           11/01/97          0
    1918344                              O            10/01/27
    0


    1656832          439/G01             F           70,000.00         ZZ
                                         360         69,856.69          1
    1306 SW 1ST TERR                   8.050            516.08         64
                                       7.800            516.08      110,000.00
    POMPANO BEACH    FL   33060          5            09/12/97         00
    0430517672                           05           11/01/97          0
    1918376                              O            10/01/27
    0


    1656835          439/G01             F          252,000.00         ZZ
                                         360        251,639.53          1
    9 FOX SPARROW COURT                7.700          1,796.66         80
                                       7.450          1,796.66      315,000.00
    SCOTTS VALLEY    CA   95066          2            09/08/97         00
    0430517706                           03           11/01/97          0
    1918420                              O            10/01/27
    0


    1656836          439/G01             F          220,500.00         ZZ
                                         360        219,981.00          1
    637 LAYNE BOULEVARD                7.650          1,564.48         90
                                       7.400          1,564.48      245,000.00
    HALLANDALE       FL   33009          1            10/01/97         10
    0430521427                           05           11/01/97         25
    1918444                              O            10/01/27
    0


    1656837          439/G01             F          263,200.00         ZZ
                                         360        262,677.49          1
    2811 SW UPPER DRIVE                7.450          1,831.33         80
                                       7.200          1,831.33      329,000.00
    PORTLAND         OR   97201          1            09/09/97         00
    0430519074                           05           11/01/97          0
    1918474                              O            10/01/27
    0


    1656838          439/G01             F          360,000.00         ZZ
                                         360        359,505.38          1
    290 SUMMIT ROAD                    7.900          2,616.50         80
                                       7.650          2,616.50      450,000.00
1


    WATSONVILLE      CA   95076          2            09/18/97         00
    0430519108                           05           11/01/97          0
    1918540                              O            10/01/27
    0


    1656839          439/G01             F          260,000.00         ZZ
                                         360        259,331.04          1
    9465 EAGLE VIEW WAY                7.750          1,862.68         80
                                       7.500          1,862.68      325,000.00
    GILORY           CA   95020          1            09/24/97         00
    0430519173                           05           11/01/97          0
    1918560                              O            10/01/27
    0


    1656841          439/G01             F          344,300.00         ZZ
                                         360        343,797.51          1
    1324 EL VAGO STREET                7.600          2,431.02         67
                                       7.350          2,431.02      520,000.00
    LA CANADA-FLINT  CA   91011          2            09/24/97         00
    0430518399                           05           11/01/97          0
    1918692                              O            10/01/27
    0


    1656842          439/G01             F           62,200.00         ZZ
                                         360         62,115.40          1
    3500 SW 86TH AVE                   7.950            454.24         50
                                       7.700            454.24      125,000.00
    MIAMI            FL   33155          5            09/15/97         00
    0430518407                           05           11/01/97          0
    1918701                              O            10/01/27
    0


    1656843          439/G01             F           66,900.00         ZZ
                                         360         66,809.00          1
    977 GLENCLIFF STREET               7.950            488.56         60
                                       7.700            488.56      112,000.00
    LA HABRA         CA   90631          1            09/08/97         00
    0430518431                           01           11/01/97          0
    1918820                              O            10/01/27
    0


    1656844          439/G01             F          310,000.00         ZZ
                                         360        309,538.42          1
    2855 PARK PLACE                    7.500          2,167.57         68
                                       7.250          2,167.57      459,875.00
    LAGUNA BEACH     CA   92651          1            09/17/97         00
    0430518456                           05           11/01/97          0
    1918826                              O            10/01/27
    0
1




    1656845          439/G01             F          215,300.00         ZZ
                                         360        214,985.78          1
    5812 WOODLAWN AVENUE NORTH         7.600          1,520.18         80
                                       7.350          1,520.18      269,250.00
    SEATTLE          WA   98103          1            09/15/97         00
    0430518480                           05           11/01/97          0
    1918828                              O            10/01/27
    0


    1656846          439/G01             F          295,600.00         ZZ
                                         360        295,197.93          1
    1005 NEWTON ROAD                   7.950          2,158.72         80
                                       7.700          2,158.72      369,500.00
    SANTA BARBARA    CA   93101          1            09/05/97         00
    0430518522                           05           11/01/97          0
    1918864                              O            10/01/27
    0


    1656847          439/G01             F          100,000.00         ZZ
                                         360         99,662.98          1
    3902 NW 21 ST                      7.950            730.29         72
                                       7.700            730.29      140,000.00
    COCONUT CREEK    FL   33066          1            09/19/97         00
    0430519215                           03           11/01/97          0
    1918872                              O            10/01/27
    0


    1656848          439/G01             F          490,000.00         ZZ
                                         360        487,766.36          1
    5696 POGLIA COURT                  7.600          3,459.77         69
                                       7.350          3,459.77      715,000.00
    SAN JOSE         CA   95138          2            09/12/97         00
    0430519231                           05           11/01/97          0
    1918885                              O            10/01/27
    0


    1656849          439/G01             F          380,000.00         ZZ
                                         360        379,450.94          1
    424 VISTA GRANDE                   7.650          2,696.16         80
                                       7.400          2,696.16      475,000.00
    NEWPORT BEACH    CA   92660          1            09/17/97         00
    0430518506                           01           11/01/97          0
    1918891                              O            10/01/27
    0


    1656850          439/G01             F           63,000.00         ZZ
                                         360         62,913.44          1
1


    3149 BAY STREET                    7.900            457.89         65
                                       7.650            457.89       97,000.00
    SARASOTA         FL   34237          5            09/19/97         00
    0430519249                           05           11/01/97          0
    1918939                              O            10/01/27
    0


    1656851          439/G01             F          120,000.00         ZZ
                                         360        118,605.61          1
    3234 N PIONEER AVE                 8.050            884.71         57
                                       7.800            884.71      213,000.00
    CHICAGO          IL   60634          5            09/15/97         00
    0430518514                           05           11/01/97          0
    1918965                              O            10/01/27
    0


    1656852          439/G01             F           92,000.00         ZZ
                                         360         91,871.00          1
    10328 LIMETREE LANE                7.800            662.29         70
                                       7.550            662.29      132,000.00
    SPRING VALLEY    CA   91977          1            09/11/97         00
    0430519298                           05           11/01/97          0
    1918966                              O            10/01/27
    0


    1656853          439/G01             F          206,200.00         ZZ
                                         360        205,927.92          1
    274 HILLSIDE DRIVE                 8.100          1,527.43         75
                                       7.850          1,527.43      275,000.00
    PACIFICA         CA   94044          1            09/11/97         00
    0430518530                           05           11/01/97          0
    1919003                              O            10/01/27
    0


    1656854          439/G01             F          268,000.00         ZZ
                                         360        267,620.46          1
    410 CALLE MACHO                    7.750          1,919.99         80
                                       7.500          1,919.99      335,000.00
    SAN CLEMENTE     CA   92672          1            09/05/97         00
    0430518555                           05           11/01/97          0
    1919034                              O            10/01/27
    0


    1656855          439/G01             F          160,000.00         ZZ
                                         360        159,775.67          1
    5020 MARICOPA STREET               7.800          1,151.80         59
                                       7.550          1,151.80      273,000.00
    TORRANCE         CA   90503          1            09/09/97         00
    0430519306                           05           11/01/97          0
1


    1919036                              O            10/01/27
    0


    1656856          439/G01             F          440,000.00         ZZ
                                         360        439,401.52          1
    9341 HOLT ROAD                     7.950          3,213.25         61
                                       7.700          3,213.25      730,000.00
    CARMEL           CA   93923          1            09/22/97         00
    0430521195                           05           11/01/97          0
    1919054                              O            10/01/27
    0


    1656857          439/G01             F          245,000.00         ZZ
                                         360        244,300.99          1
    5275 VIA ANGELINA                  7.600          1,729.89         74
                                       7.350          1,729.89      335,000.00
    YORBA LINDA      CA   92886          1            09/12/97         00
    0430519314                           05           11/01/97          0
    1919057                              O            10/01/27
    0


    1656858          439/G01             F          115,000.00         ZZ
                                         360        114,833.83          1
    1245 SCHOLL LANE                   7.650            815.95         43
                                       7.400            815.95      270,000.00
    SANTA CRUZ       CA   95062          5            09/23/97         00
    0430519363                           05           11/01/97          0
    1919113                              O            10/01/27
    0


    1656859          439/G01             F          233,000.00         ZZ
                                         360        232,670.02          1
    1511 SOUTH LOS ROBLES AVENUE       7.750          1,669.25         52
                                       7.500          1,669.25      450,000.00
    PASADENA         CA   91106          2            09/11/97         00
    0430519389                           05           11/01/97          0
    1919205                              O            10/01/27
    0


    1656860          439/G01             F           51,900.00         ZZ
                                         360         51,831.52          1
    11196 GREEN LAKES DR 202           8.100            384.45         73
                                       7.850            384.45       71,900.00
    BOYNTON BEACH    FL   33437          1            09/26/97         00
    0430519405                           01           11/01/97          0
    1919236                              O            10/01/27
    0


1


    1656861          439/G01             F           80,000.00         ZZ
                                         360         79,894.44          1
    6520 LINDLEY AVENUE                8.100            592.60         65
                                       7.850            592.60      124,000.00
    RESEDA           CA   91335          5            09/15/97         00
    0430519264                           05           11/01/97          0
    1919249                              O            10/01/27
    0


    1656862          439/G01             F          250,000.00         ZZ
                                         360        249,635.13          1
    795 MARION AVENUE                  7.600          1,765.19         42
                                       7.350          1,765.19      602,000.00
    PALO ALTO        CA   94303          2            09/10/97         00
    0430519272                           05           11/01/97          0
    1919338                              O            10/01/27
    0


    1656863          439/G01             F          255,000.00         ZZ
                                         360        254,620.32          1
    8227 LOMA VISTA ROAD               7.500          1,783.00         84
                                       7.250          1,783.00      305,000.00
    VENTURA          CA   93004          2            09/15/97         10
    0430519371                           05           11/01/97         12
    1919378                              O            10/01/27
    0


    1656864          439/G01             F           72,800.00         ZZ
                                         360         72,694.81          1
    922 TYLER RUN                      7.650            516.53         50
                                       7.400            516.53      145,688.00
    SUGAR LAND       TX   77479          1            09/26/97         00
    0430519447                           03           11/01/97          0
    1919416                              O            10/01/27
    0


    1656865          439/G01             F          262,400.00         ZZ
                                         360        261,895.45          1
    2057 BRITTAN AVE                   7.700          1,870.81         80
                                       7.450          1,870.81      328,000.00
    SAN CARLOS       CA   94070          1            09/18/97         00
    0430519496                           05           11/01/97          0
    1919487                              O            10/01/27
    0


    1656866          439/G01             F          278,000.00         ZZ
                                         360        277,602.33          1
    1031 RENOIR COURT                  7.700          1,982.03         74
                                       7.450          1,982.03      378,000.00
1


    SUNNYVALE        CA   94086          1            09/15/97         00
    0430519538                           05           11/01/97          0
    1919530                              O            10/01/27
    0


    1656867          439/G01             F          244,000.00         ZZ
                                         360        243,647.44          1
    3638 SANTA CARLOTTA STREET         7.650          1,731.22         80
                                       7.400          1,731.22      305,000.00
    GLENDALE         CA   91214          1            09/17/97         00
    0430519470                           05           11/01/97          0
    1919558                              O            10/01/27
    0


    1656868          439/G01             F           54,000.00         ZZ
                                         360         53,933.65          1
    720 S. CATALINA AVE.               8.450            413.31          9
                                       8.200            413.31      630,000.00
    REDONDO BEACH    CA   90277          5            09/22/97         00
    0430519512                           05           11/01/97          0
    1919570                              O            10/01/27
    0


    1656869          439/G01             F          292,000.00         ZZ
                                         360        291,602.83          1
    444 SOUTH PLACE                    7.950          2,132.43         80
                                       7.700          2,132.43      365,000.00
    REDWOOD CITY     CA   94062          1            09/16/97         00
    0430519546                           05           11/01/97          0
    1919611                              O            10/01/27
    0


    1656870          439/G01             F          359,600.00         ZZ
                                         360        359,341.03          1
    25 KEY LARGO COURSE                7.650          2,551.42         80
                                       7.400          2,551.42      449,500.00
    CORTE MADERA     CA   94925          1            09/25/97         00
    0430519579                           05           12/01/97          0
    1919698                              O            11/01/27
    0


    1656871          439/G01             F          320,000.00         ZZ
                                         360        319,569.13          1
    18210 BERTA CANYON ROAD            8.000          2,348.05         80
                                       7.750          2,348.05      400,000.00
    SALINAS          CA   93907          1            09/19/97         00
    0430519587                           05           11/01/97          0
    1919717                              O            10/01/27
    0
1




    1656872          439/G01             F          140,000.00         ZZ
                                         360        139,815.28          1
    11335 PERICO ISLE CIRCLE           8.100          1,037.05         75
                                       7.850          1,037.05      186,666.00
    BRADENTON        FL   34209          1            09/30/97         00
    0430519603                           03           11/01/97          0
    1919774                              O            10/01/27
    0


    1656873          439/G01             F           48,700.00         ZZ
                                         360         48,434.48          1
    2461 VILLAGE BLVD #106             8.050            359.05         75
                                       7.800            359.05       65,000.00
    WEST PALM BEACH  FL   33409          1            09/19/97         00
    0430519637                           01           11/01/97          0
    1919837                              O            10/01/27
    0


    1656874          439/G01             F          315,000.00         ZZ
                                         360        314,553.91          1
    37 SHADY VISTA RD                  7.750          2,256.70         52
                                       7.500          2,256.70      610,000.00
    ROLLING HILLS E  CA   90274          5            09/23/97         00
    0430519645                           05           11/01/97          0
    1919860                              O            10/01/27
    0


    1656875          439/G01             F          228,750.00         ZZ
                                         360        228,259.62          1
    2525 PANORAMA TERRACE              7.900          1,662.57         75
                                       7.650          1,662.57      305,000.00
    LOS ANGELES      CA   90039          1            09/15/97         00
    0430519652                           05           11/01/97          0
    1919910                              O            10/01/27
    0


    1656876          439/G01             F          350,000.00         ZZ
                                         360        349,509.31          1
    18 ROLLING HILLS AVENUE            7.800          2,519.55         72
                                       7.550          2,519.55      490,000.00
    SAN MATEO        CA   94403          5            09/11/97         00
    0430519678                           05           11/01/97          0
    1919934                              O            10/01/27
    0


    1656877          439/G01             F          189,000.00         ZZ
                                         360        188,740.31          1
1


    5006 DOUGLAS LANE                  7.900          1,373.67         67
                                       7.650          1,373.67      283,000.00
    GOLETA           CA   93111          1            09/16/97         00
    0430519702                           05           11/01/97          0
    1919939                              O            10/01/27
    0


    1656878          439/G01             F          300,000.00         ZZ
                                         360        299,587.81          1
    2418 LEEWARD CIRCLE                7.900          2,180.42         77
                                       7.650          2,180.42      391,000.00
    WESTLAKE VILLAG  CA   91361          2            09/24/97         00
    0430519744                           03           11/01/97          0
    1920009                              O            10/01/27
    0


    1656879          439/G01             F          236,700.00         ZZ
                                         360        236,364.80          1
    5829 RANCH VIEW ROAD               7.750          1,695.75         70
                                       7.500          1,695.75      340,000.00
    OCEANSIDE        CA   92057          2            09/19/97         00
    0430519785                           05           11/01/97          0
    1920049                              O            10/01/27
    0


    1656880          439/G01             F          283,500.00         ZZ
                                         360        283,073.64          1
    22262 VERONICA DRIVE               7.450          1,972.58         90
                                       7.200          1,972.58      315,000.00
    SALINAS          CA   93908          1            09/10/97         10
    0430519801                           05           11/01/97         25
    1920053                              O            10/01/27
    0


    1656881          439/G01             F           54,700.00         ZZ
                                         360         54,514.04          1
    1847 LAKE CYPRESS DRIVE            8.100            405.19         75
                                       7.850            405.19       72,933.00
    SAFETY HARBOR    FL   34695          1            10/02/97         00
    0430523795                           01           12/01/97          0
    1920066                              O            11/01/27
    0


    1656882          439/G01             F          244,000.00         ZZ
                                         360        243,650.96          1
    3362 ROWENA DRIVE                  7.700          1,739.63         80
                                       7.450          1,739.63      305,000.00
    LOS ALAMITOS     CA   90720          1            09/20/97         00
    0430519850                           05           11/01/97          0
1


    1920152                              O            10/01/27
    0


    1656883          439/G01             F          253,600.00         ZZ
                                         360        253,433.26          1
    150 13TH ST                        8.100          1,878.54         95
                                       7.850          1,878.54      267,000.00
    PACIFIC GROVE    CA   93950          1            09/23/97         10
    0430519884                           05           12/01/97         30
    1920155                              O            11/01/27
    0


    1656884          439/G01             F          352,000.00         ZZ
                                         360        351,501.50          1
    1056 THORNWOOD STREET              7.750          2,521.78         80
                                       7.500          2,521.78      440,000.00
    GLENDALE         CA   91206          1            09/23/97         00
    0430519918                           03           11/01/97          0
    1920181                              O            10/01/27
    0


    1656885          439/G01             F          412,000.00         ZZ
                                         360        411,416.55          1
    29942 ROLLING RIDGE DRIVE          7.750          2,951.62         80
                                       7.500          2,951.62      515,000.00
    AGOURA HILLS     CA   91301          1            09/16/97         00
    0430519934                           05           11/01/97          0
    1920202                              O            10/01/27
    0


    1656887          439/G01             F          120,000.00         ZZ
                                         360        119,840.05          1
    1304 CAMBRIDGE STREET              8.050            884.71         55
                                       7.800            884.71      220,000.00
    NOVATO           CA   94947          5            09/18/97         00
    0430519942                           05           11/01/97          0
    1920289                              O            10/01/27
    0


    1656888          439/G01             F          310,000.00         ZZ
                                         360        309,556.56          1
    21603 LA PLAYA COURT               7.700          2,210.18         56
                                       7.450          2,210.18      560,000.00
    CUPERTINO        CA   95014          1            09/15/97         00
    0430519959                           05           11/01/97          0
    1920323                              O            10/01/27
    0


1


    1656889          439/G01             F          452,900.00         ZZ
                                         360        452,252.15          1
    368 CREEDON CIRCLE                 7.700          3,229.00         80
                                       7.450          3,229.00      566,204.00
    ALAMEDA          CA   94501          1            09/22/97         00
    0430519975                           05           11/01/97          0
    1920379                              O            10/01/27
    0


    1656890          439/G01             F           25,000.00         ZZ
                                         360         24,967.01          1
    30041 SANTA CECILIA DRIVE          8.100            185.19         25
                                       7.850            185.19      103,150.00
    TEMECULA         CA   92592          1            09/11/97         00
    0430520007                           03           11/01/97          0
    1920398                              O            10/01/27
    0


    1656891          439/G01             F          107,500.00         ZZ
                                         360        107,430.03          1
    2899 COLLINS AVENUE UNIT 1229      8.150            800.07         56
                                       7.900            800.07      191,964.00
    MIAMI BEACH      FL   33140          1            10/02/97         00
    0430520346                           06           12/01/97          0
    1920528                              O            11/01/27
    0


    1656892          439/G01             F          113,700.00         ZZ
                                         360        113,551.48          1
    6477 55TH SQUARE                   8.150            846.22         65
                                       7.900            846.22      175,000.00
    VERO BEACH       FL   32967          5            09/17/97         00
    0430520155                           03           11/01/97          0
    1920562                              O            10/01/27
    0


    1656893          439/G01             F          283,000.00         ZZ
                                         360        282,586.83          1
    2433 DOWNING AVE                   7.650          2,007.93         88
                                       7.400          2,007.93      325,000.00
    SAN JOSE         CA   95128          2            09/24/97         10
    0430520189                           05           11/01/97         25
    1920600                              O            10/01/27
    0


    1656894          439/G01             F          122,000.00         ZZ
                                         360        121,828.95          1
    2617 WEST 155TH STREET             7.800            878.25         65
                                       7.550            878.25      188,000.00
1


    GARDENA          CA   90249          5            09/23/97         00
    0430520205                           05           11/01/97          0
    1920608                              O            10/01/27
    0


    1656895          439/G01             F          316,000.00         ZZ
                                         360        315,574.52          1
    6940 LENWOOD WAY                   8.000          2,318.70         75
                                       7.750          2,318.70      425,000.00
    SAN JOSE         CA   95120          5            09/17/97         00
    0430520213                           05           11/01/97          0
    1920731                              O            10/01/27
    0


    1656896          439/G01             F           34,200.00         ZZ
                                         360         34,055.36          1
    10 VIA DE CASAS SUR 105            8.000            250.95         50
                                       7.750            250.95       68,400.00
    BOYNTON BEACH    FL   33426          1            09/26/97         00
    0430520221                           01           11/01/97          0
    1920748                              O            10/01/27
    0


    1656897          439/G01             F          301,000.00         ZZ
                                         360        300,767.51          1
    985 PALO ALTO PLACE                7.300          2,063.57         80
                                       7.050          2,063.57      376,279.00
    ORANGE           CA   92869          1            09/25/97         00
    0430520445                           05           12/01/97          0
    1921027                              O            11/01/27
    0


    1656898          439/G01             F          230,000.00         ZZ
                                         360        229,664.32          1
    1324 DEVONSHIRE DRIVE              7.600          1,623.98         71
                                       7.350          1,623.98      325,000.00
    SAN DIEGO        CA   92107          1            09/22/97         00
    0430520460                           05           11/01/97          0
    1921095                              O            10/01/27
    0


    1656899          439/G01             F          292,000.00         ZZ
                                         360        291,582.30          1
    1365 CRESTWOOD DRIVE               7.700          2,081.85         80
                                       7.450          2,081.85      365,000.00
    SAN JOSE         CA   95118          2            09/19/97         00
    0430520544                           05           11/01/97          0
    1921241                              O            10/01/27
    0
1




    1656902          439/G01             F          170,000.00         ZZ
                                         360        169,671.20          1
    281 BENHAM DRIVE                   7.850          1,229.67         49
                                       7.600          1,229.67      350,000.00
    MARTINEZ         CA   94553          1            09/23/97         00
    0430520593                           05           11/01/97          0
    1921410                              O            10/01/27
    0


    1656903          439/G01             F          321,600.00         ZZ
                                         360        321,166.98          1
    382 CORRAL DE TIERRA CANYON        8.000          2,359.79         80
    ROAD                               7.750          2,359.79      402,000.00
    SALINAS          CA   93901          1            09/25/97         00
    0430520635                           05           11/01/97          0
    1921454                              O            10/01/27
    0


    1656904          439/G01             F          415,000.00         ZZ
                                         360        414,388.22          1
    17541 HOLIDAY DRIVE                7.550          2,915.97         79
                                       7.300          2,915.97      527,000.00
    MORGAN HILL      CA   95037          1            09/23/97         00
    0430520650                           05           11/01/97          0
    1921544                              O            10/01/27
    0


    1656905          439/G01             F          300,000.00         ZZ
                                         360        299,562.16          1
    1187 CHATEAU DR.                   7.600          2,118.23         60
                                       7.350          2,118.23      500,000.00
    SAN JOSE         CA   95120          1            09/19/97         00
    0430520684                           05           11/01/97          0
    1921632                              O            10/01/27
    0


    1656906          439/G01             F          250,400.00         ZZ
                                         360        250,041.80          1
    421 WESTLAKE COURT                 7.700          1,785.26         80
                                       7.450          1,785.26      313,000.00
    COPPELL          TX   75019          1            09/26/97         00
    0430520700                           03           11/01/97          0
    1922198                              O            10/01/27
    0


    1656907          439/G01             F          130,800.00         ZZ
                                         360        130,620.27          1
1


    5884 CAVITT STALLMAN               7.900            950.67         75
                                       7.650            950.67      174,500.00
    GRANITE BAY      CA   95746          1            09/26/97         00
    0430520759                           05           11/01/97          0
    1922280                              O            10/01/27
    0


    1656908          439/G01             F          350,000.00         ZZ
                                         360        346,994.27          1
    728 SEVILLE ROAD                   7.650          2,483.31         79
                                       7.400          2,483.31      444,000.00
    DENTON           TX   76205          1            09/29/97         00
    0430520783                           05           11/01/97          0
    1922337                              O            10/01/27
    0


    1656909          439/G01             F          241,000.00         ZZ
                                         360        240,651.79          1
    2105 VIA AGUILA                    7.650          1,709.93         68
                                       7.400          1,709.93      355,000.00
    SAN CLEMENTE     CA   92673          2            09/24/97         00
    0430519835                           01           11/01/97          0
    1922811                              O            10/01/27
    0


    1656910          439/G01             F          174,700.00         ZZ
                                         360        174,459.97          1
    205 CARR AVENUE                    7.900          1,269.73         75
                                       7.650          1,269.73      233,000.00
    AROMAS           CA   95004          1            09/26/97         00
    0430520817                           05           11/01/97          0
    1922876                              O            10/01/27
    0


    1656912          439/G01             F          358,200.00         ZZ
                                         360        357,944.62          1
    16890 SPENCER AVENUE               7.700          2,553.83         52
                                       7.450          2,553.83      690,000.00
    LOS GATOS        CA   95032          2            10/20/97         00
    0430520940                           05           12/01/97          0
    1924486                              O            11/01/27
    0


    1656938          403/403             F          270,000.00         ZZ
                                         360        270,000.00          1
    196 CLUB ROAD                      7.375          1,864.83         70
                                       7.125          1,864.83      389,000.00
    STAMFORD         CT   06905          1            11/03/97         00
    6589493                              05           01/01/98          0
1


    6589493                              O            12/01/27
    0


    1656940          H11/G01             F          384,000.00         ZZ
                                         360        384,000.00          1
    10323 REGENCY STATION DRIVE        8.000          2,817.66         80
                                       7.750          2,817.66      482,000.00
    FAIRFAX STATION  VA   22039          2            11/20/97         00
    0430524009                           05           01/01/98          0
    9700306                              O            12/01/27
    0


    1656951          461/G01             F          280,000.00         ZZ
                                         360        279,792.19          1
    5359 BINDEWALD ROAD                7.500          1,957.81         80
                                       7.250          1,957.81      350,000.00
    TORRANCE         CA   90505          1            10/14/97         00
    0430492629                           05           12/01/97          0
    21185764                             O            11/01/27
    0


    1656953          461/G01             F          367,200.00         ZZ
                                         360        366,913.54          1
    1505 LA LOMA DRIVE                 7.250          2,504.96         80
                                       7.000          2,504.96      459,000.00
    SAINT ANA        CA   92705          1            10/22/97         00
    0430492611                           05           12/01/97          0
    21541685                             O            11/01/27
    0


    1656955          461/G01             F          250,500.00         ZZ
                                         360        250,323.19          1
    21141 KENSINGTON LANE              7.750          1,794.62         80
                                       7.500          1,794.62      315,000.00
    LAKE FOREST      CA   92630          2            10/17/97         00
    0430492546                           03           12/01/97          0
    21963665                             O            11/01/27
    0


    1656958          461/G01             F          256,600.00         ZZ
                                         360        256,418.89          1
    2625 CALLE ONICE                   7.750          1,838.32         86
                                       7.500          1,838.32      300,000.00
    SAN CLEMENTE     CA   92673          1            10/09/97         01
    0430492579                           03           12/01/97         25
    21946504                             O            11/01/27
    0


1


    1656960          461/G01             F          406,000.00         ZZ
                                         360        406,000.00          1
    29556 NOVACELLA                    7.625          2,873.65         80
                                       7.375          2,873.65      507,500.00
    LAGUNA NIGUEL    CA   92677          1            10/27/97         00
    0430492892                           03           01/01/98          0
    21949805                             O            12/01/27
    0


    1656962          461/G01             F          270,000.00         ZZ
                                         360        269,804.58          1
    1232 LERIDA WAY                    7.625          1,911.05         90
                                       7.375          1,911.05      300,000.00
    PACIFICA         CA   94044          1            10/21/97         01
    0430492876                           05           12/01/97         25
    21944194                             O            11/01/27
    0


    1656965          461/G01             F          308,000.00         ZZ
                                         360        307,798.52          1
    3485 OAK HILL COURT                8.125          2,286.90         80
                                       7.875          2,286.90      385,000.00
    MORGAN HILL      CA   95037          5            10/22/97         00
    0430494740                           03           12/01/97          0
    21951934                             O            11/01/27
    0


    1656968          461/G01             F          256,000.00         ZZ
                                         360        255,805.20          1
    897 COYOTE DRIVE                   7.375          1,768.13         80
                                       7.125          1,768.13      322,000.00
    WALNUT           CA   91789          2            10/16/97         00
    0430492736                           05           12/01/97          0
    21948872                             O            11/01/27
    0


    1656970          461/G01             F          236,000.00         ZZ
                                         360        235,829.18          1
    19521 POMPANO LANE #112            7.625          1,670.40         80
                                       7.375          1,670.40      295,000.00
    HUNTINGTON BEAC  CA   92648          1            10/22/97         00
    0430493056                           01           12/01/97          0
    21951207                             O            11/01/27
    0


    1656971          461/G01             F          378,000.00         ZZ
                                         360        377,746.36          1
    327 ANADE AVENUE                   8.000          2,773.64         68
                                       7.750          2,773.64      560,000.00
1


    NEWPORT BEACH    CA   92661          2            10/15/97         00
    0430493031                           05           12/01/97          0
    21949755                             O            11/01/27
    0


    1656972          744/G01             F           97,100.00         ZZ
                                         360         97,100.00          1
    407 SOUTH NEVADA STREET            7.250            662.39         75
                                       7.000            662.39      130,000.00
    OCEANSIDE        CA   92054          1            11/06/97         00
    0430492553                           05           01/01/98          0
    81734                                O            12/01/27
    0


    1656974          744/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    662 BORREGAS AVENUE                7.875          1,682.16         80
                                       7.625          1,682.16      290,000.00
    SUNNYVALE        CA   94086          1            11/05/97         00
    0430489773                           05           01/01/98          0
    81937                                O            12/01/27
    0


    1656976          964/G01             F          128,800.00         ZZ
                                         360        128,711.36          1
    949 CORAL RIDGE CIRCLE             7.875            933.89         80
                                       7.625            933.89      161,000.00
    RODEO            CA   94572          2            10/30/97         00
    0430487637                           03           12/01/97          0
    28472                                O            11/01/27
    0


    1656980          685/G01             F          247,000.00         ZZ
                                         360        246,816.69          1
    8005 KENDRA COURT                  7.500          1,727.06         90
                                       7.250          1,727.06      277,000.00
    ANAHEIM          CA   92808          1            10/27/97         01
    0430489591                           05           12/01/97         25
    109355                               O            11/01/27
    0


    1656984          461/G01             F          373,000.00         ZZ
                                         360        372,743.30          1
    5311 REESE ROAD                    7.875          2,704.51         63
                                       7.625          2,704.51      600,000.00
    TORRANCE         CA   90505          2            10/15/97         00
    0430493015                           05           12/01/97          0
    9021949771                           O            11/01/27
    0
1




    1656987          E82/G01             F          153,650.00         ZZ
                                         360        153,535.97          1
    17116 JACKPINE TRAIL               7.500          1,074.34         70
                                       7.250          1,074.34      219,500.00
    LAKEVILLE        MN   55044          1            10/30/97         00
    0400063897                           05           12/01/97          0
    0400063897                           O            11/01/27
    0


    1656989          461/G01             F          315,000.00         ZZ
                                         360        314,754.27          1
    29402 CLIPPER WAY                  7.250          2,148.86         75
                                       7.000          2,148.86      425,000.00
    LAGUNA NIGUEL    CA   92677          2            10/14/97         00
    0430492645                           03           12/01/97          0
    8021570015                           O            11/01/27
    0


    1656993          696/G01             F          272,000.00         T
                                         360        272,000.00          1
    207 DEVIL'S KNOB LOOP              8.125          2,019.59         78
                                       7.875          2,019.59      349,900.00
    WINTERGREEN      VA   22958          2            11/05/97         00
    0430493940                           03           01/01/98          0
    2329269                              O            12/01/27
    0


    1656995          461/G01             F          400,000.00         ZZ
                                         360        399,703.14          1
    30069 GRANDPOINT LANE              7.500          2,796.86         66
                                       7.250          2,796.86      615,000.00
    RANCHO PALOS VE  CA   90275          1            10/27/97         00
    0430492652                           05           12/01/97          0
    9021952742                           O            11/01/27
    0


    1656998          461/G01             F          264,000.00         ZZ
                                         360        263,818.31          1
    5520 MARQUET COURT                 7.875          1,914.19         75
                                       7.625          1,914.19      352,000.00
    YORBA LINDA      CA   92887          2            10/13/97         00
    0430492660                           05           12/01/97          0
    9021946629                           O            11/01/27
    0


    1657000          461/G01             F          264,000.00         ZZ
                                         360        263,813.67          1
1


    486 WESTVIEW DRIVE                 7.750          1,891.33         76
                                       7.500          1,891.33      350,000.00
    CHULA VISTA      CA   91910          2            10/27/97         00
    0430492686                           05           12/01/97          0
    9021946389                           O            11/01/27
    0


    1657001          461/G01             F          350,000.00         ZZ
                                         360        349,765.15          1
    350 SAN FERNANDO STREET            8.000          2,568.18         36
                                       7.750          2,568.18      975,000.00
    SAN DIEGO        CA   92106          2            10/21/97         00
    0430492702                           05           12/01/97          0
    9021948047                           O            11/01/27
    0


    1657004          461/G01             F          350,000.00         ZZ
                                         360        349,752.97          1
    2754 DEER MEADOW DRIVE             7.750          2,507.45         41
                                       7.500          2,507.45      856,503.00
    DANVILLE         CA   94506          1            10/20/97         00
    0430493064                           05           12/01/97          0
    9021190475                           O            11/01/27
    0


    1657108          744/G01             F          640,000.00         ZZ
                                         360        640,000.00          1
    713 ARROYO ROAD                    7.750          4,585.04         80
                                       7.500          4,585.04      800,000.00
    LOS ALTOS        CA   94024          1            10/31/97         00
    0430495762                           05           01/01/98          0
    81830                                O            12/01/27
    0


    1657112          J99/G01             F          200,000.00         ZZ
                                         360        200,000.00          1
    307 A STREET                       8.250          1,502.53         80
                                       8.000          1,502.53      250,000.00
    REDWOOD CITY     CA   94063          1            10/28/97         00
    0430493916                           05           01/01/98          0
    94127                                O            12/01/27
    0


    1657124          685/G01             F          422,000.00         ZZ
                                         360        421,702.16          1
    5812 HARVEST DRIVE                 7.750          3,023.26         80
                                       7.500          3,023.26      527,500.00
    REDWOOD CITY     CA   94061          1            10/29/97         00
    0430488098                           05           12/01/97          0
1


    109380                               O            11/01/27
    0


    1657126          J95/J95             F          129,200.00         ZZ
                                         360        129,113.31          1
    533 GENESEO                        8.000            948.02         80
                                       7.750            948.02      161,500.00
    TERRELL HILLS    TX   78209          1            10/10/97         00
    12040937                             05           12/01/97          0
    12040937                             O            11/01/27
    0


    1657127          685/G01             F          172,000.00         ZZ
                                         360        172,000.00          1
    1452 SOUTH BEDFORD                 7.500          1,202.65         80
                                       7.250          1,202.65      215,000.00
    LOS ANGELES      CA   90035          1            11/04/97         00
    0430487801                           05           01/01/98          0
    109487                               O            12/01/27
    0


    1657128          025/025             F          237,000.00         ZZ
                                         360        236,828.47          1
    5081 WINDOVER LANE                 7.625          1,677.47         62
                                       7.375          1,677.47      385,000.00
    LAKELAND         FL   33813          2            10/21/97         00
    248366                               03           12/01/97          0
    248366                               O            11/01/27
    0


    1657132          J95/J95             F          250,000.00         ZZ
                                         360        249,814.46          1
    6305 WILLOWFIELD WAY               7.500          1,748.04         70
                                       7.250          1,748.04      361,300.00
    SPRINGFIELD      VA   22150          1            10/15/97         00
    9087370                              05           12/01/97          0
    9087370                              O            11/01/27
    0


    1657137          J95/J95             F          186,400.00         ZZ
                                         360        186,261.66          1
    109 ENGLISH COURT                  7.500          1,303.34         80
                                       7.250          1,303.34      233,265.00
    LEESBURG         VA   20175          1            10/22/97         00
    9132127                              03           12/01/97          0
    9132127                              O            11/01/27
    0


1


    1657141          025/025             F          246,500.00         ZZ
                                         360        246,150.92          1
    9380 RALDON ROAD                   7.750          1,765.96         75
                                       7.500          1,765.96      329,000.00
    GAINSVILLE       GA   30506          5            09/15/97         00
    438801                               05           11/01/97          0
    438801                               O            10/01/27
    0


    1657148          J95/J95             F          256,000.00         ZZ
                                         360        255,828.23          1
    36 STILL BEACH COURT               8.000          1,878.44         53
                                       7.750          1,878.44      486,000.00
    SACRAMENTO       CA   95831          2            10/02/97         00
    0007628597                           03           12/01/97          0
    0007628597                           O            11/01/27
    0


    1657149          K08/G01             F           50,000.00         ZZ
                                         360         49,969.71          1
    4228 SW 87 TERRRACE                8.500            384.46         55
                                       8.250            384.46       92,000.00
    DAVIE            FL   33328          1            10/30/97         00
    0410595441                           09           12/01/97          0
    410595441                            O            11/01/27
    0


    1657151          K08/G01             F          222,000.00         ZZ
                                         360        221,847.23          1
    4209 NORTH 64TH STREET             7.875          1,609.65         56
                                       7.625          1,609.65      400,000.00
    SCOTTSDALE       AZ   85251          2            10/27/97         00
    0410573067                           05           12/01/97          0
    410573067                            O            11/01/27
    0


    1657160          J95/J95             F          139,200.00         ZZ
                                         360        138,910.71          1
    12552 SCANDIA STREET               7.875          1,009.30         80
                                       7.625          1,009.30      174,000.00
    GARDEN GROVE     CA   92845          1            08/19/97         00
    0012023172                           05           10/01/97          0
    0012023172                           O            09/01/27
    0


    1657162          J95/J95             F          360,000.00         ZZ
                                         360        359,732.82          1
    3370 WOODINGTON COURT              7.500          2,517.18         77
                                       7.250          2,517.18      468,000.00
1


    MARIETTA         GA   30067          1            10/03/97         00
    3820404                              03           12/01/97          0
    3820404                              O            11/01/27
    0


    1657170          J95/J95             F          248,900.00         ZZ
                                         360        248,749.21          1
    252 MYLER ROAD                     8.500          1,913.83         95
                                       8.250          1,913.83      262,000.00
    BLOOMSBURY       NJ   08804          1            10/07/97         04
    9068695                              05           12/01/97         30
    9068695                              O            11/01/27
    0


    1657172          K08/G01             F          170,000.00         ZZ
                                         360        170,000.00          1
    34 OVERLOOK DRIVE                  7.500          1,188.66         68
                                       7.250          1,188.66      251,900.00
    JACKSON          NJ   08527          1            11/07/97         00
    0410584338                           05           01/01/98          0
    410584338                            O            12/01/27
    0


    1657176          K08/G01             F           45,650.00         ZZ
                                         360         45,650.00          1
    2502 BOLLING AVE                   7.625            323.11         95
                                       7.375            323.11       48,100.00
    LOUISVILLE       KY   40211          1            11/07/97         04
    0410599872                           05           01/01/98         30
    410599872                            O            12/01/27
    0


    1657177          K08/G01             F          147,250.00         ZZ
                                         360        147,250.00          1
    88 LIISA DRIVE                     8.250          1,106.24         95
                                       8.000          1,106.24      155,000.00
    CHARLESTOWN      RI   02813          2            11/04/97         04
    0410561989                           05           01/01/98         30
    410561989                            O            12/01/27
    0


    1657183          K08/G01             F          115,400.00         ZZ
                                         360        115,324.51          1
    222 BROOKSHIRE LANE                8.125            856.84         70
                                       7.875            856.84      164,900.00
    WILMINGTON       NC   28409          1            10/22/97         00
    0410585749                           05           12/01/97          0
    410585749                            O            11/01/27
    0
1




    1657192          J95/J95             F          268,000.00         ZZ
                                         360        267,620.48          1
    14444 GREENWOOD CIRCLE             7.750          1,919.98         80
                                       7.500          1,919.98      335,000.00
    GRASS VALLEY     CA   95945          1            09/24/97         00
    0012094942                           05           11/01/97          0
    0012094942                           O            10/01/27
    0


    1657193          K08/G01             F          152,800.00         ZZ
                                         360        152,692.15          1
    2191 PIONEER ROAD                  7.750          1,094.68         69
                                       7.500          1,094.68      221,500.00
    SEQUIN           TX   78155          1            11/03/97         00
    0410606172                           05           12/01/97          0
    410606172                            O            11/01/27
    0


    1657195          J95/J95             F          225,750.00         ZZ
                                         360        225,582.46          1
    22923 N E 57TH STREET              7.500          1,578.48         80
                                       7.250          1,578.48      282,200.00
    REDMOND          WA   98053          1            10/07/97         00
    12067153                             05           12/01/97          0
    12067153                             O            11/01/27
    0


    1657200          K08/G01             F           84,650.00         ZZ
                                         360         84,594.63          1
    3318 FOX SQUIRREL LANE             8.125            628.52         70
                                       7.875            628.52      121,000.00
    VALRICO          FL   33594          1            10/31/97         00
    0410573927                           03           12/01/97          0
    410573927                            O            11/01/27
    0


    1657211          J95/J95             F          302,100.00         ZZ
                                         360        301,921.64          1
    3400 TERRY POINT DRIVE             8.625          2,349.70         79
                                       8.375          2,349.70      387,000.00
    FORT COLLINS     CO   80524          2            10/17/97         00
    0012097960                           03           12/01/97          0
    0012097960                           O            11/01/27
    0


    1657216          K08/G01             F          154,300.00         ZZ
                                         360        154,300.00          1
1


    4888 SOUTH SHINGLE ROAD            7.000          1,026.56         80
                                       6.750          1,026.56      193,000.00
    SHINGLE SPRINGS  CA   95682          2            10/31/97         00
    0410591895                           05           01/01/98          0
    410591895                            O            12/01/27
    0


    1657221          J95/J95             F          267,600.00         ZZ
                                         360        267,406.32          1
    620 WESTHOLLOW CT                  7.625          1,894.06         77
                                       7.375          1,894.06      349,000.00
    ROSWELL          GA   30075          2            10/13/97         00
    0010026961                           05           12/01/97          0
    0010026961                           O            11/01/27
    0


    1657224          J95/J95             F          317,900.00         ZZ
                                         360        317,675.62          1
    2828 HEMLOCK AVENUE                7.750          2,277.48         80
                                       7.500          2,277.48      397,480.00
    SAN JOSE         CA   95128          1            10/07/97         00
    0007625767                           03           12/01/97          0
    0007625767                           O            11/01/27
    0


    1657225          757/757             F          440,000.00         ZZ
                                         360        440,000.00          1
    2 SANDFIELD WAY                    7.750          3,152.22         80
                                       7.375          3,152.22      550,000.00
    SAVANNAH         GA   31411          1            11/12/97         00
    32177908                             03           01/01/98          0
    32177908                             O            12/01/27
    0


    1657228          J95/J95             F          271,900.00         ZZ
                                         360        271,514.96          1
    184 TERACINA DRIVE                 7.750          1,947.92         80
                                       7.500          1,947.92      339,900.00
    SAN RAMON        CA   94583          1            09/25/97         00
    4879532                              03           11/01/97          0
    4879532                              O            10/01/27
    0


    1657230          J95/J95             F          256,500.00         ZZ
                                         360        256,327.89          1
    1503 EAST TOWN & COUNTRY LANE      8.000          1,882.11         95
                                       7.750          1,882.11      270,000.00
    PHOENIX          AZ   85014          1            10/01/97         04
    0004857348                           05           12/01/97         30
1


    0004857348                           O            11/01/27
    0


    1657232          J95/J95             F          380,000.00         ZZ
                                         360        379,724.96          1
    3914 HILLSMAN LANE                 7.625          2,689.62         68
                                       7.375          2,689.62      560,169.00
    MARIETTA         GA   30062          1            10/16/97         00
    3822459                              03           12/01/97          0
    3822459                              O            11/01/27
    0


    1657233          J95/J95             F          354,200.00         ZZ
                                         360        353,735.03          1
    108 SILVERWOOD DRIVE               8.125          2,629.93         80
                                       7.875          2,629.93      442,786.00
    SCOTTS VALLEY    CA   95066          1            09/11/97         00
    0004873873                           03           11/01/97          0
    0004873873                           O            10/01/27
    0


    1657234          J95/J95             F          400,000.00         ZZ
                                         360        399,710.49          1
    2759 LONG GROVE DRIVE              7.625          2,831.18         75
                                       7.375          2,831.18      540,000.00
    MARIETTA         GA   30062          1            10/15/97         00
    10019065                             03           12/01/97          0
    10019065                             O            11/01/27
    0


    1657236          J95/J95             F          260,300.00         ZZ
                                         360        260,111.60          1
    15269 LAS FLORES AVENUE            7.625          1,842.39         95
                                       7.375          1,842.39      274,000.00
    LA MIRADA        CA   90638          1            10/09/97         04
    0012130415                           05           12/01/97         30
    0012130415                           O            11/01/27
    0


    1657238          J95/J95             F          220,800.00         ZZ
                                         360        220,469.04          1
    311 THIRTIETH AVENUE               7.750          1,581.84         80
                                       7.500          1,581.84      276,000.00
    SANTA CRUZ       CA   95062          1            09/25/97         00
    4881413                              05           11/01/97          0
    4881413                              O            10/01/27
    0


1


    1657240          J95/J95             F          324,800.00         ZZ
                                         360        324,362.67          1
    737 PROMENADE LANE                 8.000          2,383.27         80
                                       7.750          2,383.27      406,019.00
    SAN JOSE         CA   95120          1            09/25/97         00
    0004879953                           03           11/01/97          0
    0004879953                           O            10/01/27
    0


    1657241          J95/J95             F          220,000.00         T
                                         360        219,840.77          1
    2440 PAUL MINNIE AVENUE            7.625          1,557.15         80
                                       7.375          1,557.15      275,000.00
    SANTA CRUZ       CA   95062          1            10/01/97         00
    4837100                              05           12/01/97          0
    4837100                              O            11/01/27
    0


    1657243          J95/J95             F          256,000.00         ZZ
                                         360        255,814.71          1
    702 EAST PONCE DE LEON A           7.625          1,811.96         80
                                       7.375          1,811.96      320,000.00
    DECATUR          GA   30030          1            10/02/97         00
    0003887270                           05           12/01/97          0
    0003887270                           O            11/01/27
    0


    1657245          J95/J95             F          279,200.00         ZZ
                                         360        278,824.07          1
    18612 TARA DRIVE                   8.000          2,048.67         80
                                       7.750          2,048.67      349,000.00
    SALINAS          CA   93908          1            09/01/97         00
    4873923                              05           11/01/97          0
    4873923                              O            10/01/27
    0


    1657246          J95/J95             F          240,000.00         ZZ
                                         360        239,821.88          1
    8513 THORTON ROAD                  7.500          1,678.12         73
                                       7.250          1,678.12      329,840.00
    LUTHERVILLE      MD   21093          1            10/22/97         00
    9148172                              03           12/01/97          0
    9148172                              O            11/01/27
    0


    1657247          696/G01             F          185,000.00         ZZ
                                         360        185,000.00          1
    2343 S. NASH STREET                7.750          1,325.36         70
                                       7.500          1,325.36      265,000.00
1


    ARLINGTON        VA   22202          1            11/07/97         00
    0430492363                           05           01/01/98          0
    2260768                              O            12/01/27
    0


    1657248          E26/G01             F          139,900.00         ZZ
                                         360        139,796.17          1
    4097 CAMELOT COURT                 7.500            978.21         80
                                       7.250            978.21      174,950.00
    DUMFRIES         VA   22026          1            10/29/97         00
    0430492462                           05           12/01/97          0
    44700390                             O            11/01/27
    0


    1657249          J95/J95             F          119,750.00         ZZ
                                         360        119,667.59          1
    11207 COOLWOOD ROAD                7.875            868.27         80
                                       7.625            868.27      149,700.00
    LOUISVILLE       KY   40223          1            10/20/97         00
    4860698                              05           12/01/97          0
    4860698                              O            11/01/27
    0


    1657250          J95/J95             F          275,200.00         ZZ
                                         360        275,000.82          1
    710 ASHTON OAKS WAY                7.625          1,947.85         80
                                       7.375          1,947.85      344,000.00
    SAN JOSE         CA   95138          1            10/10/97         00
    0004873683                           03           12/01/97          0
    0004873683                           O            11/01/27
    0


    1657252          696/G01             F          295,200.00         ZZ
                                         360        295,200.00          1
    9731 DAYS FARM DRIVE               7.500          2,064.08         80
                                       7.250          2,064.08      369,000.00
    VIENNA           VA   22182          1            11/07/97         00
    0430492389                           03           01/01/98          0
    2360430                              O            12/01/27
    0


    1657253          J95/J95             F          240,800.00         ZZ
                                         360        240,625.71          1
    9412 PIER DRIVE                    7.625          1,704.37         80
                                       7.375          1,704.37      301,000.00
    HUNTINGTON BEAC  CA   92646          1            10/17/97         00
    12146361                             05           12/01/97          0
    12146361                             O            11/01/27
    0
1




    1657254          J95/J95             F          476,000.00         ZZ
                                         360        475,655.48          1
    4505 CREEKMONT COURT               7.625          3,369.10         80
                                       7.375          3,369.10      595,000.00
    SANTA ROSA       CA   95404          1            10/13/97         00
    0004803565                           05           12/01/97          0
    0004803565                           O            11/01/27
    0


    1657256          J95/J95             F          344,800.00         ZZ
                                         360        344,568.64          1
    240 GRANADA DRIVE                  8.000          2,530.03         80
                                       7.750          2,530.03      431,000.00
    CORTE MADERA     CA   94925          1            10/08/97         00
    7628241                              05           12/01/97          0
    7628241                              O            11/01/27
    0


    1657257          J95/J95             F          436,800.00         ZZ
                                         360        436,475.83          1
    12641 MAGNOLIA COURT               7.500          3,054.17         52
                                       7.250          3,054.17      840,000.00
    CORAL SPRINGS    FL   33071          2            10/09/97         00
    0010028397                           03           12/01/97          0
    0010028397                           O            11/01/27
    0


    1657258          J95/J95             F          300,000.00         ZZ
                                         360        299,777.36          1
    7872 SOUTH LAKESHORE COURT         7.500          2,097.64         75
                                       7.250          2,097.64      405,000.00
    PARKER           CO   90134          1            10/21/97         00
    12006714                             05           12/01/97          0
    12006714                             O            11/01/27
    0


    1657260          J95/J95             F          320,000.00         ZZ
                                         360        319,762.51          1
    2120 SW PALATINE HILL ROAD         7.500          2,237.49         80
                                       7.250          2,237.49      400,000.00
    PORTLAND         OR   97219          1            10/13/97         00
    7606676                              05           12/01/97          0
    7606676                              O            11/01/27
    0


    1657261          638/G01             F          136,500.00         ZZ
                                         360        136,408.41          1
1


    4 VALLEY DRIVE                     8.000          1,001.59         70
                                       7.750          1,001.59      195,000.00
    PITTSBURG        CA   94565          2            10/24/97         00
    0430491118                           05           12/01/97          0
    08676336                             O            11/01/27
    0


    1657262          J95/J95             F          245,700.00         ZZ
                                         360        245,530.91          1
    5829 WEST DEL LAGO CIRCLE          7.875          1,781.50         70
                                       7.625          1,781.50      351,000.00
    GLENDALE         AZ   85308          1            10/08/97         00
    0012110847                           03           12/01/97          0
    0012110847                           O            11/01/27
    0


    1657264          J95/J95             F          424,000.00         ZZ
                                         360        423,715.50          1
    5716 MORNINGSIDE DRIVE             8.000          3,111.17         64
                                       7.750          3,111.17      670,000.00
    SAN JOSE         CA   95138          2            10/03/97         00
    7626286                              03           12/01/97          0
    7626286                              O            11/01/27
    0


    1657265          J95/J95             F          260,000.00         ZZ
                                         360        259,811.82          1
    3248 SAMANTHA DRIVE                7.625          1,840.26         80
                                       7.375          1,840.26      325,000.00
    SANTA YNEZ       CA   93460          1            10/07/97         00
    0012130332                           05           12/01/97          0
    0012130332                           O            11/01/27
    0


    1657267          J95/J95             F          425,000.00         ZZ
                                         360        424,707.51          1
    107 ROSSMORE DRIVE                 7.875          3,081.55         77
                                       7.625          3,081.55      555,000.00
    MALVERN          PA   19355          2            10/13/97         00
    9133703                              05           12/01/97          0
    9133703                              O            11/01/27
    0


    1657268          J95/J95             F          243,950.00         ZZ
                                         360        243,777.82          1
    16250 GLEN ALDER COURT             7.750          1,747.69         80
                                       7.500          1,747.69      304,990.00
    LA MIRADA        CA   90638          1            10/08/97         00
    0012088795                           03           12/01/97          0
1


    0012088795                           O            11/01/27
    0


    1657269          B57/G01             F          270,000.00         ZZ
                                         360        270,000.00          1
    424 ELMWOOD DRIVE                  7.750          1,934.32         90
                                       7.500          1,934.32      300,000.00
    PASADENA         CA   91105          1            11/03/97         10
    0430497339                           05           01/01/98         25
    9730676                              O            12/01/27
    0


    1657270          J95/J95             F          103,900.00         ZZ
                                         360        103,666.34          1
    934 DUKE MILFORD                   8.250            780.57         80
                                       8.000            780.57      129,900.00
    MILFORD          MI   48381          1            09/02/97         00
    4428959                              05           11/01/97          0
    4428959                              O            10/01/27
    0


    1657272          J95/J95             F          280,000.00         ZZ
                                         360        279,807.30          1
    2429 HANNON COURT                  7.875          2,030.20         80
                                       7.625          2,030.20      350,000.00
    ELLICOTT CITY    MD   21042          1            10/23/97         00
    9152794                              05           12/01/97          0
    9152794                              O            11/01/27
    0


    1657276          J95/J95             F          275,100.00         T
                                         360        274,910.67          1
    885 MARSH LANDING                  7.875          1,994.67         80
                                       7.625          1,994.67      343,875.00
    COROLLA          NC   27927          1            10/20/97         00
    9125543                              03           12/01/97          0
    9125543                              O            11/01/27
    0


    1657278          J95/J95             F          279,650.00         ZZ
                                         360        279,447.59          1
    401 FEATHER ROCK DRIVE             7.625          1,979.35         80
                                       7.375          1,979.35      350,000.00
    ROCKVILLE        MD   20850          2            10/09/97         00
    9140708                              05           12/01/97          0
    9140708                              O            11/01/27
    0


1


    1657279          225/225             F          282,150.00         ZZ
                                         360        281,385.12          1
    361 WILLIAM WAY                    8.000          2,070.32         90
                                       7.750          2,070.32      313,500.00
    WYCKOFF          NJ   07481          1            07/21/97         14
    8054378                              05           09/01/97         25
    8054378                              O            08/01/27
    0


    1657281          J95/J95             F          169,600.00         ZZ
                                         360        169,474.13          1
    8602 GLENHOPE DRIVE                7.500          1,185.87         80
                                       7.250          1,185.87      212,000.00
    LOUISVILLE       KY   40291          1            10/24/97         00
    4860789                              05           12/01/97          0
    4860789                              O            11/01/27
    0


    1657283          J95/J95             F          318,400.00         ZZ
                                         360        317,754.79          1
    8621 CROSS OAKS LANE               8.000          2,336.31         80
                                       7.750          2,336.31      398,000.00
    FAIRFAX STATION  VA   22039          2            08/29/97         00
    0007534753                           03           10/01/97          0
    0007534753                           O            09/01/27
    0


    1657288          J95/J95             F          276,000.00         ZZ
                                         360        275,810.05          1
    796 DARTSHIRE WAY                  7.875          2,001.20         80
                                       7.625          2,001.20      345,000.00
    SUNNYVALE        CA   94087          1            10/03/97         00
    0007626203                           05           12/01/97          0
    0007626203                           O            11/01/27
    0


    1657289          J95/J95             F          289,000.00         ZZ
                                         360        288,790.83          1
    50 LONG ROW CIRCLE                 7.625          2,045.52         85
                                       7.375          2,045.52      340,000.00
    MONUMENT         CO   80132          1            10/15/97         04
    12006599                             03           12/01/97         12
    12006599                             O            11/01/27
    0


    1657294          J95/J95             F          272,000.00         ZZ
                                         360        271,817.49          1
    872 WARREN WAY                     8.000          1,995.84         40
                                       7.750          1,995.84      680,000.00
1


    PALO ALTO        CA   94303          2            10/06/97         00
    0007624661                           05           12/01/97          0
    0007624661                           O            11/01/27
    0


    1657298          J95/J95             F          237,000.00         ZZ
                                         360        236,828.46          1
    292 WYLSTREAM PLACE                7.625          1,677.48         80
                                       7.375          1,677.48      296,250.00
    MARIETTA         GA   30064          1            10/17/97         00
    0003893435                           05           12/01/97          0
    0003893435                           O            11/01/27
    0


    1657302          J95/J95             F          243,150.00         ZZ
                                         360        242,978.38          1
    16254 GLEN ALDER COURT             7.750          1,741.96         80
                                       7.500          1,741.96      305,000.00
    LA MIRADA        CA   90638          2            10/08/97         00
    0012061347                           03           12/01/97          0
    0012061347                           O            11/01/27
    0


    1657303          J95/J95             F          458,450.00         ZZ
                                         360        458,126.42          1
    1620 COUNTRY COMMONS               7.750          3,284.40         67
                                       7.500          3,284.40      685,000.00
    LAKE OSWEGO      OR   97034          2            10/02/97         00
    7641012                              05           12/01/97          0
    7641012                              O            11/01/27
    0


    1657304          225/225             F          322,800.00         ZZ
                                         360        322,039.37          1
    2284 SNOQUALMIE DRIVE              7.750          2,312.58         54
                                       7.500          2,312.58      605,000.00
    LAYTON           UT   84040          5            08/25/97         00
    8059219                              05           10/01/97          0
    8059219                              O            09/01/27
    0


    1657306          J95/J95             F          215,200.00         ZZ
                                         360        214,902.83          1
    227 SUBURBIA AVENUE                7.875          1,560.35         80
                                       7.625          1,560.35      269,000.00
    SANTA CRUZ       CA   95062          1            09/08/97         00
    0004874921                           05           11/01/97          0
    0004874921                           O            10/01/27
    0
1




    1657308          E85/G01             F          198,400.00         ZZ
                                         360        198,259.97          1
    75 DARYL AVENUE                    7.750          1,421.36         80
                                       7.500          1,421.36      248,000.00
    NOVATO           CA   94947          1            10/17/97         00
    0430492918                           05           12/01/97          0
    9601609                              O            11/01/27
    0


    1657309          J95/J95             F          220,800.00         ZZ
                                         360        220,631.98          1
    7205 CHURCHILL ROAD                7.375          1,525.02         80
                                       7.125          1,525.02      276,000.00
    MCLEAN           VA   22101          1            10/10/97         00
    9127200                              05           12/01/97          0
    9127200                              O            11/01/27
    0


    1657311          A52/G01             F          150,000.00         ZZ
                                         360        150,000.00          1
    5564 ROBERTS DRIVE                 7.500          1,048.82         68
                                       7.250          1,048.82      222,300.00
    DUNWOODY         GA   30338          1            11/14/97         00
    0430487157                           05           01/01/98          0
    236726                               O            12/01/27
    0


    1657312          225/225             F          254,400.00         ZZ
                                         360        254,220.44          1
    124 SECRET COVE DRIVE              7.750          1,822.56         80
                                       7.500          1,822.56      318,000.00
    LEXINGTON        SC   29072          1            10/09/97         00
    8066308                              05           12/01/97          0
    8066308                              O            11/01/27
    0


    1657314          J95/J95             F          246,900.00         ZZ
                                         360        246,734.34          1
    9680 DOVE CIRCLE                   8.000          1,811.66         95
                                       7.750          1,811.66      259,900.00
    FOUNTAIN VALLEY  CA   92708          1            10/08/97         10
    0012063814                           05           12/01/97         30
    0012063814                           O            11/01/27
    0


    1657315          225/225             F          250,600.00         ZZ
                                         360        250,436.07          1
1


    235 SOUTHWOOD TRAIL                8.125          1,860.70         85
                                       7.875          1,860.70      297,000.00
    BEVER CREEK      OH   45440          2            10/09/97         14
    8065709                              05           12/01/97         25
    8065709                              O            11/01/27
    0


    1657319          J95/J95             F          272,000.00         ZZ
                                         360        271,826.55          1
    607 10TH STREET                    8.250          2,043.45         80
                                       8.000          2,043.45      340,000.00
    HUNTINGTON BEAC  CA   92648          1            10/15/97         00
    0012127643                           05           12/01/97          0
    0012127643                           O            11/01/27
    0


    1657320          664/G01             F          279,000.00         ZZ
                                         360        278,822.09          1
    3112 POZO DRIVE                    8.250          2,096.04         90
                                       8.000          2,096.04      310,000.00
    HACIENDA HEIGHT  CA   91745          5            10/30/97         19
    0430494377                           05           12/01/97         25
    2392488                              O            11/01/27
    0


    1657322          225/225             F          347,700.00         ZZ
                                         360        347,460.71          1
    36962 BLAISDELL TERRACE            7.875          2,521.07         80
                                       7.625          2,521.07      435,000.00
    FREMONT          CA   94536          2            10/01/97         00
    8068198                              05           12/01/97          0
    8068198                              O            11/01/27
    0


    1657323          J95/J95             F          257,600.00         ZZ
                                         360        257,408.82          1
    5836 COLFAX AVENUE                 7.500          1,801.18         80
                                       7.250          1,801.18      322,000.00
    ALEXANDRIA       VA   22311          1            10/22/97         00
    0007649403                           05           12/01/97          0
    0007649403                           O            11/01/27
    0


    1657334          J95/J95             F          250,000.00         ZZ
                                         360        249,654.79          1
    1484 GOODBAR AVENUE                7.875          1,812.67         90
                                       7.625          1,812.67      280,000.00
    MEMPHIS          TN   38104          1            09/29/97         01
    970369                               05           11/01/97         25
1


    970369                               O            10/01/27
    0


    1657338          B91/G01             F          259,200.00         ZZ
                                         360        259,021.62          1
    30282 ANAMONTE                     7.875          1,879.38         80
                                       7.625          1,879.38      324,000.00
    LAGUNA NIGUEL    CA   92677          1            10/20/97         00
    0430499244                           03           12/01/97          0
    1000006950                           O            11/01/27
    0


    1657343          225/225             F          253,000.00         ZZ
                                         360        252,830.24          1
    867 POLARIS WAY                    8.000          1,856.43         76
                                       7.750          1,856.43      335,000.00
    LIVERMORE        CA   94550          2            10/06/97         00
    8068448                              05           12/01/97          0
    8068448                              O            11/01/27
    0


    1657346          638/G01             F          165,600.00         ZZ
                                         360        165,497.07          1
    2864 BRANTFORD COURT               8.375          1,258.68         80
                                       8.125          1,258.68      207,000.00
    TRACY            CA   95376          5            10/22/97         00
    0430491381                           05           12/01/97          0
    08671049                             O            11/01/27
    0


    1657347          225/225             F          254,150.00         ZZ
                                         360        253,961.39          1
    16302 WIMBLEDON FOREST DRIVE       7.500          1,777.05         85
                                       7.250          1,777.05      299,000.00
    SPRING           TX   77379          1            10/17/97         14
    8419458                              03           12/01/97         12
    8419458                              O            11/01/27
    0


    1657348          J95/J95             F          234,650.00         ZZ
                                         360        234,296.81          1
    9731 IRONMASTER DRIVE              7.500          1,640.71         95
                                       7.250          1,640.71      247,000.00
    BURKE            VA   22015          1            10/17/97         12
    9728804005                           03           12/01/97         30
    9728804005                           O            11/01/27
    0


1


    1657349          A39/G01             F          584,000.00         ZZ
                                         360        584,000.00          1
    825 LAS PALMAS DRIVE               7.875          4,234.41         80
                                       7.625          4,234.41      730,000.00
    SANTA BARBARA    CA   93110          1            11/06/97         00
    0430487231                           05           01/01/98          0
    9701205                              O            12/01/27
    0


    1657350          225/225             F          300,000.00         ZZ
                                         360        299,777.36          1
    11607 HITCHING POST LANE           7.500          2,097.64         80
                                       7.250          2,097.64      375,000.00
    N BETHESDA       MD   20852          1            10/16/97         00
    8385985                              05           12/01/97          0
    8385985                              O            11/01/27
    0


    1657351          J95/J95             F          311,000.00         ZZ
                                         360        310,785.97          1
    16 MCMURTY COURT                   7.875          2,254.97         80
                                       7.625          2,254.97      388,800.00
    ALAMEDA          CA   94502          1            10/06/97         00
    0007590284                           03           12/01/97          0
    0007590284                           O            11/01/27
    0


    1657353          J95/J95             F          296,000.00         ZZ
                                         360        295,791.08          1
    2824 HEMLOCK AVENUE                7.750          2,120.59         80
                                       7.500          2,120.59      370,000.00
    SAN JOSE         CA   95128          1            10/13/97         00
    0007644677                           03           12/01/97          0
    0007644677                           O            11/01/27
    0


    1657354          J95/J95             F          240,000.00         ZZ
                                         360        239,838.97          1
    3408 WILD OAKS COURT               8.000          1,761.03         80
                                       7.750          1,761.03      300,000.00
    BURLESON         TX   76028          2            10/15/97         00
    0004818575                           05           12/01/97          0
    0004818575                           O            11/01/27
    0


    1657355          J95/J95             F          126,400.00         ZZ
                                         360        126,315.19          1
    3041 TRABIN WAY                    8.000            927.48         80
                                       7.750            927.48      158,000.00
1


    PILOT HILL       CA   95664          2            10/02/97         00
    0012095626                           05           12/01/97          0
    0012095626                           O            11/01/27
    0


    1657356          J95/J95             F          157,200.00         ZZ
                                         360        157,094.52          1
    1882 MATOS COURT                   8.000          1,153.48         80
                                       7.750          1,153.48      198,000.00
    SANTA CLARA      CA   95050          1            10/10/97         00
    0004879227                           09           12/01/97          0
    0004879227                           O            11/01/27
    0


    1657357          225/225             F          287,100.00         ZZ
                                         360        286,897.38          1
    190 BELMONT AVENUE                 7.750          2,056.81         90
                                       7.500          2,056.81      319,000.00
    DOYLESTOWN       PA   18901          1            10/08/97         14
    2822105                              05           12/01/97         25
    2822105                              O            11/01/27
    0


    1657358          J95/J95             F          256,000.00         ZZ
                                         360        255,532.94          1
    4953 MAYFIELD COURT                8.000          1,878.44         79
                                       7.750          1,878.44      325,000.00
    SAN JOSE         CA   95130          1            09/16/97         00
    0012018909                           05           11/01/97          0
    0012018909                           O            10/01/27
    0


    1657360          J95/J95             F          228,000.00         ZZ
                                         360        227,525.00          1
    3709 HOBBY COURT                   7.500          1,594.21         80
                                       7.250          1,594.21      285,000.00
    CONCORD          CA   94518          2            10/06/97         00
    0007631872                           05           12/01/97          0
    0007631872                           O            11/01/27
    0


    1657361          J95/J95             F          235,300.00         ZZ
                                         360        235,125.37          1
    1224 DUNWOODY WALK                 7.500          1,645.26         83
                                       7.250          1,645.26      283,500.00
    DUNWOODY         GA   30338          1            10/17/97         12
    0003888708                           03           12/01/97         12
    0003888708                           O            11/01/27
    0
1




    1657363          225/225             F          344,000.00         ZZ
                                         360        343,548.41          1
    10915 SOUTH BEAS DRIVE             8.125          2,554.20         80
                                       7.875          2,554.20      430,000.00
    CONIFER          CO   80433          5            09/29/97         00
    8062916                              05           11/01/97          0
    8062916                              O            10/01/27
    0


    1657365          225/225             F          269,000.00         ZZ
                                         360        268,819.50          1
    3136 AVALON COURT                  8.000          1,973.83         68
                                       7.750          1,973.83      400,000.00
    PALO ALTO        CA   94305          2            10/01/97         00
    8065975                              05           12/01/97          0
    8065975                              O            11/01/27
    0


    1657395          685/G01             F          129,600.00         ZZ
                                         360        129,508.53          1
    16951 MILLPOND LANE #56            7.750            928.47         80
                                       7.500            928.47      162,000.00
    HUNTINGTON BEAC  CA   92647          1            10/28/97         00
    0430488908                           01           12/01/97          0
    108636                               O            11/01/27
    0


    1657397          685/G01             F          321,000.00         ZZ
                                         360        320,761.77          1
    91 WOODHAVEN DRIVE                 7.500          2,244.48         80
                                       7.250          2,244.48      401,250.00
    LAGUNA NIGUEL    CA   92677          1            10/29/97         00
    0430488882                           03           12/01/97          0
    109451                               O            11/01/27
    0


    1657419          830/830             F          288,000.00         ZZ
                                         360        287,806.76          1
    316 PARAMOUNT DRIVE                8.000          2,113.24         80
                                       7.750          2,113.24      360,000.00
    MILLBRAE         CA   94030          2            10/28/97         00
    532965                               05           12/01/97          0
    532965                               O            11/01/27
    0


    1657459          225/225             F          495,000.00         ZZ
                                         360        494,139.38          1
1


    8020 RIO GRANDE BLVD NM            8.750          3,894.17         52
                                       8.500          3,894.17      970,000.00
    ALBUQUERQUE      NM   87114          5            08/25/97         00
    806153600                            05           10/01/97          0
    806153600                            O            09/01/27
    0


    1657468          225/225             F          272,000.00         ZZ
                                         360        271,803.13          1
    2457 SENDERO COURT                 7.625          1,925.20         70
                                       7.375          1,925.20      392,000.00
    SAN LUIS OBISPO  CA   93401          1            10/03/97         00
    806468900                            05           12/01/97          0
    806468900                            O            11/01/27
    0


    1657530          225/225             F          258,000.00         ZZ
                                         360        257,215.90          1
    48680 TAOS ROAD                    7.750          1,848.35         80
                                       7.500          1,848.35      323,000.00
    FREMONT          CA   94539          1            10/21/97         00
    807053600                            05           12/01/97          0
    807053600                            O            11/01/27
    0


    1657539          A13/G01             F          375,000.00         ZZ
                                         360        374,735.32          1
    5945 GUADALUPE TR NW               7.750          2,686.55         73
                                       7.500          2,686.55      515,000.00
    ALBUQUERQUE      NM   87107          5            10/29/97         00
    0430494468                           05           12/01/97          0
    970051655                            O            11/01/27
    0


    1657547          225/225             F          380,000.00         T
                                         360        379,724.96          1
    5507 HAMPTON PLACE SOUTH           7.625          2,689.62         80
                                       7.375          2,689.62      475,000.00
    HILTON HEAD ISL  SC   29928          1            10/03/97         00
    8062975                              08           12/01/97          0
    8062975                              O            11/01/27
    0


    1657551          G32/G01             F          260,000.00         ZZ
                                         360        260,000.00          1
    5N 472 FOXMOOR DRIVE               7.625          1,840.27         53
                                       7.375          1,840.27      495,000.00
    ST CHARLES       IL   60175          2            11/11/97         00
    0430494369                           05           01/01/98          0
1


    1001374                              O            12/01/27
    0


    1657557          225/225             F          258,600.00         ZZ
                                         360        258,214.98          1
    3343 COTTONFIELD DRIVE             7.500          1,808.16         80
                                       7.250          1,808.16      326,000.00
    MOUNT PLEASANT   SC   29464          1            10/02/97         00
    8385915                              03           11/01/97          0
    8385915                              O            10/01/27
    0


    1657564          225/225             F          209,000.00         ZZ
                                         360        208,848.74          1
    9203 MACSWAIN PLACE                7.625          1,479.28         75
                                       7.375          1,479.28      280,000.00
    SPRINGFIELD      VA   22153          2            10/17/97         00
    8387373                              03           12/01/97          0
    8387373                              O            11/01/27
    0


    1657568          225/225             F          225,000.00         ZZ
                                         360        224,833.01          1
    4072 SOUTH OLIVE STREET            7.500          1,573.24         58
                                       7.250          1,573.24      392,000.00
    DENVER           CO   80237          1            10/08/97         00
    8067643                              05           12/01/97          0
    8067643                              O            11/01/27
    0


    1657570          225/225             F          397,600.00         ZZ
                                         360        397,312.23          1
    17731 AVENLEIGH DRIVE              7.625          2,814.19         80
                                       7.375          2,814.19      497,000.00
    ASHTON           MD   20861          1            10/17/97         00
    8069173                              03           12/01/97          0
    8069173                              O            11/01/27
    0


    1657573          225/225             F          277,000.00         ZZ
                                         360        276,809.37          1
    12147 STIRRUP ROAD                 7.875          2,008.44         67
                                       7.625          2,008.44      416,000.00
    RESTON           VA   20191          2            10/07/97         00
    8386953                              03           12/01/97          0
    8386953                              O            11/01/27
    0


1


    1657576          685/G01             F          161,120.00         ZZ
                                         360        161,006.29          1
    8682 WAGERS CIRCLE                 7.750          1,154.28         80
                                       7.500          1,154.28      201,400.00
    HUNTINGTON BEAC  CA   92647          1            10/29/97         00
    0430488916                           05           12/01/97          0
    109435                               O            11/01/27
    0


    1657578          225/225             F          275,000.00         ZZ
                                         360        274,795.92          1
    9180 HUNTCLIFF TRACE               7.500          1,922.83         68
                                       7.250          1,922.83      410,000.00
    ATLANTA          GA   30350          2            10/10/97         00
    8387733                              03           12/01/97          0
    8387733                              O            11/01/27
    0


    1657580          225/225             F          254,250.00         ZZ
                                         360        254,065.98          1
    1731 WILLOW DRIVE                  7.625          1,799.57         75
                                       7.375          1,799.57      339,000.00
    GLENDALE         CA   91208          1            10/07/97         00
    8067144                              05           12/01/97          0
    8067144                              O            11/01/27
    0


    1657581          K08/G01             F          448,000.00         ZZ
                                         360        448,000.00          1
    2265 MELVIN ROAD                   7.500          3,132.48         80
                                       7.250          3,132.48      560,000.00
    OAKLAND          CA   94602          1            10/30/97         00
    0410606487                           05           01/01/98          0
    410606487                            O            12/01/27
    0


    1657584          K08/G01             F          210,600.00         ZZ
                                         360        210,600.00          1
    671 ALAMO DRIVE                    8.125          1,563.70         70
                                       7.875          1,563.70      301,000.00
    SAN JOSE         CA   95123          1            11/04/97         00
    0410583587                           05           01/01/98          0
    410583587                            O            12/01/27
    0


    1657587          K08/G01             F          255,900.00         ZZ
                                         360        255,900.00          1
    36927 PAPAYA STREET                8.000          1,877.70         80
                                       7.750          1,877.70      319,888.00
1


    NEWARK           CA   94560          1            11/06/97         00
    0410604409                           03           01/01/98          0
    410604409                            O            12/01/27
    0


    1657591          K08/G01             F          620,000.00         ZZ
                                         360        619,614.63          1
    15613 WOODVALE ROAD                8.375          4,712.45         80
                                       8.125          4,712.45      775,000.00
    ENCINO           CA   91436          2            10/09/97         00
    0410570873                           05           12/01/97          0
    410570873                            O            11/01/27
    0


    1657594          225/225             F          242,250.00         ZZ
                                         360        242,083.29          1
    7746 EMERSON BURRIER ROAD          7.875          1,756.48         95
                                       7.625          1,756.48      255,000.00
    MOUNT AIRY       MD   21771          1            10/17/97         04
    8386295                              05           12/01/97         30
    8386295                              O            11/01/27
    0


    1657598          225/225             F          235,000.00         ZZ
                                         360        234,699.26          1
    23644 NORTH 67TH AVENUE            8.250          1,765.48         72
                                       8.000          1,765.48      330,000.00
    PEORIA           AZ   85310          2            09/09/97         00
    8061906                              05           11/01/97          0
    8061906                              O            10/01/27
    0


    1657600          225/225             F          337,000.00         ZZ
                                         360        336,723.77          1
    4008 SHARP PLACE                   7.000          2,242.06         75
                                       6.750          2,242.06      450,000.00
    ALEXANDRIA       VA   22304          5            10/16/97         00
    8387155                              05           12/01/97          0
    8387155                              O            11/01/27
    0


    1657619          K08/G01             F          202,500.00         ZZ
                                         360        202,500.00          1
    12617 MORGAN ROAD                  8.125          1,503.56         75
                                       7.875          1,503.56      270,000.00
    HUDSON           FL   34669          2            11/04/97         00
    0410579759                           05           01/01/98          0
    410579759                            O            12/01/27
    0
1




    1657621          964/G01             F          234,300.00         ZZ
                                         360        234,300.00          1
    8602 LOWMEAD DRIVE                 7.500          1,638.26         80
                                       7.250          1,638.26      293,000.00
    HUNTINGTON BEAC  CA   92646          1            11/21/97         00
    0430516880                           05           01/01/98          0
    28398                                O            12/01/27
    0


    1657622          E22/G01             F           92,100.00         ZZ
                                         360         92,039.75          1
    11417 LOVELAND CIRCLE              8.125            683.84         69
                                       7.875            683.84      133,500.00
    EDMOND           OK   73034          1            10/28/97         00
    0410593073                           05           12/01/97          0
    410593073                            O            11/01/27
    0


    1657623          K08/G01             F          184,400.00         ZZ
                                         360        184,400.00          1
    1532 CR-523                        7.875          1,337.03         62
                                       7.625          1,337.03      300,000.00
    BAYFIELD         CO   81122          5            11/05/97         00
    0410597017                           05           01/01/98          0
    410597017                            O            12/01/27
    0


    1657625          K08/G01             F          234,000.00         ZZ
                                         360        233,850.79          1
    11271 SEA GRASS CIRCLE             8.250          1,757.96         90
                                       8.000          1,757.96      260,241.00
    BOCA RATON       FL   33498          1            11/07/97         04
    0410572812                           03           12/01/97         25
    410572812                            O            11/01/27
    0


    1657629          K08/G01             F           63,000.00         ZZ
                                         360         62,960.84          1
    33308 VISTA WAY                    8.375            478.85         54
                                       8.125            478.85      118,000.00
    FRASER           MI   48026          5            10/31/97         00
    0410596290                           05           12/01/97          0
    410596290                            O            11/01/27
    0


    1657634          K08/G01             F           98,900.00         ZZ
                                         360         98,826.61          1
1


    27 KINGSWOOD DRIVE                 7.500            691.52         72
                                       7.250            691.52      139,000.00
    HENDERSONVILLE   NC   28792          2            10/29/97         00
    0410579387                           05           12/01/97          0
    410579387                            O            11/01/27
    0


    1657635          K08/G01             F           97,400.00         ZZ
                                         360         97,339.46          1
    3501 QUAIL LANE                    8.375            740.31         70
                                       8.125            740.31      139,200.00
    ARLINGTON        TX   76016          1            10/30/97         00
    0410594527                           05           12/01/97          0
    410594527                            O            11/01/27
    0


    1657664          225/225             F          344,000.00         ZZ
                                         360        343,757.21          1
    1560 PINE PASS TERRACE             7.750          2,464.46         80
                                       7.500          2,464.46      430,000.00
    SUNNYVALE        CA   94087          2            10/08/97         00
    8068908                              03           12/01/97          0
    8068908                              O            11/01/27
    0


    1657677          225/225             F          250,000.00         ZZ
                                         360        249,836.46          1
    750 SUMMIT AVENUE                  8.125          1,856.25         76
                                       7.875          1,856.25      330,000.00
    FRANKLIN LAKES   NJ   07417          1            10/17/97         00
    8069458                              05           12/01/97          0
    8069458                              O            11/01/27
    0


    1657682          450/450             F          360,000.00         ZZ
                                         360        359,745.92          1
    371 WAREC WAY                      7.750          2,579.08         45
                                       7.500          2,579.08      815,000.00
    LOS ALTOS        CA   94022          1            10/21/97         00
    4323895                              05           12/01/97          0
    4323895                              O            11/01/27
    0


    1657684          225/225             F          300,000.00         ZZ
                                         360        299,793.54          1
    CEDAR LANE                         7.875          2,175.21         75
                                       7.625          2,175.21      400,000.00
    FAIRBURN         GA   30214          2            10/21/97         00
    8068838                              05           12/01/97          0
1


    8068838                              O            11/01/27
    0


    1657687          225/225             F          438,000.00         ZZ
                                         360        437,690.86          1
    17635 HILL ROAD                    7.750          3,137.89         80
                                       7.500          3,137.89      548,000.00
    MORGAN HILL      CA   95037          2            10/07/97         00
    8068618                              05           12/01/97          0
    8068618                              O            11/01/27
    0


    1657688          225/225             F          300,000.00         ZZ
                                         360        299,782.87          1
    309 PINE FOREST EXTENSION          7.625          2,123.38         79
                                       7.375          2,123.38      380,000.00
    GREENVILLE       SC   29601          1            10/20/97         00
    8387448                              05           12/01/97          0
    8387448                              O            11/01/27
    0


    1657690          225/225             F          240,000.00         ZZ
                                         360        239,826.30          1
    1 FIELDSTONE COURT                 7.625          1,698.70         63
                                       7.375          1,698.70      382,000.00
    EAST HANOVER     NJ   07936          1            10/03/97         00
    2820548                              05           12/01/97          0
    2820548                              O            11/01/27
    0


    1657694          225/225             F          550,000.00         ZZ
                                         360        549,601.92          1
    RT 9 BOX 69/79 ARROYO HONDO        7.625          3,892.87         79
                                       7.375          3,892.87      700,000.00
    SANTA FE         NM   87505          2            10/15/97         00
    8066376                              05           12/01/97          0
    8066376                              O            11/01/27
    0


    1657697          225/225             F          253,000.00         ZZ
                                         360        252,686.67          1
    2523 FLICKINGER ROAD               8.000          1,856.43         75
                                       7.750          1,856.43      341,000.00
    SAN JOSE         CA   95131          2            10/07/97         00
    8066346                              05           12/01/97          0
    8066346                              O            11/01/27
    0


1


    1657701          225/225             F          383,000.00         ZZ
                                         360        382,743.01          1
    4919 119TH PL NE                   8.000          2,810.32         90
                                       7.750          2,810.32      430,000.00
    KIRKLAND         WA   98033          2            10/07/97         10
    8066939                              05           12/01/97         25
    8066939                              O            11/01/27
    0


    1657704          637/G01             F          131,800.00         ZZ
                                         360        131,709.29          1
    3376 EAST REDLANDS AVE             7.875            955.65         95
                                       7.625            955.65      140,000.00
    FRESNO           CA   93726          2            10/03/97         10
    0430495721                           05           12/01/97         30
    9807454                              O            11/01/27
    0


    1657706          637/G01             F          227,700.00         ZZ
                                         360        227,554.80          1
    297 SADDLE RUN STREET              8.250          1,710.64         95
                                       8.000          1,710.64      239,694.00
    HENDERSON        NV   89012          1            10/22/97         04
    0430503987                           03           12/01/97         30
    9884826                              O            11/01/27
    0


    1657707          225/225             F          252,000.00         ZZ
                                         360        251,839.30          1
    1355 MARK WEST SPRINGS ROAD        8.250          1,893.20         90
                                       8.000          1,893.20      280,000.00
    SANTA ROSA       CA   95404          2            10/10/97         10
    8065026                              05           12/01/97         25
    8065026                              O            11/01/27
    0


    1657709          637/G01             F          258,000.00         ZZ
                                         360        257,831.22          1
    7930 FALL COURT                    8.125          1,915.65         65
                                       7.875          1,915.65      400,000.00
    CUPERTINO        CA   95014          2            10/14/97         00
    0430494138                           05           12/01/97          0
    8390668                              O            11/01/27
    0


    1657710          637/G01             F          247,000.00         ZZ
                                         360        246,834.27          1
    933 RIDGEMARK DRIVE                8.000          1,812.40         75
                                       7.750          1,812.40      330,000.00
1


    HOLLISTER        CA   95023          5            10/15/97         00
    0430495754                           09           12/01/97          0
    8123713                              O            11/01/27
    0


    1657711          225/225             F          240,000.00         ZZ
                                         360        239,843.00          1
    10A MARSILLY STREET                8.125          1,782.00         80
                                       7.875          1,782.00      300,000.00
    SAN FRANSISCO    CA   94112          2            10/10/97         00
    8066835                              05           12/01/97          0
    8066835                              O            11/01/27
    0


    1657712          637/G01             F          284,000.00         ZZ
                                         360        283,818.90          1
    8470 HAROLD WAY                    8.250          2,133.60         77
                                       8.000          2,133.60      370,000.00
    LOS ANGELES      CA   90069          2            10/06/97         00
    0430503680                           05           12/01/97          0
    8388407                              O            11/01/27
    0


    1657713          225/225             F          303,000.00         ZZ
                                         360        302,791.47          1
    41371 WHITECREST COURT             7.875          2,196.97         66
                                       7.625          2,196.97      465,000.00
    FREMONT          CA   94539          2            10/07/97         00
    8067664                              05           12/01/97          0
    8067664                              O            11/01/27
    0


    1657715          637/G01             F          438,500.00         ZZ
                                         360        438,190.51          1
    769 EL PINTADO ROAD                7.750          3,141.47         64
                                       7.500          3,141.47      687,500.00
    DANVILLE         CA   94526          2            10/15/97         00
    0430494542                           05           12/01/97          0
    8385957                              O            11/01/27
    0


    1657716          225/225             F          322,800.00         ZZ
                                         360        322,566.37          1
    2829 CABRINI DR NW                 7.625          2,284.76         80
                                       7.375          2,284.76      403,500.00
    GIG HARBOR       WA   98335          1            10/09/97         00
    8066414                              05           12/01/97          0
    8066414                              O            11/01/27
    0
1




    1657718          637/G01             F          589,000.00         ZZ
                                         360        588,562.87          1
    735 SLEEPER AVENUE                 7.500          4,118.38         78
                                       7.250          4,118.38      757,000.00
    MOUNTAIN VIEW    CA   94040          2            10/08/97         00
    0430498758                           03           12/01/97          0
    8124638                              O            11/01/27
    0


    1657721          637/G01             F          251,500.00         ZZ
                                         360        251,331.25          1
    546 TERESITA BOULEVARD             8.000          1,845.42         77
                                       7.750          1,845.42      330,000.00
    SAN FRANCISCO    CA   94127          2            10/06/97         00
    0430495630                           05           12/01/97          0
    8390130                              O            11/01/27
    0


    1657722          225/225             F          321,600.00         ZZ
                                         360        321,373.01          1
    1101 DEL CAMBRE DRIVE              7.750          2,303.99         80
                                       7.500          2,303.99      402,000.00
    SAN JOSE         CA   95129          1            10/16/97         00
    8069336                              05           12/01/97          0
    8069336                              O            11/01/27
    0


    1657723          637/G01             F          566,950.00         ZZ
                                         360        566,539.65          1
    540 AGUAJITO ROAD                  7.625          4,012.84         70
                                       7.375          4,012.84      810,000.00
    CARMEL           CA   93923          5            10/02/97         00
    0430495804                           05           12/01/97          0
    8389561                              O            11/01/27
    0


    1657727          225/225             F          332,802.22         ZZ
                                         360        332,354.13          1
    5242 RIVER PARK VILLA DR           8.000          2,441.98         90
                                       7.750          2,441.98      370,000.00
    ST AUGUSTINE     FL   35802          2            09/22/97         14
    8249777                              05           11/01/97         25
    8249777                              O            10/01/27
    0


    1657728          637/G01             F          228,000.00         ZZ
                                         360        227,839.08          1
1


    2627 NE 19TH AVENUE                7.750          1,633.42         80
                                       7.500          1,633.42      285,000.00
    PORTLAND         OR   97212          1            10/01/97         00
    0430495648                           05           12/01/97          0
    9133935                              O            11/01/27
    0


    1657733          225/225             F          282,440.00         ZZ
                                         360        281,838.11          1
    250 HIGHLAND ROAD                  7.750          2,023.43         79
                                       7.500          2,023.43      360,000.00
    SOUTH ORANGE     NJ   07079          4            09/25/97         00
    2821864                              05           11/01/97          0
    2821864                              O            10/01/27
    0


    1657734          225/225             F          330,000.00         ZZ
                                         360        329,331.32          1
    101 SUNDANCE PLACE                 8.000          2,421.42         76
                                       7.750          2,421.42      435,000.00
    CHAPEL HILL      NC   27514          1            08/13/97         00
    8247367                              03           10/01/97          0
    8247367                              O            09/01/27
    0


    1657738          637/G01             F          253,900.00         ZZ
                                         360        253,729.64          1
    10313 NORTH PAGE AVENUE            8.000          1,863.03         80
                                       7.750          1,863.03      317,400.00
    FRESNO           CA   93720          1            10/21/97         00
    0430495812                           03           12/01/97          0
    8391864                              O            11/01/27
    0


    1657741          225/225             F          226,100.00         ZZ
                                         360        225,630.10          1
    2171 BURBANK STREET                7.875          1,639.39         95
                                       7.625          1,639.39      238,000.00
    BERTHOUD         CO   80513          1            08/29/97         14
    8062872                              03           10/01/97         30
    8062872                              O            09/01/27
    0


    1657743          637/G01             F          302,000.00         ZZ
                                         360        301,792.17          1
    4345 ROLLING OAKS DRIVE            7.875          2,189.71         74
                                       7.625          2,189.71      410,000.00
    GRANITE BAY      CA   95746          2            10/10/97         00
    0430495655                           05           12/01/97          0
1


    8387342                              O            11/01/27
    0


    1657746          637/G01             F          478,000.00         ZZ
                                         360        477,662.63          1
    3934 CANYON ROAD                   7.750          3,424.45         73
                                       7.500          3,424.45      660,000.00
    LAFAYETTE        CA   94549          2            10/17/97         00
    0430495507                           05           12/01/97          0
    8389835                              O            11/01/27
    0


    1657748          225/225             F          226,450.00         ZZ
                                         360        226,273.36          1
    26 BROOKES AVENUE                  7.250          1,544.78         80
                                       7.000          1,544.78      283,080.00
    GAITHERSBURG     MD   20877          1            10/21/97         00
    8387610                              05           12/01/97          0
    8387610                              O            11/01/27
    0


    1657749          225/225             F          265,625.00         ZZ
                                         360        265,293.65          1
    5999 WHITTINGHAM DR                8.375          2,018.94         85
                                       8.125          2,018.94      315,000.00
    DUBLIN           OH   43017          1            09/19/97         01
    8065242                              03           11/01/97         12
    8065242                              O            10/01/27
    0


    1657754          225/225             F          224,000.00         ZZ
                                         360        223,682.78          1
    6687 NORTH SHAUNA DRIVE            7.750          1,604.77         77
                                       7.500          1,604.77      293,500.00
    PRESCOTT         AZ   86301          1            09/16/97         00
    8064702                              05           11/01/97          0
    8064702                              O            10/01/27
    0


    1657760          225/225             F          335,000.00         ZZ
                                         360        334,769.45          1
    1987 HAVENS END                    7.875          2,428.99         73
                                       7.625          2,428.99      465,000.00
    PRESCOTT         AZ   86301          2            10/09/97         00
    8066063                              05           12/01/97          0
    8066063                              O            11/01/27
    0


1


    1657768          225/225             F          400,000.00         ZZ
                                         360        399,717.68          1
    22 CROCKETT STREET                 7.750          2,865.65         75
                                       7.500          2,865.65      540,000.00
    ROWAYTON         CT   06853          1            10/15/97         00
    8066572                              05           12/01/97          0
    8066572                              O            11/01/27
    0


    1657774          461/G01             F          510,000.00         T
                                         360        509,640.04          1
    3077 VALDEZ ROAD                   7.750          3,653.71         65
                                       7.500          3,653.71      795,000.00
    PEBBLE BEACH     CA   93953          1            10/03/97         00
    0430496919                           05           12/01/97          0
    9021192554                           O            11/01/27
    0


    1657776          225/225             F          355,000.00         ZZ
                                         360        354,729.87          1
    532 VIRGINIA AVE                   7.375          2,451.90         51
                                       7.125          2,451.90      700,000.00
    SAN MATEO        CA   94402          2            10/14/97         00
    806890100                            05           12/01/97          0
    806890100                            O            11/01/27
    0


    1657779          225/225             F          260,000.00         ZZ
                                         360        259,807.04          1
    31985 NW PUMPKIN RIDGE DRIVE       7.500          1,817.96         55
                                       7.250          1,817.96      475,000.00
    CORNELIUS        OR   97113          5            10/14/97         00
    8067122                              05           12/01/97          0
    8067122                              O            11/01/27
    0


    1657780          403/403             F          377,861.63         ZZ
                                         323        377,678.40          1
    18 JOHN'S PATH                     8.250          2,916.81         61
    LOT 8 MADISON VILLAGE              8.000          2,916.81      628,000.00
    MADISON          CT   06443          2            10/15/97         00
    19442655                             05           01/01/98          0
    19442655                             O            11/01/24
    0


    1657781          696/G01             F          358,650.00         ZZ
                                         360        358,403.18          1
    1507 STONEWALL ROAD                7.875          2,600.46         75
                                       7.625          2,600.46      480,000.00
1


    ALEXANDRIA       VA   22302          2            10/23/97         00
    0430495846                           05           12/01/97          0
    2267983                              O            11/01/27
    0


    1657786          225/225             F          537,694.00         ZZ
                                         360        537,253.26          1
    35 PETTIT PLACE                    7.000          3,577.29         77
                                       6.750          3,577.29      700,000.00
    PRINCETON        NJ   08540          4            10/10/97         00
    8249845                              03           12/01/97          0
    8249845                              O            11/01/27
    0


    1657790          225/225             F          282,450.00         ZZ
                                         360        281,868.36          1
    5350 SW 198TH TERRACE              8.000          2,072.52         75
                                       7.750          2,072.52      380,000.00
    FORT LAUDERDALE  FL   33332          1            09/30/97         00
    8650795                              05           11/01/97          0
    8650795                              O            10/01/27
    0


    1657794          225/225             F          295,800.00         ZZ
                                         360        294,705.57          1
    15 CUNNINGHAM RD                   8.500          2,274.45         80
                                       8.250          2,274.45      370,000.00
    WELLESLEY        MA   02181          1            05/19/97         00
    8044335                              05           07/01/97          0
    8044335                              O            06/01/27
    0


    1657796          225/225             F          243,000.00         ZZ
                                         360        242,819.65          1
    1175 RIDGEMONT PLACE               7.500          1,699.10         74
                                       7.250          1,699.10      330,000.00
    CONCORD          CA   94521          2            10/01/97         00
    8065992                              05           12/01/97          0
    8065992                              O            11/01/27
    0


    1657798          225/225             F          456,000.00         ZZ
                                         360        454,312.87          1
    3124 HOLIDAY AVENUE                8.500          3,506.25         76
                                       8.250          3,506.25      600,000.00
    APOPKA           FL   32703          1            05/27/97         00
    8242625                              05           07/01/97          0
    8242625                              O            06/01/27
    0
1




    1657803          E13/G01             F           96,000.00         ZZ
                                         360         95,928.75          1
    68665 RISUENO ROAD                 7.500            671.25         80
                                       7.250            671.25      120,000.00
    CATHERDRAL CITY  CA   92234          1            10/29/97         00
    0430497792                           05           12/01/97          0
    23416                                O            11/01/27
    0


    1657804          225/225             F          318,000.00         ZZ
                                         360        317,802.35          1
    1922 WEST PATTERSON AVENUE         8.375          2,417.03         90
                                       8.125          2,417.03      354,000.00
    CHICAGO          IL   60613          1            10/17/97         14
    8067840                              05           12/01/97         25
    8067840                              O            11/01/27
    0


    1657809          225/225             F          296,000.00         ZZ
                                         360        295,580.83          1
    104 JESSE COURT                    7.750          2,120.58         90
                                       7.500          2,120.58      330,000.00
    MONTVILLE        NJ   07045          1            10/01/97         14
    8418571                              01           11/01/97         25
    8418571                              O            10/01/27
    0


    1657810          225/225             F          278,000.00         ZZ
                                         360        277,803.79          1
    8904 EAST LAZYWOOD PLACE           7.750          1,991.63         73
                                       7.500          1,991.63      385,000.00
    CAREFREE         AZ   85377          5            10/14/97         00
    8066051                              03           12/01/97          0
    8066051                              O            11/01/27
    0


    1657814          225/225             F          300,000.00         ZZ
                                         360        299,793.54          1
    16436 NE 122ND STREET              7.875          2,175.21         75
                                       7.625          2,175.21      400,000.00
    REDMOND          WA   98052          5            09/30/97         00
    8067190                              05           12/01/97          0
    8067190                              O            11/01/27
    0


    1657817          225/225             F          273,600.00         ZZ
                                         360        273,401.97          1
1


    10641 SOUTH SHORE COURT            7.625          1,936.53         80
                                       7.375          1,936.53      342,000.00
    BATON ROUGE      LA   70817          2            10/16/97         00
    806915900                            05           12/01/97          0
    806915900                            O            11/01/27
    0


    1657821          225/225             F          240,000.00         ZZ
                                         360        239,830.61          1
    5 SAND OAKS ROAD                   7.750          1,719.39         71
                                       7.500          1,719.39      340,000.00
    LAGUNA NIGUEL    CA   92677          5            10/21/97         00
    8069241                              03           12/01/97          0
    8069241                              O            11/01/27
    0


    1657827          225/225             F          240,000.00         ZZ
                                         360        239,854.60          1
    9S280 WOODCREEK PLACE              8.500          1,845.40         67
                                       8.250          1,845.40      362,500.00
    DOWNERS GROVE    IL   60516          1            10/15/97         00
    8068581                              05           12/01/97          0
    8068581                              O            11/01/27
    0


    1657828          225/225             F          264,000.00         ZZ
                                         360        263,813.68          1
    5203 WHISPER WILLOW DRIVE          7.750          1,891.32         80
                                       7.500          1,891.32      330,000.00
    FAIFAX           VA   22030          2            10/20/97         00
    8387627                              03           12/01/97          0
    8387627                              O            11/01/27
    0


    1657831          225/225             F          300,000.00         ZZ
                                         360        299,671.72          1
    10198 DENISON AVENUE               7.375          2,072.03         57
                                       7.125          2,072.03      535,000.00
    CUPERTINO        CA   95014          2            10/07/97         00
    8058970                              05           12/01/97          0
    8058970                              O            11/01/27
    0


    1657833          225/225             F          352,350.00         ZZ
                                         360        351,887.46          1
    931 MAPLE STREET                   8.125          2,616.19         90
                                       7.875          2,616.19      391,500.00
    PACIFIC GROVE    CA   93950          1            09/09/97         14
    8060580                              05           11/01/97         25
1


    8060580                              O            10/01/27
    0


    1657838          225/225             F          223,000.00         ZZ
                                         360        222,656.61          1
    9 BALTUSROL DRIVE                  7.750          1,597.60         86
                                       7.500          1,597.60      260,000.00
    MANALAPAN        NJ   07726          1            10/01/97         04
    8066930                              03           12/01/97         25
    8066930                              O            11/01/27
    0


    1657839          225/225             F          246,150.00         T
                                         360        245,988.98          4
    11624 SOUTH ARTESIAN AVENUE        8.125          1,827.66         90
                                       7.875          1,827.66      273,500.00
    CHICAGO          IL   60655          1            10/03/97         04
    806470700                            05           12/01/97         25
    806470700                            O            11/01/27
    0


    1657840          225/225             F          275,675.00         ZZ
                                         360        275,307.18          1
    1099 LAKEVIEW DRIVE                8.125          2,046.87         80
                                       7.875          2,046.87      345,000.00
    CROSS JUNCTION   VA   22625          2            10/10/97         00
    8375357                              05           12/01/97          0
    8375357                              O            11/01/27
    0


    1657844          225/225             F          407,000.00         ZZ
                                         360        406,712.75          1
    28 SPLIT ROCK ROAD                 7.750          2,915.79         69
                                       7.500          2,915.79      591,004.00
    POUND RIDGE      NY   10576          1            10/06/97         00
    2820111                              03           12/01/97          0
    2820111                              O            11/01/27
    0


    1657845          225/225             F          315,000.00         ZZ
                                         360        314,519.14          1
    4409 NORTH 62ND STREET             7.375          2,175.63         70
                                       7.125          2,175.63      450,000.00
    SCOTTDALE        AZ   85251          5            09/24/97         00
    8066887                              05           11/01/97          0
    8066887                              O            10/01/27
    0


1


    1657859          225/225             F          240,000.00         ZZ
                                         360        239,850.82          1
    7675 ESTRELLA CIRCLE               8.375          1,824.18         80
                                       8.125          1,824.18      300,000.00
    BOCA RATON       FL   33433          1            10/17/97         00
    8070487                              05           12/01/97          0
    8070487                              O            11/01/27
    0


    1657966          225/225             F          328,000.00         ZZ
                                         360        327,785.43          1
    4089 DUNBARTON CIRCLE              8.125          2,435.40         74
                                       7.875          2,435.40      445,000.00
    SAN RAMON        CA   94583          2            10/01/97         00
    8067337                              05           12/01/97          0
    8067337                              O            11/01/27
    0


    1657972          225/225             F          397,800.00         ZZ
                                         360        397,519.23          1
    8114 144TH AVE SE                  7.750          2,849.89         90
                                       7.500          2,849.89      442,000.00
    NEWCASTLE        WA   98059          1            10/10/97         10
    8066917                              03           12/01/97         25
    8066917                              O            11/01/27
    0


    1657975          575/G01             F          179,550.00         ZZ
                                         360        179,416.75          1
    11107 OLD CISTERN LANE             7.500          1,255.44         80
                                       7.250          1,255.44      224,480.00
    LAUREL           MD   20708          1            10/22/97         00
    0430497974                           05           12/01/97          0
    972282796                            O            11/01/27
    0


    1657977          225/225             F          296,000.00         ZZ
                                         360        295,801.38          1
    4661 GRAZING HILL COURT            8.000          2,171.95         80
                                       7.750          2,171.95      370,000.00
    SHINGLE SPRINGS  CA   95682          2            10/10/97         00
    8065984                              03           12/01/97          0
    8065984                              O            11/01/27
    0


    1657980          575/G01             F          360,000.00         ZZ
                                         360        359,745.92          1
    850 MECHUMS WEST DRIVE             7.750          2,579.08         75
                                       7.500          2,579.08      480,000.00
1


    CHARLOTTESVILLE  VA   22903          5            10/10/97         00
    0430496398                           05           12/01/97          0
    972403913                            O            11/01/27
    0


    1657981          225/225             F          268,000.00         ZZ
                                         360        267,801.11          1
    3900 BLACK SYCAMORE                7.500          1,873.89         80
                                       7.250          1,873.89      335,000.00
    CHARLOTTE        NC   28226          2            10/16/97         00
    8419964                              05           12/01/97          0
    8419964                              O            11/01/27
    0


    1657985          225/225             F          500,000.00         ZZ
                                         360        499,147.11          1
    85 STONEWALL CIRCLE                7.750          3,582.06         80
                                       7.500          3,582.06      632,000.00
    HARRISON         NY   10604          1            10/28/97         00
    2820446                              05           12/01/97          0
    2820446                              O            11/01/27
    0


    1657987          575/G01             F          163,100.00         ZZ
                                         360        162,990.56          1
    282 OAK COURT                      8.000          1,196.77         70
                                       7.750          1,196.77      233,000.00
    SEVERNA PARK     MD   21146          1            10/30/97         00
    0430517789                           05           12/01/97          0
    972405462                            O            11/01/27
    0


    1657988          225/225             F          243,600.00         ZZ
                                         360        243,428.06          1
    34 BEECHAM COURT                   7.750          1,745.19         80
                                       7.500          1,745.19      304,507.00
    OWINGS WILLS     MD   21117          1            10/16/97         00
    8068584                              05           12/01/97          0
    8068584                              O            11/01/27
    0


    1657997          225/225             F          344,000.00         T
                                         360        343,751.02          1
    5209 WEBB COURT                    7.625          2,434.81         80
                                       7.375          2,434.81      430,000.00
    MOREHEAD CITY    NC   28557          2            10/17/97         00
    8386360                              05           12/01/97          0
    8386360                              O            11/01/27
    0
1




    1657998          025/025             F          248,000.00         ZZ
                                         360        247,630.75          1
    4832 SHORELINE CIRCLE              7.500          1,734.05         80
                                       7.250          1,734.05      310,000.00
    SANFORD          FL   32771          1            09/30/97         00
    124738                               03           11/01/97          0
    124738                               O            10/01/27
    0


    1658000          637/G01             F          367,200.00         ZZ
                                         360        366,953.61          1
    9 AMANDA COURT                     8.000          2,694.39         80
                                       7.750          2,694.39      459,000.00
    FORT SALONGA     NY   11768          1            10/27/97         00
    0430495556                           05           12/01/97          0
    9610148                              O            11/01/27
    0


    1658007          575/G01             F          308,000.00         ZZ
                                         360        307,793.34          1
    86 MEADOWS ROAD                    8.000          2,259.99         80
                                       7.750          2,259.99      385,000.00
    CHESAPEAKE CITY  MD   21915          1            10/31/97         00
    0430495739                           05           12/01/97          0
    972431302                            O            11/01/27
    0


    1658009          225/225             F          247,500.00         T
                                         360        247,329.67          1
    19938 SAYWOOD TRAIL                7.875          1,794.55         90
                                       7.625          1,794.55      275,000.00
    BOCO RATON       FL   33434          1            10/14/97         14
    8067309                              03           12/01/97         35
    8067309                              O            11/01/27
    0


    1658018          225/225             F          317,300.00         ZZ
                                         360        316,864.53          1
    136 PINNACLE POINT DRIVE           7.500          2,218.60         77
                                       7.250          2,218.60      415,000.00
    MACON            GA   31210          2            10/15/97         00
    8387803                              03           12/01/97          0
    8387803                              O            11/01/27
    0


    1658019          575/G01             F          139,200.00         ZZ
                                         360        139,111.24          1
1


    8155 SHOAL CREEK DRIVE             8.250          1,045.76         80
                                       8.000          1,045.76      174,000.00
    LAUREL           MD   20724          2            10/27/97         00
    0430495937                           07           12/01/97          0
    972426484                            O            11/01/27
    0


    1658025          225/225             F          232,000.00         ZZ
                                         360        231,827.82          1
    9 CLOVERDALE                       7.500          1,622.18         80
                                       7.250          1,622.18      290,000.00
    LAS FLORES       CA   92688          2            10/20/97         00
    8069907                              03           12/01/97          0
    8069907                              O            11/01/27
    0


    1658026          731/G01             F          194,000.00         ZZ
                                         360        194,000.00          1
    8461 OAKWIND COURT                 7.875          1,406.63         80
                                       7.625          1,406.63      242,500.00
    ORANGEVALE       CA   95662          1            11/05/97         00
    0430490797                           05           01/01/98          0
    811441841                            O            12/01/27
    0


    1658034          225/225             F          350,000.00         ZZ
                                         360        349,016.69          1
    10 WILRICH GLEN ROAD               7.875          2,537.74         37
                                       7.625          2,537.74      960,000.00
    MENDHAM TOWNSHI  NJ   07945          2            09/17/97         00
    2821907                              05           11/01/97          0
    2821907                              O            10/01/27
    0


    1658039          664/G01             F          161,250.00         ZZ
                                         360        161,250.00          1
    14539 WEDDINGTON STREET            7.750          1,155.22         75
                                       7.500          1,155.22      215,000.00
    SHERMAN OAKS AR  CA   91411          1            11/03/97         00
    0430495531                           05           01/01/98          0
    2403384                              O            12/01/27
    0


    1658043          225/225             F          355,000.00         ZZ
                                         360        354,497.28          1
    2 HUNT FARM ROAD                   7.750          2,543.26         80
                                       7.500          2,543.26      445,000.00
    WACCABUC         NY   10597          1            09/30/97         00
    8417584                              03           11/01/97          0
1


    8417584                              O            10/01/27
    0


    1658044          676/676             F          295,000.00         ZZ
                                         360        294,802.06          1
    95-1062 MILIA STREET               8.000          2,164.61         72
                                       7.750          2,164.61      412,000.00
    MILILANI         HI   96789          2            10/22/97         00
    9713010822                           03           12/01/97          0
    9713010822                           O            11/01/27
    0


    1658052          225/225             F          248,000.00         ZZ
                                         360        247,833.60          1
    3 SYCAMORE PLACE                   8.000          1,819.73         72
                                       7.750          1,819.73      348,000.00
    COLTS NECK       NJ   07722          1            10/03/97         00
    2820304                              05           12/01/97          0
    2820304                              O            11/01/27
    0


    1658055          225/225             F          395,800.00         ZZ
                                         360        395,513.53          1
    542 SHELLEY COURT                  7.625          2,801.45         80
                                       7.375          2,801.45      495,535.00
    MILPITAS         CA   95035          2            10/14/97         00
    8068949                              05           12/01/97          0
    8068949                              O            11/01/27
    0


    1658057          225/225             F          240,000.00         ZZ
                                         360        238,659.82          1
    5911 LAURAWOOD LANE                7.500          1,678.11         73
                                       7.250          1,678.11      330,000.00
    HUDSON           CO   44236          1            08/01/97         00
    901064                               05           10/01/97          0
    901064                               O            09/01/27
    0


    1658060          225/225             F          270,000.00         ZZ
                                         360        269,804.58          1
    3680 N HIGHWAY 67                  7.625          1,911.05         75
                                       7.375          1,911.05      360,000.00
    SEDALIA          CO   80135          5            10/13/97         00
    8066740                              05           12/01/97          0
    8066740                              O            11/01/27
    0


1


    1658063          E33/G01             F          282,500.00         ZZ
                                         360        282,500.00          1
    15288 OAK POND LANE                7.500          1,975.29         55
                                       7.250          1,975.29      520,500.00
    LIBERTYVILLE     IL   60048          2            11/21/97         00
    0430507640                           05           01/01/98          0
    478503642                            O            12/01/27
    0


    1658078          731/G01             F          171,500.00         ZZ
                                         360        171,500.00          1
    815 EAST HARVARD ROAD              8.000          1,258.41         70
                                       7.750          1,258.41      245,000.00
    BURBANK          CA   91501          1            11/20/97         00
    0430523266                           05           01/01/98          0
    411715213                            O            12/01/27
    0


    1658082          685/G01             F          144,050.00         ZZ
                                         360        144,050.00          1
    609 MEYER LANE NO 13               7.750          1,031.99         80
                                       7.500          1,031.99      180,100.00
    REDONDO BEACH    CA   90278          1            11/11/97         00
    0430491175                           01           01/01/98          0
    109663                               O            12/01/27
    0


    1658083          685/G01             F          279,200.00         ZZ
                                         360        279,200.00          1
    274 MUERDAGO ROAD                  7.750          2,000.22         80
                                       7.500          2,000.22      349,000.00
    TOPANGA AREA     CA   90290          1            11/05/97         00
    0430489294                           05           01/01/98          0
    109481                               O            12/01/27
    0


    1658085          685/G01             F          276,000.00         ZZ
                                         360        276,000.00          1
    3271 PAGENT COURT                  7.875          2,001.19         80
                                       7.625          2,001.19      345,000.00
    THOUSAND OAKS    CA   91360          2            11/04/97         00
    0430490979                           05           01/01/98          0
    109376                               O            12/01/27
    0


    1658086          685/G01             F          243,100.00         ZZ
                                         360        243,100.00          1
    5360 VIA ZOPAPO                    7.750          1,741.60         80
                                       7.500          1,741.60      303,900.00
1


    YORBA LINDA      CA   92887          1            11/06/97         00
    0430489419                           03           01/01/98          0
    109472                               O            12/01/27
    0


    1658087          685/G01             F          183,200.00         ZZ
                                         360        183,200.00          1
    18652 BRASILIA DRIVE               7.625          1,296.68         80
                                       7.375          1,296.68      229,000.00
    LOS ANGELES      CA   91326          1            11/04/97         00
    0430491001                           05           01/01/98          0
    109283                               O            12/01/27
    0


    1658091          685/G01             F          212,000.00         ZZ
                                         360        212,000.00          1
    21827 EAST ARBOR COURT             7.875          1,537.15         80
                                       7.625          1,537.15      265,000.00
    WALNUT           CA   91789          1            11/05/97         00
    0430489864                           05           01/01/98          0
    107835                               O            12/01/27
    0


    1658092          685/G01             F          162,400.00         ZZ
                                         360        162,288.24          1
    6532 AMY AVENUE                    7.875          1,177.51         80
                                       7.625          1,177.51      203,000.00
    GARDEN GROVE     CA   92845          1            10/24/97         00
    0430489047                           05           12/01/97          0
    109325                               O            11/01/27
    0


    1658093          685/G01             F          263,200.00         ZZ
                                         360        263,018.87          1
    12419 HARTSOOK STREET              7.875          1,908.38         80
                                       7.625          1,908.38      329,000.00
    LOS ANGELES      CA   91607          1            10/13/97         00
    0430489021                           05           12/01/97          0
    109206                               O            11/01/27
    0


    1658094          685/G01             F          207,900.00         ZZ
                                         360        207,764.01          1
    26701 CALLE SALIDA                 8.125          1,543.65         80
                                       7.875          1,543.65      260,000.00
    DANA POINT       CA   92629          2            10/29/97         00
    0430489005                           05           12/01/97          0
    109290                               O            11/01/27
    0
1




    1658096          685/G01             F          188,000.00         ZZ
                                         360        188,000.00          1
    6544 BIANCA AVENUE                 7.625          1,330.65         80
                                       7.375          1,330.65      235,000.00
    LOS ANGELES      CA   91406          1            11/04/97         00
    0430488957                           05           01/01/98          0
    109305                               O            12/01/27
    0


    1658097          685/G01             F          155,000.00         BB
                                         360        155,000.00          1
    17955 MAGNOLIA BOULEVARD NO 5      7.375          1,070.55         80
                                       7.125          1,070.55      195,000.00
    LOS ANGELES      CA   91316          2            11/01/97         00
    0430500355                           01           01/01/98          0
    109137                               O            12/01/27
    0


    1658098          685/G01             F          283,950.00         ZZ
                                         360        283,950.00          1
    13552 MEGANWOOD PLACE              7.750          2,034.25         80
                                       7.500          2,034.25      354,990.00
    LA MIRADA        CA   90638          1            11/03/97         00
    0430489179                           03           01/01/98          0
    109099                               O            12/01/27
    0


    1658102          964/G01             F          257,000.00         ZZ
                                         360        256,804.44          1
    1 TOMAHAWK COURT                   7.375          1,775.04         59
                                       7.125          1,775.04      440,000.00
    NOVATO           CA   94949          2            10/21/97         00
    0430492777                           05           12/01/97          0
    27919                                O            11/01/27
    0


    1658105          964/G01             F          350,000.00         ZZ
                                         360        349,759.14          1
    140 LYFORD DRIVE                   7.875          2,537.74         18
                                       7.625          2,537.74    2,050,000.00
    TIBURON          CA   94920          5            10/28/97         00
    0430490599                           05           12/01/97          0
    28618                                O            11/01/27
    0


    1658107          964/G01             F          224,000.00         ZZ
                                         360        224,000.00          1
1


    4294 VIA VERDE                     7.625          1,585.46         80
                                       7.375          1,585.46      280,000.00
    CYPRESS          CA   90630          1            11/06/97         00
    0430490540                           05           01/01/98          0
    29110                                O            12/01/27
    0


    1658108          964/G01             F          272,000.00         ZZ
                                         360        271,798.14          1
    5979 SAN ALESO COURT               7.500          1,901.86         80
                                       7.250          1,901.86      340,000.00
    SANTA ROSA       CA   95409          1            10/20/97         00
    0430490532                           05           12/01/97          0
    28700                                O            11/01/27
    0


    1658109          964/G01             F          283,000.00         ZZ
                                         360        282,819.55          1
    19 MONTAGE                         8.250          2,126.08         72
                                       8.000          2,126.08      395,000.00
    IRVINE           CA   92614          2            10/24/97         00
    0430490516                           03           12/01/97          0
    28940                                O            11/01/27
    0


    1658110          964/G01             F          412,000.00         ZZ
                                         360        411,686.50          1
    45080 PARKMEADOW DRIVE             7.375          2,845.58         80
                                       7.125          2,845.58      515,000.00
    FREMONT          CA   94539          1            10/28/97         00
    0430490490                           05           12/01/97          0
    28784                                O            11/01/27
    0


    1658111          964/G01             F          251,100.00         ZZ
                                         360        250,913.65          1
    213 LOMA VISTA STREET              7.500          1,755.73         90
                                       7.250          1,755.73      279,000.00
    EL SEGUNDO       CA   90245          1            10/15/97         01
    0430490474                           05           12/01/97         25
    28511                                O            11/01/27
    0


    1658125          144/144             F          230,000.00         ZZ
                                         360        229,484.72          1
    9 BUTTERVILLE ROAD                 7.500          1,608.19         72
                                       7.250          1,608.19      320,000.00
    NEW PALTZ        NY   12561          1            08/29/97         00
    160603274                            05           10/01/97          0
1


    160603274                            O            09/01/27
    0


    1658126          144/144             F          300,000.00         ZZ
                                         360        294,735.42          1
    548 HEMLOCK DRIVE                  7.625          2,123.38         80
                                       7.375          2,123.38      378,000.00
    HEMPSTEAD        NY   11516          1            12/11/96         00
    160601856                            05           02/01/97          0
    160601856                            O            01/01/27
    0


    1658172          180/G01             F           86,600.00         ZZ
                                         360         86,540.40          1
    190 TAOS CIRCLE                    7.875            627.91         80
                                       7.625            627.91      108,300.00
    ALEDO            TX   76008          1            10/29/97         00
    0430497701                           05           12/01/97          0
    0004914040                           O            11/01/27
    0


    1658187          201/G01             F          220,000.00         ZZ
                                         360        219,832.59          1
    555 LAKE FRONT DRIVE               7.375          1,519.49         71
                                       7.125          1,519.49      310,000.00
    LILBURN          GA   30047          2            10/24/97         00
    0430496554                           03           12/01/97          0
    601594                               O            11/01/27
    0


    1658238          889/G01             F          198,000.00         ZZ
                                         360        197,867.15          1
    282 CREEKWOOD COURT                8.000          1,452.85         80
                                       7.750          1,452.85      247,500.00
    BREA             CA   92821          1            10/17/97         00
    0430489815                           03           12/01/97          0
    51301323                             O            11/01/27
    0


    1658244          225/225             F          320,000.00         ZZ
                                         360        319,750.36          1
    10762 S BLANEY AVENUE              7.250          2,182.97         77
                                       7.000          2,182.97      420,000.00
    CURPERTINO       CA   95014          1            10/03/97         00
    8067089                              05           12/01/97          0
    8067089                              O            11/01/27
    0


1


    1658247          225/225             F          468,000.00         ZZ
                                         360        467,369.89          1
    17 INDIAN HOLLOW ROAD              8.000          3,434.01         74
                                       7.750          3,434.01      638,000.00
    MENDHAM          NJ   07945          1            10/01/97         00
    8386899                              05           11/01/97          0
    8386899                              O            10/01/27
    0


    1658253          225/225             F          341,500.00         ZZ
                                         360        340,790.31          1
    563 PROSPECT AVENUE                7.875          2,476.11         75
                                       7.625          2,476.11      460,000.00
    RIVER VALE       NJ   07675          5            10/06/97         00
    2822149                              05           12/01/97          0
    2822149                              O            11/01/27
    0


    1658258          225/225             F          279,500.00         ZZ
                                         360        279,321.76          1
    2631 EAST MIRAVAL PLACE            8.250          2,099.80         63
                                       8.000          2,099.80      445,000.00
    TUCSON           AZ   85718          2            10/01/97         00
    8065624                              05           12/01/97          0
    8065624                              O            11/01/27
    0


    1658259          225/225             F          250,000.00         ZZ
                                         360        249,827.96          1
    280 MANOR OAKS COURT               7.875          1,812.67         80
                                       7.625          1,812.67      315,000.00
    SANFORD          FL   32771          5            10/20/97         00
    8255229                              05           12/01/97          0
    8255229                              O            11/01/27
    0


    1658271          K08/G01             F           78,200.00         ZZ
                                         360         78,200.00          1
    9099 WEST COLDWATER                8.000            573.80         51
                                       7.750            573.80      154,000.00
    FLUSHING         MI   48433          2            11/06/97         00
    0410592695                           05           01/01/98          0
    410592695                            O            12/01/27
    0


    1658272          K08/G01             F          245,600.00         ZZ
                                         360        245,600.00          1
    5659 LYMBAR DR                     8.375          1,866.74         80
                                       8.125          1,866.74      307,000.00
1


    HOUSTON          TX   77096          1            11/07/97         00
    0410611545                           03           01/01/98          0
    410611545                            O            12/01/27
    0


    1658274          K08/G01             F          191,100.00         ZZ
                                         360        191,100.00          1
    19907 ALEXANDRA'S GROVE DRIVE      7.500          1,336.20         70
                                       7.250          1,336.20      273,000.00
    ASHBURN          VA   20147          1            11/07/97         00
    0410577050                           03           01/01/98          0
    410577050                            O            12/01/27
    0


    1658278          225/225             F          254,250.00         ZZ
                                         360        254,070.55          1
    37317 CHINABERRY COMMON            7.750          1,821.48         80
                                       7.500          1,821.48      317,820.00
    FREMONT          CA   94536          1            10/23/97         00
    8067629                              05           12/01/97          0
    8067629                              O            11/01/27
    0


    1658288          225/225             F          268,000.00         T
                                         360        267,443.04          1
    435 ATLANTIC AVE                   7.875          1,943.19         80
                                       7.625          1,943.19      335,000.00
    WESTERLY         RI   02891          1            08/30/97         00
    8057588                              05           10/01/97          0
    8057588                              O            09/01/27
    0


    1658310          H11/G01             F          459,900.00         ZZ
                                         360        459,900.00          1
    6421 WATERWAY DRIVE                7.625          3,255.14         80
                                       7.375          3,255.14      574,900.00
    FALLS CHURCH     VA   22044          1            11/25/97         00
    0430519025                           05           01/01/98          0
    9700330                              O            12/01/27
    0


    1658314          686/686             F          190,000.00         ZZ
                                         360        189,872.51          1
    3468 SHAWNEE ROAD                  8.000          1,394.16         45
                                       7.750          1,394.16      428,000.00
    SAN DIEGO        CA   92117          5            10/22/97         00
    818495475                            05           12/01/97          0
    818495475                            O            11/01/27
    0
1




    1658332          686/686             F          163,000.00         ZZ
                                         360        162,888.38          1
    12 BUCKEYE ROAD                    7.900          1,184.70         75
                                       7.650          1,184.70      218,000.00
    GLEN COVE        NY   11542          1            10/29/97         00
    818262974                            05           12/01/97          0
    818262974                            O            11/01/27
    0


    1658345          363/G01             F          225,000.00         ZZ
                                         360        224,837.15          1
    35096 CANNON ROAD                  7.625          1,592.54         79
                                       7.375          1,592.54      285,000.00
    BENTLEYVILLE     OH   44022          1            10/14/97         00
    0430490920                           05           12/01/97          0
    4580004439                           O            11/01/27
    0


    1658351          815/G01             F          222,300.00         ZZ
                                         360        222,300.00          1
    16 FIREPLACE DRIVE                 7.875          1,611.83         90
                                       7.625          1,611.83      247,000.00
    KINGS PARK       NY   11754          1            11/10/97         14
    0430500942                           05           01/01/98         25
    38705                                O            12/01/27
    0


    1658355          F02/G01             F          302,800.00         ZZ
                                         360        302,575.27          1
    5908 COBALT ROAD                   7.500          2,117.23         80
                                       7.250          2,117.23      378,500.00
    BETHESDA         MD   20816          1            10/14/97         00
    0430491209                           05           12/01/97          0
    601679107                            O            11/01/27
    0


    1658359          637/G01             F          125,600.00         ZZ
                                         360        125,509.09          1
    450 DOLPHIN PLACE                  7.625            888.99         80
                                       7.375            888.99      158,000.00
    CORPUS CHRISTI   TX   78411          1            10/24/97         00
    0430496323                           05           12/01/97          0
    9241647                              O            11/01/27
    0


    1658363          638/G01             F          283,200.00         ZZ
                                         360        283,019.41          1
1


    22811 LONGDOWN ROAD                8.250          2,127.59         80
                                       8.000          2,127.59      354,000.00
    CUPERTINO        CA   95014          1            10/22/97         00
    0430494294                           09           12/01/97          0
    08668121                             O            11/01/27
    0


    1658372          201/G01             F          426,000.00         ZZ
                                         360        425,675.84          1
    9030 BEAVER TRAIL                  7.375          2,942.28         80
                                       7.125          2,942.28      532,500.00
    GAINESVILLE      GA   30506          1            10/30/97         00
    0430506667                           05           12/01/97          0
    601581                               O            11/01/27
    0


    1658377          225/225             F          176,200.00         ZZ
                                         360        176,069.23          1
    89 PUTMAN STREET                   7.500          1,232.02         75
                                       7.250          1,232.02      235,000.00
    SAN FRANCISCO    CA   94110          1            10/22/97         00
    807218100                            05           12/01/97          0
    807218100                            O            11/01/27
    0


    1658381          225/225             F          280,000.00         ZZ
                                         360        279,802.37          1
    525 SELMART LANE                   7.750          2,005.96         65
                                       7.500          2,005.96      431,000.00
    PETALUMA         CA   94954          2            10/23/97         00
    8069888                              05           12/01/97          0
    8069888                              O            11/01/27
    0


    1658382          G32/G01             F          320,000.00         ZZ
                                         360        320,000.00          1
    1126 MAIN STREET                   7.750          2,292.52         66
                                       7.500          2,292.52      490,000.00
    EVANSTON         IL   60202          2            11/13/97         00
    0430495416                           05           01/01/98          0
    1001624                              O            12/01/27
    0


    1658386          F02/G01             F          227,050.00         ZZ
                                         360        226,541.31          1
    3537 T STREET N W                  7.500          1,587.57         95
                                       7.250          1,587.57      239,000.00
    WASHINGTON       DC   20007          1            09/02/97         14
    0430495010                           05           10/01/97         30
1


    601443431                            O            09/01/27
    0


    1658388          698/G01             F          130,500.00         ZZ
                                         360        130,500.00          1
    13742 LEADWELL STREET              7.875            946.22         75
    VAN NUYS AREA                      7.625            946.22      174,000.00
    LOS ANGELES      CA   91405          1            11/03/97         00
    0430496216                           05           01/01/98          0
    17954009C                            O            12/01/27
    0


    1658390          G32/G01             F          288,000.00         ZZ
                                         360        288,000.00          1
    906 NORTH COLUMBIAN                7.750          2,063.27         80
                                       7.500          2,063.27      360,000.00
    OAK PARK         IL   60302          2            11/12/97         00
    0430495606                           05           01/01/98          0
    1001703                              O            12/01/27
    0


    1658391          696/G01             F          149,250.00         ZZ
                                         360        149,250.00          1
    9942 DERBYSHIRE LANE               8.000          1,095.14         75
                                       7.750          1,095.14      199,000.00
    BETHESDA         MD   20817          1            11/13/97         00
    0430497040                           09           01/01/98          0
    3275788                              O            12/01/27
    0


    1658397          686/686             F          238,750.00         ZZ
                                         360        238,571.92          1
    89 UNDERCLIFF ROAD                 7.475          1,665.29         64
                                       7.225          1,665.29      378,750.00
    MILLBURN         NJ   07041          1            10/24/97         00
    818474603                            05           12/01/97          0
    818474603                            O            11/01/27
    0


    1658398          F02/G01             F          268,800.00         ZZ
                                         360        268,447.15          1
    140 CRISPIN STREET                 8.125          1,995.83         95
                                       7.875          1,995.83      283,000.00
    MERRITT ISLAND   FL   32952          1            09/29/97         14
    0430495101                           03           11/01/97         30
    601568078                            O            10/01/27
    0


1


    1658404          F02/G01             F          273,000.00         ZZ
                                         360        272,432.66          1
    10251 PARISH PLACE                 7.875          1,979.44         80
                                       7.625          1,979.44      345,000.00
    CUPERTINO        CA   95014          2            08/15/97         00
    0430495135                           03           10/01/97          0
    601377921                            O            09/01/27
    0


    1658411          757/757             F          256,000.00         ZZ
                                         360        256,000.00          1
    5 SUMMIT RIDGE DRIVE               7.625          1,811.96         80
                                       7.375          1,811.96      320,000.00
    TOCCOA           GA   30577          2            11/12/97         00
    3160355                              05           01/01/98          0
    3160355                              O            12/01/27
    0


    1658412          225/225             F          250,000.00         T
                                         360        249,680.06          1
    621 RUM RD                         8.250          1,878.17         54
                                       8.000          1,878.17      464,000.00
    NORTH CAPTIVA    FL   33924          4            09/22/97         00
    8650154                              05           11/01/97          0
    8650154                              O            10/01/27
    0


    1658414          025/025             F          275,900.00         ZZ
                                         360        275,192.70          1
    1858 LONHILL DRIVE                 7.625          1,952.80         90
                                       7.375          1,952.80      309,900.00
    COLLIERVILLE     TN   38017          1            09/29/97         01
    860906                               03           11/01/97         25
    860906                               O            10/01/27
    0


    1658415          F02/G01             F          260,000.00         T
                                         360        259,640.97          1
    28 THE SOUTH BOULEVARD             7.875          1,885.18         87
                                       7.625          1,885.18      300,000.00
    BAYVILLE         NY   11709          1            09/29/97         14
    0430495317                           05           11/01/97         25
    601631792                            O            10/01/27
    0


    1658424          F02/G01             F          252,000.00         ZZ
                                         360        251,643.13          1
    5 ALEGRIA                          7.750          1,805.36         80
                                       7.500          1,805.36      315,000.00
1


    IRVINE           CA   92620          2            09/25/97         00
    0430494914                           03           11/01/97          0
    601599406                            O            10/01/27
    0


    1658441          J95/J95             F          229,500.00         ZZ
                                         360        229,320.97          1
    1016 MELBURY ROAD                  7.250          1,565.59         80
                                       7.000          1,565.59      286,900.00
    COLLIERVILLE     TN   38017          1            10/13/97         00
    5949540                              05           12/01/97          0
    5949540                              O            11/01/27
    0


    1658445          J95/J95             F          122,350.00         ZZ
                                         360        122,176.74          1
    750 WEST HANCOCK AVENUE            7.750            876.53         80
                                       7.500            876.53      152,950.00
    GILBERT          AZ   85233          1            09/26/97         00
    4846945                              03           11/01/97          0
    4846945                              O            10/01/27
    0


    1658446          638/G01             F          225,000.00         ZZ
                                         360        224,849.03          1
    46 AUVERGNE                        8.000          1,650.97         80
                                       7.750          1,650.97      282,000.00
    NEWPORT COAST    CA   92657          2            10/31/97         00
    0430492801                           01           12/01/97          0
    08678507                             O            11/01/27
    0


    1658606          225/225             F          166,800.00         ZZ
                                         360        166,688.08          1
    256 FUJIIWAY                       8.000          1,223.92         75
                                       7.750          1,223.92      222,500.00
    HAYWARD          CA   94544          2            10/21/97         00
    806931600                            05           12/01/97          0
    806931600                            O            11/01/27
    0


    1658607          685/G01             F          327,450.00         ZZ
                                         360        327,450.00          1
    31222 VIA DEL VERDE                7.625          2,317.67         80
                                       7.375          2,317.67      409,346.00
    SAN JUAN CAPIST  CA   92675          1            11/06/97         00
    0430493106                           03           01/01/98          0
    109308                               O            12/01/27
    0
1




    1658609          638/G01             F          292,500.00         ZZ
                                         360        292,308.67          1
    826 NORTH STREET                   8.125          2,171.80         75
                                       7.875          2,171.80      390,000.00
    PESCADERO        CA   94060          1            10/22/97         00
    0430492843                           05           12/01/97          0
    08676154                             O            11/01/27
    0


    1658610          685/G01             F          142,400.00         ZZ
                                         360        142,400.00          1
    17816 STILLMORE STREET             8.000          1,044.88         80
                                       7.750          1,044.88      178,000.00
    SANTA CLARA      CA   91351          1            11/05/97         00
    0430491845                           05           01/01/98          0
    109530                               O            12/01/27
    0


    1658613          225/225             F           98,000.00         ZZ
                                         360         97,934.24          1
    252 DEL VALLE DRIVE                8.000            719.09         63
                                       7.750            719.09      157,000.00
    FILLMORE         CA   93015          5            10/16/97         00
    8068921                              05           12/01/97          0
    8068921                              O            11/01/27
    0


    1658614          685/G01             F          272,000.00         ZZ
                                         360        272,000.00          1
    19365 HALSTED STREET               7.875          1,972.19         80
                                       7.625          1,972.19      340,000.00
    LOS ANGELES      CA   91324          1            11/06/97         00
    0430494682                           05           01/01/98          0
    109428                               O            12/01/27
    0


    1658618          685/G01             F          185,600.00         ZZ
                                         360        185,600.00          1
    974 NORTH MORGAN STREET            7.375          1,281.89         80
                                       7.125          1,281.89      232,000.00
    ORANGE           CA   92867          1            11/03/97         00
    0430490805                           05           01/01/98          0
    109395                               O            12/01/27
    0


    1658648          685/G01             F          244,850.00         ZZ
                                         360        244,850.00          1
1


    37 ORR COURT                       7.750          1,754.14         80
                                       7.500          1,754.14      306,070.00
    ALAMEDA          CA   94502          1            11/06/97         00
    0430491050                           03           01/01/98          0
    109566                               O            12/01/27
    0


    1658651          638/G01             F          178,800.00         ZZ
                                         360        178,680.03          1
    1585 FOXWOOD DRIVE                 8.000          1,311.97         80
                                       7.750          1,311.97      223,500.00
    TRACY            CA   95376          1            10/27/97         00
    0430492728                           05           12/01/97          0
    08678103                             O            11/01/27
    0


    1658655          685/G01             F          420,000.00         ZZ
                                         360        420,000.00          1
    6562 RADCLIFF CIRCLE               7.000          2,794.27         76
                                       6.750          2,794.27      555,990.00
    HUNTINGTON BEAC  CA   92648          1            11/07/97         00
    0430496976                           03           01/01/98          0
    108925                               O            12/01/27
    0


    1658661          685/G01             F          326,600.00         ZZ
                                         360        326,600.00          1
    6081 SADDLETREE LANE               7.500          2,283.63         80
                                       7.250          2,283.63      410,000.00
    YORBA LINDA      CA   92886          2            11/03/97         00
    0430490987                           05           01/01/98          0
    109570                               O            12/01/27
    0


    1658663          638/G01             F          146,300.00         ZZ
                                         360        146,206.71          1
    4236 ELARIO DRIVE                  8.250          1,099.10         70
                                       8.000          1,099.10      210,000.00
    CONCORD          CA   94518          5            10/27/97         00
    0430492934                           05           12/01/97          0
    08677494                             O            11/01/27
    0


    1658673          638/G01             F          260,000.00         ZZ
                                         360        259,807.04          1
    177 LAIDLEY STREET                 7.500          1,817.96         80
                                       7.250          1,817.96      325,000.00
    SAN FRANCISCO    CA   94131          1            10/24/97         00
    0430491696                           05           12/01/97          0
1


    08675961                             O            11/01/27
    0


    1658674          685/G01             F          210,100.00         ZZ
                                         360        210,100.00          1
    12673 VIA LAS LENAS                7.625          1,487.07         80
                                       7.375          1,487.07      262,655.00
    SAN DIEGO        CA   92129          1            11/01/97         00
    0430490664                           05           01/01/98          0
    108708                               O            12/01/27
    0


    1658675          685/G01             F          241,750.00         ZZ
                                         360        241,750.00          1
    13569 MEGANWOOD PLACE              7.500          1,690.35         75
                                       7.250          1,690.35      322,340.00
    LA MIRADA        CA   90638          1            11/05/97         00
    0430491514                           03           01/01/98          0
    108770                               O            12/01/27
    0


    1658680          685/G01             F          254,450.00         ZZ
                                         360        254,450.00          1
    49 DARTMOUTH LANE                  7.375          1,757.42         80
                                       7.125          1,757.42      318,083.00
    COTO DE CAZA AR  CA   92679          1            11/04/97         00
    0430492785                           03           01/01/98          0
    108508                               O            12/01/27
    0


    1658690          180/G01             F          156,000.00         ZZ
                                         360        155,895.33          1
    20918 WILD SPRINGS DRIVE           8.000          1,144.67         80
                                       7.750          1,144.67      195,000.00
    SAN ANTONIO      TX   78258          1            10/31/97         00
    0430522144                           03           12/01/97          0
    0012055596                           O            11/01/27
    0


    1658697          638/G01             F          231,200.00         ZZ
                                         360        231,040.89          1
    957 LEE AVENUE                     7.875          1,676.36         80
                                       7.625          1,676.36      289,000.00
    SAN LEANDRO      CA   94577          1            10/16/97         00
    0430494336                           05           12/01/97          0
    08675645                             O            11/01/27
    0


1


    1658702          180/G01             F           95,900.00         ZZ
                                         360         95,834.00          1
    409 UTICA AVENUE B-18              7.875            695.34         80
                                       7.625            695.34      119,900.00
    HUNTINGTON BEAC  CA   92648          1            10/30/97         00
    0430522086                           01           12/01/97          0
    0012144770                           O            11/01/27
    0


    1658704          E26/G01             F          124,000.00         ZZ
                                         360        123,918.88          1
    1838 BELLEVIEW CIRCLE              8.125            920.70         80
                                       7.875            920.70      155,000.00
    WHITEHALL        PA   18052          1            10/31/97         00
    0430494823                           05           12/01/97          0
    60700790                             O            11/01/27
    0


    1658711          077/077             F          380,000.00         ZZ
                                         360        379,731.80          1
    2960 ERIE AVENUE                   7.750          2,722.37         72
                                       7.500          2,722.37      530,000.00
    CINCINNATI       OH   45208          2            11/03/97         00
    384298                               05           12/01/97          0
    384298                               O            11/01/27
    0


    1658717          A39/G01             F          320,000.00         ZZ
                                         360        320,000.00          1
    1563 EL CERRITO DRIVE              7.500          2,237.49         80
                                       7.250          2,237.49      404,000.00
    THOUSAND OAKS    CA   91362          2            11/01/97         00
    0430493601                           05           01/01/98          0
    9701214                              O            12/01/27
    0


    1658719          964/G01             F          172,000.00         ZZ
                                         360        172,000.00          1
    1540 JASMINE WAY                   7.375          1,187.96         80
                                       7.125          1,187.96      215,000.00
    MORGAN HILL      CA   95037          1            11/03/97         00
    0430493379                           05           01/01/98          0
    28292                                O            12/01/27
    0


    1658755          944/G01             F          268,000.00         ZZ
                                         360        268,000.00          1
    1427 GERHARDT AVENUE               7.750          1,919.98         80
                                       7.500          1,919.98      335,000.00
1


    SAN JOSE         CA   95125          1            11/05/97         00
    0430494849                           05           01/01/98          0
    231042                               O            12/01/27
    0


    1658756          889/G01             F          176,800.00         ZZ
                                         360        176,800.00          1
    1254 CARDINAL STREET               7.875          1,281.92         80
                                       7.625          1,281.92      221,000.00
    TRACY            CA   95376          1            11/04/97         00
    0430494690                           05           01/01/98          0
    51601035                             O            12/01/27
    0


    1658762          808/G01             F          107,000.00         ZZ
                                         360        106,926.36          1
    11891 MT ROYAL COURT               7.875            775.83         74
                                       7.625            775.83      145,000.00
    RANCHO CUCAMONG  CA   91737          1            10/21/97         00
    0430494583                           05           12/01/97          0
    9303280                              O            11/01/27
    0


    1658763          069/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    19281 WILLOW BROOK LANE            7.875          1,682.17         80
                                       7.625          1,682.17      290,000.00
    TRABUCO CANYON   CA   92679          1            11/11/97         00
    0430495267                           03           01/01/98          0
    2362220986                           O            12/01/27
    0


    1658768          B57/G01             F          103,000.00         ZZ
                                         360        103,000.00          2
    320-322 NORTH ALFRED STREET        7.875            746.83         30
                                       7.625            746.83      350,000.00
    LOS ANGELES      CA   90048          5            11/06/97         00
    0430496935                           05           01/01/98          0
    9712389                              O            12/01/27
    0


    1658819          638/638             F          133,586.26         ZZ
                                         300        133,303.80          1
    5065 MT HAY DRIVE                  8.250          1,053.27         71
                                       8.000          1,053.27      189,000.00
    SAN DIEGO        CA   92117          1            08/01/97         00
    7219886                              05           11/01/97          0
    7219886                              O            10/01/22
    0
1




    1658822          B75/G01             F          268,000.00         ZZ
                                         360        267,806.03          1
    887 LEWISTON DRIVE                 7.625          1,896.89         80
                                       7.375          1,896.89      335,000.00
    SAN JOSE         CA   95136          1            10/27/97         00
    0430495374                           05           12/01/97          0
    7022767                              O            11/01/27
    0


    1658825          209/209             F          255,200.00         ZZ
                                         360        254,287.47          1
    11233 KORMAN DRIVE                 7.750          1,828.29         80
                                       7.500          1,828.29      319,000.00
    POTOMAC          MD   20854          1            09/30/97         00
    975971825                            05           11/01/97          0
    975971825                            O            10/01/27
    0


    1658826          209/209             F          150,800.00         ZZ
                                         360        150,359.21          1
    14311 WOODCREST DRIVE              7.625          1,067.36         80
                                       7.375          1,067.36      188,500.00
    ROCKVILLE        MD   20853          1            07/25/97         00
    971740919                            05           09/01/97          0
    971740919                            O            08/01/27
    0


    1658829          209/209             F          196,400.00         ZZ
                                         360        196,107.57          1
    15198 STILLFIELD PLACE             7.500          1,373.26         80
                                       7.250          1,373.26      245,500.00
    CENTREVILLE      VA   20120          1            09/15/97         00
    971750751                            03           11/01/97          0
    971750751                            O            10/01/27
    0


    1658832          209/209             F          185,700.00         ZZ
                                         360        185,115.24          1
    20745 RAINSBORO DRIVE              7.250          1,266.81         80
                                       7.000          1,266.81      232,150.00
    AHSBURN          VA   20147          1            07/25/97         00
    971727924                            03           09/01/97          0
    971727924                            O            08/01/27
    0


    1658834          E58/E58             F          288,000.00         ZZ
                                         360        287,820.99          1
1


    15400 WHISTLING OAK WAY            8.375          2,189.01         80
                                       8.125          2,189.01      364,065.00
    ACCOKEEK         MD   20607          1            10/31/97         00
    9032186                              03           12/01/97          0
    9032186                              O            11/01/27
    0


    1658884          700/G01             F          142,800.00         ZZ
                                         360        142,800.00          1
    414 MALLARD STREET                 8.125          1,060.29         70
                                       7.875          1,060.29      204,000.00
    FILLMORE         CA   93015          2            11/10/97         00
    0430499145                           05           01/01/98          0
    130623                               O            12/01/27
    0


    1658887          209/209             F          224,000.00         ZZ
                                         360        223,658.05          1
    7708 HOLIDAY TERRACE               7.375          1,547.12         80
                                       7.125          1,547.12      280,000.00
    BETHESDA         MD   20817          1            09/09/97         00
    971749555                            05           11/01/97          0
    971749555                            O            10/01/27
    0


    1658890          209/209             F          236,000.00         ZZ
                                         360        235,509.53          1
    3208 CHRISLAND DRIVE               7.875          1,711.17         80
                                       7.625          1,711.17      295,000.00
    ANNAPOLIS        MD   21403          1            08/27/97         00
    971747393                            03           10/01/97          0
    971747393                            O            09/01/27
    0


    1658891          209/209             F          192,550.00         ZZ
                                         360        192,045.25          1
    20748 RAINSBORO DRIVE              7.250          1,313.54         80
                                       7.000          1,313.54      240,695.00
    ASHBURN          VA   20147          1            08/22/97         00
    971730233                            03           10/01/97          0
    971730233                            O            09/01/27
    0


    1658892          209/209             F          155,200.00         ZZ
                                         360        154,968.90          1
    9323 MILLBRANCH PLACE              7.500          1,085.19         80
                                       7.250          1,085.19      194,000.00
    FAIRFAX          VA   22031          1            09/29/97         00
    971746262                            07           11/01/97          0
1


    971746262                            O            10/01/27
    0


    1658906          209/209             F          191,920.00         ZZ
                                         360        191,648.21          1
    1403 DANUBE COURT                  7.750          1,374.94         80
                                       7.500          1,374.94      239,900.00
    MITCHELLVILLE    MD   20721          1            09/29/97         00
    975972716                            05           11/01/97          0
    975972716                            O            10/01/27
    0


    1658908          209/209             F          175,150.00         ZZ
                                         360        174,887.26          1
    14706 DANTON COURT                 7.500          1,224.68         80
                                       7.250          1,224.68      218,960.00
    MITCHELLVILLE    MD   20721          1            09/26/97         00
    975969621                            05           11/01/97          0
    975969621                            O            10/01/27
    0


    1658910          209/209             F          191,200.00         ZZ
                                         360        190,935.96          1
    1904 16TH STREET N W               7.875          1,386.34         80
                                       7.625          1,386.34      239,000.00
    WASHINGTON       DC   20009          1            09/30/97         00
    971756790                            07           11/01/97          0
    971756790                            O            10/01/27
    0


    1658911          696/G01             F          154,800.00         ZZ
                                         360        154,800.00          1
    6201 FUSHSIMI COURT                7.875          1,122.41         80
                                       7.625          1,122.41      193,500.00
    BURKE            VA   22015          1            11/14/97         00
    0430494922                           05           01/01/98          0
    2170455                              O            12/01/27
    0


    1658912          209/209             F          132,000.00         ZZ
                                         360        131,622.85          1
    11029 CANDLELIGHT LANE             7.750            945.67         80
                                       7.500            945.67      165,000.00
    POTOMAC          MD   20854          1            07/31/97         00
    971741198                            01           09/01/97          0
    971741198                            O            08/01/27
    0


1


    1658913          696/G01             F          204,000.00         ZZ
                                         360        204,000.00          1
    3721 MILLPOND COURT                7.875          1,479.14         80
                                       7.625          1,479.14      255,000.00
    FAIRFAX          VA   22033          1            11/13/97         00
    0430494641                           03           01/01/98          0
    2370878                              O            12/01/27
    0


    1658915          209/209             F          128,800.00         ZZ
                                         360        128,612.96          1
    7316 FOXE PLACE                    7.625            911.64         80
                                       7.375            911.64      161,000.00
    SPRINGFIELD      VA   22151          1            09/18/97         00
    975968383                            05           11/01/97          0
    975968383                            O            10/01/27
    0


    1658916          209/209             F          210,800.00         ZZ
                                         360        210,303.67          1
    13849 SPRINGSTONE DRIVE            7.250          1,438.03         80
                                       7.000          1,438.03      263,500.00
    CLIFTON          VA   20124          1            08/15/97         00
    971742261                            03           10/01/97          0
    971742261                            O            09/01/27
    0


    1658918          209/209             F          332,000.00         ZZ
                                         360        331,505.66          1
    6207 POINT CIRCLE                  7.500          2,321.40         80
                                       7.250          2,321.40      415,000.00
    CENTERVILLE      VA   20120          1            09/15/97         00
    971755800                            03           11/01/97          0
    971755800                            O            10/01/27
    0


    1658920          209/209             F          223,950.00         ZZ
                                         360        223,616.54          1
    46420 SPRINGWOOD COURT             7.500          1,565.90         80
                                       7.250          1,565.90      279,999.00
    STERLING         VA   20165          1            09/18/97         00
    971747799                            03           11/01/97          0
    971747799                            O            10/01/27
    0


    1658924          209/209             F          296,000.00         ZZ
                                         360        295,384.85          1
    6312 ANGEL ROSE COURT              7.875          2,146.21         80
                                       7.625          2,146.21      370,000.00
1


    COLUMBIA         MD   21044          1            08/26/97         00
    975971056                            05           10/01/97          0
    975971056                            O            09/01/27
    0


    1658926          209/209             F          194,600.00         ZZ
                                         360        194,317.41          1
    44295 LADIESBURG PLACE             7.625          1,377.37         80
                                       7.375          1,377.37      243,280.00
    ASHBURN          VA   20147          1            09/10/97         00
    971728880                            03           11/01/97          0
    971728880                            O            10/01/27
    0


    1658930          209/209             F          281,600.00         ZZ
                                         360        281,220.82          1
    8309 PERIWINKLE PLACE              8.000          2,066.29         80
                                       7.750          2,066.29      352,000.00
    FAIRFAX          VA   22039          1            09/30/97         00
    971744028                            03           11/01/97          0
    971744028                            O            10/01/27
    0


    1658934          209/209             F          129,600.00         ZZ
                                         360        129,301.54          1
    2859 OAK KNOLL DRIVE               7.375            895.12         80
                                       7.125            895.12      162,000.00
    FALLS CHURCH     VA   22042          1            09/26/97         00
    971746304                            05           11/01/97          0
    971746304                            O            10/01/27
    0


    1658935          209/209             F          248,000.00         ZZ
                                         360        247,522.28          1
    6709 PINE CREEK COURT              8.250          1,863.15         80
                                       8.000          1,863.15      310,000.00
    MCLEAN           VA   22101          1            08/21/97         00
    971741370                            05           10/01/97          0
    971741370                            O            09/01/27
    0


    1658937          209/209             F          193,600.00         ZZ
                                         360        193,176.96          1
    20796 RAINSBORO DRIVE              7.625          1,370.29         80
                                       7.375          1,370.29      242,000.00
    ASHBURN          VA   20147          1            08/27/97         00
    971746585                            03           10/01/97          0
    971746585                            O            09/01/27
    0
1




    1658938          209/209             F          134,400.00         ZZ
                                         360        134,194.83          1
    18496 WATERLOO ROAD                7.375            928.27         80
                                       7.125            928.27      168,000.00
    AMISSVILLE       VA   20106          1            09/15/97         00
    971728666                            05           11/01/97          0
    971728666                            O            10/01/27
    0


    1658940          209/209             F          180,800.00         ZZ
                                         360        180,550.32          1
    235 WIRT STREET NW                 7.875          1,310.93         80
                                       7.625          1,310.93      226,000.00
    LEESBURG         VA   20175          1            09/26/97         00
    971751890                            05           11/01/97          0
    971751890                            O            10/01/27
    0


    1658962          K08/G01             F          152,000.00         ZZ
                                         360        152,000.00          1
    1263 SHELL CIRCLE                  7.875          1,102.11         80
                                       7.625          1,102.11      190,000.00
    CLAYTON          CA   94517          2            10/29/97         00
    0410588396                           09           01/01/98          0
    410588396                            O            12/01/27
    0


    1658965          K08/G01             F          180,000.00         ZZ
                                         360        180,000.00          1
    971 LAKESHIRE COURT                7.750          1,289.54         80
                                       7.500          1,289.54      226,000.00
    SAN JOSE         CA   95126          1            11/07/97         00
    0410567499                           09           01/01/98          0
    410567499                            O            12/01/27
    0


    1658966          K08/G01             F          225,600.00         ZZ
                                         360        225,600.00          1
    115 PATTERSON BOULEVARD            7.625          1,596.78         80
                                       7.375          1,596.78      282,000.00
    PLEASANT HILL    CA   94523          1            11/07/97         00
    0410602437                           05           01/01/98          0
    410602437                            O            12/01/27
    0


    1658967          K08/G01             F          204,000.00         ZZ
                                         360        204,000.00          1
1


    1783 WEMA WAY                      7.750          1,461.48         80
                                       7.500          1,461.48      255,000.00
    SAN JOSE         CA   95124          2            11/04/97         00
    0410574578                           05           01/01/98          0
    410574578                            O            12/01/27
    0


    1658974          K08/G01             F           75,000.00         ZZ
                                         360         75,000.00          1
    52174 AVENIDA VILLA                8.250            563.45         95
                                       8.000            563.45       79,000.00
    LA QUINTA        CA   92253          2            11/06/97         04
    0410587398                           05           01/01/98         30
    410587398                            O            12/01/27
    0


    1658978          K08/G01             F          187,500.00         ZZ
                                         360        187,500.00          1
    10130 EL MONTEREY AVENUE           7.625          1,327.11         75
                                       7.375          1,327.11      250,000.00
    FOUNTAIN VALLEY  CA   92708          1            11/04/97         00
    0410586788                           05           01/01/98          0
    410586788                            O            12/01/27
    0


    1658983          K08/G01             F          160,000.00         ZZ
                                         360        160,000.00          1
    420 ROWLAND AVENUE                 7.750          1,146.26         80
                                       7.500          1,146.26      200,000.00
    CAMARILLO        CA   93010          2            11/05/97         00
    0410598668                           05           01/01/98          0
    410598668                            O            12/01/27
    0


    1658994          K08/G01             F          126,400.00         ZZ
                                         360        126,400.00          1
    25739 TABLE MEADOW ROAD            8.250            949.60         80
                                       8.000            949.60      158,000.00
    AUBURN           CA   95602          1            11/12/97         00
    0410599005                           05           01/01/98          0
    410599005                            O            12/01/27
    0


    1658998          147/G01             F          163,150.00         ZZ
                                         360        163,040.53          1
    20209 JENNIFER COURT               8.000          1,197.14         80
                                       7.750          1,197.14      203,990.00
    SANTA CLARITA    CA   91351          1            10/16/97         00
    0430496703                           01           12/01/97          0
1


    10022655                             O            11/01/27
    0


    1659000          147/G01             F          262,500.00         ZZ
                                         360        262,314.72          1
    75 ALDER AVENUE                    7.750          1,880.59         74
                                       7.500          1,880.59      356,000.00
    WALNUT CREEK     CA   94595          5            10/13/97         00
    0430493072                           05           12/01/97          0
    10019851                             O            11/01/27
    0


    1659001          147/G01             F          146,000.00         ZZ
                                         360        145,902.03          1
    5645 EAST FLAGSTONE STREET         8.000          1,071.30         80
                                       7.750          1,071.30      182,500.00
    LONG BEACH       CA   90808          1            10/08/97         00
    0430494328                           05           12/01/97          0
    10068428                             O            11/01/27
    0


    1659003          147/G01             F          376,000.00         ZZ
                                         360        375,741.23          1
    15350 MICHAEL CREST DRIVE          7.875          2,726.27         80
                                       7.625          2,726.27      470,000.00
    SANTA CLARITA    CA   91351          1            10/07/97         00
    0430495689                           05           12/01/97          0
    10022657                             O            11/01/27
    0


    1659004          147/G01             F          209,650.00         ZZ
                                         360        209,486.45          1
    15148 WINDY HOLLOW CIRCLE          7.250          1,430.19         80
                                       7.000          1,430.19      262,100.00
    GAINESVILLE      VA   20155          1            10/24/97         00
    0430492967                           03           12/01/97          0
    10008648                             O            11/01/27
    0


    1659006          147/G01             F          318,450.00         ZZ
                                         360        318,230.84          1
    2550 SCHOOLEY DRIVE                7.875          2,308.99         90
                                       7.625          2,308.99      353,850.00
    TUSTIN           CA   92782          1            10/09/97         12
    0430493098                           03           12/01/97         25
    10041663                             O            11/01/27
    0


1


    1659007          147/G01             F          252,700.00         ZZ
                                         360        252,502.87          1
    525 PADERA WAY                     7.250          1,723.86         80
                                       7.000          1,723.86      315,900.00
    CHULA VISTA      CA   91910          1            10/08/97         00
    0430494351                           05           12/01/97          0
    10068527                             O            11/01/27
    0


    1659010          K08/G01             F          200,800.00         ZZ
                                         360        200,800.00          1
    1004 BOLLIN AVENUE                 7.875          1,455.94         80
                                       7.625          1,455.94      251,000.00
    CAMARILLO        CA   93010          1            11/04/97         00
    0410568158                           05           01/01/98          0
    410568158                            O            12/01/27
    0


    1659011          147/G01             F          319,000.00         ZZ
                                         360        318,763.25          1
    323 WESTBROURNE DRIVE              7.500          2,230.50         73
                                       7.250          2,230.50      440,000.00
    WEST HOLLYWOOD   CA   90048          5            10/06/97         00
    0430496612                           05           12/01/97          0
    10068538                             O            11/01/27
    0


    1659013          K08/G01             F          400,000.00         ZZ
                                         360        399,751.38          1
    6457 SURFSIDE WAY                  8.375          3,040.29         64
                                       8.125          3,040.29      630,000.00
    MALIBU           CA   90265          5            10/31/97         00
    0410577670                           05           12/01/97          0
    410577670                            O            11/01/27
    0


    1659014          147/G01             F          275,100.00         ZZ
                                         360        274,890.67          1
    9346 BRAYMORE CIRCLE               7.375          1,900.05         80
                                       7.125          1,900.05      343,900.00
    FAIRFAX STATION  VA   22039          1            10/28/97         00
    0430495713                           03           12/01/97          0
    10008657                             O            11/01/27
    0


    1659015          147/G01             F          318,000.00         ZZ
                                         360        317,769.84          1
    1092 WATERBIRD WAY                 7.625          2,250.79         80
                                       7.375          2,250.79      397,500.00
1


    SANTA CLARA      CA   95051          1            10/29/97         00
    0430495309                           05           12/01/97          0
    10031944                             O            11/01/27
    0


    1659016          K08/G01             F          100,000.00         ZZ
                                         360         99,934.58          1
    584 ALPINE AVENUE                  8.125            742.50         80
                                       7.875            742.50      125,000.00
    ANGELS CAMP      CA   95222          2            10/23/97         00
    0410572176                           05           12/01/97          0
    410572176                            O            11/01/27
    0


    1659021          147/G01             F          260,000.00         ZZ
                                         360        259,811.81          1
    4749 DARIEN STREET                 7.625          1,840.27         80
                                       7.375          1,840.27      325,000.00
    TORRANCE         CA   90503          1            10/07/97         00
    0430495259                           05           12/01/97          0
    10068405                             O            11/01/27
    0


    1659023          147/G01             F          263,450.00         ZZ
                                         360        263,273.22          1
    3793 MADELINE DRIVE                8.000          1,933.11         80
                                       7.750          1,933.11      329,369.00
    SAN JOSE         CA   95127          1            10/10/97         00
    0430496570                           03           12/01/97          0
    10031899                             O            11/01/27
    0


    1659024          147/G01             F          204,000.00         ZZ
                                         360        203,866.55          1
    1901 MEADOWBROOK DRIVE             8.125          1,514.70         80
                                       7.875          1,514.70      255,000.00
    AUSTIN           TX   78700          1            10/14/97         00
    0430492322                           05           12/01/97          0
    10015768                             O            11/01/27
    0


    1659052          637/G01             F          154,000.00         ZZ
                                         360        153,885.71          1
    2859 31ST AVENUE WEST              7.500          1,076.79         74
                                       7.250          1,076.79      210,000.00
    SEATTLE          WA   98199          2            10/23/97         00
    0430498352                           05           12/01/97          0
    8397812                              O            11/01/27
    0
1




    1659088          637/G01             F          245,950.00         ZZ
                                         360        245,776.41          1
    4738 DEVONSHIRE PLACE              7.750          1,762.02         62
                                       7.500          1,762.02      399,950.00
    SANTA ROSA       CA   95405          1            10/24/97         00
    0430498345                           05           12/01/97          0
    9777970                              O            11/01/27
    0


    1659090          637/G01             F          252,000.00         ZZ
                                         360        251,822.14          1
    4879 KINGWOOD WAY                  7.750          1,805.36         80
                                       7.500          1,805.36      315,000.00
    SAN JOSE         CA   95124          1            10/21/97         00
    0430521625                           05           12/01/97          0
    8158388                              O            11/01/27
    0


    1659100          637/G01             F          263,000.00         ZZ
                                         360        262,809.65          1
    170 MAJESTY LANE                   7.625          1,861.50         88
                                       7.375          1,861.50      300,000.00
    FAYETTEVILLE     GA   30215          2            10/21/97         11
    0430500405                           03           12/01/97         25
    8358483                              O            11/01/27
    0


    1659103          637/G01             F          320,000.00         ZZ
                                         360        319,762.51          1
    13082 MINDANAO WAY #17             7.500          2,237.49         80
                                       7.250          2,237.49      402,000.00
    LOS ANGELES      CA   90292          2            10/20/97         00
    0430498246                           01           12/01/97          0
    4141586                              O            11/01/27
    0


    1659106          637/G01             F          260,000.00         ZZ
                                         360        259,821.07          1
    3253 CAPRIANA CIRCLE               7.875          1,885.18         80
                                       7.625          1,885.18      329,000.00
    SAN JOSE         CA   95135          2            10/16/97         00
    0430521658                           05           12/01/97          0
    8172686                              O            11/01/27
    0


    1659109          637/G01             F          240,000.00         ZZ
                                         360        239,834.83          1
1


    1607 ST HELENA DRIVE               7.875          1,740.17         65
                                       7.625          1,740.17      369,900.00
    DANVILLE         CA   94526          2            10/15/97         00
    0430498253                           05           12/01/97          0
    8173098                              O            11/01/27
    0


    1659115          637/G01             F          259,000.00         ZZ
                                         360        258,821.76          1
    2678 MINTON COURT                  7.875          1,877.93         75
                                       7.625          1,877.93      348,000.00
    PLEASANTON       CA   94566          2            10/16/97         00
    0430497693                           03           12/01/97          0
    8173106                              O            11/01/27
    0


    1659116          696/G01             F          314,800.00         ZZ
                                         360        314,800.00          1
    6653 MADISON MCLEAN DRIVE          7.750          2,255.27         80
                                       7.500          2,255.27      393,500.00
    MCLEAN           VA   22101          1            11/13/97         00
    0430501171                           09           01/01/98          0
    2150484                              O            12/01/27
    0


    1659117          624/G01             F          253,600.00         ZZ
                                         360        253,600.00          1
    160 DE ANZA COURT                  7.750          1,816.82         80
                                       7.500          1,816.82      317,000.00
    SOQUEL           CA   95073          1            11/06/97         00
    0430498279                           05           01/01/98          0
    46001070456F                         O            12/01/27
    0


    1659130          765/G01             F          134,000.00         ZZ
                                         360        134,000.00          1
    2781 NATCHEZ COURT                 7.875            971.60         75
                                       7.625            971.60      179,000.00
    HENDERSON        NV   89014          2            11/03/97         00
    0430496927                           05           01/01/98          0
    141418                               O            12/01/27
    0


    1659131          765/G01             F          155,000.00         ZZ
                                         360        154,890.60          1
    2749 S. SOMERSET PLACE             7.750          1,110.44         53
                                       7.500          1,110.44      295,000.00
    ROWLAND HEIGHTS  CA   91748          1            10/30/97         00
    0430502153                           05           12/01/97          0
1


    327149                               O            11/01/27
    0


    1659198          367/367             F          313,551.35         ZZ
                                         325        313,266.25          1
    8029 CYPRESS GROVE LANE            7.750          2,310.12         78
                                       7.500          2,310.12      405,000.00
    CABIN JOHN       MD   20818          1            11/10/97         00
    7584130                              05           12/01/97          0
    7584130                              O            12/01/24
    0


    1659207          367/367             F          323,241.62         ZZ
                                         319        322,934.43          1
    14901 SPRING MEADOWS DRIVE         7.750          2,394.79         72
                                       7.500          2,394.79      450,000.00
    DARNESTOWN       MD   20874          1            11/11/97         00
    75225960                             05           12/01/97          0
    75225960                             O            06/01/24
    0


    1659216          E13/G01             F          160,000.00         ZZ
                                         360        159,892.65          1
    24153 DEL AMO ROAD                 8.000          1,174.02         80
                                       7.750          1,174.02      200,000.00
    RAMONA           CA   92065          2            10/23/97         00
    0430500678                           03           12/01/97          0
    231998                               O            11/01/27
    0


    1659222          K08/G01             F          280,000.00         ZZ
                                         360        280,000.00          1
    250 S. GORDON ROAD                 7.750          2,005.95         80
                                       7.500          2,005.95      350,000.00
    FT. LAUDERDALE   FL   33301          1            11/07/97         00
    0410604896                           03           01/01/98          0
    410604896                            O            12/01/27
    0


    1659284          144/144             F          617,600.00         ZZ
                                         360        613,943.47          1
    3 WOODBRIDGE COURT                 7.625          4,371.33         80
                                       7.375          4,371.33      772,800.00
    MOUNT PLEASANT   NY   10514          1            03/04/97         00
    160687861                            05           05/01/97          0
    160687861                            O            04/01/27
    0


1


    1659292          F02/G01             F          228,000.00         ZZ
                                         360        227,501.79          1
    1030 RIDGE TARN                    7.625          1,613.77         95
                                       7.375          1,613.77      240,000.00
    DUNWOODY         GA   30350          1            08/29/97         01
    0430495069                           05           10/01/97         30
    601515553                            O            09/01/27
    0


    1659293          480/G01             F          310,900.00         ZZ
                                         360        310,657.46          1
    5908 EWING PLACE                   7.250          2,120.89         80
                                       7.000          2,120.89      388,701.00
    ALEXANDRIA       VA   22310          1            10/31/97         00
    0430500868                           03           12/01/97          0
    2088920                              O            11/01/27
    0


    1659304          731/G01             F          228,000.00         ZZ
                                         360        228,000.00          1
    3619 EASTWOOD CIRCLE               7.500          1,594.21         80
                                       7.250          1,594.21      285,000.00
    SANTA CLARA      CA   95054          1            11/10/97         00
    0430498121                           05           01/01/98          0
    114255226                            O            12/01/27
    0


    1659316          E87/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    30203 BUCK TAIL DRIVE              7.875          1,682.16         80
                                       7.625          1,682.16      290,000.00
    CANYON LAKE      CA   92587          1            11/03/97         00
    0430496653                           03           01/01/98          0
    70000758                             O            12/01/27
    0


    1659337          964/G01             F          296,000.00         ZZ
                                         360        296,000.00          1
    2317 QUIET PLACE DRIVE             7.875          2,146.21         80
                                       7.625          2,146.21      370,000.00
    WALNUT CREEK     CA   94598          2            11/03/97         00
    0430493635                           05           01/01/98          0
    28639                                O            12/01/27
    0


    1659372          A83/G01             F          105,000.00         ZZ
                                         360        104,854.99          1
    952 EQUESTRIAN DRIVE               7.875            761.33         59
                                       7.625            761.33      179,000.00
1


    MT PLEASANT      SC   29464          1            09/25/97         00
    0430491985                           05           11/01/97          0
    173971                               O            10/01/27
    0


    1659377          A83/G01             F          182,000.00         ZZ
                                         360        181,748.67          1
    300 NELSON ROAD                    7.875          1,319.63         72
                                       7.625          1,319.63      255,000.00
    SCOTTS VALLEY    CA   95066          2            09/18/97         00
    0430494104                           05           11/01/97          0
    3000672                              O            10/01/27
    0


    1659418          144/144             F          218,000.00         ZZ
                                         360        213,661.21          1
    9 LOVERS LANE                      7.500          1,524.29         80
                                       7.250          1,524.29      273,000.00
    HUNTINGTON       NY   11743          1            04/10/97         00
    160608653                            05           06/01/97          0
    160608653                            O            05/01/27
    0


    1659419          721/G01             F          247,490.81         ZZ
                                         333        247,283.39          1
    16591 SOUTH BOUGHNER ROAD          7.875          1,831.58         74
                                       7.625          1,831.58      338,000.00
    WASCOTT          WI   54859          2            10/06/97         00
    0430507061                           05           12/01/97          0
    0837385                              O            08/01/25
    0


    1659420          721/G01             F          228,882.25         ZZ
                                         346        228,716.10          1
    450 WAYCLIFFE NORTH                8.125          1,715.87         47
                                       7.875          1,715.87      489,804.00
    WAYZATA          MN   55391          1            10/10/97         00
    0430517615                           09           12/01/97          0
    7810004454                           O            09/01/26
    0


    1659434          721/G01             F          246,242.00         ZZ
                                         344        243,535.24          1
    4945 COLFAX AVE SOUTH              7.875          1,806.32         89
                                       7.625          1,806.32      279,000.00
    MINNEAPOLIS      MN   55409          1            10/30/97         01
    0430517722                           05           12/01/97         25
    0939454                              O            07/01/26
    0
1




    1659438          E66/E66             F          292,250.00         ZZ
                                         360        292,250.00          1
    3818 NORTHHAMPTON ROAD             7.500          2,043.45         63
                                       7.250          2,043.45      465,000.00
    DURHAM           NC   27707          2            10/30/97         00
    600353021                            05           01/01/98          0
    600353021                            O            12/01/27
    0


    1659443          E66/E66             F          233,900.00         ZZ
                                         360        233,722.02          1
    12345 WILLINGDON ROAD              7.375          1,615.49         80
                                       7.125          1,615.49      292,422.00
    HUNTERSVILLE     NC   28078          1            10/30/97         00
    600353318                            03           12/01/97          0
    600353318                            O            11/01/27
    0


    1659448          E26/G01             F          178,500.00         ZZ
                                         360        178,374.01          1
    12109 METCALF CIRCLE               7.750          1,278.80         70
                                       7.500          1,278.80      255,000.00
    FAIRFAX          VA   22030          1            11/07/97         00
    0430503169                           05           12/01/97          0
    44700339                             O            11/01/27
    0


    1659474          696/G01             F          161,300.00         ZZ
                                         360        161,300.00          1
    301 KINLOCH COURT                  7.750          1,155.57         80
                                       7.500          1,155.57      201,675.00
    PURCELLVILLE     VA   20132          1            11/14/97         00
    0430495192                           03           01/01/98          0
    24010487                             O            12/01/27
    0


    1659508          696/G01             F          128,000.00         ZZ
                                         360        128,000.00          1
    7602 BULL RUN ROAD                 7.375            884.06         80
                                       7.125            884.06      160,000.00
    MANASSAS         VA   20111          1            11/17/97         00
    0430501239                           05           01/01/98          0
    2360811                              O            12/01/27
    0


    1659512          593/593             F          283,000.00         ZZ
                                         360        282,800.26          1
1


    815 OLD CHURCH ROAD                7.750          2,027.45         75
                                       7.500          2,027.45      380,000.00
    CORRALES         NM   87048          1            10/29/97         00
    6810204                              05           12/01/97          0
    6810204                              O            11/01/27
    0


    1659515          593/593             F          225,000.00         ZZ
                                         360        224,520.50          1
    1239 NORTH STEVEN CIRCLE           7.750          1,611.93         46
                                       7.500          1,611.93      496,000.00
    FARMINGTON       UT   84025          2            08/15/97         00
    6585350                              05           10/01/97          0
    6585350                              O            09/01/27
    0


    1659516          638/G01             F          154,000.00         ZZ
                                         360        154,000.00          1
    29216 DEEP SHADOW DRIVE            7.625          1,090.00         70
                                       7.375          1,090.00      220,000.00
    AGOURA HILLS     CA   91301          5            11/03/97         00
    0430496000                           03           01/01/98          0
    08674528                             O            12/01/27
    0


    1659517          593/593             F          271,500.00         ZZ
                                         360        271,308.38          1
    1921 MOHAWK LANE                   7.750          1,945.06         68
                                       7.500          1,945.06      400,000.00
    OGDEN            UT   84403          2            10/31/97         00
    6412027                              05           12/01/97          0
    6412027                              O            11/01/27
    0


    1659518          593/593             F          295,000.00         ZZ
                                         360        295,000.00          1
    19 SOUTH NORTHRIDGE WAY            7.750          2,113.42         78
                                       7.500          2,113.42      379,900.00
    SANDY            UT   84092          1            11/14/97         00
    6181929                              05           01/01/98          0
    6181929                              O            12/01/27
    0


    1659520          E85/G01             F          421,000.00         ZZ
                                         360        421,000.00          1
    1059 RANCHO LINDO DRIVE            7.500          2,943.69         78
                                       7.250          2,943.69      545,000.00
    PETALUMA         CA   94952          2            11/05/97         00
    0430494005                           05           01/01/98          0
1


    9601778                              O            12/01/27
    0


    1659572          638/G01             F          155,000.00         ZZ
                                         360        154,903.66          1
    1455 FAIRHAVEN DRIVE               8.375          1,178.11         59
                                       8.125          1,178.11      265,000.00
    SAN JOSE         CA   95118          5            10/28/97         00
    0430497313                           05           12/01/97          0
    08673192                             O            11/01/27
    0


    1659586          356/G01             F          267,000.00         ZZ
                                         360        267,000.00          1
    36130 ELBA PLACE                   7.875          1,935.94         87
                                       7.625          1,935.94      309,000.00
    FREMONT          CA   94536          2            10/28/97         19
    0430498261                           05           01/01/98         25
    2442309                              O            12/01/27
    0


    1659589          356/G01             F          440,000.00         ZZ
                                         360        439,704.76          1
    13 CREST VIEW COURT                8.000          3,228.57         72
                                       7.750          3,228.57      615,000.00
    ORINDA           CA   94563          5            10/24/97         00
    0430497610                           05           12/01/97          0
    2444065                              O            11/01/27
    0


    1659594          956/G01             F          233,000.00         ZZ
                                         360        232,839.65          1
    20520 EAST ACAMPO ROAD             7.875          1,689.41         80
                                       7.625          1,689.41      291,500.00
    CLEMENTS         CA   95227          1            10/31/97         00
    0430502922                           05           12/01/97          0
    3710236                              O            11/01/27
    0


    1659597          356/G01             F          285,000.00         ZZ
                                         360        285,000.00          1
    1250 MARLIN LANE                   7.875          2,066.45         78
                                       7.625          2,066.45      370,000.00
    WATSONVILLE      CA   95076          2            10/27/97         00
    0430519728                           05           01/01/98          0
    2441921                              O            12/01/27
    0


1


    1659605          696/G01             F          480,000.00         ZZ
                                         360        480,000.00          1
    10100 NEW LONDON DRIVE             7.875          3,480.33         60
                                       7.625          3,480.33      805,000.00
    POTOMAC          MD   20854          1            11/14/97         00
    0430501304                           05           01/01/98          0
    31156668                             O            12/01/27
    0


    1659611          267/267             F          244,000.00         ZZ
                                         360        244,000.00          1
    9412 N SAINT MARTIN DRIVE          7.350          1,681.10         80
                                       7.100          1,681.10      305,000.00
    FRESNO           CA   93720          2            10/29/97         00
    4325313                              05           01/01/98          0
    4325313                              O            12/01/27
    0


    1659615          638/G01             F          471,200.00         ZZ
                                         360        471,200.00          1
    24 ARDOR DRIVE                     7.750          3,375.73         80
                                       7.500          3,375.73      589,000.00
    ORINDA           CA   94563          1            11/10/97         00
    0430495911                           05           01/01/98          0
    08680295                             O            12/01/27
    0


    1659628          369/G01             F          300,000.00         ZZ
                                         360        300,000.00          1
    18212 WICKHAM ROAD                 7.500          2,097.65         75
                                       7.250          2,097.65      400,590.00
    OLNEY            MD   20832          1            11/06/97         00
    0430502047                           03           01/01/98          0
    60256518                             O            12/01/27
    0


    1659631          267/267             F          248,000.00         ZZ
                                         360        248,000.00          1
    1025 SIERRA MADRE VILLA AVE        7.375          1,712.88         80
                                       7.125          1,712.88      310,000.00
    PASADENA         CA   91107          2            10/29/97         00
    4326351                              05           01/01/98          0
    4326351                              O            12/01/27
    0


    1659642          267/267             F          251,750.00         ZZ
                                         360        251,750.00          1
    8340 KENTLAND AVE                  7.250          1,717.38         95
                                       7.000          1,717.38      265,000.00
1


    WEST HILLS       CA   91304          1            10/31/97         11
    4317996                              05           01/01/98         30
    4317996                              O            12/01/27
    0


    1659659          195/G01             F          584,000.00         ZZ
                                         360        584,000.00          1
    8 BRIGADIER                        7.875          4,234.41         69
                                       7.625          4,234.41      850,000.00
    IRVINE           CA   92715          2            11/07/97         00
    0430501742                           05           01/01/98          0
    55389                                O            12/01/27
    0


    1659671          K08/G01             F          220,000.00         ZZ
                                         360        220,000.00          1
    2755 6TH AVENUE                    7.875          1,595.15         80
                                       7.625          1,595.15      275,000.00
    SACRAMENTO       CA   95818          1            11/12/97         00
    0410617211                           05           01/01/98          0
    410617211                            O            12/01/27
    0


    1659673          K08/G01             F          384,500.00         ZZ
                                         360        384,500.00          1
    11752 MARIPOSA BAY LN.             7.750          2,754.61         90
    (NORTHRIDGE)                       7.500          2,754.61      427,286.00
    LOS ANGELES      CA   91326          1            11/07/97         04
    0410608475                           03           01/01/98         25
    410608475                            O            12/01/27
    0


    1659674          K08/G01             F          257,600.00         ZZ
                                         360        257,600.00          1
    361 LAMP POST CIRCLE               7.875          1,867.78         80
                                       7.625          1,867.78      322,000.00
    SIMI VALLEY      CA   93065          1            11/11/97         00
    0410609614                           03           01/01/98          0
    410609614                            O            12/01/27
    0


    1659679          267/267             F          280,000.00         ZZ
                                         360        280,000.00          1
    515 MAPLE AVENUE                   7.375          1,933.90         70
                                       7.125          1,933.90      400,000.00
    SAN BRUNO        CA   94066          5            11/03/97         00
    4325703                              05           01/01/98          0
    4325703                              O            12/01/27
    0
1




    1659686          369/G01             F          328,000.00         ZZ
                                         360        327,790.84          1
    7704 EDEN ROC WAY                  8.250          2,464.16         89
                                       8.000          2,464.16      370,000.00
    BALTIMORE        MD   21208          2            10/21/97         01
    0430502039                           05           12/01/97         25
    61021754                             O            11/01/27
    0


    1659727          369/G01             F          275,300.00         ZZ
                                         360        275,105.69          1
    1401 SOUTH COUNTY ROAD 3E          7.750          1,972.29         78
                                       7.500          1,972.29      357,000.00
    LOVELAND         CO   80537          2            10/24/97         00
    0430501452                           05           12/01/97          0
    61146007                             O            11/01/27
    0


    1659754          664/G01             F          340,000.00         ZZ
                                         360        340,000.00          1
    2029 LOUELLA AVENUE                7.500          2,377.33         80
                                       7.250          2,377.33      425,000.00
    VENICE           CA   90291          2            11/04/97         00
    0430499913                           05           01/01/98          0
    2393825                              O            12/01/27
    0


    1659759          069/G01             F          350,000.00         ZZ
                                         360        350,000.00          1
    1227 ALAMEDA PADRE SERRA           8.000          2,568.18         75
                                       7.750          2,568.18      472,000.00
    SANTA BARBARA    CA   93103          2            11/04/97         00
    0430525345                           03           01/01/98          0
    2362216950                           O            12/01/27
    0


    1659762          K13/G01             F          241,000.00         ZZ
                                         360        241,000.00          1
    5700 SERRANIA AVENUE               8.500          1,853.09         90
                                       8.250          1,853.09      269,000.00
    WOODLAND HILLS   CA   91367          1            11/13/97         12
    0430499087                           05           01/01/98         25
    9711029                              O            12/01/27
    0


    1659765          757/757             F          296,800.00         ZZ
                                         360        296,800.00          1
1


    1932 BAKERS MILL ROAD              7.625          2,100.74         80
                                       7.375          2,100.74      371,000.00
    DACULA           GA   30019          1            11/17/97         00
    3217890                              03           01/01/98          0
    3217890                              O            12/01/27
    0


    1659780          J95/J95             F          300,000.00         ZZ
                                         360        299,798.71          1
    707 TEMESCAL WAY                   8.000          2,201.29         75
                                       7.750          2,201.29      405,000.00
    REDWOOD CITY     CA   94062          5            10/06/97         00
    4880274                              05           12/01/97          0
    4880274                              O            11/01/27
    0


    1659781          J95/J95             F          210,400.00         ZZ
                                         360        210,116.72          1
    3600 GOLD COUNTRY DRIVE            8.000          1,543.84         80
                                       7.750          1,543.84      263,000.00
    EL DORADO        CA   95623          1            09/24/97         00
    2094561                              03           11/01/97          0
    2094561                              O            10/01/27
    0


    1659782          181/181             F          310,000.00         ZZ
                                         360        309,792.00          1
    1433 S INDIANA AVE J               8.000          2,274.67         78
                                       7.750          2,274.67      400,000.00
    CHICAGO          IL   60605          2            10/29/97         00
    5725020                              09           12/01/97          0
    5725020                              O            11/01/27
    0


    1659783          181/181             F          260,000.00         ZZ
                                         360        259,816.50          1
    50 NORTH ASHLAND AVENUE            7.750          1,862.67         80
                                       7.500          1,862.67      325,000.00
    LA GRANGE        IL   60525          5            10/22/97         00
    5571812                              05           12/01/97          0
    5571812                              O            11/01/27
    0


    1659784          J95/J95             F          246,750.00         T
                                         360        246,580.19          1
    1159 CYPRESS POINT DRIVE           7.875          1,789.11         75
                                       7.625          1,789.11      329,000.00
    ARNOLD           CA   95223          1            10/07/97         00
    4882049                              03           12/01/97          0
1


    4882049                              O            11/01/27
    0


    1659785          181/181             F          276,800.00         ZZ
                                         360        276,614.27          1
    1020 CROSS DRIVE                   8.000          2,031.06         80
                                       7.750          2,031.06      346,000.00
    ALEXANDRIA       VA   22302          2            10/17/97         00
    5724422                              05           12/01/97          0
    5724422                              O            11/01/27
    0


    1659786          181/181             F          266,000.00         ZZ
                                         360        265,812.26          1
    1805 KIRKWOOD LANE NORTH           7.750          1,905.66         95
                                       7.500          1,905.66      280,000.00
    PLYMOUTH         MN   55441          1            10/17/97         11
    5627061                              05           12/01/97         30
    5627061                              O            11/01/27
    0


    1659787          J95/J95             F          208,000.00         ZZ
                                         360        207,849.46          1
    9581 DUKE DRIVE                    7.625          1,472.21         80
                                       7.375          1,472.21      260,000.00
    WESTMINSTER      CA   92683          1            10/23/97         00
    12088498                             05           12/01/97          0
    12088498                             O            11/01/27
    0


    1659788          J95/J95             F          317,200.00         ZZ
                                         360        316,772.92          1
    2374 COOSAWATTEE DRIVE             8.000          2,327.50         80
                                       7.750          2,327.50      396,700.00
    ATLANTA          GA   30319          1            09/17/97         00
    1209318                              05           11/01/97          0
    1209318                              O            10/01/27
    0


    1659790          J95/J95             F          245,000.00         ZZ
                                         360        244,831.39          1
    8704 HARTSDALE AVENUE              7.875          1,776.42         78
                                       7.625          1,776.42      316,000.00
    BETHESDA         MD   20817          2            10/21/97         00
    914359                               05           12/01/97          0
    914359                               O            11/01/27
    0


1


    1659791          J95/J95             F          231,000.00         ZZ
                                         360        230,664.56          1
    12935 ROSE COURT                   7.625          1,635.00         80
                                       7.375          1,635.00      289,000.00
    WATSONVILLE      CA   95076          1            09/08/97         00
    4874277                              05           11/01/97          0
    4874277                              O            10/01/27
    0


    1659793          J95/J95             F          262,200.00         ZZ
                                         360        262,005.40          1
    3230 OAK STREET                    7.500          1,833.35         62
                                       7.250          1,833.35      425,000.00
    WHEATRIDGE       CO   80033          2            10/28/97         00
    9059403                              05           12/01/97          0
    9059403                              O            11/01/27
    0


    1659795          J95/J95             F          390,000.00         ZZ
                                         360        389,717.73          1
    3600 GREVE DRIVE                   7.625          2,760.40         80
                                       7.375          2,760.40      487,500.00
    RANCHO PALOS VE  CA   90275          1            10/02/97         00
    12128609                             05           12/01/97          0
    12128609                             O            11/01/27
    0


    1659796          J95/J95             F          221,950.00         ZZ
                                         360        221,793.35          1
    3757 HERON RIDGE LANE              7.750          1,590.08         95
                                       7.500          1,590.08      233,660.00
    WESTON           FL   33331          1            10/21/97         12
    10021889                             03           12/01/97         30
    10021889                             O            11/01/27
    0


    1659797          J95/J95             F          224,000.00         ZZ
                                         360        223,837.87          1
    2148 AVENIDA DE LAS FLORES         7.625          1,585.46         80
                                       7.375          1,585.46      280,000.00
    SANTA CLARA      CA   95129          1            10/10/97         00
    7642713                              05           12/01/97          0
    7642713                              O            11/01/27
    0


    1659798          J95/J95             F          247,000.00         ZZ
                                         360        246,825.67          1
    96 PALISADES DRIVE                 7.750          1,769.54         95
                                       7.500          1,769.54      260,000.00
1


    DALY CITY        CA   94015          1            10/24/97         04
    7658834                              03           12/01/97         30
    7658834                              O            11/01/27
    0


    1659799          J95/J95             F          187,200.00         ZZ
                                         360        187,061.07          1
    14682 DANBOROUGH ROAD              7.500          1,308.93         80
                                       7.250          1,308.93      234,000.00
    TUSTIN           CA   92780          1            10/22/97         00
    12088589                             03           12/01/97          0
    12088589                             O            11/01/27
    0


    1659800          J95/J95             F          311,200.00         ZZ
                                         360        310,963.20          1
    40832 CHILTERN DRIVE               7.375          2,149.38         80
                                       7.125          2,149.38      389,000.00
    FREMONT          CA   94539          1            10/03/97         00
    4880134                              05           12/01/97          0
    4880134                              O            11/01/27
    0


    1659801          J95/J95             F          300,000.00         ZZ
                                         360        299,782.87          1
    4211 REEDLAND CIRCLE               7.625          2,123.38         80
                                       7.375          2,123.38      375,000.00
    SAN RAMON        CA   94583          2            10/07/97         00
    12018834                             05           12/01/97          0
    12018834                             O            11/01/27
    0


    1659802          J95/J95             F          282,900.00         ZZ
                                         360        282,695.24          1
    8931 GARDEN GATE DRIVE             7.625          2,002.35         80
                                       7.375          2,002.35      353,650.00
    FAIRFAX          VA   22031          1            10/22/97         00
    9162330                              03           12/01/97          0
    9162330                              O            11/01/27
    0


    1659803          J95/J95             F          250,350.00         ZZ
                                         360        250,173.30          1
    15923 32ND AVENUE SE               7.750          1,793.54         80
                                       7.500          1,793.54      312,990.00
    MILL CREEK       WA   98012          1            10/08/97         00
    12008181                             03           12/01/97          0
    12008181                             O            11/01/27
    0
1




    1659804          J95/J95             F          270,700.00         ZZ
                                         360        270,508.94          1
    2447 VALLEJO STREET                7.750          1,939.33         80
    #3                                 7.500          1,939.33      338,400.00
    SAN FRANCISCO    CA   94123          1            10/21/97         00
    7531189                              01           12/01/97          0
    7531189                              O            11/01/27
    0


    1659805          J95/J95             F          285,000.00         ZZ
                                         360        284,635.29          1
    966 SCHIELE AVENUE                 8.250          2,141.11         95
                                       8.000          2,141.11      300,000.00
    SAN JOSE         CA   95126          1            09/17/97         04
    12019444                             05           11/01/97         30
    12019444                             O            10/01/27
    0


    1659806          J95/J95             F          242,250.00         ZZ
                                         360        242,070.21          1
    1070 PARK SHORE DRIVE              7.500          1,693.85         95
                                       7.250          1,693.85      255,000.00
    CUMMING          GA   30041          1            10/27/97         12
    3894938                              03           12/01/97         30
    3894938                              O            11/01/27
    0


    1659807          J95/J95             F          166,400.00         ZZ
                                         360        166,276.50          1
    43106 WEATHERWOOD DRIVE            7.500          1,163.50         80
                                       7.250          1,163.50      208,000.00
    ASHBURN          VA   20147          1            10/27/97         00
    9148867                              03           12/01/97          0
    9148867                              O            11/01/27
    0


    1659808          J95/J95             F          242,250.00         ZZ
                                         360        242,070.21          1
    3209 WEST MARKET STREET            7.500          1,693.85         95
                                       7.250          1,693.85      255,000.00
    GREENSBORO       NC   27403          1            10/24/97         10
    0004824272                           05           12/01/97         30
    0004824272                           O            11/01/27
    0


    1659809          J95/J95             F          264,000.00         ZZ
                                         360        263,804.07          1
1


    8504 BELLS RIDGE TERRACE           7.500          1,845.93         80
                                       7.250          1,845.93      330,000.00
    POTOMAC          MD   20854          2            10/27/97         00
    0009155995                           05           12/01/97          0
    0009155995                           O            11/01/27
    0


    1659810          J95/J95             F          480,000.00         ZZ
                                         360        479,337.17          1
    13675 ROSSMERE COURT               7.875          3,480.33         57
                                       7.625          3,480.33      853,000.00
    SARATOGA         CA   95070          5            09/05/97         00
    0004872958                           05           11/01/97          0
    0004872958                           O            10/01/27
    0


    1659811          J95/J95             F          287,600.00         ZZ
                                         360        287,397.02          1
    21502 MIDCREST DRIVE               7.750          2,060.40         80
                                       7.500          2,060.40      359,500.00
    LAKE FOREST      CA   92630          1            10/23/97         00
    0012087862                           03           12/01/97          0
    0012087862                           O            11/01/27
    0


    1659812          J95/J95             F          503,000.00         ZZ
                                         360        502,626.70          1
    3021 BURNING TREE LANE             7.500          3,517.05         78
                                       7.250          3,517.05      650,000.00
    CINCINNATI       OH   45237          2            10/27/97         00
    0009153289                           05           12/01/97          0
    0009153289                           O            11/01/27
    0


    1659813          J95/J95             F          350,000.00         ZZ
                                         360        349,746.68          1
    332 ALDERWOOD DRIVE                7.625          2,477.28         72
                                       7.375          2,477.28      491,042.00
    GAITHERSBURG     MD   20878          1            10/28/97         00
    0009164054                           05           12/01/97          0
    0009164054                           O            11/01/27
    0


    1659814          J95/J95             F          231,750.00         ZZ
                                         360        231,445.77          1
    430 KNOLLCREST AVENUE              8.125          1,720.74         80
                                       7.875          1,720.74      289,688.00
    SAN JOSE         CA   95138          1            09/25/97         00
    0004829560                           03           11/01/97          0
1


    0004829560                           O            10/01/27
    0


    1659815          J95/J95             F          342,300.00         ZZ
                                         360        342,052.25          1
    7011 ORCHARD HILL COURT            7.625          2,422.78         77
                                       7.375          2,422.78      450,000.00
    COLLEYVILLE      TX   76034          2            10/24/97         00
    0012106126                           03           12/01/97          0
    0012106126                           O            11/01/27
    0


    1659816          J95/J95             F          199,600.00         ZZ
                                         360        199,324.37          1
    1740 QUAIL HOLLOW ROAD             7.875          1,447.24         80
                                       7.625          1,447.24      249,500.00
    BEN LOMOND       CA   95005          1            09/22/97         00
    004880357                            05           11/01/97          0
    004880357                            O            10/01/27
    0


    1659817          J95/J95             F          289,300.00         ZZ
                                         360        289,105.89          1
    142 SUSSEX COURT                   8.000          2,122.78         77
                                       7.750          2,122.78      377,000.00
    SAN RAMON        CA   94583          1            10/03/97         00
    0004874954                           03           12/01/97          0
    0004874954                           O            11/01/27
    0


    1659818          J95/J95             F          167,900.00         ZZ
                                         360        167,778.47          1
    5511 TOBEGO COURT                  7.625          1,188.39         80
                                       7.375          1,188.39      209,900.00
    BURKE            VA   22032          1            10/29/97         00
    0007621949                           03           12/01/97          0
    0007621949                           O            11/01/27
    0


    1659819          J95/J95             F          321,700.00         ZZ
                                         360        321,472.95          1
    20349 VIA PALAMOS                  7.750          2,304.70         61
                                       7.500          2,304.70      530,000.00
    CUPERTINO        CA   95014          2            10/21/97         00
    7650641                              03           12/01/97          0
    7650641                              O            11/01/27
    0


1


    1659820          J95/J95             F          270,000.00         ZZ
                                         360        269,809.44          1
    2605 SOUTH EATON PLACE             7.750          1,934.31         90
                                       7.500          1,934.31      300,000.00
    LAKEWOOD         CO   80227          1            10/23/97         04
    0012099479                           05           12/01/97         25
    0012099479                           O            11/01/27
    0


    1659821          J95/J95             F          232,000.00         T
                                         360        231,832.08          1
    9019 HIGH BANKS DRIVE              7.625          1,642.09         80
                                       7.375          1,642.09      290,000.00
    EASTON           MD   21601          1            10/30/97         00
    9082587                              05           12/01/97          0
    9082587                              O            11/01/27
    0


    1659822          J95/J95             F          286,800.00         ZZ
                                         360        286,570.65          1
    11951 GREY SQUIRREL LANE           7.125          1,932.23         80
                                       6.875          1,932.23      358,500.00
    RESTON           VA   20194          1            10/29/97         00
    0009160177                           03           12/01/97          0
    0009160177                           O            11/01/27
    0


    1659823          J95/J95             F          155,200.00         ZZ
                                         360        155,090.46          1
    16052 VIA HARRIET                  7.750          1,111.87         80
                                       7.500          1,111.87      194,000.00
    SAN LORENZO      CA   94580          1            10/09/97         00
    12114369                             03           12/01/97          0
    12114369                             O            11/01/27
    0


    1659824          J95/J95             F          224,000.00         ZZ
                                         360        223,833.75          1
    2112 BAKERS MILL ROAD              7.500          1,566.25         57
                                       7.250          1,566.25      394,000.00
    DACULA           GA   30019          1            10/24/97         00
    0010028108                           03           12/01/97          0
    0010028108                           O            11/01/27
    0


    1659825          J95/J95             F          447,600.00         ZZ
                                         360        447,284.08          1
    28485 GRANVILLE LANE               7.750          3,206.67         68
                                       7.500          3,206.67      660,000.00
1


    TRAPPE           MD   21673          2            10/24/97         00
    9155888                              05           12/01/97          0
    9155888                              O            11/01/27
    0


    1659826          J95/J95             F          251,700.00         ZZ
                                         360        251,526.78          1
    16257 GLEN ALDER COURT             7.875          1,825.00         95
                                       7.625          1,825.00      264,990.00
    LA MIRADA        CA   90638          1            10/10/97         04
    0012128773                           03           12/01/97         30
    0012128773                           O            11/01/27
    0


    1659827          J95/J95             F          497,000.00         ZZ
                                         360        496,380.02          1
    1243 CREEKFORD DRIVE               8.375          3,777.56         70
                                       8.125          3,777.56      710,000.00
    SUGAR LAND       TX   77478          1            09/17/97         00
    4590972                              03           11/01/97          0
    4590972                              O            10/01/27
    0


    1659828          J95/J95             F          215,900.00         ZZ
                                         360        215,751.42          1
    20582 PAISLEY LANE                 7.875          1,565.42         80
                                       7.625          1,565.42      269,900.00
    HUNTINGTON BEAC  CA   92646          1            10/22/97         00
    0012144820                           05           12/01/97          0
    0012144820                           O            11/01/27
    0


    1659829          J95/J95             F          171,200.00         ZZ
                                         360        171,079.17          1
    294 ELMIRA PLACE                   7.750          1,226.50         80
                                       7.500          1,226.50      214,000.00
    ATLANTA          GA   30307          1            10/13/97         00
    12093506                             05           12/01/97          0
    12093506                             O            11/01/27
    0


    1659830          J95/J95             F          270,000.00         ZZ
                                         360        269,818.83          1
    1538 SLEEPY HOLLOW LANE            8.000          1,981.17         78
                                       7.750          1,981.17      350,000.00
    WEST CHESTER     PA   19380          2            10/21/97         00
    0009148669                           05           12/01/97          0
    0009148669                           O            11/01/27
    0
1




    1659831          J95/J95             F          260,000.00         ZZ
                                         360        259,807.04          1
    4410 PARK BROOKE TRACE             7.500          1,817.96         79
                                       7.250          1,817.96      332,772.00
    ALPHARETTA       GA   30005          1            10/13/97         00
    3842820                              03           12/01/97          0
    3842820                              O            11/01/27
    0


    1659832          J95/J95             F          300,000.00         ZZ
                                         360        299,793.54          1
    25225 NORTH 46TH DRIVE             7.875          2,175.21         75
                                       7.625          2,175.21      400,000.00
    GLENDALE         AZ   85310          5            10/06/97         00
    004846846                            03           12/01/97          0
    004846846                            O            11/01/27
    0


    1659833          J95/J95             F          232,000.00         ZZ
                                         360        231,836.25          1
    4116 N CHREY LANE                  7.750          1,662.08         85
                                       7.500          1,662.08      273,000.00
    BREMERTON        WA   98312          1            10/15/97         10
    7314412                              05           12/01/97         12
    7314412                              O            11/01/27
    0


    1659834          J95/J95             F          286,250.00         ZZ
                                         360        286,032.18          1
    6185 ROSO STREET                   7.375          1,977.06         95
                                       7.125          1,977.06      301,335.00
    SPRINGFIELD      VA   22150          1            10/24/97         10
    0009077546                           03           12/01/97         30
    0009077546                           O            11/01/27
    0


    1659835          J95/J95             F          167,950.00         ZZ
                                         360        167,834.42          1
    1786 DIAMOND SPRINGS LANE          7.875          1,217.75         80
                                       7.625          1,217.75      209,950.00
    BRENTWOOD        CA   94513          1            10/08/97         00
    0012021291                           05           12/01/97          0
    0012021291                           O            11/01/27
    0


    1659836          J95/J95             F          255,000.00         ZZ
                                         360        254,801.08          1
1


    5875 NORTH GOLDEN EAGLE DRIVE      7.250          1,739.55         80
                                       7.000          1,739.55      318,750.00
    TUCSON           AZ   85750          1            10/22/97         00
    7644933                              03           12/01/97          0
    7644933                              O            11/01/27
    0


    1659837          J95/J95             F          271,100.00         ZZ
                                         360        270,903.78          1
    443 KNOLLCREST AVENUE              7.625          1,918.83         90
                                       7.375          1,918.83      301,232.00
    SAN JOSE         CA   95138          1            10/09/97         04
    0004875357                           03           12/01/97         25
    0004875357                           O            11/01/27
    0


    1659838          J95/J95             F          247,700.00         ZZ
                                         360        247,537.97          1
    3501 OAKLEAF LANE                  8.125          1,839.17         80
                                       7.875          1,839.17      309,657.00
    RICHARDSON       TX   75082          1            10/23/97         00
    0012082111                           05           12/01/97          0
    0012082111                           O            11/01/27
    0


    1659839          J95/J95             F          384,000.00         ZZ
                                         360        383,735.73          1
    8 FERN WAY                         7.875          2,784.27         80
                                       7.625          2,784.27      480,000.00
    ORINDA           CA   94563          1            10/22/97         00
    0007662083                           05           12/01/97          0
    0007662083                           O            11/01/27
    0


    1659840          J95/J95             F          231,300.00         ZZ
                                         360        231,128.35          1
    1 WESTWIDGE COURT                  7.500          1,617.28         95
                                       7.250          1,617.28      243,500.00
    GREENSBORO       NC   27410          1            10/30/97         04
    0004823027                           05           12/01/97         30
    0004823027                           O            11/01/27
    0


    1659855          J95/J95             F          284,000.00         ZZ
                                         360        283,794.44          1
    2924 HAWTHORNE ROAD                7.625          2,010.14         68
                                       7.375          2,010.14      420,000.00
    TAMPA            FL   33611          2            10/15/97         00
    0007629439                           05           12/01/97          0
1


    0007629439                           O            11/01/27
    0


    1659856          J95/J95             F          226,000.00         ZZ
                                         360        225,828.03          1
    1161 DEWING LANE                   7.375          1,560.93         87
                                       7.125          1,560.93      260,000.00
    WALNUT CREEK     CA   94595          2            10/22/97         10
    0007650229                           05           12/01/97         25
    0007650229                           O            11/01/27
    0


    1659857          J95/J95             F          237,000.00         ZZ
                                         360        236,844.97          1
    2 GOOSE LANE                       8.125          1,759.72         79
                                       7.875          1,759.72      300,000.00
    MANSFIELD        MA   02048          2            10/24/97         00
    0007620214                           05           12/01/97          0
    0007620214                           O            11/01/27
    0


    1659860          J95/J95             F          111,200.00         ZZ
                                         360        111,121.52          1
    356 HOME PARK AVENUE               7.750            796.65         80
                                       7.500            796.65      139,000.00
    ATLANTA          GA   30318          1            10/20/97         00
    12093274                             05           12/01/97          0
    12093274                             O            11/01/27
    0


    1659862          J95/J95             F          230,500.00         ZZ
                                         360        230,337.32          1
    100 MEDFORD PLACE                  7.750          1,651.33         60
                                       7.500          1,651.33      390,000.00
    FRANKLIN         TN   37064          2            10/22/97         00
    0005892641                           03           12/01/97          0
    0005892641                           O            11/01/27
    0


    1659864          J95/J95             F          156,000.00         ZZ
                                         360        155,897.95          1
    144 DODGE COURT                    8.125          1,158.30         80
                                       7.875          1,158.30      195,000.00
    NAPA             CA   94558          5            10/01/97         00
    0004780524                           05           12/01/97          0
    0004780524                           O            11/01/27
    0


1


    1659866          J95/J95             F          292,200.00         ZZ
                                         360        291,993.76          1
    4816 ASHFORD LANE                  7.750          2,093.36         80
                                       7.500          2,093.36      365,300.00
    DUNWOODY         GA   30338          1            10/23/97         00
    12093969                             03           12/01/97          0
    12093969                             O            11/01/27
    0


    1659867          J95/J95             F          360,000.00         ZZ
                                         360        359,477.20          1
    4600 TROUT GULCH ROAD              7.625          2,548.06         80
                                       7.375          2,548.06      450,000.00
    APTOS            CA   95003          1            09/19/97         00
    0012021168                           05           11/01/97          0
    0012021168                           O            10/01/27
    0


    1659870          J95/J95             F          442,000.00         ZZ
                                         360        441,680.09          1
    3614 BAYVIEW ROAD                  7.625          3,128.45         80
                                       7.375          3,128.45      555,000.00
    COCONUT GROVE    FL   33133          5            10/21/97         00
    10028686                             05           12/01/97          0
    10028686                             O            11/01/27
    0


    1659871          J95/J95             F          232,750.00         ZZ
                                         360        232,593.83          1
    7638 HARBOR VIEW WAY NORTH         8.000          1,707.84         95
                                       7.750          1,707.84      245,000.00
    SEMINOLE         FL   33776          1            10/30/97         04
    0004911319                           05           12/01/97         30
    0004911319                           O            11/01/27
    0


    1659874          J95/J95             F          291,200.00         ZZ
                                         360        290,989.23          1
    1811 BLAIR BOULEVARD               7.625          2,061.10         80
                                       7.375          2,061.10      364,500.00
    NASHVILLE        TN   37212          1            10/28/97         00
    0003197639                           05           12/01/97          0
    0003197639                           O            11/01/27
    0


    1659879          J95/J95             F          393,750.00         ZZ
                                         360        393,450.38          1
    23637 SOUTHEAST 18TH STREET        7.375          2,719.54         75
                                       7.125          2,719.54      525,000.00
1


    ISSAQUAH         WA   98029          5            10/10/97         00
    7623598                              03           12/01/97          0
    7623598                              O            11/01/27
    0


    1659882          J95/J95             F          246,000.00         ZZ
                                         360        245,834.93          1
    4730 MINOR CIRCLE                  8.000          1,805.07         90
                                       7.750          1,805.07      275,000.00
    ALEXANDRIA       VA   22312          2            10/27/97         12
    0009160961                           09           12/01/97         25
    0009160961                           O            11/01/27
    0


    1659883          J95/J95             F          316,000.00         ZZ
                                         360        315,787.97          1
    3540 BERRY DRIVE                   8.000          2,318.70         78
                                       7.750          2,318.70      410,000.00
    LOS ANGELES      CA   91604          2            10/09/97         00
    0012083655                           05           12/01/97          0
    0012083655                           O            11/01/27
    0


    1659884          J95/J95             F          280,000.00         ZZ
                                         360        279,613.36          1
    295 SAN BENANCIO ROAD              7.875          2,030.19         80
                                       7.625          2,030.19      350,000.00
    SALINAS          CA   93908          1            09/10/97         00
    0012017737                           05           11/01/97          0
    0012017737                           O            10/01/27
    0


    1659886          J95/J95             F          305,000.00         ZZ
                                         360        304,779.24          1
    12417 CABOT MANOR CICRLE           7.625          2,158.78         72
                                       7.375          2,158.78      425,000.00
    CREVE COEUR      MO   63141          2            10/21/97         00
    7634488                              03           12/01/97          0
    7634488                              O            11/01/27
    0


    1659887          J95/J95             F          244,000.00         ZZ
                                         360        243,818.92          1
    1423 POST AVENUE                   7.500          1,706.08         80
                                       7.250          1,706.08      305,000.00
    TORRANCE         CA   90501          2            10/21/97         00
    0012145801                           05           12/01/97          0
    0012145801                           O            11/01/27
    0
1




    1659890          J95/J95             F          260,000.00         ZZ
                                         360        259,649.92          1
    933 WINDSOR HILLS CIRCLE           8.000          1,907.79         80
                                       7.750          1,907.79      325,000.00
    SAN JOSE         CA   95123          1            09/25/97         00
    0004881173                           03           11/01/97          0
    0004881173                           O            10/01/27
    0


    1659893          J95/J95             F          256,500.00         ZZ
                                         360        256,314.35          1
    10406 BUNCH BERRY LANE             7.625          1,815.49         90
                                       7.375          1,815.49      286,300.00
    UPPER MARLBORO   MD   20772          2            10/24/97         10
    0012104758                           03           12/01/97         25
    0012104758                           O            11/01/27
    0


    1659894          J95/J95             F          283,050.00         ZZ
                                         360        282,855.21          1
    517 MT DAVIDSON COURT              7.875          2,052.31         90
                                       7.625          2,052.31      314,500.00
    CLAYTON          CA   94517          1            10/01/97         12
    4879235                              03           12/01/97         30
    4879235                              O            11/01/27
    0


    1659898          J95/J95             F          221,950.00         ZZ
                                         360        221,793.35          1
    413 KNOLLCREST AVENUE              7.750          1,590.08         80
                                       7.500          1,590.08      277,445.00
    SAN JOSE         CA   95138          5            10/06/97         00
    4831038                              03           12/01/97          0
    4831038                              O            11/01/27
    0


    1659903          J95/J95             F          235,000.00         ZZ
                                         360        234,825.59          1
    21840 MARIGOT DRIVE                7.500          1,643.16         62
                                       7.250          1,643.16      385,000.00
    BOCA RATON       FL   33428          1            10/23/97         00
    3890993                              03           12/01/97          0
    3890993                              O            11/01/27
    0


    1659904          J95/J95             F          293,400.00         ZZ
                                         360        293,182.25          1
1


    11716 MAYFAIR FIELD DRIVE          7.500          2,051.50         74
                                       7.250          2,051.50      400,000.00
    TIMONIUM         MD   21093          2            10/23/97         00
    9141631                              05           12/01/97          0
    9141631                              O            11/01/27
    0


    1659914          J95/J95             F          216,000.00         ZZ
                                         360        215,839.69          1
    11715 ORANGE BLOSSOM COURT         7.500          1,510.31         80
                                       7.250          1,510.31      270,672.00
    SMITHBURG        MD   21783          1            10/27/97         00
    9142449                              05           12/01/97          0
    9142449                              O            11/01/27
    0


    1659915          601/G01             F          280,000.00         ZZ
                                         360        279,802.37          1
    3340 LAMORELLE LANE                7.750          2,005.96         80
                                       7.500          2,005.96      350,000.00
    VIRGINIA BEACH   VA   23452          1            10/31/97         00
    0430500504                           05           12/01/97          0
    1182240                              O            11/01/27
    0


    1659916          601/G01             F          256,000.00         ZZ
                                         360        255,836.76          1
    8581 GARFIELD AVENUE               8.250          1,923.24         73
                                       8.000          1,923.24      355,000.00
    FOUNTAIN VALLEY  CA   92708          2            10/15/97         00
    0430500496                           05           12/01/97          0
    LAG10565                             O            11/01/27
    0


    1659917          601/G01             F          535,200.00         ZZ
                                         360        535,200.00          1
    15681 CALIFORNIA STREET            7.625          3,788.11         80
                                       7.375          3,788.11      669,000.00
    OMAHA            NE   68118          1            11/03/97         00
    0430498386                           03           01/01/98          0
    1339257131                           O            12/01/27
    0


    1659918          J95/J95             F          255,000.00         ZZ
                                         360        254,810.75          1
    LOT 4 BASFORD ROAD                 7.500          1,783.00         87
                                       7.250          1,783.00      294,901.00
    FREDERICK        MD   21701          1            10/30/97         10
    9045857                              05           12/01/97         25
1


    9045857                              O            11/01/27
    0


    1659919          601/G01             F          256,000.00         ZZ
                                         360        255,823.82          1
    1490 CARMEL DRIVE                  7.875          1,856.18         75
                                       7.625          1,856.18      342,000.00
    SAN JOSE         CA   95125          5            10/15/97         00
    0430500488                           05           12/01/97          0
    1182496                              O            11/01/27
    0


    1659922          601/G01             F          347,200.00         ZZ
                                         360        347,200.00          1
    10 GREENBRIAR LANE                 7.750          2,487.39         80
                                       7.500          2,487.39      434,000.00
    BOROUGH OF MONT  NJ   07645          1            11/06/97         00
    0430500546                           05           01/01/98          0
    970589                               O            12/01/27
    0


    1659923          J95/J95             F          244,400.00         ZZ
                                         360        244,079.18          1
    1252 BIRD AVENUE                   8.125          1,814.66         80
                                       7.875          1,814.66      305,500.00
    SAN JOSE         CA   95125          1            09/23/97         00
    12021002                             05           11/01/97          0
    12021002                             O            10/01/27
    0


    1659924          601/G01             F          562,125.00         ZZ
                                         360        561,718.15          1
    2481 DEVONPORT LANE                7.625          3,978.69         75
                                       7.375          3,978.69      749,500.00
    LOS ANGELES      CA   90077          1            10/27/97         00
    0430500470                           03           12/01/97          0
    1185973                              O            11/01/27
    0


    1659927          J95/J95             F          280,000.00         ZZ
                                         360        279,776.09          1
    9601 MOURNING DOVE COVE            7.125          1,886.41         75
                                       6.875          1,886.41      375,000.00
    GERMANTOWN       TN   38139          2            10/10/97         00
    5925920                              05           12/01/97          0
    5925920                              O            11/01/27
    0


1


    1659928          601/G01             F          264,716.00         ZZ
                                         360        264,716.00          1
    10459 SPYGLASS DR                  7.750          1,896.46         80
                                       7.500          1,896.46      330,895.00
    EDEN PRAIRIE     MN   55347          1            11/17/97         00
    0430500520                           03           01/01/98          0
    20073284                             O            12/01/27
    0


    1659930          J95/J95             F          224,900.00         ZZ
                                         360        224,741.27          1
    453 WILLOWBROOK DRIVE              7.750          1,611.21         90
                                       7.500          1,611.21      249,900.00
    SMYRNA           GA   30082          1            10/27/97         14
    12093753                             05           12/01/97         25
    12093753                             O            11/01/27
    0


    1659932          601/G01             F          339,120.00         ZZ
                                         360        339,120.00          1
    29992 RAINBOW HILL ROAD            7.750          2,429.50         90
                                       7.500          2,429.50      376,800.00
    GOLDEN           CO   80401          1            11/13/97         10
    0430500512                           05           01/01/98         25
    8769200                              O            12/01/27
    0


    1659937          K08/G01             F          255,900.00         ZZ
                                         360        255,900.00          1
    20 LOIS LANE                       7.625          1,811.24         80
                                       7.375          1,811.24      319,900.00
    SAN FRANCISCO    CA   94116          1            11/10/97         00
    0410595540                           05           01/01/98          0
    410595540                            O            12/01/27
    0


    1659944          K08/G01             F          552,000.00         ZZ
                                         360        552,000.00          1
    484 EAST SACRAMENTO STREET         7.750          3,954.60         80
                                       7.500          3,954.60      690,000.00
    ALTADENA AREA    CA   91001          1            11/07/97         00
    0410608558                           05           01/01/98          0
    410608558                            O            12/01/27
    0


    1659946          K08/G01             F          164,250.00         ZZ
                                         360        164,250.00          1
    1031 ELDER STREET                  8.625          1,277.52         75
                                       8.375          1,277.52      219,000.00
1


    OXNARD           CA   93030          2            10/31/97         00
    0410526040                           05           01/01/98          0
    410526040                            O            12/01/27
    0


    1659952          696/G01             F          236,000.00         ZZ
                                         360        236,000.00          1
    1612 CRITTENDEN STREET NW          7.875          1,711.16         80
                                       7.625          1,711.16      295,000.00
    WASHINGTON       DC   20011          2            11/13/97         00
    0430501361                           05           01/01/98          0
    3265764                              O            12/01/27
    0


    1659985          K08/G01             F          327,900.00         ZZ
                                         360        327,690.91          1
    135 STEPHEN LANE                   8.250          2,463.40         80
                                       8.000          2,463.40      409,993.00
    MAHWAH           NJ   07430          1            10/30/97         00
    0410580237                           05           12/01/97          0
    410580237                            O            11/01/27
    0


    1659987          K08/G01             F          204,000.00         ZZ
                                         360        204,000.00          1
    131 12TH STREET NE                 7.500          1,426.40         80
                                       7.250          1,426.40      255,000.00
    WASHINGTON       DC   20002          1            11/10/97         00
    0410610554                           07           01/01/98          0
    410610554                            O            12/01/27
    0


    1659990          E22/G01             F          360,000.00         ZZ
                                         360        360,000.00          1
    31 STONE GATE NORTH                8.500          2,768.09         80
                                       8.250          2,768.09      450,000.00
    LONGWOOD         FL   32779          1            11/12/97         00
    0410553721                           03           01/01/98          0
    410553721                            O            12/01/27
    0


    1659993          K08/G01             F          103,350.00         ZZ
                                         360        103,350.00          1
    12918 MONTBATTEN COURT             8.375            785.53         65
                                       8.125            785.53      159,000.00
    STERLING HEIGHT  MI   48313          5            11/07/97         00
    0410600944                           05           01/01/98          0
    410600944                            O            12/01/27
    0
1




    1659995          E22/G01             F          442,500.00         ZZ
                                         360        442,500.00          1
    5101 MARBLE FALLS LANE             7.500          3,094.02         75
                                       7.250          3,094.02      590,000.00
    PLANO            TX   75093          2            11/07/97         00
    0410599773                           03           01/01/98          0
    410599773                            O            12/01/27
    0


    1659996          K08/G01             F          218,800.00         ZZ
                                         360        218,800.00          1
    3219 ARMSTRONG AVE                 7.750          1,567.51         80
                                       7.500          1,567.51      273,500.00
    DALLAS           TX   75205          1            11/10/97         00
    0410605885                           01           01/01/98          0
    410605885                            O            12/01/27
    0


    1659997          K08/G01             F          100,000.00         ZZ
                                         360        100,000.00          1
    3385 SAWGRASS COURT                8.375            760.07         53
                                       8.125            760.07      190,000.00
    ROCHESTER HILLS  MI   48309          2            11/06/97         00
    0410609564                           01           01/01/98          0
    410609564                            O            12/01/27
    0


    1660050          455/G01             F          437,800.00         ZZ
                                         360        437,800.00          1
    603 EAGLE CREEK POINT              7.625          3,098.73         60
                                       7.375          3,098.73      736,000.00
    DULUTH           GA   30155          2            11/03/97         00
    0430503144                           03           01/01/98          0
    57184                                O            12/01/27
    0


    1660062          593/593             F          268,000.00         ZZ
                                         360        267,620.46          1
    8655 SOUTH WILLOW GREEN CIR        7.750          1,919.99         70
                                       7.500          1,919.99      385,000.00
    SANDY            UT   84093          2            09/25/97         00
    6181226                              05           11/01/97          0
    6181226                              O            10/01/27
    0


    1660065          J99/G01             F          266,000.00         ZZ
                                         360        266,000.00          1
1


    112 SOLANO AVE                     7.375          1,837.20         80
                                       7.125          1,837.20      332,500.00
    LA SELVA BEACH   CA   95076          1            11/10/97         00
    0430504118                           05           01/01/98          0
    94158                                O            12/01/27
    0


    1660067          696/G01             F          975,000.00         ZZ
                                         360        975,000.00          1
    18317 MUNCASTER ROAD               7.875          7,069.43         63
                                       7.625          7,069.43    1,550,000.00
    DERWOOD          MD   20855          2            11/14/97         00
    0430501338                           05           01/01/98          0
    6011084                              O            12/01/27
    0


    1660070          696/G01             F          363,200.00         ZZ
                                         360        363,200.00          1
    16522 HARBOUR TOWN DRIVE           8.375          2,760.58         80
                                       8.125          2,760.58      454,000.00
    SILVER SPRINGS   MD   20905          1            11/18/97         00
    0430501312                           03           01/01/98          0
    3195812                              O            12/01/27
    0


    1660071          966/G01             F          770,000.00         ZZ
                                         360        769,428.55          1
    3840 MARGUETTE STREET              7.500          5,383.95         70
                                       7.250          5,383.95    1,100,000.00
    DALLAS           TX   75225          2            10/08/97         00
    0430494807                           05           12/01/97          0
    456131790                            O            11/01/27
    0


    1660072          765/G01             F          123,750.00         ZZ
                                         360        123,750.00          1
    1101 BOSTONIA STREET               8.250            929.70         75
                                       8.000            929.70      165,000.00
    EL CAJON         CA   92021          2            11/03/97         00
    0430517391                           05           01/01/98          0
    141368                               O            12/01/27
    0


    1660073          765/G01             F          164,000.00         ZZ
                                         360        164,000.00          1
    134 NORTH REDROCK STREET           7.875          1,189.12         80
                                       7.625          1,189.12      205,000.00
    ANAHEIM          CA   92807          2            11/05/97         00
    0430517334                           05           01/01/98          0
1


    327443                               O            12/01/27
    0


    1660075          765/G01             F          105,000.00         ZZ
                                         360        105,000.00          1
    1029 SOUTH NEVADA STREET           7.750            752.24         75
                                       7.500            752.24      140,000.00
    OCEANSIDE        CA   92054          1            11/04/97         00
    0430506386                           05           01/01/98          0
    141472                               O            12/01/27
    0


    1660077          765/G01             F          214,650.00         ZZ
                                         360        214,650.00          1
    5034 CARMEL CENTER ROAD            7.750          1,537.78         51
                                       7.500          1,537.78      425,000.00
    SAN DIEGO        CA   92130          1            11/10/97         00
    0430506469                           03           01/01/98          0
    141454                               O            12/01/27
    0


    1660084          776/G01             F          129,500.00         ZZ
                                         360        129,413.10          1
    28902 RAINTREE LANE                8.000            950.23         70
                                       7.750            950.23      185,000.00
    SAUGUS           CA   91350          1            10/20/97         00
    0430500736                           05           12/01/97          0
    2326163                              O            11/01/27
    0


    1660087          776/G01             F           74,000.00         ZZ
                                         360         73,950.34          1
    1314 WHITNEY LANE                  8.000            542.99         80
                                       7.750            542.99       92,500.00
    ROLLA            MO   65401          1            10/28/97         00
    0430497990                           05           12/01/97          0
    2303931                              O            11/01/27
    0


    1660091          765/G01             F          233,250.00         ZZ
                                         360        233,250.00          1
    6051 BARBADOS AVENUE               7.875          1,691.23         75
                                       7.625          1,691.23      311,000.00
    CYPRESS          CA   90630          1            11/10/97         00
    0430501593                           05           01/01/98          0
    327716                               O            12/01/27
    0


1


    1660093          195/G01             F          280,000.00         ZZ
                                         360        280,000.00          1
    2412 GOODLUCK ROAD                 7.875          2,030.20         56
                                       7.625          2,030.20      500,000.00
    MAIDENS          VA   23102          2            11/14/97         00
    0430502773                           05           01/01/98          0
    55362                                O            12/01/27
    0


    1660103          830/830             F          282,750.00         ZZ
                                         360        282,565.04          1
    7245 BOYD LANE                     8.125          2,099.41         80
                                       7.875          2,099.41      355,000.00
    LAS VEGAS        NV   89131          2            10/30/97         00
    532963                               05           12/01/97          0
    532963                               O            11/01/27
    0


    1660122          317/G01             F          217,850.00         ZZ
                                         360        217,688.32          1
    21861 UNBRIDLED AVENUE             7.500          1,523.24         90
                                       7.250          1,523.24      242,062.00
    PARKER           CO   80134          1            10/16/97         01
    0430502831                           03           12/01/97         25
    253723                               O            11/01/27
    0


    1660154          664/G01             F          628,000.00         ZZ
                                         360        627,578.62          1
    160 NORTH THURSTON AVENUE          8.000          4,608.05         80
                                       7.750          4,608.05      785,000.00
    LOS ANGELES      CA   90049          2            10/24/97         00
    0430504639                           05           12/01/97          0
    2389179                              O            11/01/27
    0


    1660158          B37/G01             F          214,600.00         ZZ
                                         360        214,600.00          1
    4513 TUSCANY DRIVE                 7.500          1,500.51         74
                                       7.250          1,500.51      292,000.00
    PLANO            TX   75093          1            11/19/97         00
    0430505149                           03           01/01/98          0
    237526                               O            12/01/27
    0


    1660170          B37/G01             F          154,000.00         ZZ
                                         360        154,000.00          1
    12 ROYAL OAKS BLVD                 7.750          1,103.27         80
                                       7.500          1,103.27      193,000.00
1


    HICKORY CREEK    TX   75065          1            11/14/97         00
    0430500694                           05           01/01/98          0
    237238                               O            12/01/27
    0


    1660185          A52/G01             F           30,000.00         ZZ
                                         360         30,000.00          1
    100 WOODROW STREET                 7.625            212.34         86
                                       7.375            212.34       35,000.00
    CALHOUN          GA   30701          1            11/19/97         04
    0430496745                           05           01/01/98         25
    236620                               O            12/01/27
    0


    1660192          685/G01             F          288,900.00         ZZ
                                         360        288,900.00          1
    26129 NORTH TWAIN PLACE            7.625          2,044.82         80
                                       7.375          2,044.82      361,157.00
    STEVENSON RANCH  CA   91381          1            11/10/97         00
    0430497628                           03           01/01/98          0
    109370                               O            12/01/27
    0


    1660209          253/253             F          139,200.00         ZZ
                                         360        139,200.00          1
    431 SPANISH MOSS CT                7.375            961.42         80
                                       7.125            961.42      174,000.00
    COPPELL          TX   75019          1            11/17/97         00
    903481                               05           01/01/98          0
    903481                               O            12/01/27
    0


    1660236          181/181             F          225,000.00         ZZ
                                         360        225,000.00          1
    8307 KINGS RIDGE COURT             8.000          1,650.97         75
                                       7.750          1,650.97      300,000.00
    SPRINGFIELD      VA   22153          5            10/29/97         00
    57254775                             03           01/01/98          0
    57254775                             O            12/01/27
    0


    1660251          K08/G01             F          192,000.00         ZZ
                                         360        192,000.00          1
    298 DONDERO WAY                    7.625          1,358.96         80
                                       7.375          1,358.96      240,000.00
    SAN JOSE         CA   95119          1            11/03/97         00
    0410583504                           03           01/01/98          0
    410583504                            O            12/01/27
    0
1




    1660304          225/225             F          305,000.00         ZZ
                                         360        304,790.09          1
    18 RIVERSHORE COURT                7.875          2,211.47         90
                                       7.625          2,211.47      340,000.00
    SACRAMENTO       CA   95831          1            10/21/97         14
    8071457                              05           12/01/97         25
    8071457                              O            11/01/27
    0


    1660312          480/G01             F          191,200.00         ZZ
                                         360        191,061.62          1
    6213 N. 12TH STREET                7.625          1,353.30         80
                                       7.375          1,353.30      239,000.00
    ARLINGTON        VA   22205          1            10/31/97         00
    0430503854                           05           12/01/97          0
    2089498                              O            11/01/27
    0


    1660317          811/G01             F          252,000.00         ZZ
                                         360        252,000.00          1
    1224 GLENWOOD AVENUE               8.125          1,871.10         80
                                       7.875          1,871.10      315,000.00
    SAN JOSE         CA   95125          1            10/10/97         00
    0430504035                           05           01/01/98          0
    16978                                O            12/01/27
    0


    1660335          225/225             F          156,000.00         ZZ
                                         360        155,900.52          1
    3936 HEIGHTS COURT                 8.250          1,171.98         70
                                       8.000          1,171.98      224,000.00
    CAMERON PARK     CA   95682          1            10/22/97         00
    8071186                              05           12/01/97          0
    8071186                              O            11/01/27
    0


    1660338          811/G01             F          214,600.00         ZZ
                                         360        214,600.00          1
    134 WEST RINCON AVENUE #G          8.125          1,593.40         94
                                       7.875          1,593.40      229,000.00
    CAMPBELL         CA   95008          1            11/07/97         11
    0430503839                           01           01/01/98         30
    LP00111                              O            12/01/27
    0


    1660340          686/686             F          130,000.00         ZZ
                                         360        129,916.67          1
1


    10      CHASE DRIVE                8.225            974.37         55
                                       7.975            974.37      240,000.00
    SHARON           MA   02067          5            10/23/97         00
    818386807                            05           12/01/97          0
    818386807                            O            11/01/27
    0


    1660341          686/686             F          337,500.00         ZZ
                                         360        337,279.23          1
    12325 NORTH 100TH PLACE            8.125          2,505.93         70
                                       7.875          2,505.93      488,000.00
    SCOTTSDALE       AZ   85260          1            10/20/97         00
    818498214                            05           12/01/97          0
    818498214                            O            11/01/27
    0


    1660342          686/686             F           89,600.00         ZZ
                                         360         89,541.39          1
    1005  WEST WASHINGTON #2B          8.125            665.28         80
                                       7.875            665.28      112,000.00
    OAK PARK         IL   60302          5            10/24/97         00
    818552754                            01           12/01/97          0
    818552754                            O            11/01/27
    0


    1660343          686/686             F          158,000.00         ZZ
                                         360        157,896.64          1
    2219    GLENVIEW ROAD              8.125          1,173.15         59
                                       7.875          1,173.15      270,000.00
    GLENVIEW         IL   60025          5            10/24/97         00
    818638173                            05           12/01/97          0
    818638173                            O            11/01/27
    0


    1660345          686/686             F          108,675.00         ZZ
                                         360        108,603.87          1
    1021    CREW LANE                  8.125            806.91         75
                                       7.875            806.91      144,900.00
    MANAHAWKIN       NJ   08050          1            10/30/97         00
    818519399                            05           12/01/97          0
    818519399                            O            11/01/27
    0


    1660346          686/686             F          157,000.00         ZZ
                                         360        156,894.65          1
    26295   NACCOME DRIVE              8.000          1,152.02         75
                                       7.750          1,152.02      210,000.00
    MISSION VIEJO    CA   92691          2            10/23/97         00
    818588790                            03           12/01/97          0
1


    818588790                            O            11/01/27
    0


    1660347          686/686             F          162,000.00         ZZ
                                         360        161,894.02          1
    113   E AVENIDA SAN GABRIEL        8.125          1,202.85         72
                                       7.875          1,202.85      225,000.00
    SAN CLEMENTE     CA   92672          2            10/23/97         00
    818589616                            05           12/01/97          0
    818589616                            O            11/01/27
    0


    1660350          686/686             F          350,000.00         ZZ
                                         360        349,771.75          1
    18846   CASA BLANCA LANE           8.140          2,602.42         64
                                       7.890          2,602.42      550,000.00
    SARATOGA         CA   95070          5            10/22/97         00
    818537300                            05           12/01/97          0
    818537300                            O            11/01/27
    0


    1660351          686/686             F           80,000.00         ZZ
                                         360         79,930.10          1
    9827    HAMPTON LANE               6.675            514.90         37
                                       6.425            514.90      220,000.00
    FAIRFAX          VA   22030          5            10/27/97         00
    818543183                            05           12/01/97          0
    818543183                            O            11/01/27
    0


    1660352          686/686             F           60,000.00         ZZ
                                         360         59,961.73          1
    5255 NORTH RIVERS EDGE TERR        8.250            450.77         38
    UNIT #212                          8.000            450.77      158,197.00
    CHICAGO          IL   60030          1            10/31/97         00
    818552119                            01           12/01/97          0
    818552119                            O            11/01/27
    0


    1660362          686/686             F          650,000.00         ZZ
                                         360        649,585.51          1
    20402   LITTLE ROCK WAY            8.250          4,883.24         68
                                       8.000          4,883.24      970,000.00
    MALIBU           CA   90265          2            10/29/97         00
    818590846                            03           12/01/97          0
    818590846                            O            11/01/27
    0


1


    1660369          E26/G01             F          165,550.00         ZZ
                                         360        165,550.00          1
    2317 KNOTWEED COURT                8.500          1,272.94         80
                                       8.250          1,272.94      206,995.00
    WALDORF          MD   20603          1            11/14/97         00
    0430503557                           03           01/01/98          0
    42700544                             O            12/01/27
    0


    1660372          E26/G01             F          188,000.00         ZZ
                                         360        188,000.00          1
    3832 BIRCHWOOD ROAD                7.500          1,314.53         80
                                       7.250          1,314.53      235,000.00
    FALLS CHURCH     VA   22041          1            11/14/97         00
    0430503466                           05           01/01/98          0
    44700347                             O            12/01/27
    0


    1660411          736/G01             F          310,000.00         ZZ
                                         360        310,000.00          1
    131 KINROSS DRIVE                  7.500          2,167.56         66
                                       7.250          2,167.56      470,000.00
    SAN RAFAEL       CA   94901          1            11/13/97         00
    0430504225                           05           01/01/98          0
    555553                               O            12/01/27
    0


    1660416          736/G01             F          293,000.00         ZZ
                                         360        293,000.00          1
    3093 MASSACHUSETTS STREET          8.000          2,149.93         80
                                       7.750          2,149.93      367,000.00
    CASTRO VALLEY    CA   94546          2            11/13/97         00
    0430524157                           03           01/01/98          0
    539803                               O            12/01/27
    0


    1660418          E66/E66             F          102,100.00         ZZ
                                         360        102,026.10          1
    LOT 4 ROCKY MOUNTAIN ROAD          7.625            722.66         95
                                       7.375            722.66      107,500.00
    GRANITE FALLS    NC   28630          1            10/31/97         10
    600351910                            05           12/01/97         30
    600351910                            O            11/01/27
    0


    1660421          736/G01             F          278,500.00         ZZ
                                         360        278,500.00          1
    419 SHERMAN CANAL                  7.375          1,923.53         47
                                       7.125          1,923.53      600,000.00
1


    LOS ANGELES      CA   90291          2            11/11/97         00
    0430504233                           05           01/01/98          0
    556148                               O            12/01/27
    0


    1660425          736/G01             F          224,000.00         ZZ
                                         360        224,000.00          1
    13895 STRAWBERRY CIRCLE            8.000          1,643.63         58
                                       7.750          1,643.63      390,000.00
    PENN VALLEY      CA   95946          2            11/07/97         00
    0430504217                           03           01/01/98          0
    540682                               O            12/01/27
    0


    1660434          638/G01             F          228,500.00         ZZ
                                         360        228,350.53          1
    4 CAPRI                            8.125          1,696.61         80
                                       7.875          1,696.61      287,000.00
    FOOTHILL RANCH   CA   92610          2            10/29/97         00
    0430496315                           03           12/01/97          0
    08677654                             O            11/01/27
    0


    1660437          593/593             F          275,000.00         ZZ
                                         360        274,629.71          1
    23435 ELDERBERRY LANE              8.000          2,017.86         80
                                       7.750          2,017.86      345,000.00
    WEST LINN        OR   97068          1            09/17/97         00
    6939003                              05           11/01/97          0
    6939003                              O            10/01/27
    0


    1660442          593/593             F          250,000.00         ZZ
                                         360        249,467.20          1
    1359 EAST BARTON CREEK CIRCLE      7.750          1,791.04         72
                                       7.500          1,791.04      350,000.00
    BOUNTIFUL        UT   84010          1            08/28/97         00
    6460059                              05           10/01/97          0
    6460059                              O            09/01/27
    0


    1660445          593/593             F          295,450.00         ZZ
                                         360        295,241.47          1
    8417 DESERT QUAIL DRIVE            7.750          2,116.64         90
                                       7.500          2,116.64      328,292.00
    LAS VEGAS        NV   89128          1            10/28/97         12
    6967103                              03           12/01/97         25
    6967103                              O            11/01/27
    0
1




    1660448          593/593             F          384,000.00         ZZ
                                         360        383,469.73          1
    2360 EAST ROYAL LANE               7.875          2,784.27         74
                                       7.625          2,784.27      525,000.00
    SANDY            UT   84093          2            09/29/97         00
    6182653                              05           11/01/97          0
    6182653                              O            10/01/27
    0


    1660451          593/593             F          248,000.00         ZZ
                                         360        247,657.52          1
    242 RIVER ROAD                     7.875          1,798.18         80
                                       7.625          1,798.18      310,000.00
    BUHL             ID   83316          5            09/16/97         00
    6210975                              03           11/01/97          0
    6210975                              O            10/01/27
    0


    1660454          356/G01             F          310,000.00         ZZ
                                         360        310,000.00          1
    1051 WISTERIA DRIVE                7.875          2,247.72         78
                                       7.625          2,247.72      400,000.00
    FREMONT          CA   94539          2            10/29/97         00
    0430497560                           05           01/01/98          0
    2443364                              O            12/01/27
    0


    1660456          356/G01             F          183,000.00         ZZ
                                         360        183,000.00          1
    38880 GLENVIEW DRIVE               7.750          1,311.04         75
                                       7.500          1,311.04      245,000.00
    FREMONT          CA   94536          2            10/27/97         00
    0430497636                           05           01/01/98          0
    2441343                              O            12/01/27
    0


    1660462          356/G01             F          485,000.00         ZZ
                                         360        485,000.00          1
    90 LIMA TERRACE                    7.750          3,474.60         75
                                       7.500          3,474.60      650,000.00
    FREMONT          CA   94539          1            10/29/97         00
    0430517417                           05           01/01/98          0
    2443240                              O            12/01/27
    0


    1660464          889/G01             F          177,000.00         ZZ
                                         360        177,000.00          1
1


    11217 DANBURY STREET               8.125          1,314.22         80
                                       7.875          1,314.22      221,250.00
    ARCADIA          CA   91006          1            11/05/97         00
    0430496869                           05           01/01/98          0
    51201710                             O            12/01/27
    0


    1660465          731/G01             F          293,600.00         ZZ
                                         360        293,600.00          1
    5440 ROZIE AVENUE                  7.625          2,078.08         80
                                       7.375          2,078.08      367,000.00
    WOODLAND HILLS   CA   91367          1            11/14/97         00
    0430500025                           05           01/01/98          0
    411715194                            O            12/01/27
    0


    1660466          731/G01             F          227,600.00         ZZ
                                         360        227,600.00          1
    3473 MAPLEWOOD AVENUE              7.625          1,610.94         75
                                       7.375          1,610.94      303,500.00
    LOS ANGELES      CA   90066          1            10/31/97         00
    0430498899                           05           01/01/98          0
    411511439                            O            12/01/27
    0


    1660468          B57/G01             F          512,000.00         ZZ
                                         360        512,000.00          1
    4446 FAIRWAY COURT                 7.875          3,712.36         80
                                       7.625          3,712.36      640,000.00
    THOUSAND OAKS    CA   91362          1            11/10/97         00
    0430499566                           03           01/01/98          0
    9712379                              O            12/01/27
    0


    1660469          686/686             F          800,000.00         ZZ
                                         360        798,838.26          1
    135     CLARK DRIVE                7.625          5,662.36         58
                                       7.375          5,662.36    1,400,000.00
    SAN MATEO        CA   94402          1            08/22/97         00
    818455636                            05           11/01/97          0
    818455636                            O            10/01/27
    0


    1660479          686/686             F          272,500.00         ZZ
                                         360        272,301.77          1
    1414    LAKE WASH BLVD S           7.600          1,924.06         60
                                       7.350          1,924.06      460,000.00
    SEATTLE          WA   98144          2            10/06/97         00
    818303356                            05           12/01/97          0
1


    818303356                            O            11/01/27
    0


    1660480          686/686             F          273,000.00         ZZ
                                         360        272,816.82          1
    8 HIGHVIEW TERRACE                 8.000          2,003.18         74
                                       7.750          2,003.18      373,000.00
    UPPERSADDLE RIV  NJ   07458          1            10/16/97         00
    818415614                            05           12/01/97          0
    818415614                            O            11/01/27
    0


    1660482          686/686             F           40,000.00         ZZ
                                         360         39,873.12          1
    19      GRANDEE OAKS CIRCLE        7.875            290.03         29
                                       7.625            290.03      141,000.00
    BLUFFTON         SC   29910          2            10/10/97         00
    818425795                            05           12/01/97          0
    818425795                            O            11/01/27
    0


    1660483          686/686             F           60,000.00         ZZ
                                         360         59,959.39          1
    26023   MISTY WAY                  8.000            440.26         54
                                       7.750            440.26      112,000.00
    TEGA CAY         SC   29715          1            10/17/97         00
    818426850                            09           12/01/97          0
    818426850                            O            11/01/27
    0


    1660484          686/686             F          114,500.00         ZZ
                                         360        114,415.02          1
    20419 81ST AVENUE SW               7.500            800.61         66
                                       7.250            800.61      173,500.00
    VASHON           WA   98070          1            10/14/97         00
    818483778                            05           12/01/97          0
    818483778                            O            11/01/27
    0


    1660486          686/686             F           62,200.00         ZZ
                                         360         62,155.65          1
    1420    OCEAN WAY #18D             7.700            443.47         57
                                       7.450            443.47      111,000.00
    JUPITER          FL   33477          5            10/15/97         00
    818383119                            09           12/01/97          0
    818383119                            O            11/01/27
    0


1


    1660487          686/686             F          300,000.00         ZZ
                                         360        299,808.70          1
    4038 MONTICELLO DRIVE              8.250          2,253.80         46
                                       8.000          2,253.80      654,000.00
    SUGAR LAND       TX   77479          1            10/15/97         00
    818392961                            03           12/01/97          0
    818392961                            O            11/01/27
    0


    1660488          686/686             F          258,120.00         ZZ
                                         360        257,955.41          1
    1511 COLONY LAKES DRIVE            8.250          1,939.17         75
                                       8.000          1,939.17      344,165.00
    SUGAR LAND       TX   77479          1            10/15/97         00
    818392979                            03           12/01/97          0
    818392979                            O            11/01/27
    0


    1660489          686/686             F          324,000.00         ZZ
                                         360        323,793.39          1
    10 DONNYBROOK DRIVE                8.250          2,434.11         90
                                       8.000          2,434.11      360,000.00
    DEMAREST         NJ   07627          1            10/16/97         10
    818416430                            05           12/01/97         25
    818416430                            O            11/01/27
    0


    1660490          686/686             F          399,000.00         ZZ
                                         360        398,660.00          1
    19943 TURNBERRY DRIVE              8.000          2,927.73         57
                                       7.750          2,927.73      700,000.00
    TARZANA          CA   91356          5            10/01/97         00
    818496390                            05           12/01/97          0
    818496390                            O            11/01/27
    0


    1660491          686/686             F          355,000.00         ZZ
                                         360        354,749.44          1
    25712   RAIN TREE ROAD             7.750          2,543.27         65
                                       7.500          2,543.27      550,000.00
    LAGUNA HILLS     CA   92653          2            10/03/97         00
    818497455                            03           12/01/97          0
    818497455                            O            11/01/27
    0


    1660492          686/686             F           75,000.00         ZZ
                                         360         74,947.06          1
    11507   CORAZON CT                 7.750            537.31         52
                                       7.500            537.31      145,900.00
1


    BOYNTON BCH      FL   33437          1            10/17/97         00
    818517930                            03           12/01/97          0
    818517930                            O            11/01/27
    0


    1660493          686/686             F           65,500.00         ZZ
                                         360         65,453.30          1
    15 KERRY COURT                     7.700            466.99         51
                                       7.450            466.99      130,000.00
    MILFORD          CT   06460          5            10/09/97         00
    818529000                            05           12/01/97          0
    818529000                            O            11/01/27
    0


    1660494          686/686             F           50,000.00         ZZ
                                         360         49,967.29          1
    6364 HODGSON ROAD                  8.125            371.25         54
                                       7.875            371.25       93,000.00
    LINO LAKES       MN   55014          5            10/20/97         00
    818552002                            05           12/01/97          0
    818552002                            O            11/01/27
    0


    1660495          686/686             F           72,650.00         ZZ
                                         360         72,602.71          1
    77 MORNINGSIDE DRIVE               8.150            540.70         75
                                       7.900            540.70       96,900.00
    BRISTOL          CT   06010          1            10/22/97         00
    818050718                            05           12/01/97          0
    818050718                            O            11/01/27
    0


    1660496          686/686             F          258,300.00         ZZ
                                         360        258,111.16          1
    250 NORTH GOLDENROD STREET         7.575          1,819.36         90
                                       7.325          1,819.36      287,000.00
    BREA             CA   92821          1            10/15/97         10
    818357527                            05           12/01/97         25
    818357527                            O            11/01/27
    0


    1660498          686/686             F           93,750.00         ZZ
                                         360         93,682.14          1
    205 SANDSTONE DRIVE #205           7.625            663.56         75
                                       7.375            663.56      125,000.00
    SOUTH WINDSOR    CT   06074          1            10/17/97         00
    818468969                            01           12/01/97          0
    818468969                            O            11/01/27
    0
1




    1660499          686/686             F          246,500.00         ZZ
                                         360        246,334.60          1
    276 OLD MOUNTAIN VIEW              8.000          1,808.73         70
                                       7.750          1,808.73      355,000.00
    POWDER SPRINGS   GA   30073          2            10/14/97         00
    818517963                            05           12/01/97          0
    818517963                            O            11/01/27
    0


    1660500          686/686             F          250,000.00         ZZ
                                         360        249,823.54          1
    2140    CONESTOGA RD               7.750          1,791.04         39
                                       7.500          1,791.04      647,000.00
    CHESTER SPRINGS  PA   19425          5            10/10/97         00
    818518128                            05           12/01/97          0
    818518128                            O            11/01/27
    0


    1660501          686/686             F          222,000.00         ZZ
                                         360        221,851.04          1
    3548  N MARSHFIELD                 8.000          1,628.96         75
                                       7.750          1,628.96      296,000.00
    CHICAGO          IL   60657          1            10/17/97         00
    818549883                            07           12/01/97          0
    818549883                            O            11/01/27
    0


    1660502          686/686             F          125,000.00         ZZ
                                         360        124,916.12          1
    284     LAKEVIEW                   8.000            917.21         55
                                       7.750            917.21      230,000.00
    LAKE ORION       MI   48035          5            10/10/97         00
    818551558                            05           12/01/97          0
    818551558                            O            11/01/27
    0


    1660503          686/686             F          577,700.00         ZZ
                                         360        576,111.51          1
    72-890  HALCO DUNES WAY            8.125          4,289.41         67
                                       7.875          4,289.41      870,000.00
    RANCHO MIRAGE    CA   92270          5            10/07/97         00
    818553901                            05           12/01/97          0
    818553901                            O            11/01/27
    0


    1660511          B57/G01             F          426,300.00         ZZ
                                         360        426,300.00          1
1


    2 EISENHOWER LANE                  7.500          2,980.76         80
                                       7.250          2,980.76      532,900.00
    COTO DE CAZA     CA   92679          1            11/10/97         00
    0430521138                           03           01/01/98          0
    9711724                              O            12/01/27
    0


    1660512          B57/G01             F          204,000.00         ZZ
                                         360        204,000.00          1
    4735 LA VILLA MARINA #F            7.875          1,479.15         80
                                       7.625          1,479.15      255,000.00
    LOS ANGELES      CA   90292          2            11/11/97         00
    0430502476                           01           01/01/98          0
    9720791                              O            12/01/27
    0


    1660514          225/225             F          258,000.00         ZZ
                                         360        257,839.64          1
    1302 NORTH CENTRAL AVENUE          8.375          1,960.99         54
                                       8.125          1,960.99      480,000.00
    SAN JOSE         CA   95128          2            10/29/97         00
    8071882                              05           12/01/97          0
    8071882                              O            11/01/27
    0


    1660517          686/686             F           63,000.00         ZZ
                                         360         62,959.83          1
    2113  E DOLPHIN AVENUE             8.250            473.30         74
                                       8.000            473.30       86,000.00
    MESA             AZ   85204          2            10/15/97         00
    818497406                            05           12/01/97          0
    818497406                            O            11/01/27
    0


    1660518          686/686             F           67,000.00         ZZ
                                         360         66,957.28          1
    4323  NW 43RD PLACE                8.250            503.35         75
                                       8.000            503.35       89,500.00
    GAINESVILLE      FL   32606          2            10/23/97         00
    818518839                            05           12/01/97          0
    818518839                            O            11/01/27
    0


    1660519          686/686             F          265,600.00         ZZ
                                         360        265,126.25          1
    2516    CHAPALA STREET             8.125          1,972.08         69
                                       7.875          1,972.08      385,000.00
    SANTA BARBARA    CA   93105          5            10/16/97         00
    818588402                            05           12/01/97          0
1


    818588402                            O            11/01/27
    0


    1660520          686/686             F          150,000.00         ZZ
                                         360        149,888.67          1
    312     EDWARD STREET              7.500          1,048.83         58
                                       7.250          1,048.83      260,000.00
    FAIRFIELD        CT   06430          1            10/21/97         00
    818416083                            05           12/01/97          0
    818416083                            O            11/01/27
    0


    1660521          686/686             F          127,500.00         ZZ
                                         360        127,411.80          1
    707     WRIGHT DRIVE               7.850            922.26         63
                                       7.600            922.26      205,000.00
    MAPLE GLEN       PA   19002          2            10/16/97         00
    818474439                            05           12/01/97          0
    818474439                            O            11/01/27
    0


    1660522          686/686             F          264,000.00         ZZ
                                         360        263,322.86          1
    6321    HILLSIDE DRIVE             8.000          1,937.14         80
                                       7.750          1,937.14      330,000.00
    YORBA LINDA      CA   92886          5            10/09/97         00
    818497109                            05           12/01/97          0
    818497109                            O            11/01/27
    0


    1660523          686/686             F          121,425.00         ZZ
                                         360        121,339.29          1
    860     JETTON STREET UNIT 65      7.750            869.91         75
                                       7.500            869.91      161,900.00
    DAVIDSON         NC   28036          1            10/21/97         00
    818517872                            01           12/01/97          0
    818517872                            O            11/01/27
    0


    1660524          686/686             F          200,000.00         ZZ
                                         360        199,864.43          1
    16      DRIFTWOOD LANE             7.950          1,460.57         69
                                       7.700          1,460.57      290,000.00
    NORWALK          CT   06851          5            10/15/97         00
    818529067                            05           12/01/97          0
    818529067                            O            11/01/27
    0


1


    1660525          686/686             F          205,000.00         ZZ
                                         360        204,849.37          1
    865     LAUREL AVENUE              7.550          1,440.42         62
                                       7.300          1,440.42      332,000.00
    BELMONT          CA   94002          5            10/09/97         00
    818535916                            05           12/01/97          0
    818535916                            O            11/01/27
    0


    1660526          686/686             F          170,000.00         ZZ
                                         360        169,873.83          1
    5326    RESERVE WAY                7.500          1,188.67         79
                                       7.250          1,188.67      216,000.00
    SHEFFIELD VILLA  OH   44054          5            10/15/97         00
    818551897                            05           12/01/97          0
    818551897                            O            11/01/27
    0


    1660527          686/686             F          250,000.00         ZZ
                                         360        249,827.95          1
    79 LUCAS PARK DRIVE                7.875          1,812.68         64
                                       7.625          1,812.68      392,250.00
    SAN RAFAEL       CA   94903          1            10/06/97         00
    818554180                            05           12/01/97          0
    818554180                            O            11/01/27
    0


    1660528          686/686             F          266,600.00         ZZ
                                         360        266,411.83          1
    15726   32ND AVENUE SE             7.750          1,909.96         75
                                       7.500          1,909.96      355,490.00
    MILL CREEK       WA   98012          1            10/15/97         00
    818571093                            03           12/01/97          0
    818571093                            O            11/01/27
    0


    1660529          686/686             F          114,500.00         ZZ
                                         360        114,421.20          1
    1507 GREEN CANYON ROAD             7.875            830.21         50
                                       7.625            830.21      230,000.00
    FALLBROOK        CA   92028          2            10/13/97         00
    818588329                            05           12/01/97          0
    818588329                            O            11/01/27
    0


    1660530          686/686             F          101,000.00         ZZ
                                         360        100,921.59          1
    1834 FARGO STREET                  7.275            690.72         52
                                       7.025            690.72      197,000.00
1


    BALDWIN          NY   11510          2            10/15/97         00
    818302804                            05           12/01/97          0
    818302804                            O            11/01/27
    0


    1660531          686/686             F          104,500.00         ZZ
                                         360        104,425.49          1
    18413   TERRY WAY                  7.700            745.05         46
                                       7.450            745.05      230,000.00
    CASTRO VALLEY    CA   94546          2            10/02/97         00
    818340366                            05           12/01/97          0
    818340366                            O            11/01/27
    0


    1660533          686/686             F          348,000.00         ZZ
                                         360        347,748.12          1
    4257    CITRUS CIRCLE              7.625          2,463.13         80
                                       7.375          2,463.13      435,000.00
    YORBA LINDA      CA   92886          2            10/09/97         00
    818496903                            05           12/01/97          0
    818496903                            O            11/01/27
    0


    1660534          686/686             F          149,500.00         ZZ
                                         360        149,397.11          1
    3544    CHESTATEE DRIVE            7.875          1,083.98         69
                                       7.625          1,083.98      219,000.00
    MARIETTA         GA   30062          2            10/17/97         00
    818518573                            05           12/01/97          0
    818518573                            O            11/01/27
    0


    1660535          686/686             F          154,500.00         ZZ
                                         360        154,388.17          1
    9934    SPRING LAKE DRIVE          7.625          1,093.55         75
                                       7.375          1,093.55      206,109.00
    CLERMONT         FL   34711          1            10/23/97         00
    818518870                            03           12/01/97          0
    818518870                            O            11/01/27
    0


    1660536          686/686             F           90,000.00         ZZ
                                         360         89,895.83          1
    7061 BESTEL AVENUE                 7.700            641.67         70
                                       7.450            641.67      129,000.00
    WESTMINSTER      CA   92683          1            10/14/97         00
    818523698                            05           12/01/97          0
    818523698                            O            11/01/27
    0
1




    1660537          686/686             F          104,000.00         ZZ
                                         360        103,925.85          1
    2130 LEAVENWORTH STREET #8         7.700            741.48         57
                                       7.450            741.48      185,000.00
    SAN FRANCISCO    CA   94133          2            10/02/97         00
    818535353                            01           12/01/97          0
    818535353                            O            11/01/27
    0


    1660538          686/686             F           75,600.00         T
                                         360         75,549.78          1
    4010    PORTE LA PAZ #58           8.050            557.37         70
                                       7.800            557.37      108,000.00
    SAN DIEGO        CA   92122          1            10/13/97         00
    818565814                            01           12/01/97          0
    818565814                            O            11/01/27
    0


    1660539          686/686             F          148,000.00         ZZ
                                         360        147,903.18          1
    3211    LIBBY ROAD NE              8.125          1,098.90         80
                                       7.875          1,098.90      185,000.00
    OLYMPIA          WA   98506          5            10/09/97         00
    818570723                            05           12/01/97          0
    818570723                            O            11/01/27
    0


    1660541          686/686             F           25,500.00         ZZ
                                         360         25,482.18          1
    10033 64TH AVENUEN BLDG 2          7.800            183.57         75
    UNIT 10                            7.550            183.57       34,000.00
    ST PETERSBURG    FL   33708          1            10/31/97         00
    818448516                            01           12/01/97          0
    818448516                            O            11/01/27
    0


    1660542          686/686             F           28,000.00         ZZ
                                         360         27,982.14          1
    21621   ARRIBA REAL #1D            8.250            210.36         53
                                       8.000            210.36       53,000.00
    BOCA RATON       FL   33433          1            10/29/97         00
    818517427                            01           12/01/97          0
    818517427                            O            11/01/27
    0


    1660543          686/686             F           85,000.00         ZZ
                                         360         84,940.00          1
1


    149     RAINBOW LANE               7.750            608.96         42
                                       7.500            608.96      205,000.00
    WATSONVILLE      CA   95076          5            10/15/97         00
    818536047                            05           12/01/97          0
    818536047                            O            11/01/27
    0


    1660544          686/686             F          100,000.00         ZZ
                                         360         99,928.70          1
    1253 LOS OLIVOS DRIVE #11          7.700            712.97         67
                                       7.450            712.97      149,950.00
    SALINAS          CA   93901          1            10/08/97         00
    818536583                            03           12/01/97          0
    818536583                            O            11/01/27
    0


    1660545          686/686             F          118,800.00         ZZ
                                         360        118,720.28          1
    61130   TOPSFIELD                  8.000            871.72         70
                                       7.750            871.72      170,000.00
    SOUTH LYON       MI   48178          5            10/17/97         00
    818552408                            05           12/01/97          0
    818552408                            O            11/01/27
    0


    1660546          686/686             F          135,000.00         ZZ
                                         360        134,908.49          1
    92      HUNTER AVENUE              7.950            985.89         68
                                       7.700            985.89      200,000.00
    MILLER PLACE     NY   11764          1            10/24/97         00
    818317026                            05           12/01/97          0
    818317026                            O            11/01/27
    0


    1660547          686/686             F          468,750.00         ZZ
                                         360        468,429.03          1
    164     FERNE COURT                7.900          3,406.91         75
                                       7.650          3,406.91      625,000.00
    PALO ALTO        CA   94306          2            10/15/97         00
    818535023                            05           12/01/97          0
    818535023                            O            11/01/27
    0


    1660552          686/686             F          257,000.00         ZZ
                                         360        256,823.67          1
    43      WOODVALE DRIVE             7.890          1,866.11         42
                                       7.640          1,866.11      625,000.00
    LAUREL HOLLOW    NY   11791          2            10/21/97         00
    818316820                            05           12/01/97          0
1


    818316820                            O            11/01/27
    0


    1660553          686/686             F          120,850.00         ZZ
                                         360        120,766.83          1
    12401 OLDE MILL STREAM CT          7.875            876.25         75
                                       7.625            876.25      161,150.00
    CHARLOTTE        NC   28277          1            10/24/97         00
    818343626                            03           12/01/97          0
    818343626                            O            11/01/27
    0


    1660554          686/686             F          174,750.00         T
                                         360        174,628.52          1
    216 WILD HORSE DRIVE               7.825          1,261.00         70
                                       7.575          1,261.00      250,000.00
    PALM DESERT      CA   92211          2            10/14/97         00
    818351918                            01           12/01/97          0
    818351918                            O            11/01/27
    0


    1660555          686/686             F          254,000.00         ZZ
                                         360        253,817.08          1
    3005    200TH AVE E                7.650          1,802.17         68
                                       7.400          1,802.17      375,000.00
    SUMNER           WA   98390          5            10/20/97         00
    818356461                            03           12/01/97          0
    818356461                            O            11/01/27
    0


    1660557          686/686             F          145,500.00         ZZ
                                         360        145,394.69          1
    3217 CHIPPENHAM DRIVE              7.625          1,029.84         75
                                       7.375          1,029.84      194,000.00
    PLANO            TX   75093          1            10/24/97         00
    818484172                            03           12/01/97          0
    818484172                            O            11/01/27
    0


    1660558          686/686             F           84,700.00         ZZ
                                         360         84,644.59          1
    248  JACKSON MILLS RD              8.125            628.90         70
                                       7.875            628.90      121,000.00
    FREEHOLD         NJ   07728          5            10/21/97         00
    818517070                            05           12/01/97          0
    818517070                            O            11/01/27
    0


1


    1660559          686/686             F          154,000.00         ZZ
                                         360        153,896.67          1
    520  COUNTY ROUTE 513              8.000          1,130.00         70
                                       7.750          1,130.00      220,000.00
    PITTSTOWN        NJ   08867          5            10/22/97         00
    818517492                            05           12/01/97          0
    818517492                            O            11/01/27
    0


    1660560          686/686             F          196,000.00         ZZ
                                         360        195,875.01          1
    80 N BOROUGH LINE ROAD             8.250          1,472.49         65
                                       8.000          1,472.49      306,000.00
    TRAPPE           PA   19426          2            10/22/97         00
    818518177                            05           12/01/97          0
    818518177                            O            11/01/27
    0


    1660561          686/686             F          213,000.00         ZZ
                                         360        212,853.41          1
    1940    PINE BLUFF                 7.875          1,544.40         60
                                       7.625          1,544.40      360,000.00
    MARIETTA         GA   30062          2            10/21/97         00
    818519027                            03           12/01/97          0
    818519027                            O            11/01/27
    0


    1660562          686/686             F          130,000.00         ZZ
                                         360        129,780.02          1
    118     FANS ROCK ROAD             7.850            940.34         75
                                       7.600            940.34      175,000.00
    HAMDEN           CT   06518          2            10/21/97         00
    818529885                            05           12/01/97          0
    818529885                            O            11/01/27
    0


    1660563          686/686             F          153,300.00         ZZ
                                         360        153,197.13          1
    8535  W CLARA DRIVE                8.000          1,124.87         70
                                       7.750          1,124.87      219,000.00
    NILES            IL   60714          1            10/24/97         00
    818551541                            05           12/01/97          0
    818551541                            O            11/01/27
    0


    1660564          686/686             F          141,050.00         ZZ
                                         360        140,955.33          1
    276   E KINGSPORT DRIVE            8.000          1,034.98         70
                                       7.750          1,034.98      201,500.00
1


    SCHAUMBURG       IL   60193          5            10/22/97         00
    818552622                            05           12/01/97          0
    818552622                            O            11/01/27
    0


    1660565          686/686             F          120,000.00         ZZ
                                         360        119,917.41          1
    14283   TIBURON ROAD               7.875            870.09         60
                                       7.625            870.09      202,000.00
    SAN LEANDRO      CA   94577          5            10/20/97         00
    818555310                            05           12/01/97          0
    818555310                            O            11/01/27
    0


    1660568          B57/G01             F          247,200.00         ZZ
                                         360        247,200.00          1
    4179 SUNNYSLOPE AVE #103           7.750          1,770.98         80
                                       7.500          1,770.98      309,000.00
    LOS ANGELES      CA   91423          1            11/10/97         00
    0430497826                           01           01/01/98          0
    9740306                              O            12/01/27
    0


    1660573          638/G01             F          180,000.00         ZZ
                                         360        179,876.13          1
    200 HARBOR DRIVE #1901             7.875          1,305.12         41
                                       7.625          1,305.12      440,000.00
    SAN DIEGO        CA   92101          1            10/31/97         00
    0430498782                           06           12/01/97          0
    08678498                             O            11/01/27
    0


    1660584          420/G01             F          336,000.00         ZZ
                                         360        336,000.00          1
    45 MOSS POINTE                     7.375          2,320.67         80
                                       7.125          2,320.67      420,000.00
    ALAMEDA          CA   94502          2            11/06/97         00
    0430504365                           03           01/01/98          0
    365106                               O            12/01/27
    0


    1660591          025/025             F          252,000.00         ZZ
                                         360        250,678.67          1
    9366 WICKHAM WAY                   8.375          1,915.38         90
                                       8.125          1,915.38      280,000.00
    ORLANDO          FL   32836          1            09/29/97         11
    829760                               03           11/01/97         25
    829760                               O            10/01/27
    0
1




    1660592          825/G01             F          292,600.00         T
                                         360        292,600.00          1
    34 GRANDVIEW COURT                 7.875          2,121.55         80
                                       7.625          2,121.55      370,000.00
    BRECKENRIDGE     CO   80424          1            11/19/97         00
    0430501718                           05           01/01/98          0
    19129                                O            12/01/27
    0


    1660608          696/G01             F          238,400.00         ZZ
                                         360        238,400.00          1
    2480 FREETOWN DRIVE                7.625          1,687.38         80
                                       7.375          1,687.38      298,000.00
    RESTON           VA   20191          1            11/19/97         00
    0430517482                           03           01/01/98          0
    2370760                              O            12/01/27
    0


    1660612          696/G01             F          540,000.00         ZZ
                                         360        540,000.00          1
    2029 HUNTER MILL ROAD              7.750          3,868.63         64
                                       7.500          3,868.63      850,000.00
    VIENNA           VA   22181          2            11/14/97         00
    0430504431                           05           01/01/98          0
    2150867                              O            12/01/27
    0


    1660618          685/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
    15416 LONGWORTH AVENUE             7.625            849.35         80
                                       7.375            849.35      150,000.00
    NORWALK          CA   90650          2            11/07/97         00
    0430500348                           05           01/01/98          0
    109609                               O            12/01/27
    0


    1660624          B28/G01             F           84,400.00         ZZ
                                         360         84,343.37          1
    16929 AMHERST DRIVE                8.000            619.30         80
                                       7.750            619.30      105,500.00
    AURORA           CO   80013          1            10/31/97         00
    0430503516                           05           12/01/97          0
    01970951                             O            11/01/27
    0


    1660634          696/G01             F          219,800.00         ZZ
                                         360        219,800.00          1
1


    5706 BRADLEY BOULEVARD             8.000          1,612.81         70
                                       7.750          1,612.81      314,000.00
    BETHESDA         MD   20814          1            11/14/97         00
    0430504555                           05           01/01/98          0
    3275796                              O            12/01/27
    0


    1660635          G32/G01             F          278,800.00         ZZ
                                         360        278,800.00          1
    1 S 425 FAIRFIELD                  7.875          2,021.50         80
                                       7.625          2,021.50      351,000.00
    LOMBARD          IL   60148          2            11/20/97         00
    0430502732                           05           01/01/98          0
    1001376                              O            12/01/27
    0


    1660639          638/G01             F          320,000.00         ZZ
                                         360        319,790.68          1
    20930 ARCANA ROAD                  8.125          2,375.99         78
                                       7.875          2,375.99      415,000.00
    WOODLAND HILLS   CA   91364          5            10/29/97         00
    0430496836                           05           12/01/97          0
    08671464                             O            11/01/27
    0


    1660643          765/G01             F          610,000.00         ZZ
                                         360        610,000.00          1
    2504 PORTER AVENUE                 7.750          4,370.12         80
                                       7.500          4,370.12      765,000.00
    ALTADENA         CA   91001          2            11/07/97         00
    0430511048                           05           01/01/98          0
    327632                               O            12/01/27
    0


    1660644          765/G01             F           77,000.00         ZZ
                                         360         77,000.00          1
    10740 SABRE HILL DRIVE #215        8.000            565.00         63
                                       7.750            565.00      124,000.00
    SAN DIEGO        CA   92128          1            11/10/97         00
    0430512343                           01           01/01/98          0
    141493                               O            12/01/27
    0


    1660647          961/G01             F          281,000.00         ZZ
                                         360        280,806.61          1
    37 WEST MAGNA VISTA AVENUE         7.875          2,037.45         75
                                       7.625          2,037.45      375,000.00
    ARCADIA          CA   91007          2            10/29/97         00
    0430496885                           05           12/01/97          0
1


    09110626                             O            11/01/27
    0


    1660651          B74/G01             F          280,000.00         ZZ
                                         360        280,000.00          1
    105 POLIPOLI ROAD                  7.875          2,030.19         58
                                       7.625          2,030.19      485,587.00
    KULA             HI   96790          4            11/14/97         00
    0430503136                           05           01/01/98          0
    973269                               O            12/01/27
    0


    1660657          664/G01             F          254,000.00         ZZ
                                         360        253,833.84          1
    2003 NORTH CYPRESS STREET          8.125          1,885.95         66
                                       7.875          1,885.95      385,000.00
    LA HABRA HEIGHT  CA   90631          2            10/21/97         00
    0430522094                           05           12/01/97          0
    2388999                              O            11/01/27
    0


    1660658          664/G01             F          167,200.00         ZZ
                                         360        167,200.00          1
    1918 DUNNIGAN STREET               7.750          1,197.85         80
                                       7.500          1,197.85      209,000.00
    CAMARILLO        CA   93010          1            11/07/97         00
    0430499798                           05           01/01/98          0
    2390151                              O            12/01/27
    0


    1660659          664/G01             F          238,000.00         ZZ
                                         360        238,000.00          1
    22623 OXNARD STREET                8.250          1,788.02         80
                                       8.000          1,788.02      300,000.00
    WOODLAND HILLS   CA   91367          2            11/05/97         00
    0430500454                           05           01/01/98          0
    2391563                              O            12/01/27
    0


    1660663          461/G01             F          377,500.00         ZZ
                                         360        377,500.00          1
    31671 VIA COYOTE                   7.500          2,639.54         90
                                       7.250          2,639.54      420,000.00
    COTO DE CAZA AR  CA   92679          1            11/14/97         01
    0430498568                           05           01/01/98         25
    9021958335                           O            12/01/27
    0


1


    1660664          638/G01             F          111,200.00         ZZ
                                         360        111,200.00          1
    3946 HIGHGATE WAY                  7.875            806.28         80
                                       7.625            806.28      139,000.00
    PITTSBURG        CA   94565          2            10/30/97         00
    0430496943                           05           01/01/98          0
    08676788                             O            12/01/27
    0


    1660764          003/G01             F          256,800.00         ZZ
                                         360        256,800.00          1
    2838 TALIMORE COURT                7.750          1,839.75         80
                                       7.500          1,839.75      321,000.00
    MARIETTA         GA   30066          1            11/19/97         00
    0430503110                           03           01/01/98          0
    10400141                             O            12/01/27
    0


    1660765          317/G01             F          233,480.00         ZZ
                                         360        233,181.21          1
    9741 OAK TOP COURT                 8.250          1,754.06         80
                                       8.000          1,754.06      291,850.00
    FAIRFAX STATION  VA   22039          1            09/30/97         00
    0430522185                           03           11/01/97          0
    236885                               O            10/01/27
    0


    1660813          686/686             F          300,000.00         ZZ
                                         360        299,786.11          1
    6450 RIVER CHASE CIRCLE            7.700          2,138.89         56
                                       7.450          2,138.89      540,000.00
    ATLANTA          GA   30328          5            10/20/97         00
    818046054                            03           12/01/97          0
    818046054                            O            11/01/27
    0


    1660814          686/686             F          264,000.00         ZZ
                                         360        263,826.07          1
    18      FOX LANE                   8.090          1,953.73         80
                                       7.840          1,953.73      330,000.00
    DIX HILLS        NY   11746          1            10/24/97         00
    818263188                            05           12/01/97          0
    818263188                            O            11/01/27
    0


    1660815          686/686             F          139,500.00         ZZ
                                         360        139,405.44          1
    134 TWIN BAY DRIVE                 7.950          1,018.75         73
                                       7.700          1,018.75      192,500.00
1


    HENDERSONVILLE   TN   37075          1            10/24/97         00
    818324766                            05           12/01/97          0
    818324766                            O            11/01/27
    0


    1660817          686/686             F          300,000.00         ZZ
                                         360        299,788.26          1
    5110 HEATHROW BOULEVARD            7.750          2,149.24         57
                                       7.500          2,149.24      535,000.00
    BRENTWOOD        TN   37027          1            10/24/97         00
    818487183                            03           12/01/97          0
    818487183                            O            11/01/27
    0


    1660818          686/686             F          245,500.00         ZZ
                                         360        245,335.27          1
    249 GROVE STREET                   8.000          1,801.40         63
                                       7.750          1,801.40      390,000.00
    SIERRA MADRE     CA   91024          2            10/17/97         00
    818498529                            05           12/01/97          0
    818498529                            O            11/01/27
    0


    1660819          686/686             F          190,000.00         ZZ
                                         360        189,865.88          1
    951 HAMILTON PLACE LANE            7.750          1,361.19         75
                                       7.500          1,361.19      255,000.00
    LAKELAND         FL   33813          1            10/24/97         00
    818518763                            05           12/01/97          0
    818518763                            O            11/01/27
    0


    1660820          686/686             F          291,425.00         ZZ
                                         360        291,214.07          1
    108     CHETWOOD DRIVE             7.625          2,062.69         75
                                       7.375          2,062.69      388,573.00
    MOUNTAIN VIEW    CA   94043          1            10/14/97         00
    818554982                            03           12/01/97          0
    818554982                            O            11/01/27
    0


    1660881          830/830             F           77,200.00         ZZ
                                         240         77,200.00          1
    810 ANGELO AVE                     7.875            639.74         71
                                       7.625            639.74      110,000.00
    GURNEE           IL   60031          6            11/10/97         00
    1521722                              05           01/01/98          0
    1521722                              O            12/01/17
    0
1




    1660888          638/G01             F          182,900.00         ZZ
                                         360        182,900.00          1
    11865 ELBA COURT                   8.000          1,342.06         80
                                       7.750          1,342.06      229,156.00
    MOORPARK         CA   93021          1            11/05/97         00
    0430499129                           01           01/01/98          0
    08663050                             O            12/01/27
    0


    1660899          B75/G01             F          242,700.00         ZZ
                                         360        242,700.00          1
    7582 APPLEBY DRIVE                 7.875          1,759.74         90
                                       7.625          1,759.74      270,000.00
    HUNTINGTON BEAC  CA   92648          2            11/03/97         11
    0430503581                           05           01/01/98         25
    7018252                              O            12/01/27
    0


    1660927          696/G01             F          129,600.00         ZZ
                                         360        129,600.00          1
    1744 GILSON STREET                 8.000            950.96         80
                                       7.750            950.96      162,000.00
    FALLS CHURCH     VA   22043          1            11/21/97         00
    0430499657                           05           01/01/98          0
    2370746                              O            12/01/27
    0


    1660931          696/G01             F          151,200.00         ZZ
                                         360        151,200.00          1
    5581 CEDAR BREAK DRIVE             7.125          1,018.66         80
                                       6.875          1,018.66      189,000.00
    CENTREVILLE      VA   21020          1            11/20/97         00
    0430504175                           03           01/01/98          0
    2170638                              O            12/01/27
    0


    1660959          K08/G01             F          184,000.00         ZZ
                                         360        184,000.00          1
    1170 FOSTER CITY BOULEVARD         8.250          1,382.33         78
    UNIT #310                          8.000          1,382.33      236,000.00
    FOSTER CITY      CA   94404          2            11/10/97         00
    0410594113                           01           01/01/98          0
    410594113                            O            12/01/27
    0


    1660963          K08/G01             F          182,400.00         ZZ
                                         360        182,400.00          1
1


    1305 BAGELY WAY                    7.500          1,275.37         80
                                       7.250          1,275.37      228,000.00
    SAN JOSE         CA   95122          2            11/17/97         00
    0410592729                           05           01/01/98          0
    410592729                            O            12/01/27
    0


    1660967          K08/G01             F          136,500.00         ZZ
                                         360        136,500.00          1
    893 NORTH SHADOW LAKE DRIVE        8.250          1,025.48         70
                                       8.000          1,025.48      195,000.00
    THOUSAND OAKS    CA   91360          2            11/13/97         00
    0410608376                           09           01/01/98          0
    410608376                            O            12/01/27
    0


    1660968          K08/G01             F          384,000.00         ZZ
                                         360        384,000.00          1
    609 TAPER DRIVE                    7.500          2,684.98         80
                                       7.250          2,684.98      480,000.00
    SEAL BEACH       CA   90740          2            11/06/97         00
    0410590046                           05           01/01/98          0
    410590046                            O            12/01/27
    0


    1660969          K08/G01             F          117,600.00         ZZ
                                         360        117,600.00          1
    10997 COUNTRYVIEW DRIVE            7.750            842.50         70
                                       7.500            842.50      170,000.00
    RANCHO CUCAMONG  CA   91760          2            11/12/97         00
    0410618920                           05           01/01/98          0
    410618920                            O            12/01/27
    0


    1660970          638/G01             F          348,000.00         ZZ
                                         360        348,000.00          1
    3400 MARNA AVENUE                  7.750          2,493.11         80
                                       7.500          2,493.11      435,000.00
    LONG BEACH       CA   90808          1            11/06/97         00
    0430501163                           05           01/01/98          0
    08668814                             O            12/01/27
    0


    1660973          180/G01             F          208,800.00         ZZ
                                         360        208,800.00          1
    4774 CORWIN COURT                  7.875          1,513.94         80
                                       7.625          1,513.94      261,000.00
    PLEASANTON       CA   94588          1            11/03/97         00
    0430517029                           05           01/01/98          0
1


    0012117339                           O            12/01/27
    0


    1660974          757/757             F          263,300.00         ZZ
                                         360        263,300.00          1
    118 COUNTY ROAD 1120               7.875          1,909.11         75
                                       7.625          1,909.11      355,000.00
    AHTENS           TN   37303          2            11/17/97         00
    3215621                              05           01/01/98          0
    3215621                              O            12/01/27
    0


    1660979          K08/G01             F          200,100.00         ZZ
                                         360        200,100.00          1
    715 EAST 20TH AVENUE               8.125          1,485.74         94
                                       7.875          1,485.74      215,000.00
    SPOKANE          WA   99203          2            11/11/97         04
    0410609770                           05           01/01/98         30
    410609770                            O            12/01/27
    0


    1660987          757/757             F          258,000.00         ZZ
                                         360        258,000.00          1
    2567 WILDERNESS PARKWAY            7.750          1,848.35         80
                                       7.500          1,848.35      323,000.00
    BIG CANOE        GA   30143          2            11/20/97         00
    3214731                              03           01/01/98          0
    3214731                              O            12/01/27
    0


    1660990          K08/G01             F          244,200.00         ZZ
                                         360        244,200.00          1
    72 BANBRIDGE PLACE                 7.750          1,749.48         80
                                       7.500          1,749.48      305,250.00
    PLEASANT HILL    CA   94523          1            11/14/97         00
    0410595169                           05           01/01/98          0
    410595169                            O            12/01/27
    0


    1660998          K08/G01             F          300,000.00         ZZ
                                         360        300,000.00          1
    8114 ERB WAY                       7.875          2,175.21         80
                                       7.625          2,175.21      375,000.00
    TRACY            CA   95376          2            11/06/97         00
    0410541577                           05           01/01/98          0
    410541577                            O            12/01/27
    0


1


    1661001          K08/G01             F          251,900.00         ZZ
                                         360        251,900.00          1
    120 SIMMONS WAY                    7.750          1,804.64         80
                                       7.500          1,804.64      315,000.00
    FOLSOM           CA   95630          2            11/13/97         00
    0410609200                           05           01/01/98          0
    410609200                            O            12/01/27
    0


    1661010          K08/G01             F          122,200.00         ZZ
                                         360        122,200.00          1
    3510 SAN SIMEON AVENUE             8.000            896.66         75
                                       7.750            896.66      163,000.00
    OXNARD           CA   93033          2            11/10/97         00
    0410612964                           05           01/01/98          0
    410612964                            O            12/01/27
    0


    1661031          K08/G01             F          157,000.00         ZZ
                                         360        157,000.00          1
    13597 ASPEN DRIVE                  7.875          1,138.36         80
                                       7.625          1,138.36      196,250.00
    ROGERS           MN   55374          1            11/07/97         00
    0410598973                           05           01/01/98          0
    410598973                            O            12/01/27
    0


    1661032          K08/G01             F          260,000.00         ZZ
                                         360        259,821.07          1
    8561 FM 2478                       7.875          1,885.18         80
                                       7.625          1,885.18      325,000.00
    CELINA           TX   75009          1            10/31/97         00
    0410601611                           05           12/01/97          0
    410601611                            O            11/01/27
    0


    1661034          K08/G01             F          650,000.00         ZZ
                                         360        649,563.86          1
    7301 BROOKSTONE COURT              8.000          4,769.47         69
                                       7.750          4,769.47      945,000.00
    POTOMAC          MD   20854          2            11/03/97         00
    0410600472                           05           12/01/97          0
    410600472                            O            11/01/27
    0


    1661035          K08/G01             F           98,950.00         ZZ
                                         360         98,950.00          1
    628 GRANWOOD BLVD.                 7.750            708.89         74
                                       7.500            708.89      133,950.00
1


    OLD HICKORY      TN   37138          1            11/12/97         00
    0410613301                           03           01/01/98          0
    410613301                            O            12/01/27
    0


    1661038          K08/G01             F           93,750.00         ZZ
                                         360         93,680.42          1
    536 BEECHWOOD AVENUE               7.500            655.52         75
                                       7.250            655.52      125,000.00
    WOOSTER          OH   44691          1            10/29/97         00
    0410597587                           05           12/01/97          0
    410597587                            O            11/01/27
    0


    1661043          K08/G01             F          374,250.00         ZZ
                                         360        374,250.00          1
    4520 36TH STREET NW                7.625          2,648.92         75
                                       7.375          2,648.92      499,000.00
    WASHINGTON       DC   20008          2            11/07/97         00
    0410603807                           05           01/01/98          0
    410603807                            O            12/01/27
    0


    1661044          K08/G01             F           80,000.00         ZZ
                                         360         80,000.00          1
    2700 DOWNING DRIVE                 7.625            566.23         80
                                       7.375            566.23      100,000.00
    PLANO            TX   75023          1            11/07/97         00
    0410607311                           05           01/01/98          0
    410607311                            O            12/01/27
    0


    1661045          K08/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
    3663 W. GIRARD AVENUE              8.250            901.52         80
                                       8.000            901.52      150,000.00
    DENVER           CO   80236          2            11/13/97         00
    0410593321                           05           01/01/98          0
    410593321                            O            12/01/27
    0


    1661046          K08/G01             F          117,000.00         ZZ
                                         360        117,000.00          1
    37454 EVERGREEN                    8.375            889.28         72
                                       8.125            889.28      164,000.00
    STERLING HEIGHT  MI   48310          2            11/10/97         00
    0410609705                           05           01/01/98          0
    410609705                            O            12/01/27
    0
1




    1661101          638/G01             F          268,800.00         ZZ
                                         360        268,800.00          1
    5429 EAST MURIEL DRIVE             7.875          1,948.99         80
                                       7.625          1,948.99      336,000.00
    SCOTTSDALE       AZ   85254          2            11/07/97         00
    0430500967                           05           01/01/98          0
    08678005                             O            12/01/27
    0


    1661107          K08/G01             F          500,200.00         ZZ
                                         360        500,200.00          1
    9238 TREASURE POINT                7.625          3,540.38         61
                                       7.375          3,540.38      830,000.00
    INDIANAPOLIS     IN   46236          1            11/14/97         00
    0410600316                           05           01/01/98          0
    410600316                            O            12/01/27
    0


    1661108          K08/G01             F           82,150.00         ZZ
                                         360         82,150.00          1
    220 OVERLAND DRIVE                 8.125            609.96         95
                                       7.875            609.96       86,500.00
    LOWRY CROSSING   TX   75069          1            11/14/97         04
    0410605620                           05           01/01/98         30
    410605620                            O            12/01/27
    0


    1661115          K08/G01             F          151,100.00         ZZ
                                         360        151,100.00          1
    1305 PARKVIEW BLVD                 8.125          1,121.91         76
                                       7.875          1,121.91      200,000.00
    COLORADO SPRING  CO   80906          2            11/17/97         00
    0410617328                           05           01/01/98          0
    410617328                            O            12/01/27
    0


    1661116          K08/G01             F          246,000.00         ZZ
                                         360        246,000.00          1
    1307 ROOSEVELT AVENUE              7.875          1,783.67         64
                                       7.625          1,783.67      386,000.00
    PELHAM MANOR     NY   10803          1            11/13/97         00
    0410601462                           05           01/01/98          0
    410601462                            O            12/01/27
    0


    1661118          K08/G01             F          121,100.00         ZZ
                                         360        121,100.00          1
1


    10117 HORIZON VIEW DRIVE           8.000            888.59         70
                                       7.750            888.59      173,000.00
    MORRISON         CO   80465          1            11/14/97         00
    0410611875                           05           01/01/98          0
    410611875                            O            12/01/27
    0


    1661120          637/G01             F          277,500.00         ZZ
                                         360        277,318.48          1
    1014 CREEKWOOD DRIVE               8.125          2,060.43         75
                                       7.875          2,060.43      370,000.00
    GARLAND          TX   75044          2            10/31/97         00
    0430507673                           03           12/01/97          0
    4195822                              O            11/01/27
    0


    1661122          637/G01             F           60,800.00         ZZ
                                         360         60,760.23          1
    2800 SUNSET DRIVE N W              8.125            451.44         80
                                       7.875            451.44       76,000.00
    WINTER HAVEN     FL   33881          1            10/29/97         00
    0430517235                           05           12/01/97          0
    9466806                              O            11/01/27
    0


    1661133          K08/G01             F           83,850.00         ZZ
                                         360         83,850.00          1
    934 LINCOLN STREET                 7.375            579.13         65
                                       7.125            579.13      129,000.00
    HOLLYWOOD        FL   33019          5            11/12/97         00
    0410588180                           05           01/01/98          0
    410588180                            O            12/01/27
    0


    1661140          637/G01             F          392,000.00         ZZ
                                         360        391,723.33          1
    24784 HANDLEY DRIVE                7.750          2,808.34         80
                                       7.500          2,808.34      490,000.00
    CARMEL           CA   93923          1            10/29/97         00
    0430524819                           05           12/01/97          0
    8127862                              O            11/01/27
    0


    1661150          637/G01             F          350,000.00         ZZ
                                         360        349,752.98          1
    1 FERNWAY                          7.750          2,507.44         61
                                       7.500          2,507.44      577,000.00
    WINCHESTER       MA   01890          2            10/17/97         00
    0430522664                           05           12/01/97          0
1


    8335697                              O            11/01/27
    0


    1661152          G32/G01             F          219,200.00         ZZ
                                         360        219,200.00          1
    2311 STRAWBERRY                    8.125          1,627.56         80
                                       7.875          1,627.56      274,000.00
    GLENVIEW         IL   60025          1            11/21/97         00
    0430504449                           05           01/01/98          0
    1001463                              O            12/01/27
    0


    1661157          637/G01             F          259,000.00         ZZ
                                         360        258,817.20          1
    17821 OSPREY POINTE PLACE          7.750          1,855.51         79
                                       7.500          1,855.51      330,500.00
    TAMPA            FL   33647          2            10/28/97         00
    0430506402                           03           12/01/97          0
    9948050                              O            11/01/27
    0


    1661169          K08/G01             F          308,000.00         ZZ
                                         360        308,000.00          1
    3900 EAST VALLEY COURT             8.000          2,259.99         61
                                       7.750          2,259.99      505,000.00
    RALEIGH          NC   27606          2            11/13/97         00
    0410602171                           05           01/01/98          0
    410602171                            O            12/01/27
    0


    1661171          593/593             F          270,000.00         ZZ
                                         360        269,809.43          1
    5808 SOUTH COVE CREEK LANE         7.750          1,934.32         63
                                       7.500          1,934.32      435,000.00
    MURRAY           UT   84107          2            10/20/97         00
    6594147                              05           12/01/97          0
    6594147                              O            11/01/27
    0


    1661173          593/593             F          234,000.00         ZZ
                                         360        233,684.93          1
    1871 FOX CANYON CIRCLE             8.000          1,717.01         54
                                       7.750          1,717.01      440,000.00
    LAS VEGAS        NV   89117          2            09/15/97         00
    6967566                              05           11/01/97          0
    6967566                              O            10/01/27
    0


1


    1661174          593/593             F          400,000.00         ZZ
                                         360        399,724.72          1
    3820 E. BROCKBANK DRIVE            7.875          2,900.28         59
                                       7.625          2,900.28      683,000.00
    SALT LAKE CITY   UT   84124          5            10/31/97         00
    6615686                              05           12/01/97          0
    6615686                              O            11/01/27
    0


    1661176          593/593             F          357,000.00         ZZ
                                         360        356,494.42          1
    9383 NORTH 2695 EAST               7.750          2,557.60         67
                                       7.500          2,557.60      535,000.00
    SUNDANCE         UT   84604          5            09/26/97         00
    6679542                              05           11/01/97          0
    6679542                              O            10/01/27
    0


    1661177          638/G01             F          250,000.00         ZZ
                                         360        250,000.00          1
    13420 GRAYWOLF PLACE NORTHEAST     7.500          1,748.04         65
                                       7.250          1,748.04      390,000.00
    POULSBO          WA   98370          2            11/04/97         00
    0430500918                           03           01/01/98          0
    08675269                             O            12/01/27
    0


    1661179          593/593             F          407,200.00         ZZ
                                         360        406,912.59          1
    1070 W. COTTONWOOD AVENUE          7.750          2,917.24         68
                                       7.500          2,917.24      600,000.00
    OVERTON          NV   89040          2            10/16/97         00
    6640239                              05           12/01/97          0
    6640239                              O            11/01/27
    0


    1661198          367/367             F          229,750.00         ZZ
                                         360        229,750.00          1
    3 WASHINGTON CIRCLE, NW, #302      7.125          1,547.87         68
                                       6.875          1,547.87      340,000.00
    WASHINGTON       DC   20037          5            11/04/97         00
    75188915                             06           01/01/98          0
    75188915                             O            12/01/27
    0


    1661200          267/267             F          439,200.00         ZZ
                                         360        439,200.00          1
    5170 CASTLE RD                     7.125          2,958.98         80
                                       6.875          2,958.98      549,000.00
1


    LA CANADA-FLINT  CA   91011          1            11/07/97         00
    4329804                              05           01/01/98          0
    4329804                              O            12/01/27
    0


    1661203          267/267             F          612,000.00         ZZ
                                         360        612,000.00          1
    4881 DEL MONTE ROAD                7.000          4,071.66         80
                                       6.750          4,071.66      768,000.00
    LA CANADA FLINT  CA   91011          1            11/13/97         00
    4325486                              05           01/01/98          0
    4325486                              O            12/01/27
    0


    1661205          956/G01             F          249,000.00         ZZ
                                         360        249,000.00          1
    5030 VICTOR LANE                   8.000          1,827.07         75
                                       7.750          1,827.07      332,000.00
    VACAVILLE        CA   95688          2            11/10/97         00
    0430517698                           05           01/01/98          0
    3710200                              O            12/01/27
    0


    1661209          637/G01             F          115,000.00         ZZ
                                         360        115,000.00          1
    3219 KALLIN AVENUE                 7.500            804.10         62
                                       7.250            804.10      187,000.00
    LONG BEACH       CA   90808          1            11/01/97         00
    0430506675                           05           01/01/98          0
    4302881                              O            12/01/27
    0


    1661212          624/G01             F          206,000.00         ZZ
                                         360        206,000.00          1
    204 CLINTON COURT                  8.125          1,529.54         91
                                       7.875          1,529.54      227,000.00
    SALINAS          CA   93906          2            11/07/97         01
    0430518886                           05           01/01/98         30
    37005070193                          O            12/01/27
    0


    1661213          744/G01             F          312,000.00         ZZ
                                         360        312,000.00          1
    32 LIBERTA COURT                   8.125          2,316.59         80
                                       7.875          2,316.59      390,000.00
    DANVILLE         CA   94526          1            11/13/97         00
    0430500371                           05           01/01/98          0
    81879                                O            12/01/27
    0
1




    1661219          964/G01             F          245,600.00         ZZ
                                         360        245,600.00          1
    8125 MORNINGSIDE DRIVE             7.875          1,780.77         80
                                       7.625          1,780.77      307,000.00
    LOOMIS           CA   95650          2            11/17/97         00
    0430499954                           05           01/01/98          0
    27926                                O            12/01/27
    0


    1661223          106/106             F          218,965.00         ZZ
                                         360        218,810.45          1
    5 PEQUOT COURT                     7.750          1,568.70         85
                                       7.500          1,568.70      257,606.00
    MONROE           CT   06468          1            10/31/97         11
    6343636                              05           12/01/97         12
    6343636                              O            11/01/27
    0


    1661224          106/106             F          264,000.00         ZZ
                                         360        263,822.86          1
    302 WEST 12TH STREET #8C           8.000          1,937.14         80
                                       7.750          1,937.14      330,000.00
    NEW YORK         NY   10014          1            10/24/97         00
    6357420                              06           12/01/97          0
    6357420                              O            11/01/27
    0


    1661225          106/106             F          425,000.00         ZZ
                                         360        424,692.39          1
    2019 IRVING AVENUE SOUTH           7.625          3,008.13         79
                                       7.375          3,008.13      544,000.00
    MINNEAPOLIS      MN   55405          5            10/23/97         00
    6386932                              05           12/01/97          0
    6386932                              O            11/01/27
    0


    1661226          106/106             F          237,000.00         ZZ
                                         360        236,832.72          1
    6550 NORTH KIMBALL                 7.750          1,697.90         80
                                       7.500          1,697.90      298,000.00
    LINCOLNWOOD      IL   60645          1            10/30/97         00
    6407522                              05           12/01/97          0
    6407522                              O            11/01/27
    0


    1661227          106/106             F          450,000.00         ZZ
                                         360        449,640.14          1
1


    5111 CAMMACK DRIVE                 7.125          3,031.74         62
                                       6.875          3,031.74      730,000.00
    BETHESDA         MD   20816          1            10/29/97         00
    6414361                              05           12/01/97          0
    6414361                              O            11/01/27
    0


    1661228          106/106             F          452,000.00         ZZ
                                         360        451,704.33          2
    426 PACIFIC STREET                 8.125          3,356.09         80
                                       7.875          3,356.09      565,000.00
    BROOKLYN         NY   11217          1            10/24/97         00
    6431464                              05           12/01/97          0
    6431464                              O            11/01/27
    0


    1661229          106/106             F          216,000.00         ZZ
                                         360        215,551.11          1
    22380 WAGON WHEEL TRAIL            7.875          1,566.15         80
                                       7.625          1,566.15      270,000.00
    LAKEVILLE        MN   55044          1            08/18/97         00
    6436489                              05           10/01/97          0
    6436489                              O            09/01/27
    0


    1661230          106/106             F          300,000.00         ZZ
                                         360        299,793.54          1
    210 CENTRAL PARK SOUTH 8A          7.875          2,175.21         57
                                       7.625          2,175.21      530,000.00
    NEW YORK         NY   10019          1            10/27/97         00
    6438501                              12           12/01/97          0
    6438501                              O            11/01/27
    0


    1661231          106/106             F          292,700.00         ZZ
                                         360        292,460.07          1
    60 STALLION CIRCLE                 7.000          1,947.35         80
                                       6.750          1,947.35      365,960.00
    UPPER HOLLAND    PA   19047          1            10/31/97         00
    6441240                              05           12/01/97          0
    6441240                              O            11/01/27
    0


    1661232          106/106             F          294,800.00         ZZ
                                         360        294,602.19          1
    21 PINECLIFF ROAD                  8.000          2,163.14         80
                                       7.750          2,163.14      368,500.00
    CHAPPAQUA        NY   10514          1            10/24/97         00
    6442792                              05           12/01/97          0
1


    6442792                              O            11/01/27
    0


    1661233          106/106             F          376,150.00         ZZ
                                         360        375,891.13          1
    27168 S.E. 25TH PLACE              7.875          2,727.35         90
                                       7.625          2,727.35      417,990.00
    ISSAQUAH         WA   98029          1            10/09/97         10
    6448856                              03           12/01/97         25
    6448856                              O            11/01/27
    0


    1661234          106/106             F          250,000.00         ZZ
                                         360        249,832.25          1
    45 SUTTON PLACE SOUTH #14K         8.000          1,834.42         50
                                       7.750          1,834.42      500,000.00
    NEW YORK         NY   10022          1            10/23/97         00
    6452031                              12           12/01/97          0
    6452031                              O            11/01/27
    0


    1661235          106/106             F          285,000.00         ZZ
                                         360        284,616.27          1
    3958 SUTHERLAND DRIVE              8.000          2,091.23         65
                                       7.750          2,091.23      440,000.00
    PALO ALTO        CA   94303          2            09/02/97         00
    6454003                              05           11/01/97          0
    6454003                              O            10/01/27
    0


    1661236          106/106             F          297,000.00         ZZ
                                         360        296,805.72          1
    2422 GOUGH STREET                  8.125          2,205.22         36
                                       7.875          2,205.22      825,000.00
    SAN FRANCISCO    CA   94123          2            10/01/97         00
    6462451                              03           12/01/97          0
    6462451                              O            11/01/27
    0


    1661237          106/106             F          271,900.00         ZZ
                                         360        271,708.09          1
    ELLA ROAD                          7.750          1,947.93         80
                                       7.500          1,947.93      339,999.00
    SPARTA           NJ   07871          1            10/28/97         00
    6466635                              05           12/01/97          0
    6466635                              O            11/01/27
    0


1


    1661238          106/106             F          235,850.00         ZZ
                                         360        235,691.74          1
    333 NORTH 15TH STREET              8.000          1,730.59         80
                                       7.750          1,730.59      294,850.00
    SAN JOSE         CA   95112          1            10/09/97         00
    6473227                              05           12/01/97          0
    6473227                              O            11/01/27
    0


    1661239          106/106             F          308,000.00         ZZ
                                         360        307,765.64          1
    17 BYFORD COURT                    7.375          2,127.28         80
                                       7.125          2,127.28      385,000.00
    CHESTERTOWN      MD   21620          1            10/24/97         00
    6474100                              05           12/01/97          0
    6474100                              O            11/01/27
    0


    1661240          106/106             F          343,000.00         ZZ
                                         360        342,745.44          1
    41 BOURBON STREET                  7.500          2,398.31         70
                                       7.250          2,398.31      493,000.00
    WAYNE            NJ   07470          1            10/24/97         00
    6481469                              05           12/01/97          0
    6481469                              O            11/01/27
    0


    1661241          106/106             F          320,000.00         ZZ
                                         360        319,737.70          1
    21424 SE 33RD PLACE                7.000          2,128.97         79
                                       6.750          2,128.97      408,950.00
    ISSAQUAH         WA   98029          1            10/21/97         00
    6482483                              03           12/01/97          0
    6482483                              O            11/01/27
    0


    1661242          106/106             F          592,500.00         ZZ
                                         360        592,102.44          1
    17000 FEDERAL HILL COURT           8.000          4,347.56         75
                                       7.750          4,347.56      790,000.00
    BOWIE            MD   20716          2            10/22/97         00
    6484018                              05           12/01/97          0
    6484018                              O            11/01/27
    0


    1661243          106/106             F          515,000.00         ZZ
                                         360        514,645.58          1
    11 WINDHAM COURT                   7.875          3,734.11         54
                                       7.625          3,734.11      970,000.00
1


    MUTTONTOWN       NY   11545          2            10/27/97         00
    6484984                              05           12/01/97          0
    6484984                              O            11/01/27
    0


    1661244          106/106             F          330,400.00         ZZ
                                         360        330,166.80          1
    43268 SPINKS FERRY ROAD            7.750          2,367.03         80
                                       7.500          2,367.03      413,000.00
    LEESBURG         VA   22075          2            10/20/97         00
    6485718                              05           12/01/97          0
    6485718                              O            11/01/27
    0


    1661245          106/106             F          256,450.00         ZZ
                                         360        256,264.39          1
    14429 SYLVAN GLADE DRIVE           7.625          1,815.14         70
                                       7.375          1,815.14      370,000.00
    NORTH POTOMAC    MD   20878          2            10/31/97         00
    6487441                              03           12/01/97          0
    6487441                              O            11/01/27
    0


    1661247          106/106             F          514,000.00         ZZ
                                         360        513,637.22          1
    414 NORTH WASHINGTON               7.750          3,682.36         79
                                       7.500          3,682.36      652,000.00
    HINSDALE         IL   60521          2            10/24/97         00
    6487854                              05           12/01/97          0
    6487854                              O            11/01/27
    0


    1661248          106/106             F          300,000.00         ZZ
                                         360        299,798.70          1
    630 FIRST AVENUE #17C              8.000          2,201.30         80
                                       7.750          2,201.30      375,000.00
    NEW YORK         NY   10016          1            10/28/97         00
    6488167                              06           12/01/97          0
    6488167                              O            11/01/27
    0


    1661249          106/106             F          284,000.00         ZZ
                                         360        283,799.55          1
    546 ARLINGTON AVENUE               7.750          2,034.62         80
                                       7.500          2,034.62      355,000.00
    BERKELEY         CA   94707          1            10/15/97         00
    6489678                              05           12/01/97          0
    6489678                              O            11/01/27
    0
1




    1661250          106/106             F          249,600.00         ZZ
                                         360        249,423.83          1
    4N 018 FARMVIEW ROAD               7.750          1,788.17         80
                                       7.500          1,788.17      312,000.00
    ELBURN           IL   60119          1            10/24/97         00
    6489934                              05           12/01/97          0
    6489934                              O            11/01/27
    0


    1661251          106/106             F          316,000.00         ZZ
                                         360        315,782.53          1
    255 WEST 85TH STREET #3A & 3B      7.875          2,291.22         80
                                       7.625          2,291.22      395,000.00
    NEW YORK         NY   10024          1            10/22/97         00
    6490932                              01           12/01/97          0
    6490932                              O            11/01/27
    0


    1661252          106/106             F          340,000.00         ZZ
                                         360        339,734.77          1
    313 WYNDMOOR LANE                  7.250          2,319.40         71
                                       7.000          2,319.40      485,000.00
    HUNTINGDON VALL  PA   19006          1            10/24/97         00
    6494223                              05           12/01/97          0
    6494223                              O            11/01/27
    0


    1661253          106/106             F          300,000.00         ZZ
                                         360        299,788.26          1
    14730 IRVING STREET                7.750          2,149.24         53
                                       7.500          2,149.24      570,000.00
    BROOMFIELD       CO   80020          5            10/23/97         00
    6496715                              05           12/01/97          0
    6496715                              O            11/01/27
    0


    1661254          106/106             F          316,000.00         ZZ
                                         360        315,782.53          1
    42 TAMARACK WAY                    7.875          2,291.22         80
                                       7.625          2,291.22      395,000.00
    PLEASANTVILLE    NY   10570          1            10/31/97         00
    6502611                              05           12/01/97          0
    6502611                              O            11/01/27
    0


    1661255          106/106             F          221,600.00         ZZ
                                         360        221,422.78          1
1


    11026 WILLOW BOTTOM DRIVE          7.125          1,492.97         80
                                       6.875          1,492.97      277,000.00
    COLUMBIA         MD   21044          1            10/31/97         00
    6502801                              03           12/01/97          0
    6502801                              O            11/01/27
    0


    1661256          106/106             F          260,000.00         ZZ
                                         360        259,816.49          1
    16922 NE 122ND STREET              7.750          1,862.68         65
                                       7.500          1,862.68      400,000.00
    REDMOND          WA   98052          2            10/23/97         00
    6504682                              05           12/01/97          0
    6504682                              O            11/01/27
    0


    1661257          106/106             F          360,000.00         ZZ
                                         360        359,704.91          1
    5409 STUDELEY AVENUE               7.000          2,395.09         69
                                       6.750          2,395.09      528,000.00
    NORFOLK          VA   23508          2            10/24/97         00
    6505143                              05           12/01/97          0
    6505143                              O            11/01/27
    0


    1661259          106/106             F          285,000.00         ZZ
                                         360        284,793.72          1
    985 CHAPEL COURT NORTH             7.625          2,017.22         75
                                       7.375          2,017.22      382,500.00
    GLEN ELLYN       IL   60137          1            10/30/97         00
    6505697                              05           12/01/97          0
    6505697                              O            11/01/27
    0


    1661260          106/106             F          297,000.00         ZZ
                                         360        296,800.71          1
    227 DEVON DRIVE                    8.000          2,179.29         78
                                       7.750          2,179.29      385,000.00
    SAN RAFAEL       CA   94903          2            10/24/97         00
    6505978                              05           12/01/97          0
    6505978                              O            11/01/27
    0


    1661261          106/106             F          406,000.00         ZZ
                                         360        406,000.00          1
    4 JAMES COURT                      7.000          2,701.13         60
                                       6.750          2,701.13      688,000.00
    WESTON           CT   06883          2            10/30/97         00
    6506026                              05           01/01/98          0
1


    6506026                              O            12/01/27
    0


    1661263          106/106             F          700,000.00         ZZ
                                         360        700,000.00          1
    7 SHERWOOD LANE                    7.250          4,775.24         64
                                       7.000          4,775.24    1,100,000.00
    BEDFORD HILLS    NY   10507          1            10/31/97         00
    6507008                              05           01/01/98          0
    6507008                              O            12/01/27
    0


    1661264          106/106             F          252,000.00         ZZ
                                         360        251,817.60          1
    100 FRANZ COURT                    7.625          1,783.65         80
                                       7.375          1,783.65      315,000.00
    PACIFICA         CA   94044          1            10/25/97         00
    6508188                              05           12/01/97          0
    6508188                              O            11/01/27
    0


    1661265          106/106             F          235,750.00         ZZ
                                         360        235,570.61          1
    1052 DOUGLASS DRIVE                7.375          1,628.27         79
                                       7.125          1,628.27      301,000.00
    MCLEAN           VA   22101          2            10/24/97         00
    6511521                              05           12/01/97          0
    6511521                              O            11/01/27
    0


    1661266          106/106             F          487,500.00         ZZ
                                         360        487,147.16          1
    9500 DELL ROAD                     7.625          3,450.50         75
                                       7.375          3,450.50      650,000.00
    EDEN PRAIRE      MN   55344          2            10/28/97         00
    6513832                              05           12/01/97          0
    6513832                              O            11/01/27
    0


    1661267          106/106             F          369,000.00         ZZ
                                         360        368,732.93          1
    12415 BENNETT ROAD                 7.625          2,611.76         77
                                       7.375          2,611.76      485,000.00
    HERNDON          VA   20171          2            10/24/97         00
    6515126                              05           12/01/97          0
    6515126                              O            11/01/27
    0


1


    1661268          106/106             F          335,200.00         ZZ
                                         360        334,957.39          1
    92 FITCH AVENUE                    7.625          2,372.53         80
                                       7.375          2,372.53      419,000.00
    DARIEN           CT   06820          1            10/31/97         00
    6515845                              05           12/01/97          0
    6515845                              O            11/01/27
    0


    1661269          106/106             F          257,450.00         ZZ
                                         360        257,272.82          1
    220 BEAVER FALLS PLACE             7.875          1,866.70         95
                                       7.625          1,866.70      271,000.00
    ATLANTA          GA   30331          1            10/24/97         11
    6517874                              03           12/01/97         30
    6517874                              O            11/01/27
    0


    1661270          106/106             F          230,400.00         ZZ
                                         360        230,233.24          1
    15405 HANNANS WAY                  7.625          1,630.76         80
                                       7.375          1,630.76      288,000.00
    ROCKVILLE        MD   20853          1            10/31/97         00
    6518906                              05           12/01/97          0
    6518906                              O            11/01/27
    0


    1661271          106/106             F          260,000.00         ZZ
                                         360        259,829.92          1
    5799 BRANDYWINE COURT              8.125          1,930.50         80
                                       7.875          1,930.50      325,000.00
    GRANITE BAY      CA   95746          1            10/24/97         00
    6520613                              05           12/01/97          0
    6520613                              O            11/01/27
    0


    1661272          106/106             F          234,800.00         ZZ
                                         360        234,625.74          1
    6210 RAVENNA AVENUE NE             7.500          1,641.76         80
                                       7.250          1,641.76      293,500.00
    SEATTLE          WA   98115          1            10/27/97         00
    6521264                              05           12/01/97          0
    6521264                              O            11/01/27
    0


    1661273          106/106             F          232,000.00         ZZ
                                         360        231,836.25          1
    3377 OLD ORCHARD LANE              7.750          1,662.08         80
                                       7.500          1,662.08      290,000.00
1


    LOOMIS           CA   95650          1            10/21/97         00
    6522098                              05           12/01/97          0
    6522098                              O            11/01/27
    0


    1661274          106/106             F          280,000.00         ZZ
                                         360        279,802.37          1
    7 SPRUCE COURT                     7.750          2,005.96         80
                                       7.500          2,005.96      350,000.00
    LEMONT           IL   60439          1            10/29/97         00
    6523575                              05           12/01/97          0
    6523575                              O            11/01/27
    0


    1661275          106/106             F          290,400.00         ZZ
                                         360        290,184.48          1
    10 GARRISON DRIVE                  7.500          2,030.52         80
                                       7.250          2,030.52      363,000.00
    GUILFORD         CT   06437          1            10/30/97         00
    6524516                              05           12/01/97          0
    6524516                              O            11/01/27
    0


    1661278          106/106             F          290,000.00         ZZ
                                         360        289,795.32          1
    6 CLEMENS COURT                    7.750          2,077.60         80
                                       7.500          2,077.60      362,500.00
    EAST SETAUKET    NY   11733          1            10/31/97         00
    7784366                              05           12/01/97          0
    7784366                              O            11/01/27
    0


    1661279          106/106             F          290,000.00         ZZ
                                         360        289,773.76          1
    7315 AUGUSTA DRIVE                 7.250          1,978.32         75
                                       7.000          1,978.32      389,900.00
    BOULDER          CO   80301          1            10/24/97         00
    7837172                              03           12/01/97          0
    7837172                              O            11/01/27
    0


    1661280          106/106             F          245,000.00         ZZ
                                         360        244,827.08          1
    22214 SOUTHEAST 20TH STREET        7.750          1,755.21         70
                                       7.500          1,755.21      353,558.00
    ISSAQUAH         WA   98029          1            10/01/97         00
    7875750                              05           12/01/97          0
    7875750                              O            11/01/27
    0
1




    1661281          106/106             F          287,000.00         ZZ
                                         360        286,593.57          1
    17610 S. FIELDSTONE LANE           7.750          2,056.10         64
                                       7.500          2,056.10      455,000.00
    OREGON CITY      OR   97045          2            09/24/97         00
    7894231                              03           11/01/97          0
    7894231                              O            10/01/27
    0


    1661282          106/106             F          250,000.00         ZZ
                                         360        249,645.94          1
    580 GAME CREEK COVE                7.750          1,791.04         59
                                       7.500          1,791.04      425,000.00
    EADS             TN   38028          1            09/25/97         00
    7897598                              05           11/01/97          0
    7897598                              O            10/01/27
    0


    1661283          106/106             F          318,000.00         ZZ
                                         360        317,549.67          1
    102 OAKWOOD LANE                   7.750          2,278.19         77
                                       7.500          2,278.19      418,000.00
    BOERNE           TX   78006          1            09/26/97         00
    7897911                              05           11/01/97          0
    7897911                              O            10/01/27
    0


    1661284          106/106             F          328,000.00         ZZ
                                         360        327,756.57          1
    1 RIVER BIRCH ROAD                 7.500          2,293.43         80
                                       7.250          2,293.43      410,000.00
    LITTLE ROCK      AR   72202          2            10/14/97         00
    7898224                              01           12/01/97          0
    7898224                              O            11/01/27
    0


    1661285          106/106             F          500,000.00         ZZ
                                         360        499,628.93          1
    4212 VIA ALONDRA                   7.500          3,496.07         66
                                       7.250          3,496.07      765,000.00
    PALOS VERDES ES  CA   90274          1            10/08/97         00
    7900210                              05           12/01/97          0
    7900210                              O            11/01/27
    0


    1661286          106/106             F          280,000.00         ZZ
                                         360        279,807.31          1
1


    1108 SOUTH LINCOLN AVENUE          7.875          2,030.19         78
                                       7.625          2,030.19      360,000.00
    PARK RIDGE       IL   60068          2            10/14/97         00
    7900905                              05           12/01/97          0
    7900905                              O            11/01/27
    0


    1661287          106/106             F          500,000.00         ZZ
                                         360        499,326.79          1
    200 DEVONSHIRE BOULEVARD           8.000          3,668.82         58
                                       7.750          3,668.82      875,000.00
    SAN CARLOS       CA   94070          1            09/24/97         00
    7901085                              05           11/01/97          0
    7901085                              O            10/01/27
    0


    1661288          106/106             F          412,000.00         ZZ
                                         360        411,701.81          1
    832 CORRIENTE POINTE DRIVE         7.625          2,916.11         61
                                       7.375          2,916.11      680,000.00
    REDWOOD CITY     CA   94065          2            10/15/97         00
    7902281                              03           12/01/97          0
    7902281                              O            11/01/27
    0


    1661290          106/106             F          240,000.00         ZZ
                                         360        239,821.88          1
    3365 15TH STREET                   7.500          1,678.12         74
                                       7.250          1,678.12      328,000.00
    BOULDER          CO   80304          1            10/28/97         00
    7910615                              05           12/01/97          0
    7910615                              O            11/01/27
    0


    1661291          106/106             F          358,800.00         ZZ
                                         360        358,526.98          1
    26141 VIA ESTELITA                 7.375          2,478.14         42
                                       7.125          2,478.14      860,000.00
    SAN JUAN CAPIST  CA   92675          2            10/06/97         00
    7913569                              05           12/01/97          0
    7913569                              O            11/01/27
    0


    1661292          106/106             F          270,750.00         ZZ
                                         360        270,558.90          1
    37 PORTERO DRIVE                   7.750          1,939.69         95
                                       7.500          1,939.69      285,000.00
    PUEBLO           CO   81005          1            10/27/97         19
    7913650                              05           12/01/97         30
1


    7913650                              O            11/01/27
    0


    1661295          106/106             F          330,000.00         ZZ
                                         360        329,755.09          1
    807 MOSS CREEK PLANTATION          7.500          2,307.41         74
                                       7.250          2,307.41      450,000.00
    DULUTH           GA   30097          2            10/16/97         00
    7930415                              03           12/01/97          0
    7930415                              O            11/01/27
    0


    1661296          106/106             F          375,000.00         ZZ
                                         360        374,741.93          1
    36945 IMMIGRANT ROAD               7.875          2,719.01         60
                                       7.625          2,719.01      630,000.00
    PLEASANT HILL    OR   97455          5            10/15/97         00
    7930829                              05           12/01/97          0
    7930829                              O            11/01/27
    0


    1661304          455/G01             F          119,100.00         ZZ
                                         360        119,100.00          1
    1009 WOLF SPRINGS COURT            7.500            832.77         80
                                       7.250            832.77      148,900.00
    LAWRENCEVILLE    GA   30243          1            11/20/97         00
    0430521492                           05           01/01/98          0
    57385                                O            12/01/27
    0


    1661352          E60/G01             F          650,000.00         ZZ
                                         360        650,000.00          1
    29675 HARVESTER ROAD               8.125          4,826.24         60
                                       7.875          4,826.24    1,100,000.00
    MALIBU           CA   90265          2            11/05/97         00
    0430504563                           05           01/01/98          0
    520498                               O            12/01/27
    0


    1661355          912/G01             F          143,850.00         ZZ
                                         360        143,850.00          1
    6715 CINNAMON DRIVE                7.625          1,018.16         70
                                       7.375          1,018.16      205,655.00
    SPARKS           NV   89436          1            11/21/97         00
    0430507285                           03           01/01/98          0
    238196                               O            12/01/27
    0


1


    1661356          B91/G01             F          280,950.00         ZZ
                                         360        280,950.00          1
    15 PINEWOOD                        7.750          2,012.77         80
                                       7.500          2,012.77      351,225.00
    COTO DE CAZA     CA   92679          1            10/31/97         00
    0430518803                           03           01/01/98          0
    1000005933                           O            12/01/27
    0


    1661357          E57/G01             F          144,000.00         ZZ
                                         360        144,000.00          1
    220 NORTH 16TH STREET              7.750          1,031.62         80
                                       7.500          1,031.62      180,000.00
    MONTEBELLO       CA   90640          2            11/07/97         00
    0430518175                           05           01/01/98          0
    135582005433                         O            12/01/27
    0


    1661359          533/G01             F          250,000.00         ZZ
                                         360        250,000.00          1
    6417 EAST VIA ARBOLES              8.125          1,856.25         79
                                       7.875          1,856.25      320,000.00
    ANAHEIM          CA   92807          2            10/29/97         00
    0430517110                           05           01/01/98          0
    2224350                              O            12/01/27
    0


    1661369          B57/G01             F          180,000.00         ZZ
                                         360        180,000.00          1
    16439 BUCHET DRIVE                 7.625          1,274.03         80
                                       7.375          1,274.03      225,000.00
    LOS ANGELES      CA   91344          1            11/11/97         00
    0430502435                           05           01/01/98          0
    9712420                              O            12/01/27
    0


    1661370          731/G01             F          168,000.00         ZZ
                                         360        168,000.00          1
    1700 SOUTH PRIMROSE AVENUE         7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    ALHAMBRA         CA   91803          2            11/13/97         00
    0430500058                           05           01/01/98          0
    411511381                            O            12/01/27
    0


    1661371          B57/G01             F          234,500.00         ZZ
                                         360        234,500.00          1
    10770 QUEENSLAND STREET            8.125          1,741.16         70
                                       7.875          1,741.16      335,000.00
1


    LOS ANGELES      CA   90034          2            11/13/97         00
    0430503037                           05           01/01/98          0
    9720773                              O            12/01/27
    0


    1661373          808/G01             F          219,000.00         ZZ
                                         360        219,000.00          1
    10411 SOUTH AIRPORT WAY            7.625          1,550.07         75
                                       7.375          1,550.07      292,000.00
    MANTECA          CA   95336          5            11/05/97         00
    0430523027                           05           01/01/98          0
    9407196                              O            12/01/27
    0


    1661374          387/387             F          260,000.00         ZZ
                                         360        259,821.07          1
    1206 TRESTLE GLEN ROAD             7.875          1,885.18         80
                                       7.625          1,885.18      325,000.00
    OAKLAND          CA   94610          1            10/17/97         00
    1244250                              03           12/01/97          0
    1244250                              O            11/01/27
    0


    1661375          387/387             F          184,000.00         ZZ
                                         360        183,866.83          1
    6670 BROADRIDGE COURT              7.625          1,302.34         79
                                       7.375          1,302.34      234,000.00
    RENO             NV   89523          5            10/30/97         00
    1063254                              05           12/01/97          0
    1063254                              O            11/01/27
    0


    1661376          387/387             F           97,500.00         ZZ
                                         360         97,361.93          1
    1327 WATT STREET                   7.750            698.50         78
                                       7.500            698.50      125,000.00
    RENO             NV   89509          2            10/01/97         00
    1215003                              05           11/01/97          0
    1215003                              O            10/01/27
    0


    1661377          387/387             F          219,950.00         ZZ
                                         360        219,668.53          1
    17330 MOUNT STEPHEN AVENUE         8.250          1,652.41         80
                                       8.000          1,652.41      274,980.00
    SANTA CLARITA    CA   91351          2            09/19/97         00
    1192020                              05           11/01/97          0
    1192020                              O            10/01/27
    0
1




    1661378          387/387             F          216,000.00         ZZ
                                         360        215,851.35          1
    437 RAINDANCE                      7.875          1,566.15         80
                                       7.625          1,566.15      270,000.00
    THOUSAND OAKS    CA   91360          2            10/07/97         00
    1249036                              05           12/01/97          0
    1249036                              O            11/01/27
    0


    1661379          387/387             F           94,000.00         ZZ
                                         360         93,933.65          1
    3411 INDIAN WELLS DRIVE            7.750            673.43         76
                                       7.500            673.43      125,000.00
    ARLINGTON        TX   76017          1            10/20/97         00
    1260108                              05           12/01/97          0
    1260108                              O            11/01/27
    0


    1661380          387/387             F          189,750.00         ZZ
                                         360        189,616.08          1
    25373 JASMINE COURT                7.750          1,359.39         80
                                       7.500          1,359.39      237,235.00
    SALINAS          CA   93908          1            10/14/97         00
    1236983                              05           12/01/97          0
    1236983                              O            11/01/27
    0


    1661381          387/387             F          176,000.00         ZZ
                                         360        175,872.61          1
    25525 HURON STREET                 7.625          1,245.72         80
                                       7.375          1,245.72      220,000.00
    LOMA LINDA       CA   92354          1            10/16/97         00
    1062793                              05           12/01/97          0
    1062793                              O            11/01/27
    0


    1661382          387/387             F          223,700.00         ZZ
                                         360        223,542.12          1
    539 APPLEWOOD DRIVE                7.750          1,602.61         80
                                       7.500          1,602.61      280,000.00
    LODI             CA   95242          2            10/27/97         00
    1260884                              05           12/01/97          0
    1260884                              O            11/01/27
    0


    1661383          387/387             F          200,000.00         ZZ
                                         360        199,862.36          1
1


    25 AMADOR AVENUE                   7.875          1,450.14         80
                                       7.625          1,450.14      250,000.00
    GOLETA           CA   93117          1            10/13/97         00
    1259373                              05           12/01/97          0
    1259373                              O            11/01/27
    0


    1661384          387/387             F           78,400.00         ZZ
                                         360         78,348.71          2
    1208 JUSTIN LANE UNITS A AND B     8.125            582.12         79
                                       7.875            582.12      100,000.00
    AUSTIN           TX   78757          1            10/23/97         00
    1177260                              05           12/01/97          0
    1177260                              O            11/01/27
    0


    1661385          387/387             F          273,000.00         ZZ
                                         360        272,807.31          1
    40 KING EIDER LANE                 7.750          1,955.81         89
                                       7.500          1,955.81      308,000.00
    ALISO VIEJO      CA   92656          1            10/30/97         04
    1266204                              03           12/01/97         25
    1266204                              O            11/01/27
    0


    1661386          387/387             F           67,200.00         ZZ
                                         360         67,153.75          1
    200 KOALI DRIVE                    7.875            487.25         78
                                       7.625            487.25       87,000.00
    BASTROP          TX   78602          1            10/21/97         00
    1263169                              03           12/01/97          0
    1263169                              O            11/01/27
    0


    1661387          387/387             F          119,600.00         ZZ
                                         360        119,513.44          1
    11145 PINEHURST DRIVE              7.625            846.52         78
                                       7.375            846.52      155,000.00
    AUSTIN           TX   78747          1            10/23/97         00
    1260066                              03           12/01/97          0
    1260066                              O            11/01/27
    0


    1661388          387/387             F          146,650.00         ZZ
                                         360        146,541.16          1
    147 TRAIL RIDER WAY                7.500          1,025.40         80
                                       7.250          1,025.40      185,000.00
    GEORGETOWN       TX   78628          1            10/10/97         00
    1119155                              03           12/01/97          0
1


    1119155                              O            11/01/27
    0


    1661442          225/225             F          202,500.00         ZZ
                                         360        202,360.64          1
    5421 PENFIELD AVENUE               7.875          1,468.27         70
                                       7.625          1,468.27      290,000.00
    WOODLAND HILLS   CA   91364          2            10/28/97         00
    8070714                              05           12/01/97          0
    8070714                              O            11/01/27
    0


    1661463          721/G01             F          265,935.46         ZZ
                                         343        265,733.25          1
    852 GREAT OAKS TRAIL               8.000          1,975.11         63
                                       7.750          1,975.11      428,500.00
    EAGAN            MN   55123          1            10/24/97         00
    0430506295                           05           12/01/97          0
    0937870                              O            06/01/26
    0


    1661507          957/G01             F          273,550.00         ZZ
                                         360        273,550.00          1
    5711 BORDEAUX AVENUE               7.625          1,936.17         74
                                       7.375          1,936.17      370,000.00
    DALLAS           TX   75209          2            11/21/97         00
    0430520908                           05           01/01/98          0
    0150013530                           O            12/01/27
    0


    1661535          696/G01             F          247,500.00         ZZ
                                         360        247,500.00          1
    7025-H HANCOCK ROAD                7.625          1,751.79         90
                                       7.375          1,751.79      275,000.00
    FALLS CHURCH     VA   22043          2            11/17/97         10
    0430518837                           01           01/01/98         25
    2080810                              O            12/01/27
    0


    1661537          696/G01             F          124,000.00         BB
                                         360        124,000.00          1
    7311 JERVIS STREET                 7.875            899.09         80
                                       7.625            899.09      155,000.00
    SPRINGFIELD      VA   22151          1            11/20/97         00
    0430517821                           05           01/01/98          0
    2170529                              O            12/01/27
    0


1


    1661539          696/G01             F          160,500.00         ZZ
                                         360        160,500.00          1
    610 WEST VIEW TERRACE              7.875          1,163.74         75
                                       7.625          1,163.74      214,000.00
    ALEXANDRIA       VA   22301          1            11/20/97         00
    0430504456                           05           01/01/98          0
    2310346                              O            12/01/27
    0


    1661560          696/G01             F          172,000.00         ZZ
                                         360        172,000.00          1
    6201 KNOLL VIEW PLACE              7.250          1,173.34         80
                                       7.000          1,173.34      215,000.00
    CENTREVILLE      VA   20120          1            11/24/97         00
    0430516732                           05           01/01/98          0
    2330513                              O            12/01/27
    0


    1661563          387/387             F          492,000.00         ZZ
                                         360        491,303.26          1
    3752 LINCOLN ROAD                  7.750          3,524.75         80
                                       7.500          3,524.75      615,000.00
    SANTA BARBARA    CA   93110          1            09/19/97         00
    1178532                              05           11/01/97          0
    1178532                              O            10/01/27
    0


    1661565          387/387             F          275,000.00         ZZ
                                         360        274,648.09          1
    750 CHAMPIONS CLUB DRIVE           8.250          2,065.98         70
                                       8.000          2,065.98      397,000.00
    ALPHARETTA       GA   30004          5            09/29/97         00
    1245711                              03           11/01/97          0
    1245711                              O            10/01/27
    0


    1661568          387/387             F          101,200.00         ZZ
                                         360        101,124.89          1
    1407 SANTANA STREET                7.500            707.61         78
                                       7.250            707.61      130,000.00
    CEDAR PARK       TX   78613          1            10/22/97         00
    1177765                              03           12/01/97          0
    1177765                              O            11/01/27
    0


    1661571          387/387             F          245,000.00         ZZ
                                         360        244,827.08          1
    338 GENOA SPRINGS DRIVE            7.750          1,755.21         72
                                       7.500          1,755.21      345,000.00
1


    GENOA            NV   89411          1            10/13/97         00
    1245588                              03           12/01/97          0
    1245588                              O            11/01/27
    0


    1661572          387/387             F          336,000.00         ZZ
                                         360        335,744.33          1
    1111 ST. JOHN PLACE                7.375          2,320.67         80
                                       7.125          2,320.67      420,000.00
    SANTA ANA        CA   92705          1            10/06/97         00
    1254515                              05           12/01/97          0
    1254515                              O            11/01/27
    0


    1661576          387/387             F           82,300.00         ZZ
                                         360         82,243.35          1
    105 SAN GABRIEL BOULEVARD          7.875            596.74         75
                                       7.625            596.74      110,000.00
    GEORGETOWN       TX   78628          1            10/30/97         00
    1260645                              05           12/01/97          0
    1260645                              O            11/01/27
    0


    1661578          387/387             F          222,800.00         ZZ
                                         360        222,492.35          1
    28952 SANTIAGO PEAK LANE           7.875          1,615.45         80
                                       7.625          1,615.45      280,000.00
    TRABUCO CANYON   CA   92679          1            09/19/97         00
    1061944                              05           11/01/97          0
    1061944                              O            10/01/27
    0


    1661580          387/387             F          347,400.00         ZZ
                                         360        347,142.18          1
    320 MISTWATER TRACE                7.500          2,429.07         80
                                       7.250          2,429.07      435,000.00
    ALPHARETTA       GA   30202          2            10/03/97         00
    1246941                              03           12/01/97          0
    1246941                              O            11/01/27
    0


    1661582          387/387             F          106,650.00         ZZ
                                         360        106,574.73          1
    1607 AZELIZ DRIVE                  7.750            764.05         79
                                       7.500            764.05      135,000.00
    CEDAR PARK       TX   78613          1            10/28/97         00
    1260678                              05           12/01/97          0
    1260678                              O            11/01/27
    0
1




    1661584          387/387             F          248,000.00         ZZ
                                         360        247,648.81          1
    1020 EDGEWOOD AVENUE               7.750          1,776.70         80
                                       7.500          1,776.70      310,000.00
    ATLANTA          GA   30307          1            09/30/97         00
    1243773                              05           11/01/97          0
    1243773                              O            10/01/27
    0


    1661585          195/G01             F          244,000.00         ZZ
                                         360        244,000.00          1
    12 THORNHILL ROAD                  7.000          1,623.34         80
                                       6.750          1,623.34      305,000.00
    RIVERSIDE        CT   06878          1            11/25/97         00
    0430505479                           05           01/01/98          0
    55259                                O            12/01/27
    0


    1661588          K08/G01             F          139,500.00         ZZ
                                         360        139,500.00          1
    2911 MORRISON AVENUE               8.000          1,023.60         75
                                       7.750          1,023.60      186,000.00
    HOUSTON          TX   77009          1            11/13/97         00
    0410593594                           05           01/01/98          0
    410593594                            O            12/01/27
    0


    1661594          253/253             F          169,500.00         ZZ
                                         360        169,500.00          1
    1415 SANTA CRUZ DR                 7.625          1,199.70         70
                                       7.375          1,199.70      243,000.00
    SANTA FE         NM   87501          2            11/11/97         00
    903314                               05           01/01/98          0
    903314                               O            12/01/27
    0


    1661595          168/G01             F          266,000.00         ZZ
                                         360        265,650.82          1
    4551 COLLEGE AVENUE                8.125          1,975.04         79
                                       7.875          1,975.04      340,000.00
    ELLICOTT CITY    MD   21043          2            09/15/97         00
    0430502393                           05           11/01/97          0
    9708184                              O            10/01/27
    0


    1661600          575/G01             F           86,100.00         ZZ
                                         360         86,045.10          1
1


    9305 ORBITAN RD                    8.250            646.84         69
                                       8.000            646.84      126,500.00
    PARKVILLE        MD   21234          2            10/23/97         00
    0430506451                           05           12/01/97          0
    972433720                            O            11/01/27
    0


    1661607          A13/G01             F          247,500.00         ZZ
                                         360        246,985.65          1
    9838 SOUTH HGIGH OAK VIEW          7.875          1,794.55         75
                                       7.625          1,794.55      330,000.00
    SALEM            UT   84653          2            08/04/97         00
    0430517060                           05           10/01/97          0
    971506771                            O            09/01/27
    0


    1661615          A13/G01             F          325,000.00         ZZ
                                         360        324,776.33          1
    56 WEBSTER AVENUE                  7.875          2,356.48         79
                                       7.625          2,356.48      415,000.00
    MANHASSET        NY   11030          1            11/04/97         00
    0430516500                           05           12/01/97          0
    970028261                            O            11/01/27
    0


    1661622          E22/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    13 PARK PLACE                      7.875          1,682.16         80
                                       7.625          1,682.16      290,000.00
    MANSFIELD        TX   76063          1            11/13/97         00
    0410555452                           05           01/01/98          0
    410555452                            O            12/01/27
    0


    1661628          K08/G01             F          100,000.00         ZZ
                                         360        100,000.00          1
    11822 QUEENSTON DRIVE              7.500            699.21         80
                                       7.250            699.21      125,000.00
    SAN ANTONIO      TX   78250          1            11/20/97         00
    0410620736                           03           01/01/98          0
    410620736                            O            12/01/27
    0


    1661629          201/G01             F          373,500.00         ZZ
                                         360        373,236.39          1
    22 VAN HISE DRIVE                  7.750          2,675.80         78
                                       7.500          2,675.80      485,000.00
    MILLSTONE        NJ   08535          2            10/27/97         00
    0430506246                           05           12/01/97          0
1


    3809028404                           O            11/01/27
    0


    1661630          450/450             F          244,800.00         ZZ
                                         355        244,637.94          1
    10385 BRIDGEWATER                  8.250          1,845.06         80
                                       8.000          1,845.06      306,000.00
    GREEN OAK TOWNS  MI   48178          1            10/24/97         00
    4192282                              05           12/01/97          0
    4192282                              O            06/01/27
    0


    1661631          K08/G01             F          225,000.00         ZZ
                                         360        225,000.00          1
    69560 BELLOWS ROAD                 8.125          1,670.62         65
                                       7.875          1,670.62      347,000.00
    WHITE PIGEON     MI   49099          5            11/12/97         00
    0410606461                           05           01/01/98          0
    410606461                            O            12/01/27
    0


    1661633          K08/G01             F          124,700.00         ZZ
                                         360        124,700.00          1
    1755 CHANDLERS LANDING             7.625            882.62         80
                                       7.375            882.62      155,881.00
    MESQUITE         TX   75181          1            11/14/97         00
    0410430441                           05           01/01/98          0
    410430441                            O            12/01/27
    0


    1661635          180/G01             F          243,200.00         ZZ
                                         360        243,200.00          1
    540 SOUTH 14TH STREET              8.250          1,827.08         80
                                       8.000          1,827.08      304,000.00
    SAN JOSE         CA   95112          1            11/01/97         00
    0430520320                           05           01/01/98          0
    0004534283                           O            12/01/27
    0


    1661659          593/593             F          500,000.00         ZZ
                                         360        499,647.10          1
    4102 N. HACKBERRY WAY              7.750          3,582.07         79
                                       7.500          3,582.07      635,000.00
    BOISE            ID   83702          1            10/15/97         00
    6020648                              03           12/01/97          0
    6020648                              O            11/01/27
    0


1


    1661670          593/593             F          282,000.00         ZZ
                                         360        280,896.11          1
    1433 EAST HAVARD AVENUE            7.750          2,020.29         68
                                       7.500          2,020.29      417,500.00
    SALT LAKE CITY   UT   84105          5            09/02/97         00
    6180327                              05           11/01/97          0
    6180327                              O            10/01/27
    0


    1661677          637/G01             F          266,000.00         ZZ
                                         360        266,000.00          1
    12231 SANTA TERESA DRIVE           7.625          1,882.74         75
                                       7.375          1,882.74      355,000.00
    SAN RAMON        CA   94583          5            11/03/97         00
    0430520874                           05           01/01/98          0
    8174005                              O            12/01/27
    0


    1661689          721/G01             F          391,284.01         ZZ
                                         330        390,948.72          1
    N6367 WOODLAND ROAD                7.875          2,903.09         79
                                       7.625          2,903.09      495,270.00
    SHEBOYGAN        WI   53083          1            10/27/97         00
    0430523332                           05           12/01/97          0
    9906469                              O            05/01/25
    0


    1661693          637/G01             F          137,200.00         ZZ
                                         360        137,200.00          1
    2916 BLUFFVIEW LANE                7.750            982.92         80
                                       7.500            982.92      171,550.00
    FLOWER MOUND     TX   75028          1            11/12/97         00
    0430521328                           03           01/01/98          0
    9727900                              O            12/01/27
    0


    1661718          356/G01             F          267,000.00         ZZ
                                         360        267,000.00          1
    48963 GREEN VALLEY ROAD            7.750          1,912.83         47
                                       7.500          1,912.83      570,000.00
    FREMONT          CA   94539          2            10/30/97         00
    0430521781                           05           01/01/98          0
    2442689                              O            12/01/27
    0


    1661740          665/G01             F          268,500.00         ZZ
                                         360        268,500.00          1
    1980 MAYFIELD AVENUE               8.125          1,993.60         61
                                       7.875          1,993.60      445,000.00
1


    SAN JOSE         CA   95130          2            11/06/97         00
    0430505180                           05           01/01/98          0
    9701216902                           O            12/01/27
    0


    1661742          757/757             F          250,000.00         ZZ
                                         360        250,000.00          1
    1365 WILMINGTON WAY                7.750          1,791.04         65
                                       7.500          1,791.04      390,000.00
    GRAYSON          GA   30017          2            11/21/97         00
    3216983                              03           01/01/98          0
    3216983                              O            12/01/27
    0


    1661744          665/G01             F          452,000.00         ZZ
                                         360        452,000.00          1
    1531 BARTON DRIVE                  7.750          3,238.18         80
                                       7.500          3,238.18      565,000.00
    SUNNYVALE        CA   94087          1            11/14/97         00
    0430507012                           05           01/01/98          0
    9701217442                           O            12/01/27
    0


    1661749          637/G01             F          122,150.00         ZZ
                                         360        122,150.00          1
    3532 LOCKPORT STREET               7.750            875.10         75
                                       7.500            875.10      162,900.00
    LAS VEGAS        NV   89129          1            11/06/97         00
    0430520528                           03           01/01/98          0
    8441255                              O            12/01/27
    0


    1661755          637/G01             F          171,000.00         ZZ
                                         360        170,888.14          1
    7281 WESTWOOD CT                   8.125          1,269.67         74
                                       7.875          1,269.67      234,000.00
    SARASOTA         FL   34241          5            11/03/97         00
    0430517896                           05           12/01/97          0
    8454605                              O            11/01/27
    0


    1661763          637/G01             F          492,000.00         ZZ
                                         360        491,661.40          1
    3595 SIERRA ROAD                   7.875          3,567.35         80
                                       7.625          3,567.35      615,000.00
    SAN JOSE         CA   95132          2            10/31/97         00
    0430521617                           05           12/01/97          0
    8394090                              O            11/01/27
    0
1




    1661774          B74/G01             F          184,000.00         ZZ
                                         360        184,000.00          1
    19301 MAYNARD WAY                  7.875          1,334.13         80
                                       7.625          1,334.13      230,000.00
    SANTA ANA        CA   92705          1            11/18/97         00
    0430506261                           05           01/01/98          0
    972942                               O            12/01/27
    0


    1661775          106/106             F          253,600.00         ZZ
                                         360        253,411.79          1
    25 YACHT CLUB ROAD                 7.500          1,773.21         80
                                       7.250          1,773.21      317,000.00
    LITTLE ROCK      AR   72212          2            10/29/97         00
    7912462                              05           12/01/97          0
    7912462                              O            11/01/27
    0


    1661777          975/G01             F          593,000.00         ZZ
                                         360        593,000.00          1
    6493 FRAMPTON CIRCLE               7.500          4,146.34         80
                                       7.250          4,146.34      745,000.00
    HUNTINGTON BEAC  CA   92648          1            11/20/97         00
    0430504753                           03           01/01/98          0
    972210                               O            12/01/27
    0


    1661781          961/G01             F          149,600.00         ZZ
                                         360        149,600.00          1
    2973 ROYAL PALM DRIVE              7.500          1,046.02         80
                                       7.250          1,046.02      187,000.00
    COSTA MESA       CA   92626          1            11/03/97         00
    0430503201                           05           01/01/98          0
    09110648                             O            12/01/27
    0


    1661787          731/G01             F          137,600.00         ZZ
                                         360        137,600.00          1
    24036 GEMWOOD DRIVE                7.625            973.92         80
                                       7.375            973.92      172,000.00
    LAKE FOREST      CA   92630          1            11/07/97         00
    0430503318                           05           01/01/98          0
    411511464                            O            12/01/27
    0


    1661813          813/813             F          468,000.00         ZZ
                                         360        468,000.00          1
1


    7902 MAKAAOA PLACE                 7.750          3,352.81         80
                                       7.500          3,352.81      585,000.00
    HONOLULU         HI   96825          2            11/12/97         00
    971023015                            03           01/01/98          0
    971023015                            O            12/01/27
    0


    1661825          664/G01             F          440,000.00         ZZ
                                         360        440,000.00          1
    451 WHITEGATE ROAD                 7.875          3,190.31         79
                                       7.625          3,190.31      560,000.00
    NEWBURY PARK     CA   91320          2            11/13/97         00
    0430503102                           05           01/01/98          0
    2402758                              O            12/01/27
    0


    1661834          731/G01             F          220,000.00         ZZ
                                         360        220,000.00          1
    1616 GILLESPIE STREET              8.125          1,633.49         80
                                       7.875          1,633.49      275,000.00
    SANTA BARBARA    CA   93101          2            11/12/97         00
    0430501940                           05           01/01/98          0
    911680542                            O            12/01/27
    0


    1661836          664/G01             F          231,000.00         ZZ
                                         360        231,000.00          1
    21 CEDAR HOLLOW DRIVE              7.750          1,654.92         67
                                       7.500          1,654.92      345,000.00
    DANVILLE         CA   94526          1            11/06/97         00
    0430517367                           03           01/01/98          0
    2339679                              O            12/01/27
    0


    1661849          593/593             F          356,000.00         ZZ
                                         360        355,241.33          1
    2653 EAST GRAND VISTA WAY          7.750          2,550.43         80
                                       7.500          2,550.43      445,000.00
    SANDY            UT   84094          1            08/20/97         00
    6952212                              05           10/01/97          0
    6952212                              O            09/01/27
    0


    1661853          593/593             F          396,000.00         ZZ
                                         360        395,156.07          1
    1152 E. NORTH BONNEVILLE DRIVE     7.750          2,837.00         80
                                       7.500          2,837.00      496,000.00
    SALT LAKE CITY   UT   84108          1            08/15/97         00
    6953574                              05           10/01/97          0
1


    6953574                              O            09/01/27
    0


    1661855          356/G01             F          437,500.00         ZZ
                                         360        437,500.00          1
    45581 CLARET COURT                 7.875          3,172.18         70
                                       7.625          3,172.18      625,000.00
    FREMONT          CA   94539          5            11/04/97         00
    0430521526                           05           01/01/98          0
    2441988                              O            12/01/27
    0


    1661857          765/G01             F           30,000.00         ZZ
                                         360         30,000.00          1
    29062 CEDAR TERRACE                7.500            209.76         42
                                       7.250            209.76       73,000.00
    UNINCORP. AREA   CA   92321          1            11/18/97         00
    0430507178                           05           01/01/98          0
    327974                               O            12/01/27
    0


    1661860          822/G01             F           52,500.00         ZZ
                                         360         52,466.52          1
    153 PROVIDENCE FORGE               8.250            394.42         70
                                       8.000            394.42       75,000.00
    ROYERSFORD       PA   19468          1            10/31/97         00
    0430503789                           01           12/01/97          0
    0136076006                           O            11/01/27
    0


    1661864          356/G01             F          277,000.00         ZZ
                                         360        277,000.00          1
    1698 MASSIDDA COURT                7.875          2,008.45         66
                                       7.625          2,008.45      425,000.00
    SAN JOSE         CA   95118          5            11/03/97         00
    0430522243                           05           01/01/98          0
    2241608                              O            12/01/27
    0


    1661870          480/G01             F          307,500.00         ZZ
                                         360        307,500.00          1
    10500 TYLER TERRACE                7.500          2,150.08         75
                                       7.250          2,150.08      410,000.00
    POTOMAC          MD   20854          1            11/20/97         00
    0430519488                           05           01/01/98          0
    2124337                              O            12/01/27
    0


1


    1661882          267/267             F          233,600.00         ZZ
                                         360        233,600.00          1
    735 MARYLAND STREET                7.375          1,613.42         80
                                       7.125          1,613.42      292,000.00
    EL SEGUNDO       CA   90245          1            11/03/97         00
    4326872                              05           01/01/98          0
    4326872                              O            12/01/27
    0


    1661888          267/267             F          227,000.00         ZZ
                                         360        227,000.00          1
    23472 VIA CODORNIZ                 7.375          1,567.84         77
                                       7.125          1,567.84      295,000.00
    TRABUCO CANYON   CA   92679          2            11/05/97         00
    4325729                              03           01/01/98          0
    4325729                              O            12/01/27
    0


    1661889          893/G01             F          312,800.00         ZZ
                                         360        312,800.00          1
    443 CHESAPEAKE                     7.500          2,187.14         80
                                       7.250          2,187.14      391,000.00
    FOSTER CITY      CA   94404          1            11/19/97         00
    0430505370                           05           01/01/98          0
    235192                               O            12/01/27
    0


    1661892          893/G01             F          368,000.00         ZZ
                                         360        368,000.00          1
    29 ERICSON ROAD                    7.875          2,668.26         52
                                       7.625          2,668.26      715,000.00
    SAN MATEO        CA   94402          2            11/11/97         00
    0430506337                           05           01/01/98          0
    233106                               O            12/01/27
    0


    1661900          267/267             F          286,000.00         ZZ
                                         360        286,000.00          1
    2648 CELAYA CIRCLE                 7.000          1,902.77         77
                                       6.750          1,902.77      375,000.00
    SAN RAMON        CA   94583          1            11/07/97         00
    4325410                              03           01/01/98          0
    4325410                              O            12/01/27
    0


    1661902          246/G01             F          292,000.00         ZZ
                                         360        291,799.04          1
    3653 HARMONY CHURCH ROAD           7.875          2,117.21         80
                                       7.625          2,117.21      365,000.00
1


    HARVE DE GRACE   MD   21078          1            10/24/97         00
    0430506899                           05           12/01/97          0
    96837                                O            11/01/27
    0


    1661903          F62/G01             F          246,000.00         ZZ
                                         360        246,000.00          1
    8582 NW 168 TERRACE                7.875          1,783.67         85
                                       7.625          1,783.67      290,000.00
    MIAMI LAKES      FL   33016          2            10/31/97         04
    0430521823                           05           01/01/98         12
    9710062674689                        O            12/01/27
    0


    1661904          685/G01             F          197,600.00         ZZ
                                         360        197,600.00          1
    13023 BARTO DRIVE                  7.625          1,398.60         80
                                       7.375          1,398.60      247,000.00
    LOS ANGELES      CA   91344          1            11/06/97         00
    0430501981                           05           01/01/98          0
    109543                               O            12/01/27
    0


    1661906          685/G01             F          260,000.00         ZZ
                                         360        260,000.00          1
    19662 CLANCY LANE                  7.500          1,817.96         80
                                       7.250          1,817.96      325,000.00
    HUNTINGTON BEAC  CA   92646          1            11/12/97         00
    0430502302                           05           01/01/98          0
    108372                               O            12/01/27
    0


    1661907          E48/E48             F          307,600.00         ZZ
                                         360        307,600.00          1
    9006 OLD SMYRNA ROAD               7.875          2,230.32         79
                                       7.625          2,230.32      390,000.00
    BRENTWOOD        TN   37027          6            11/20/97         00
    180897M                              05           01/01/98          0
    180897M                              O            12/01/27
    0


    1661909          685/G01             F          484,000.00         ZZ
                                         360        484,000.00          1
    1661 OAKCOTTAGE COURT              7.375          3,342.87         80
                                       7.125          3,342.87      605,000.00
    THOUSAND OAKS    CA   91361          1            11/12/97         00
    0430502328                           05           01/01/98          0
    109480                               O            12/01/27
    0
1




    1661910          685/G01             F          328,000.00         ZZ
                                         360        328,000.00          1
    1457 BONNIE JEAN LANE              7.750          2,349.83         80
                                       7.500          2,349.83      410,000.00
    LA HABRA HEIGHT  CA   90631          1            11/18/97         00
    0430518621                           05           01/01/98          0
    109839                               O            12/01/27
    0


    1661911          685/G01             F          228,000.00         ZZ
                                         360        228,000.00          1
    8 TOULON AVENUE                    7.625          1,613.77         80
                                       7.375          1,613.77      285,000.00
    FOOTHILL RANCH   CA   92610          2            11/17/97         00
    0430504316                           03           01/01/98          0
    109643                               O            12/01/27
    0


    1661912          685/G01             F          174,400.00         ZZ
                                         360        174,400.00          1
    5350 CAMPO ROAD                    8.000          1,279.69         80
                                       7.750          1,279.69      218,000.00
    LOS ANGELES      CA   91364          1            11/14/97         00
    0430500587                           05           01/01/98          0
    109628                               O            12/01/27
    0


    1661914          685/G01             F          263,900.00         ZZ
                                         360        263,900.00          1
    6 WASHINGTON                       7.375          1,822.69         80
                                       7.125          1,822.69      329,900.00
    IRVINE           CA   92606          1            11/13/97         00
    0430500702                           03           01/01/98          0
    109025                               O            12/01/27
    0


    1661915          685/G01             F          284,000.00         ZZ
                                         360        284,000.00          1
    2426 AQUASANTA                     8.125          2,108.69         80
                                       7.875          2,108.69      355,000.00
    TUSTIN           CA   92782          2            11/14/97         00
    0430500785                           01           01/01/98          0
    109676                               O            12/01/27
    0


    1661916          685/G01             F          101,000.00         ZZ
                                         360        101,000.00          1
1


    8960 VILLAGE AVENUE                8.000            741.10         46
                                       7.750            741.10      220,000.00
    LOS ANGELES      CA   91352          2            11/06/97         00
    0430502419                           05           01/01/98          0
    109483                               O            12/01/27
    0


    1661917          744/G01             F          134,400.00         ZZ
                                         360        134,400.00          1
    1361 APPALOSA COURT                8.125            997.92         80
                                       7.875            997.92      168,000.00
    TRACY            CA   95376          2            11/12/97         00
    0430502138                           05           01/01/98          0
    81965                                O            12/01/27
    0


    1661919          964/G01             F          650,000.00         ZZ
                                         360        650,000.00          1
    43 SAN RAFAEL AVENUE               7.500          4,544.89         78
                                       7.250          4,544.89      835,000.00
    SAN ANSELMO      CA   94960          1            11/14/97         00
    0430500413                           05           01/01/98          0
    28950                                O            12/01/27
    0


    1661971          180/G01             F          181,200.00         ZZ
                                         360        181,081.47          1
    195 PLEASANT VIEW DRIVE            8.125          1,345.40         80
                                       7.875          1,345.40      226,500.00
    PLEASANT HILL    CA   94523          1            10/29/97         00
    0430518647                           05           12/01/97          0
    12115713                             O            11/01/27
    0


    1661977          638/G01             F          343,000.00         ZZ
                                         360        343,000.00          1
    3022 DEER VALLEY AVENUE            8.000          2,516.81         77
                                       7.750          2,516.81      450,000.00
    NEWBURY PARK     CA   91320          2            11/06/97         00
    0430501130                           05           01/01/98          0
    08676781                             O            12/01/27
    0


    1661980          638/G01             F          237,000.00         ZZ
                                         360        237,000.00          1
    1155 SEA ISLAND COURT              8.125          1,759.72         85
                                       7.875          1,759.72      280,000.00
    BRENTWOOD        CA   94513          2            11/03/97         10
    0430502179                           05           01/01/98         12
1


    08679019                             O            12/01/27
    0


    1661991          696/G01             F          194,800.00         ZZ
                                         360        194,800.00          1
    13611 NUBIAN COURT                 7.500          1,362.07         80
                                       7.250          1,362.07      243,500.00
    HERNDON          VA   20171          1            11/24/97         00
    0430505073                           03           01/01/98          0
    2430788                              O            12/01/27
    0


    1662086          025/025             F          320,000.00         ZZ
                                         360        319,779.78          1
    32 VILLA LANE                      7.875          2,320.22         80
                                       7.625          2,320.22      400,000.00
    BOYNTON BEACH    FL   33436          1            10/16/97         00
    9700891                              01           12/01/97          0
    9700891                              O            11/01/27
    0


    1662095          201/G01             F          650,000.00         ZZ
                                         360        650,000.00          1
    3521 SUGAN ROAD                    8.375          4,940.47         79
                                       8.125          4,940.47      826,000.00
    SOLEBURY         PA   18938          2            11/05/97         00
    0430505362                           05           01/01/98          0
    2809029909                           O            12/01/27
    0


    1662106          575/G01             F          319,500.00         ZZ
                                         360        319,500.00          1
    10226 MARTINHOE DRIVE              7.375          2,206.71         90
                                       7.125          2,206.71      355,000.00
    VIENNA           VA   22181          1            11/06/97         12
    0430520494                           05           01/01/98         25
    972422962                            O            12/01/27
    0


    1662108          201/G01             F          300,000.00         ZZ
                                         360        299,793.54          1
    2 MEMAS COURT                      7.875          2,175.21         94
    DIX HILLS                          7.625          2,175.21      321,500.00
    DIX HILLS        NY   11746          1            10/30/97         01
    0430504787                           05           12/01/97         30
    2409019920                           O            11/01/27
    0


1


    1662118          201/G01             F          350,000.00         ZZ
                                         360        349,752.97          1
    34 MARTINDALE ROAD                 7.750          2,507.45         68
                                       7.500          2,507.45      517,000.00
    MILLBURN         NJ   07078          1            10/30/97         00
    0430504191                           05           12/01/97          0
    1300996277                           O            11/01/27
    0


    1662119          025/025             F          311,500.00         ZZ
                                         360        311,058.86          1
    9024 SOUTHERLAND PLACE             7.750          2,231.63         74
                                       7.500          2,231.63      422,000.00
    BRENTWOOD        TN   37027          2            09/22/97         00
    860871                               05           11/01/97          0
    860871                               O            10/01/27
    0


    1662126          025/025             F          253,700.00         ZZ
                                         360        253,516.37          1
    11202 SEA GRASS CIRCLE             7.625          1,795.68         80
                                       7.375          1,795.68      317,133.00
    BOCA RATON       FL   33498          1            10/16/97         00
    9700141                              03           12/01/97          0
    9700141                              O            11/01/27
    0


    1662132          025/025             F          266,400.00         ZZ
                                         360        266,013.15          1
    5300 BLUE SAGE DRIVE               7.625          1,885.56         80
                                       7.375          1,885.56      333,000.00
    RALEIGH          NC   27606          2            10/01/97         00
    568184                               03           11/01/97          0
    568184                               O            10/01/27
    0


    1662133          A52/G01             F          234,600.00         ZZ
                                         360        234,600.00          1
    477 SUMMIT VIEW PLACE              7.625          1,660.48         90
                                       7.375          1,660.48      260,701.00
    STONE MOUNTAIN   GA   30087          1            11/26/97         04
    0430500744                           05           01/01/98         25
    239238                               O            12/01/27
    0


    1662139          025/025             F          330,000.00         ZZ
                                         360        329,742.56          1
    9485 WATERFALL ROAD                7.250          2,251.19         78
                                       7.000          2,251.19      425,000.00
1


    BRENTWOOD        TN   37027          1            10/09/97         00
    261559                               03           12/01/97          0
    261559                               O            11/01/27
    0


    1662142          025/025             F          298,800.00         ZZ
                                         360        298,566.91          1
    4221 DUNHAM PARK                   7.250          2,038.34         90
                                       7.000          2,038.34      332,000.00
    FLOWERY BRANCH   GA   30542          4            10/09/97         12
    140878                               03           12/01/97         25
    140878                               O            11/01/27
    0


    1662150          025/025             F          400,000.00         ZZ
                                         360        399,710.49          1
    6 CUSABO PLACE                     7.625          2,831.18         79
                                       7.375          2,831.18      510,000.00
    HILTON HEAD      SC   29926          1            10/13/97         00
    6000424249                           03           12/01/97          0
    6000424249                           O            11/01/27
    0


    1662154          F27/G01             F          232,000.00         ZZ
                                         360        231,814.47          1
    6910 BRIMSTONE LANE                7.125          1,563.03         90
                                       6.875          1,563.03      257,840.00
    FAIRFAX STATION  VA   22039          1            10/31/97         12
    0430522920                           03           12/01/97         25
    116308605                            O            11/01/27
    0


    1662155          633/G01             F          300,400.00         ZZ
                                         360        300,400.00          1
    27713 HIGH KNOLL RD                7.750          2,152.10         76
                                       7.500          2,152.10      400,000.00
    LAKE ARROWHEAD   CA   92352          2            11/12/97         00
    0430507988                           05           01/01/98          0
    692048                               O            12/01/27
    0


    1662156          025/025             F          218,500.00         ZZ
                                         360        218,345.79          1
    18196 SW 26 COURT                  7.750          1,565.36         95
                                       7.500          1,565.36      230,000.00
    MIRAMAR          FL   33029          1            10/06/97         04
    562923                               03           12/01/97         30
    562923                               O            11/01/27
    0
1




    1662157          685/G01             F          184,700.00         ZZ
                                         360        184,700.00          1
    7752 CLLE MEJOR                    7.625          1,307.30         80
                                       7.375          1,307.30      230,876.00
    CARLSBAD         CA   92009          1            11/20/97         00
    0430517474                           03           01/01/98          0
    108845                               O            12/01/27
    0


    1662158          F27/G01             F          229,600.00         ZZ
                                         360        229,437.94          1
    13910 LEETON CIRCLE                7.750          1,644.89         80
                                       7.500          1,644.89      287,000.00
    CHANTILLY        VA   22021          1            10/31/97         00
    0430522003                           05           12/01/97          0
    116291496                            O            11/01/27
    0


    1662159          736/G01             F          266,100.00         ZZ
                                         360        266,100.00          1
    1325 29TH AVENUE                   8.250          1,999.12         79
                                       8.000          1,999.12      338,000.00
    SAN FRANCISCO    CA   94122          2            11/13/97         00
    0430518019                           05           01/01/98          0
    545776                               O            12/01/27
    0


    1662166          F27/G01             F          344,800.00         ZZ
                                         360        344,550.44          1
    22124 WOODWINDS DRIVE              7.625          2,440.48         80
                                       7.375          2,440.48      431,007.00
    LEESBURG         VA   20175          1            10/29/97         00
    0430522045                           05           12/01/97          0
    116244735                            O            11/01/27
    0


    1662176          F27/G01             F          392,850.00         ZZ
                                         360        392,558.44          1
    20516 RIGGS HILL WAY               7.500          2,746.87         80
                                       7.250          2,746.87      492,685.00
    BROOKEVILLE      MD   20833          1            10/29/97         00
    0430523209                           03           12/01/97          0
    116252068                            O            11/01/27
    0


    1662197          638/G01             F          283,500.00         ZZ
                                         360        283,500.00          1
1


    10327 STAFFORD LANE                7.875          2,055.57         90
                                       7.625          2,055.57      315,000.00
    CHATSWORTH       CA   91311          1            11/04/97         10
    0430503706                           05           01/01/98         25
    8677260                              O            12/01/27
    0


    1662206          B57/G01             F          224,000.00         ZZ
                                         360        224,000.00          1
    12668 AMBERMEADOW STREET           7.625          1,585.46         80
                                       7.375          1,585.46      280,000.00
    MOORPARK         CA   93021          1            11/14/97         00
    0430508036                           03           01/01/98          0
    9712211                              O            12/01/27
    0


    1662209          A13/G01             F          270,000.00         ZZ
                                         360        269,799.62          1
    13 WINDING HOLLOW LANE             7.500          1,887.88         62
                                       7.250          1,887.88      439,578.00
    COPPELL          TX   75019          1            10/10/97         00
    0430522102                           03           12/01/97          0
    971018632                            O            11/01/27
    0


    1662214          B57/G01             F          535,000.00         ZZ
                                         360        535,000.00          1
    7967 WOODROW WILSON DRIVE          7.625          3,786.70         79
                                       7.375          3,786.70      685,139.00
    LOS ANGELES      CA   90046          2            11/19/97         00
    0430503532                           05           01/01/98          0
    9712446                              O            12/01/27
    0


    1662219          638/G01             F          223,000.00         ZZ
                                         360        223,000.00          1
    5641 LILAC BLOSSOM LANE            8.000          1,636.29         72
                                       7.750          1,636.29      310,000.00
    SAN JOSE         CA   95124          5            10/30/97         00
    0430503425                           05           01/01/98          0
    08678250                             O            12/01/27
    0


    1662221          F27/G01             F          219,200.00         ZZ
                                         360        219,041.34          1
    11500 ALBRITE COURT                7.625          1,551.49         80
                                       7.375          1,551.49      274,005.00
    MANASSAS         VA   20112          1            10/24/97         00
    0430522789                           03           12/01/97          0
1


    116269039                            O            11/01/27
    0


    1662223          025/025             F          226,100.00         ZZ
                                         360        225,787.78          1
    2113 ST JAMES ROAD                 7.875          1,639.38         95
                                       7.625          1,639.38      238,000.00
    RALEIGH          NC   27607          1            10/01/97         04
    567941                               05           11/01/97         30
    567941                               O            10/01/27
    0


    1662229          025/025             F          450,000.00         ZZ
                                         360        449,657.58          1
    5325 MCGAVOCK ROAD                 7.375          3,108.04         75
                                       7.125          3,108.04      600,000.00
    BRENTWOOD        TN   37027          2            10/08/97         00
    860953                               03           12/01/97          0
    860953                               O            11/01/27
    0


    1662239          664/G01             F          267,700.00         ZZ
                                         360        267,700.00          1
    4426 HIGHGROVE AVENUE              7.875          1,941.02         70
                                       7.625          1,941.02      383,000.00
    TORRANCE         CA   90505          1            11/13/97         00
    0430521724                           05           01/01/98          0
    2392793                              O            12/01/27
    0


    1662242          F27/G01             F          243,200.00         ZZ
                                         360        243,010.27          1
    1810 HIGH POINT ROAD               7.250          1,659.06         80
                                       7.000          1,659.06      304,000.00
    FOREST HILL      MD   21050          1            10/24/97         00
    0430523217                           05           12/01/97          0
    116300487                            O            11/01/27
    0


    1662245          696/G01             F          188,000.00         ZZ
                                         360        188,000.00          1
    14412 CANTRELL ROAD                7.500          1,314.52         80
                                       7.250          1,314.52      235,000.00
    SILVER SPRING    MD   20905          1            11/21/97         00
    0430503482                           05           01/01/98          0
    3225890                              O            12/01/27
    0


1


    1662247          F27/G01             F          390,700.00         ZZ
                                         360        390,424.24          1
    20501 ABRAMS COURT                 7.750          2,799.03         80
                                       7.500          2,799.03      488,405.00
    BROOKEVILLE      MD   20833          1            10/31/97         00
    0430522060                           03           12/01/97          0
    156256994                            O            11/01/27
    0


    1662252          F27/G01             F          227,200.00         ZZ
                                         360        227,043.64          1
    20861 GREAT FALLS FOREST DRIVE     7.875          1,647.36         80
                                       7.625          1,647.36      284,000.00
    STERLING         VA   20165          1            10/30/97         00
    0430503441                           03           12/01/97          0
    156284178                            O            11/01/27
    0


    1662257          195/G01             F          260,000.00         ZZ
                                         360        260,000.00          1
    320 LANSDOWNE                      7.750          1,862.68         60
                                       7.500          1,862.68      435,000.00
    WESTPORT         CT   06880          5            11/19/97         00
    0430505750                           05           01/01/98          0
    55088                                O            12/01/27
    0


    1662284          F27/G01             F          501,400.00         ZZ
                                         360        501,046.11          1
    13716 SAFE HARBOR COURT            7.750          3,592.10         80
                                       7.500          3,592.10      626,775.00
    ROCKVILLE        MD   20850          1            10/30/97         00
    0430522805                           03           12/01/97          0
    116306468                            O            11/01/27
    0


    1662302          E26/G01             F          156,000.00         ZZ
                                         360        156,000.00          1
    721 TARROGANA DRIVE                8.375          1,185.72         80
                                       8.125          1,185.72      195,000.00
    TRACY            CA   95376          2            11/14/97         00
    0430517656                           05           01/01/98          0
    49700062                             O            12/01/27
    0


    1662325          025/025             F          290,800.00         ZZ
                                         360        290,367.01          1
    9526 BUTLER DRIVE                  7.500          2,033.32         80
                                       7.250          2,033.32      363,500.00
1


    BRENTWOOD        TN   37027          1            09/30/97         00
    860769                               05           11/01/97          0
    860769                               O            10/01/27
    0


    1662327          025/025             F          230,000.00         ZZ
                                         360        229,837.67          1
    8800 SW 118 STREET                 7.750          1,647.75         54
                                       7.500          1,647.75      430,000.00
    MIAMI            FL   33176          5            10/17/97         00
    456071                               05           12/01/97          0
    456071                               O            11/01/27
    0


    1662331          025/025             F          292,000.00         ZZ
                                         360        291,766.49          1
    101 ELSTOW COURT                   7.125          1,967.26         80
                                       6.875          1,967.26      365,000.00
    MORRISVILLE      NC   27560          1            10/17/97         00
    568294                               03           12/01/97          0
    568294                               O            11/01/27
    0


    1662336          025/025             F          265,500.00         ZZ
                                         360        265,142.03          1
    2625 NE 28TH STREET                8.000          1,948.14         90
                                       7.750          1,948.14      295,000.00
    FT LAUDERDALE    FL   33306          1            09/29/97         04
    142827                               05           11/01/97         25
    142827                               O            10/01/27
    0


    1662340          025/025             F          231,200.00         ZZ
                                         360        231,044.87          1
    17886 LITTEN DRIVE                 8.000          1,696.46         80
                                       7.750          1,696.46      289,000.00
    BOCA RATON       FL   33498          1            10/07/97         00
    497065                               03           12/01/97          0
    497065                               O            11/01/27
    0


    1662342          025/025             F          270,000.00         ZZ
                                         360        269,627.16          1
    1812 NE 22 TERRACE                 7.875          1,957.69         80
                                       7.625          1,957.69      340,000.00
    FORT LAUDERDALE  FL   33305          2            09/30/97         00
    142262                               05           11/01/97          0
    142262                               O            10/01/27
    0
1




    1662344          830/830             F          129,935.34         ZZ
                                         336        129,731.31          1
    2704 SW GIESE LOOP                 8.125            981.44         69
                                       7.875            981.44      189,900.00
    GRESHAM          OR   97080          2            08/12/97         00
    2541365                              05           11/01/97          0
    2541365                              O            10/01/25
    0


    1662345          025/025             F          272,000.00         ZZ
                                         360        271,614.82          1
    284 OATLAND ISLAND ROAD            7.750          1,948.64         80
                                       7.500          1,948.64      340,000.00
    SAVANNAH         GA   31410          1            09/26/97         00
    356259                               05           11/01/97          0
    356259                               O            10/01/27
    0


    1662347          106/106             F          376,000.00         ZZ
                                         360        375,727.86          1
    4 WILLOW TREE COURT                7.625          2,661.31         80
                                       7.375          2,661.31      470,000.00
    ROCKVILLE        MD   20850          2            10/31/97         00
    6530562                              03           12/01/97          0
    6530562                              O            11/01/27
    0


    1662348          025/025             F          241,000.00         ZZ
                                         360        240,821.14          1
    1331 MERIWEATHER DRIVE             7.500          1,685.11         74
                                       7.250          1,685.11      330,000.00
    BOGART           GA   30622          2            10/08/97         00
    463431                               03           12/01/97          0
    463431                               O            11/01/27
    0


    1662350          025/025             F          280,000.00         ZZ
                                         360        279,792.19          1
    924 CASTLE FALLS DRIVE NE          7.500          1,957.81         80
                                       7.250          1,957.81      350,000.00
    ATLANTA          GA   30329          1            10/09/97         00
    6364152                              05           12/01/97          0
    6364152                              O            11/01/27
    0


    1662352          025/025             F          300,000.00         T
                                         360        299,803.76          1
1


    545 SANCTURY DRIVE                 8.125          2,227.49         47
    #A-302                             7.875          2,227.49      650,000.00
    LONGBOAT KEY     FL   34228          1            10/06/97         00
    560956                               06           12/01/97          0
    560956                               O            11/01/27
    0


    1662355          025/025             F          300,000.00         ZZ
                                         360        299,553.31          1
    625 SPARROW COURT                  7.500          2,097.65         68
                                       7.250          2,097.65      447,530.00
    NASHVILLE        TN   37221          1            09/30/97         00
    260869                               03           11/01/97          0
    260869                               O            10/01/27
    0


    1662363          025/025             F          248,000.00         ZZ
                                         360        247,820.50          1
    10221 SW 95 COURT                  7.625          1,755.33         80
                                       7.375          1,755.33      310,000.00
    MIAMI            FL   33176          1            10/16/97         00
    143348                               03           12/01/97          0
    143348                               O            11/01/27
    0


    1662372          F27/G01             F          394,450.00         ZZ
                                         360        394,164.50          1
    13707 SAFE HARBOR COURT            7.625          2,791.90         80
                                       7.375          2,791.90      494,075.00
    ROCKVILLE        MD   20850          1            10/27/97         00
    0430523241                           03           12/01/97          0
    0000                                 O            11/01/27
    0


    1662375          F27/G01             F          384,800.00         ZZ
                                         360        384,535.18          1
    4212 NORTH 11TH STREET             7.875          2,790.07         80
                                       7.625          2,790.07      481,033.00
    ARLINGTON        VA   22201          1            10/27/97         00
    0430523282                           09           12/01/97          0
    116234595                            O            11/01/27
    0


    1662378          025/025             F          233,500.00         ZZ
                                         360        233,335.20          1
    8900 HERITAGE BAY CIRCLE           7.750          1,672.82         80
                                       7.500          1,672.82      292,650.00
    ORLANDO          FL   32836          1            10/15/97         00
    829763                               03           12/01/97          0
1


    829763                               O            11/01/27
    0


    1662380          F27/G01             F          257,100.00         ZZ
                                         360        256,909.19          1
    7807 THORNFIELD COURT              7.500          1,797.69         80
                                       7.250          1,797.69      321,400.00
    FAIRFAX STATION  VA   22039          1            10/31/97         00
    0430523316                           03           12/01/97          0
    116268544                            O            11/01/27
    0


    1662388          F27/G01             F          258,400.00         ZZ
                                         360        258,198.42          1
    3123 BARBARA LANE                  7.250          1,762.75         80
                                       7.000          1,762.75      323,000.00
    FAIRFAX          VA   22031          1            10/28/97         00
    0430522987                           05           12/01/97          0
    116304000                            O            11/01/27
    0


    1662392          F27/G01             F          285,150.00         ZZ
                                         360        284,943.61          1
    211 WOODLAWN ROAD                  7.625          2,018.28         75
                                       7.375          2,018.28      384,000.00
    BALTIMORE        MD   21210          2            10/27/97         00
    0430522037                           03           12/01/97          0
    156307037                            O            11/01/27
    0


    1662398          B57/G01             F          356,000.00         ZZ
                                         360        356,000.00          1
    28347 SAN NICOLAS DRIVE            7.750          2,550.43         80
                                       7.500          2,550.43      445,000.00
    RANCHO PALOS     CA   90275          1            11/12/97         00
    0430504506                           05           01/01/98          0
    9720868                              O            12/01/27
    0


    1662408          685/G01             F          413,500.00         ZZ
                                         360        413,500.00          1
    2512 BRENNEN WAY                   7.625          2,926.73         80
                                       7.375          2,926.73      516,889.00
    FULLERTON        CA   92835          1            11/14/97         00
    0430502377                           03           01/01/98          0
    109528                               O            12/01/27
    0


1


    1662416          685/G01             F          464,000.00         ZZ
                                         360        464,000.00          1
    3582 LOWRY ROAD                    7.625          3,284.16         80
                                       7.375          3,284.16      580,000.00
    LOS ANGELES      CA   90027          1            11/17/97         00
    0430506626                           05           01/01/98          0
    109668                               O            12/01/27
    0


    1662422          685/G01             F          220,000.00         ZZ
                                         360        220,000.00          1
    16573 APPLE STREET                 7.750          1,576.11         80
                                       7.500          1,576.11      275,000.00
    FOUNTAIN VALLEY  CA   92708          1            11/21/97         00
    0430504845                           05           01/01/98          0
    109784                               O            12/01/27
    0


    1662423          685/G01             F          233,600.00         ZZ
                                         360        233,600.00          1
    7 CARTAGENA                        7.500          1,633.37         80
                                       7.250          1,633.37      292,000.00
    SAN CLEMENTE     CA   92672          1            11/20/97         00
    0430502310                           03           01/01/98          0
    109677                               O            12/01/27
    0


    1662425          964/G01             F          216,000.00         ZZ
                                         360        216,000.00          1
    36 HACIENDA COURT                  7.750          1,547.45         80
                                       7.500          1,547.45      270,000.00
    SAN RAFAEL       CA   94901          1            11/13/97         00
    0430502286                           05           01/01/98          0
    28980                                O            12/01/27
    0


    1662514          696/G01             F          210,000.00         ZZ
                                         360        210,000.00          1
    4503 SLEAFORD ROAD                 7.750          1,504.47         80
                                       7.500          1,504.47      262,500.00
    BETHESDA         MD   20814          1            11/24/97         00
    0430516740                           05           01/01/98          0
    3195790                              O            12/01/27
    0


    1662516          696/G01             F          360,000.00         ZZ
                                         360        360,000.00          1
    8503 SUMMERSHADE DRIVE             7.625          2,548.06         80
                                       7.375          2,548.06      450,000.00
1


    ODENTON          MD   21113          2            11/21/97         00
    0430505453                           03           01/01/98          0
    2451025                              O            12/01/27
    0


    1662526          696/G01             F          416,800.00         ZZ
                                         360        416,800.00          1
    13334 DEERBROOK DRIVE              7.875          3,022.09         75
                                       7.625          3,022.09      555,745.00
    POTOMAC          MD   20854          1            11/24/97         00
    0430505438                           05           01/01/98          0
    3275379                              O            12/01/27
    0


    1662551          696/G01             F          154,450.00         ZZ
                                         360        154,450.00          1
    4057 CORNWALL COURT                7.125          1,040.56         75
                                       6.875          1,040.56      205,990.00
    FAIRFAX          VA   22030          1            11/24/97         00
    0430505446                           07           01/01/98          0
    2330851                              O            12/01/27
    0


    1662554          480/G01             F          216,000.00         ZZ
                                         360        216,000.00          1
    14012 EAGLE CHASE CIRCLE           7.500          1,510.30         80
                                       7.250          1,510.30      272,800.00
    CHANTILLY        VA   20151          1            11/20/97         00
    0430504092                           03           01/01/98          0
    2089183                              O            12/01/27
    0


    1662555          195/G01             F          650,000.00         ZZ
                                         360        650,000.00          1
    861 11TH STREET                    7.750          4,656.68         66
                                       7.500          4,656.68      990,000.00
    MANHATTAN BEACH  CA   90266          2            11/21/97         00
    0430524488                           05           01/01/98          0
    55515                                O            12/01/27
    0


    1662599          736/G01             F          245,000.00         ZZ
                                         360        245,000.00          1
    3494 QUARRY PARK DRIVE             8.000          1,797.72         80
                                       7.750          1,797.72      310,000.00
    SAN JOSE         CA   95136          2            11/18/97         00
    0430505297                           03           01/01/98          0
    546810                               O            12/01/27
    0
1




    1662630          975/G01             F          470,000.00         ZZ
                                         360        470,000.00          1
    2506 STEEPLECHASE LANE             7.500          3,286.31         79
                                       7.250          3,286.31      600,000.00
    DIAMOND BAR      CA   91765          2            11/14/97         00
    0430516849                           03           01/01/98          0
    972347                               O            12/01/27
    0


    1662675          731/G01             F          180,000.00         ZZ
                                         360        180,000.00          1
    1717 EAST GREENVILLE DRIVE         7.875          1,305.12         80
                                       7.625          1,305.12      225,000.00
    WEST COVINA      CA   91791          2            11/17/97         00
    0430519561                           05           01/01/98          0
    411511484                            O            12/01/27
    0


    1662701          356/G01             F          150,000.00         ZZ
                                         360        150,000.00          1
    2213 CONSUELO AVENUE               7.750          1,074.62         52
                                       7.500          1,074.62      290,000.00
    SANTA CLARA      CA   95050          5            11/06/97         00
    0430521732                           05           01/01/98          0
    2436327                              O            12/01/27
    0


    1662725          E45/G01             F           88,500.00         ZZ
                                         360         88,500.00          1
    2855 COVE CROSSING DRIVE           8.000            649.38         75
                                       7.750            649.38      118,000.00
    LAWRENCEVILLE    GA   30245          1            11/14/97         00
    0430505685                           05           01/01/98          0
    35346                                O            12/01/27
    0


    1662742          201/G01             F          289,800.00         ZZ
                                         360        289,605.55          1
    12454 SW 76TH STREET               8.000          2,126.45         80
                                       7.750          2,126.45      362,299.00
    MIAMI            FL   33183          1            10/29/97         00
    0430504522                           05           12/01/97          0
    4100976770                           O            11/01/27
    0


    1662745          201/G01             F          250,000.00         ZZ
                                         360        249,827.95          1
1


    2637 GRACE DRIVE                   7.875          1,812.68         72
                                       7.625          1,812.68      350,000.00
    FT LAUDERDALE    FL   33316          1            10/28/97         00
    0430504829                           05           12/01/97          0
    4109029977                           O            11/01/27
    0


    1662749          201/G01             F          270,000.00         ZZ
                                         360        269,804.58          1
    5042 SENTINEL POST ROAD            7.625          1,911.05         90
                                       7.375          1,911.05      300,000.00
    CHARLOTTE        NC   28226          1            10/17/97         01
    0430505347                           05           12/01/97         25
    5209028009                           O            11/01/27
    0


    1662763          811/G01             F          420,000.00         ZZ
                                         360        419,696.02          1
    3496 SILVER SPRINGS ROAD           7.625          2,972.73         80
                                       7.375          2,972.73      525,000.00
    LAFAYETTE        CA   94549          1            10/06/97         00
    0430504324                           05           12/01/97          0
    FM02102284                           O            11/01/27
    0


    1662767          267/267             F          410,000.00         ZZ
                                         360        410,000.00          1
    12 CHARMONY                        7.125          2,762.25         69
                                       6.875          2,762.25      600,000.00
    LAGUNA NIGUEL    CA   92677          5            11/07/97         00
    4325282                              03           01/01/98          0
    4325282                              O            12/01/27
    0


    1662779          267/267             F          340,000.00         ZZ
                                         360        340,000.00          1
    1001 DOLORES DRIVE                 7.250          2,319.40         80
                                       7.000          2,319.40      425,000.00
    FULLERTON        CA   92833          1            11/14/97         00
    4325402                              05           01/01/98          0
    4325402                              O            12/01/27
    0


    1662798          664/G01             F          235,000.00         ZZ
                                         360        235,000.00          1
    4934 MORDEN DRIVE                  7.875          1,703.92         69
                                       7.625          1,703.92      345,000.00
    SAN JOSE         CA   95130          5            11/14/97         00
    0430506758                           05           01/01/98          0
1


    2339778                              O            12/01/27
    0


    1662806          696/G01             F          300,000.00         ZZ
                                         360        300,000.00          1
    11584 GREENWICH PAINT ROAD         8.250          2,253.80         66
                                       8.000          2,253.80      455,000.00
    RESTON           VA   20194          1            11/25/97         00
    0430506790                           03           01/01/98          0
    23610424                             O            12/01/27
    0


    1662817          450/450             F          243,000.00         ZZ
                                         360        243,000.00          1
    44775 DUNBARTON COURT              7.625          1,719.94         90
                                       7.375          1,719.94      270,000.00
    NOVI             MI   48375          1            11/21/97         11
    3983111                              05           01/01/98         25
    3983111                              O            12/01/27
    0


    1662820          696/G01             F          613,800.00         ZZ
                                         360        613,800.00          1
    8270 MARCH WALES ROAD              7.375          4,239.36         80
                                       7.125          4,239.36      775,000.00
    WARRENTON        VA   20186          2            11/20/97         00
    0430505461                           05           01/01/98          0
    5010990                              O            12/01/27
    0


    1662824          267/267             F          545,000.00         ZZ
                                         360        545,000.00          1
    2504 ELM AVENUE                    7.375          3,764.18         74
                                       7.125          3,764.18      745,000.00
    MANHATTAN BEACH  CA   90266          1            11/10/97         00
    4332035                              05           01/01/98          0
    4332035                              O            12/01/27
    0


    1662832          267/267             F          310,000.00         ZZ
                                         360        310,000.00          1
    2111 PULLMAN AVENUE                7.375          2,141.10         72
                                       7.125          2,141.10      436,000.00
    BELMONT          CA   94002          1            11/17/97         00
    4322789                              05           01/01/98          0
    4322789                              O            12/01/27
    0


1


    1662837          696/G01             F          134,400.00         ZZ
                                         360        134,400.00          1
    14219 BEDDINGFIELD WAY             7.750            962.86         80
                                       7.500            962.86      168,000.00
    CENTREVILLE      VA   20121          2            11/24/97         00
    0430506097                           03           01/01/98          0
    2430805                              O            12/01/27
    0


    1662849          696/G01             F          254,000.00         ZZ
                                         360        254,000.00          1
    301 BUXTON ROAD                    7.875          1,841.68         80
                                       7.625          1,841.68      317,500.00
    FALLS CHURCH     VA   22046          2            11/20/97         00
    0430505263                           05           01/01/98          0
    2230839                              O            12/01/27
    0


    1662851          267/267             F          244,000.00         ZZ
                                         360        244,000.00          1
    732 OLIVE CT                       7.375          1,685.25         77
                                       7.125          1,685.25      320,000.00
    SAN BRUNO        CA   94066          2            11/07/97         00
    4331796                              05           01/01/98          0
    4331796                              O            12/01/27
    0


    1662866          180/G01             F          173,400.00         ZZ
                                         360        173,400.00          1
    9158 EAST HILLERY DRIVE            8.000          1,272.35         80
                                       7.750          1,272.35      216,800.00
    SCOTTSDALE       AZ   85260          1            11/11/97         00
    0430519397                           03           01/01/98          0
    0012165668                           O            12/01/27
    0


    1662871          964/G01             F          214,600.00         ZZ
                                         360        214,600.00          1
    145 MONTURA WAY                    7.875          1,556.00         58
                                       7.625          1,556.00      375,000.00
    NOVATO           CA   94949          1            11/14/97         00
    0430504894                           05           01/01/98          0
    29655                                O            12/01/27
    0


    1662873          685/G01             F          290,700.00         ZZ
                                         360        290,700.00          1
    30 MEDALLION COURT                 7.750          2,082.61         80
                                       7.500          2,082.61      363,743.00
1


    PLEASANT HILL    CA   94523          1            11/20/97         00
    0430504282                           05           01/01/98          0
    109818                               O            12/01/27
    0


    1662887          964/G01             F          462,600.00         ZZ
                                         360        462,600.00          1
    6621 PAGEANT DRIVE                 7.375          3,195.06         80
                                       7.125          3,195.06      578,252.00
    HUNTINGTON BEAC  CA   92648          1            11/07/97         00
    0430505172                           03           01/01/98          0
    28660                                O            12/01/27
    0


    1662898          685/G01             F          254,950.00         ZZ
                                         360        254,950.00          1
    11059 WATKINS COURT                8.125          1,893.00         80
                                       7.875          1,893.00      321,000.00
    SAN DIEGO        CA   92131          2            11/03/97         00
    0430504720                           03           01/01/98          0
    109544                               O            12/01/27
    0


    1662900          685/G01             F          140,000.00         ZZ
                                         360        140,000.00          1
    2108 ROCKEFELLER LANE #D           7.750          1,002.98         80
                                       7.500          1,002.98      175,000.00
    REDONDO BEACH    CA   90278          1            11/24/97         00
    0430504704                           01           01/01/98          0
    109434                               O            12/01/27
    0


    1662901          638/G01             F          290,000.00         ZZ
                                         360        290,000.00          1
    552 DARTMOUTH AVENUE               8.125          2,153.24         75
                                       7.875          2,153.24      390,000.00
    SAN CARLOS       CA   94070          5            11/05/97         00
    0430505099                           05           01/01/98          0
    08681133                             O            12/01/27
    0


    1662902          685/G01             F          148,000.00         ZZ
                                         360        148,000.00          1
    32911 CAMINO MORO                  8.000          1,085.97         80
                                       7.750          1,085.97      185,000.00
    WARNER SPRINGS   CA   92086          1            11/21/97         00
    0430504878                           05           01/01/98          0
    109751                               O            12/01/27
    0
1




    1662903          830/830             F          265,500.00         ZZ
                                         360        265,500.00          1
    2895 EAST DURBAN ROAD              7.875          1,925.06         90
                                       7.625          1,925.06      295,000.00
    SANDY            UT   84093          1            11/19/97         14
    533401                               05           01/01/98         25
    533401                               O            12/01/27
    0


    1662907          638/G01             F          267,900.00         ZZ
                                         360        267,900.00          1
    12 MIKRO                           7.875          1,942.46         75
                                       7.625          1,942.46      360,000.00
    LAGUNA NIGUEL    CA   92677          2            11/05/97         00
    0430504928                           03           01/01/98          0
    8676752                              O            12/01/27
    0


    1662910          B74/G01             F          416,250.00         ZZ
                                         360        416,250.00          1
    5208 LOWER HONOAPIILANI ROAD       8.250          3,127.15         75
                                       8.000          3,127.15      555,000.00
    LAHAINA          HI   96761          1            11/14/97         00
    0430504076                           05           01/01/98          0
    973222                               O            12/01/27
    0


    1662928          267/267             F          285,000.00         ZZ
                                         360        285,000.00          1
    247 CARLESTER DR                   7.250          1,944.21         78
                                       7.000          1,944.21      370,000.00
    LOS GATOS        CA   95032          2            11/07/97         00
    4331843                              05           01/01/98          0
    4331843                              O            12/01/27
    0


    1662931          696/G01             F          253,600.00         ZZ
                                         360        253,600.00          1
    20849 WTERBEACH PLACE              7.000          1,687.21         80
                                       6.750          1,687.21      317,000.00
    STERLING         VA   20165          1            11/24/97         00
    0430505966                           03           01/01/98          0
    2011092                              O            12/01/27
    0


    1662932          696/G01             F          207,150.00         ZZ
                                         360        207,150.00          1
1


    26052 TALAMORE DRIVE               7.625          1,466.19         80
                                       7.375          1,466.19      258,940.00
    SOUTH RIDING     VA   20152          1            11/21/97         00
    0430506774                           03           01/01/98          0
    24310299                             O            12/01/27
    0


    1662964          696/G01             F          540,150.00         ZZ
                                         360        540,150.00          1
    9706 CLAGETT FARM DRIVE            7.750          3,869.70         80
                                       7.500          3,869.70      675,210.00
    POTOMAC          MD   20854          1            11/26/97         00
    0430506931                           03           01/01/98          0
    6091048                              O            12/01/27
    0


    1662972          907/G01             F          250,000.00         ZZ
                                         360        249,518.44          1
    106 NORTH SALEN ROAD               8.250          1,878.17         54
                                       8.000          1,878.17      465,000.00
    CROSS RIVER      NY   10518          1            08/05/97         00
    0430521005                           05           10/01/97          0
    10001456                             O            09/01/27
    0


    1662974          003/G01             F          300,600.00         ZZ
                                         360        300,600.00          1
    3770 NEWPORT BAY DRIVE             7.625          2,127.63         80
                                       7.375          2,127.63      375,775.00
    ALPHARETTA       GA   30005          1            11/25/97         00
    0430520692                           03           01/01/98          0
    0010407963                           O            12/01/27
    0


    1662994          E26/G01             F          160,000.00         ZZ
                                         360        160,000.00          1
    900 PEELE PLACE                    7.250          1,091.49         80
                                       7.000          1,091.49      200,000.00
    ALEXANDRIA       VA   22304          1            11/21/97         00
    0430520338                           05           01/01/98          0
    44700353                             O            12/01/27
    0


    1663028          696/G01             F          165,150.00         ZZ
                                         360        165,150.00          1
    13255 AUTUMN MIST CIRCLE           8.250          1,240.72         90
                                       8.000          1,240.72      183,525.00
    GERMANTOWN       MD   20874          1            11/26/97         10
    0430506840                           03           01/01/98         25
1


    2450807                              O            12/01/27
    0


    1663039          455/G01             F          302,400.00         ZZ
                                         360        302,400.00          1
    5845 WEST CHAPEL HILL ROAD         7.750          2,166.44         80
                                       7.500          2,166.44      378,000.00
    DOUGLASVILLE     GA   30135          2            11/17/97         00
    0430507111                           05           01/01/98          0
    57356                                O            12/01/27
    0


    1663067          106/106             F          280,000.00         ZZ
                                         360        279,816.83          1
    200 HICKS STREET                   8.125          2,079.00         48
                                       7.875          2,079.00      590,000.00
    BROOKLYN         NY   11201          2            10/23/97         00
    6418412                              13           12/01/97          0
    6418412                              O            11/01/27
    0


    1663072          696/G01             F          296,800.00         ZZ
                                         360        296,800.00          1
    3416 BLANDFORD WAY                 7.750          2,126.31         80
                                       7.500          2,126.31      371,027.00
    DAVIDSONVILLE    MD   21035          1            11/25/97         00
    0430506907                           03           01/01/98          0
    3015828                              O            12/01/27
    0


    1663073          106/106             F          300,000.00         ZZ
                                         360        299,747.96          1
    1220 WYNGATE ROAD                  6.875          1,970.79         68
                                       6.625          1,970.79      443,000.00
    WYNNEWOOD        PA   19096          1            10/24/97         00
    6418412                              05           12/01/97          0
    6418412                              O            11/01/27
    0


    1663074          106/106             F          243,900.00         ZZ
                                         360        243,695.09          1
    3 LORETTA LANE                     6.875          1,602.25         70
                                       6.625          1,602.25      348,500.00
    NORRISTOWN       PA   19401          1            10/31/97         00
    0237124                              05           12/01/97          0
    0237124                              O            11/01/27
    0


1


    1663092          J99/G01             F          500,000.00         ZZ
                                         360        500,000.00          1
    281 GREENOAKS DRIVE                7.625          3,538.97         35
                                       7.375          3,538.97    1,450,000.00
    ATHERTON         CA   94027          1            11/11/97         00
    0430518076                           05           01/01/98          0
    94118                                O            12/01/27
    0


    1663104          559/G01             F          330,400.00         ZZ
                                         360        330,400.00          1
    4077 BAYBERRY DRIVE                8.000          2,424.36         80
                                       7.750          2,424.36      413,000.00
    SANTA ROSA       CA   95404          2            11/24/97         00
    0430517532                           05           01/01/98          0
    5451604                              O            12/01/27
    0


    1663114          624/G01             F          245,000.00         ZZ
                                         360        245,000.00          1
    250 MAGLADRY ROAD                  7.750          1,755.21         73
                                       7.500          1,755.21      340,000.00
    HOLLISTER        CA   95023          5            11/13/97         00
    0430523100                           05           01/01/98          0
    21101678543                          O            12/01/27
    0


    1663119          956/G01             F          451,500.00         ZZ
                                         360        451,500.00          1
    5440 LIVERPOOL COURT               8.000          3,312.95         70
                                       7.750          3,312.95      645,000.00
    AGOURA           CA   91301          2            11/18/97         00
    0430520130                           03           01/01/98          0
    5711064                              O            12/01/27
    0


    1663134          956/G01             F          208,000.00         ZZ
                                         360        208,000.00          1
    117 MORSE STREET                   7.375          1,436.60         80
                                       7.125          1,436.60      260,000.00
    SAN FRANCISCO    CA   94112          2            11/17/97         00
    0430520056                           05           01/01/98          0
    2711168                              O            12/01/27
    0


    1663149          811/G01             F          276,000.00         ZZ
                                         360        276,000.00          1
    1059 REDMOND AVENUE                8.000          2,025.20         80
                                       7.750          2,025.20      345,000.00
1


    SAN JOSE         CA   95120          1            11/17/97         00
    0430524744                           05           01/01/98          0
    16650                                O            12/01/27
    0


    1663152          B57/G01             F          418,000.00         ZZ
                                         360        418,000.00          1
    3649 DEAUVILLA COURT               7.875          3,030.80         76
                                       7.625          3,030.80      554,000.00
    CALABASAS        CA   91302          2            11/24/97         00
    0430521930                           03           01/01/98          0
    9712382                              O            12/01/27
    0


    1663153          744/G01             F          608,000.00         ZZ
                                         360        608,000.00          1
    505 HERMOSA AVENUE                 7.625          4,303.39         80
                                       7.375          4,303.39      760,000.00
    HALF MOON BAY    CA   94019          1            11/21/97         00
    0430504662                           05           01/01/98          0
    82075                                O            12/01/27
    0


    1663168          685/G01             F          244,800.00         ZZ
                                         360        244,800.00          1
    28 CARNELIAN                       7.250          1,669.97         80
                                       7.000          1,669.97      306,000.00
    IRVINE           CA   92614          1            11/21/97         00
    0430505990                           03           01/01/98          0
    109449                               O            12/01/27
    0


    1663182          950/G01             F          312,000.00         ZZ
                                         360        312,000.00          1
    2809 61ST AVENUE SOUTHEAST         7.750          2,235.21         80
                                       7.500          2,235.21      390,000.00
    MERCER ISLAND    WA   98040          1            11/19/97         00
    0430522292                           05           01/01/98          0
    11069725                             O            12/01/27
    0


    1663238          696/G01             F          395,000.00         ZZ
                                         360        395,000.00          1
    204 FALCON RIDGE ROAD              7.625          2,795.79         79
                                       7.375          2,795.79      500,000.00
    GREAY FALLS      VA   22066          2            11/25/97         00
    0430516609                           05           01/01/98          0
    2080803                              O            12/01/27
    0
1




    1663239          696/G01             F          220,500.00         ZZ
                                         360        220,500.00          1
    6927 MYSTIC WOODS WAY              7.750          1,579.69         80
                                       7.500          1,579.69      275,690.00
    COLUMBIA         MD   21044          1            11/28/97         00
    0430516567                           03           01/01/98          0
    3015800                              O            12/01/27
    0


    1663240          696/G01             F          206,400.00         ZZ
                                         360        206,400.00          1
    10946 WHITERIM DRIVE               7.875          1,496.54         78
                                       7.625          1,496.54      268,000.00
    POTOMAC          MD   20854          1            11/25/97         00
    0430518811                           03           01/01/98          0
    6121055                              O            12/01/27
    0


    1663242          696/G01             F          219,150.00         ZZ
                                         360        219,150.00          1
    1003 DIDMARTON DRIVE               7.750          1,570.02         80
                                       7.500          1,570.02      273,950.00
    BOWIE            MD   20721          1            11/25/97         00
    0430513655                           05           01/01/98          0
    3015835                              O            12/01/27
    0


    1663243          696/G01             F          228,000.00         ZZ
                                         360        228,000.00          1
    4389 POPLAR TREE COURT             7.625          1,613.77         80
                                       7.375          1,613.77      285,000.00
    CHANTILLY        VA   20151          1            11/26/97         00
    0430516617                           03           01/01/98          0
    2170891                              O            12/01/27
    0


    1663245          696/G01             F          252,000.00         ZZ
                                         360        252,000.00          1
    917 HERONS RUN LANE                7.000          1,676.56         79
                                       6.750          1,676.56      320,000.00
    WOODBRIDGE       VA   22191          1            11/26/97         00
    0430518852                           05           01/01/98          0
    2140996                              O            12/01/27
    0


    1663267          G75/G75             F          233,000.00         ZZ
                                         360        232,831.36          1
1


    3708 BLUE LAKE DRIVE               7.625          1,649.16         79
                                       7.375          1,649.16      295,000.00
    RICHMOND         VA   23233          2            10/17/97         00
    03128178                             03           12/01/97          0
    03128178                             O            11/01/27
    0


    1663269          G75/G75             F          250,000.00         ZZ
                                         360        249,814.46          1
    1 ANDREA DRIVE                     7.500          1,748.04         80
                                       7.250          1,748.04      312,500.00
    FAIRFIELD        NJ   07004          1            10/14/97         00
    03365978                             01           12/01/97          0
    03365978                             O            11/01/27
    0


    1663274          G75/G75             F          286,000.00         ZZ
                                         360        286,000.00          1
    210 WYNGATE                        7.875          2,073.70         79
                                       7.625          2,073.70      365,000.00
    BARRINGTON       IL   60010          1            10/28/97         00
    03377086                             05           01/01/98          0
    03377086                             O            12/01/27
    0


    1663278          G75/G75             F          219,500.00         ZZ
                                         360        219,341.13          1
    535 BLOOMFIELD CIRCLE              7.625          1,553.61         88
                                       7.375          1,553.61      249,500.00
    GENEVA           IL   60134          1            10/15/97         14
    03367693                             05           12/01/97         25
    03367693                             O            11/01/27
    0


    1663281          G75/G75             F          351,700.00         ZZ
                                         360        351,438.99          1
    13910 SHELTER MANOR DRIVE          7.500          2,459.14         80
                                       7.250          2,459.14      439,715.00
    HAYMARKET        VA   20169          1            10/14/97         00
    03362225                             03           12/01/97          0
    03362225                             O            11/01/27
    0


    1663283          G75/G75             F          290,000.00         ZZ
                                         360        289,800.42          1
    11 SMITH COURT                     7.875          2,102.71         80
                                       7.625          2,102.71      363,000.00
    HILLSBOROUGH TO  NJ   08502          1            10/30/97         00
    03337169                             05           12/01/97          0
1


    03337169                             O            11/01/27
    0


    1663289          G75/G75             F          425,000.00         ZZ
                                         360        424,700.03          1
    527 RAMBLEWOOD DRIVE               7.750          3,044.76         80
                                       7.500          3,044.76      535,000.00
    RADNOR           PA   19010          2            10/13/97         00
    03367794                             05           12/01/97          0
    03367794                             O            11/01/27
    0


    1663290          F02/F02             F          245,700.00         ZZ
                                         360        245,539.27          1
    4397 DIAVILA AVENUE                8.125          1,824.32         78
                                       7.875          1,824.32      317,000.00
    PLEASANTON       CA   94588          2            10/23/97         00
    601737517                            03           12/01/97          0
    601737517                            O            11/01/27
    0


    1663293          G75/G75             F          254,400.00         ZZ
                                         360        254,229.30          1
    12 GRESON ROAD                     8.000          1,866.70         95
                                       7.750          1,866.70      267,815.00
    WASHINGTON       NJ   08691          1            10/10/97         14
    03282580                             03           12/01/97         30
    03282580                             O            11/01/27
    0


    1663295          686/686             F          256,500.00         ZZ
                                         360        256,500.00          1
    320 E MOUNTAIN DR                  7.600          1,811.09         46
                                       7.350          1,811.09      560,000.00
    SANTA BARBARA    CA   93108          2            11/05/97         00
    818434219                            05           01/01/98          0
    818434219                            O            12/01/27
    0


    1663298          696/G01             F          206,400.00         ZZ
                                         360        206,400.00          1
    6167 WINDHAM HILL RUN              7.375          1,425.55         80
                                       7.125          1,425.55      258,024.00
    ALEXANDRIA       VA   22315          1            11/24/97         00
    0430517169                           03           01/01/98          0
    22610420                             O            12/01/27
    0


1


    1663299          G75/G75             F          280,000.00         ZZ
                                         360        279,807.30          1
    350 PARK STREET                    7.875          2,030.20         80
                                       7.625          2,030.20      350,000.00
    MONTCLAIR        NJ   07043          1            10/23/97         00
    03339771                             05           12/01/97          0
    03339771                             O            11/01/27
    0


    1663303          G75/G75             F          239,400.00         ZZ
                                         360        239,235.24          1
    9 AIMEE COURT                      7.875          1,735.82         90
                                       7.625          1,735.82      266,000.00
    WARWICK          NY   10990          1            10/28/97         04
    03365067                             05           12/01/97         25
    03365067                             O            11/01/27
    0


    1663304          F02/F02             F          287,550.00         ZZ
                                         360        287,347.05          1
    30582 MALLORCA WAY                 7.750          2,060.04         74
                                       7.500          2,060.04      390,000.00
    UNION CITY       CA   94587          5            10/23/97         00
    601647938                            03           12/01/97          0
    601647938                            O            11/01/27
    0


    1663307          686/686             F          145,600.00         ZZ
                                         360        145,600.00          1
    1243 VIA GRANADA                   7.625          1,030.55         72
                                       7.375          1,030.55      203,000.00
    LIVERMORE        CA   94550          2            11/05/97         00
    818558223                            05           01/01/98          0
    818558223                            O            12/01/27
    0


    1663315          F02/F02             F          331,700.00         ZZ
                                         360        331,477.43          1
    957 RANCH HOUSE ROAD               8.000          2,433.90         90
                                       7.750          2,433.90      369,000.00
    THOUSAND OAKS    CA   91361          1            10/10/97         14
    601572520                            03           12/01/97         25
    601572520                            O            11/01/27
    0


    1663320          G75/G75             F          218,700.00         ZZ
                                         360        218,545.64          1
    6 WILDA PLACE                      7.750          1,566.80         90
                                       7.500          1,566.80      243,000.00
1


    TOWNSHIP OF MON  NJ   07042          1            10/22/97         14
    03343073                             05           12/01/97         25
    03343073                             O            11/01/27
    0


    1663324          G75/G75             F          360,000.00         ZZ
                                         360        360,000.00          1
    63 KELLOGG DRIVE                   7.500          2,517.18         62
                                       7.250          2,517.18      585,000.00
    WILTON           CT   06897          1            11/18/97         00
    03380792                             05           01/01/98          0
    03380792                             O            12/01/27
    0


    1663327          G75/G75             F          400,000.00         ZZ
                                         360        400,000.00          1
    2795 DUNLEIGH DRIVE                7.375          2,762.71         76
                                       7.125          2,762.71      529,000.00
    DUNKIRK          MD   20754          4            11/14/97         00
    03257892                             05           01/01/98          0
    03257892                             O            12/01/27
    0


    1663329          G75/G75             F          173,600.00         ZZ
                                         360        173,477.47          1
    47000 TARPAN LANE                  7.750          1,243.70         80
                                       7.500          1,243.70      217,000.00
    ALEXANDRIA       VA   22309          1            11/03/97         00
    03375880                             05           12/01/97          0
    03375880                             O            11/01/27
    0


    1663330          G75/G75             F          256,500.00         ZZ
                                         360        256,500.00          1
    23221 DAVIS MILL ROAD              7.750          1,837.60         65
                                       7.500          1,837.60      395,000.00
    GERMANTOWN       MD   20876          2            11/12/97         00
    03395476                             05           01/01/98          0
    03395476                             O            12/01/27
    0


    1663333          944/G01             F          184,000.00         ZZ
                                         360        183,866.83          1
    35481 LANCERO STREET               7.625          1,302.34         80
                                       7.375          1,302.34      230,050.00
    FREMONT          CA   94536          1            10/16/97         00
    0430519553                           05           12/01/97          0
    230728                               O            11/01/27
    0
1




    1663334          G75/G75             F          221,200.00         ZZ
                                         360        221,200.00          1
    3706 HAZEL LANE                    7.500          1,546.67         80
                                       7.250          1,546.67      276,500.00
    GREENSBORO       NC   27408          1            11/10/97         00
    03389005                             05           01/01/98          0
    03389005                             O            12/01/27
    0


    1663335          069/G01             F          248,000.00         ZZ
                                         360        248,000.00          1
    26635 SIERRA VISTA                 7.750          1,776.71         80
                                       7.500          1,776.71      310,000.00
    MISSION VIEJO    CA   92692          2            11/18/97         00
    0430518373                           03           01/01/98          0
    2362218410                           O            12/01/27
    0


    1663339          G75/G75             F          243,000.00         ZZ
                                         360        242,836.95          1
    1208 DAVENTRY COURT                8.000          1,783.05         87
                                       7.750          1,783.05      280,000.00
    BOWIE            MD   20721          2            10/13/97         10
    03343388                             03           12/01/97         25
    03343388                             O            11/01/27
    0


    1663341          F02/F02             F          256,500.00         ZZ
                                         360        255,993.21          1
    1310 E OCEAN BLVD                  8.125          1,904.51         90
    #1406                              7.875          1,904.51      285,000.00
    LONG BEACH       CA   90802          1            08/01/97         14
    601285806                            06           10/01/97         25
    601285806                            O            09/01/27
    0


    1663344          069/G01             F          201,600.00         ZZ
                                         360        201,600.00          1
    4616 IRONWOOD AVENUE               7.500          1,409.62         80
                                       7.250          1,409.62      252,000.00
    SEAL BEACH       CA   90740          1            11/10/97         00
    0430518274                           05           01/01/98          0
    2362215598                           O            12/01/27
    0


    1663349          069/G01             F          414,900.00         ZZ
                                         360        414,900.00          1
1


    3271 TUCKER LANE                   7.625          2,936.64         80
                                       7.375          2,936.64      525,000.00
    LOS ALAMITOS     CA   90720          5            11/13/97         00
    0430507137                           05           01/01/98          0
    2362219137                           O            12/01/27
    0


    1663353          403/403             F          305,000.00         ZZ
                                         360        305,000.00          1
    34 GLEN ROAD                       7.250          2,080.64         78
                                       7.000          2,080.64      394,875.00
    GREENWICH        CT   06830          1            11/18/97         00
    6596175                              05           01/01/98          0
    6596175                              O            12/01/27
    0


    1663356          069/G01             F          288,000.00         ZZ
                                         360        288,000.00          1
    26472 AVENIDA LAS PALMAS           7.875          2,088.20         80
                                       7.625          2,088.20      360,000.00
    DANA POINT       CA   92624          2            10/29/97         00
    0430524934                           05           01/01/98          0
    2362213023                           O            12/01/27
    0


    1663375          F02/F02             F          292,500.00         T
                                         360        291,860.83          1
    28828 PERDIDO BEACH BLVD           7.625          2,070.30         90
    UNIT 201                           7.375          2,070.30      325,000.00
    ORANGE BEACH     AL   36561          1            08/29/97         14
    601432666                            01           10/01/97         25
    601432666                            O            09/01/27
    0


    1663377          F02/F02             F          400,000.00         ZZ
                                         360        399,724.72          1
    5112 CUVALL DRIVE                  7.875          2,900.28         80
                                       7.625          2,900.28      501,000.00
    BETHESDA         MD   20816          2            10/22/97         00
    601646141                            05           12/01/97          0
    601646141                            O            11/01/27
    0


    1663382          G75/G75             F          275,000.00         ZZ
                                         360        274,815.47          1
    6308 ALCOTT ROAD                   8.000          2,017.86         73
                                       7.750          2,017.86      380,000.00
    BETHSEDA         MD   20817          5            10/27/97         00
    03382950                             05           12/01/97          0
1


    03382950                             O            11/01/27
    0


    1663394          B57/G01             F          205,200.00         ZZ
                                         360        205,200.00          1
    1405 VALLEY HIGH AVENUE            7.625          1,452.40         80
                                       7.375          1,452.40      256,500.00
    THOUSAND OAKS    CA   91362          1            11/14/97         00
    0430508119                           05           01/01/98          0
    9740281                              O            12/01/27
    0


    1663414          G75/G75             F          261,500.00         ZZ
                                         360        261,320.03          1
    1206 DAVENTRY COURT                7.875          1,896.06         90
                                       7.625          1,896.06      293,000.00
    BOWIE            MD   20721          2            10/20/97         14
    03348302                             03           12/01/97         25
    03348302                             O            11/01/27
    0


    1663428          G75/G75             F          265,300.00         ZZ
                                         360        265,300.00          1
    4710 WARREN STREET NW              7.625          1,877.78         76
                                       7.375          1,877.78      352,500.00
    WASHINGTON       DC   20016          2            11/12/97         00
    03372846                             05           01/01/98          0
    03372846                             O            12/01/27
    0


    1663446          G75/G75             F          226,250.00         ZZ
                                         360        226,250.00          1
    1310 SUMMERFIELD                   6.875          1,486.31         80
                                       6.625          1,486.31      285,000.00
    SAN ANTONIO      TX   78258          2            11/17/97         00
    03400289                             03           01/01/98          0
    03400289                             O            12/01/27
    0


    1663452          G75/G75             F          222,000.00         ZZ
                                         360        222,000.00          1
    52 YORKTOWN RD                     7.000          1,476.98         80
                                       6.750          1,476.98      277,500.00
    EAST BRUNSWICK   NJ   08816          1            11/13/97         00
    03353973                             05           01/01/98          0
    03353973                             O            12/01/27
    0


1


    1663457          G75/G75             F          248,150.00         ZZ
                                         360        247,979.22          1
    6183 WIMBLEDON DRIVE               7.875          1,799.26         80
                                       7.625          1,799.26      310,215.00
    MOUNT AIRY       MD   21771          1            10/23/97         00
    03294814                             05           12/01/97          0
    03294814                             O            11/01/27
    0


    1663463          G75/G75             F          285,950.00         ZZ
                                         360        285,950.00          1
    21870 HYDE PARK DRIVE              7.250          1,950.69         80
                                       7.000          1,950.69      357,480.00
    ASHBURN          VA   20147          1            11/20/97         00
    03394296                             03           01/01/98          0
    03394296                             O            12/01/27
    0


    1663464          664/G01             F          230,000.00         ZZ
                                         360        230,000.00          1
    40W500 LONG SHADOW LANE            8.000          1,687.66         89
                                       7.750          1,687.66      260,000.00
    ST CHARLES       IL   60175          2            11/21/97         01
    0430525360                           05           01/01/98         25
    2359883                              O            12/01/27
    0


    1663471          G75/G75             F          306,000.00         ZZ
                                         360        305,804.87          1
    1141 PINEY HILL ROAD               8.250          2,298.88         85
                                       8.000          2,298.88      360,000.00
    MONKTON          MD   21111          2            10/31/97         14
    03375525                             05           12/01/97         12
    03375525                             O            11/01/27
    0


    1663483          G75/G75             F          308,000.00         ZZ
                                         360        308,000.00          1
    380 RIDGEDALE AVENUE               7.875          2,233.22         88
                                       7.625          2,233.22      350,000.00
    EAST HANOVER TO  NJ   07936          1            11/14/97         14
    03384675                             05           01/01/98         25
    03384675                             O            12/01/27
    0


    1663484          G75/G75             F          212,000.00         ZZ
                                         360        211,850.37          1
    7504 SHERIDAN PLACE                7.750          1,518.80         80
                                       7.500          1,518.80      265,000.00
1


    LA PLATA         MD   20646          1            10/31/97         00
    03378672                             05           12/01/97          0
    03378672                             O            11/01/27
    0


    1663486          G75/G75             F          301,650.00         ZZ
                                         360        301,447.59          1
    229 SCURLOCK COURT                 8.000          2,213.41         80
                                       7.750          2,213.41      377,118.00
    FRANKLIN         TN   37067          1            10/17/97         00
    03244706                             03           12/01/97          0
    03244706                             O            11/01/27
    0


    1663487          369/G01             F          270,000.00         ZZ
                                         360        269,814.19          1
    240 BETSY RUN                      7.875          1,957.69         75
                                       7.625          1,957.69      360,000.00
    LONGWOOD         FL   32779          1            10/31/97         00
    0430522417                           05           12/01/97          0
    0061197935                           O            11/01/27
    0


    1663491          G75/G75             F          299,250.00         ZZ
                                         360        299,250.00          1
    10 STONEHOUSE DRIVE                7.250          2,041.42         95
                                       7.000          2,041.42      315,000.00
    READINGTON TOWN  NJ   08889          1            11/14/97         14
    03382241                             03           01/01/98         30
    03382241                             O            12/01/27
    0


    1663495          G75/G75             F          234,000.00         ZZ
                                         360        233,842.99          1
    4502 MIDDLETON LANE                8.000          1,717.01         80
                                       7.750          1,717.01      292,500.00
    BETHESDA         MD   20814          1            10/31/97         00
    03369988                             05           12/01/97          0
    03369988                             O            11/01/27
    0


    1663500          G75/G75             F          296,400.00         ZZ
                                         360        296,400.00          1
    396 CHURCH HILL ROAD               7.625          2,097.91         95
                                       7.375          2,097.91      312,000.00
    FAIRFIELD        CT   06430          1            11/14/97         14
    03358288                             05           01/01/98         30
    03358288                             O            12/01/27
    0
1




    1663507          G75/G75             F          263,000.00         T
                                         360        263,000.00          1
    29 GOLF COURSE ROAD                7.750          1,884.17         76
                                       7.500          1,884.17      350,000.00
    GRANDFATHER VIL  NC   28646          1            11/05/97         00
    03391846                             03           01/01/98          0
    03391846                             O            12/01/27
    0


    1663510          593/593             F          300,000.00         ZZ
                                         360        300,000.00          1
    2609 SPEARPOINT DRIVE              7.875          2,175.21         71
                                       7.625          2,175.21      425,000.00
    RENO             NV   89509          5            11/14/97         00
    6312466                              05           01/01/98          0
    6312466                              O            12/01/27
    0


    1663511          G75/G75             F          281,650.00         ZZ
                                         360        281,650.00          1
    6524 BURGUNDY LANE                 8.000          2,066.65         95
                                       7.750          2,066.65      296,516.00
    CLARKSVILLE      MD   21029          1            11/20/97         04
    03323893                             05           01/01/98         30
    03323893                             O            12/01/27
    0


    1663512          593/593             F          310,000.00         ZZ
                                         360        309,603.28          1
    11709 SAN RAFAEL AVE NE            8.250          2,328.93         86
                                       8.000          2,328.93      362,000.00
    ALBUQUERQUE      NM   87122          1            09/03/97         12
    6785786                              05           11/01/97         25
    6785786                              O            10/01/27
    0


    1663513          G75/G75             F          246,100.00         ZZ
                                         360        246,100.00          1
    11338 EASTWOOD DRIVE               7.750          1,763.10         71
                                       7.500          1,763.10      348,000.00
    HAGERSTOWN       MD   21742          2            11/19/97         00
    03393408                             05           01/01/98          0
    03393408                             O            12/01/27
    0


    1663517          638/G01             F          217,000.00         ZZ
                                         360        217,000.00          1
1


    3069 BRANDYWINE DRIVE              7.750          1,554.61         78
                                       7.500          1,554.61      280,000.00
    SAN JOSE         CA   95121          5            11/04/97         00
    0430517763                           05           01/01/98          0
    08679944                             O            12/01/27
    0


    1663522          638/G01             F          250,000.00         ZZ
                                         360        250,000.00          1
    1608 MCCORMACK DRIVE               7.625          1,769.48         77
                                       7.375          1,769.48      326,000.00
    HOFFMAN ESTATES  IL   60195          2            11/18/97         00
    0430507756                           03           01/01/98          0
    08675206                             O            12/01/27
    0


    1663523          J99/G01             F          375,000.00         ZZ
                                         360        375,000.00          1
    7638 BARNHART PLACE                7.625          2,654.23         63
                                       7.375          2,654.23      600,000.00
    CUPERTINO        CA   95014          2            11/20/97         00
    0430518936                           05           01/01/98          0
    960827                               O            12/01/27
    0


    1663525          638/G01             F          287,500.00         ZZ
                                         360        287,500.00          1
    1647 VIA FORTUNA                   8.125          2,134.68         71
                                       7.875          2,134.68      407,500.00
    SAN JOSE         CA   95120          1            11/04/97         00
    0430507533                           03           01/01/98          0
    08668113                             O            12/01/27
    0


    1663529          685/G01             F          316,000.00         ZZ
                                         360        316,000.00          1
    2254 CLOVERFIELD BOULEVARD         8.000          2,318.70         80
                                       7.750          2,318.70      395,000.00
    SANTA MONICA     CA   90405          2            11/19/97         00
    0430525170                           05           01/01/98          0
    109645                               O            12/01/27
    0


    1663530          685/G01             F          480,800.00         ZZ
                                         360        480,800.00          1
    3982 PEACOCK RIDGE ROAD            7.500          3,361.82         80
                                       7.250          3,361.82      601,079.00
    CALABASAS        CA   91301          1            11/21/97         00
    0430507830                           03           01/01/98          0
1


    108087                               O            12/01/27
    0


    1663532          964/G01             F          179,450.00         ZZ
                                         360        179,450.00          1
    7304 RAMEY ROAD                    7.750          1,285.60         80
                                       7.500          1,285.60      225,677.00
    WHITTIER (AREA)  CA   90606          1            11/18/97         00
    0430505354                           05           01/01/98          0
    28572                                O            12/01/27
    0


    1663533          964/G01             F          248,000.00         ZZ
                                         360        248,000.00          1
    5530 SOUTH CHARITON AVENUE         8.125          1,841.39         80
                                       7.875          1,841.39      313,000.00
    LOS ANGELES (AR  CA   90056          2            11/21/97         00
    0430507590                           05           01/01/98          0
    29690                                O            12/01/27
    0


    1663534          964/G01             F          294,500.00         ZZ
                                         360        294,500.00          1
    366 MIRA MAR AVENUE                8.125          2,186.65         95
                                       7.875          2,186.65      310,000.00
    LONG BEACH       CA   90814          1            11/20/97         01
    0430507608                           05           01/01/98         30
    29350                                O            12/01/27
    0


    1663535          964/G01             F          349,600.00         ZZ
                                         360        349,600.00          1
    629 9TH AVENUE                     7.500          2,444.45         80
                                       7.250          2,444.45      437,000.00
    SAN FRANCISCO    CA   94118          1            11/21/97         00
    0430507574                           05           01/01/98          0
    29515                                O            12/01/27
    0


    1663537          964/G01             F          376,800.00         ZZ
                                         360        376,800.00          1
    65 AMBLESIDE COURT                 7.875          2,732.06         80
                                       7.625          2,732.06      471,000.00
    DANVILLE         CA   94526          1            11/05/97         00
    0430505404                           05           01/01/98          0
    29186                                O            12/01/27
    0


1


    1663654          369/G01             F          258,300.00         ZZ
                                         360        258,131.04          1
    3515 CARR HILL ROAD                8.125          1,917.87         90
                                       7.875          1,917.87      287,581.00
    COLUMBUS         IN   47201          1            10/14/97         11
    0430523860                           05           12/01/97         25
    0060692415                           O            11/01/27
    0


    1663663          369/G01             F          243,750.00         ZZ
                                         360        243,750.00          1
    922 EAST 68TH STREET               7.875          1,767.36         75
                                       7.625          1,767.36      325,000.00
    INDIANAPOLIS     IN   46220          5            11/06/97         00
    0430523811                           05           01/01/98          0
    0060720042                           O            12/01/27
    0


    1663682          369/G01             F          290,000.00         ZZ
                                         360        289,800.42          1
    14704 GOLDEN LEAF PLACE            7.875          2,102.71         79
                                       7.625          2,102.71      370,000.00
    LOUISVILLE       KY   40245          2            11/03/97         00
    0430522821                           05           12/01/97          0
    0060685328                           O            11/01/27
    0


    1663788          736/G01             F          251,200.00         ZZ
                                         360        251,200.00          1
    14 SYDNEY WAY                      8.250          1,887.18         80
                                       8.000          1,887.18      314,000.00
    SAN FRANCISCO    CA   94127          2            11/18/97         00
    0430522953                           05           01/01/98          0
    545781                               O            12/01/27
    0


    1663789          736/G01             F          123,000.00         ZZ
                                         360        123,000.00          1
    7137 CALDER AVENUE                 7.750            881.19         59
                                       7.500            881.19      210,000.00
    SEBASTOPOL       CA   95472          1            11/18/97         00
    0430521849                           05           01/01/98          0
    550528                               O            12/01/27
    0


    1663790          736/G01             F          405,000.00         ZZ
                                         360        405,000.00          1
    435 GREEN GLEN WAY                 8.000          2,971.75         74
                                       7.750          2,971.75      550,000.00
1


    MILL VALLEY      CA   94941          2            11/17/97         00
    0430521864                           05           01/01/98          0
    546710                               O            12/01/27
    0


    1663791          736/G01             F          328,000.00         ZZ
                                         360        328,000.00          1
    9 HILL STREET                      8.000          2,406.75         80
                                       7.750          2,406.75      410,000.00
    MILL VALLEY      CA   94941          2            11/18/97         00
    0430521872                           05           01/01/98          0
    546709                               O            12/01/27
    0


    1663794          736/G01             F          137,000.00         ZZ
                                         360        137,000.00          1
    111 BEAN CREEK ROAD, UNIT #176     8.000          1,005.26         78
                                       7.750          1,005.26      176,000.00
    SCOTTS VALLEY    CA   95066          2            11/20/97         00
    0430521609                           01           01/01/98          0
    545691                               O            12/01/27
    0


    1663795          736/G01             F          450,000.00         ZZ
                                         360        450,000.00          1
    150 WALTER HAYS DRIVE              7.750          3,223.86         70
                                       7.500          3,223.86      650,000.00
    PALO ALTO        CA   94301          1            11/21/97         00
    0430521856                           05           01/01/98          0
    559214                               O            12/01/27
    0


    1663796          736/G01             F          408,500.00         ZZ
                                         360        408,500.00          1
    1753 OAKWOOD DRIVE                 8.000          2,997.43         78
                                       7.750          2,997.43      530,000.00
    SAN MATEO        CA   94403          2            11/14/97         00
    0430522979                           05           01/01/98          0
    545784                               O            12/01/27
    0


    1663798          736/G01             F          478,400.00         ZZ
                                         360        478,400.00          1
    4424 54TH AVENUE NORTHEAST         7.875          3,468.73         80
                                       7.625          3,468.73      598,000.00
    SEATTLE          WA   98105          2            11/18/97         00
    0430523134                           05           01/01/98          0
    530468                               O            12/01/27
    0
1




    1663802          822/G01             F           73,500.00         ZZ
                                         360         73,500.00          1
    52 NORTH READING AVENUE            7.500            513.93         75
                                       7.250            513.93       98,000.00
    BOYERTOWN        PA   19512          1            11/14/97         00
    0430522532                           05           01/01/98          0
    0136076608                           O            12/01/27
    0


    1663843          560/560             F          298,580.00         ZZ
                                         292        297,629.93          1
    5131 EAST MISSION HILL DRIVE       8.375          2,398.60         61
                                       8.125          2,398.60      490,000.00
    TUCSON           AZ   85718          1            07/11/97         00
    220052591                            03           10/01/97          0
    220052591                            O            01/01/22
    0


    1663845          560/560             F          273,611.00         ZZ
                                         321        272,886.88          1
    3 BULL PATH CLOSE                  8.125          2,092.41         61
                                       7.875          2,092.41      450,000.00
    EAST HAMPTON     NY   11937          1            05/12/94         00
    390006153                            05           10/01/97          0
    390006153                            O            06/01/24
    0


    1663846          560/560             F          243,350.00         R
                                         360        242,583.73          1
    408 SEA SPRAY LN                   7.250          1,660.08         90
                                       7.000          1,660.08      270,500.00
    PONTE VEDRA BEA  FL   32082          1            07/30/97         21
    450792437                            03           09/01/97         25
    450792437                            O            08/01/27
    0


    1663847          560/560             F          235,800.00         ZZ
                                         360        235,490.46          1
    11631 MARTHA ANN DRIVE             8.125          1,750.81         86
                                       7.875          1,750.81      276,000.00
    LOS ALAMITOS     CA   90720          2            09/06/97         21
    450875992                            05           11/01/97         25
    450875992                            O            10/01/27
    0


    1663848          560/560             F          242,100.00         ZZ
                                         360        241,920.33          1
1


    6547 S COPPERWOOD                  7.500          1,692.80         80
                                       7.250          1,692.80      303,000.00
    INGLEWOOD        CA   90302          2            10/17/97         00
    450893599                            05           12/01/97          0
    450893599                            O            11/01/27
    0


    1663849          560/560             F          418,640.00         ZZ
                                         360        418,373.04          1
    118 S MARINER DRIVE                8.250          3,145.11         80
                                       8.000          3,145.11      523,300.00
    GILBERT          AZ   85233          1            10/09/97         00
    450901210                            03           12/01/97          0
    450901210                            O            11/01/27
    0


    1663850          560/560             F          475,830.00         ZZ
                                         360        475,476.86          1
    8400 E DIXILETA DRIVE              7.500          3,327.08         80
                                       7.250          3,327.08      598,630.00
    SCOTTSDALE       AZ   85262          1            10/30/97         00
    450909064                            03           12/01/97          0
    450909064                            O            11/01/27
    0


    1663851          560/560             F          441,000.00         ZZ
                                         240        440,239.59          1
    456 WALKER ROAD                    7.875          3,654.47         63
                                       7.625          3,654.47      700,000.00
    GREAT FALLS      VA   22066          2            10/27/97         00
    450909684                            05           12/01/97          0
    450909684                            O            11/01/17
    0


    1663852          560/560             F          197,500.00         ZZ
                                         360        197,383.39          1
    35 ROCKY ROAD WEST                 8.625          1,536.14         71
                                       8.375          1,536.14      280,000.00
    HARWINTON        CT   06791          2            10/27/97         00
    450909692                            05           12/01/97          0
    450909692                            O            11/01/27
    0


    1663853          560/560             F          260,000.00         ZZ
                                         360        259,829.92          1
    2009 BRITTAN AVE                   8.125          1,930.50         80
                                       7.875          1,930.50      325,000.00
    SAN CARLOS       CA   94070          2            10/27/97         00
    450909775                            05           12/01/97          0
1


    450909775                            O            11/01/27
    0


    1663854          560/560             F          485,000.00         ZZ
                                         360        484,592.54          1
    656 DODDS LANE                     6.875          3,186.11         80
                                       6.625          3,186.11      606,250.00
    GLADWYNE         PA   19035          1            10/31/97         00
    450909833                            05           12/01/97          0
    450909833                            O            11/01/27
    0


    1663855          560/560             F          303,900.00         ZZ
                                         360        303,685.51          1
    1223 JACKSON AVENUE                7.750          2,177.18         80
                                       7.500          2,177.18      379,900.00
    RIVER FOREST     IL   60305          1            10/31/97         00
    450910351                            05           12/01/97          0
    450910351                            O            11/01/27
    0


    1663856          560/560             F          328,000.00         ZZ
                                         360        327,550.00          1
    643 EAST OLIVE STREET              7.500          2,293.43         80
                                       7.250          2,293.43      410,000.00
    SAN MARCOS       CA   92069          2            10/21/97         00
    450910575                            05           12/01/97          0
    450910575                            O            11/01/27
    0


    1663857          560/560             F          225,000.00         ZZ
                                         360        224,852.82          1
    5 KENNEDY BLVD                     8.125          1,670.62         90
                                       7.875          1,670.62      250,000.00
    HOPEWELL JCT     NY   12533          1            10/31/97         04
    450910880                            05           12/01/97         25
    450910880                            O            11/01/27
    0


    1663858          560/560             F          280,250.00         ZZ
                                         360        280,057.13          1
    6822 SW WINDEMERE LOOP             7.875          2,032.01         95
                                       7.625          2,032.01      295,000.00
    PORTLAND         OR   97225          1            10/31/97         04
    450911482                            05           12/01/97         30
    450911482                            O            11/01/27
    0


1


    1663859          560/560             F          551,000.00         ZZ
                                         360        550,611.10          1
    20451 RANCHO LA FLORESTA           7.750          3,947.44         57
                                       7.500          3,947.44      970,000.00
    COVINA           CA   91724          2            10/27/97         00
    450911870                            05           12/01/97          0
    450911870                            O            11/01/27
    0


    1663860          560/560             F          244,000.00         ZZ
                                         240        243,585.75          1
    3 ELLIOTT ROAD                     8.000          2,040.92         65
                                       7.750          2,040.92      380,000.00
    STERLING         MA   01564          2            10/27/97         00
    450912027                            05           12/01/97          0
    450912027                            O            11/01/17
    0


    1663861          560/560             F          327,000.00         ZZ
                                         240        326,418.47          1
    5770 WHIRLAWAY RD                  7.625          2,659.34         76
                                       7.375          2,659.34      432,000.00
    PALM BEACH GARD  FL   33418          2            10/27/97         00
    450912308                            03           12/01/97          0
    450912308                            O            11/01/17
    0


    1663862          560/560             F          222,000.00         ZZ
                                         360        221,843.31          1
    42721 WCR 25                       7.750          1,590.44         80
                                       7.500          1,590.44      277,500.00
    PIERCE           CO   80650          1            10/31/97         00
    450912746                            05           12/01/97          0
    450912746                            O            11/01/27
    0


    1663863          560/560             F          241,858.00         ZZ
                                         360        241,687.29          1
    18853 N 95TH WAY                   7.750          1,732.71         92
                                       7.500          1,732.71      262,890.00
    SCOTTSDALE       AZ   85255          1            10/31/97         04
    450913348                            03           12/01/97         30
    450913348                            O            11/01/27
    0


    1663864          560/560             F          247,500.00         ZZ
                                         360        247,329.67          1
    423 TOWNE STREET                   7.875          1,794.55         90
                                       7.625          1,794.55      275,000.00
1


    GILBERTS         IL   60146          1            10/31/97         21
    450913785                            05           12/01/97         25
    450913785                            O            11/01/27
    0


    1663865          560/560             F          245,200.00         ZZ
                                         360        245,039.60          1
    8930 HURON BLUFFS                  8.125          1,820.61         87
                                       7.875          1,820.61      285,000.00
    WHITE LAKE       MI   48386          2            10/27/97         04
    450913975                            01           12/01/97         25
    450913975                            O            11/01/27
    0


    1663866          560/560             F          341,250.00         ZZ
                                         360        341,003.01          1
    14732 HORSESHOE TRACE              7.625          2,415.35         69
                                       7.375          2,415.35      500,000.00
    WELLINGTON       FL   33414          5            10/27/97         00
    450914783                            03           12/01/97          0
    450914783                            O            11/01/27
    0


    1663867          560/560             F          331,550.00         ZZ
                                         360        331,315.99          1
    21010 N 53RD AVENUE                7.750          2,375.27         95
                                       7.500          2,375.27      349,000.00
    GLENDALE         AZ   85308          1            10/30/97         04
    450914858                            03           12/01/97         30
    450914858                            O            11/01/27
    0


    1663868          560/560             F          524,000.00         ZZ
                                         360        523,630.16          1
    5380 LONG LANE                     7.750          3,754.01         80
                                       7.500          3,754.01      655,000.00
    DOYLESTOWN       PA   18901          1            10/31/97         00
    450914908                            05           12/01/97          0
    450914908                            O            11/01/27
    0


    1663869          560/560             F          307,254.00         ZZ
                                         360        307,025.97          1
    4244 DOGWOOD AVENUE                7.500          2,148.37         80
                                       7.250          2,148.37      385,000.00
    SEAL BEACH       CA   90740          2            10/27/97         00
    450915285                            05           12/01/97          0
    450915285                            O            11/01/27
    0
1




    1663870          560/560             F          244,000.00         ZZ
                                         360        243,827.78          1
    1231 WINDFIELD COURT               7.750          1,748.05         80
                                       7.500          1,748.05      305,000.00
    CENTERVILLE      OH   45458          2            10/27/97         00
    450915756                            05           12/01/97          0
    450915756                            O            11/01/27
    0


    1663871          560/560             F          230,000.00         ZZ
                                         360        229,845.67          1
    4622 WINDSWEPT DRIVE               8.000          1,687.66         89
                                       7.750          1,687.66      259,000.00
    BRIGHTON TWP     MI   48380          2            10/27/97         04
    450915806                            05           12/01/97         25
    450915806                            O            11/01/27
    0


    1663872          560/560             F          224,950.00         ZZ
                                         360        224,791.23          1
    1257 INDIAN CREEK DR               7.750          1,611.57         95
                                       7.500          1,611.57      236,820.00
    CHULA VISTA      CA   91915          1            10/23/97         04
    450916366                            03           12/01/97         30
    450916366                            O            11/01/27
    0


    1663873          560/560             F          536,000.00         ZZ
                                         360        535,612.05          1
    1626 THAYER AVENUE                 7.625          3,793.78         80
                                       7.375          3,793.78      670,000.00
    LOS ANGELES      CA   90024          2            10/27/97         00
    450916564                            05           12/01/97          0
    450916564                            O            11/01/27
    0


    1663874          560/560             F          264,100.00         ZZ
                                         360        263,918.25          1
    912 MASTERS LANE                   7.875          1,914.91         67
                                       7.625          1,914.91      400,000.00
    BIRMINGHAM       AL   35244          2            10/27/97         00
    450916812                            05           12/01/97          0
    450916812                            O            11/01/27
    0


    1663875          560/560             F          261,200.00         ZZ
                                         360        261,200.00          1
1


    6 SADDLEBROOK COURT                7.625          1,848.76         94
                                       7.375          1,848.76      280,000.00
    MANORVILLE       NY   11949          1            11/03/97         04
    450917133                            05           01/01/98         30
    450917133                            O            12/01/27
    0


    1663876          560/560             F          449,809.00         ZZ
                                         360        449,475.18          1
    6700 SUNSHINE CANYON DR.           7.500          3,145.13         55
                                       7.250          3,145.13      825,000.00
    BOULDER          CO   80302          2            10/27/97         00
    450918040                            05           12/01/97          0
    450918040                            O            11/01/27
    0


    1663877          560/560             F          250,000.00         ZZ
                                         360        250,000.00          1
    9 OLD BRIDGE ROAD                  7.000          1,663.26         53
                                       6.750          1,663.26      478,750.00
    OLD LYME         CT   06371          1            11/04/97         00
    450918578                            05           01/01/98          0
    450918578                            O            12/01/27
    0


    1663878          560/560             F          350,000.00         ZZ
                                         360        349,740.24          1
    775 POTATO PATCH DR                7.500          2,447.26         52
                                       7.250          2,447.26      680,000.00
    VAIL             CO   81657          2            10/30/97         00
    450919030                            05           12/01/97          0
    450919030                            O            11/01/27
    0


    1663879          560/560             F          257,000.00         ZZ
                                         360        256,818.61          1
    7230 S HAZELTON LANE               7.750          1,841.18         79
                                       7.500          1,841.18      327,000.00
    TEMPE            AZ   85283          2            10/27/97         00
    450919071                            03           12/01/97          0
    450919071                            O            11/01/27
    0


    1663880          560/560             F          240,150.00         ZZ
                                         360        240,150.00          1
    11640 MAROON PEAK COURT            7.500          1,679.17         80
                                       7.250          1,679.17      300,240.00
    SAN DIEGO        CA   92131          1            11/01/97         00
    450919519                            03           01/01/98          0
1


    450919519                            O            12/01/27
    0


    1663881          560/560             F          362,000.00         ZZ
                                         360        361,744.50          1
    15 TULIP LANE                      7.750          2,593.42         57
                                       7.500          2,593.42      640,000.00
    MILLBURN TOWNSH  NJ   07078          2            10/31/97         00
    450919592                            05           12/01/97          0
    450919592                            O            11/01/27
    0


    1663882          560/560             F          619,050.00         ZZ
                                         360        619,050.00          1
    7 JOHNAR BLVD                      7.250          4,223.02         62
                                       7.000          4,223.02    1,000,000.00
    RANCHO MIRAGO    CA   92270          2            10/31/97         00
    450919683                            05           01/01/98          0
    450919683                            O            12/01/27
    0


    1663883          560/560             F          232,500.00         ZZ
                                         360        232,339.99          1
    854 WESTPORT ROAD                  7.875          1,685.79         62
                                       7.625          1,685.79      375,000.00
    EASTON           CT   06612          2            10/30/97         00
    450919733                            05           12/01/97          0
    450919733                            O            11/01/27
    0


    1663884          560/560             F          396,000.00         ZZ
                                         360        395,720.50          1
    762 AVENIDA ACAPULCO               7.750          2,837.00         77
                                       7.500          2,837.00      515,000.00
    SAN CLEMENTE     CA   92672          2            10/22/97         00
    450920327                            05           12/01/97          0
    450920327                            O            11/01/27
    0


    1663885          560/560             F          232,000.00         ZZ
                                         360        232,000.00          1
    25832 SAN TROPEZ COURT             7.500          1,622.18         80
                                       7.250          1,622.18      290,975.00
    MISSION VIEJO    CA   92692          1            10/29/97         00
    450920582                            03           01/01/98          0
    450920582                            O            12/01/27
    0


1


    1663886          560/560             F          221,600.00         ZZ
                                         360        221,418.35          1
    1904 CHRISTOPHER PLACE             7.000          1,474.32         80
                                       6.750          1,474.32      277,000.00
    HARRISBURG       PA   17110          1            11/03/97         00
    450920962                            05           12/01/97          0
    450920962                            O            11/01/27
    0


    1663887          560/560             F          423,900.00         ZZ
                                         360        423,900.00          1
    510 KINGS POINTE TRAIL             7.875          3,073.57         80
                                       7.625          3,073.57      530,000.00
    FRANKLIN LAKES   NJ   07417          1            11/07/97         00
    450921457                            05           01/01/98          0
    450921457                            O            12/01/27
    0


    1663888          560/560             F          227,000.00         ZZ
                                         360        227,000.00          1
    2859 TOBEN ROAD                    8.000          1,665.65         74
                                       7.750          1,665.65      310,000.00
    CARLETON         MI   48117          5            11/03/97         00
    450921473                            05           01/01/98          0
    450921473                            O            12/01/27
    0


    1663889          560/560             F          256,000.00         ZZ
                                         360        256,000.00          1
    193 WILLOWS ROAD                   7.875          1,856.18         64
                                       7.625          1,856.18      400,000.00
    FREDON           NJ   07860          5            11/03/97         00
    450921689                            05           01/01/98          0
    450921689                            O            12/01/27
    0


    1663890          560/560             F          230,400.00         ZZ
                                         360        230,400.00          1
    292 E MEADOW DRIVE 337             7.875          1,670.56         80
                                       7.625          1,670.56      288,000.00
    VAIL             CO   81657          1            11/04/97         00
    450922216                            01           01/01/98          0
    450922216                            O            12/01/27
    0


    1663891          560/560             F          330,800.00         ZZ
                                         360        330,800.00          1
    610 S.WEST AVENUE K-103            7.875          2,398.53         80
                                       7.625          2,398.53      413,500.00
1


    ASPEN            CO   81611          1            11/07/97         00
    450922497                            01           01/01/98          0
    450922497                            O            12/01/27
    0


    1663892          560/560             F          405,000.00         ZZ
                                         360        405,000.00          1
    1081 NW 115TH AVENUE               8.000          2,971.75         76
                                       7.750          2,971.75      535,000.00
    PLANTATION       FL   33323          1            11/07/97         00
    450923172                            05           01/01/98          0
    450923172                            O            12/01/27
    0


    1663893          560/560             F          341,600.00         ZZ
                                         360        341,600.00          1
    LOT 5 BROWNSTONE ROAD              7.875          2,476.84         90
                                       7.625          2,476.84      380,000.00
    NEW HOPE         PA   18938          1            11/07/97         04
    450923354                            05           01/01/98         25
    450923354                            O            12/01/27
    0


    1663894          560/560             F          127,500.00         ZZ
                                         360        127,500.00          1
    45 SHERIDAN ST.                    7.750            913.43         75
                                       7.500            913.43      170,000.00
    HUNTINGTON       NY   11743          1            11/10/97         00
    450923511                            05           01/01/98          0
    450923511                            O            12/01/27
    0


    1663895          560/560             F          450,000.00         ZZ
                                         360        450,000.00          1
    722 BUCKINGHAM DRIVE               7.000          2,993.87         55
                                       6.750          2,993.87      825,000.00
    HOUSTON          TX   77024          1            11/10/97         00
    450923644                            05           01/01/98          0
    450923644                            O            12/01/27
    0


    1663896          560/560             F          875,000.00         ZZ
                                         360        875,000.00          1
    206 UPPER MOUNTAIN ROAD            8.000          6,420.45         70
                                       7.750          6,420.45    1,250,000.00
    MONTCLAIR        NJ   07042          2            11/05/97         00
    450923875                            05           01/01/98          0
    450923875                            O            12/01/27
    0
1




    1663897          560/560             F          253,500.00         ZZ
                                         300        252,938.53          1
    102 WREN COURT                     8.000          1,956.56         80
                                       7.750          1,956.56      317,000.00
    NORTH WALES      PA   19454          2            11/05/97         00
    450924444                            05           01/01/98          0
    450924444                            O            12/01/22
    0


    1663898          560/560             F          228,800.00         ZZ
                                         360        228,638.51          1
    49 SQUIRE ROAD                     7.750          1,639.16         66
                                       7.500          1,639.16      349,000.00
    HAWTHORN WOODS   IL   60047          2            11/05/97         00
    450924535                            05           12/01/97          0
    450924535                            O            11/01/27
    0


    1663899          560/560             F          334,992.00         ZZ
                                         360        334,992.00          1
    5702 CHARITON AVENUE               7.625          2,371.06         75
                                       7.375          2,371.06      450,000.00
    LOS ANGELES      CA   90056          2            10/30/97         00
    450924774                            05           01/01/98          0
    450924774                            O            12/01/27
    0


    1663900          560/560             F          331,650.00         ZZ
                                         360        331,650.00          1
    1384 SOLITUDE LANE                 7.875          2,404.70         60
                                       7.625          2,404.70      560,000.00
    EVERGREEN        CO   80439          2            11/06/97         00
    450925078                            05           01/01/98          0
    450925078                            O            12/01/27
    0


    1663901          560/560             F          743,750.00         ZZ
                                         360        743,750.00          1
    980 EVERGREEN DRIVE                7.250          5,073.69         70
                                       7.000          5,073.69    1,062,500.00
    DELRAY BEACH     FL   33483          1            11/11/97         00
    450925532                            05           01/01/98          0
    450925532                            O            12/01/27
    0


    1663902          560/560             F          225,500.00         ZZ
                                         300        225,500.00          1
1


    755 DARTMOUTH PL.                  7.625          1,684.81         71
                                       7.375          1,684.81      320,000.00
    GILROY           CA   95020          2            11/07/97         00
    450925714                            05           01/01/98          0
    450925714                            O            12/01/22
    0


    1663903          560/560             F          227,700.00         ZZ
                                         360        227,700.00          1
    314 VANDELINDA AVENUE              7.875          1,650.99         90
                                       7.625          1,650.99      253,000.00
    TEANECK          NJ   07666          1            11/12/97         04
    450925730                            05           01/01/98         25
    450925730                            O            12/01/27
    0


    1663904          560/560             F          224,800.00         ZZ
                                         360        224,800.00          1
    7900 FLIGHT AVENUE                 7.625          1,591.13         80
                                       7.375          1,591.13      282,000.00
    LOS ANGELES      CA   90045          2            11/04/97         00
    450926597                            05           01/01/98          0
    450926597                            O            12/01/27
    0


    1663905          560/560             F          265,350.00         ZZ
                                         360        265,350.00          1
    11602 MAROON PEAK COURT            7.750          1,901.00         90
                                       7.500          1,901.00      294,836.00
    SAN DIEGO        CA   92131          1            11/06/97         04
    450927017                            03           01/01/98         25
    450927017                            O            12/01/27
    0


    1663906          560/560             F          246,300.00         ZZ
                                         360        246,300.00          1
    7 BAKER LANE                       7.875          1,785.85         80
                                       7.625          1,785.85      307,900.00
    HOPKINTON        MA   01748          1            11/13/97         00
    450927108                            05           01/01/98          0
    450927108                            O            12/01/27
    0


    1663907          560/560             F          529,600.00         ZZ
                                         360        529,226.21          1
    3457 PRIMERA AVENUE                7.750          3,794.12         78
                                       7.500          3,794.12      685,000.00
    LOS ANGELES      CA   90068          2            11/04/97         00
    450928148                            05           12/01/97          0
1


    450928148                            O            11/01/27
    0


    1663908          560/560             F          464,000.00         ZZ
                                         360        464,000.00          1
    219 CURLEY COURT                   7.875          3,364.33         80
                                       7.625          3,364.33      580,000.00
    PARAMUS          NJ   07652          1            11/13/97         00
    450928585                            05           01/01/98          0
    450928585                            O            12/01/27
    0


    1663909          560/560             F          262,750.00         ZZ
                                         360        262,750.00          1
    449 HILDEBIDLE RD.                 8.000          1,927.97         80
                                       7.750          1,927.97      328,455.00
    COLLEGEVILLE     PA   19426          1            11/14/97         00
    450928684                            05           01/01/98          0
    450928684                            O            12/01/27
    0


    1663910          560/560             F          255,000.00         ZZ
                                         360        255,000.00          1
    148 RICHARD PATH                   8.000          1,871.10         57
                                       7.750          1,871.10      455,000.00
    NISSEQUOGUE      NY   11780          1            11/14/97         00
    450928924                            05           01/01/98          0
    450928924                            O            12/01/27
    0


    1663911          560/560             F          545,000.00         ZZ
                                         360        544,624.93          1
    7406 STANLEY PARK ROAD             7.875          3,951.63         69
                                       7.625          3,951.63      800,000.00
    CARPENTERIA      CA   93103          2            10/27/97         00
    450928973                            05           12/01/97          0
    450928973                            O            11/01/27
    0


    1663912          560/560             F          319,000.00         ZZ
                                         360        319,000.00          1
    20040 CREEK ROAD                   7.625          2,257.87         75
                                       7.375          2,257.87      426,000.00
    NOBLESVILLE      IN   46060          5            11/10/97         00
    450930011                            05           01/01/98          0
    450930011                            O            12/01/27
    0


1


    1663913          560/560             F          268,534.00         ZZ
                                         360        268,534.00          1
    3819 SOUTH NINE DR                 8.250          2,017.41         80
                                       8.000          2,017.41      335,685.00
    VALRICO          FL   33594          1            11/14/97         00
    450930177                            03           01/01/98          0
    450930177                            O            12/01/27
    0


    1663914          560/560             F          320,000.00         R
                                         360        320,000.00          1
    15012 FOREST OAKS DR.              6.875          2,102.18         79
                                       6.625          2,102.18      407,500.00
    LOUISVILLE       KY   40245          1            11/14/97         00
    450930615                            03           01/01/98          0
    450930615                            O            12/01/27
    0


    1663915          560/560             F          259,200.00         ZZ
                                         360        259,200.00          1
    1250 S BAYWOOD AVE                 8.375          1,970.11         69
                                       8.125          1,970.11      378,000.00
    SAN JOSE         CA   95128          5            11/21/97         00
    450950811                            05           01/01/98          0
    450950811                            O            12/01/27
    0


    1663916          560/560             F          277,000.00         ZZ
                                         240        277,000.00          1
    11417 PUTMANS MILL ROAD            8.250          2,360.23         53
                                       8.000          2,360.23      525,000.00
    ORLEANS          VA   20128          2            11/19/97         00
    450943790                            05           01/01/98          0
    450943790                            O            12/01/17
    0


    1663962          G75/G75             F          265,500.00         ZZ
                                         360        265,500.00          1
    44 WATCHUNG AVENUE                 7.875          1,925.06         90
                                       7.625          1,925.06      295,000.00
    MONTCLAIR        NJ   07043          1            11/14/97         14
    03375032                             05           01/01/98         25
    03375032                             O            12/01/27
    0


    1663964          G75/G75             F          412,000.00         ZZ
                                         360        412,000.00          1
    2848 DAVENPORT STREET NW           7.625          2,916.12         54
                                       7.375          2,916.12      770,000.00
1


    WASHINGTON       DC   20008          2            11/18/97         00
    03337892                             05           01/01/98          0
    03337892                             O            12/01/27
    0


    1663967          G75/G75             F          316,000.00         ZZ
                                         360        316,000.00          1
    RT 6  BOX 23                       7.625          2,236.63         80
                                       7.375          2,236.63      395,000.00
    WAYNESBORO       VA   22980          1            11/10/97         00
    03390717                             05           01/01/98          0
    03390717                             O            12/01/27
    0


    1663968          638/G01             F          277,100.00         ZZ
                                         360        277,100.00          1
    17 ARDMORE ROAD                    7.750          1,985.18         90
                                       7.500          1,985.18      308,000.00
    KENSINGTON       CA   94707          1            11/04/97         10
    0430507855                           05           01/01/98         25
    08675818                             O            12/01/27
    0


    1663970          G75/G75             F          280,000.00         ZZ
                                         360        280,000.00          1
    512 HARTUNG DRIVE                  7.250          1,910.10         80
                                       7.000          1,910.10      350,000.00
    WYCKOFF          NJ   07481          1            11/10/97         00
    03313640                             05           01/01/98          0
    03313640                             O            12/01/27
    0


    1663977          638/G01             F          242,400.00         ZZ
                                         360        242,400.00          1
    1931 21ST AVENUE                   8.000          1,778.65         80
                                       7.750          1,778.65      303,000.00
    SAN FRANCISCO    CA   94116          1            10/30/97         00
    0430507996                           05           01/01/98          0
    08679138                             O            12/01/27
    0


    1664069          624/G01             F          241,200.00         ZZ
                                         360        241,200.00          1
    1206 VIA ESCALANTE                 8.000          1,769.84         95
                                       7.750          1,769.84      253,990.00
    CHULA VISTA      CA   91910          1            11/21/97         11
    0430521906                           05           01/01/98         30
    37083170096                          O            12/01/27
    0
1




    1664080          638/G01             F          300,000.00         ZZ
                                         360        300,000.00          1
    2551 SAN ANTONIO CRESCENT EAST     7.750          2,149.24         79
                                       7.500          2,149.24      380,000.00
    UPLAND           CA   91784          1            11/14/97         00
    0430518217                           05           01/01/98          0
    08679932                             O            12/01/27
    0


    1664100          F02/F02             F          256,000.00         ZZ
                                         360        255,426.45          1
    11458 N VIA DE LA VERBINITA        7.500          1,789.99         80
                                       7.250          1,789.99      320,000.00
    TUCSON           AZ   85737          1            08/07/97         00
    601147410                            05           10/01/97          0
    601147410                            O            09/01/27
    0


    1664146          964/G01             F           50,000.00         T
                                         360         50,000.00          1
    24095 N BEAR CLOVER COURT          7.875            362.53         44
                                       7.625            362.53      115,000.00
    SONORA           CA   95370          2            11/19/97         00
    0430516872                           05           01/01/98          0
    29791                                O            12/01/27
    0


    1664151          964/G01             F          212,000.00         ZZ
                                         360        212,000.00          1
    16521 MOUNT SHELLY CIRCLE          7.750          1,518.79         80
                                       7.500          1,518.79      265,000.00
    FOUNTAIN VALLEY  CA   92708          1            11/24/97         00
    0430517003                           05           01/01/98          0
    29828                                O            12/01/27
    0


    1664157          964/G01             F          442,000.00         ZZ
                                         360        442,000.00          1
    8515 TERRACE DRIVE                 7.250          3,015.22         80
                                       7.000          3,015.22      555,000.00
    EL CERRITO       CA   94530          2            11/11/97         00
    0430520163                           05           01/01/98          0
    29262                                O            12/01/27
    0


    1664160          956/G01             F          326,000.00         ZZ
                                         360        326,000.00          1
1


    1971 PALM AVENUE                   7.875          2,363.73         69
                                       7.625          2,363.73      473,000.00
    REDWOOD CITY     CA   94061          2            11/17/97         00
    0430520080                           05           01/01/98          0
    7711138                              O            12/01/27
    0


    1664161          956/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
    500 WEST MIDDLEFIELD ROAD #108     7.875            870.08         80
                                       7.625            870.08      150,000.00
    MOUNTAIN VIEW    CA   94043          1            11/21/97         00
    0430520171                           01           01/01/98          0
    2711084                              O            12/01/27
    0


    1664164          964/G01             F          315,000.00         ZZ
                                         360        315,000.00          1
    204 CREST ROAD                     7.625          2,229.55         77
                                       7.375          2,229.55      410,000.00
    NOVATO           CA   94945          2            11/06/97         00
    0430517649                           05           01/01/98          0
    27967                                O            12/01/27
    0


    1664167          964/G01             F          520,000.00         ZZ
                                         360        520,000.00          1
    2387 MAR EAST                      7.750          3,725.34         78
                                       7.500          3,725.34      670,000.00
    TIBURON          CA   94920          2            11/19/97         00
    0430518167                           05           01/01/98          0
    29434                                O            12/01/27
    0


    1664173          964/G01             F          513,700.00         ZZ
                                         360        513,700.00          1
    860 RANCHO CIRCLE                  7.625          3,635.94         80
                                       7.375          3,635.94      642,140.00
    FULLERTON        CA   92635          1            11/18/97         00
    0430517946                           05           01/01/98          0
    29635                                O            12/01/27
    0


    1664175          731/G01             F          302,400.00         ZZ
                                         360        302,400.00          1
    40 CASTLE HILL COURT               7.750          2,166.43         80
                                       7.500          2,166.43      378,000.00
    WALNUT CREEK     CA   94595          2            11/17/97         00
    0430523647                           05           01/01/98          0
1


    114455139                            O            12/01/27
    0


    1664189          964/G01             F          266,000.00         ZZ
                                         360        266,000.00          1
    9626 NEWFAME CIRCLE                7.500          1,859.91         80
                                       7.250          1,859.91      332,500.00
    FOUNTAIN VALLEY  CA   92708          1            11/25/97         00
    0430518845                           05           01/01/98          0
    29453                                O            12/01/27
    0


    1664200          A52/G01             F           21,375.00         ZZ
                                         360         21,375.00          1
    402 WATER STREET                   7.875            154.98         95
                                       7.625            154.98       22,500.00
    UNIONTOWN        AL   36786          1            12/03/97         04
    0430510297                           05           01/01/98         30
    238348                               O            12/01/27
    0


    1664225          461/G01             F          250,000.00         ZZ
                                         360        250,000.00          1
    2801 HIGHGATE AVENUE               7.500          1,748.04         40
                                       7.250          1,748.04      625,000.00
    BELMONT          CA   94002          1            11/07/97         00
    0430517359                           05           01/01/98          0
    9021953450                           O            12/01/27
    0


    1664242          638/G01             F          181,300.00         ZZ
                                         360        181,300.00          1
    1950 NORTH CALLE MADERAS           7.875          1,314.55         70
                                       7.625          1,314.55      259,000.00
    MESA             AZ   85213          2            11/06/97         00
    0430525006                           03           01/01/98          0
    8679735                              O            12/01/27
    0


    1664269          638/G01             F          237,000.00         ZZ
                                         360        237,000.00          1
    4830 SW FAIRVIEW BOULEVARD         7.500          1,657.14         75
                                       7.250          1,657.14      316,000.00
    PORTLAND         OR   97221          2            11/19/97         00
    0430517912                           05           01/01/98          0
    08683409                             O            12/01/27
    0


1


    1664280          638/G01             F          144,400.00         ZZ
                                         360        144,400.00          1
    4434 SE CONCORD ROAD               7.750          1,034.50         77
                                       7.500          1,034.50      188,000.00
    MILWAUKIE        OR   97267          2            11/19/97         00
    0430518415                           05           01/01/98          0
    08673555                             O            12/01/27
    0


    1664306          696/G01             F          108,000.00         ZZ
                                         360        108,000.00          1
    9100 BAY AVENUE                    7.500            755.15         80
    #401-A                             7.250            755.15      135,000.00
    NORTH BEACH      MD   20714          1            11/26/97         00
    0430519082                           05           01/01/98          0
    3125886                              O            12/01/27
    0


    1664307          696/G01             F          869,000.00         ZZ
                                         360        869,000.00          1
    7798 KAREN FOREST DRIVE            8.000          6,376.41         66
                                       7.750          6,376.41    1,330,000.00
    MCLEAN           VA   22102          2            11/25/97         00
    0430519330                           05           01/01/98          0
    5011097                              O            12/01/27
    0


    1664310          696/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    1615 RIGGS PLACE NW                8.000          1,702.33         80
                                       7.750          1,702.33      290,000.00
    WASHINGTON       DC   20009          1            12/02/97         00
    0430519462                           05           01/01/98          0
    2081064                              O            12/01/27
    0


    1664322          696/G01             F          228,800.00         ZZ
                                         360        228,800.00          1
    13660 SPINNING WHEEL DRIVE         7.750          1,639.15         80
                                       7.500          1,639.15      286,000.00
    GERMANTOWN       MD   20874          2            11/25/97         00
    0430520148                           03           01/01/98          0
    3115909                              O            12/01/27
    0


    1664327          696/G01             F          628,000.00         ZZ
                                         360        628,000.00          1
    20597 FURR ROAD                    8.000          4,608.04         58
                                       7.750          4,608.04    1,100,000.00
1


    ROUND HILL       VA   20141          2            11/25/97         00
    0430521310                           05           01/01/98          0
    5011095                              O            12/01/27
    0


    1664338          696/G01             F          300,700.00         ZZ
                                         360        300,700.00          1
    6111 HOLLY RIDGE COURT             7.625          2,128.34         80
                                       7.375          2,128.34      375,900.00
    CLARKSVILLE      MD   21044          1            11/26/97         00
    0430520767                           05           01/01/98          0
    3015190                              O            12/01/27
    0


    1664342          696/G01             F          248,000.00         ZZ
                                         360        248,000.00          1
    6236 KELLOGG DRIVE                 7.000          1,649.95         80
                                       6.750          1,649.95      310,000.00
    MCLEAN           VA   22101          1            11/26/97         00
    0430520833                           05           01/01/98          0
    2280696                              O            12/01/27
    0


    1664482          195/G01             F          287,920.00         ZZ
                                         360        287,920.00          1
    10 CRIMSON DRIVE                   7.125          1,939.78         80
                                       6.875          1,939.78      359,900.00
    HOCKESSIN        DE   19707          1            12/04/97         00
    0430524967                           03           01/01/98          0
    55446                                O            12/01/27
    0


    1664506          638/G01             F          246,900.00         ZZ
                                         360        246,900.00          1
    15855 FRUITVALE ROAD               7.625          1,747.54         80
                                       7.375          1,747.54      308,669.00
    VALLEY CENTER    CA   92082          1            11/11/97         00
    0430524678                           05           01/01/98          0
    8677027                              O            12/01/27
    0


    1664520          E26/G01             F          196,750.00         ZZ
                                         360        196,750.00          1
    2116 AUTUMN HAZE COURT             7.375          1,358.91         80
                                       7.125          1,358.91      246,290.00
    GAMBRILLS        MD   21054          1            11/25/97         00
    0430524868                           05           01/01/98          0
    40700566                             O            12/01/27
    0
1




    1664534          F02/F02             F          544,900.00         ZZ
                                         360        544,505.62          1
    15 CASTAWAYS N                     7.625          3,856.77         80
                                       7.375          3,856.77      681,216.00
    NEWPORT BEACH    CA   92660          1            11/03/97         00
    601635945                            03           12/01/97          0
    601635945                            O            11/01/27
    0


    1664537          601/G01             F          301,500.00         ZZ
                                         360        301,500.00          1
    7624 OAKVIEW LANE                  7.625          2,134.00         79
                                       7.375          2,134.00      385,000.00
    LENEXA           KS   66216          2            11/17/97         00
    0430517755                           03           01/01/98          0
    11897972                             O            12/01/27
    0


    1664702          601/G01             F          232,000.00         ZZ
                                         360        232,000.00          1
    6566 STONE MOUNTAIN FARM RD        7.750          1,662.08         80
                                       7.500          1,662.08      290,000.00
    FAYETTEVILLE     NC   28311          2            10/30/97         00
    0430520270                           05           01/01/98          0
    1183118                              O            12/01/27
    0


    1664831          403/403             F          275,000.00         ZZ
                                         360        275,000.00          1
    4 ROXBURY LANE                     7.250          1,875.99         69
                                       7.000          1,875.99      400,000.00
    WILTON           CT   06897          1            11/20/97         00
    6594584                              05           01/01/98          0
    6594584                              O            12/01/27
    0


    1664878          B57/G01             F          392,000.00         ZZ
                                         360        392,000.00          1
    659 W. CALIFORNIA BLVD.            7.625          2,774.56         80
                                       7.375          2,774.56      490,000.00
    PASADENA         CA   91105          1            11/13/97         00
    0430523472                           05           01/01/98          0
    9730728                              O            12/01/27
    0


    1664889          731/G01             F          140,500.00         ZZ
                                         360        140,500.00          1
1


    9449 DUNKERRIN WAY                 7.875          1,018.72         80
                                       7.625          1,018.72      176,000.00
    ELK GROVE        CA   95758          2            11/25/97         00
    0430523571                           05           01/01/98          0
    811441863                            O            12/01/27
    0


    1664919          267/267             F          251,500.00         ZZ
                                         360        251,500.00          1
    38835 LITCHFIELD CIRCLE            7.375          1,737.05         73
                                       7.125          1,737.05      345,000.00
    FREMONT          CA   94536          2            11/18/97         00
    4323688                              05           01/01/98          0
    4323688                              O            12/01/27
    0


    1664938          267/267             F          300,000.00         ZZ
                                         360        300,000.00          1
    8300 RUGBY PLACE                   7.375          2,072.03         75
                                       7.125          2,072.03      400,000.00
    LOS ANGELES      CA   90046          2            11/12/97         00
    4326482                              05           01/01/98          0
    4326482                              O            12/01/27
    0


    1664983          685/G01             F          214,600.00         ZZ
                                         360        214,600.00          1
    8780 EAST FOXHOLLOW DRIVE          7.500          1,500.51         80
                                       7.250          1,500.51      269,990.00
    ANAHEIM          CA   92808          1            11/19/97         00
    0430522516                           03           01/01/98          0
    109226                               O            12/01/27
    0


    1664987          267/267             F          472,500.00         ZZ
                                         360        472,500.00          1
    20872 MEADOW OAK WAY               7.375          3,263.45         75
                                       7.125          3,263.45      630,000.00
    SARATOGA         CA   95070          1            11/25/97         00
    4322967                              05           01/01/98          0
    4322967                              O            12/01/27
    0


    1665155          J99/G01             F          265,000.00         ZZ
                                         360        265,000.00          1
    1680 HYDE DRIVE                    7.375          1,830.29         61
                                       7.125          1,830.29      440,000.00
    CAMPBELL         CA   95008          1            11/14/97         00
    0430522557                           05           01/01/98          0
1


    331009                               O            12/01/27
    0


    1665562          731/G01             F          208,000.00         ZZ
                                         360        208,000.00          1
    28741 CALLE VISTA                  7.875          1,508.14         80
                                       7.625          1,508.14      260,000.00
    LAGUNA NIGUEL    CA   92677          2            11/24/97         00
    0430525394                           05           01/01/98          0
    916080535                            O            12/01/27
    0


    1665587          575/G01             F          107,200.00         ZZ
                                         360        107,200.00          1
    154 BERKSHIRE LANE                 7.500            749.56         80
                                       7.250            749.56      134,000.00
    STEWARTSTOWN     PA   17363          1            11/26/97         00
    0430524710                           05           01/01/98          0
    972444073                            O            12/01/27
    0


    1665601          638/G01             F          500,000.00         ZZ
                                         360        500,000.00          1
    3618 CAMERON DRIVE                 7.875          3,625.35         68
                                       7.625          3,625.35      739,000.00
    PLEASANTON       CA   94588          1            11/24/97         00
    0430524181                           05           01/01/98          0
    8679634                              O            12/01/27
    0


    1665619          638/G01             F          237,500.00         ZZ
                                         360        237,500.00          1
    8212 REDFORD LANE                  8.125          1,763.43         95
                                       7.875          1,763.43      250,000.00
    LA PALMA         CA   90623          2            11/12/97         10
    0430524728                           05           01/01/98         30
    8679431                              O            12/01/27
    0


    1665643          964/G01             F          259,600.00         ZZ
                                         360        259,600.00          1
    6631 RED COACH DRIVE               7.375          1,792.99         80
                                       7.125          1,792.99      327,000.00
    HUNTINGTON BEAC  CA   92649          1            11/24/97         00
    0430523555                           05           01/01/98          0
    29498                                O            12/01/27
    0


1


    1665644          964/G01             F          260,000.00         ZZ
                                         360        260,000.00          1
    86 DENSLOWE DRIVE                  7.625          1,840.26         73
                                       7.375          1,840.26      360,000.00
    SAN FRANCISCO    CA   94132          1            11/24/97         00
    0430523480                           05           01/01/98          0
    29647                                O            12/01/27
    0


    1665646          964/G01             F          559,000.00         ZZ
                                         360        559,000.00          1
    187 OAK DRIVE                      8.000          4,101.75         57
                                       7.750          4,101.75      985,000.00
    SAN RAFAEL       CA   94901          2            11/26/97         00
    0430523324                           05           01/01/98          0
    29990                                O            12/01/27
    0


    1665647          964/G01             F          241,500.00         ZZ
                                         360        241,500.00          1
    1735 MADERA STREET                 7.500          1,688.60         75
                                       7.250          1,688.60      322,000.00
    BERKELEY         CA   94707          1            11/19/97         00
    0430522912                           05           01/01/98          0
    29731                                O            12/01/27
    0


    1665727          J95/J95             F          330,000.00         ZZ
                                         360        329,767.09          1
    4710 WESTOVER COURT                7.750          2,364.16         90
                                       7.500          2,364.16      367,000.00
    SANTA ROSA       CA   95405          2            10/15/97         04
    12084182                             03           12/01/97         25
    12084182                             O            11/01/27
    0


    1665747          696/G01             F          650,000.00         ZZ
                                         360        650,000.00          1
    11104 GILCHRIST COURT              7.750          4,656.68         67
                                       7.500          4,656.68      980,000.00
    POTOMAC          MD   20854          2            11/21/97         00
    0430522169                           05           01/01/98          0
    6011052                              O            12/01/27
    0


    1665769          696/G01             F          216,000.00         ZZ
                                         360        216,000.00          1
    13301 VIRGINIA WILLOW DRIVE        7.125          1,455.23         80
                                       6.875          1,455.23      270,000.00
1


    FAIRFAX          VA   22033          1            12/01/97         00
    0430522276                           03           01/01/98          0
    2151071                              O            12/01/27
    0


    1665785          G75/G75             F          240,050.00         ZZ
                                         360        240,050.00          1
    41 SOUTH ALYDAR BLVD               7.875          1,740.53         95
                                       7.625          1,740.53      252,735.00
    DILLSBURG        PA   17019          1            11/28/97         04
    03357743                             05           01/01/98         30
    03357743                             O            12/01/27
    0


    1665788          F02/F02             F          271,200.00         ZZ
                                         360        271,200.00          1
    46009 ASHFORD CIRCLE               7.875          1,966.39         80
                                       7.625          1,966.39      339,000.00
    NOVI             MI   48374          1            11/14/97         00
    601849124                            05           01/01/98          0
    601849124                            O            12/01/27
    0


    1665789          696/G01             F          188,000.00         ZZ
                                         360        188,000.00          1
    1050 WARE STREET SW                7.125          1,266.59         80
                                       6.875          1,266.59      235,000.00
    VIENNA           VA   22180          1            11/26/97         00
    0430522458                           05           01/01/98          0
    2370920                              O            12/01/27
    0


    1665809          696/G01             F          140,800.00         ZZ
                                         360        140,800.00          1
    3109 LEE STREET                    7.875          1,020.90         80
                                       7.625          1,020.90      176,000.00
    SILVER SPRINGS   MD   20910          1            12/01/97         00
    0430523399                           05           01/01/98          0
    3185917                              O            12/01/27
    0


    1665829          685/G01             F          261,250.00         ZZ
                                         360        261,250.00          1
    19652 CLANCY LANE                  7.500          1,826.70         80
                                       7.250          1,826.70      326,587.00
    HUNTINGTON BEAC  CA   92646          1            11/12/97         00
    0430525253                           05           01/01/98          0
    109388                               O            12/01/27
    0
1




    1665984          136/G01             F          342,000.00         ZZ
                                         360        341,758.62          1
    7 TULIP LANE                       7.750          2,450.13         80
                                       7.500          2,450.13      427,500.00
    LARCHMONT        NY   10538          1            10/15/97         00
    0430524777                           05           12/01/97          0
    4508020                              O            11/01/27
    0


    1666044          638/G01             F          150,000.00         ZZ
                                         360        150,000.00          1
    1061 CERRO VERDE DRIVE             7.500          1,048.82         30
                                       7.250          1,048.82      515,000.00
    SOLANA BEACH     CA   92075          2            11/20/97         00
    0430524223                           03           01/01/98          0
    8685203                              O            12/01/27
    0


    1666100          638/G01             F          182,000.00         ZZ
                                         360        182,000.00          1
    184 STATE HIGHWAY 173              7.500          1,272.57         58
                                       7.250          1,272.57      315,000.00
    LAKE ARROWHEAD   CA   92352          2            11/17/97         00
    0430523597                           01           01/01/98          0
    08682403                             O            12/01/27
    0


    1666111          638/G01             F          196,000.00         ZZ
                                         360        196,000.00          1
    663 LAKEVIEW DRIVE                 7.875          1,421.14         70
                                       7.625          1,421.14      280,000.00
    SAN FRANCISCO    CA   94112          2            11/12/97         00
    0430524389                           05           01/01/98          0
    08680156                             O            12/01/27
    0


    1666115          F27/G01             F          455,100.00         ZZ
                                         360        455,100.00          1
    6310 WALDEN WOODS COURT            7.500          3,182.13         80
                                       7.250          3,182.13      568,947.00
    MCLEAN           VA   22101          1            11/26/97         00
    0430523407                           03           01/01/98          0
    116267678                            O            12/01/27
    0


    1666504          961/G01             F          255,200.00         ZZ
                                         360        255,200.00          1
1


    31761 NATIONAL PARK DRIVE          8.000          1,872.57         80
                                       7.750          1,872.57      319,000.00
    LAGUNA NIGUEL    CA   92677          1            11/17/97         00
    0430525212                           05           01/01/98          0
    09110314                             O            12/01/27
    0

   TOTAL NUMBER OF LOANS   :      2,618

   TOTAL ORIGINAL BALANCE  :   705,230,978.21

   TOTAL PRINCIPAL BALANCE :   704,506,518.63

   TOTAL ORIGINAL P+I      :     5,075,619.86

   TOTAL CURRENT P+I       :     5,075,619.86


                             ***************************
                             *      END OF REPORT      *
                             ***************************

1

  RUN ON     : 12/19/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 13.36.45           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S20                               CUTOFF : 12/01/97
  POOL       : 0004276
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ------------------------------------------------------------------------------

      1501669                              .2500
      182,945.31                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1513975                              .2500
      143,736.24                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1520397                              .2500
      217,845.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1561009                              .2500
      471,649.74                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1571879                              .2500
      159,892.65                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1584005                              .2500
       75,807.58                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1585720                              .2500
      123,529.42                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1590745                              .2500
      250,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1591801                              .2500
      105,674.33                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1595057                              .2500
       90,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1597655                              .2500
      428,239.76                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1599946                              .2500
      648,715.74                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1600652                              .2500
      219,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1603553                              .2500
      220,968.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1608630                              .2500
      219,852.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1608702                              .2500
      439,697.19                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1610470                              .2500
      292,804.06                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1610517                              .2500
      246,751.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1612224                              .2500
      647,684.85                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1614950                              .2500
      224,320.41                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1617624                              .2500
      341,776.27                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1618352                              .2500
      113,791.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1620532                              .2500
      319,558.09                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1621049                              .2500
      186,874.37                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1622145                              .2500
      291,551.34                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1622432                              .2500
      141,908.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1623150                              .2500
      220,801.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1623181                              .2500
      293,581.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1623272                              .2500
       91,750.57                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1624003                              .2500
      271,605.01                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1624191                              .2500
      100,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1624943                              .2500
      224,632.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1625317                              .2500
      260,274.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1626093                              .2500
      321,555.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1626753                              .2500
      231,495.55                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1626897                              .2500
      350,118.18                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1627512                              .2500
      246,384.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1628106                              .2500
      123,828.76                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1629567                              .2500
      312,845.26                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1630056                              .2500
    1,000,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1630078                              .2500
      104,865.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1630169                              .2500
      650,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1630534                              .2500
      121,359.73                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1630543                              .2500
      879,464.25                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1631147                              .2500
      299,596.08                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1631464                              .2500
      153,603.56                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1631488                              .2500
       83,889.73                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1631588                              .2500
      295,336.56                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1631701                              .2500
      249,480.48                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1631791                              .2500
       81,949.03                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1632123                              .2500
      287,205.10                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1632376                              .2500
      222,300.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1632724                              .2500
      650,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1633067                              .2500
      141,909.45                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1633520                              .2500
      399,717.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1633749                              .2500
      270,739.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1633888                              .2500
       74,055.11                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1634320                              .2500
       73,575.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1634700                              .2500
      234,850.15                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1634713                              .2500
       79,902.73                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1634714                              .2500
      289,805.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1634721                              .2500
      340,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1634732                              .2500
      649,417.68                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1634766                              .2500
      122,085.39                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1635009                              .2500
      269,910.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1635012                              .2500
      174,272.13                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1635076                              .2500
      285,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1635182                              .2500
      476,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1635183                              .2500
      295,780.32                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1635309                              .2500
      256,836.12                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1635407                              .2500
      452,680.85                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1635414                              .2500
      280,052.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1635493                              .2500
      732,532.59                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1635498                              .2500
      165,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1635611                              .2500
      230,680.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1635742                              .2500
      107,917.82                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1635778                              .2500
      185,243.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1635855                              .2500
      251,572.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1635859                              .2500
      265,838.86                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1635894                              .2500
      603,074.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1635895                              .2500
      147,900.70                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1636084                              .2500
      255,965.63                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1636114                              .2500
      999,311.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1636128                              .2500
      243,413.39                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1636153                              .2500
      543,653.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1636188                              .2500
      289,795.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1636636                              .2500
      253,010.89                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1636694                              .2500
      259,816.49                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1637105                              .2500
      203,722.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1637123                              .2500
       83,946.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1637283                              .2500
      251,277.29                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1637788                              .2500
      230,519.94                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1638042                              .2500
      130,706.48                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1638127                              .2500
      289,557.31                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1638134                              .2500
      319,318.06                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1638154                              .2500
      337,068.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1638155                              .2500
      429,150.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1638178                              .2500
      478,924.61                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1638191                              .2500
      279,403.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1638196                              .2500
      288,277.07                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1638212                              .2500
      234,934.90                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1638228                              .2500
      237,030.92                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1638238                              .2500
      572,080.17                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1638251                              .2500
      259,640.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1638290                              .2500
      314,625.71                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1638311                              .2500
      238,664.10                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1638342                              .2500
      351,268.50                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1638346                              .2500
      249,480.48                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1638411                              .2500
      259,980.65                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1638728                              .2500
      487,450.81                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1638869                              .2500
      145,388.57                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1639438                              .2500
      550,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1639544                              .2500
      260,648.57                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1640521                              .2500
      303,973.24                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1640622                              .2500
       67,454.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1641001                              .2500
      260,802.58                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1641008                              .2500
      543,267.54                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1641042                              .2500
      284,407.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1641173                              .2500
      199,869.17                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1641175                              .2500
      123,664.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1641188                              .2500
      232,701.81                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1641628                              .2500
      342,646.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1641629                              .2500
      329,772.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1641635                              .2500
      280,606.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1641740                              .2500
      264,595.48                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1641749                              .2500
       85,946.55                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1641781                              .2500
      322,283.60                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1641783                              .2500
      284,803.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1641830                              .2500
       91,067.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1641876                              .2500
      533,350.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1641942                              .2500
      370,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1641958                             1.1250
      363,670.93                           .0300
            9.1250                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1641960                              .2500
      299,304.08                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1642000                              .2500
      379,190.18                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1642007                              .2500
      295,617.75                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642023                              .2500
      122,834.39                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1642063                              .2500
      181,742.27                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642075                              .2500
      237,804.77                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1642109                              .2500
      243,167.49                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1642128                              .2500
      255,953.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642161                              .2500
      186,268.43                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642199                              .2500
      623,559.59                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1642240                              .2500
      241,310.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1642289                              .2500
      318,042.90                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642336                              .2500
      292,313.48                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1642389                              .2500
       65,155.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1642491                              .2500
      360,769.81                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1642563                              .2500
      175,051.76                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642657                              .2500
      258,642.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1642662                              .2500
      263,604.58                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1642670                              .2500
      599,128.70                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1642681                              .2500
      605,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1642694                              .2500
      399,687.96                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1642747                              .2500
      423,465.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1642788                              .2500
      115,040.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1642938                              .2500
      385,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643007                              .2500
      195,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1643080                              .2500
      874,397.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1643104                              .2500
      493,205.74                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643105                              .2500
      239,651.50                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1643107                              .2500
      225,958.14                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1643168                              .2500
      291,021.38                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1643194                              .2500
      265,816.94                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643306                              .2500
      315,773.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643317                              .2500
      342,287.19                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643388                              .2500
      103,550.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1643514                              .2500
      254,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1643656                              .2500
      302,713.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1643701                              .2500
      167,768.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643744                              .2500
      569,627.14                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1643765                              .2500
      399,724.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643770                              .2500
      191,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1643773                              .2500
      256,668.71                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1643820                              .2500
      241,657.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1643911                              .2500
       71,200.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1643930                              .2500
      265,597.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1644008                              .2500
      595,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1644079                              .2500
      210,758.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1644190                              .2500
      264,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1644209                              .2500
      277,803.79                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1644533                              .2500
      285,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1644567                              .2500
       96,228.54                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1644570                              .2500
       63,900.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1644592                              .2500
      459,533.53                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1644594                              .2500
      252,626.02                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1644728                              .2500
      313,778.39                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1644783                              .2500
      123,333.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1644800                              .2500
      102,650.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1644884                              .2500
      336,374.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1645063                              .2500
      279,613.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1645188                              .2500
      232,589.82                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1645201                              .2500
      119,823.54                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1645234                              .2500
      114,756.68                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1645255                              .2500
      649,505.40                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1645289                              .2500
      249,819.06                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1645311                              .2500
      290,400.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1645353                              .2500
      649,616.25                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1646527                              .2500
      104,400.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1646537                              .2500
      625,750.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1646555                              .2500
      374,700.11                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1646613                              .2500
      142,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1646651                              .2500
      232,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1646702                              .2500
      348,753.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1646725                              .2500
      246,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1646749                              .2500
      274,150.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1646800                              .2500
      139,910.73                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1646810                              .2500
      122,415.70                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1647083                              .2500
      647,043.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1647085                              .2500
      299,788.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1647150                              .2500
       98,800.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1647194                              .2500
      255,028.76                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1647561                              .2500
      317,700.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1647628                              .2500
      467,379.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1647700                              .2500
      300,987.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1647701                              .2500
       93,400.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1647703                              .2500
      163,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1647708                              .2500
      391,709.08                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1647729                              .2500
      627,556.76                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1647732                              .2500
      299,808.70                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1647735                              .2500
      243,378.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1647743                              .2500
      250,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1647893                              .2500
       75,546.64                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1647896                              .2500
      245,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1647977                              .2500
      295,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1647984                              .2500
      420,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1647998                              .2500
      165,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1648014                              .2500
      121,100.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1648191                              .2500
      139,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1648233                              .2500
       62,400.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1648243                              .2500
      120,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1648318                              .2500
      244,544.37                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1648371                              .2500
       83,195.54                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1648388                              .2500
      256,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1648398                              .2500
      144,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1648403                              .2500
      483,433.56                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1648441                              .2500
      237,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1648485                              .2500
      251,830.91                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1648711                              .2500
      327,576.21                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1648774                              .2500
      253,806.73                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1648821                              .2500
      267,815.56                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1648893                              .2500
      133,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1648963                              .2500
      585,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649032                              .2500
      107,100.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1649033                              .2500
      266,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649051                              .2500
      236,639.49                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1649056                              .2500
      231,750.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1649135                              .2500
      177,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649177                              .2500
       88,938.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649187                              .2500
      649,563.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1649271                              .2500
       73,350.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1649301                              .2500
      290,250.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1649305                              .2500
       90,900.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1649310                              .2500
      244,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649312                              .2500
      281,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1649330                              .2500
      229,837.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649342                              .2500
      252,816.88                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1649390                              .2500
      300,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649401                              .2500
      329,600.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1649418                              .2500
      422,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649426                              .2500
      207,257.26                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649483                              .2500
      134,697.54                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1649487                              .2500
      172,642.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1649496                              .2500
       99,714.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649498                              .2500
      149,703.65                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1649499                              .2500
       49,886.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1649501                              .2500
       34,927.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649503                              .2500
       45,939.61                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1649504                              .2500
      253,485.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1649505                              .2500
       69,488.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1649506                              .2500
       71,799.84                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1649508                              .2500
       88,565.27                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1649510                              .2500
      891,062.36                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1649511                              .2500
      235,576.55                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649512                              .2500
      609,534.05                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1649513                              .2500
      223,080.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1649514                              .2500
       29,943.64                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1649530                              .2500
      238,237.45                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1649575                              .2500
      276,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1649581                              .2500
      234,684.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649582                              .2500
       92,935.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649587                              .2500
      224,752.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1649588                              .2500
      241,633.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649640                              .2500
      600,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1649741                              .2500
      156,002.98                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1649765                              .2500
      101,435.27                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1649831                              .2500
      253,350.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1649885                              .2500
      192,567.38                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649893                              .2500
      233,600.94                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1649896                              .2500
      285,450.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1649937                              .2500
      124,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1649980                              .2500
      400,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649987                              .2500
      110,350.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1650020                              .2500
      187,963.86                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1650074                              .2500
      108,482.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1650160                              .2500
      126,543.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1650185                              .2500
      241,034.01                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1650252                              .2500
      274,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1650262                              .2500
      239,821.89                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1650308                              .2500
      135,906.41                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1650360                              .2500
      290,288.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1650366                              .2500
      207,717.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1650375                              .2500
      144,110.38                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1650448                              .2500
      262,114.87                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1650450                              .2500
      294,987.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1650454                              .2500
      223,849.69                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1650482                              .2500
      299,798.70                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1650500                              .2500
      448,666.77                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1650513                              .2500
       75,702.92                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1650627                              .2500
      125,834.59                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1650827                              .2500
      252,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1650830                              .2500
      237,100.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1650843                              .2500
      243,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1650845                              .2500
      193,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1650875                              .2500
      207,856.85                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1650887                              .2500
      241,791.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1650959                              .2500
      222,749.38                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1650972                              .2500
      413,700.36                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1650974                              .2500
      237,874.66                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1650976                              .2500
      236,345.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1650978                              .2500
      297,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1650987                              .2500
      267,428.88                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1650999                              .2500
      115,118.69                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651012                              .2500
      229,833.53                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651016                              .2500
      230,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651017                              .2500
      323,788.06                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651030                              .2500
      269,465.77                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1651041                              .2500
      319,383.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651057                              .2500
      324,792.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651072                              .2500
      288,541.02                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651078                              .2500
      202,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651083                              .2500
      299,771.72                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1651098                              .2500
      289,795.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651099                              .2500
      206,357.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651105                              .2500
      241,849.59                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1651109                              .2500
      267,320.51                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651124                              .2500
      212,542.15                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1651126                              .2500
      127,809.73                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651150                              .2500
      311,311.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1651151                              .2500
      192,257.21                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1651168                              .2500
      106,972.52                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651173                              .2500
      139,258.85                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651181                              .2500
      149,499.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1651198                              .2500
      128,365.97                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651212                              .2500
      181,880.95                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651237                              .2500
      255,819.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651249                              .2500
      129,707.83                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651261                              .2500
      100,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651596                              .2500
      151,680.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651602                              .2500
      409,447.97                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651603                              .2500
      233,126.65                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1651604                              .2500
      248,402.56                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651605                              .2500
      449,394.11                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651606                              .2500
      217,147.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651607                              .2500
      259,000.14                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651608                              .2500
      228,862.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651609                              .2500
      227,350.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651610                              .2500
      239,834.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651611                              .2500
      333,017.40                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1651612                              .2500
      226,839.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651613                              .2500
      329,314.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651615                              .2500
      277,797.42                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651616                              .2500
      398,879.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651618                              .2500
      267,888.82                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651619                              .2500
      251,900.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651620                              .2500
      306,444.53                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1651621                              .2500
      304,933.16                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1651622                              .2500
      254,399.61                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1651623                              .2500
      224,222.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651624                              .2500
      249,191.86                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651625                              .2500
      239,151.18                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1651626                              .2500
      246,972.56                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651627                              .2500
      286,963.11                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651628                              .2500
      479,337.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651629                              .2500
      269,114.10                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1651630                              .2500
      220,814.70                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651631                              .2500
      269,286.33                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651632                              .2500
      324,919.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651633                              .2500
      253,678.66                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1651635                              .2500
      234,635.50                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651636                              .2500
      397,149.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651637                              .2500
      229,522.03                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651638                              .2500
      234,299.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1651639                              .2500
      223,507.63                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651640                              .2500
      359,270.51                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651641                              .2500
      290,708.05                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651642                              .2500
      219,529.12                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651643                              .2500
      269,424.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651644                              .2500
      300,524.16                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651645                              .2500
      259,572.51                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1651647                              .2500
      253,907.66                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1651648                              .2500
      226,378.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651649                              .2500
      373,009.70                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651650                              .2500
      319,569.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651651                              .2500
      277,975.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651652                              .2500
      264,425.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651653                              .2500
      215,609.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651654                              .2500
      249,819.06                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651655                              .2500
      345,522.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1651656                              .2500
      279,632.44                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651657                              .2500
      259,829.93                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651658                              .2500
      215,723.57                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651659                              .2500
      273,289.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651660                              .2500
      306,836.31                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651661                              .2500
      229,674.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651663                              .2500
      284,808.77                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651664                              .2500
      224,681.36                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1651665                              .2500
      319,399.39                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1651666                              .2500
      234,434.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651667                              .2500
      248,065.55                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651668                              .2500
      227,843.09                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651669                              .2500
      239,830.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651670                              .2500
      302,425.39                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1651722                              .2500
      207,053.76                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651723                              .2500
      159,903.07                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1651726                              .2500
      135,115.96                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1651727                              .2500
      147,912.62                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1651737                              .2500
      179,872.96                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651741                              .2500
      143,085.49                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1651744                              .2500
      195,043.90                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1651750                              .2500
      264,771.84                           .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      1651755                              .2500
      163,878.29                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1651761                              .2500
      424,292.69                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1651767                              .2500
      375,727.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651782                              .2500
      176,800.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651785                              .2500
      274,815.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1651804                              .2500
      183,870.13                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651810                              .2500
      315,563.63                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651811                              .2500
      139,154.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651813                              .2500
      155,087.67                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651820                              .2500
      388,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1651827                              .2500
       94,441.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1651828                              .2500
      329,742.56                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1651831                              .2500
      209,866.50                           .0300
            8.2650                         .0000
            8.0150                         .0000
            7.9850                         .0000
            7.0000                         .9850

      1651833                              .2500
      191,880.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1651835                              .2500
      204,195.94                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      1651837                              .2500
      116,811.31                           .0300
            7.3900                         .0000
            7.1400                         .0000
            7.1100                         .0000
            7.0000                         .1100

      1651838                              .2500
       99,923.90                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1651841                              .2500
      492,615.41                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1651847                              .2500
      274,800.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1651850                              .2500
      145,349.91                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651855                              .2500
       66,905.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651856                              .2500
      549,640.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651858                              .2500
      367,259.60                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651860                              .2500
      167,890.10                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651861                              .2500
       79,948.98                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1651863                              .4000
       26,324.78                           .0300
            7.8500                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1651893                              .2500
       58,311.83                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651899                              .2500
      239,834.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651903                              .2500
      283,299.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651905                              .2500
      165,842.86                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1651910                              .2500
      158,887.77                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651913                              .2500
      287,621.94                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651914                              .2500
      297,789.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651916                              .2500
      139,829.78                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1651918                              .2500
      267,815.56                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651978                              .2500
      284,596.41                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1651983                              .2500
      273,222.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651985                              .2500
      339,766.01                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651991                              .2500
      257,135.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652000                              .2500
      344,511.43                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652002                              .2500
      280,463.57                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652011                              .2500
      136,698.47                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1652014                              .2500
      379,351.69                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652017                              .2500
      486,012.89                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1652018                              .2500
      619,528.23                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652055                              .2500
      147,198.63                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652057                              .2500
      239,808.07                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1652059                              .2500
      279,786.93                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652061                              .2500
      319,756.50                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652062                              .2500
      343,103.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1652063                              .2500
      263,491.50                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652065                              .2500
      159,559.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652066                              .2500
      231,529.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652069                              .2500
      201,181.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652070                              .2500
      336,798.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652071                              .2500
      296,249.74                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652072                              .2500
      236,455.62                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652074                              .2500
      288,457.34                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1652078                              .2500
      292,176.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652079                              .2500
      347,392.51                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652080                              .2500
      306,677.29                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652082                              .2500
      443,057.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652083                              .2500
      283,566.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652084                              .2500
      114,978.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652087                              .2500
      614,587.35                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652088                              .2500
      156,677.68                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1652094                              .2500
       98,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652096                              .2500
      479,669.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652100                              .2500
      314,793.94                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652126                              .2500
      246,775.71                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652131                              .2500
      343,557.34                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652133                              .2500
      239,660.13                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652134                              .2500
      229,713.08                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652135                              .2500
      224,313.31                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1652136                              .2500
      242,519.88                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652137                              .2500
      234,575.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652138                              .2500
      259,277.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652139                              .2500
      269,607.93                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652140                              .2500
      249,246.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652141                              .2500
      226,720.28                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652142                              .2500
      279,446.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652143                              .2500
      261,298.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652144                              .2500
      269,898.74                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652145                              .2500
      239,692.87                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652146                              .2500
      299,585.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652147                              .2500
      349,759.14                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652148                              .2500
      338,240.51                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652149                              .2500
      226,847.68                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652150                              .2500
      224,841.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652151                              .2500
      332,693.55                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652152                              .2500
      223,522.66                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652153                              .2500
      349,272.65                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652154                              .2500
      260,639.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652155                              .2500
      239,134.40                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652157                              .2500
      399,147.56                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652159                              .2500
      276,908.64                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652160                              .2500
      289,366.28                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652161                              .2500
      272,062.64                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652162                              .2500
      293,656.07                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652164                              .2500
      257,657.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652165                              .2500
      269,195.55                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652166                              .2500
      334,301.51                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652167                              .2500
      224,244.66                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652168                              .2500
      219,306.45                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652169                              .2500
      243,740.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652170                              .2500
      274,220.51                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1652171                              .2500
      299,049.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652172                              .2500
      254,538.65                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652173                              .2500
      320,867.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652174                              .2500
      343,757.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652175                              .2500
      227,615.71                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652176                              .2500
      229,582.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652177                              .2500
      373,701.93                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652178                              .2500
      283,799.56                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652179                              .2500
      247,329.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652180                              .2500
      245,532.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652182                              .2500
      277,107.03                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652183                              .2500
      309,514.88                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1652184                              .2500
      264,039.90                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652185                              .2500
      333,561.56                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652186                              .2500
      264,615.19                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652187                              .2500
      272,423.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652190                              .2500
      237,119.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1652191                              .2500
      267,629.91                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652192                              .2500
      288,351.26                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652193                              .2500
      245,160.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652194                              .2500
      263,878.09                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652195                              .2500
      237,432.30                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652196                              .2500
      620,891.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652197                              .2500
      263,822.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1652198                              .2500
      251,605.65                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1652199                              .2500
      249,336.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652200                              .2500
      218,357.07                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652201                              .2500
      265,321.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652202                              .2500
      266,422.17                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652203                              .2500
      269,617.65                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652204                              .2500
      268,345.95                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652205                              .2500
      303,535.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652206                              .2500
      358,952.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652207                              .2500
      264,977.47                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652208                              .2500
      223,291.23                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652209                              .2500
      255,646.48                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652210                              .2500
      374,468.94                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652211                              .2500
      274,805.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652212                              .2500
      220,035.19                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652213                              .2500
      298,869.22                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652214                              .2500
      235,674.11                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652215                              .2500
      359,752.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652216                              .2500
      389,731.61                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652217                              .2500
      272,792.27                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652218                              .2500
      221,485.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652219                              .2500
      748,964.33                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652220                              .2500
      538,712.66                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652222                              .2500
      226,893.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652223                              .2500
      263,253.95                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652224                              .2500
      218,198.27                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652225                              .2500
      274,569.66                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1652226                              .2500
      254,824.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652227                              .2500
      629,555.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652228                              .2500
      254,810.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652229                              .2500
      359,502.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652230                              .2500
      331,493.20                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1652231                              .2500
      251,638.37                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652233                              .2500
      232,794.01                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652234                              .2500
      259,811.82                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652235                              .2500
      229,845.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652236                              .2500
      246,842.50                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652237                              .2500
      288,291.20                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652238                              .2500
      504,983.77                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652239                              .2500
      574,205.98                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652240                              .2500
      214,824.73                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652241                              .2500
      289,578.88                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652242                              .2500
      289,619.32                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652244                              .2500
      231,040.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652245                              .2500
      239,651.50                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652246                              .2500
      244,653.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652247                              .2500
      323,517.58                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652248                              .2500
      222,980.39                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1652249                              .2500
      479,320.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652250                              .2500
      233,648.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652251                              .2500
      399,710.50                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652252                              .2500
      220,957.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652253                              .2500
      229,841.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652254                              .2500
      255,010.60                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652255                              .2500
      299,803.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652256                              .2500
      239,834.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652257                              .2500
      309,875.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652258                              .2500
      347,543.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652259                              .2500
      362,772.92                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652260                              .2500
      403,427.56                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652261                              .2500
      344,756.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652262                              .2500
      272,307.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652263                              .2500
      303,558.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652264                              .2500
      239,419.39                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1652265                              .2500
      262,719.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652266                              .2500
      447,381.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652267                              .2500
      269,587.84                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652268                              .2500
      269,059.97                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652269                              .2500
      389,724.74                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652270                              .2500
      288,101.60                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652271                              .2500
      260,639.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652272                              .2500
      351,501.52                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652273                              .2500
      296,600.09                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652274                              .2500
      251,812.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652275                              .2500
      254,919.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652276                              .2500
      282,805.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652277                              .2500
      522,640.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652278                              .2500
      269,654.48                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652279                              .2500
      403,197.84                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652280                              .2500
      325,702.21                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1652281                              .2500
      225,944.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652282                              .2500
      225,681.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652283                              .2500
      359,745.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652284                              .2500
      235,431.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1652285                              .2500
      291,559.39                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652286                              .2500
      242,832.77                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652287                              .2500
      519,325.62                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652288                              .2500
      275,120.74                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1652289                              .2500
      396,220.16                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652290                              .2500
      229,841.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652291                              .2500
      399,717.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652292                              .2500
      219,177.35                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652293                              .2500
      247,811.30                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652294                              .2500
      317,810.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652295                              .2500
      745,936.30                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652296                              .2500
      250,622.99                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652297                              .2500
      238,835.52                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652298                              .2500
      225,448.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652299                              .2500
      609,580.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652300                              .2500
      344,848.49                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652301                              .2500
      239,825.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652302                              .2500
      270,209.15                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652304                              .2500
      274,810.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652305                              .2500
      289,795.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652306                              .2500
      443,438.78                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652307                              .2500
      415,906.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652308                              .2500
      244,661.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652309                              .2500
      236,814.16                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652310                              .2500
      237,844.31                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652311                              .2500
      265,262.64                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652312                              .2500
      235,482.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652313                              .2500
      329,755.09                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1652314                              .2500
      261,305.93                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652315                              .2500
      245,636.59                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652316                              .2500
      267,106.53                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652317                              .2500
      339,760.03                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652318                              .2500
      236,824.11                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652319                              .2500
      499,291.94                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652320                              .2500
      335,774.55                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652321                              .2500
      351,757.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652322                              .2500
      387,712.05                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652323                              .2500
      454,878.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652324                              .2500
      269,799.62                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652325                              .2500
      233,771.99                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652326                              .2500
      409,703.26                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652327                              .2500
      386,705.53                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652328                              .2500
      549,601.92                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652329                              .2500
      247,833.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1652330                              .2500
      474,344.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652331                              .2500
      279,297.71                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652332                              .2500
      324,758.80                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652333                              .2500
      267,610.82                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652334                              .2500
      634,551.82                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652335                              .2500
      283,208.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652336                              .2500
      374,735.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652337                              .2500
      283,794.45                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1652338                              .2500
      311,795.91                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652339                              .2500
      293,797.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652340                              .2500
      269,809.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652341                              .2500
      239,808.08                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1652342                              .2500
      299,777.36                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652343                              .2500
      222,230.77                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652344                              .2500
      259,821.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652345                              .2500
      416,213.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652346                              .2500
      238,535.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652347                              .2500
      246,012.66                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652348                              .2500
      289,784.77                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652349                              .2500
      314,783.22                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652350                              .2500
      258,322.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652351                              .2500
      261,508.37                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652352                              .2500
      449,648.96                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1652353                              .2500
      218,357.07                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1652354                              .2500
      218,105.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652355                              .2500
      359,739.44                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652356                              .2500
      307,293.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652357                              .2500
      222,346.88                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652358                              .2500
      499,647.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652359                              .2500
      287,316.61                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652360                              .2500
      839,392.03                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652361                              .2500
      227,652.77                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652362                              .2500
      269,814.19                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652363                              .2500
      322,772.03                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652364                              .2500
      416,905.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652365                              .2500
      228,350.53                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652366                              .2500
      251,567.79                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652367                              .2500
      565,610.49                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652368                              .2500
      238,343.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652369                              .2500
      284,741.10                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652370                              .2500
      378,368.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652371                              .2500
      220,943.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652372                              .2500
      330,966.24                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652373                              .2500
      246,825.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652374                              .2500
      349,746.68                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652375                              .2500
      220,355.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652376                              .2500
      274,810.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652377                              .2500
      269,809.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652378                              .2500
      222,880.28                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1652379                              .2500
      290,999.60                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652381                              .2500
      324,758.80                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652382                              .2500
      386,462.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652383                              .2500
      271,817.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652384                              .2500
      268,914.81                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652385                              .2500
      449,187.33                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652386                              .2500
      277,199.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1652387                              .2500
      295,780.33                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652388                              .2500
      253,820.73                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652389                              .2500
      228,880.01                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652390                              .2500
      296,790.38                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652391                              .2500
      244,808.88                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1652392                              .2500
      290,484.26                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652428                              .2500
      351,455.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652441                              .2500
      284,703.94                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652449                              .2500
      109,530.11                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1652451                              .2500
      182,738.16                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652454                              .2500
      275,805.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652458                              .2500
      191,867.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652475                              .2500
      269,836.43                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1652484                              .2500
      334,107.03                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652492                              .2500
      268,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652495                              .2500
      234,180.38                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1652498                              .2500
      218,198.27                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652764                              .2500
      255,222.87                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652774                              .2500
      104,934.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652792                              .2500
      289,185.22                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652795                              .2500
      204,858.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652799                              .2500
      220,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652801                              .2500
      114,922.84                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652808                              .2500
      238,027.31                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1652811                              .2500
      346,697.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652814                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652815                              .2500
      259,492.53                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652817                              .2500
      112,431.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1652818                              .2500
      103,930.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652820                              .2500
      273,806.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652823                              .2500
      311,785.28                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652825                              .2500
      214,428.39                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      1652827                              .2500
      266,207.19                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652828                              .2500
      316,634.84                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652835                              .2500
      219,844.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652839                              .2500
      235,343.75                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652844                              .2500
      397,933.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652847                              .2500
      327,323.99                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652850                              .2500
      233,468.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652851                              .2500
      218,198.27                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1652854                              .2500
      298,596.07                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652856                              .2500
      313,596.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652857                              .2500
      268,090.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652860                              .2500
      131,309.04                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652861                              .2500
      264,004.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1652863                              .2500
      309,738.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652876                              .2500
      287,416.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1652881                              .2500
      118,866.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1652891                              .2500
      527,671.82                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652895                              .2500
      237,428.03                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652897                              .2500
      239,216.10                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652899                              .2500
       51,967.68                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652906                              .2500
       84,948.50                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1652910                              .2500
      182,271.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652958                              .2500
      169,174.36                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1652967                              .2500
      451,073.28                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1652969                              .2500
      219,844.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1652989                              .2500
      549,202.21                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652999                              .2500
      145,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1653001                              .2500
      504,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653024                              .2500
      256,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653053                              .2500
      384,035.53                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653056                              .2500
       99,769.39                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1653060                              .2500
      383,742.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1653065                              .2500
      261,415.36                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653074                              .2500
       88,689.23                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653076                              .2500
      108,964.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653077                              .2500
       99,781.47                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653081                              .2500
      143,698.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1653082                              .2500
       72,349.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653083                              .2500
      347,519.45                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653084                              .2500
      109,686.41                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1653086                              .2500
      154,617.49                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653087                              .2500
       67,862.18                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653089                              .2500
      142,203.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653091                              .2500
      144,698.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653098                              .2500
      145,567.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653106                              .2500
      181,442.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653117                              .2500
      133,508.06                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653122                              .2500
       47,567.73                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1653123                              .2500
       89,935.83                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653125                              .2500
       79,946.31                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653126                              .2500
      424,696.99                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653127                              .2500
      288,706.78                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1653128                              .2500
       64,957.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653129                              .2500
      119,917.83                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1653131                              .2500
      106,927.47                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1653132                              .2500
       59,957.22                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1653133                              .2500
      273,561.60                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653135                              .2500
       69,807.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653136                              .2500
       53,374.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653137                              .2500
       54,612.38                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653138                              .2500
      137,812.30                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1653139                              .2500
      179,757.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653140                              .2500
      159,744.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653141                              .2500
      199,857.40                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1653143                              .2500
      269,924.42                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653144                              .2500
      369,501.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653145                              .2500
       43,468.99                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653146                              .2500
      247,320.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653147                              .2500
      196,866.47                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1653148                              .2500
      197,116.29                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1653150                              .2500
      165,885.76                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653151                              .2500
      435,412.48                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1653152                              .2500
      199,851.57                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1653153                              .2500
      299,782.86                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653154                              .2500
      499,664.50                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653156                              .2500
       94,181.78                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653157                              .2500
       87,642.62                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653158                              .2500
      222,254.51                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653159                              .2500
      163,790.12                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653160                              .2500
      218,294.11                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1653161                              .2500
      245,817.43                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1653162                              .2500
      239,830.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653163                              .2500
      116,173.57                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1653164                              .2500
      110,971.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653165                              .2500
      125,917.57                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653166                              .2500
      447,680.60                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653167                              .2500
      137,412.31                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653168                              .2500
       73,150.88                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1653169                              .2500
      110,423.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653170                              .2500
      363,745.16                           .0300
            7.7900                         .0000
            7.5400                         .0000
            7.5100                         .0000
            7.0000                         .5100

      1653171                              .2500
      399,714.82                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653172                              .2500
      194,860.97                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653173                              .2500
      132,903.73                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653174                              .2500
      332,776.56                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653175                              .2500
       59,959.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653176                              .2500
      334,751.38                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1653177                              .2500
      443,678.64                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653178                              .2500
      235,832.59                           .0300
            7.7250                         .0000
            7.4750                         .0000
            7.4450                         .0000
            7.0000                         .4450

      1653179                              .2500
      339,766.01                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653203                              .2500
       74,947.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653204                              .2500
      117,166.40                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653205                              .2500
       53,735.48                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1653206                              .2500
      309,781.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653207                              .2500
      249,827.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1653208                              .2500
      419,696.01                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653209                              .2500
      592,602.10                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653210                              .2500
      335,773.40                           .0300
            7.9750                         .0000
            7.7250                         .0000
            7.6950                         .0000
            7.0000                         .6950

      1653211                              .2500
      159,881.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1653212                              .2500
       64,953.65                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653213                              .2500
      195,860.26                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653214                              .2500
      196,368.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653215                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1653221                              .2500
      221,042.30                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1653222                              .2500
      399,733.24                           .0300
            8.0300                         .0000
            7.7800                         .0000
            7.7500                         .0000
            7.0000                         .7500

      1653223                              .2500
      174,873.34                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1653224                              .2500
      229,837.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653225                              .2500
      168,639.61                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653226                              .2500
      234,592.96                           .0300
            8.0150                         .0000
            7.7650                         .0000
            7.7350                         .0000
            7.0000                         .7350

      1653227                              .2500
      134,911.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653228                              .2500
      125,154.69                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1653229                              .2500
       99,934.58                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653230                              .2500
      599,587.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653231                              .2500
      162,393.70                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653232                              .2500
      223,853.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653233                              .2500
      124,916.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653234                              .2500
      287,786.26                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1653247                              .2500
      143,753.48                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653280                              .2500
      217,307.02                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1653299                              .2500
      371,750.39                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653301                              .2500
      247,616.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653302                              .2500
      199,750.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653303                              .2500
      295,601.46                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653307                              .2500
      243,287.95                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1653309                              .2500
      247,657.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653310                              .2500
      281,230.35                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653313                              .2500
      315,245.12                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1653316                              .2500
      254,282.39                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653319                              .2500
      274,483.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653326                              .2500
      229,458.46                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1653328                              .2500
      230,872.58                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653329                              .2500
      269,479.93                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653350                              .2500
      271,812.81                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653351                              .2500
      218,253.46                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653352                              .2500
      236,848.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1653363                              .2500
      247,029.88                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653365                              .2500
      255,836.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653423                              .2500
      388,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653451                              .2500
      251,250.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653459                              .2500
      506,299.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653474                              .2500
      262,137.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653505                              .2500
      187,860.48                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1653509                              .2500
      342,951.60                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1653513                              .2500
      619,562.41                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653532                              .2500
      225,850.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653545                              .2500
      248,664.73                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653551                              .2500
      199,858.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653569                              .2500
       59,408.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653574                              .2500
      277,309.02                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653580                              .2500
      160,200.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653581                              .2500
      116,421.83                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1653591                              .2500
       70,205.21                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653609                              .2500
      284,803.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653631                              .2500
      613,173.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653645                              .2500
      196,853.79                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1653670                              .2500
      212,757.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653780                              .2500
      289,247.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653783                              .2500
      387,464.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653802                              .2500
      230,578.55                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1653806                              .2500
      109,824.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653863                              .2500
      118,918.11                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653906                              .2500
      245,808.09                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1653911                              .2500
      302,757.69                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1653912                              .2500
      299,760.09                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1653914                              .2500
      256,841.43                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1653929                              .2500
      268,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653932                              .2500
      514,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1653937                              .2500
      445,685.22                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1653939                              .2500
      234,823.58                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653971                              .2500
      281,406.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653981                              .2500
      322,754.21                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1653984                              .2500
      327,974.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1653992                              .2500
      279,786.93                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1653995                              .2500
       57,460.43                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654000                              .2500
      189,076.24                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1654013                              .2500
      267,511.06                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654016                              .2500
      431,687.33                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654026                              .2500
       80,942.83                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654031                              .2500
      211,258.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654037                              .2500
      115,920.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654040                              .2500
      101,180.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654045                              .2500
      221,431.38                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1654065                              .2500
      282,884.58                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1654066                              .2500
      349,759.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654068                              .2500
      501,798.39                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1654069                              .2500
      649,563.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654072                              .2500
      327,737.70                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1654083                              .2500
      616,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1654087                              .2500
       92,942.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654091                              .2500
      386,897.94                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1654094                              .2500
       75,351.92                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1654097                              .2500
      429,672.80                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1654105                              .2500
      203,952.28                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654112                              .2500
      144,884.05                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1654115                              .2500
      147,898.15                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654120                              .2500
      127,105.59                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1654237                              .2500
      315,771.29                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654239                              .2500
      151,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1654250                              .2500
      297,784.31                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1654266                              .2500
      483,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654281                              .2500
      198,682.11                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654282                              .2500
      351,537.92                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1654283                              .2500
      251,109.90                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654285                              .2500
      404,454.69                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654286                              .2500
      219,307.29                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654287                              .2500
      227,354.92                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1654297                              .2500
      351,002.22                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1654300                              .2500
      249,232.66                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654309                              .2500
      292,298.70                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654315                              .2500
      299,796.35                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1654317                              .2500
      290,045.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654318                              .2500
      231,287.49                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1654320                              .2500
      294,086.99                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654321                              .2500
      234,667.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654325                              .2500
      260,391.87                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1654328                              .2500
      287,612.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654329                              .2500
      259,811.82                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654331                              .2500
      347,741.73                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1654333                              .2500
      226,390.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654334                              .2500
      259,431.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654337                              .2500
      412,236.97                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1654338                              .2500
      289,790.11                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654340                              .2500
      263,463.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1654343                              .2500
      139,701.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654345                              .2500
      329,982.38                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1654346                              .2500
      284,788.49                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1654347                              .2500
      239,660.13                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654349                              .2500
      298,144.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654352                              .2500
      226,501.74                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1654372                              .2500
      236,241.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654373                              .2500
      259,821.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1654390                              .2500
      224,845.15                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654401                              .2500
      223,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654405                              .2500
      333,975.76                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654406                              .2500
      270,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1654409                              .2500
      255,819.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654446                              .2500
      275,810.06                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654451                              .2500
       94,238.32                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1654465                              .2500
      119,267.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1654474                              .2500
       68,906.03                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1654479                              .2500
       73,549.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1654589                              .2500
      535,871.52                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654591                              .2500
       88,446.38                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1654592                              .2500
      264,235.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654604                              .2500
      478,100.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654606                              .2500
      209,866.09                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1654618                              .2500
       58,062.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1654626                              .2500
      111,928.58                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1654632                              .2500
      239,488.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654656                              .2500
      104,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1654673                              .2500
      252,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654687                              .2500
      545,614.63                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1654688                              .2500
      183,073.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655434                              .2500
      451,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655533                              .2500
      265,417.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1655541                              .2500
      241,557.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655543                              .2500
      349,115.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655545                              .2500
      428,855.56                           .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      1655546                              .2500
      229,445.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655657                              .2500
      396,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655661                              .2500
      900,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655670                              .2500
      210,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655686                              .2500
      224,950.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1655688                              .2500
      248,815.20                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1655693                              .2500
       79,646.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655698                              .2500
      255,814.71                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1655706                              .2500
      342,245.82                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1655708                              .2500
      110,923.61                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655720                              .2500
      246,242.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1655722                              .2500
      282,800.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655727                              .2500
       62,653.47                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1655730                              .2500
      432,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655759                              .2500
      506,054.92                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1655769                              .2500
      119,600.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1655772                              .2500
      351,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1655775                              .2500
      319,774.15                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655776                              .2500
      300,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1655792                              .2500
      336,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655806                              .2500
      259,802.16                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1655852                              .2500
      296,897.14                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655855                              .2500
      146,996.18                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655870                              .2500
      419,672.35                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1655876                              .2500
      334,745.08                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1655881                              .2500
      243,286.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1655883                              .2500
      250,662.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655885                              .2500
      167,884.38                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655889                              .2500
      291,393.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1655892                              .2500
      245,914.61                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1655896                              .2500
      848,796.27                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655899                              .2500
      599,520.18                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1655904                              .2500
      459,649.97                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1655916                              .2500
      368,066.19                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1655923                              .2500
      111,924.85                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655933                              .2500
      293,831.77                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1655955                              .2500
      163,884.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1655964                              .2500
      271,812.81                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655965                              .2500
      311,785.28                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655967                              .2500
      191,864.48                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655969                              .2500
      278,798.07                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1655977                              .2500
      168,031.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656001                              .2500
      272,802.41                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656229                              .2500
      279,332.81                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656232                              .2500
       43,259.32                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1656235                              .2500
      283,617.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656255                              .2500
      283,999.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656257                              .2500
      267,796.07                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656260                              .2500
      547,103.74                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656264                              .2500
      347,760.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656286                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656293                              .2500
      660,000.00                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1656294                              .2500
      499,655.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1656296                              .2500
      279,807.30                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656300                              .2500
      428,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656305                              .2500
      283,750.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1656317                              .2500
      335,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656320                              .2500
      249,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656331                              .2500
      300,776.61                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656333                              .2500
      138,628.41                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656336                              .2500
      280,471.04                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1656341                              .2500
      263,699.20                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656342                              .2500
      242,950.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656355                              .2500
      128,917.75                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1656362                              .2500
       83,943.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656367                              .2500
      187,024.42                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656368                              .2500
      207,791.77                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656370                              .2500
       87,942.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1656371                              .2500
      139,901.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1656379                              .2500
      429,672.80                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656383                              .2500
       45,470.98                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1656385                              .2500
      241,983.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656388                              .2500
      273,600.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656391                              .2500
      375,754.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1656392                              .2500
      226,870.68                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656397                              .2500
      403,707.59                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656398                              .2500
      329,755.09                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1656405                              .2500
      255,840.88                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656444                              .2500
      348,341.29                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656455                              .2500
       99,303.08                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656461                              .2500
      242,841.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1656464                              .2500
      254,441.76                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656466                              .2500
      234,834.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656467                              .2500
      209,859.09                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656469                              .2500
      256,214.42                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1656471                              .2500
      248,033.46                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656477                              .2500
      344,768.51                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656488                              .2500
      268,764.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656494                              .2500
      234,834.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656508                              .2500
      499,647.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656514                              .2500
      160,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656518                              .2500
      269,386.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656521                              .2500
      309,781.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1656523                              .2500
      225,859.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656546                              .2500
      295,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656548                              .2500
      275,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656605                              .2500
      296,579.73                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656607                              .2500
      259,631.81                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656609                              .2500
      284,822.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656611                              .2500
      262,749.80                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656613                              .2500
      103,930.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1656616                              .2500
      222,538.81                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656623                              .2500
      248,619.93                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656626                              .2500
      224,229.24                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656628                              .2500
      391,116.72                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656630                              .2500
      243,582.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656633                              .2500
      234,084.66                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656634                              .2500
      223,833.76                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656636                              .2500
      229,833.53                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1656640                              .2500
      321,766.94                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656641                              .2500
      371,743.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656642                              .2500
      275,632.92                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1656643                              .2500
      218,541.72                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656644                              .2500
      134,305.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656645                              .2500
      218,391.82                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656647                              .2500
      229,845.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656648                              .2500
      299,803.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1656649                              .2500
      285,317.94                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1656650                              .2500
      176,033.43                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656651                              .2500
      239,817.38                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656654                              .2500
      211,846.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656655                              .2500
      247,630.73                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656656                              .2500
      224,681.36                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656657                              .2500
      275,618.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656658                              .2500
      249,814.46                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1656659                              .2500
      287,834.30                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1656660                              .2500
      335,750.64                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656662                              .2500
      289,790.10                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656663                              .2500
      369,362.86                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656666                              .2500
      335,151.08                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656668                              .2500
      395,706.11                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656669                              .2500
      347,760.50                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656671                              .2500
      494,867.72                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1656673                              .2500
      167,661.29                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656718                              .2500
      235,325.23                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656720                              .2500
      515,635.81                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656722                              .2500
      490,944.40                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656723                              .2500
      227,834.98                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656724                              .2500
      243,827.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656728                              .2500
      239,226.73                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656729                              .2500
      270,299.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1656730                              .2500
      318,024.63                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656732                              .2500
       43,940.75                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656735                              .2500
      262,032.81                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1656737                              .2500
      274,795.91                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656750                              .2500
      644,544.76                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656753                              .2500
      133,664.33                           .0300
            7.3000                         .0000
            7.0500                         .0000
            7.0200                         .0000
            7.0000                         .0200

      1656754                              .2500
      551,178.10                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656755                              .2500
       74,900.03                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700
1



      1656756                              .2500
      243,027.23                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                         .0000
            7.0000                         .1200

      1656757                              .2500
      239,656.68                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656758                              .2500
      251,635.88                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656759                              .2500
      114,854.31                           .0300
            8.3000                         .0000
            8.0500                         .0000
            8.0200                         .0000
            7.0000                        1.0200

      1656760                              .2500
      239,673.56                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656761                              .2500
      259,605.07                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                         .0000
            7.0000                         .1200

      1656762                              .2500
      361,261.30                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656763                              .2500
      486,836.93                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1656764                              .2500
       96,862.64                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656765                              .2500
      339,518.49                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656766                              .2500
      295,381.10                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656767                              .2500
      273,604.10                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656769                              .2500
      415,422.62                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1656770                              .2500
      271,526.41                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656771                              .2500
      230,050.02                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                         .0000
            7.0000                         .1200

      1656772                              .2500
       74,893.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1656773                              .2500
      105,754.49                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656774                              .2500
      643,060.11                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656775                              .2500
      129,923.04                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656776                              .2500
      633,963.33                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1656777                              .2500
      538,926.54                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656778                              .2500
      277,602.33                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656779                              .2500
      249,742.23                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656780                              .2500
      262,627.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1656781                              .2500
      239,646.21                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1656782                              .2500
      258,982.64                           .0300
            7.3500                         .0000
            7.1000                         .0000
            7.0700                         .0000
            7.0000                         .0700

      1656783                              .2500
      321,761.77                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656784                              .2500
      171,045.76                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1656786                              .2500
      282,015.89                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656787                              .2500
      246,842.83                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656788                              .2500
      635,024.28                           .0300
            7.3500                         .0000
            7.1000                         .0000
            7.0700                         .0000
            7.0000                         .0700

      1656789                              .2500
      293,979.31                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700
1



      1656790                              .2500
      322,070.14                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656791                              .2500
       84,159.00                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656793                              .2500
      527,213.83                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656794                              .2500
       99,863.97                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656795                              .2500
       38,946.40                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656796                              .2500
       77,094.99                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656797                              .2500
       96,257.05                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1656798                              .2500
      330,002.97                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      1656800                              .2500
      266,141.16                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656801                              .2500
       71,404.70                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656802                              .2500
      235,665.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656803                              .2500
      219,688.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656805                              .2500
      219,682.11                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656807                              .2500
      270,646.41                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656808                              .2500
      219,675.68                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1656809                              .2500
      219,682.11                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700
1



      1656810                              .2500
      254,646.08                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1656811                              .2500
      307,559.41                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656812                              .2500
      270,600.51                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1656813                              .2500
      266,126.37                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1656814                              .2500
       69,361.52                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656815                              .2500
      112,350.06                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656816                              .2500
      501,542.10                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656817                              .2500
      389,354.64                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700
1



      1656818                              .2500
      154,791.29                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656819                              .2500
      138,517.00                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656820                              .2500
      395,709.03                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1656821                              .2500
       77,888.42                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656822                              .2500
      247,645.23                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656823                              .2500
       99,865.35                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656824                              .2500
       84,175.73                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1656825                              .2500
      279,810.21                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1656826                              .2500
      212,713.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656827                              .2500
      303,582.31                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656828                              .2500
       36,250.85                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656829                              .2500
      128,822.76                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656830                              .2500
      489,651.28                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                         .0000
            7.0000                         .1200

      1656831                              .2500
      238,854.38                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656832                              .2500
       69,856.69                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656835                              .2500
      251,639.53                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1656836                              .2500
      219,981.00                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656837                              .2500
      262,677.49                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1656838                              .2500
      359,505.38                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656839                              .2500
      259,331.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656841                              .2500
      343,797.51                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656842                              .2500
       62,115.40                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656843                              .2500
       66,809.00                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656844                              .2500
      309,538.42                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1656845                              .2500
      214,985.78                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656846                              .2500
      295,197.93                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656847                              .2500
       99,662.98                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656848                              .2500
      487,766.36                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656849                              .2500
      379,450.94                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656850                              .2500
       62,913.44                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656851                              .2500
      118,605.61                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656852                              .2500
       91,871.00                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200
1



      1656853                              .2500
      205,927.92                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656854                              .2500
      267,620.46                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656855                              .2500
      159,775.67                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1656856                              .2500
      439,401.52                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656857                              .2500
      244,300.99                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656858                              .2500
      114,833.83                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656859                              .2500
      232,670.02                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656860                              .2500
       51,831.52                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200
1



      1656861                              .2500
       79,894.44                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656862                              .2500
      249,635.13                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656863                              .2500
      254,620.32                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656864                              .2500
       72,694.81                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656865                              .2500
      261,895.45                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656866                              .2500
      277,602.33                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656867                              .2500
      243,647.44                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656868                              .2500
       53,933.65                           .0300
            8.4500                         .0000
            8.2000                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1656869                              .2500
      291,602.83                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1656870                              .2500
      359,341.03                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656871                              .2500
      319,569.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656872                              .2500
      139,815.28                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656873                              .2500
       48,434.48                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656874                              .2500
      314,553.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656875                              .2500
      228,259.62                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656876                              .2500
      349,509.31                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200
1



      1656877                              .2500
      188,740.31                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656878                              .2500
      299,587.81                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656879                              .2500
      236,364.80                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656880                              .2500
      283,073.64                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1656881                              .2500
       54,514.04                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656882                              .2500
      243,650.96                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656883                              .2500
      253,433.26                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656884                              .2500
      351,501.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1656885                              .2500
      411,416.55                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656887                              .2500
      119,840.05                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1656888                              .2500
      309,556.56                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656889                              .2500
      452,252.15                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656890                              .2500
       24,967.01                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1656891                              .2500
      107,430.03                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                         .0000
            7.0000                         .8700

      1656892                              .2500
      113,551.48                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                         .0000
            7.0000                         .8700

      1656893                              .2500
      282,586.83                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700
1



      1656894                              .2500
      121,828.95                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1656895                              .2500
      315,574.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656896                              .2500
       34,055.36                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656897                              .2500
      300,767.51                           .0300
            7.3000                         .0000
            7.0500                         .0000
            7.0200                         .0000
            7.0000                         .0200

      1656898                              .2500
      229,664.32                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656899                              .2500
      291,582.30                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656902                              .2500
      169,671.20                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1656903                              .2500
      321,166.98                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1656904                              .2500
      414,388.22                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1656905                              .2500
      299,562.16                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1656906                              .2500
      250,041.80                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1656907                              .2500
      130,620.27                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656908                              .2500
      346,994.27                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656909                              .2500
      240,651.79                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1656910                              .2500
      174,459.97                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1656912                              .2500
      357,944.62                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1656938                              .2500
      270,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656940                              .2500
      384,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656951                              .2500
      279,792.19                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656953                              .2500
      366,913.54                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1656955                              .2500
      250,323.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656958                              .2500
      256,418.89                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1656960                              .2500
      406,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656962                              .2500
      269,804.58                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1656965                              .2500
      307,798.52                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1656968                              .2500
      255,805.20                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1656970                              .2500
      235,829.18                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1656971                              .2500
      377,746.36                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656972                              .2500
       97,100.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1656974                              .2500
      232,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656976                              .2500
      128,711.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656980                              .2500
      246,816.69                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1656984                              .2500
      372,743.30                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656987                              .2500
      153,535.97                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656989                              .2500
      314,754.27                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1656993                              .2500
      272,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1656995                              .2500
      399,703.14                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656998                              .2500
      263,818.31                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657000                              .2500
      263,813.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657001                              .2500
      349,765.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1657004                              .2500
      349,752.97                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657108                              .2500
      640,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657112                              .2500
      200,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657124                              .2500
      421,702.16                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657126                              .2500
      129,113.31                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657127                              .2500
      172,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657128                              .2500
      236,828.47                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657132                              .2500
      249,814.46                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1657137                              .2500
      186,261.66                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657141                              .2500
      246,150.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657148                              .2500
      255,828.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657149                              .2500
       49,969.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1657151                              .2500
      221,847.23                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657160                              .2500
      138,910.71                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657162                              .2500
      359,732.82                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657170                              .2500
      248,749.21                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1657172                              .2500
      170,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657176                              .2500
       45,650.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657177                              .2500
      147,250.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657183                              .2500
      115,324.51                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657192                              .2500
      267,620.48                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657193                              .2500
      152,692.15                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657195                              .2500
      225,582.46                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657200                              .2500
       84,594.63                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1657211                              .2500
      301,921.64                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1657216                              .2500
      154,300.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1657221                              .2500
      267,406.32                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657224                              .2500
      317,675.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657225                              .3750
      440,000.00                           .0300
            7.7500                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657228                              .2500
      271,514.96                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657230                              .2500
      256,327.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657232                              .2500
      379,724.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1657233                              .2500
      353,735.03                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657234                              .2500
      399,710.49                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657236                              .2500
      260,111.60                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657238                              .2500
      220,469.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657240                              .2500
      324,362.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657241                              .2500
      219,840.77                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657243                              .2500
      255,814.71                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657245                              .2500
      278,824.07                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1657246                              .2500
      239,821.88                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657247                              .2500
      185,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657248                              .2500
      139,796.17                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657249                              .2500
      119,667.59                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657250                              .2500
      275,000.82                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657252                              .2500
      295,200.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657253                              .2500
      240,625.71                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657254                              .2500
      475,655.48                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1657256                              .2500
      344,568.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657257                              .2500
      436,475.83                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657258                              .2500
      299,777.36                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657260                              .2500
      319,762.51                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657261                              .2500
      136,408.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657262                              .2500
      245,530.91                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657264                              .2500
      423,715.50                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657265                              .2500
      259,811.82                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1657267                              .2500
      424,707.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657268                              .2500
      243,777.82                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657269                              .2500
      270,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657270                              .2500
      103,666.34                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657272                              .2500
      279,807.30                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657276                              .2500
      274,910.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657278                              .2500
      279,447.59                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657279                              .2500
      281,385.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1657281                              .2500
      169,474.13                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657283                              .2500
      317,754.79                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657288                              .2500
      275,810.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657289                              .2500
      288,790.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657294                              .2500
      271,817.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657298                              .2500
      236,828.46                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657302                              .2500
      242,978.38                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657303                              .2500
      458,126.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1657304                              .2500
      322,039.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657306                              .2500
      214,902.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657308                              .2500
      198,259.97                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657309                              .2500
      220,631.98                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1657311                              .2500
      150,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657312                              .2500
      254,220.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657314                              .2500
      246,734.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657315                              .2500
      250,436.07                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1657319                              .2500
      271,826.55                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657320                              .2500
      278,822.09                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657322                              .2500
      347,460.71                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657323                              .2500
      257,408.82                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657334                              .2500
      249,654.79                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657338                              .2500
      259,021.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657343                              .2500
      252,830.24                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657346                              .2500
      165,497.07                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1657347                              .2500
      253,961.39                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657348                              .2500
      234,296.81                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657349                              .2500
      584,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657350                              .2500
      299,777.36                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657351                              .2500
      310,785.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657353                              .2500
      295,791.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657354                              .2500
      239,838.97                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657355                              .2500
      126,315.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1657356                              .2500
      157,094.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657357                              .2500
      286,897.38                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657358                              .2500
      255,532.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657360                              .2500
      227,525.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657361                              .2500
      235,125.37                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657363                              .2500
      343,548.41                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657365                              .2500
      268,819.50                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657395                              .2500
      129,508.53                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1657397                              .2500
      320,761.77                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657419                              .2500
      287,806.76                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657459                              .2500
      494,139.38                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1657468                              .2500
      271,803.13                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657530                              .2500
      257,215.90                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657539                              .2500
      374,735.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657547                              .2500
      379,724.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657551                              .2500
      260,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1657557                              .2500
      258,214.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657564                              .2500
      208,848.74                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657568                              .2500
      224,833.01                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657570                              .2500
      397,312.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657573                              .2500
      276,809.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657576                              .2500
      161,006.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657578                              .2500
      274,795.92                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657580                              .2500
      254,065.98                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1657581                              .2500
      448,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657584                              .2500
      210,600.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657587                              .2500
      255,900.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657591                              .2500
      619,614.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1657594                              .2500
      242,083.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657598                              .2500
      234,699.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657600                              .2500
      336,723.77                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1657619                              .2500
      202,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1657621                              .2500
      234,300.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657622                              .2500
       92,039.75                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657623                              .2500
      184,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657625                              .2500
      233,850.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657629                              .2500
       62,960.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1657634                              .2500
       98,826.61                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657635                              .2500
       97,339.46                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1657664                              .2500
      343,757.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1657677                              .2500
      249,836.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657682                              .2500
      359,745.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657684                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657687                              .2500
      437,690.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657688                              .2500
      299,782.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657690                              .2500
      239,826.30                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657694                              .2500
      549,601.92                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657697                              .2500
      252,686.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1657701                              .2500
      382,743.01                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657704                              .2500
      131,709.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657706                              .2500
      227,554.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657707                              .2500
      251,839.30                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657709                              .2500
      257,831.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657710                              .2500
      246,834.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657711                              .2500
      239,843.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657712                              .2500
      283,818.90                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1657713                              .2500
      302,791.47                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657715                              .2500
      438,190.51                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657716                              .2500
      322,566.37                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657718                              .2500
      588,562.87                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657721                              .2500
      251,331.25                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657722                              .2500
      321,373.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657723                              .2500
      566,539.65                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657727                              .2500
      332,354.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1657728                              .2500
      227,839.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657733                              .2500
      281,838.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657734                              .2500
      329,331.32                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657738                              .2500
      253,729.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657741                              .2500
      225,630.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657743                              .2500
      301,792.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657746                              .2500
      477,662.63                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657748                              .2500
      226,273.36                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1657749                              .2500
      265,293.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1657754                              .2500
      223,682.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657760                              .2500
      334,769.45                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657768                              .2500
      399,717.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657774                              .2500
      509,640.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657776                              .2500
      354,729.87                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1657779                              .2500
      259,807.04                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657780                              .2500
      377,678.40                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1657781                              .2500
      358,403.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657786                              .2500
      537,253.26                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1657790                              .2500
      281,868.36                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657794                              .2500
      294,705.57                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1657796                              .2500
      242,819.65                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657798                              .2500
      454,312.87                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1657803                              .2500
       95,928.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657804                              .2500
      317,802.35                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1657809                              .2500
      295,580.83                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657810                              .2500
      277,803.79                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657814                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1657817                              .2500
      273,401.97                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657821                              .2500
      239,830.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657827                              .2500
      239,854.60                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1657828                              .2500
      263,813.68                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657831                              .2500
      299,671.72                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1657833                              .2500
      351,887.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657838                              .2500
      222,656.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657839                              .2500
      245,988.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657840                              .2500
      275,307.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657844                              .2500
      406,712.75                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657845                              .2500
      314,519.14                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1657859                              .2500
      239,850.82                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1657966                              .2500
      327,785.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1657972                              .2500
      397,519.23                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657975                              .2500
      179,416.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657977                              .2500
      295,801.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657980                              .2500
      359,745.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657981                              .2500
      267,801.11                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1657985                              .2500
      499,147.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1657987                              .2500
      162,990.56                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657988                              .2500
      243,428.06                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1657997                              .2500
      343,751.02                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1657998                              .2500
      247,630.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658000                              .2500
      366,953.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658007                              .2500
      307,793.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658009                              .2500
      247,329.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658018                              .2500
      316,864.53                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658019                              .2500
      139,111.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658025                              .2500
      231,827.82                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1658026                              .2500
      194,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658034                              .2500
      349,016.69                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658039                              .2500
      161,250.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658043                              .2500
      354,497.28                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658044                              .2500
      294,802.06                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658052                              .2500
      247,833.60                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658055                              .2500
      395,513.53                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658057                              .2500
      238,659.82                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1658060                              .2500
      269,804.58                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658063                              .2500
      282,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658078                              .2500
      171,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658082                              .2500
      144,050.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658083                              .2500
      279,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658085                              .2500
      276,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658086                              .2500
      243,100.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658087                              .2500
      183,200.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1658091                              .2500
      212,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658092                              .2500
      162,288.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658093                              .2500
      263,018.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658094                              .2500
      207,764.01                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1658096                              .2500
      188,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658097                              .2500
      155,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658098                              .2500
      283,950.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658102                              .2500
      256,804.44                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1658105                              .2500
      349,759.14                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658107                              .2500
      224,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658108                              .2500
      271,798.14                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658109                              .2500
      282,819.55                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658110                              .2500
      411,686.50                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658111                              .2500
      250,913.65                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658125                              .2500
      229,484.72                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658126                              .2500
      294,735.42                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1658172                              .2500
       86,540.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658187                              .2500
      219,832.59                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658238                              .2500
      197,867.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658244                              .2500
      319,750.36                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1658247                              .2500
      467,369.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658253                              .2500
      340,790.31                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658258                              .2500
      279,321.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658259                              .2500
      249,827.96                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1658271                              .2500
       78,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658272                              .2500
      245,600.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1658274                              .2500
      191,100.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658278                              .2500
      254,070.55                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658288                              .2500
      267,443.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658310                              .2500
      459,900.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658314                              .2500
      189,872.51                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658332                              .2500
      162,888.38                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200
1



      1658345                              .2500
      224,837.15                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658351                              .2500
      222,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658355                              .2500
      302,575.27                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658359                              .2500
      125,509.09                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658363                              .2500
      283,019.41                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658372                              .2500
      425,675.84                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658377                              .2500
      176,069.23                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658381                              .2500
      279,802.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1658382                              .2500
      320,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658386                              .2500
      226,541.31                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658388                              .2500
      130,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658390                              .2500
      288,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658391                              .2500
      149,250.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658397                              .2500
      238,571.92                           .0300
            7.4750                         .0000
            7.2250                         .0000
            7.1950                         .0000
            7.0000                         .1950

      1658398                              .2500
      268,447.15                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1658404                              .2500
      272,432.66                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1658411                              .2500
      256,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658412                              .2500
      249,680.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658414                              .2500
      275,192.70                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658415                              .2500
      259,640.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658424                              .2500
      251,643.13                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658441                              .2500
      229,320.97                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1658445                              .2500
      122,176.74                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658446                              .2500
      224,849.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1658606                              .2500
      166,688.08                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658607                              .2500
      327,450.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658609                              .2500
      292,308.67                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1658610                              .2500
      142,400.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658613                              .2500
       97,934.24                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658614                              .2500
      272,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658618                              .2500
      185,600.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658648                              .2500
      244,850.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1658651                              .2500
      178,680.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658655                              .2500
      420,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1658661                              .2500
      326,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658663                              .2500
      146,206.71                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658673                              .2500
      259,807.04                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658674                              .2500
      210,100.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658675                              .2500
      241,750.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658680                              .2500
      254,450.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1658690                              .2500
      155,895.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658697                              .2500
      231,040.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658702                              .2500
       95,834.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658704                              .2500
      123,918.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1658711                              .2500
      379,731.80                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658717                              .2500
      320,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658719                              .2500
      172,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658755                              .2500
      268,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1658756                              .2500
      176,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658762                              .2500
      106,926.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658763                              .2500
      232,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658768                              .2500
      103,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658819                              .2500
      133,303.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658822                              .2500
      267,806.03                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658825                              .2500
      254,287.47                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658826                              .2500
      150,359.21                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1658829                              .2500
      196,107.57                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658832                              .2500
      185,115.24                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1658834                              .2500
      287,820.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1658884                              .2500
      142,800.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1658887                              .2500
      223,658.05                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658890                              .2500
      235,509.53                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658891                              .2500
      192,045.25                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1658892                              .2500
      154,968.90                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1658906                              .2500
      191,648.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658908                              .2500
      174,887.26                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658910                              .2500
      190,935.96                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658911                              .2500
      154,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658912                              .2500
      131,622.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658913                              .2500
      204,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658915                              .2500
      128,612.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658916                              .2500
      210,303.67                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1658918                              .2500
      331,505.66                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658920                              .2500
      223,616.54                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1658924                              .2500
      295,384.85                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658926                              .2500
      194,317.41                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658930                              .2500
      281,220.82                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658934                              .2500
      129,301.54                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658935                              .2500
      247,522.28                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658937                              .2500
      193,176.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1658938                              .2500
      134,194.83                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1658940                              .2500
      180,550.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658962                              .2500
      152,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1658965                              .2500
      180,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658966                              .2500
      225,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1658967                              .2500
      204,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658974                              .2500
       75,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658978                              .2500
      187,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1658983                              .2500
      160,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1658994                              .2500
      126,400.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1658998                              .2500
      163,040.53                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659000                              .2500
      262,314.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659001                              .2500
      145,902.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659003                              .2500
      375,741.23                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659004                              .2500
      209,486.45                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1659006                              .2500
      318,230.84                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1659007                              .2500
      252,502.87                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1659010                              .2500
      200,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659011                              .2500
      318,763.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659013                              .2500
      399,751.38                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659014                              .2500
      274,890.67                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659015                              .2500
      317,769.84                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659016                              .2500
       99,934.58                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659021                              .2500
      259,811.81                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1659023                              .2500
      263,273.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659024                              .2500
      203,866.55                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659052                              .2500
      153,885.71                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659088                              .2500
      245,776.41                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659090                              .2500
      251,822.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659100                              .2500
      262,809.65                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659103                              .2500
      319,762.51                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659106                              .2500
      259,821.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1659109                              .2500
      239,834.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659115                              .2500
      258,821.76                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659116                              .2500
      314,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659117                              .2500
      253,600.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659130                              .2500
      134,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659131                              .2500
      154,890.60                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659198                              .2500
      313,266.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659207                              .2500
      322,934.43                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1659216                              .2500
      159,892.65                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659222                              .2500
      280,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659284                              .2500
      613,943.47                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659292                              .2500
      227,501.79                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659293                              .2500
      310,657.46                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1659304                              .2500
      228,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659316                              .2500
      232,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659337                              .2500
      296,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1659372                              .2500
      104,854.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659377                              .2500
      181,748.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659418                              .2500
      213,661.21                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659419                              .2500
      247,283.39                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659420                              .2500
      228,716.10                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659434                              .2500
      243,535.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659438                              .2500
      292,250.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659443                              .2500
      233,722.02                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1659448                              .2500
      178,374.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659474                              .2500
      161,300.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659508                              .2500
      128,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659512                              .2500
      282,800.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659515                              .2500
      224,520.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659516                              .2500
      154,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659517                              .2500
      271,308.38                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659518                              .2500
      295,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1659520                              .2500
      421,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659572                              .2500
      154,903.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659586                              .2500
      267,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659589                              .2500
      439,704.76                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659594                              .2500
      232,839.65                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659597                              .2500
      285,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659605                              .2500
      480,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659611                              .2500
      244,000.00                           .0300
            7.3500                         .0000
            7.1000                         .0000
            7.0700                         .0000
            7.0000                         .0700
1



      1659615                              .2500
      471,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659628                              .2500
      300,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659631                              .2500
      248,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659642                              .2500
      251,750.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1659659                              .2500
      584,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659671                              .2500
      220,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659673                              .2500
      384,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659674                              .2500
      257,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1659679                              .2500
      280,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659686                              .2500
      327,790.84                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659727                              .2500
      275,105.69                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659754                              .2500
      340,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659759                              .2500
      350,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659762                              .2500
      241,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1659765                              .2500
      296,800.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659780                              .2500
      299,798.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1659781                              .2500
      210,116.72                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659782                              .2500
      309,792.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659783                              .2500
      259,816.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659784                              .2500
      246,580.19                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659785                              .2500
      276,614.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659786                              .2500
      265,812.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659787                              .2500
      207,849.46                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659788                              .2500
      316,772.92                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1659790                              .2500
      244,831.39                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659791                              .2500
      230,664.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659793                              .2500
      262,005.40                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659795                              .2500
      389,717.73                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659796                              .2500
      221,793.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659797                              .2500
      223,837.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659798                              .2500
      246,825.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659799                              .2500
      187,061.07                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1659800                              .2500
      310,963.20                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659801                              .2500
      299,782.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659802                              .2500
      282,695.24                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659803                              .2500
      250,173.30                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659804                              .2500
      270,508.94                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659805                              .2500
      284,635.29                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659806                              .2500
      242,070.21                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659807                              .2500
      166,276.50                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1659808                              .2500
      242,070.21                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659809                              .2500
      263,804.07                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659810                              .2500
      479,337.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659811                              .2500
      287,397.02                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659812                              .2500
      502,626.70                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659813                              .2500
      349,746.68                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659814                              .2500
      231,445.77                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659815                              .2500
      342,052.25                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1659816                              .2500
      199,324.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659817                              .2500
      289,105.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659818                              .2500
      167,778.47                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659819                              .2500
      321,472.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659820                              .2500
      269,809.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659821                              .2500
      231,832.08                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659822                              .2500
      286,570.65                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1659823                              .2500
      155,090.46                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1659824                              .2500
      223,833.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659825                              .2500
      447,284.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659826                              .2500
      251,526.78                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659827                              .2500
      496,380.02                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659828                              .2500
      215,751.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659829                              .2500
      171,079.17                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659830                              .2500
      269,818.83                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659831                              .2500
      259,807.04                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1659832                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659833                              .2500
      231,836.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659834                              .2500
      286,032.18                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659835                              .2500
      167,834.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659836                              .2500
      254,801.08                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1659837                              .2500
      270,903.78                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659838                              .2500
      247,537.97                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659839                              .2500
      383,735.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1659840                              .2500
      231,128.35                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659855                              .2500
      283,794.44                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659856                              .2500
      225,828.03                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659857                              .2500
      236,844.97                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659860                              .2500
      111,121.52                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659862                              .2500
      230,337.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659864                              .2500
      155,897.95                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1659866                              .2500
      291,993.76                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1659867                              .2500
      359,477.20                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659870                              .2500
      441,680.09                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659871                              .2500
      232,593.83                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659874                              .2500
      290,989.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659879                              .2500
      393,450.38                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1659882                              .2500
      245,834.93                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659883                              .2500
      315,787.97                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659884                              .2500
      279,613.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1659886                              .2500
      304,779.24                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659887                              .2500
      243,818.92                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659890                              .2500
      259,649.92                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659893                              .2500
      256,314.35                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659894                              .2500
      282,855.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659898                              .2500
      221,793.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659903                              .2500
      234,825.59                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659904                              .2500
      293,182.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1659914                              .2500
      215,839.69                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659915                              .2500
      279,802.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659916                              .2500
      255,836.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659917                              .2500
      535,200.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659918                              .2500
      254,810.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659919                              .2500
      255,823.82                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659922                              .2500
      347,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659923                              .2500
      244,079.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1659924                              .2500
      561,718.15                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659927                              .2500
      279,776.09                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1659928                              .2500
      264,716.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659930                              .2500
      224,741.27                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659932                              .2500
      339,120.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659937                              .2500
      255,900.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1659944                              .2500
      552,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659946                              .2500
      164,250.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1659952                              .2500
      236,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1659985                              .2500
      327,690.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659987                              .2500
      204,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659990                              .2500
      360,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1659993                              .2500
      103,350.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659995                              .2500
      442,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659996                              .2500
      218,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659997                              .2500
      100,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1660050                              .2500
      437,800.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660062                              .2500
      267,620.46                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660065                              .2500
      266,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1660067                              .2500
      975,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660070                              .2500
      363,200.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1660071                              .2500
      769,428.55                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660072                              .2500
      123,750.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660073                              .2500
      164,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1660075                              .2500
      105,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660077                              .2500
      214,650.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660084                              .2500
      129,413.10                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660087                              .2500
       73,950.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660091                              .2500
      233,250.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660093                              .2500
      280,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660103                              .2500
      282,565.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660122                              .2500
      217,688.32                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1660154                              .2500
      627,578.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660158                              .2500
      214,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660170                              .2500
      154,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660185                              .2500
       30,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660192                              .2500
      288,900.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660209                              .2500
      139,200.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1660236                              .2500
      225,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660251                              .2500
      192,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1660304                              .2500
      304,790.09                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660312                              .2500
      191,061.62                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660317                              .2500
      252,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660335                              .2500
      155,900.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660338                              .2500
      214,600.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660340                              .2500
      129,916.67                           .0300
            8.2250                         .0000
            7.9750                         .0000
            7.9450                         .0000
            7.0000                         .9450

      1660341                              .2500
      337,279.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660342                              .2500
       89,541.39                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1660343                              .2500
      157,896.64                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660345                              .2500
      108,603.87                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660346                              .2500
      156,894.65                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660347                              .2500
      161,894.02                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660350                              .2500
      349,771.75                           .0300
            8.1400                         .0000
            7.8900                         .0000
            7.8600                         .0000
            7.0000                         .8600

      1660351                              .2500
       79,930.10                           .0300
            6.6750                         .0000
            6.4250                         .0000
            6.3950                         .0000
            6.3950                         .0000

      1660352                              .2500
       59,961.73                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660362                              .2500
      649,585.51                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1660369                              .2500
      165,550.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660372                              .2500
      188,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660411                              .2500
      310,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660416                              .2500
      293,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660418                              .2500
      102,026.10                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660421                              .2500
      278,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1660425                              .2500
      224,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660434                              .2500
      228,350.53                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1660437                              .2500
      274,629.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660442                              .2500
      249,467.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660445                              .2500
      295,241.47                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660448                              .2500
      383,469.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660451                              .2500
      247,657.52                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660454                              .2500
      310,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660456                              .2500
      183,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660462                              .2500
      485,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1660464                              .2500
      177,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660465                              .2500
      293,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660466                              .2500
      227,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660468                              .2500
      512,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660469                              .2500
      798,838.26                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660479                              .2500
      272,301.77                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1660480                              .2500
      272,816.82                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660482                              .2500
       39,873.12                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1660483                              .2500
       59,959.39                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660484                              .2500
      114,415.02                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660486                              .2500
       62,155.65                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1660487                              .2500
      299,808.70                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660488                              .2500
      257,955.41                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660489                              .2500
      323,793.39                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660490                              .2500
      398,660.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660491                              .2500
      354,749.44                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1660492                              .2500
       74,947.06                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660493                              .2500
       65,453.30                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1660494                              .2500
       49,967.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660495                              .2500
       72,602.71                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                         .0000
            7.0000                         .8700

      1660496                              .2500
      258,111.16                           .0300
            7.5750                         .0000
            7.3250                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1660498                              .2500
       93,682.14                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660499                              .2500
      246,334.60                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660500                              .2500
      249,823.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1660501                              .2500
      221,851.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660502                              .2500
      124,916.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660503                              .2500
      576,111.51                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660511                              .2500
      426,300.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660512                              .2500
      204,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660514                              .2500
      257,839.64                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1660517                              .2500
       62,959.83                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660518                              .2500
       66,957.28                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1660519                              .2500
      265,126.25                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660520                              .2500
      149,888.67                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660521                              .2500
      127,411.80                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1660522                              .2500
      263,322.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660523                              .2500
      121,339.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660524                              .2500
      199,864.43                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1660525                              .2500
      204,849.37                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700

      1660526                              .2500
      169,873.83                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1660527                              .2500
      249,827.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660528                              .2500
      266,411.83                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660529                              .2500
      114,421.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660530                              .2500
      100,921.59                           .0300
            7.2750                         .0000
            7.0250                         .0000
            6.9950                         .0000
            6.9950                         .0000

      1660531                              .2500
      104,425.49                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1660533                              .2500
      347,748.12                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660534                              .2500
      149,397.11                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660535                              .2500
      154,388.17                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1660536                              .2500
       89,895.83                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1660537                              .2500
      103,925.85                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1660538                              .2500
       75,549.78                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1660539                              .2500
      147,903.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660541                              .2500
       25,482.18                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1660542                              .2500
       27,982.14                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660543                              .2500
       84,940.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660544                              .2500
       99,928.70                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1660545                              .2500
      118,720.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660546                              .2500
      134,908.49                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1660547                              .2500
      468,429.03                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1660552                              .2500
      256,823.67                           .0300
            7.8900                         .0000
            7.6400                         .0000
            7.6100                         .0000
            7.0000                         .6100

      1660553                              .2500
      120,766.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660554                              .2500
      174,628.52                           .0300
            7.8250                         .0000
            7.5750                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1660555                              .2500
      253,817.08                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1660557                              .2500
      145,394.69                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1660558                              .2500
       84,644.59                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660559                              .2500
      153,896.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660560                              .2500
      195,875.01                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660561                              .2500
      212,853.41                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660562                              .2500
      129,780.02                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1660563                              .2500
      153,197.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660564                              .2500
      140,955.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660565                              .2500
      119,917.41                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1660568                              .2500
      247,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660573                              .2500
      179,876.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660584                              .2500
      336,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1660591                              .2500
      250,678.67                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1660592                              .2500
      292,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660608                              .2500
      238,400.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660612                              .2500
      540,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660618                              .2500
      120,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1660624                              .2500
       84,343.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660634                              .2500
      219,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660635                              .2500
      278,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660639                              .2500
      319,790.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660643                              .2500
      610,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660644                              .2500
       77,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660647                              .2500
      280,806.61                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660651                              .2500
      280,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1660657                              .2500
      253,833.84                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660658                              .2500
      167,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660659                              .2500
      238,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660663                              .2500
      377,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660664                              .2500
      111,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660764                              .2500
      256,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660765                              .2500
      233,181.21                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660813                              .2500
      299,786.11                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1660814                              .2500
      263,826.07                           .0300
            8.0900                         .0000
            7.8400                         .0000
            7.8100                         .0000
            7.0000                         .8100

      1660815                              .2500
      139,405.44                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1660817                              .2500
      299,788.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660818                              .2500
      245,335.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660819                              .2500
      189,865.88                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660820                              .2500
      291,214.07                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1660881                              .2500
       77,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660888                              .2500
      182,900.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1660899                              .2500
      242,700.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660927                              .2500
      129,600.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660931                              .2500
      151,200.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1660959                              .2500
      184,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660963                              .2500
      182,400.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660967                              .2500
      136,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660968                              .2500
      384,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1660969                              .2500
      117,600.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1660970                              .2500
      348,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660973                              .2500
      208,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660974                              .2500
      263,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660979                              .2500
      200,100.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660987                              .2500
      258,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660990                              .2500
      244,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1660998                              .2500
      300,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661001                              .2500
      251,900.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1661010                              .2500
      122,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661031                              .2500
      157,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661032                              .2500
      259,821.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661034                              .2500
      649,563.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661035                              .2500
       98,950.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661038                              .2500
       93,680.42                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661043                              .2500
      374,250.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661044                              .2500
       80,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1661045                              .2500
      120,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661046                              .2500
      117,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1661101                              .2500
      268,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661107                              .2500
      500,200.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661108                              .2500
       82,150.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661115                              .2500
      151,100.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661116                              .2500
      246,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661118                              .2500
      121,100.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1661120                              .2500
      277,318.48                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661122                              .2500
       60,760.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661133                              .2500
       83,850.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661140                              .2500
      391,723.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661150                              .2500
      349,752.98                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661152                              .2500
      219,200.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661157                              .2500
      258,817.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661169                              .2500
      308,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1661171                              .2500
      269,809.43                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661173                              .2500
      233,684.93                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661174                              .2500
      399,724.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661176                              .2500
      356,494.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661177                              .2500
      250,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661179                              .2500
      406,912.59                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661198                              .2500
      229,750.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1661200                              .2500
      439,200.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      1661203                              .2500
      612,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1661205                              .2500
      249,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661209                              .2500
      115,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661212                              .2500
      206,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661213                              .2500
      312,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661219                              .2500
      245,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661223                              .2500
      218,810.45                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661224                              .2500
      263,822.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1661225                              .2500
      424,692.39                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661226                              .2500
      236,832.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661227                              .2500
      449,640.14                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1661228                              .2500
      451,704.33                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661229                              .2500
      215,551.11                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661230                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661231                              .2500
      292,460.07                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1661232                              .2500
      294,602.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1661233                              .2500
      375,891.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661234                              .2500
      249,832.25                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661235                              .2500
      284,616.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661236                              .2500
      296,805.72                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661237                              .2500
      271,708.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661238                              .2500
      235,691.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661239                              .2500
      307,765.64                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661240                              .2500
      342,745.44                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1661241                              .2500
      319,737.70                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1661242                              .2500
      592,102.44                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661243                              .2500
      514,645.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661244                              .2500
      330,166.80                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661245                              .2500
      256,264.39                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661247                              .2500
      513,637.22                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661248                              .2500
      299,798.70                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661249                              .2500
      283,799.55                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1661250                              .2500
      249,423.83                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661251                              .2500
      315,782.53                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661252                              .2500
      339,734.77                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1661253                              .2500
      299,788.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661254                              .2500
      315,782.53                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661255                              .2500
      221,422.78                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1661256                              .2500
      259,816.49                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661257                              .2500
      359,704.91                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000
1



      1661259                              .2500
      284,793.72                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661260                              .2500
      296,800.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661261                              .2500
      406,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1661263                              .2500
      700,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1661264                              .2500
      251,817.60                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661265                              .2500
      235,570.61                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661266                              .2500
      487,147.16                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661267                              .2500
      368,732.93                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1661268                              .2500
      334,957.39                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661269                              .2500
      257,272.82                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661270                              .2500
      230,233.24                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661271                              .2500
      259,829.92                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661272                              .2500
      234,625.74                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661273                              .2500
      231,836.25                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661274                              .2500
      279,802.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661275                              .2500
      290,184.48                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1661278                              .2500
      289,795.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661279                              .2500
      289,773.76                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1661280                              .2500
      244,827.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661281                              .2500
      286,593.57                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661282                              .2500
      249,645.94                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661283                              .2500
      317,549.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661284                              .2500
      327,756.57                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661285                              .2500
      499,628.93                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1661286                              .2500
      279,807.31                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661287                              .2500
      499,326.79                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661288                              .2500
      411,701.81                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661290                              .2500
      239,821.88                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661291                              .2500
      358,526.98                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661292                              .2500
      270,558.90                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661295                              .2500
      329,755.09                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661296                              .2500
      374,741.93                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1661304                              .2500
      119,100.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661352                              .2500
      650,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661355                              .2500
      143,850.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661356                              .2500
      280,950.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661357                              .2500
      144,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661359                              .2500
      250,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661369                              .2500
      180,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661370                              .2500
      168,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1661371                              .2500
      234,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661373                              .2500
      219,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661374                              .2500
      259,821.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661375                              .2500
      183,866.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661376                              .2500
       97,361.93                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661377                              .2500
      219,668.53                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661378                              .2500
      215,851.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661379                              .2500
       93,933.65                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1661380                              .2500
      189,616.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661381                              .2500
      175,872.61                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661382                              .2500
      223,542.12                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661383                              .2500
      199,862.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661384                              .2500
       78,348.71                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661385                              .2500
      272,807.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661386                              .2500
       67,153.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661387                              .2500
      119,513.44                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1661388                              .2500
      146,541.16                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661442                              .2500
      202,360.64                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661463                              .2500
      265,733.25                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661507                              .2500
      273,550.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661535                              .2500
      247,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661537                              .2500
      124,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661539                              .2500
      160,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661560                              .2500
      172,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1661563                              .2500
      491,303.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661565                              .2500
      274,648.09                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661568                              .2500
      101,124.89                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661571                              .2500
      244,827.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661572                              .2500
      335,744.33                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661576                              .2500
       82,243.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661578                              .2500
      222,492.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661580                              .2500
      347,142.18                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1661582                              .2500
      106,574.73                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661584                              .2500
      247,648.81                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661585                              .2500
      244,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1661588                              .2500
      139,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661594                              .2500
      169,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661595                              .2500
      265,650.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661600                              .2500
       86,045.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661607                              .2500
      246,985.65                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1661615                              .2500
      324,776.33                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661622                              .2500
      232,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661628                              .2500
      100,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661629                              .2500
      373,236.39                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661630                              .2500
      244,637.94                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661631                              .2500
      225,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661633                              .2500
      124,700.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661635                              .2500
      243,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1661659                              .2500
      499,647.10                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661670                              .2500
      280,896.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661677                              .2500
      266,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661689                              .2500
      390,948.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661693                              .2500
      137,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661718                              .2500
      267,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661740                              .2500
      268,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661742                              .2500
      250,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1661744                              .2500
      452,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661749                              .2500
      122,150.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661755                              .2500
      170,888.14                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661763                              .2500
      491,661.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661774                              .2500
      184,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661775                              .2500
      253,411.79                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661777                              .2500
      593,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661781                              .2500
      149,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1661787                              .2500
      137,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661813                              .2500
      468,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661825                              .2500
      440,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661834                              .2500
      220,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661836                              .2500
      231,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661849                              .2500
      355,241.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661853                              .2500
      395,156.07                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1661855                              .2500
      437,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1661857                              .2500
       30,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661860                              .2500
       52,466.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661864                              .2500
      277,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661870                              .2500
      307,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661882                              .2500
      233,600.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661888                              .2500
      227,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661889                              .2500
      312,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661892                              .2500
      368,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1661900                              .2500
      286,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1661902                              .2500
      291,799.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661903                              .2500
      246,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661904                              .2500
      197,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661906                              .2500
      260,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661907                              .2500
      307,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661909                              .2500
      484,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661910                              .2500
      328,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1661911                              .2500
      228,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661912                              .2500
      174,400.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661914                              .2500
      263,900.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661915                              .2500
      284,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661916                              .2500
      101,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661917                              .2500
      134,400.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661919                              .2500
      650,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1661971                              .2500
      181,081.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1661977                              .2500
      343,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661980                              .2500
      237,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661991                              .2500
      194,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662086                              .2500
      319,779.78                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662095                              .2500
      650,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1662106                              .2500
      319,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1662108                              .2500
      299,793.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662118                              .2500
      349,752.97                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1662119                              .2500
      311,058.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662126                              .2500
      253,516.37                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662132                              .2500
      266,013.15                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662133                              .2500
      234,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662139                              .2500
      329,742.56                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1662142                              .2500
      298,566.91                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1662150                              .2500
      399,710.49                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662154                              .2500
      231,814.47                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      1662155                              .2500
      300,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662156                              .2500
      218,345.79                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662157                              .2500
      184,700.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662158                              .2500
      229,437.94                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662159                              .2500
      266,100.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662166                              .2500
      344,550.44                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662176                              .2500
      392,558.44                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662197                              .2500
      283,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1662206                              .2500
      224,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662209                              .2500
      269,799.62                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662214                              .2500
      535,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662219                              .2500
      223,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662221                              .2500
      219,041.34                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662223                              .2500
      225,787.78                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662229                              .2500
      449,657.58                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1662239                              .2500
      267,700.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1662242                              .2500
      243,010.27                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1662245                              .2500
      188,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662247                              .2500
      390,424.24                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662252                              .2500
      227,043.64                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662257                              .2500
      260,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662284                              .2500
      501,046.11                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662302                              .2500
      156,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1662325                              .2500
      290,367.01                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1662327                              .2500
      229,837.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662331                              .2500
      291,766.49                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1662336                              .2500
      265,142.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662340                              .2500
      231,044.87                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662342                              .2500
      269,627.16                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662344                              .2500
      129,731.31                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1662345                              .2500
      271,614.82                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662347                              .2500
      375,727.86                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1662348                              .2500
      240,821.14                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662350                              .2500
      279,792.19                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662352                              .2500
      299,803.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1662355                              .2500
      299,553.31                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662363                              .2500
      247,820.50                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662372                              .2500
      394,164.50                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662375                              .2500
      384,535.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662378                              .2500
      233,335.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1662380                              .2500
      256,909.19                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662388                              .2500
      258,198.42                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1662392                              .2500
      284,943.61                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662398                              .2500
      356,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662408                              .2500
      413,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662416                              .2500
      464,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662422                              .2500
      220,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662423                              .2500
      233,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1662425                              .2500
      216,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662514                              .2500
      210,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662516                              .2500
      360,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662526                              .2500
      416,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662551                              .2500
      154,450.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1662554                              .2500
      216,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662555                              .2500
      650,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662599                              .2500
      245,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1662630                              .2500
      470,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1662675                              .2500
      180,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662701                              .2500
      150,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662725                              .2500
       88,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662742                              .2500
      289,605.55                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662745                              .2500
      249,827.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662749                              .2500
      269,804.58                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662763                              .2500
      419,696.02                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1662767                              .2500
      410,000.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1662779                              .2500
      340,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1662798                              .2500
      235,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662806                              .2500
      300,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662817                              .2500
      243,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662820                              .2500
      613,800.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1662824                              .2500
      545,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1662832                              .2500
      310,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1662837                              .2500
      134,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662849                              .2500
      254,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662851                              .2500
      244,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1662866                              .2500
      173,400.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662871                              .2500
      214,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662873                              .2500
      290,700.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662887                              .2500
      462,600.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1662898                              .2500
      254,950.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1662900                              .2500
      140,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662901                              .2500
      290,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1662902                              .2500
      148,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662903                              .2500
      265,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662907                              .2500
      267,900.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662910                              .2500
      416,250.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662928                              .2500
      285,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1662931                              .2500
      253,600.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000
1



      1662932                              .2500
      207,150.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662964                              .2500
      540,150.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1662972                              .2500
      249,518.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662974                              .2500
      300,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662994                              .2500
      160,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663028                              .2500
      165,150.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1663039                              .2500
      302,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663067                              .2500
      279,816.83                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1663072                              .2500
      296,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663073                              .2500
      299,747.96                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      1663074                              .2500
      243,695.09                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      1663092                              .2500
      500,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663104                              .2500
      330,400.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663114                              .2500
      245,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663119                              .2500
      451,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663134                              .2500
      208,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1663149                              .2500
      276,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663152                              .2500
      418,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663153                              .2500
      608,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663168                              .2500
      244,800.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663182                              .2500
      312,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663238                              .2500
      395,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663239                              .2500
      220,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663240                              .2500
      206,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1663242                              .2500
      219,150.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663243                              .2500
      228,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663245                              .2500
      252,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1663267                              .2500
      232,831.36                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663269                              .2500
      249,814.46                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663274                              .2500
      286,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663278                              .2500
      219,341.13                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663281                              .2500
      351,438.99                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1663283                              .2500
      289,800.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663289                              .2500
      424,700.03                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663290                              .2500
      245,539.27                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663293                              .2500
      254,229.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663295                              .2500
      256,500.00                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1663298                              .2500
      206,400.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1663299                              .2500
      279,807.30                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663303                              .2500
      239,235.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1663304                              .2500
      287,347.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663307                              .2500
      145,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663315                              .2500
      331,477.43                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663320                              .2500
      218,545.64                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663324                              .2500
      360,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663327                              .2500
      400,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1663329                              .2500
      173,477.47                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663330                              .2500
      256,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1663333                              .2500
      183,866.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663334                              .2500
      221,200.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663335                              .2500
      248,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663339                              .2500
      242,836.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663341                              .2500
      255,993.21                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663344                              .2500
      201,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663349                              .2500
      414,900.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663353                              .2500
      305,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1663356                              .2500
      288,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663375                              .2500
      291,860.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663377                              .2500
      399,724.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663382                              .2500
      274,815.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663394                              .2500
      205,200.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663414                              .2500
      261,320.03                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663428                              .2500
      265,300.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663446                              .2500
      226,250.00                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000
1



      1663452                              .2500
      222,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1663457                              .2500
      247,979.22                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663463                              .2500
      285,950.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663464                              .2500
      230,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663471                              .2500
      305,804.87                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1663483                              .2500
      308,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663484                              .2500
      211,850.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663486                              .2500
      301,447.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1663487                              .2500
      269,814.19                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663491                              .2500
      299,250.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663495                              .2500
      233,842.99                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663500                              .2500
      296,400.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663507                              .2500
      263,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663510                              .2500
      300,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663511                              .2500
      281,650.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663512                              .2500
      309,603.28                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1663513                              .2500
      246,100.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663517                              .2500
      217,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663522                              .2500
      250,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663523                              .2500
      375,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663525                              .2500
      287,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663529                              .2500
      316,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663530                              .2500
      480,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663532                              .2500
      179,450.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1663533                              .2500
      248,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663534                              .2500
      294,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663535                              .2500
      349,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663537                              .2500
      376,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663654                              .2500
      258,131.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663663                              .2500
      243,750.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663682                              .2500
      289,800.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663788                              .2500
      251,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1663789                              .2500
      123,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663790                              .2500
      405,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663791                              .2500
      328,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663794                              .2500
      137,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663795                              .2500
      450,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663796                              .2500
      408,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663798                              .2500
      478,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663802                              .2500
       73,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1663843                              .2500
      297,629.93                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1663845                              .2500
      272,886.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663846                              .2500
      242,583.73                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663847                              .2500
      235,490.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663848                              .2500
      241,920.33                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663849                              .2500
      418,373.04                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1663850                              .2500
      475,476.86                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663851                              .2500
      440,239.59                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1663852                              .2500
      197,383.39                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1663853                              .2500
      259,829.92                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663854                              .2500
      484,592.54                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      1663855                              .2500
      303,685.51                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663856                              .2500
      327,550.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663857                              .2500
      224,852.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663858                              .2500
      280,057.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663859                              .2500
      550,611.10                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1663860                              .2500
      243,585.75                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663861                              .2500
      326,418.47                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663862                              .2500
      221,843.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663863                              .2500
      241,687.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663864                              .2500
      247,329.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663865                              .2500
      245,039.60                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663866                              .2500
      341,003.01                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663867                              .2500
      331,315.99                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1663868                              .2500
      523,630.16                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663869                              .2500
      307,025.97                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663870                              .2500
      243,827.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663871                              .2500
      229,845.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663872                              .2500
      224,791.23                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663873                              .2500
      535,612.05                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663874                              .2500
      263,918.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663875                              .2500
      261,200.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1663876                              .2500
      449,475.18                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663877                              .2500
      250,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1663878                              .2500
      349,740.24                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663879                              .2500
      256,818.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663880                              .2500
      240,150.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663881                              .2500
      361,744.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663882                              .2500
      619,050.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663883                              .2500
      232,339.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1663884                              .2500
      395,720.50                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663885                              .2500
      232,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663886                              .2500
      221,418.35                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1663887                              .2500
      423,900.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663888                              .2500
      227,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663889                              .2500
      256,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663890                              .2500
      230,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663891                              .2500
      330,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1663892                              .2500
      405,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663893                              .2500
      341,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663894                              .2500
      127,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663895                              .2500
      450,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1663896                              .2500
      875,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663897                              .2500
      252,938.53                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663898                              .2500
      228,638.51                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663899                              .2500
      334,992.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1663900                              .2500
      331,650.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663901                              .2500
      743,750.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663902                              .2500
      225,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663903                              .2500
      227,700.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663904                              .2500
      224,800.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663905                              .2500
      265,350.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663906                              .2500
      246,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663907                              .2500
      529,226.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1663908                              .2500
      464,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663909                              .2500
      262,750.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663910                              .2500
      255,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663911                              .2500
      544,624.93                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663912                              .2500
      319,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663913                              .2500
      268,534.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1663914                              .2500
      320,000.00                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      1663915                              .2500
      259,200.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1663916                              .2500
      277,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1663962                              .2500
      265,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663964                              .2500
      412,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663967                              .2500
      316,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663968                              .2500
      277,100.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663970                              .2500
      280,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1663977                              .2500
      242,400.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1664069                              .2500
      241,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1664080                              .2500
      300,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664100                              .2500
      255,426.45                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1664146                              .2500
       50,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664151                              .2500
      212,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664157                              .2500
      442,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1664160                              .2500
      326,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664161                              .2500
      120,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664164                              .2500
      315,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1664167                              .2500
      520,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664173                              .2500
      513,700.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1664175                              .2500
      302,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664189                              .2500
      266,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1664200                              .2500
       21,375.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664225                              .2500
      250,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1664242                              .2500
      181,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664269                              .2500
      237,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1664280                              .2500
      144,400.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664306                              .2500
      108,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1664307                              .2500
      869,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1664310                              .2500
      232,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1664322                              .2500
      228,800.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664327                              .2500
      628,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1664338                              .2500
      300,700.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1664342                              .2500
      248,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000
1



      1664482                              .2500
      287,920.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1664506                              .2500
      246,900.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1664520                              .2500
      196,750.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1664534                              .2500
      544,505.62                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1664537                              .2500
      301,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1664702                              .2500
      232,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664831                              .2500
      275,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1664878                              .2500
      392,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1664889                              .2500
      140,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664919                              .2500
      251,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1664938                              .2500
      300,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1664983                              .2500
      214,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1664987                              .2500
      472,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1665155                              .2500
      265,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1665562                              .2500
      208,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1665587                              .2500
      107,200.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1665601                              .2500
      500,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1665619                              .2500
      237,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1665643                              .2500
      259,600.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1665644                              .2500
      260,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1665646                              .2500
      559,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1665647                              .2500
      241,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1665727                              .2500
      329,767.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1665747                              .2500
      650,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1665769                              .2500
      216,000.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1665785                              .2500
      240,050.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1665788                              .2500
      271,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1665789                              .2500
      188,000.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1665809                              .2500
      140,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1665829                              .2500
      261,250.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1665984                              .2500
      341,758.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1666044                              .2500
      150,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1666100                              .2500
      182,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1666111                              .2500
      196,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1666115                              .2500
      455,100.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1666504                              .2500
      255,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

  TOTAL NUMBER OF LOANS:     2618
  TOTAL BALANCE........:        704,506,518.63


1

  RUN ON     : 12/19/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 13.36.46            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S20     FIXED SUMMARY REPORT      CUTOFF : 12/01/97
  POOL       : 0004276
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -----------------------------------------------------------------------------
  CURR NOTE RATE                        7.7879            6.6250      9.1250
  RFC NET RATE                          7.5374            6.3750      8.7500
  NET MTG RATE(INVSTR RATE)             7.5074            6.3450      8.7200
  POST STRIP RATE                       6.9934            6.3450      7.0000
  SUB SERV FEE                           .2505             .2500      1.1250
  MSTR SERV FEE                          .0300             .0300       .0300
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5140             .0000      1.7200







  TOTAL NUMBER OF LOANS:  2618
  TOTAL BALANCE........:     704,506,518.63


                             ***************************
                             *      END OF REPORT      *
                             ***************************



                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT


     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

     WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

     NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

     The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

          (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

          (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

          (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

          (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                     SELLER/SERVICER

[Corporate Seal]


                                           (Name of Seller/Servicer)

By:                                        By:
         (Signature)                      (Signature)


                                           By:
         (Typed Name)                      (Typed Name)


Title:                                     Title:




ATTEST:                                     RESIDENTIAL FUNDING CORPORATION

By:                                        By:
         (Signature)                       (Signature)


                                           By:
         (Typed Name)                      (Typed Name)


Title:                                     Title:

                                    EXHIBIT H

                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one) Mortgage Loan Prepaid in Full
                                          Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
****************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

       Enclosed Documents: [ ] Promissory Note
                           [ ] Primary Insurance Policy
                           [ ] Mortgage or Deed of Trust
                           [ ] Assignment(s) of Mortgage or Deed of Trust
                           [ ] Title Insurance Policy
                           [ ] Other:

Name

Title

Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                           : ss.:
COUNTY OF         )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1997-S20, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8.  The Owner's Taxpayer Identification Number is ___________.

                  9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the


                                      I-1-2

United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  14. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are accurate: (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

                  (b)  The  purchase  of  Certificates   is  permissible   under
applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company;
(b) the Source is assets of the Purchaser's "general account;" (c) the conditions set forth in Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                  (c) The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

         In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

         Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.


                                      I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                           [NAME OF OWNER]


                                           By:
                                           [Name of Officer]
                                           [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of ______, 199__.




                                           NOTARY PUBLIC

                                           COUNTY OF
                                           STATE OF
                                           My Commission expires the ____ day of
                                           _______________, 19__.


                                      I-1-4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                         _________________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series 1997-S20

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S20, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S20, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the

     Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                           Very truly yours,




                                           (Seller)


                                           By:
                                           Name:
                                           Title:


                                      I-2-2

                                    EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                           ______________, 19__

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 1997-S20

                  Re:     Mortgage Pass-Through Certificates,
                          Series-S20, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S20, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                         1. The Purchaser  understands that (a) the Certificates
                    have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                    (e) the Certificates will bear a legend to the foregoing effect.

                         2. The Purchaser is acquiring the  Certificates for its
                    own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                         3. The  Purchaser is (a) a  substantial,  sophisticated
                    institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                         4. The Purchaser has been  furnished  with, and has had
                    an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                         5.  The  Purchaser  has  not  and  will  not nor has it
                    authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                    (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of
                    Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                         6. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or
                    (b) are correct:

                    (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal
                         Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                    (b) The Purchaser is an insurance company; the source of the funds being used by the Purchaser to acquire the Certificates is assets of the Purchaser's "general account"; the conditions set forth in Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                    (c) has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
                         Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

                                           Very truly yours,



                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                   _______________________, 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention: Residential Funding Corporation Series 1997-S20

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S20, [Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S20, Class B-__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                           Very truly yours,


                                           (Seller)



                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


             Description of Rule 144A Securities, including numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.     The Buyer

                          a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                          b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                       Print Name of Buyer

By:                                        By:
     Name:                                 Name:
     Title:                                Title:

Taxpayer Identification:                   Taxpayer Identification:

No.                                        No.

Date:                                      Date:

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the ------------- Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its ------------------- political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___  ___        Will the Buyer be purchasing the Rule 144A
  Yes  No         Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                           Print Name of Buyer

                                           By:
                                           Name:
                                           Title:

                                           Date:

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                           Print Name of Buyer


                                           By:
                                           Name:
                                           Title:

                                           IF AN ADVISER:


                                           Print Name of Buyer


                                           Date:

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date

(the  "Amount  Available")  shall be equal to the lesser of (X) minus the sum of
(i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                       Mortgage Pass-Through Certificates
                                 Series 1997-S20


                                                                         , 199__


The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series 1997-S20

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Servicing Agreement"), among Residential Funding Mortgage Securities I, Inc. (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Pass-Through Certificates, Series 1997-S20 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

     1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

     2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

     3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

     4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

     5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

     6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

     7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

     8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                           GENERAL MOTORS ACCEPTANCE
                                           CORPORATION


                                           By:
                                           Name:
                                           Title:


Acknowledged by:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
Name:
Title:


RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:
Name:
Title:

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                      __________________, 19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series 1997-S20

                  Re: Mortgage Pass-Through Certificates, Series 1997-S20 Assignment of Mortgage Loan


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                           (Lender)

                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS


                PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
        LOAN #  BALANCE RATE    FRACTION        BALANCE
        1655545 428,855.56      6.345   9.3571428571%   40,128.63
        1660351 79,930.10       6.395   8.6428571429%   6,908.24
        1651750 264,771.84      6.470   7.5714285714%   20,047.01
        1651835 204,195.94      6.595   5.7857142857%   11,814.19
        1663073 299,747.96      6.595   5.7857142857%   17,342.56
        1663074 243,695.09      6.595   5.7857142857%   14,099.50
        1663446 226,250.00      6.595   5.7857142857%   13,090.18
        1663854 484,592.54      6.595   5.7857142857%   28,037.14
        1663914 320,000.00      6.595   5.7857142857%   18,514.29
        1651645 259,572.51      6.720   4.0000000000%   10,382.90
        1657216 154,300.00      6.720   4.0000000000%   6,172.00
        1657600 336,723.77      6.720   4.0000000000%   13,468.95
        1657786 537,253.26      6.720   4.0000000000%   21,490.13
        1658655 420,000.00      6.720   4.0000000000%   16,800.00
        1661203 612,000.00      6.720   4.0000000000%   24,480.00
        1661231 292,460.07      6.720   4.0000000000%   11,698.40
        1661241 319,737.70      6.720   4.0000000000%   12,789.51
        1661257 359,704.91      6.720   4.0000000000%   14,388.20
        1661261 406,000.00      6.720   4.0000000000%   16,240.00
        1661585 244,000.00      6.720   4.0000000000%   9,760.00
        1661900 286,000.00      6.720   4.0000000000%   11,440.00
        1662931 253,600.00      6.720   4.0000000000%   10,144.00
        1663245 252,000.00      6.720   4.0000000000%   10,080.00
        1663452 222,000.00      6.720   4.0000000000%   8,880.00
        1663877 250,000.00      6.720   4.0000000000%   10,000.00
        1663886 221,418.35      6.720   4.0000000000%   8,856.73
        1663895 450,000.00      6.720   4.0000000000%   18,000.00
        1664342 248,000.00      6.720   4.0000000000%   9,920.00
        1646555 374,700.11      6.845   2.2142857143%   8,296.93
        1651633 253,678.66      6.845   2.2142857143%   5,617.17
        1651741 143,085.49      6.845   2.2142857143%   3,168.32
        1651744 195,043.90      6.845   2.2142857143%   4,318.83
        1652057 239,808.07      6.845   2.2142857143%   5,310.04
        1652190 237,119.00      6.845   2.2142857143%   5,250.49
        1652341 239,808.08      6.845   2.2142857143%   5,310.04
%       1652825 214,428.39      6.845   2.2142857143%   4,748.06
        1653911 302,757.69      6.845   2.2142857143%   6,703.92
        1653912 299,760.09      6.845   2.2142857143%   6,637.54
        1654068 501,798.39      6.845   2.2142857143%   11,111.25
        1654072 327,737.70      6.845   2.2142857143%   7,257.05
        1654112 144,884.05      6.845   2.2142857143%   3,208.15
        1655899 599,520.18      6.845   2.2142857143%   13,275.09
        1659822 286,570.65      6.845   2.2142857143%   6,345.49
        1659927 279,776.09      6.845   2.2142857143%   6,195.04
%       1660931 151,200.00      6.845   2.2142857143%   3,348.00
        1661198 229,750.00      6.845   2.2142857143%   5,087.32
        1661200 439,200.00      6.845   2.2142857143%   9,725.14
        1661227 449,640.14      6.845   2.2142857143%   9,956.32
        1661255 221,422.78      6.845   2.2142857143%   4,902.93
        1662154 231,814.47      6.845   2.2142857143%   5,133.03
        1662331 291,766.49      6.845   2.2142857143%   6,460.54
        1662551 154,450.00      6.845   2.2142857143%   3,419.96
        1662767 410,000.00      6.845   2.2142857143%   9,078.57
        1664482 287,920.00      6.845   2.2142857143%   6,375.37
        1665769 216,000.00      6.845   2.2142857143%   4,782.86
        1665789 188,000.00      6.845   2.2142857143%   4,162.86
        1642694 399,687.96      6.970   0.4285714286%   1,712.95
        1651622 254,399.61      6.970   0.4285714286%   1,090.28
        1651665 319,399.39      6.970   0.4285714286%   1,368.85
        1651828 329,742.56      6.970   0.4285714286%   1,413.18
        1651841 492,615.41      6.970   0.4285714286%   2,111.21
        1652088 156,677.68      6.970   0.4285714286%   671.48
        1652183 309,514.88      6.970   0.4285714286%   1,326.49
        1652198 251,605.65      6.970   0.4285714286%   1,078.31
        1652225 274,569.66      6.970   0.4285714286%   1,176.73
        1652284 235,431.00      6.970   0.4285714286%   1,008.99
        1652352 449,648.96      6.970   0.4285714286%   1,927.07
        1652391 244,808.88      6.970   0.4285714286%   1,049.18
        1652999 145,000.00      6.970   0.4285714286%   621.43
        1653326 229,458.46      6.970   0.4285714286%   983.39
        1653906 245,808.09      6.970   0.4285714286%   1,053.46
        1654091 386,897.94      6.970   0.4285714286%   1,658.13
        1654318 231,287.49      6.970   0.4285714286%   991.23
        1654325 260,391.87      6.970   0.4285714286%   1,115.97
        1654345 329,982.38      6.970   0.4285714286%   1,414.21
        1655759 506,054.92      6.970   0.4285714286%   2,168.81
        1655769 119,600.00      6.970   0.4285714286%   512.57
        1655870 419,672.35      6.970   0.4285714286%   1,798.60
        1656953 366,913.54      6.970   0.4285714286%   1,572.49
        1656972 97,100.00       6.970   0.4285714286%   416.14
        1656989 314,754.27      6.970   0.4285714286%   1,348.95
        1657748 226,273.36      6.970   0.4285714286%   969.74
        1658244 319,750.36      6.970   0.4285714286%   1,370.36
        1658441 229,320.97      6.970   0.4285714286%   982.80
        1658832 185,115.24      6.970   0.4285714286%   793.35
        1658891 192,045.25      6.970   0.4285714286%   823.05
        1658916 210,303.67      6.970   0.4285714286%   901.30
        1659004 209,486.45      6.970   0.4285714286%   897.80
        1659007 252,502.87      6.970   0.4285714286%   1,082.16
        1659293 310,657.46      6.970   0.4285714286%   1,331.39
        1659642 251,750.00      6.970   0.4285714286%   1,078.93
        1659836 254,801.08      6.970   0.4285714286%   1,092.00
        1661252 339,734.77      6.970   0.4285714286%   1,456.01
        1661263 700,000.00      6.970   0.4285714286%   3,000.00
        1661279 289,773.76      6.970   0.4285714286%   1,241.89
        1661560 172,000.00      6.970   0.4285714286%   737.14
        1662139 329,742.56      6.970   0.4285714286%   1,413.18
        1662142 298,566.91      6.970   0.4285714286%   1,279.57
        1662242 243,010.27      6.970   0.4285714286%   1,041.47
        1662388 258,198.42      6.970   0.4285714286%   1,106.56
        1662779 340,000.00      6.970   0.4285714286%   1,457.14
        1662928 285,000.00      6.970   0.4285714286%   1,221.43
        1662994 160,000.00      6.970   0.4285714286%   685.71
        1663168 244,800.00      6.970   0.4285714286%   1,049.14
        1663353 305,000.00      6.970   0.4285714286%   1,307.14
        1663463 285,950.00      6.970   0.4285714286%   1,225.50
        1663491 299,250.00      6.970   0.4285714286%   1,282.50
        1663846 242,583.73      6.970   0.4285714286%   1,039.64
        1663882 619,050.00      6.970   0.4285714286%   2,653.07
        1663901 743,750.00      6.970   0.4285714286%   3,187.50
        1663970 280,000.00      6.970   0.4285714286%   1,200.00
        1664157 442,000.00      6.970   0.4285714286%   1,894.29
        1664831 275,000.00      6.970   0.4285714286%   1,178.57
        1660530 100,921.59      6.995   0.0714285714%   72.09

                $33,855,811.69          1.9606720384%   $663,801.43

                                    EXHIBIT Q

                          FORM OF REQUEST FOR EXCHANGE

                                                                          [Date]


The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

                  Re: Residential Funding Mortgage Securities I, Inc. Mortgage Pass-Through Certificates, Series 1997-S20

     Residential Funding Corporation, as the Holder of a ____% Percentage Interest of the [Class/Subclass] of Class A-__ Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A__ Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The Initial Subclass Notional Amount and the initial Pass-Through Rate on the Class A-__ Certificates will be $___________ and _____%, respectively.

                  [2.      Repeat as appropriate.]

     The Subclasses  requested  above will represent in the aggregate all of the
Uncertificated   REMIC  Regular   Interests   represented   by  the  Class  A-__
Certificates surrendered for exchange.

     The capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of December 1, 1997, among Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and The First National Bank of Chicago, as trustee.

                                           RESIDENTIAL FUNDING CORPORATION


                                           By:

                                           Name:

                                           Title: